As filed with the Securities and Exchange Commission on April 20, 2020

Registration No. 333-236492

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XRAY-TWOLF HOLDCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	3674	84-4734590
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Xperi Corporation 3025 Orchard Parkway San Jose, California 95134 (408) 321-6000	c/o TiVo Corporation 2160 Gold Street San Jose, California 95002 (408) 519-9100
(Name, address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jon Kirchner XRAY-TWOLF HoldCo Corporation c/o Xperi Corporation 3025 Orchard Parkway San Jose, California 95134 (408) 321-6000	David Shull XRAY-TWOLF HoldCo Corporation c/o TiVo Corporation 2160 Gold Street San Jose, California 95002 (408) 519-9100
(Name, address, including zip code, and telephone number, including area code, of agents for service)

Copies to:

Paul Davis, Esq. Xperi Corporation 3025 Orchard Parkway San Jose, California 95134 (408) 321-6000	Pamela Sergeeff, Esq. TiVo Corporation 2160 Gold Street San Jose, California 95002 (408) 519-9100	Kenton J. King, Esq. Mike Ringler, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, California 94301 (650) 470-4500	Jon Gavenman, Esq. Steven J. Tonsfeldt, Esq. Ian A. Nussbaum, Esq. Sepideh Mousakhani, Esq. Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the mergers described in the enclosed document.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, par value $0.001 per share	115,011,466	N/A	$1,180,772,348.72	$153,264

(1)

Represents the maximum number of shares of common stock, par value $0.001 per share, of the Registrant, which we refer to as HoldCo, estimated to be issuable upon consummation of the mergers described herein, calculated by totaling (a) the product obtained by multiplying (x) 54,044,206 shares (on a fully diluted basis) of common stock, par value $0.001 per share, of Xperi Corporation, which we refer to as Xperi (the maximum number of shares of Xperi common stock that may be canceled and exchanged in the Xperi merger), by (y) the exchange ratio of 1.000 per share of HoldCo common stock for each share of Xperi common stock, plus (b) the product obtained by multiplying (x) 133,993,979 shares (on a fully diluted basis) of common stock, par value $0.001 per share, of TiVo Corporation, which we refer to as TiVo (the maximum number of shares of TiVo common stock that may be canceled and exchanged in the TiVo merger), by (y) the exchange ratio of 0.455 per share of HoldCo common stock for each share of TiVo common stock.

(2)

Pursuant to Rules 457(f)(1), 457(f)(3) and 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is the sum of (a) the product obtained by multiplying (x) $14.29 (the average of the high and low prices of Xperi common stock on April 16, 2020, as reported on the Nasdaq Stock Market, which we refer to as the Nasdaq), by (y) 54,044,206 shares of Xperi common stock (the maximum number of shares of Xperi common stock that may be canceled and exchanged in the Xperi merger), and by (z) the exchange ratio of 1.000 per share of HoldCo common stock for each share of Xperi common stock, plus (b) the product obtained by multiplying (x) $6.70 (the average of the high and low prices of TiVo common stock on April 16, 2020, as reported on the Nasdaq), by (y) 133,993,979 shares of TiVo common stock (the maximum number of shares of TiVo common stock that may be canceled and exchanged in the TiVo merger, and by (z) the exchange ratio of 0.455 per share of HoldCo common stock for each share of TiVo common stock).

(3)	The Registrant previously paid the registration fee with prior filings of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY—SUBJECT TO COMPLETION—DATED APRIL 20, 2020

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Xperi Corporation, which we refer to as Xperi, and TiVo Corporation, which we refer to as TiVo, have entered into an Agreement and Plan of Merger and Reorganization, dated as of December 18, 2019, as amended on January 31, 2020, as it may be further amended from time to time, which we refer to as the merger agreement. Pursuant to the terms of the merger agreement, Xperi and TiVo will each merge with wholly owned subsidiaries of a newly formed corporation, named XRAY-TWOLF HoldCo Corporation, which we refer to as HoldCo. As a result of such mergers, Xperi and TiVo will become subsidiaries of HoldCo. We believe the merger of equals will combine two industry leaders to create a global consumer and entertainment technology business and one of the industry’s largest intellectual property licensing platforms. We believe that the mergers will benefit both the Xperi stockholders and the TiVo stockholders and we ask for your support in voting for the merger proposals at our respective special meetings.

If the mergers are completed, holders of Xperi common stock will be entitled to receive one (1) share of HoldCo common stock for each share of Xperi common stock they hold, which we refer to as the Xperi exchange ratio, and holders of TiVo common stock will be entitled to receive 0.455 shares of HoldCo common stock for each share of TiVo common stock they hold, which we refer to as the TiVo exchange ratio, in addition to cash in lieu of any fractional shares. It is expected that the Xperi exchange ratio and the TiVo exchange ratio will result in Xperi common stockholders owning approximately 46.5% of HoldCo and TiVo common stockholders owning approximately 53.5% of HoldCo immediately following the effective time of the mergers. Xperi common stock is currently traded on the Nasdaq Stock Market under the symbol “XPER” and TiVo common stock is currently traded on the Nasdaq Stock Market under the symbol “TIVO.” Based on the number of shares of Xperi common stock and TiVo common stock expected to be outstanding immediately prior to the effective time, HoldCo expects to issue approximately 115,011,466 shares of HoldCo common stock. We expect that HoldCo common stock will be listed on the Nasdaq Stock Market under the symbol “XPER.” We urge you to obtain current market quotations of Xperi and TiVo common stock prior to casting your vote.

Xperi and TiVo will each hold a special meeting of their respective stockholders in connection with the proposed mergers, which we refer to as the Xperi special meeting or TiVo special meeting, respectively.

At the Xperi special meeting, Xperi stockholders will be asked to consider and vote on (i) a proposal to adopt the merger agreement, which we refer to as the Xperi merger proposal, (ii) a proposal to adjourn the Xperi special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Xperi merger proposal and (iii) a non-binding, advisory proposal to approve the compensation that may become payable to Xperi’s named executive officers in connection with the consummation of the mergers. The Xperi board recommends that Xperi stockholders vote “FOR” each of the proposals to be considered at the Xperi special meeting.

At the TiVo special meeting, TiVo stockholders will be asked to consider and vote on (i) a proposal to adopt the merger agreement, which we refer to as the TiVo merger proposal, (ii) a proposal to adjourn the TiVo special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the TiVo merger proposal and (iii) a non-binding, advisory proposal to approve the compensation that may become payable to TiVo’s named executive officers in connection with the consummation of the mergers. The TiVo board recommends that TiVo stockholders vote “FOR” each of the proposals to be considered at the TiVo special meeting.

We cannot complete the mergers unless the Xperi stockholders approve the Xperi merger proposal and the TiVo stockholders approve the TiVo merger proposal. Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Xperi special meeting and/or the TiVo special meeting virtually via live audio-only webcast, please promptly mark, sign and date the accompanying proxy and return it promptly in the enclosed postage-paid envelope, or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet to vote your shares before the meeting as described in the instructions included with your proxy card.

The obligations of Xperi and TiVo to complete the mergers are subject to the satisfaction or waiver of several conditions set forth in the merger agreement. More information about Xperi, TiVo, HoldCo and the mergers is contained in this joint proxy statement/prospectus. Xperi and TiVo encourage you to read this entire joint proxy statement/prospectus carefully, including the section entitled “Risk Factors” beginning on page 27.

We look forward to the successful combination of Xperi and TiVo.

Sincerely,

Jon Kirchner Chief Executive Officer Xperi Corporation	David Shull Chief Executive Officer TiVo Corporation

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this joint proxy statement/prospectus or determined that this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated [●], 2020 and is first being mailed to the stockholders of Xperi and stockholders of TiVo on or about [●], 2020.

Xperi Corporation

3025 Orchard Parkway

San Jose, California 95134

www.Xperi.com

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be Held on May 29, 2020

TIME: 9:00 a.m. (Pacific Time) on May 29, 2020. Online check-in will begin at 8:45 a.m. (Pacific Time) and you should allow ample time for the check-in procedures.

PLACE: Due to the public health concerns regarding the coronavirus or COVID-19 outbreak, the Xperi special meeting will be held virtually via live audio-only webcast at http://virtualshareholdermeeting.com/XPER2020SM. The Xperi special meeting will be held online only and you will not be able to attend in person. You will be able to vote your shares electronically by Internet and submit questions online during the meeting by logging in to the website listed above using the 16-digit control number included in your proxy card.

ADMISSION: To attend the meeting, you will need the 16-digit control number included in your proxy card.

ITEMS OF BUSINESS:

•

Proposal 1: To consider and vote on a proposal (the “Xperi merger proposal”) to adopt the Agreement and Plan of Merger and Reorganization, dated as of December 18, 2019, as amended on January 31, 2020 (as it may be further amended from time to time, the “merger agreement”), by and among Xperi Corporation, a Delaware corporation (“Xperi”), TiVo Corporation, a Delaware corporation (“TiVo”), XRAY-TWOLF HoldCo Corporation, a Delaware corporation (“HoldCo”), XRAY Merger Sub Corporation, a Delaware corporation (“Xperi Merger Sub”) and TWOLF Merger Sub Corporation, a Delaware corporation (“TiVo Merger Sub”), a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice;

•

Proposal 2: To consider and vote on a proposal to adjourn the Xperi special meeting (as defined below), if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Xperi merger proposal (the “Xperi adjournment proposal”); and

•

Proposal 3: To consider and vote on a non-binding, advisory proposal to approve the compensation that may become payable to Xperi’s named executive officers in connection with the consummation of the mergers (the “Xperi compensation proposal”).

The joint proxy statement/prospectus accompanying this notice, including the annexes thereto, contains further information with respect to the business to be transacted at the special meeting of the Xperi stockholders, which we refer to as the Xperi special meeting. We urge you to read the joint proxy statement/prospectus, including any documents incorporated by reference, and the annexes carefully and in their entirety. Xperi will transact no other business at the Xperi special meeting except such business as may properly be brought before the Xperi special meeting or any adjournments or postponements thereof. Please refer to the joint proxy statement/prospectus of which this notice forms a part for further information with respect to the business to be transacted at the Xperi special meeting.

BOARD OF DIRECTORS’ RECOMMENDATION:

After careful consideration, the Xperi board of directors, on December 17, 2019, approved the merger agreement and determined that entering into the merger agreement and consummating the transactions contemplated thereby are advisable, fair to and in the best interests of Xperi and its stockholders.

The Xperi board of directors recommends that the Xperi stockholders vote “FOR” each of the Xperi merger proposal, the Xperi adjournment proposal and the Xperi compensation proposal.

WHO MAY VOTE:

Only holders of record of Xperi common stock at the close of business on April 13, 2020, the record date for voting at the Xperi special meeting, are entitled to vote at the Xperi special meeting. On the record date, 50,534,650 shares of Xperi common stock were outstanding. Each share of Xperi common stock is entitled to one (1) vote.

VOTE REQUIRED FOR APPROVAL:

Your vote is very important. We cannot complete the mergers without the approval of the Xperi merger proposal. The presence, in person or by proxy, of a majority of the shares entitled to vote constitutes a quorum, and the approval of the Xperi merger proposal requires the affirmative vote of the holders of a majority of all outstanding shares of Xperi common stock entitled to vote on the Xperi merger proposal. Assuming a quorum is present, approval of each of the Xperi adjournment proposal and the Xperi compensation proposal requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote at the Xperi special meeting. Xperi stockholders who virtually attend the Xperi special meeting via live audio-only webcast at http://virtualshareholdermeeting.com/XPER2020SM will be considered present “in person” for purposes of establishing a quorum and for all other purposes.

Whether or not you plan to attend the Xperi special meeting virtually via live audio-only webcast, please promptly mark, sign and date the accompanying proxy and return it promptly in the enclosed postage-paid envelope, or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet to vote your shares before the meeting as described in the instructions included with your proxy card. If your shares are held in the name of a broker or other nominee, please follow the instructions on a voting instruction card furnished by the record holder.

By order of the Board of Directors,

Paul Davis

Secretary

San Jose, California

[●], 2020

TiVo Corporation

2160 Gold Street

San Jose, California 95002

www.TiVo.com

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be Held on May 29, 2020

TIME: 9:00 a.m. (Pacific Time) on May 29, 2020. Online check-in will begin at 8:45 a.m. (Pacific Time) and you should allow ample time for the check-in procedures.

PLACE: Due to the public health concerns regarding the COVID-19 outbreak, the TiVo special meeting will be held virtually via live audio-only webcast at www.virtualshareholdermeeting.com/TIVO2020. The TiVo special meeting will be held online only and you will not be able to attend in person. You will be able to vote your shares electronically by Internet and submit questions online during the meeting by logging in to the website listed above using the 16-digit control number included in your proxy card.

ADMISSION: To attend the meeting, you will need the 16-digit control number included in your proxy card.

ITEMS OF BUSINESS:

•

Proposal 1: To consider and vote on a proposal (the “TiVo merger proposal”) to adopt the Agreement and Plan of Merger and Reorganization, dated as of December 18, 2019, as amended on January 31, 2020 (as it may be further amended from time to time, the “merger agreement”), by and among Xperi Corporation, a Delaware corporation (“Xperi”), TiVo Corporation, a Delaware corporation (“TiVo”), XRAY-TWOLF HoldCo Corporation, a Delaware corporation (“HoldCo”), XRAY Merger Sub Corporation, a Delaware corporation (“Xperi Merger Sub”) and TWOLF Merger Sub Corporation, a Delaware corporation (“TiVo Merger Sub”), a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice;

•

Proposal 2: To consider and vote on a proposal to adjourn the TiVo special meeting (as defined below), if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the TiVo merger proposal (the “TiVo adjournment proposal”); and

•

Proposal 3: To consider and vote on a non-binding, advisory proposal to approve the compensation that may become payable to TiVo’s named executive officers in connection with the consummation of the mergers (the “TiVo compensation proposal”).

The joint proxy statement/prospectus accompanying this notice, including the annexes thereto, contains further information with respect to the business to be transacted at the special meeting of the TiVo stockholders, which we refer to as the TiVo special meeting. We urge you to read the joint proxy statement/prospectus, including any documents incorporated by reference, and the annexes carefully and in their entirety. TiVo will transact no other business at the TiVo special meeting except such business as may properly be brought before the TiVo special meeting or any adjournments or postponements thereof. Please refer to the joint proxy statement/prospectus of which this notice forms a part for further information with respect to the business to be transacted at the TiVo special meeting.

BOARD OF DIRECTORS’ RECOMMENDATION:

After careful consideration, the TiVo board of directors, on December 18, 2019, approved the merger agreement and determined that entering into the merger agreement and consummating the transactions contemplated thereby, including the TiVo merger, are advisable and fair to and in the best interests of TiVo and its stockholders.

The TiVo board of directors recommends that the TiVo stockholders vote “FOR” each of the TiVo merger proposal, the TiVo adjournment proposal and the TiVo compensation proposal.

WHO MAY VOTE:

Only holders of record of TiVo common stock at the close of business on April 13, 2020, the record date for voting at the TiVo special meeting, are entitled to vote at the TiVo special meeting. On the record date, 127,680,515 shares of TiVo common stock were outstanding. Each share of TiVo common stock is entitled to one (1) vote.

VOTE REQUIRED FOR APPROVAL:

Your vote is very important. We cannot complete the mergers without the approval of the TiVo merger proposal. Assuming a quorum is present, the approval of the TiVo merger proposal requires the affirmative vote of the holders of a majority of all outstanding shares of TiVo common stock entitled to vote on the TiVo merger proposal. The approval of the TiVo adjournment proposal requires the affirmative vote of a majority of the shares of TiVo common stock represented in person or by proxy at the TiVo special meeting. Assuming a quorum is present, the approval of the TiVo compensation proposal requires the affirmative vote of a majority of the shares of TiVo common stock represented in person or by proxy and entitled to vote at the TiVo special meeting. TiVo stockholders who virtually attend the TiVo special meeting via live audio-only webcast at www.virtualshareholdermeeting.com/TIVO2020 will be considered present “in person” for purposes of establishing a quorum and for all other purposes.

Whether or not you plan to attend the TiVo special meeting virtually via live audio-only webcast, please promptly mark, sign and date the accompanying proxy and return it promptly in the enclosed postage-paid envelope, or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet to vote your shares before the meeting as described in the instructions included with your proxy card. If your shares are held in the name of a broker or other nominee, please follow the instructions on a voting instruction card furnished by the record holder.

By order of the Board of Directors,

Pamela Sergeeff

Secretary

San Jose, California

[●], 2020

ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates important business and financial information about Xperi and TiVo from other documents that each company has filed with the Securities and Exchange Commission, which we refer to as the SEC, which documents are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Xperi Corporation 3025 Orchard Parkway San Jose, California 95134 (818) 436-1231 Attn: Investor Relations IR@Xperi.com	TiVo Corporation 2160 Gold Street San Jose, California 95002 (818) 295-6651 Attn: Investor Relations IR@TiVo.com

Investors may also consult Xperi’s or TiVo’s websites for more information concerning the mergers described in this joint proxy statement/prospectus. Xperi’s website is www.Xperi.com. TiVo’s website is www.TiVo.com. The transaction website is: www.XperiTiVo.TransactionAnnouncement.com. Information included on any of these websites is not incorporated by reference into this joint proxy statement/prospectus.

If you would like to request any documents, please do so by May 19, 2020 in order to receive them before the respective special meetings.

In addition, if you have questions about the mergers or the special meetings, or if you need to obtain copies of the accompanying joint proxy statement/prospectus, proxy cards, election forms or other documents incorporated by reference in the joint proxy statement/prospectus, you may contact the appropriate contact listed below. You will not be charged for any of the documents you request.

If you are an Xperi stockholder:			If you are a TiVo stockholder:

By Mail:	Alliance Advisors, LLC 200 Broadacres Drive, 3rd Floor Bloomfield, New Jersey 07003		By Mail:	MacKenzie Partners, Inc. 1407 Broadway Avenue, 27th Floor New York, New York 10018

By Telephone:	Toll-Free: (800) 574-6109		By Telephone:	Call Collect: Toll-Free:	(212) 929-5500 (800) 322-2885

			By Email:	proxy@mackenziepartners.com

By Mail:	Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, New York 10022

By Telephone:	Shareholders – Toll-Free: Banks and Brokers – Call Collect:	(877) 456-3524 (212) 750-5833

For more information, see “Where You Can Find More Information” beginning on page 213.

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

This joint proxy statement/prospectus, which forms part of a registration statement on Form S-4 (File No. 333-236492) filed with the SEC by XRAY-TWOLF HoldCo Corporation, which we refer to as HoldCo, constitutes a prospectus of HoldCo under Section 5 of the Securities Act of 1933, as amended, which we refer to as the Securities Act, with respect to the shares of HoldCo common stock to be issued to Xperi stockholders and TiVo stockholders pursuant to the Agreement and Plan of Merger and Reorganization, dated December 18, 2019, as amended on January 31, 2020, as it may be further amended from time to time, which we refer to as the merger agreement. This joint proxy statement/prospectus also constitutes a joint proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. It also constitutes a notice of meeting with respect to the special meeting of Xperi stockholders, which we refer to as the Xperi special meeting, and a notice of meeting with respect to the special meeting of TiVo stockholders, which we refer to as the TiVo special meeting and, together with the Xperi special meeting, which we refer to as the special meetings.

You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated [●], 2020. You should not assume that the information contained in, or incorporated by reference into, this joint proxy statement/prospectus is accurate as of any date other than that date. Neither our mailing of this joint proxy statement/prospectus to Xperi stockholders and/or TiVo stockholders, nor the issuance by HoldCo of common stock in connection with the mergers, will create any implication to the contrary.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this joint proxy statement/prospectus regarding Xperi has been provided by Xperi and information contained in this joint proxy statement/prospectus regarding TiVo has been provided by TiVo.

Unless otherwise indicated or as the context otherwise requires, all references in this joint proxy statement/prospectus to:

•	“Centerview” refers to Centerview Partners LLC;

•	“closing” refers to the closing of the mergers;

•	“Code” refers to the Internal Revenue Code of 1986, as amended;

•	“combined company” refers to HoldCo, following completion of the mergers;

•	“Cooley” refers to Cooley LLP;

•	“DGCL” refers to the General Corporation Law of the State of Delaware;

•	“effective time” refers to the effective time of the mergers;

•	“HoldCo” refers to XRAY-TWOLF HoldCo Corporation, a Delaware corporation and, prior to the effective time, jointly owned subsidiary of Xperi and TiVo;

•	“HoldCo board” refers to the board of directors of HoldCo;

•	“HoldCo bylaws” refers to the amended and restated bylaws of the combined company, substantially in the form attached as Annex E to this joint proxy statement/prospectus;

•	“HoldCo charter” refers to the amended and restated certificate of incorporation of the combined company, substantially in the form attached as Annex D to this joint proxy statement/prospectus;

•	“HoldCo common stock” refers to the common stock, par value $0.001 per share, of HoldCo;

•	“HoldCo stockholders” refers to the holders of HoldCo common stock;

•	“HSR Act” refers to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder;

•	“IRS” refers to the Internal Revenue Service;

•	“LionTree” refers to LionTree Advisors LLC;

•

“merger agreement” refers to the Agreement and Plan of Merger and Reorganization, dated as of December 18, 2019, as amended on January 31, 2020, as it may be further amended from time to time, by and among TiVo, TiVo Merger Sub, Xperi, Xperi Merger Sub and HoldCo;

•	“merger consideration” refers collectively to the TiVo merger consideration and the Xperi merger consideration;

•	“mergers” refers collectively to the TiVo merger and Xperi merger;

•	“SEC” refers to the U.S. Securities and Exchange Commission;

•	“Skadden” refers to Skadden, Arps, Slate, Meagher & Flom LLP;

•	“stockholder approvals” refers collectively to the TiVo stockholder approval and the Xperi stockholder approval;

•	“TiVo” refers to TiVo Corporation, a Delaware corporation;

•	“TiVo board” refers to the board of directors of TiVo;

•	“TiVo common stock” refers to the common stock, par value $0.001 per share, of TiVo;

•	“TiVo exchange ratio” refers to 0.455;

•	“TiVo’s financial advisor” refers to LionTree;

•	“TiVo merger” refers to the merger of TiVo Merger Sub with and into TiVo, with TiVo surviving the merger as a subsidiary of HoldCo;

•

“TiVo merger consideration” refers to the right of holders of TiVo common stock to receive 0.455 shares of HoldCo common stock for each share of TiVo common stock, together with cash in lieu of any fractional shares of HoldCo common stock;

•	“TiVo Merger Sub” refers to TWOLF Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of HoldCo;

•

“TiVo stockholder approval” refers to the adoption of the merger agreement at the TiVo special meeting by the affirmative vote of the holders of a majority of all outstanding shares of TiVo common stock as of the record date for the TiVo special meeting;

•	“TiVo stockholders” refers to the holders of TiVo common stock;

•	“we,” “our” and “us” refer to Xperi and TiVo, collectively;

•	“Xperi” refers to Xperi Corporation, a Delaware corporation;

•	“Xperi board” refers to the board of directors of Xperi;

•	“Xperi common stock” refers to the common stock, par value $0.001 per share, of Xperi;

•	“Xperi exchange ratio” refers to 1.000;

•	“Xperi’s financial advisor” refers to Centerview;

•	“Xperi merger” refers to the merger of Xperi Merger Sub with and into Xperi, with Xperi surviving the merger as a subsidiary of HoldCo;

•	“Xperi merger consideration” refers to the right of holders of Xperi common stock to receive one (1) share of HoldCo common stock for each share of Xperi common stock;

•	“Xperi Merger Sub” refers to XRAY Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of HoldCo;

•

“Xperi stockholder approval” refers to the adoption of the merger agreement at the Xperi special meeting by the affirmative vote of the holders of a majority of all outstanding shares of Xperi common stock as of the record date for the Xperi special meeting; and

•	“Xperi stockholders” refers to the holders of Xperi common stock.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference into this joint proxy statement/prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “continue,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “objective,” “goal,” “positions,” “prospects,” “potential,” “will,” “would,” “should,” “could,” “may” and words and terms of similar substance are intended to identify forward-looking statements. All forward-looking statements are management’s present expectations or forecasts of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to the factors relating to the merger discussed under the caption “Risk Factors” beginning on page 27 and the factors previously disclosed in Xperi’s and TiVo’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

(i)

the completion of the mergers on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, cost savings, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of HoldCo’s businesses and other conditions to the completion of the transaction;

(ii)

failure to realize the anticipated benefits of the mergers, including as a result of delay in completing the transaction, integrating the businesses of Xperi and TiVo or implementing any contemplated business separation (if undertaken);

(iii)

any contemplated separation of the product and IP licensing businesses of the combined company post-mergers in a tax efficient transaction on anticipated terms and timing, including a number of conditions which could delay, prevent or otherwise adversely affect the contemplated business separation transaction, including a decision by the HoldCo board not to proceed, possible issues or delays in obtaining required regulatory approvals or clearances, disruptions in the financial markets or other potential barriers;

(iv)	Xperi’s and TiVo’s ability to implement their respective business strategies;

(v)	pricing trends, including Xperi’s and TiVo’s ability to achieve economies of scale;

(vi)	potential litigation relating to the mergers that could be instituted against Xperi, TiVo or their respective directors;

(vii)	the risk that disruptions from the mergers will harm Xperi’s or TiVo’s business, including current plans and operations;

(viii)	the ability of Xperi or TiVo to retain and hire key personnel;

(ix)	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the mergers;

(x)	uncertainty as to the long-term value of shares of HoldCo common stock;

(xi)	legislative, regulatory and economic developments affecting Xperi’s and TiVo’s businesses;

(xii)	general economic and market developments and conditions;

(xiii)	the evolving legal, regulatory and tax regimes under which Xperi and TiVo operate;

(xiv)	potential business uncertainty, including changes to existing business relationships, during the pendency of the mergers that could affect Xperi’s and/or TiVo’s financial performance;

(xv)	certain restrictions during the pendency of the mergers that may impact Xperi’s or TiVo’s ability to pursue certain business opportunities or strategic transactions;

(xvi)

unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, natural disasters, the outbreak of coronavirus or similar outbreaks or pandemics, and their effects on economic and business environments in which Xperi and TiVo operate, as well as Xperi’s and TiVo’s response to any of the aforementioned factors; and

(xvii)	failure to receive the approval of the stockholders of Xperi and/or TiVo.

For any forward-looking statements made in this joint proxy statement/prospectus or in any documents incorporated by reference into this joint proxy statement/prospectus, Xperi and TiVo claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus or the dates of the documents incorporated by reference in this joint proxy statement/prospectus. Except as required by applicable law, neither Xperi nor TiVo undertakes to update these forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. In the event that a party does update any forward-looking statement, no inference should be made that the parties will make additional updates with respect to that statement, related matters or any other forward-looking statements.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the reports that Xperi and TiVo have filed with the SEC as described under “Where You Can Find More Information” beginning on page 213.

We expressly qualify in their entirety all forward-looking statements attributable to either of us or any person acting on our behalf by the cautionary statements contained or referred to in this joint proxy statement/prospectus.

v

QUESTIONS AND ANSWERS

The following are some questions that you, as a stockholder of Xperi Corporation, which we refer to as Xperi, and/or a stockholder of TiVo Corporation, which we refer to as TiVo, may have regarding the mergers and the other matters being considered at the special meetings as well as the answers to those questions. Xperi and TiVo (which we refer to, collectively, as “we”) urge you to read carefully the remainder of this joint proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the mergers and the other matters being considered at the special meetings. Additional important information is also contained in the annexes to and the documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 213.

About the Mergers

Q:	What is the proposed transaction on which I am being asked to vote?

A:

Xperi and TiVo have agreed to the strategic combination of Xperi and TiVo under the terms of a merger agreement that is described in this joint proxy statement/prospectus. Subject to the terms and conditions of the merger agreement, (i) Xperi Merger Sub, a Delaware corporation that was formed on December 17, 2019, as a wholly owned subsidiary of HoldCo, will be merged with and into Xperi, with Xperi surviving the merger as a subsidiary of HoldCo, which we refer to as the Xperi merger, and (ii) TiVo Merger Sub, a Delaware corporation that was formed on December 17, 2019, as a wholly owned subsidiary of HoldCo, will be merged with and into TiVo, with TiVo surviving as a subsidiary of HoldCo, which we refer to as the TiVo merger, together with the Xperi merger, which we refer to as the mergers. As a result of the mergers, among other things, (a) HoldCo will become the ultimate parent of Xperi, TiVo and their respective subsidiaries and (b) existing Xperi stockholders and TiVo stockholders will receive HoldCo common stock, in accordance with the terms of the merger agreement and as described further in this joint proxy statement/prospectus.

Following the mergers, Xperi common stock and TiVo common stock will be delisted from the Nasdaq Stock Market, LLC, which we refer to as Nasdaq, and their respective common stock will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. The shares of HoldCo common stock will be listed for trading on Nasdaq upon the closing.

Q:	Why is stockholder approval necessary and who is entitled to vote?

A:

This joint proxy statement/prospectus serves as the proxy statement through which Xperi and TiVo will solicit proxies to obtain the necessary stockholder approvals for the proposed mergers. It also serves as the prospectus by which HoldCo will issue shares of its common stock as consideration in the Xperi merger and the TiVo merger.

Xperi is holding a special meeting of stockholders, which we refer to as the Xperi special meeting, in order to obtain the stockholder approval necessary to adopt the merger agreement. Xperi stockholders will also be asked to approve the adjournment of the Xperi special meeting (if necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the merger agreement) and to approve, by non-binding advisory vote, the compensation arrangements for Xperi’s named executive officers in connection with the mergers.

TiVo is holding a special meeting of stockholders, which we refer to as the TiVo special meeting, and together with the Xperi special meeting, which we refer to as the special meetings, in order to obtain the stockholder approval necessary to adopt the merger agreement. TiVo stockholders will also be asked to approve the adjournment of the TiVo special meeting (if necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the merger agreement) and to approve, by non-binding advisory vote, the compensation arrangements for TiVo’s named executive officers in connection with the mergers.

We will be unable to complete the mergers unless, among other things, both the Xperi stockholders and the TiVo stockholders vote to adopt the merger agreement.

You are receiving this joint proxy statement/prospectus because you were a holder of record of Xperi common stock and/or TiVo common stock as of the close of business on the record date for the Xperi special meeting or the TiVo special meeting, as applicable, and are therefore entitled to vote at the Xperi special meeting and/or TiVo special meeting.

This joint proxy statement/prospectus contains important information about the mergers, the merger agreement (a copy of which is attached as Annex A) and the special meetings. You should read this information carefully and in its entirety. The enclosed voting materials allow you to vote your shares without attending the Xperi special meeting or the TiVo special meeting, as applicable. Your vote is very important and we encourage you to submit your proxy as soon as possible.

Q:	What will Xperi stockholders receive in the mergers?

A:

If the mergers are completed, Xperi stockholders will be entitled to receive one (1) (which we refer to as the Xperi exchange ratio) share of HoldCo common stock for each share of Xperi common stock they hold at the effective time, which we refer to as the Xperi merger consideration.

Q:	What will TiVo stockholders receive in the mergers?

A:

If the mergers are completed, TiVo stockholders will be entitled to receive 0.455 (which we refer to as the TiVo exchange ratio) shares of HoldCo common stock for each share of TiVo common stock held at the effective time, together with cash in lieu of any fractional shares of HoldCo common stock, which we refer to as the TiVo merger consideration. TiVo stockholders will not receive any fractional shares of HoldCo common stock in the mergers. Instead, TiVo stockholders will receive cash in lieu of any fractional shares of HoldCo common stock that they would otherwise have been entitled to receive.

Q:	What equity stake will former Xperi stockholders and former TiVo stockholders hold in HoldCo?

A:

Under the merger agreement and pursuant to the Xperi exchange ratio and TiVo exchange ratio, it is expected that Xperi stockholders will own approximately 46.5% of HoldCo common stock and TiVo stockholders will own approximately 53.5% of HoldCo common stock immediately following the effective time. The merger agreement further provides that, in the event outstanding shares of Xperi common stock or TiVo common stock are changed into a different number of shares by reason of a reclassification, recapitalization, split-up, combination, exchange of shares, dividend payable in stock or other securities or other similar transaction, the Xperi exchange ratio and TiVo exchange ratio will be adjusted to provide holders of Xperi common stock and TiVo common stock or Xperi equity awards and TiVo equity awards with the same economic effect contemplated by the foregoing prior to such change.

Q:	How do I calculate the value of the Xperi merger consideration and the TiVo merger consideration?

A:

The merger agreement does not contain any provision that would adjust the Xperi exchange ratio or TiVo exchange ratio based on fluctuations in the market value of either the Xperi common stock or TiVo common stock. Because of this, the implied value of consideration to the Xperi and TiVo stockholders may fluctuate between now and the completion of the mergers. The value of the consideration to Xperi and TiVo stockholders will depend on the market value of HoldCo common stock at the time the mergers are completed, which will in turn be affected by the market value of Xperi common stock and TiVo common stock at the time the mergers are completed.

On December 18, 2019, the last trading day prior to the public announcement of the proposed mergers, the closing price on Nasdaq was $20.94 per share of Xperi common stock and $7.89 per share of TiVo common stock. On April 16, 2020, the latest practicable date prior to filing this joint proxy statement/prospectus, the closing price on Nasdaq was $14.19 per share of Xperi common stock and $6.64 per share of TiVo common stock. We urge you to obtain current market quotations before voting your shares.

Q:	What do I need to do now to receive the merger consideration?

A:

Xperi stockholders and TiVo stockholders should keep any share certificates they hold at this time. After the mergers are completed, Xperi stockholders and TiVo stockholders will each receive from the exchange agent a letter of transmittal and instructions on how to surrender their share certificates in exchange for the Xperi merger consideration or the TiVo merger consideration, as applicable.

Q:	Who is the exchange agent for the mergers?

A:	Computershare Trust Company, N.A., is the exchange agent, and has been mutually designated by Xperi and TiVo.

Q:	When do you expect the mergers to be completed?

A:

Xperi and TiVo intend to complete the mergers as soon as reasonably practicable and are currently targeting completion of the mergers during the second quarter of 2020. However, the mergers are subject to regulatory approvals and clearances and other conditions, and it is possible that factors outside the control of both companies could result in the mergers being completed at a later time, or not at all. There may be a substantial amount of time between the respective special meetings and the completion of the mergers. For additional information on the regulatory approvals and clearances required to complete the mergers, see the section entitled “Adoption of the Merger Agreement—Regulatory Approvals” beginning on page 121.

For additional information on the conditions to completion of the mergers, see the section entitled “Adoption of the Merger Agreement—The Merger Agreement—Conditions to Completion of the Mergers” beginning on page 150.

Q:	What effects will the mergers have on Xperi and TiVo?

A:

Upon completion of the mergers, Xperi and TiVo will cease to have their common stock traded publicly. Xperi Merger Sub will merge with and into Xperi, with Xperi surviving the merger as a subsidiary of HoldCo. TiVo Merger Sub will merge with and into TiVo, with TiVo surviving the merger as a subsidiary of HoldCo. As a result of the mergers, you will own shares in HoldCo and will not directly own any shares of Xperi and/or TiVo. Following completion of the mergers, the registration of the Xperi common stock and TiVo common stock and the respective reporting obligations of Xperi and TiVo with respect to their common stock under the Exchange Act will be terminated. In addition, upon completion of the mergers, shares of Xperi common stock and TiVo common stock will no longer be listed on Nasdaq or any other stock exchange or quotation system. Although you will no longer be a stockholder of Xperi and/or TiVo, as applicable, you will have an indirect interest in both Xperi and TiVo through your ownership of HoldCo common stock. If you become a HoldCo stockholder, you can expect that the value of your investment will depend, among other things, on the performance of both Xperi and TiVo and HoldCo’s ability to integrate the two companies.

Q:	What effects will the mergers have on HoldCo?

A:

Upon completion of the mergers, HoldCo will become the holding company of Xperi and TiVo. As a condition to closing, the shares of HoldCo common stock to be issued in connection with the mergers must be approved for listing on Nasdaq.

Q:	What are the conditions to the completion of the mergers?

A:

In addition to the adoption of the merger agreement by the Xperi stockholders and by the TiVo stockholders, completion of the mergers is subject to the satisfaction of a number of other conditions, including:

•	the termination or expiration of any applicable waiting period under the HSR Act;

•	the absence of certain governmental restraints or prohibitions preventing the consummation of the mergers;

•

the receipt of a tax opinion by each of Xperi and TiVo from their respective counsels to the effect that each of the mergers will qualify as a “reorganization” within the meaning of Section 368(a) of the Code or, alternatively, as a transaction qualifying for non-recognition of gain and loss under Section 351 of the Code;

•	the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part and the absence of any stop order or proceeding seeking a stop order; and

•	the approval for listing by Nasdaq of the HoldCo common stock to be issued in connection with the mergers, subject to official notice of issuance.

For additional information on the regulatory approvals and clearances required to complete the mergers, see the section entitled “Adoption of the Merger Agreement—Regulatory Approvals” beginning on page 121. For additional information on the conditions to completion of the mergers, see the section entitled “Adoption of the Merger Agreement—The Merger Agreement—Conditions to Completion of the Mergers” beginning on page 150.

Q:	What is the contemplated business separation?

A:

Although there is no current plan or intention to separate any parts of the combined company, Xperi and TiVo currently contemplate that, at some point following the consummation of the mergers and likely no earlier than the first quarter of 2021, the combined company may pursue, subject to the receipt of approval by the HoldCo board and any required regulatory approvals, a separation of the combined company’s product business and IP licensing business through a tax-efficient transaction, resulting in two independent, publicly traded companies. Xperi and TiVo currently anticipate that any contemplated business separation transaction, if undertaken, will be consummated in the form of a pro-rata spin-off transaction intended to qualify as tax-free under Section 355 of the Code, in which HoldCo stockholders, at such time, would receive shares of capital stock in the resulting spin-off company. For more information regarding any contemplated business separation, see the section entitled “—The Adoption of the Merger Agreement—Contemplated Business Separation” beginning on page 46.

Q:	Are the mergers conditioned on the determination to proceed with any contemplated business separation?

A:

No. The consummation of the mergers is not conditioned on the determination to proceed with any contemplated business separation transaction and such determination to proceed with any contemplated business separation will only be made after consummation of the mergers. The HoldCo board may, at any time prior to the consummation of any contemplated business separation, determine to abandon such transaction, and no assurance can be given that any such or similar transaction will occur. For a further discussion of the risks related to any contemplated business separation transaction, see “Risk Factors—Risks Related to the Combined Company” beginning on page 36.

Q:	Will I still be paid dividends prior to the mergers?

A:

Under the merger agreement, Xperi may continue to declare and pay its regular quarterly cash dividends to its stockholders in accordance with its existing distribution policies, without TiVo’s consent. Xperi’s dividend in any quarter cannot exceed $0.20 per share of Xperi common stock without TiVo’s consent. TiVo may not declare or pay any dividends to its stockholders without Xperi’s consent.

Q:	Will I still be paid dividends after the mergers?

A:

The amounts of dividends, if any, that are declared or paid to HoldCo stockholders cannot yet be determined and depends on a number of factors. The HoldCo board will have sole discretion to determine whether any dividends will be declared, when dividends, if any, are declared, and the amounts of such dividends. We expect that such determination would be based on a number of considerations, including, but not limited to, HoldCo’s results of operations, capital management plans, the market price of HoldCo common stock, the combined company’s access to capital markets, as well as legal requirements, industry practice and other factors deemed relevant by the HoldCo board. There can be no guarantee that HoldCo stockholders will receive or be entitled to dividends commensurate with the historical dividends of Xperi or TiVo. For a further discussion of the risks related to the payment of dividends after the mergers, see “Risk Factors—Risks Related to the Mergers” beginning on page 27.

Q:	What will happen to outstanding Xperi equity awards in the mergers?

A:

Each outstanding Xperi stock option, whether vested or unvested, will be automatically converted at the effective time into an option to purchase, on the same terms and conditions (including any applicable vesting and exercisability requirements) as were applicable to such Xperi stock option immediately prior to the effective time, one (1) share of HoldCo common stock, at an exercise price per share (rounded up to the nearest whole cent) equal to the per-share exercise price of the Xperi stock option by the Xperi exchange ratio.

Each outstanding Xperi restricted stock unit award, whether vested or unvested, which we refer to as an Xperi RSU award, will be automatically converted at the effective time into one (1) HoldCo restricted stock unit award, which we refer to as a HoldCo RSU award, on the same terms and conditions (including any applicable vesting and settlement requirements) as were applicable to such Xperi RSU award immediately prior to the effective time.

Each Xperi RSU award that is subject to performance-vesting based on the achievement of performance metrics immediately prior to the effective time, which we refer to as an Xperi PSU award, will be automatically converted at the effective time into one (1) HoldCo RSU award, on the same terms and conditions (including any applicable performance-based vesting criteria and settlement requirements) as were applicable to such Xperi PSU award immediately prior to the effective time, except as described in the sections of this joint proxy statement entitled “Adoption of the Merger Agreement—Interests of Xperi Directors and Executive Officers in the Mergers—Treatment of Xperi PSU Awards held by Jon Kirchner” beginning on page 78 and “Adoption of the Merger Agreement—Interests of Xperi Directors and Executive Officers in the Mergers—Treatment of Xperi PSU Awards held by Murali Dharan” beginning on page 79.

Q:	What will happen to outstanding TiVo equity awards in the mergers?

A:

Each outstanding TiVo stock option, whether vested or unvested, will be automatically converted at the effective time into an option to purchase, on the same terms and conditions (including any applicable vesting and exercisability requirements) as were applicable to such TiVo stock option immediately prior to the effective time, the number of shares of HoldCo common stock (rounded down to the nearest whole share) determined by multiplying the number of shares of TiVo common stock subject to the TiVo stock option by the TiVo exchange ratio, at an exercise price per share (rounded up to the nearest whole cent) determined by dividing the per-share exercise price of the TiVo stock option by the TiVo exchange ratio.

x

Each outstanding TiVo restricted stock unit award, whether vested or unvested, which we refer to as a TiVo RSU award, will be automatically converted at the effective time into one (1) HoldCo RSU award, on the same terms and conditions (including any applicable vesting and settlement requirements) as were applicable to such TiVo RSU award immediately prior to the effective time, with respect to the number of shares of HoldCo common stock (rounded down to the nearest whole share) determined by multiplying the number of shares of TiVo common stock subject to the TiVo RSU award by the TiVo exchange ratio.

Under the terms of performance restricted stock unit awards granted by TiVo to its executive officers, which we refer to as TiVo PSUs, performance against the TSR performance metrics will be measured as of the consummation of the mergers, with the ending share price for purposes of the performance period being calculated based on the 30-trading day average closing share price immediately prior to and including the date of consummation of the mergers. Any TiVo PSUs that are deliverable based on this measurement will vest on the consummation date on a pro rata basis (based on the portion of the performance period during which services were performed). Any remaining TiVo PSUs that are deliverable based on this measurement and that did not vest upon consummation of the mergers will vest ratably following the date of consummation of the mergers through the earlier of the first regularly scheduled compensation committee meeting following the end of the performance period or June 1, 2021 (for awards granted in 2018) and June 1, 2022 (for awards granted in 2019).

In addition, certain TiVo RSU awards which vest only upon certain liquidity events will vest upon the consummation of the mergers.

Q:	What will happen to the Xperi Employee Stock Purchase Plans?

A:

Each of the Xperi Amended and Restated Employee Stock Purchase Plan and the Xperi Second Amended and Restated International Employee Stock Purchase Plan, which we refer to as the Xperi ESPPs will, subject to the consummation of the mergers, terminate effective immediately prior to the effective time. The merger agreement, as amended, provides that any offering period under the Xperi ESPPs will terminate and all options to purchase shares of Xperi common stock under the Xperi ESPPs will be automatically exercised on the earlier to occur of the day that is four (4) trading days before the effective time or the date on which such offering period would otherwise end.

Q:	What will happen to the TiVo Employee Stock Purchase Plan?

A:

The Rovi 2008 Employee Stock Purchase Plan, which we refer to as the TiVo ESPP, will, subject to the consummation of the mergers, terminate effective immediately prior to the effective time. The merger agreement, as amended, provides that any offering period under the TiVo ESPP will terminate and all options to purchase shares of TiVo common stock under the TiVo ESPP will be automatically exercised on the earlier to occur of the day that is four (4) trading days before the effective time or the date on which such offering period would otherwise end.

Q:	Are there any risks in the mergers that I should consider?

A:

Yes. There are risks associated with all mergers, including those associated with the Xperi merger and the TiVo merger. These risks are discussed in more detail in the section entitled “Risk Factors” beginning on page 27 and you should also refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page iv.

Q:	Are Xperi stockholders entitled to appraisal rights?

A:	No. Under the DGCL, Xperi stockholders are not entitled to appraisal rights in connection with the Xperi merger.

Q:	Are TiVo stockholders entitled to appraisal rights?

A:	No. Under the DGCL, TiVo stockholders are not entitled to appraisal rights in connection with the TiVo merger.

Q:	What are the U.S. federal income tax consequences of the mergers to U.S. holders of shares of Xperi common stock and shares of TiVo common stock?

A:

It is anticipated that the Xperi merger and the TiVo merger will each qualify as a “reorganization” within the meaning of Section 368(a) of the Code, or as a transaction qualifying for non-recognition of gain and loss under Section 351 of the Code. It is a condition to Xperi’s obligation to complete the Xperi merger that Xperi receive an opinion from Skadden, dated the effective date of the mergers, to the effect that the Xperi merger and the TiVo merger will each qualify as a “reorganization” within the meaning of Section 368(a) of the Code or, alternatively, as a transaction qualifying for non-recognition of gain and loss under Section 351 of the Code. It is a condition to TiVo’s obligation to complete the TiVo merger that TiVo receive an opinion from Cooley, dated the effective date of the mergers, to the effect that the Xperi merger and the TiVo merger will each qualify as a “reorganization” within the meaning of Section 368(a) of the Code or, alternatively, as a transaction qualifying for non-recognition of gain and loss under Section 351 of the Code. Based on the tax opinion representations and assumptions (as defined on page 132), in the opinion of Skadden and Cooley, the Xperi merger and the TiVo merger will each qualify as a “reorganization” within the meaning of Section 368(a) of the Code or as a transaction qualifying for non-recognition of gain and loss under Section 351 of the Code. Accordingly, a U.S. holder (as defined on page 131) of Xperi common stock or TiVo common stock will recognize no gain or loss for U.S. federal income tax purposes upon the exchange of shares of Xperi common stock or TiVo common stock for shares of HoldCo common stock in the Xperi merger or the TiVo merger, respectively, except with respect to cash received by TiVo stockholders in lieu of fractional shares. If any of the tax opinion representations and assumptions are incorrect, incomplete or inaccurate or is violated, the validity of the opinions described above may be affected and the tax consequences of the mergers could differ from those described in this joint proxy statement/prospectus.

Please carefully review the information set forth in the section entitled “Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Mergers” beginning on page 130 for a discussion of the material U.S. federal income tax consequences of the mergers. Please consult your own tax advisors as to the specific U.S. federal, state or local or foreign income or other tax consequences to you of the mergers.

About the Xperi Special Meeting

Q:	When and where will the special meeting be held?

A:

The Xperi special meeting will be held virtually via live audio-only webcast at http://virtualshareholdermeeting.com/XPER2020SM on May 29, 2020 at 9:00 a.m. Pacific Time. Online check-in will begin at 8:45 a.m. Pacific Time and you should allow ample time for the check-in procedures. You will be able to vote your shares electronically by Internet and submit questions online during the Xperi special meeting by logging in to the website listed above using the 16-digit control number included in your proxy card.

Q:	Who is entitled to vote at the Xperi special meeting?

A:

Only holders of record of Xperi common stock at the close of business on April 13, 2020, the record date for voting at the Xperi special meeting, are entitled to vote at the Xperi special meeting. A list of stockholders of record entitled to vote at the Xperi special meeting shall be open to any stockholder for any purpose relevant to such meeting for ten (10) days before the Xperi special meeting, during normal business hours, at Xperi’s headquarters in San Jose, California. In addition, the stockholder list will be available for inspection during the Xperi special meeting at http://virtualshareholdermeeting.com/XPER2020SM.

Q:	How can I attend the Xperi special meeting?

A:

The Xperi special meeting will be held entirely online due to the public health concerns regarding the coronavirus or COVID-19 outbreak. You will not be able to attend the Xperi special meeting in person. The meeting will be held virtually on May 29, 2020 at 9:00 a.m. Pacific Time via live audio-only webcast at http://virtualshareholdermeeting.com/XPER2020SM. To attend the meeting, you will need the 16-digit control number included in your proxy card. Online check-in will begin at 8:45 a.m. Pacific Time and you should allow ample time for the check-in procedures.

The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Information on how to vote by Internet before and during the Xperi special meeting is discussed below.

Q:	How do I ask questions at the Xperi special meeting?

A:

The virtual Xperi special meeting allows stockholders to submit questions during the Xperi special meeting in the question box provided at http://virtualshareholdermeeting.com/XPER2020SM. We will respond to as many inquiries at the Xperi special meeting as time allows.

Q:	What if during the check-in time or during the Xperi special meeting I have technical difficulties or trouble accessing the virtual meeting website?

A:

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting website log-in page at http://virtualshareholdermeeting.com/XPER2020SM.

Q:	What if I cannot virtually attend the Xperi special meeting?

A:

You may vote your shares before the Xperi special meeting by Internet, by proxy or by telephone pursuant to the instructions contained in your proxy card. You do not need to access the Xperi special meeting webcast to vote if you submitted your vote via proxy, by Internet or by telephone in advance of the Xperi special meeting.

Q:	What proposals will be considered at the Xperi special meeting?

A:

At the Xperi special meeting, Xperi stockholders will be asked to consider and vote on (i) a proposal to adopt the merger agreement, which we refer to as the Xperi merger proposal, (ii) a proposal to adjourn the Xperi special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Xperi merger proposal, which we refer to as the Xperi adjournment proposal and (iii) a non-binding, advisory proposal to approve the compensation that may become payable to Xperi’s named executive officers in connection with the consummation of the mergers, which we refer to as the Xperi compensation proposal. Xperi will transact no other business at its special meeting except such business as may properly be brought before the Xperi special meeting or any adjournment or postponement thereof.

Q:	How does the Xperi board of directors recommend that I vote?

A:

The Xperi board approved the merger agreement and determined that the merger agreement and the transactions contemplated thereby, including the Xperi merger, are advisable and fair to, and in the best interests of, Xperi and its stockholders.

Xperi’s directors and current and certain former executive officers have financial interests in the mergers that may be different from, or in addition to, those of Xperi stockholders generally, as discussed in more detail in the section entitled “Adoption of the Merger Agreement—Recommendation of the Xperi Board of Directors—Interests of Xperi Directors and Executive Officers in the Mergers” beginning on page 77.

The Xperi board recommends that the Xperi stockholders vote:

•	“FOR” the Xperi merger proposal;

•	“FOR” the Xperi adjournment proposal; and

•	“FOR” the Xperi compensation proposal.

Q:	How do I vote?

A:

If you are a holder of record of Xperi common stock as of the close of business on the record date for the Xperi special meeting, you may through the Internet during the Xperi special meeting at http://virtualshareholdermeeting.com/XPER2020SM or, to ensure your shares are represented at the applicable meeting, you may vote by:

•	accessing the Internet before the Xperi special meeting at the website specified on your proxy card;

•	calling the toll-free number specified on your proxy card; or

•	marking, signing, dating and returning the proxy card in the postage-paid envelope provided.

If your shares are held in street name, through a broker, bank, trustee or other nominee, please follow the instructions on a voting instruction card furnished by the record holder. If you hold shares of Xperi common stock through a broker or other nominee and wish to vote your shares of Xperi common stock at the Xperi special meeting, you will need the 16-digit control number included in your proxy card or in the materials provided by your bank, brokerage firm or other nominee.

Q:	What is a “broker non-vote?”

A:

Under stock exchange rules, banks, brokers and other nominees may use their discretion to vote “uninstructed” shares (i.e., shares held of record held by banks, brokers or other nominees but with respect to which the beneficial owner of such shares has not provided instructions on how to vote on a particular proposal) with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation) and certain corporate governance proposals, even if management-supported. A “broker non-vote” occurs on an item when (i) a broker, nominee or intermediary has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other proposals without instructions from the beneficial owner of the shares and (ii) the beneficial owner fails to provide the broker, nominee or intermediary with such instructions. Because none of the proposals to be voted on at the Xperi special meeting are routine matters for which brokers may have discretionary authority to vote, Xperi does not expect there to be any broker non-votes at the Xperi special meeting.

Q:	What vote is required to approve each Xperi proposal?

A:

Proposal 1: To Adopt the Merger Agreement by Xperi Stockholders. Approving the Xperi merger proposal requires the affirmative vote of holders of a majority of all outstanding shares of the Xperi common stock entitled to vote on the Xperi merger proposal. Accordingly, an Xperi stockholder’s failure to submit a proxy card or to vote through the Internet during the Xperi special meeting, an abstention from voting, or a broker non-vote, if any, will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Proposal 2: To Adjourn the Xperi Special Meeting by Xperi Stockholders. Approving the Xperi adjournment proposal (if necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the merger agreement) requires the affirmative vote of the holders of a majority of the shares of Xperi common stock in attendance or represented by proxy and entitled to vote on the Xperi adjournment proposal. Accordingly, abstentions will have the same effect as a vote “AGAINST” the Xperi adjournment proposal, and broker non-votes (which are not considered votes cast), if any, and shares held by Xperi stockholders not in attendance at, and who have not submitted a proxy for, the Xperi special meeting, will have no effect on the outcome of any vote on the Xperi adjournment proposal, assuming a quorum is present.

Proposal 3: Regarding Certain Xperi Merger-Related Executive Compensation Arrangements. In accordance with Section 14A of the Exchange Act, Xperi is providing stockholders with the opportunity to approve, by non-binding advisory vote, compensation payments for Xperi’s named executive officers in connection with the mergers, as reported in the section of this joint proxy statement/prospectus entitled “Advisory (Non-Binding) Vote on Compensation” beginning on page 159. Approving the Xperi compensation proposal, on a non-binding advisory basis, requires that the affirmative vote of the holders of a majority of the shares of Xperi common stock in attendance or represented by proxy and entitled to vote on the Xperi compensation proposal. Accordingly, abstentions will have the same effect as a vote “AGAINST” the Xperi compensation proposal, and broker non-votes (which are not considered votes cast), if any, and shares held by Xperi stockholders not in attendance at, and who have not submitted a proxy for, the Xperi special meeting, will have no effect on the outcome of any vote to approve, on a non-binding advisory basis, the Xperi compensation proposal, assuming a quorum is present.

Q:	How many votes do I have?

A:

You are entitled to cast one (1) vote for each share of Xperi common stock that you owned as of the close of business on the record date for the Xperi special meeting. As of the close of business on the record date for the Xperi special meeting, there were 50,534,650 shares of Xperi common stock outstanding entitled to vote at the Xperi special meeting.

Q:	What will happen if I fail to vote or I abstain from voting?

A:

Proposal 1: To Adopt the Merger Agreement by Xperi Stockholders. Abstentions and failures to vote or to instruct a broker or other nominee to vote with respect to the Xperi merger proposal will have the same effect as a vote “AGAINST” the proposal.

Proposal 2: To Adjourn the Xperi Special Meeting by Xperi Stockholders. Abstentions will have the same effect as a vote “AGAINST” the Xperi adjournment proposal. Failures to vote or the failure to instruct a broker or other nominee to vote with respect to the Xperi adjournment proposal do not constitute a vote “FOR” or “AGAINST” the proposal and will be disregarded in the calculation of “votes cast.”

Proposal 3: Regarding Certain Xperi Merger-Related Executive Compensation Arrangements. Abstentions will have the same effect as a vote “AGAINST” the Xperi compensation proposal. Failures to vote or the failure to instruct a broker or other nominee to vote with respect to the Xperi compensation proposal do not constitute a vote “FOR” or “AGAINST” the proposal and will be disregarded in the calculation of “votes cast.”

Q:	What constitutes a quorum?

A:

The holders of a majority of the Xperi stock issued and outstanding and entitled to vote at the Xperi special meeting, present in person or represented by proxy, constitute a quorum. Xperi stockholders who virtually attend the Xperi special meeting via live audio-only webcast at http://virtualshareholdermeeting.com/XPER2020SM will be considered present “in person” for purposes of establishing a quorum and for all other purposes. Shares of Xperi common stock that are represented at the Xperi special meeting and are entitled to vote but not voted, including Xperi shares for which a stockholder directs an “abstention” from voting, will be counted as present for purposes of establishing a quorum. However, broker non-votes, if any, will not be included to establish a quorum.

Q:	If my shares are held in “street name” by my broker, will my broker automatically vote my shares for me?

A:

No. If you hold your shares in a stock brokerage account or if your shares are held by a bank or nominee, that is, in “street name,” your broker, bank, trust company or other nominee cannot vote your shares on “non-routine” matters without instructions from you. You should instruct your broker, bank, trust company or other nominee as to how to vote your shares, following the directions provided by your broker, bank, trust company or other nominee to you. Please check the voting form used by your broker, bank, trust company or other nominee.

If you are an Xperi stockholder and you do not provide your broker, bank, trust company or other nominee with instructions and your broker, bank, trust company or other nominee submits an unvoted proxy, your shares of Xperi common stock will not be counted for purposes of determining a quorum at the Xperi special meeting or voted on any proposal on which your broker, bank, trust company or other nominee does not have discretionary authority. If you fail to provide your broker, bank, trust company or other nominee with instructions, your shares may still be counted for the purposes of determining a quorum and voted on any proposal if you vote your shares through the Internet during the Xperi special meeting at http://virtualshareholdermeeting.com/XPER2020SM using the 16-digit control number included in your proxy card or the materials provided by your bank or brokerage firm.

Q:	What will happen if I return my proxy card without indicating how to vote?

A:

If you are a registered holder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Xperi board.

Please note that you may not vote shares held in street name by returning a proxy card directly to Xperi, or you may vote at the Xperi special meeting using the 16-digit control number included in your proxy card or the materials provided by your bank or brokerage firm.

If you are an Xperi stockholder and you do not instruct your broker on how to vote your Xperi shares, your broker may not vote your Xperi shares, which will have the same effect as a vote “AGAINST” the Xperi merger proposal but will have no effect on the Xperi adjournment proposal or the Xperi compensation proposal, assuming a quorum is present.

Q:	Can I change my vote after I have returned a proxy or voting instruction card?

A:	Yes. You can change your vote at any time before your proxy is voted at the Xperi special meeting.

If you are a registered holder of record you can change your vote or revoke your proxy at any time before it is exercised at the Xperi special meeting by doing any of the following:

•	you can send a completed proxy card bearing a later date than your original proxy card and mailing it so that it is received prior to the Xperi special meeting;

•	you can send a notice of revocation to the Xperi Corporate Secretary, dated as of a later date than the date of the proxy and received prior to the Xperi special meeting;

•

you can log on to the Internet website specified on your proxy card before the Xperi special meeting as you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case following the instructions on your proxy card and to the extent you are eligible to do so; or

•

you can virtually attend the Xperi special meeting and vote through the Internet by visiting http://virtualshareholdermeeting.com/XPER2020SM. To attend the meeting and vote, you will need the 16-digit control number included in your proxy card. Simply attending the meeting will not, by itself, revoke your proxy.

If you hold your shares in street name through a broker, bank or other nominee holder of record, you must contact your broker, bank or other nominee holder of record to change your vote or you will need the 16-digit control number included in your proxy card or in the materials provided by your bank, brokerage firm or other nominee to vote your shares if you wish to cast your vote through the Internet during the Xperi special meeting.

Your attendance alone will not revoke any proxy that you have previously given or change your vote.

Q:	What happens if I transfer my shares of Xperi common stock before the special meeting?

A:

The record date for the Xperi special meeting is earlier than the date of the Xperi special meeting and the date that the mergers are expected to be completed. If you transfer your Xperi shares after the record date but before the Xperi special meeting, you will retain your right to vote at the Xperi special meeting. However, in order to receive the Xperi merger consideration you must hold your shares of Xperi common stock through the completion of the mergers.

Q:	What if I hold shares in both Xperi and TiVo?

A:

If you are both an Xperi stockholder and a TiVo stockholder, you will receive two separate packages of proxy materials. A vote cast as an Xperi stockholder will not count as a vote cast as a TiVo stockholder, and a vote cast as a TiVo stockholder will not count as a vote cast as an Xperi stockholder. Therefore, please separately submit a proxy for each of your Xperi and TiVo shares.

Q:	Who is the inspector of election?

A:	The Xperi board has appointed a representative of Broadridge Financial Solutions, Inc. to act as the inspector of election at the Xperi special meeting.

Q:	Where can I find the voting results of the special meeting?

A:

The preliminary voting results are expected to be announced at the Xperi special meeting. In addition, within four (4) business days following the Xperi special meeting, Xperi intends to file the final voting results of its special meeting with the SEC on Form 8-K.

Q:	What will happen if all of the proposals to be considered at the special meetings are not approved?

A:

As a condition to the completion of the mergers, Xperi stockholders must approve the Xperi merger and TiVo stockholders must approve the TiVo merger. Completion of the mergers is not conditioned or dependent on approval of any of the other proposals to be considered at the special meetings. Under specified circumstances, Xperi or TiVo may be required to pay to, or be entitled to receive from, the other party a fee with respect to termination of the merger agreement, see “Adoption of the Merger Agreement—The Merger Agreement—Expenses and Termination Fees” beginning on page 154.

Q:

Why are Xperi stockholders being asked to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Xperi’s named executive officers in connection with the completion of the mergers?

A:

The rules promulgated by the SEC under Section 14A of the Exchange Act require Xperi to seek a non-binding, advisory vote with respect to certain compensation that may be paid or become payable to Xperi’s named executive officers in connection with the mergers. For more information regarding such payments, see the section entitled “Advisory (Non-Binding) Vote on Compensation” beginning on page 159.

Q:

What will happen if Xperi stockholders or TiVo stockholders do not approve, on a non-binding advisory basis, the payments to Xperi’s and TiVo’s named executive officers in connection with the completion of the mergers?

A:

The votes on the Xperi compensation proposal and the TiVo compensation proposal are votes separate and apart from the votes on the Xperi merger proposal and the TiVo merger proposal. Accordingly, Xperi stockholders may vote in favor of the Xperi merger proposal and not in favor of the Xperi compensation proposal, or vice versa. Approval of the Xperi compensation proposal is not a condition to consummation of the mergers, and it is advisory in nature only, meaning it will not be binding on Xperi, TiVo or HoldCo. Likewise, TiVo stockholders may vote in favor of the TiVo merger proposal and not in favor of the TiVo compensation proposal, or vice versa. Approval of the TiVo compensation proposal is not a condition to consummation of the mergers, and it is advisory in nature only, meaning it will not be binding on Xperi, TiVo or HoldCo.

Q:	What do I need to do now?

A:	Carefully read and consider the information contained in and incorporated by reference into this joint proxy statement/prospectus, including its annexes.

If you are a holder of record, in order for your shares to be represented at the Xperi special meeting, you must:

•	attend the Xperi special meeting virtually via live audio-only webcast;

•	vote through the Internet or by telephone before the Xperi special meeting by following the instructions included on your proxy card; or

•	indicate on the enclosed proxy card how you would like to vote and return the proxy card in the accompanying pre-addressed postage paid envelope.

If you hold your shares in street name, in order for your shares to be represented at the Xperi special meeting, you should instruct your broker, bank, trust company or other nominee as to how to vote your shares, following the directions provided to you by your broker, bank, trust company or other nominee. If you fail to provide your broker, bank, trust company or other nominee with instructions as to how to vote your shares, then you will need to vote your shares through the Internet during the Xperi special meeting using the 16-digit control number included in your proxy card or in the materials provided by your bank, brokerage firm or other nominee in order for your shares to be represented at the Xperi special meeting.

Q:	Who can help answer my questions?

A:

Xperi stockholders who have questions about the merger agreement, the mergers or the other matters to be voted on at the special meetings, who need assistance submitting their proxy or voting shares or who desire additional copies of this joint proxy statement/prospectus or additional proxy cards should contact:

Alliance Advisors 200 Broadacres Drive, 3rd Floor Bloomfield, New Jersey 07003 Toll-Free: (800) 574-6109	Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, New York 10022 Shareholders – Toll-Free: (877) 456-3524 Banks and Brokers – Call Collect: (212) 750-5833

About the TiVo Special Meeting

Q:	When and where will the special meeting be held?

A:	The TiVo special meeting will be held virtually via live audio-only webcast at www.virtualshareholdermeeting.com/TIVO2020 on May 29, 2020 at 9:00 a.m. Pacific Time. Online check-

in will begin at 8:45 a.m. Pacific Time and you should allow ample time for the check-in procedures. You will be able to vote your shares electronically by Internet and submit questions online during the TiVo special meeting by logging in to the website listed above using the 16-digit control number included in your proxy card.

Q:	Who is entitled to vote at the TiVo special meeting?

A:

Only holders of record of TiVo common stock at the close of business on April 13, 2020, the record date for voting at the TiVo special meeting, are entitled to vote at the TiVo special meeting. A list of stockholders of record entitled to vote at the TiVo special meeting shall be open to any stockholder for any purpose relevant to such meeting for ten (10) days before the TiVo special meeting, during normal business hours, at TiVo’s headquarters in San Jose, California. In addition, the stockholder list will be available for inspection during the TiVo special meeting at www.virtualshareholdermeeting.com/TIVO2020.

Q:	How can I attend the TiVo special meeting?

A:

The TiVo special meeting will be held entirely online due to the public health concerns regarding the coronavirus pandemic. You will not be able to attend the TiVo special meeting in person. The meeting will be held virtually on May 29, 2020 at 9:00 a.m. Pacific Time via live audio-only webcast at www.virtualshareholdermeeting.com/TIVO2020. To attend the meeting, you will need the 16-digit control number included in your proxy card. Online check-in will begin at 8:45 a.m. Pacific Time and you should allow ample time for the check-in procedures.

The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Information on how to vote by Internet before and during the TiVo special meeting is discussed below.

Q:	How do I ask questions at the TiVo special meeting?

A:

Our virtual TiVo special meeting allows stockholders to submit questions during the TiVo special meeting in the question box provided at www.virtualshareholdermeeting.com/TIVO2020. We will respond to as many inquiries at the TiVo special meeting as time allows.

Q:	What if during the check-in time or during the TiVo special meeting I have technical difficulties or trouble accessing the virtual meeting website?

A:

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting website log-in page at www.virtualshareholdermeeting.com/TIVO2020.

Q:	What if I cannot virtually attend the TiVo special meeting?

A:

You may vote your shares before the TiVo special meeting by Internet, by proxy or by telephone pursuant to the instructions contained in your proxy card. You do not need to access the TiVo special meeting webcast to vote if you submitted your vote via proxy, by Internet or by telephone in advance of the TiVo special meeting.

Q:	What proposals will be considered at the TiVo special meeting?

A:

At the TiVo special meeting, TiVo stockholders will be asked to consider and vote on (i) a proposal to adopt the merger agreement, which we refer to as the TiVo merger proposal, (ii) a proposal to adjourn the TiVo special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the TiVo merger proposal, which we refer to as the TiVo adjournment proposal and (iii) a non-binding, advisory proposal to approve the compensation that may become payable to TiVo’s named executive officers in connection with the consummation of the mergers, which we refer to as the TiVo compensation proposal. TiVo will transact no other business at its special meeting except such business as may be properly brought before the TiVo special meeting or any adjournment or postponement thereof.

Q:	How does the TiVo board of directors recommend that I vote?

A:

The TiVo board approved the merger agreement and determined that the merger agreement and the transactions contemplated thereby, including the TiVo merger, are advisable and fair to, and in the best interests of, TiVo and its stockholders.

TiVo’s directors and executive officers have certain financial interests in the mergers that may be different from, or in addition to, those of TiVo stockholders generally, as discussed in more detail in the section entitled “Adoption of the Merger Agreement—Recommendation of the TiVo Board of Directors—Interests of TiVo Directors and Executive Officers in the Mergers” beginning on page 99.

The TiVo board recommends that the TiVo stockholders vote:

•	“FOR” the TiVo merger proposal;

•	“FOR” the TiVo adjournment proposal; and

•	“FOR” the TiVo compensation proposal.

Q:	How do I vote?

A:

If you are a holder of record of TiVo common stock as of the close of business on the record date for the TiVo special meeting, you may through the Internet during the TiVo special meeting at www.virtualshareholdermeeting.com/TIVO2020 or, to ensure your shares are represented at the applicable meeting, you may vote by:

•	accessing the Internet before the TiVo special meeting at the website specified on your proxy card;

•	calling the toll-free number specified on your proxy card; or

•	marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

If your shares are held in street name, through a broker, bank, trustee or other nominee, please follow the instructions on a voting instruction card furnished by the record holder. If you hold shares of TiVo common stock through a broker or other nominee and wish to vote your shares of TiVo common stock at the TiVo special meeting, you will need the 16-digit control number included in your proxy card or in the materials provided by your bank, brokerage firm or other nominee.

Q:	What is a “broker non-vote?”

A:

Under stock exchange rules, banks, brokers and other nominees may use their discretion to vote “uninstructed” shares (i.e., shares held of record held by banks, brokers or other nominees but with respect to which the beneficial owner of such shares has not provided instructions on how to vote on a particular proposal) with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation) and certain corporate governance proposals, even if management-supported. A “broker non-vote” occurs on an item when (i) a broker, nominee or intermediary has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other proposals without instructions from the beneficial owner of the shares and (ii) the beneficial owner fails to provide the broker, nominee or intermediary with such instructions. Because none of the proposals to be voted on at the TiVo special meeting are routine matters for which brokers may have discretionary authority to vote, TiVo does not expect there to be any broker non-votes at the TiVo special meeting.

Q:	What vote is required to approve each TiVo proposal?

A:

Proposal 1: To Adopt the Merger Agreement by TiVo Stockholders. Approving the TiVo merger proposal requires the affirmative vote of holders of a majority of all outstanding shares of the TiVo common stock entitled to vote on the TiVo merger proposal. Accordingly, a TiVo stockholder’s failure to submit a proxy card or to vote through the Internet during the TiVo special meeting, an abstention from voting, or a broker non-vote, if any, will have the same effect as a vote “AGAINST” the TiVo merger proposal.

Proposal 2: To Adjourn the TiVo Special Meeting by TiVo Stockholders. Approving the TiVo adjournment proposal (if necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the merger agreement) requires the affirmative vote of a majority of the shares of TiVo common stock in attendance or represented by proxy at the TiVo special meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” the TiVo adjournment proposal, and shares held by TiVo stockholders not in attendance at, and who have not submitted a proxy for, the TiVo special meeting, will have no effect on the outcome of any vote on the TiVo adjournment proposal. As TiVo does not expect there to be any broker non-votes at the TiVo special meeting, broker non-votes will have no effect on the outcome of any vote on the TiVo adjournment proposal.

Proposal 3: Regarding Certain TiVo Merger-Related Executive Compensation Arrangements. In accordance with Section 14A of the Exchange Act, TiVo is providing stockholders with the opportunity to approve, by non-binding advisory vote, compensation payments for TiVo’s named executive officers in connection with the mergers, as reported in the section of this joint proxy statement/prospectus entitled “Advisory (Non-Binding) Vote on Compensation” beginning on page 159. Approving the TiVo compensation proposal, on a non-binding advisory basis, requires the affirmative vote of a majority of the shares of TiVo common stock in attendance or represented by proxy and entitled to vote at the TiVo special meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” the TiVo compensation proposal, and broker non-votes (which are not considered votes cast), if any, and shares held by TiVo stockholders not in attendance at, and who have not submitted a proxy for, the TiVo special meeting, will have no effect on the outcome of any vote to approve, on a non-binding advisory basis, the TiVo compensation proposal, assuming a quorum is present.

Q:	How many votes do I have?

A:

You are entitled to cast one (1) vote for each share of TiVo common stock that you owned as of the close of business on the record date for the TiVo special meeting. As of the close of business on the record date for the TiVo special meeting, there were 127,680,515 shares of TiVo common stock outstanding entitled to vote at the TiVo special meeting.

Q:	What will happen if I fail to vote or I abstain from voting?

A:

Proposal 1: To Adopt the Merger Agreement by TiVo Stockholders. If you are a TiVo stockholder and fail to vote, fail to instruct your broker or nominee to vote, or vote to abstain, it will have the same effect as a vote “AGAINST” the TiVo merger proposal.

Proposal 2: To Adjourn the TiVo Special Meeting by TiVo Stockholders. If you are a TiVo stockholder and vote to abstain, it will have the same effect as a vote “AGAINST” the TiVo adjournment proposal. If you are a TiVo stockholder and fail to vote, it will have no effect on the TiVo adjournment proposal. As TiVo does not expect there to be any broker non-votes at the TiVo special meeting, if you are a TiVo stockholder and fail to instruct your broker or nominee to vote, it will have no effect on the TiVo adjournment proposal.

Proposal 3: Regarding Certain TiVo Merger-Related Executive Compensation Arrangements. If you are a TiVo stockholder and vote to abstain, it will have the same effect as a vote “AGAINST” the TiVo compensation proposal. If you are a TiVo stockholder and fail to vote or fail to instruct your broker or nominee to vote, it will have no effect on the TiVo compensation proposal, assuming a quorum is present.

Q:	What constitutes a quorum?

A:

The presence in person or by proxy of the holders of a majority of the shares of TiVo common stock entitled to vote at the TiVo special meeting constitutes a quorum. TiVo stockholders who virtually attend the TiVo special meeting via live audio-only webcast at www.virtualshareholdermeeting.com/TIVO2020 will be considered present “in person” for purposes of establishing a quorum and for all other purposes. Shares of TiVo common stock that are represented at the TiVo special meeting and are entitled to vote but not voted, including TiVo shares for which a stockholder directs an “abstention” from voting will be counted as present for purposes of establishing a quorum. However, broker non-votes, if any, will not be included to establish a quorum. Because none of the proposals to be voted on at the TiVo special meeting are routine matters for which brokers may have discretionary authority, TiVo does not expect there to be any broker non-votes at the TiVo special meeting.

Q:	If my shares are held in “street name” by my broker, will my broker automatically vote my shares for me?

A:

No. If you hold your shares in a stock brokerage account or if your shares are held by a bank or nominee, that is, in “street name,” your broker, bank, trust company or other nominee cannot vote your shares on “non-routine” matters without instructions from you. You should instruct your broker, bank, trust company or other nominee as to how to vote your shares, following the directions provided by your broker, bank, trust company or other nominee to you. Please check the voting form used by your broker, bank, trust company or other nominee.

If you are a TiVo stockholder and you do not provide your broker, bank, trust company or other nominee with instructions and your broker, bank, trust company or other nominee submits an unvoted proxy, your shares of TiVo common stock will not be counted for purposes of determining a quorum at the TiVo special meeting or be voted on any proposal on which your broker, bank, trust company or other nominee does not have discretionary authority. If you fail to provide your broker, bank, trust company or other nominee with instructions, your shares may still be counted for the purposes of determining a quorum and voted on any proposal if you vote your shares through the Internet during the TiVo special meeting at www.virtualshareholdermeeting.com/TIVO2020 using the 16-digit control number included in your proxy card or the materials provided by your bank or brokerage firm.

Q:	What will happen if I return my proxy card without indicating how to vote?

A:

If you are a registered holder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the TiVo board.

Please note that you may vote your shares held in street name by returning a proxy card directly to TiVo, or you may vote at the TiVo special meeting using the 16-digit control number included in your proxy card or the materials provided by your bank or brokerage firm.

If you are a TiVo stockholder and you do not instruct your broker on how to vote your TiVo shares, your broker may not vote your TiVo shares, which will have the same effect as a vote “AGAINST” the TiVo merger proposal but will have no effect on the TiVo adjournment proposal and the TiVo compensation proposal.

Q:	Can I change my vote after I have returned a proxy or voting instruction card?

A:	Yes. You can change your vote at any time before your proxy is voted at the TiVo special meeting.

If you are a registered holder of record you can change your vote or revoke your proxy at any time before it is exercised at the TiVo special meeting by doing any of the following:

•	you can send a completed proxy card bearing a later date than your original proxy card and mailing it so that it is received prior to the TiVo special meeting;

•	you can send a notice of revocation to the TiVo Corporate Secretary, dated as of a later date than the date of the proxy and received prior to the TiVo special meeting;

•

you can log on to the Internet website specified on your proxy card before the TiVo special meeting as you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case following the instructions on your proxy card and to the extent you are eligible to do so; or

•

you can virtually attend the TiVo special meeting and vote through the Internet by visiting www.virtualshareholdermeeting.com/TIVO2020. To attend the meeting and vote, you will need the 16-digit control number included in your proxy card. Simply attending the meeting will not, by itself, revoke your proxy.

If you hold your shares in street name through a broker, bank or other nominee holder of record, you must contact your broker, bank or other nominee holder of record to change your vote or you will need the 16-digit control number included in your proxy card or in the materials provided by your bank, brokerage firm or other nominee to vote your shares if you wish to cast your vote through the Internet during the TiVo special meeting.

Your attendance alone will not revoke any proxy that you have previously given or change your vote.

Q:	What happens if I transfer my shares of TiVo common stock before the special meeting?

A:

The record date for the TiVo special meeting is earlier than the date of the TiVo special meeting and the date that the mergers are expected to be completed. If you transfer your TiVo shares after the record date but before the TiVo special meeting, you will retain your right to vote at the TiVo special meeting. However, in order to receive the TiVo merger consideration, you must hold your shares of TiVo common stock through the completion of the mergers.

Q:	What if I hold shares in both Xperi and TiVo?

A:

If you are both an Xperi stockholder and a TiVo stockholder, you will receive two separate packages of proxy materials. A vote cast as an Xperi stockholder will not count as a vote cast as a TiVo stockholder, and a vote cast as a TiVo stockholder will not count as a vote cast as an Xperi stockholder. Therefore, please separately submit a proxy for each of your Xperi and TiVo shares.

Q:	Who is the inspector of election?

A:	The TiVo board has appointed Pamela Sergeeff to act as the inspector of election at the TiVo special meeting.

Q:	Where can I find the voting results of the special meetings?

A:

The preliminary voting results are expected to be announced at the TiVo special meeting. In addition, within four (4) business days following the TiVo special meeting, TiVo intends to file the final voting results of its special meeting with the SEC on Form 8-K.

Q:	What will happen if all of the proposals to be considered at the special meetings are not approved?

A:

As a condition to the completion of the mergers, TiVo stockholders must approve the TiVo merger and Xperi stockholders must approve the Xperi merger. Completion of the mergers is not conditioned or dependent on approval of any of the other proposals to be considered at the special meetings. Under specified circumstances, Xperi or TiVo may be required to pay to, or be entitled to receive from, the other party a fee with respect to termination of the merger agreement, see “Adoption of the Merger Agreement—The Merger Agreement—Expenses and Termination Fees” beginning on page 154.

Q:

Why are TiVo stockholders being asked to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to TiVo’s named executive officers in connection with the completion of the mergers?

A:

The rules promulgated by the SEC under Section 14A of the Exchange Act require TiVo to seek a non-binding, advisory vote with respect to certain compensation that may be paid or become payable to TiVo’s named executive officers in connection with the mergers. For more information regarding such payments, see the section entitled “Advisory (Non-Binding) Vote on Compensation” beginning on page 159.

Q:

What will happen if TiVo stockholders or Xperi stockholders do not approve, on a non-binding advisory basis, the payments to Xperi’s and TiVo’s named executive officers in connection with the completion of the mergers?

A:

The votes on the Xperi compensation proposal and the TiVo compensation proposal are votes separate and apart from the votes on the Xperi merger proposal and the TiVo merger proposal. Accordingly, Xperi stockholders may vote in favor of the Xperi merger proposal and not in favor of the Xperi compensation proposal, or vice versa. Approval of the Xperi compensation proposal is not a condition to consummation of the mergers, and it is advisory in nature only, meaning it will not be binding on Xperi, TiVo or HoldCo. Likewise, TiVo stockholders may vote in favor of the TiVo merger proposal and not in favor of the TiVo compensation proposal, or vice versa. Approval of the TiVo compensation proposal is not a condition to consummation of the mergers, and it is advisory in nature only, meaning it will not be binding on Xperi, TiVo or HoldCo.

Q:	What do I need to do now?

A:	Carefully read and consider the information contained in and incorporated by reference into this joint proxy statement/prospectus, including its annexes.

If you are a holder of record, in order for your shares to be represented at the TiVo special meeting, you must:

•	attend the TiVo special meeting virtually via live audio-only webcast;

•	vote through the Internet or by telephone before the TiVo special meeting by following the instructions included on your proxy card; or

•	indicate on the enclosed proxy card how you would like to vote and return the proxy card in the accompanying pre-addressed postage paid envelope.

If you hold your shares in street name, in order for your shares to be represented at the TiVo special meeting, you should instruct your broker, bank, trust company or other nominee as to how to vote your shares, following the directions provided to you by your broker, bank, trust company or other nominee. If you fail to provide your broker, bank, trust company or other nominee with instructions as to how to vote your shares, then you will need to vote your shares through the Internet during the TiVo special meeting using the 16-digit control number included in your proxy card or in the materials provided by your bank, brokerage firm or other nominee in order for your shares to be represented at the TiVo special meeting.

Q:	Who can help answer my questions?

A:

TiVo stockholders who have questions about the merger agreement, the mergers or the other matters to be voted on at the special meetings, who need assistance submitting their proxy or voting shares or who desire additional copies of this joint proxy statement/prospectus or additional proxy cards should contact:

MacKenzie Partners, Inc.

1407 Broadway Avenue, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free: (800) 322-2885

Email: proxy@mackenziepartners.com

SUMMARY

This summary highlights information contained elsewhere in this joint proxy statement/prospectus and may not contain all the information that is important to you. Xperi and TiVo urge you to read carefully the remainder of this joint proxy statement/prospectus, including the attached annexes and the other documents to which we refer you herein and documents incorporated by reference into this joint proxy statement/prospectus, as this section does not provide all the information that might be important to you with respect to the mergers and the other matters being considered at the applicable special meeting. See also the section entitled “Where You Can Find More Information” beginning on page 213. We have included page references to direct you to a more complete description of the topics presented in this summary.

The Companies

Xperi Corporation (See page 44)

Xperi Corporation

3025 Orchard Parkway

San Jose, California 95134

Telephone: (408) 321-6000

Xperi Corporation, which we refer to as Xperi, licenses its innovative products, technologies and inventions to global electronics companies which, in turn, integrate the technologies into their own consumer electronics and semiconductor products. Xperi’s technologies and inventions are widely adopted and used every day by millions of people. Xperi’s audio and imaging technologies have shipped in billions of devices for the home, mobile and automotive markets. Xperi’s semiconductor packaging and interconnect technologies have been licensed to more than 100 customers and have shipped in over a hundred billion semiconductor chips.

Xperi common stock is listed on Nasdaq under the symbol “XPER.”

Additional information about Xperi and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 213.

TiVo Corporation (See page 44)

TiVo Corporation

2160 Gold Street

San Jose, California 95002

Telephone: (408) 519-9100

TiVo Corporation, which we refer to as TiVo, provides an intellectual property portfolio and products to help consumers enjoy watching their favorite entertainment. TiVo’s technologies enable an integrated entertainment experience, making entertainment content easy to find, watch and enjoy. TiVo’s product business serves up the best movies, video and shows from across live TV, on demand, streaming services and countless apps, helping people discover what to watch as they wish. For content creators and advertisers, TiVo’s machine learning for personalized content recommendations, conversational voice solution and targeted advertising methodologies help deliver a passionate group of watchers to increase viewership and engagement across online video, TV and other entertainment viewing platforms. TiVo’s intellectual property business provides a global portfolio of thousands of patents that underlie this entertainment platform as well as across the broader video landscape.

TiVo common stock is listed on Nasdaq under the symbol “TIVO.”

Additional information about TiVo and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 213.

XRAY-TWOLF HoldCo Corporation (See page 44)

XRAY-TWOLF HoldCo Corporation

c/o Xperi Corporation

3025 Orchard Parkway

San Jose, California 95134

Telephone: (408) 321-6000

c/o TiVo Corporation

2160 Gold Street

San Jose, California 95002

Telephone: (408) 519-9100

XRAY-TWOLF HoldCo Corporation, which we refer to as HoldCo, is a Delaware corporation that is jointly owned by Xperi and TiVo and was formed on December 17, 2019, for the purpose of effecting the mergers. To date, HoldCo has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement in connection with the mergers. As of the completion of the mergers, Xperi and TiVo will each become subsidiaries of HoldCo and HoldCo common stock will be listed on Nasdaq under the symbol “XPER.” The business of HoldCo will be the combined businesses currently conducted by Xperi and TiVo.

XRAY Merger Sub Corporation (See page 45)

XRAY Merger Sub Corporation

c/o Xperi Corporation

3025 Orchard Parkway

San Jose, California 95134

Telephone: (408) 321-6000

c/o TiVo Corporation

2160 Gold Street

San Jose, California 95002

Telephone: (408) 519-9100

XRAY Merger Sub Corporation, which we refer to as Xperi Merger Sub, is a Delaware corporation and wholly owned subsidiary of HoldCo that was formed on December 17, 2019, for the purpose of effecting the mergers. To date, Xperi Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement in connection with the mergers. Pursuant to the merger agreement, Xperi Merger Sub will be merged with and into Xperi, with Xperi surviving the merger as a subsidiary of HoldCo.

TWOLF Merger Sub Corporation (See page 45)

TWOLF Merger Sub Corporation

c/o Xperi Corporation

3025 Orchard Parkway

San Jose, California 95134

Telephone: (408) 321-6000

c/o TiVo Corporation

2160 Gold Street

San Jose, California 95002

Telephone: (408) 519-9100

TWOLF Merger Sub Corporation, which we refer to as TiVo Merger Sub, is a Delaware corporation and wholly owned subsidiary of HoldCo that was formed on December 17, 2019, for the purpose of effecting the mergers. To date, TiVo Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement in connection with the mergers. Pursuant to the merger agreement, TiVo Merger Sub will be merged with and into TiVo, with TiVo surviving the TiVo merger as a subsidiary of HoldCo.

The Merger Agreement and the Mergers

A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus. Xperi and TiVo encourage you to read the entire merger agreement carefully because it is the principal document governing the mergers. For more information on the merger agreement, see the section entitled “Adoption of the Merger Agreement” beginning on page 46.

Effects of the Mergers (See page 46)

The organization of Xperi, TiVo and HoldCo before and after the mergers is illustrated on this page and the following page:

Prior to the Mergers

The Mergers

After the Mergers

Contemplated Business Separation (See page 46)

Although there is no current plan or intention to separate any parts of the combined company, Xperi and TiVo currently contemplate that, at some point following the consummation of the mergers and likely no earlier than the first quarter of 2021, the combined company may pursue, subject to the receipt of approval by the HoldCo board and any required regulatory approvals, a separation of the combined company’s product and IP licensing businesses through a tax-efficient transaction, resulting in two independent, publicly traded companies. Xperi and TiVo currently anticipate that any contemplated business separation transaction, if undertaken, will be consummated in the form of a pro-rata spin-off transaction intended to qualify as tax-free under Section 355 of the Code, in which HoldCo stockholders, at such time, would receive shares of capital stock in the resulting spin-off company. For more information on the anticipated business mix of each independent company, see the section entitled “—The Adoption of the Merger Agreement—Contemplated Business Separation” beginning on page 46.

The consummation of the mergers is not conditioned on the determination to proceed with any contemplated business separation transaction described herein and any such determination to proceed with any contemplated business separation will only be made after consummation of the mergers. The HoldCo board may, at any time prior to the consummation of any contemplated business separation, determine to abandon such transaction, and no assurance can be given that such transaction will occur, either in the currently intended form described herein or at all. Xperi stockholders and TiVo stockholders are being asked to vote to adopt the merger agreement with respect to the proposed mergers and are not being asked to vote on any contemplated business separation transaction. In the event that the HoldCo board determines, following the completion of the mergers, to proceed with any contemplated business separation transaction, we currently anticipate that such contemplated business separation transaction, if undertaken, would be effectuated in the form of a pro-rata spin-off transaction intended to qualify as tax-free under Section 355 of the Code, in which HoldCo stockholders, at such time, would receive shares of capital stock in the resulting spin-off company. Xperi and TiVo currently anticipate that any contemplated business separation transaction will not be consummated prior to the first quarter of 2021. For a further discussion of the risks related to any contemplated business separation transaction, see “Risk Factors—Risks Related to the Combined Company” beginning on page 36.

Merger Consideration (See page 121)

Xperi Merger Consideration. Subject to the terms and conditions set forth in the merger agreement, at the effective time, each share of Xperi common stock issued and outstanding immediately prior to the effective time (excluding any shares of Xperi common stock that are held in treasury) will be converted into the right to receive one (1) share of HoldCo common stock for each share of Xperi common stock.

TiVo Merger Consideration. Subject to the terms and conditions set forth in the merger agreement, at the effective time, each share of TiVo common stock issued and outstanding immediately prior to the effective time (excluding any shares of TiVo common stock that are held in treasury) will be converted into the right to receive 0.455 shares of HoldCo common stock for each share of TiVo common stock, with cash in lieu of any fractional shares of HoldCo common stock.

The merger agreement does not contain any provision that would adjust the exchange ratio based on the fluctuations in the market value of either the Xperi common stock or TiVo common stock. Because of this, the implied value of the merger consideration to the Xperi stockholders and TiVo stockholders will fluctuate between now and the completion of the mergers.

On December 18, 2019, the last trading day prior to the public announcement of the proposed mergers, the closing price on Nasdaq was $20.94 per share of Xperi common stock and $7.89 per share of TiVo common stock. On April 16, 2020, the latest practicable date prior to filing this joint proxy statement/prospectus, the closing price on Nasdaq was $14.19 per share of Xperi common stock and $6.64 per share of TiVo common stock. We urge you to obtain current market quotations before voting your shares.

Treatment of Xperi Stock Options and Other Xperi Equity-Based Awards (See page 122)

The merger agreement provides that, as of the effective time:

•

Each outstanding Xperi stock option, whether vested or unvested, will be automatically converted at the effective time into an option to purchase, on the same terms and conditions (including any applicable vesting and exercisability requirements) as were applicable to such Xperi stock option immediately prior to the effective time, one (1) share of HoldCo common stock, at an exercise price per share (rounded up to the nearest whole cent) equal to the per-share exercise price of the Xperi stock option by the Xperi exchange ratio;

•

Each outstanding Xperi restricted stock unit award, whether vested or unvested, which we refer to as an Xperi RSU award, will be automatically converted at the effective time into one (1) HoldCo restricted stock unit award, which we refer to as a HoldCo RSU award, on the same terms and conditions (including any applicable vesting and settlement requirements) as were applicable to such Xperi RSU award immediately prior to the effective time; and

•

Each Xperi RSU award that is subject to performance-vesting based on the achievement of performance metrics immediately prior to the effective time, which we refer to as an Xperi PSU award, will be automatically converted at the effective time into one (1) HoldCo RSU award, on the same terms and conditions (including any applicable performance-based vesting criteria and settlement requirements) as were applicable to such Xperi PSU award immediately prior to the effective time, except as described in the sections of this joint proxy statement entitled “Adoption of the Merger Agreement—Recommendation of the Xperi Board of Directors—Interests of Xperi Directors and Executive Officers in the Mergers—Treatment of Xperi PSU Awards held by Jon Kirchner” beginning on page 78 and “ Adoption of the Merger Agreement—Recommendation of the Xperi Board of Directors—Interests of Xperi Directors and Executive Officers in the Mergers—Treatment of Xperi PSU Awards held by Murali Dharan” beginning on page 79.

In addition, each of the Xperi Amended and Restated Employee Stock Purchase Plan and the Xperi Second Amended and Restated International Employee Stock Purchase Plan, which we refer to as the Xperi ESPPs, will, subject to the consummation of the mergers, terminate effective immediately prior to the effective time. The merger agreement, as amended, provides that any offering period under the Xperi ESPPs will terminate and all options to purchase shares of Xperi common stock under the Xperi ESPPs will be automatically exercised on the earlier to occur of the day that is four (4) trading days before the effective time or the date on which such offering period would otherwise end.

Treatment of TiVo Options and Other Equity-Based Awards (See page 123)

The merger agreement provides that, as of the effective time:

•

Each outstanding TiVo stock option, whether vested or unvested, will be automatically converted at the effective time into an option to purchase, on the same terms and conditions (including any applicable vesting and exercisability requirements) as were applicable to such TiVo stock option immediately prior to the effective time, the number of shares of HoldCo common stock (rounded down to the nearest whole share) determined by multiplying the number of shares of TiVo common stock subject to the TiVo stock option by the TiVo exchange ratio (which is 0.455), at an exercise price per share (rounded up to the nearest whole cent) determined by dividing the per-share exercise price of the TiVo stock option by the TiVo exchange ratio;

•

Each outstanding TiVo restricted stock unit award, whether vested or unvested, which we refer to as a TiVo RSU award, will be automatically converted at the effective time into a HoldCo restricted stock unit award, which we refer to as a HoldCo RSU award, on the same terms and conditions (including any applicable vesting and settlement requirements) as were applicable to such TiVo RSU award immediately prior to the effective time, with respect to the number of shares of HoldCo common stock (rounded down to the nearest whole share) determined by multiplying the number of shares of TiVo common stock subject to the TiVo RSU award by the TiVo exchange ratio; and

•

Under the terms of performance restricted stock unit awards granted by TiVo to its executive officers, which we refer to as TiVo PSUs, performance against the TSR performance metrics will be measured as of the consummation of the mergers, with the ending share price for purposes of the performance period being calculated based on the 30-trading day average closing share price immediately prior to and including the date of consummation of the mergers. Any TiVo PSUs that are deliverable based on this measurement will vest on the consummation date on a pro rata basis (based on the portion of the performance period during which services were performed). Any remaining TiVo PSUs that are deliverable based on this measurement and that did not vest upon consummation of the mergers will vest ratably following the date of consummation of the mergers through the earlier of the first regularly scheduled compensation committee meeting following the end of the performance period or June 1, 2021 (for awards granted in 2018) and June 1, 2022 (for awards granted in 2019).

In addition, certain TiVo RSU awards which vest only upon certain liquidity events will vest upon the consummation of the mergers.

In addition, the Rovi Corporation 2008 Employee Stock Purchase Plan, which we refer to as the TiVo ESPP, will, subject to the consummation of the mergers, terminate effective immediately prior to the effective time. The merger agreement, as amended, provides that any offering period under the TiVo ESPP will terminate and all options to purchase shares of TiVo common stock under the TiVo ESPP will be automatically exercised on the earlier to occur of the day that is four (4) trading days before the effective time or the date on which such offering period would otherwise end.

New HoldCo Equity Awards (See page 124)

In connection with the mergers, and prior to the effective time, HoldCo will adopt the Xperi Corporation 2020 Equity Incentive Plan, which we refer to as the HoldCo Equity Incentive Plan. In addition to the Xperi and TiVo equity awards that will be converted upon completion of the mergers, the combined company will be permitted to issue new equity-based compensation for services rendered to the combined company or any of its participating subsidiaries in the form of stock options, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents, performance awards and stock payments (or any combination thereof) granted under the HoldCo Equity Incentive Plan. No awards may be granted under the HoldCo Equity Incentive Plan prior to the effective time.

Prior to the effective time, HoldCo will also adopt the Xperi Corporation 2020 Employee Stock Purchase Plan, which we refer to as the HoldCo ESPP. The HoldCo ESPP will permit employees of the combined company and its designated subsidiaries to contribute a portion of their eligible compensation (after tax) through payroll deductions to purchase shares of HoldCo common stock at a discount. No awards may be granted under the HoldCo ESPP prior to the effective time.

Material U.S. Federal Income Tax Consequences of the Mergers (See page 130)

It is anticipated that the Xperi merger and the TiVo merger will each qualify as a “reorganization” within the meaning of Section 368(a) of the Code, or as a transaction qualifying for non-recognition of gain and loss under Section 351 of the Code. It is a condition to Xperi’s obligation to complete the Xperi merger that Xperi receive an opinion from Skadden, dated the date of the effective time, to the effect that the Xperi merger and the TiVo merger will each qualify as a “reorganization” within the meaning of Section 368(a) of the Code or, alternatively, as a transaction qualifying for non-recognition of gain and loss under Section 351 of the Code. It is a condition to TiVo’s obligation to complete the TiVo merger that TiVo receive an opinion from Cooley, dated the date of the effective time, to the effect that the Xperi merger and the TiVo merger will each qualify as a “reorganization” within the meaning of Section 368(a) of the Code or, alternatively, as a transaction qualifying for non-recognition of gain and loss under Section 351 of the Code. Based on the tax opinion representations and assumptions (as defined on page 132), in the opinion of Skadden and Cooley, the Xperi merger and the TiVo merger will each qualify as a “reorganization” within the meaning of Section 368(a) of the Code or as a transaction qualifying for non-recognition of gain and loss under Section 351 of the Code.

Accordingly, a U.S. holder (as defined on page 131) of Xperi common stock or TiVo common stock will recognize no gain or loss for U.S. federal income tax purposes upon the exchange of shares of Xperi common stock or TiVo common stock for shares of HoldCo common stock in the Xperi merger or the TiVo merger, respectively, except with respect to cash received by TiVo stockholders in lieu of fractional shares. If any of the tax opinion representations and assumptions is incorrect, incomplete or inaccurate or is violated, the validity of the opinions described above may be affected and the tax consequences of the mergers could differ from those described in this joint proxy statement/prospectus.

Please carefully review the information set forth in the section entitled “Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Mergers” beginning on page 130 for a discussion of the material U.S. federal income tax consequences of the mergers. Please consult your own tax advisors as to the specific U.S. federal, state or local or foreign income or other tax consequences to you of the mergers.

Xperi’s Reasons for the Mergers; Recommendation of the Xperi Board (See page 60)

After careful consideration, the Xperi board, on December 17, 2019, approved the merger agreement and determined that entering into the merger agreement and consummating the transactions contemplated thereby are advisable and fair to, and in the best interests of, Xperi and its stockholders. For factors considered by the Xperi board in reaching its decision to approve the merger agreement, see the section entitled “Adoption of the Merger Agreement—Recommendation of the Xperi Board of Directors—Xperi’s Reasons for the Mergers” beginning on page 60. The Xperi board recommends that the Xperi stockholders vote “FOR” each of the Xperi merger proposal, the Xperi adjournment proposal and the Xperi compensation proposal.

TiVo’s Reasons for the Mergers; Recommendation of the TiVo Board (See page 84)

After careful consideration, the TiVo board, on December 18, 2019, approved the merger agreement and determined that entering into the merger agreement and consummating the transactions contemplated thereby, including the TiVo merger, are advisable and fair to, and in the best interests of, TiVo and its stockholders. For factors considered by the TiVo board in reaching its decision to approve the merger agreement, see the section entitled “Adoption of the Merger Agreement—Recommendation of the TiVo Board of Directors—TiVo’s Reasons for the Mergers” beginning on page 84. The TiVo board recommends that TiVo stockholders vote “FOR” each of the TiVo merger proposal, the TiVo adjournment proposal and the TiVo compensation proposal.

Opinion of Xperi’s Financial Advisor (See page 65)

Xperi retained Centerview as financial advisor to Xperi in connection with the proposed mergers and the other transactions contemplated by the merger agreement. In connection with this engagement, the Xperi board requested that Centerview evaluate the fairness, from a financial point of view, to the holders of shares of Xperi common stock (other than any shares held by Xperi as treasury shares, which are collectively referred to as “Xperi Excluded Shares” throughout this section and the summary of Centerview’s opinion below under the caption “Opinion of Xperi’s Financial Advisor”) of the Xperi exchange ratio provided for pursuant to the merger agreement. On December 17, 2019, Centerview rendered to the Xperi board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated December 18, 2019 that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Xperi exchange ratio provided for pursuant to the merger agreement was fair, from a financial point of view, to the holders of shares of Xperi common stock (other than Xperi Excluded Shares).

The full text of Centerview’s written opinion, dated December 18, 2019, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Xperi board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the mergers and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Xperi common stock (other than Xperi Excluded Shares) of the Xperi exchange ratio provided for pursuant to the merger agreement. Centerview’s opinion did not address any other term or aspect of the merger agreement or the mergers and does not constitute a recommendation to any Xperi stockholder or any other person as to how such stockholder or other person should vote with respect to the mergers or otherwise act with respect to the mergers or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

For further information, see the section of this joint proxy statement/prospectus entitled “Adoption of the Merger Agreement—Recommendation of the Xperi Board of Directors—Opinion of Xperi’s Financial Advisor” beginning on page 65 of this joint proxy statement/prospectus and Annex B.

Opinion of TiVo’s Financial Advisor (See page 87)

On December 18, 2019, at a meeting of the TiVo board, LionTree rendered an oral opinion to the TiVo board (which was subsequently confirmed in writing by delivery of LionTree’s written opinion dated December 18, 2019) as to the fairness, from a financial point of view, as of the date thereof, of the TiVo exchange ratio to the holders of TiVo common stock (other than Xperi and its affiliates), based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by LionTree in preparing its opinion.

LionTree’s opinion was provided to the TiVo board and only addressed the fairness, from a financial point of view, of the TiVo exchange ratio to the holders of TiVo common stock (other than Xperi and its affiliates) (without giving effect to any impact of the mergers on any particular stockholder of TiVo other than in its capacity as a holder of TiVo common stock). The summary of LionTree’s opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this joint proxy statement/prospectus and incorporated herein by reference, and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by LionTree in preparing its opinion. However, neither LionTree’s opinion nor the summary of its opinion and the related analyses set forth in this joint proxy statement/prospectus constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the mergers or any other matter.

For further information, see the section of this joint proxy statement/prospectus entitled “Adoption of the Merger Agreement—Recommendation of the TiVo Board of Directors—Opinion of TiVo’s Financial Advisor” beginning on page 87 of this joint proxy statement/prospectus and Annex C.

Interests of Xperi Directors and Executive Officers in the Mergers (See page 77)

In considering the recommendation of the Xperi board that you vote to approve the Xperi merger proposal, you should be aware that Xperi’s directors and executive officers have certain financial interests in the mergers that may be different from, or in addition to, those of Xperi stockholders generally. The Xperi board was aware of and considered these potential interests, among other matters, in evaluating and negotiating the merger agreement and in recommending to you that you vote to approve the adoption of the merger agreement. See “Adoption of the Merger Agreement—Recommendation of the Xperi Board of Directors—Interests of Xperi Directors and Executive Officers in the Mergers” beginning on page 77.

The benefits and financial interests that Xperi’s officers and directors may become eligible to receive as a result of their interests in the mergers include the continued employment of certain executive officers of Xperi by the combined company, the continued positions of up to four directors of Xperi as directors of HoldCo, the treatment in the Xperi merger of stock options and restricted stock units held by executive officers, the effect of the Xperi merger on any employment, severance or change in control arrangements entered into with Xperi executive officers and the indemnification of former Xperi directors and officers by HoldCo.

For an estimate of the value of the benefits and financial interests that Xperi’s executive officers may become eligible to receive as a result of their interests in the mergers, assuming, among other things, that the mergers were completed on May 29, 2020 and the employment of each executive officer was terminated either by Xperi without cause or by the executive officer for good reason immediately thereafter, see “Adoption of the Merger Agreement—Recommendation of the Xperi Board of Directors—Interests of Xperi Directors and Executive Officers in the Mergers—Merger Related Compensation-Xperi” beginning on page 82.

Interests of TiVo Directors and Executive Officers in the Mergers (See page 99)

In considering the recommendation of the TiVo board that you vote to approve the TiVo merger proposal, you should be aware that TiVo’s directors and executive officers have certain financial interests in the mergers that may be different from, or in addition to, those of TiVo stockholders generally. The TiVo board was aware of and considered these potential interests, among other matters, in evaluating and negotiating the merger agreement and in recommending to you that you vote to approve the adoption of the merger agreement. See “Adoption of the Merger Agreement—Recommendation of the TiVo Board of Directors—Interests of TiVo Directors and Executive Officers in the Mergers” beginning on page 99.

The benefits and financial interests that TiVo’s officers and directors may become eligible to receive as a result of their interests in the mergers include the continued employment of certain executive officers of TiVo by the combined company, the continued positions of three directors of TiVo as directors of HoldCo, the treatment in the TiVo merger of stock options and restricted stock units held by executive officers and directors, the effect of the TiVo merger on any employment, severance or change in control arrangements entered into with TiVo executive officers and the indemnification of former TiVo directors and officers by HoldCo.

For an estimate of the value of the benefits and financial interests that TiVo’s executive officers may become eligible to receive as a result of their interests in the mergers, assuming, among other things, that the mergers were completed on May 29, 2020 and the employment of each executive officer was terminated either by Xperi without cause or by the executive officer for good reason immediately thereafter (other than Peter Halt, TiVo’s former Chief Financial Officer, as is noted and whose lack of any reportable compensation or benefits required to be described is explained), see “Adoption of the Merger Agreement—Recommendation of the TiVo Board of Directors—Interests of TiVo Directors and Executive Officers in the Mergers—Merger Related Compensation-TiVo” beginning on page 104.

Certain Governance Matters Following the Mergers (See page 119)

Under the terms of the merger agreement and the HoldCo bylaws, the Chief Executive Officer of Xperi immediately prior to the mergers will serve as the Chief Executive Officer of HoldCo and the Chief Financial Officer of Xperi immediately prior to the mergers will serve as the Chief Financial Officer of HoldCo.

Under the terms of the merger agreement, at the effective time, the HoldCo board will consist of seven (7) directors, (i) three (3) of whom will be persons designated by Xperi (whom we refer to collectively as the continuing Xperi directors), (ii) three (3) of whom will be persons designated by TiVo (whom we refer to collectively as the continuing TiVo directors) and (iii) one (1) of whom will be the Chief Executive Officer of HoldCo. Xperi has designated Christopher Seams, David Habiger and Darcy Antonellis as the continuing Xperi directors. TiVo has designated Laura Durr, Daniel Moloney and Raghavendra Rau as the continuing TiVo directors.

At the effective time, the HoldCo board will establish a nominating and corporate governance committee of the board which will consist of four (4) members, (i) two (2) of whom will be continuing Xperi directors and (ii) two (2) of whom will be continuing TiVo directors.

Regulatory Approvals (See page 121)

United States Antitrust. Under the HSR Act, certain mergers and acquisitions cannot be consummated until, among other things, notifications have been given and certain information has been furnished to the U.S. Federal Trade Commission, which we refer to as the FTC, and the Antitrust Division of the U.S. Department of Justice, which we refer to as the Antitrust Division, and specified waiting period requirements have been satisfied. On January 3, each of Xperi and TiVo filed Premerger Notification and Report Forms pursuant to the HSR Act with the Antitrust Division and the FTC. On January 21, 2020, the FTC granted early termination of the HSR Act waiting period.

Republic of Korea Competition. Xperi and TiVo filed a Business Combination Report with the Korea Fair Trade Commission, pursuant to the Korean Monopoly Regulation and Fair Trade Law, Article 18 of its Enforcement Decree, and relevant guidelines, which the Korean Fair Trade Commission received on February 17, 2020. The notification to the Korea Fair Trade Commission initiates a suspensory bar on closing prior to approval.

Xperi and TiVo have agreed to use their reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable under applicable antitrust laws and regulations to complete and effect the mergers as soon as possible following the date of the merger agreement.

Completion of the Mergers (See page 148)

We are currently targeting completion of the mergers during the second quarter of 2020, subject to the receipt of required stockholder approvals and regulatory clearance and the satisfaction or waiver of the other closing conditions. It is possible that factors outside the control of Xperi or TiVo could result in the mergers being completed at a later time or not at all.

Conditions to Completion of the Mergers (See page 150)

The obligations of each of Xperi and TiVo to effect the mergers are subject to the satisfaction or waiver of the following conditions:

•	the approval by Xperi stockholders of the Xperi merger proposal;

•	the approval by TiVo stockholders of the TiVo merger proposal;

•	the termination or expiration of any applicable waiting period under the HSR Act;

•

the absence of any law, order, judgment or other legal restraint by a court or other governmental entity in the United States or other jurisdiction if such court or other governmental entity has competent jurisdiction over Xperi or TiVo, that prevents the consummation of the Xperi merger or the TiVo merger;

•

the SEC having declared effective the registration statement of which this joint proxy statement/prospectus forms a part, and the absence of a stop order or proceedings seeking a stop order by the SEC;

•	the approval for listing by Nasdaq, subject to official notice of issuance, of the HoldCo common stock issuable in connection with the mergers;

•	no material adverse effect (or effect that would reasonably be expected to have a material adverse effect) with respect to the other party having occurred since September 30, 2019;

•

certain representations and warranties of the other party relating to the capital structure being true and correct in all respects (other than immaterial inaccuracies) as of December 18, 2019, and as of immediately prior to the effective time;

•

certain representations and warranties of the other party relating to corporate power and authority and approval of the merger agreement that are qualified by materiality or material adverse effect or similar language being true and correct in all respects as of December 18, 2019, and as of immediately prior to the effective time (unless such representations or warranties address matters only as of a particular date or with respect to a specific period, in which event such representations or warranties must be true and correct in all respects only as of that particular date or with respect to that specific period);

•

certain representations and warranties of the other party relating to corporate power and authority and approval of the merger agreement that are not qualified by materiality or material adverse effect or similar language being true and correct in all material respects as of December 18, 2019, and as of immediately prior to the effective time (unless such representations or warranties address matters only as of a particular date or with respect to a specific period, in which event such representations or warranties must be so true and correct in all material respects only as of such particular date or with respect to such specific period);

•

each other representation and warranty of the other party being true and correct as of December 18, 2019, and as of immediately prior to the effective time (unless such representations or warranties address matters only as of a particular date or with respect to a specific period, in which event such representations or warranties must be true and correct only as of such particular date or with respect to such specific period), except where the failure to be so true and correct (without giving effect to any qualifications or limitations as to materiality, material adverse effect or similar language, other than with respect to certain limited exceptions), would not have a material adverse effect on such party;

•	the other party having performed or complied in all material respects with all obligations, covenants and agreements required to be performed by it under the merger agreement;

•

the receipt of a certificate executed by the Chief Executive Officer and Chief Financial Officer of the other party certifying that the conditions in the six (6) preceding bullet points have been satisfied;

•

with respect to Xperi, Xperi’s receipt of an opinion from Skadden to the effect that the Xperi merger and the TiVo merger will each qualify as a “reorganization” within the meaning of Section 368(a) of the Code or, alternatively, as a transaction qualifying for non-recognition of gain and loss under Section 351 of the Code; and

•

with respect to TiVo, TiVo’s receipt of an opinion from Cooley to the effect that the Xperi merger and the TiVo merger will each qualify as a “reorganization” within the meaning of Section 368(a) of the Code or, alternatively, as a transaction qualifying for non-recognition of gain and loss under Section 351 of the Code.

In addition, Xperi and TiVo have agreed to certify to HoldCo that they have not been, in the five (5) years before the effective time, a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code or that none of their equity interests constitute a “United States real property interest” as defined in Section 897(c) of the Code. If Xperi or TiVo fails to provide that certification, the transactions will nonetheless close and HoldCo will withhold the Xperi merger consideration and/or the TiVo merger consideration, as the case may be, and pay over to the appropriate taxing authorities the amount required to be withheld under Section 1445 of the Code.

No Solicitation of Acquisition Proposals (See page 143)

Xperi and TiVo have each agreed not to, and to cause its subsidiaries and its and their executive officers and directors not to, and to use its reasonable best efforts to cause its and its subsidiaries’ officers, directors, employees, agents, attorneys, accountants, advisors, investment bankers and other representatives not to, directly or indirectly: (i) solicit, initiate or knowingly take any action to facilitate or encourage any acquisition proposal (as defined on page 144) or proposal or inquiry that constitutes, or would reasonably be expected to lead to, an acquisition proposal; (ii) participate or engage in any discussions or negotiations with, disclose any information, afford access to their business, properties, assets, books or records, or otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, an acquisition proposal; (iii)(A) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities or any of its subsidiaries (other than provisions in those obligations customarily referred to as “don’t ask” provisions), (B) approve any transaction under Section 203 of the DGCL, or (C) approve any third party becoming an “interested stockholder” under Section 203 of the DGCL; (iv) approve or enter into any agreement, whether written or oral, binding or non-binding, or enter into any agreement or agreement in principle, to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement or breach its obligations under the merger agreement; or (v) resolve, propose or agree to do any of the foregoing.

Each of Xperi and TiVo have each agreed to, and to cause its subsidiaries and its and their officers, directors, employees, agents, attorneys, accountants, advisors, investment bankers and other representatives to immediately cease and terminate, and must not authorize or permit any officers, directors, employees, agents, attorneys, accountants, advisors, investment bankers and other representatives to continue, all existing activities, discussions or negotiations, with any third party conducted with respect to an acquisition proposal and must request and, if necessary, enforce any rights to require any such third party (or its agents or advisors) in possession of information, or any of its subsidiaries to return or destroy all such information.

Notwithstanding these restrictions, the merger agreement provides that, if at any time prior to obtaining approval of its stockholders, either Xperi or TiVo receives an unsolicited bona fide written proposal that does not result from a material breach of the non-solicitation restrictions and that its board of directors determines in good faith (after consultation with its financial advisor and outside counsel) constitutes or would be reasonably likely to lead to a superior proposal (as defined on page 145), Xperi or TiVo, may, upon a determination by that party’s board (after consultation with its outside counsel) that failure to take the action would be inconsistent with its fiduciary duties: (i) participate in discussions or negotiations with the person making the acquisition proposal regarding such acquisition proposal and (ii) furnish information with respect to itself and its subsidiaries to the person making such acquisition proposal pursuant to a confidentiality agreement containing terms no less favorable to Xperi and TiVo than the terms of the confidentiality agreement entered into between Xperi and TiVo (provided that the confidentiality agreement (x) need not contain any “standstill” term, (y) must not include any provision granting any exclusive right to negotiate with the counterparty, prohibiting Xperi or TiVo from satisfying its obligations under the merger agreement or requiring Xperi or TiVo or its subsidiaries to pay or reimburse the counterparty’s fees, costs or expenses). Any information concerning Xperi or TiVo or any of its subsidiaries provided or made available to the person making such acquisition proposal must, to the extent not previously provided to the other party, be provided or made available to that party as promptly as reasonably practicable after it is provided to the person making such acquisition proposal.

Xperi and TiVo have each also agreed to: (i) notify the other party as promptly as reasonably practicable, and in any event within twenty-four (24) hours of receipt, of any acquisition proposal, (ii) notify the other party in writing, as promptly as reasonably practicable, and in any event within twenty-four (24) hours, of any decision of its board as to whether to consider any acquisition proposal or to enter into discussions or negotiations concerning any acquisition proposal or to provide information with respect to it to any person, (iii) notify the other party in writing of the identity of the person making an acquisition proposal and the terms and conditions of any proposal or offer (including any changes thereto), unredacted copies of all written materials relating to the acquisition proposal and such other information as is reasonably necessary to keep the other party informed of the status and material terms of any acquisition proposal, (iv) keep the other party informed as promptly as practicable, and in any event within twenty-four (24) hours, with respect to any changes to the material terms of the acquisition proposal, including by providing unredacted copies of written proposals relating to changes to such acquisition proposal and (v) promptly, and in any event within twenty-four (24) hours of the determination, notify the other party of any determination by its board that the acquisition proposal constitutes a superior proposal.

Changes in Board Recommendations (See page 145)

The Xperi board and the TiVo board have resolved to recommend to their stockholders the Xperi merger proposal and the TiVo merger proposal, respectively, and to include such recommendations in this joint proxy statement/ prospectus.

The merger agreement provides that, subject to the exceptions described below, neither the Xperi board nor the TiVo board will (i) effect a board recommendation change (as defined on page 146), (ii) approve or recommend, or propose publicly to approve or recommend, any acquisition proposal or superior proposal, (iii) fail to recommend against acceptance of any tender offer or exchange offer for Xperi common stock or TiVo common stock, as applicable, within ten (10) business days after the commencement of such offer, (iv) take any action to exempt or make any person not subject to any potentially applicable anti-takeover statute or regulation, or (v) fail to affirm publicly and without qualification its board recommendation following a reasonable written request by the other party, prior to the earlier of ten (10) calendar days following such request and five (5) business days prior to the relevant stockholder meeting (subject to certain limited exceptions).

Notwithstanding the foregoing restrictions, at any time prior to obtaining the relevant stockholder approval, the Xperi board or the TiVo board, as applicable, may, if it determines (after consultation with its outside counsel and financial advisor), after it has received a superior proposal (as defined on page 145) (and after consultation with its outside counsel) that the failure to take such action would be inconsistent with its fiduciary duties, effect a board recommendation change. However, such board of directors may not take any such action unless it has given the other party at least four (4) business days’ written notice specifying the material terms and conditions of such proposal and identifying the person making such proposal, or in the event of a subsequent modification to the material terms and conditions of such superior proposal, at least two (2) business days’ written notice advising such other party of the modification to such terms and conditions; provided that during such four (4) or two (2) business day notice period, as applicable, such party engages (to the extent requested by the other party) in good faith negotiations with the other party to amend the merger agreement in such a manner that the acquisition proposal no longer constitutes a superior proposal.

In addition, at any time prior to obtaining the relevant stockholder approval, the Xperi board or the TiVo board, as applicable, may, if it determines (after consultation with outside counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties, effect a board recommendation change in response to any material event or change in circumstance that arises or occurs after the date of the merger agreement that, prior to the date of the merger agreement, was neither known nor reasonably foreseeable by the board of such party, which we refer to as an intervening event (provided that in no event shall any of the following constitute an intervening event: (i) the receipt, existence or terms of an acquisition proposal, (ii) the public announcement, execution, delivery or performance of the merger agreement, the identity of Xperi or TiVo, or the public announcement, pendency or consummation of the transactions contemplated by the merger agreement, (iii) any change to the trading price or trading volume of Xperi common stock or TiVo common stock). However, such board of directors may not take any such action unless it has given the other party at least four (4) business days’ written notice advising the other party of all material information with respect to any such intervening event and stating that it intends to make a board recommendation change and providing its rationale therefor.

Termination of the Merger Agreement (See page 152)

The merger agreement may be terminated at any time prior to the effective time under the following circumstances:

•	before the receipt of both parties’ requisite stockholder approvals, by mutual written consent of Xperi and TiVo;

•

before the receipt of its stockholder approval, by either Xperi or TiVo, if (i) it terminates concurrently with its entry into (and in order to enter into) a definitive acquisition agreement that is authorized by its board and is a superior proposal, (ii) it has complied in all material respects certain of its related obligations under the merger agreement, and (iii) it pays the applicable termination fee to the other party.

•	whether before or after receipt of requisite stockholder approval, by either Xperi or TiVo:

•

if the mergers are not consummated by 5:00 p.m., Pacific Time on September 30, 2020, except that this right to terminate the merger agreement will not be available to a party whose action or failure to act constituted a material breach of the merger agreement and proximately caused (or resulted in), the failure of the mergers to be consummated by that time;

•	if any final and nonappealable legal restraint that makes the consummation of the merger illegal (or permanently restrains, enjoins or prohibits the consummation of the mergers) is in effect;

•

if the approval of the Xperi merger proposal has not been obtained by reason of the failure to obtain the required vote at a duly convened Xperi stockholders meeting (or any adjournment or postponement of that meeting);

•

if the approval of the TiVo merger proposal has not been obtained by reason of the failure to obtain the required vote at a duly convened TiVo stockholders meeting (or any adjournment or postponement of that meeting);

•	before the receipt of the other party’s requisite stockholder approval, by either Xperi or TiVo if the other party’s triggering event (as defined on page 153 below) has occurred;

•	if the other party has materially breached any of its covenants, obligations or other agreements contained in the merger agreement and if:

•	that breach would give rise to the failure of the applicable condition to consummate the mergers;

•	that breach is not curable by September 30, 2020, or is not cured within fifteen (15) business days after the other party gives notice of that breach or inaccuracy; and

•

the terminating party is not then in material breach of any of its representations, warranties, covenants, obligations or other agreements included in the merger agreement such that the other party would have the right to terminate the merger agreement;

•	if any of the representations and warranties of the other party were inaccurate when made (or, if not made as of a specific date, have become inaccurate) and if:

•	that inaccuracy would give rise to the failure of the applicable condition to consummate the mergers;

•	that inaccuracy is not curable by September 30, 2020, or is not cured within fifteen (15) business days after the other party gives notice of that breach or inaccuracy; and

•

the terminating party is not then in material breach of any of its representations, warranties, covenants, obligations or other agreements included in the merger agreement such that the other party would have the right to terminate the merger agreement.

Expenses and Termination Fees Relating to the Mergers (See page 154)

Generally, each party is required to pay all fees and expenses incurred by it in connection with the mergers and the other transactions and agreements contemplated by the merger agreement. However, the merger agreement provides that, upon termination of the merger agreement under certain circumstances, Xperi may be obligated to pay TiVo a termination fee of $44,000,000 or TiVo may be obligated to pay Xperi a termination fee of $50,800,000. Additionally, under specified circumstances, either of Xperi or TiVo may be required to pay an expense reimbursement amount of up to $10,000,000. See the section entitled “Adoption of the Merger Agreement—The Merger Agreement—Expenses and Termination Fees” beginning on page 154 for a more complete discussion of the circumstances under which termination fees will be required to be paid.

Accounting Treatment (See page 133)

The mergers will be accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations, which we refer to as ASC 805. Generally accepted accounting principles in the United States, which we refer to as U.S. GAAP, require that one of the two companies in the mergers be designated as the acquirer for accounting purposes based on the evidence available. Xperi will be treated as the acquiring entity for accounting purposes. In identifying Xperi as the acquiring entity for accounting purposes, the companies took into account the voting rights of all equity instruments, the planned composition of the corporate governing body and senior management of the combined company, the size of each of the companies, and the terms of the exchange of equity interests. In assessing the size of each of the companies, the companies evaluated various metrics, including, but not limited to: assets, revenue, billings, operating income, operating cash flow and market capitalization. No single factor was the sole determinant in the overall conclusion that Xperi is the acquirer for accounting purposes, rather all factors were considered in arriving at such conclusion.

No Appraisal Rights Available (See page 134)

Under the DGCL, Xperi stockholders and TiVo stockholders are not entitled to appraisal rights in connection with the Xperi merger and TiVo merger, respectively.

Listing of HoldCo Common Stock (See page 121)

It is a condition to the completion of the mergers that the HoldCo common stock to be issued to Xperi stockholders and TiVo stockholders in connection with the mergers be approved for listing on Nasdaq, subject to official notice of issuance.

De-listing and Deregistration of Xperi Common Stock and TiVo Common Stock (See page 134)

When the mergers are completed, each of the Xperi common stock and TiVo common stock currently listed on Nasdaq will cease to be quoted on Nasdaq and will subsequently be deregistered under the Exchange Act.

Comparison of Xperi Stockholder Rights (See page 194)

Upon completion of the mergers, Xperi stockholders will become stockholders of HoldCo and their rights will be governed by Delaware law and the governing corporate documents of HoldCo in effect at the effective time, the forms of which are attached as Annex D and Annex E hereto. Xperi stockholders will have different rights once they become HoldCo stockholders due to differences between the governing corporate documents of each of the entities. These differences are described in detail in the section entitled “Comparison of Rights of Stockholders” beginning on page 194.

Comparison of TiVo Stockholder Rights (See page 194)

Upon completion of the mergers, TiVo stockholders will become stockholders of HoldCo and their rights will be governed by Delaware law and the governing corporate documents of HoldCo in effect at the effective time, the forms of which are attached as Annex D and Annex E hereto. TiVo stockholders will have different rights once they become HoldCo stockholders due to differences between the governing corporate documents of each of the entities. These differences are described in detail in the section entitled “Comparison of Rights of Stockholders” beginning on page 194.

The Xperi Special Meeting (See page 161)

Date, Time and Place: Due to the public health concerns regarding the coronavirus or COVID-19 outbreak, the Xperi special meeting will be held virtually via live audio-only webcast at http://virtualshareholdermeeting.com/XPER2020SM on May 29, 2020 at 9:00 a.m. Pacific Time. The Xperi special meeting will be held online only and you will not be able to attend in person. Online check-in will begin at 8:45 a.m. Pacific Time and you should allow ample time for the check-in procedures. You will be able to vote your shares electronically by Internet and submit questions online during the Xperi special meeting by logging in to the website listed above using the 16-digit control number included in your proxy card.

Purpose: At the Xperi special meeting, Xperi stockholders will be asked:

•	to consider and vote on the Xperi merger proposal;

•	to consider and vote on the Xperi adjournment proposal; and

•	to consider and vote on the Xperi compensation proposal.

Record Date; Voting Rights

Only holders of record of Xperi common stock at the close of business on April 13, 2020, the record date for voting at the Xperi special meeting, which we refer to as the Xperi record date, are entitled to vote at the Xperi special meeting. On the Xperi record date, 50,534,650 shares of Xperi common stock were outstanding.

You may cast one (1) vote for each share of Xperi common stock that you owned as of the close of business on the Xperi record date.

Vote Required. The votes required for each proposal are as follows:

Proposal 1: The votes cast “FOR” this proposal must represent a majority of all outstanding shares of Xperi common stock entitled to vote.

Proposal 2: Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Xperi common stock in attendance or represented by proxy and entitled to vote on the proposal.

Proposal 3: Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Xperi common stock in attendance or represented by proxy and entitled to vote on the proposal.

Under stock exchange rules, if you hold your shares of Xperi common stock in “street name,” your broker, nominee or intermediary may not vote your shares without instructions from you on non-routine matters. None of the proposals to be voted on at the Xperi special meeting are routine matters. Therefore, without your voting instructions, your broker or other nominee may not vote your shares on Proposal 1, Proposal 2 or Proposal 3 at the Xperi special meeting.

Abstentions and broker non-votes will have the same effect as a vote “AGAINST” Proposal 1. Abstentions will have the same effect as a vote “AGAINST” Proposal 2 and Proposal 3. Broker non-votes, if any, will have no effect on Proposal 2 and Proposal 3 (assuming a quorum is present).

As of the close of business on the Xperi record date, less than two-percent (2%) of the outstanding shares of Xperi common stock were held by Xperi’s directors and executive officers and their affiliates. We currently expect that Xperi’s directors and executive officers will vote their Xperi shares in favor of the above-listed proposals, although none of them has entered into any agreements obligating him or her to do so.

Completion of the mergers is conditioned on approval of the Xperi merger proposal.

The TiVo Special Meeting (See page 168)

Date, Time and Place: Due to the public health concerns regarding the coronavirus pandemic, the TiVo special meeting will be held virtually via live audio-only webcast at www.virtualshareholdermeeting.com/TIVO2020 on May 29, 2020 at 9:00 a.m. Pacific Time. The TiVo special meeting will be held online only and you will not be able to attend in person. Online check-in will begin at 8:45 a.m. Pacific Time and you should allow ample time for the check-in procedures. You will be able to vote your shares electronically by Internet and submit questions online during the TiVo special meeting by logging in to the website listed above using the 16-digit control number included in your proxy card.

Purpose: At the TiVo special meeting, TiVo stockholders will be asked:

•	to consider and vote on the TiVo merger proposal;

•	to consider and vote on the TiVo adjournment proposal; and

•	to consider and vote on the TiVo compensation proposal.

Record Date; Voting Rights

Only holders of record of TiVo common stock at the close of business on April 13, 2020, the record date for voting at the TiVo special meeting, which we refer to as the TiVo record date, are entitled to vote at the TiVo special meeting. On the TiVo record date, 127,680,515 shares of TiVo common stock were outstanding.

You may cast one (1) vote for each share of TiVo common stock that you owned as of the close of business on the TiVo record date.

Vote Required. The votes required for each proposal are as follows:

Proposal 1: Approval of this proposal requires the affirmative vote of a majority of all outstanding shares of TiVo common stock entitled to vote on the TiVo merger proposal.

Proposal 2: Approval of this proposal requires the affirmative vote of a majority of the shares of TiVo common stock in attendance or represented by proxy at the TiVo special meeting.

Proposal 3: Approval of this proposal requires the affirmative vote of a majority of the shares of TiVo common stock in attendance or represented by proxy and entitled to vote at the TiVo special meeting.

Under stock exchange rules, if you hold your shares of TiVo common stock in “street name,” your broker, nominee or intermediary may not vote your shares without instructions from you on non-routine matters. None of the proposals to be voted on at the TiVo special meeting are routine matters. Therefore, without your voting instructions, your broker or other nominee may not vote your shares on Proposal 1, Proposal 2 or Proposal 3 at the TiVo special meeting.

Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” Proposal 1 and Proposal 2. Abstentions will have the same effect as a vote “AGAINST” Proposal 3 and broker non-votes, if any, will have no effect on Proposal 3 (assuming a quorum is present). However, because none of the proposals to be voted on at the TiVo special meeting are routine matters for which brokers may have discretionary authority to vote, TiVo does not expect any broker non-votes at the TiVo special meeting.

As of the close of business on the TiVo record date, less than three-percent (3%) of the outstanding shares of TiVo common stock were held by TiVo’s directors and executive officers and their affiliates. We currently expect that TiVo’s directors and executive officers will vote their TiVo shares in favor of the above-listed proposals, although none of them has entered into any agreements obligating him or her to do so.

Completion of the mergers is conditioned on approval of the TiVo merger proposal.

Selected Historical Financial Data of Xperi

The following table sets forth selected historical consolidated financial information for Xperi. The historical consolidated financial information for each of the years in the three (3)-year period ended December 31, 2019 and the selected historical consolidated balance sheet data as of December 31, 2019 and December 31, 2018, have been derived from the audited consolidated financial statements of Xperi as of and for the fiscal year ended December 31, 2019, contained in its annual report on Form 10-K filed with the SEC on February 18, 2020, which is incorporated by reference into this joint proxy statement/prospectus. The selected historical consolidated financial information for each of the years ended December 31, 2016 and December 31, 2015, and the selected historical balance sheet data as of December 31, 2017, December 31, 2016 and December 31, 2015, have been derived from Xperi’s audited consolidated financial statements as of and for such years contained in Xperi’s other reports filed with the SEC, as adjusted as described herein, which are not incorporated by reference into this joint proxy statement/prospectus. The following information should be read together with Xperi’s consolidated financial statements and the notes related to those financial statements. See “Where You Can Find More Information” beginning on page 213. Xperi’s historical consolidated financial information may not be indicative of the future performance of Xperi or the combined company.

	Year Ended December 31,
	2019	2018(2)	2017	2016(1)	2015
	(In thousands, except per share amounts or as noted)
Summary of Operations
Net sales	$280,067	$406,133	$373,732	$259,565	$273,300
Net income(3)	$(62,530)	$(289)	$(56,558)	$56,089	$117,016
Per share of common stock (in dollars):
Net income per share—basic	$(1.27)	$(0.01)	$(1.15)	$1.14	$2.26
Net income per share—diluted	$(1.27)	$(0.01)	$(1.15)	$1.12	$2.23
Cash dividends declared per share of common stock	$0.80	$0.80	$0.80	$0.80	$0.80
Book value per share of common stock	$11.15	$12.69	$8.84	$10.12	$9.80
Balance Sheet Data
Total assets	$1,047,945	$1,235,107	$1,110,024	$1,186,436	$539,352
Long-term debt(4)	$344,000	$494,000	$594,000	$600,000	$—
Financial Ratios
Research and development expenses as percent of net sales	40%	26%	28%	17%	12%
Income before income taxes as percent of net sales	-30%	2%	-16%	35%	61%
Return on stockholders’ equity	-11%	0%	-13%	11%	23%
Debt as a percent of total capitalization	39%	44%	58%	54%	0%

Net cash provided by operating activities(5)	$169,253	$135,133	$147,265	$153,860	$147,276

(1)	2016 includes one month of financial results from DTS as well as one-time acquisition related expenses. All periods subsequent to 2016 include financial results from DTS post-acquisition.
(2)

We adopted ASU No. 2014-09 (Topic 606) “Revenue from Contracts with Customers” effective January 1, 2018, which had a material impact on the financial reporting of our operating results. We followed the modified retrospective transition method upon adoption, and under this method the comparative information for prior fiscal years has not been restated and continues to be reported under the accounting standards in effect for those periods.

(3)	Excludes net income (loss) attributable to noncontrolling interest.

(4)

Includes both the short-term and long-term portions of debt principal and excludes approximately $9.3 million, $11.8 million, $14.3 million and $16.8 million in debt issuance costs as of December 31, 2019, 2018, 2017 and 2016, respectively.

(5)

As a result of the adoption of ASU No. 2016-09, Compensation—Stock Compensation (Topic 718), we retrospectively adjusted our Consolidated Statements of Cash Flows to reclassify excess tax benefits of $8.2 million and $0.7 million from financing activities to operating activities in 2016 and 2015, respectively.

Selected Historical Financial Data of TiVo

The following table sets forth selected historical consolidated financial information for TiVo. The historical consolidated financial information for each of the years in the three (3)-year period ended December 31, 2019 and the selected historical consolidated balance sheet data as of December 31, 2019 and December 31, 2018, have been derived from the audited consolidated financial statements of TiVo as of and for the fiscal year ended December 31, 2019, contained in its annual report on Form 10-K filed with the SEC on February 18, 2020, which is incorporated by reference into this joint proxy statement/prospectus. The selected historical consolidated financial information for each of the years ended December 31, 2016 and December 31, 2015, and the selected historical balance sheet data as of December 31, 2017, December 31, 2016 and December 31, 2015, have been derived from TiVo’s audited consolidated financial statements as of and for such years contained in TiVo’s other reports filed with the SEC, which are not incorporated by reference into this joint proxy statement/prospectus. The following information should be read together with TiVo’s consolidated financial statements and the notes related to those financial statements. See “Where You Can Find More Information” beginning on page 213. TiVo’s historical consolidated financial information may not be indicative of the future performance of TiVo or the combined company.

	Year Ended December 31,
	2019	2018(3)	2017	2016(4)	2015
	(In thousands, except per share amounts or as noted)
Summary of Operations(1)
Net sales	$668,129	$695,865	$826,456	$649,093	$526,271
Net income(2)	$(410,067)	$(349,348)	$(37,956)	$32,661	$(4,292)
Per share of common stock (in dollars):
Net income per share—basic	$(3.27)	$(2.84)	$(0.32)	$0.35	$(0.05)
Net income per share—diluted	$(3.27)	$(2.84)	$(0.32)	$0.35	$(0.05)
Cash dividends declared per share of common stock	$0.34	$0.72	$0.72	$—	$—
Book value per share of common stock	$8.56	$12.14	$15.40	$20.26	$12.25
Balance Sheet Data
Total assets	$2,382,572	$2,760,303	$3,163,678	$3,320,843	$2,199,296
Long-term debt	$985,539	$992,137	$983,095	$974,732	$967,156
Financial Ratios
Research and development expenses as percent of net sales	22%	25%	24%	19%	19%
Income before income taxes as percent of net sales	-59%	-49%	-6%	-4%	2%
Return on stockholders’ equity	-38%	-23%	-2%	2%	0%
Debt as a percent of total capitalization	48%	40%	35%	34%	48%

(1)

As a result of goodwill impairment tests performed during the years ended December 31, 2019 and 2018, goodwill impairment charges of $354.6 million and $269.0 million, respectively, were recognized. For further details about the goodwill impairment charges, refer to Note 6 of the Consolidated Financial Statements included in Part IV of TiVo’s Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein.
(2)

On May 9, 2019, TiVo announced that its board of directors unanimously approved a plan to separate the product and IP licensing businesses into separately traded public companies, which we refer to as the separation, which was targeted for completion by April 2020. On December 18, 2019, the TiVo and Xperi entered into the merger agreement, pursuant to which TiVo and Xperi agreed to effect an all-stock, merger of equals strategic combination of their respective businesses, which we refer to as the Xperi combination. The separation process has been and the Xperi combination process has been and is expected to continue to be time-consuming and involve significant costs and expenses. During the year ended December 31, 2019, TiVo incurred $26.2 million of merger, separation and transformation costs. For further details about the Separation and the Xperi Combination, refer to Management’s Discussion and Analysis of Financial Condition included in Part II, Item 7 of TiVo’s Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein.

(3)

On January 1, 2018, new accounting standards were initially applied for revenue recognition, the capitalization and amortization of incremental costs to obtain a contract with a customer and the de-recognition of prepaid stored-value product liabilities, such as gift cards. As a result of adopting these new accounting standards, a cumulative effect adjustment, net of tax effects, was recorded that reduced Accumulated deficit by $31.4 million as of January 1, 2018. Under this method the comparative information for prior fiscal years has not been restated and continues to be reported under the accounting standards in effect for those periods.

(4)

On September 7, 2016, Rovi Corporation completed its acquisition of TiVo Solutions for $1.1 billion, which we refer to as the TiVo acquisition. The Consolidated Statements of Operations for the year ended December 31, 2016 reflect an $86.1 million benefit from a reduction in TiVo’s deferred tax asset valuation allowance in connection with the TiVo acquisition, which was partially offset by including TiVo Solutions’ results for the period subsequent to the date of the TiVo acquisition, $40.0 million of transaction, transition and integration costs associated with the TiVo acquisition and $27.3 million in restructuring and asset impairment charges.

Summary Unaudited Pro Forma Condensed Combined Financial Information

The following table shows summary unaudited pro forma condensed combined financial information, which we refer to as the summary pro forma financial information, about the financial condition and results of operations of HoldCo, after giving effect to the mergers, which were prepared in accordance with Article 11 of Regulation S-X using the acquisition method of accounting with Xperi designated as the accounting acquirer of TiVo. See “Adoption of the Merger Agreement—Accounting Treatment of the Mergers” beginning on page 133 and see “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 175 for more information.

The summary pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the mergers had been completed as of January 1, 2019 for the pro forma condensed combined statement of operations or as of December 31, 2019 for the pro forma condensed combined balance sheet, nor are they necessarily indicative of the future operating results or financial position of the combined company. In addition, the summary pro forma financial information includes adjustments which are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes to the information presented. The summary pro forma financial information does not include estimated cost or growth synergies, adjustments related to restructuring or integration activities, future acquisitions or disposals not yet known or probable, including those that may be required by regulatory or governmental authorities in connection with the mergers, or impacts of merger related change in control provisions that are currently not factually supportable and/or probable of occurring.

The summary pro forma financial information has been derived from and should be read in conjunction with the consolidated financial statements and the related notes of both Xperi and TiVo, as filed with their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2019, which are incorporated by reference in this joint proxy statement/prospectus, and the more detailed unaudited pro forma condensed combined financial information, including the notes thereto, appearing elsewhere in this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 213 and see “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 175.

In thousands, except per share amounts	For the Year Ended December 31, 2019
Pro Forma Condensed Combined Statement of Operations Data
Total revenues	$939,594
Net loss from continuing operations, net of tax	$(495,291)
Net loss attributable to HoldCo	$(498,581)
Loss per common share attributable to HoldCo—basic	$(4.64)
Loss per common share attributable to HoldCo—diluted	$(4.64)
Pro Forma Condensed Combined Balance Sheet Data
Total assets	$2,879,634
Total liabilities	$1,500,249
Total equity	$1,379,385

Equivalent and Comparative Per Share Information

The following table sets forth selected per share information for Xperi common stock on a historical basis for the year ended December 31, 2019, selected per share information for TiVo common stock on a historical basis for the year ended December 31, 2019, selected per share information for HoldCo common stock on a pro forma combined basis for the year ended December 31, 2019, and selected per share information for TiVo common stock on a pro forma equivalent basis for the year ended December 31, 2019. The per share information reflects the Xperi and TiVo common stock issued and outstanding (excluding any shares that are held in treasury). The historical information of each of Xperi and TiVo as of and for the year ended December 31, 2019 is audited and the historical book value per share information as of December 31, 2019 was derived from those audited historical financial statements. Other information in the table is unaudited.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the mergers had been completed as of January 1, 2019 for the pro forma condensed combined statement of operations or as of December 31, 2019 for the pro forma condensed combined balance sheet, nor is it necessarily indicative of the future operating results or financial position of the combined company. You should read the data with the historical consolidated financial statements and related notes of Xperi and TiVo contained in their respective Annual Reports on Form 10-K for the year ended December 31, 2019, each of which is incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 213.

HoldCo’s pro forma combined earnings per share was calculated in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 175. HoldCo pro forma cash dividends per share was calculated based on the sum of the 2019 cash dividends paid by Xperi and TiVo, divided by the pro forma weighted average common shares outstanding for HoldCo for 2019. Pro forma cash dividends per share is presented for illustrative purposes only, and does not represent the actual dividend policy for the combined company. The dividend policy for the combined company has not yet been determined and will be determined by the HoldCo board following completion of the mergers. TiVo’s pro forma equivalent per share amounts were calculated by multiplying HoldCo pro forma combined per share amounts by the TiVo exchange ratio.

As of or for the Year Ended December 31, 2019
Xperi—Historical:
Book value per share attributable to Xperi	$11.15
Cash dividends per share	$0.80
Loss per common share attributable to Xperi—basic	$(1.27)
Loss per common share attributable to Xperi—diluted	$(1.27)
TiVo—Historical:
Book value per share	$8.56
Cash dividends per share	$0.34
Loss per common share—basic	$(3.27)
Loss per common share—diluted	$(3.27)
HoldCo Pro Forma—Combined:
Book value per share attributable to HoldCo	$12.86
Cash dividends per share	$0.76
Loss per common share attributable to HoldCo—basic	$(4.64)
Loss per common share attributable to HoldCo—diluted	$(4.64)
TiVo Pro Forma—Equivalent:
Book value per share	$5.85
Cash dividends per share	$0.35
Loss per common share—basic	$(2.11)
Loss per common share—diluted	$(2.11)

Comparative Per Share Market Price

Xperi common stock and TiVo common stock are traded on Nasdaq under the symbols XPER and TIVO, respectively. The following table presents the closing prices of Xperi common stock and TiVo common stock on December 18, 2019, the last trading day before the public announcement of the execution of the merger agreement, and April 16, 2020, the last practicable trading day before the date of this joint proxy statement/prospectus. The table also shows the estimated equivalent per share value of the TiVo merger consideration for each share of TiVo common stock on the relevant date.

Date	Xperi Closing Price	TiVo Closing Price	Estimated Equivalent Per Share Value(1)
December 18, 2019	$20.94	$7.89	$9.53
April 16, 2020	$14.19	$6.64	$6.46

(1)

The implied value of the TiVo merger consideration represents the per share value based on the closing prices of Xperi common stock of $20.94 on December 18, 2019 and $14.19 on April 16, 2020, respectively, and the TiVo exchange ratio.

RISK FACTORS

In addition to the other information included and incorporated by reference into this joint proxy statement/prospectus, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page iv, you should carefully consider the following risks before deciding whether to vote for the Xperi merger proposal and the Xperi compensation proposal, in the case of Xperi stockholders, or for the TiVo merger proposal and the TiVo compensation proposal, in the case of TiVo stockholders. In addition, you should read and consider the risks associated with each of the businesses of Xperi and TiVo because these risks will also affect HoldCo after the consummation of the mergers. Descriptions of some of these risks can be found in each of Xperi’s and TiVo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, each of which are filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. You should also read and consider the other information in this joint proxy statement/prospectus and the other documents incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 213.

Risks Related to the Mergers

Xperi stockholders and TiVo stockholders cannot be sure of the value of the merger consideration they will receive.

Xperi stockholders and TiVo stockholders will receive a fixed number of shares of HoldCo common stock in the Xperi merger and the TiVo merger, respectively, rather than a number of shares of HoldCo common stock with a particular fixed market value. The market values of Xperi common stock and TiVo common stock at the effective time may vary significantly from their prices on the date prior to the date the merger agreement was executed, the date of this joint proxy statement/prospectus or the date on which Xperi stockholders and TiVo stockholders vote on the Xperi merger proposal and the TiVo merger proposal, respectively. Because the respective Xperi and TiVo exchange ratios are fixed and will not be adjusted to reflect any changes in the market prices of Xperi common stock or TiVo common stock, the market value of the HoldCo common stock issued in the Xperi merger or the TiVo merger, as applicable, and the Xperi common stock and TiVo common stock surrendered in the Xperi merger and the TiVo merger, respectively, may be higher or lower than the market values of these shares on earlier dates. All of the merger consideration to be received by Xperi stockholders and TiVo stockholders will be HoldCo common stock (other than cash in lieu of fractional shares received by TiVo stockholders). At the time of the special meetings, Xperi stockholders and TiVo stockholders will not know or be able to determine the value of the HoldCo common stock they may receive upon completion of the mergers. Changes in the market prices of Xperi common stock and TiVo common stock may result from a variety of factors that are beyond the control of Xperi or TiVo, including changes in their respective businesses, operations and prospects, regulatory considerations, governmental actions, and legal proceedings and other developments. Market assessments of the benefits of the mergers, the likelihood that the mergers will be completed and general and industry-specific market and economic conditions may also have an effect on the market price of Xperi common stock and TiVo common stock. Changes in market prices of Xperi common stock and TiVo common stock may also be caused by fluctuations and developments affecting industry-specific and general economic and market conditions and may have an adverse effect on Xperi common stock and TiVo common stock prior to the consummation of the mergers.

Neither Xperi nor TiVo is permitted to terminate the merger agreement solely because of changes in the market prices of either party’s common stock. In addition, the market values of Xperi common stock and TiVo common stock may vary significantly from the date of the special meetings to the date of the completion of the mergers. You are urged to obtain up-to-date prices for Xperi common stock and TiVo common stock. There is no assurance that the mergers will be completed, that there will not be a delay in the completion of the mergers, or that all or any of the anticipated benefits of the mergers will be obtained.

The market price for HoldCo common stock may be affected by factors different from those that historically have affected Xperi common stock and TiVo common stock.

Upon completion of the mergers, holders of shares of Xperi common stock (other than any shares held in treasury) and holders of shares of TiVo common stock (other than any shares held in treasury) will become holders of shares of HoldCo common stock. Xperi and TiVo each have businesses that differ from each other. Accordingly, the results of operations of HoldCo will be affected by some factors that are different from those currently affecting the results of operations of each of Xperi and TiVo. For a discussion of the businesses of Xperi and TiVo and of some important factors to consider in connection with those businesses, see the documents incorporated by reference in this joint proxy statement/prospectus and referred to under “Where You Can Find More Information” in this joint proxy statement/prospectus.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that cannot be met.

Consummation of the mergers is conditioned upon, among other things, the expiration or termination of the waiting period (and any extensions thereof) applicable to the mergers under the HSR Act which, as noted above, has been obtained by the grant of early termination of the HSR Act waiting period on January 21, 2020. In addition, the parties have submitted a Business Combination Report to the Korea Fair Trade Commission, which initiates a suspensory bar on closing prior to approval. Notwithstanding the grant of early termination of the HSR Act waiting period, at any time before or after the mergers are consummated, any of the DOJ, the FTC or U.S. state attorneys general or foreign governmental authorities could take action under the antitrust laws in opposition to the mergers, including seeking to enjoin completion of the mergers, condition completion of the mergers upon the divestiture of assets of Xperi, TiVo or their subsidiaries or impose restrictions on HoldCo’s post-merger operations. These could negatively affect the results of operations and financial condition of the combined company following completion of the mergers. Any such requirements or restrictions may prevent or delay completion of the mergers or may reduce the anticipated benefits of the mergers, which could also have a material adverse effect on the combined company’s business and cash flows, financial condition and results of operations.

Xperi or TiVo may waive one or more of the closing conditions without re-soliciting stockholder approval.

Xperi or TiVo may determine to waive, in whole or in part, one or more of the conditions to its obligations to consummate the mergers. Xperi or TiVo currently expect to evaluate the materiality of any waiver and its effect on Xperi stockholders or TiVo stockholders, as applicable, in light of the facts and circumstances at the time to determine whether any amendment of this joint proxy statement/prospectus or any re-solicitation of proxies or voting cards is required in light of such waiver. Any determination whether to waive any condition to the mergers or as to re-soliciting stockholder approval or amending this joint proxy statement/prospectus as a result of a waiver will be made by Xperi or TiVo, as applicable, at the time of such waiver based on the facts and circumstances as they exist at that time.

The merger agreement may be terminated in accordance with its terms and the mergers may not be completed.

The completion of the mergers is subject to the satisfaction or waiver of a number of conditions. Those conditions include: (i) the adoption of the merger agreement by the affirmative vote of the holders of a majority of all outstanding shares of Xperi common stock and TiVo common stock, respectively, entitled to vote thereon; (ii) the termination or expiration of the waiting period under the HSR Act; (iii) the absence of certain governmental restraints or prohibitions preventing completion of the Xperi merger or the TiVo merger; (iv) the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part and the absence of any stop order or proceedings by the SEC; (v) the approval of the shares of HoldCo common stock to be issued to Xperi stockholders and TiVo stockholders for listing on Nasdaq; (vi) the truth and correctness of the representations and warranties made by both parties (generally subject to certain “materiality” and “material adverse effect” qualifiers);

(vii) the performance of or compliance with, by Xperi and TiVo, their respective obligations, covenants and agreements under the merger agreement in all material respects; and (viii) the receipt by both parties of legal opinions from their respective tax counsels with respect to the tax-free nature of each of the mergers.

These conditions to the closing may not be fulfilled and, accordingly, the mergers may not be completed. In addition, if the mergers are not completed by September 30, 2020, either Xperi or TiVo may choose not to proceed with the mergers, and the parties can mutually decide to terminate the merger agreement at any time prior to the consummation of the mergers. In addition, Xperi or TiVo may elect to terminate the merger agreement in certain other circumstances. If the merger agreement is terminated, Xperi and TiVo may incur substantial fees in connection with termination of the merger agreement and will not recognize the anticipated benefits of the mergers. See “Adoption of the Merger Agreement—The Merger Agreement—Termination of the Merger Agreement.”

Termination of the merger agreement could negatively impact Xperi and/or TiVo.

If the merger agreement is terminated in accordance with its terms and the mergers are not consummated, the ongoing businesses of Xperi and TiVo may be adversely affected by a variety of factors. Xperi’s and TiVo’s respective businesses may be adversely impacted by the failure to pursue other beneficial opportunities during the pendency of the mergers, by the failure to obtain the anticipated benefits of completing the mergers, by payment of certain costs relating to the mergers, and by the focus of their respective managements on the mergers for an extended period of time rather than on management opportunities or other issues. The market price of Xperi common stock and/or TiVo common stock might decline as a result of any such failures to the extent that the current market prices reflect a market assumption that the mergers will be completed.

In addition, if the merger agreement is terminated under certain circumstances, Xperi may be required to pay a termination fee of $44,000,000 to TiVo and TiVo may be required to pay a termination fee of $50,800,000 to Xperi, in each case depending on the circumstances surrounding the termination. See “Adoption of the Merger Agreement—The Merger Agreement—Expenses and Termination Fees.” Xperi or TiVo may also be negatively impacted if the merger agreement is terminated and their respective boards seek but are unable to find another business combination or strategic transaction offering equivalent or more attractive consideration than the consideration to be provided in the mergers, or if the respective companies become subject to litigation related to entering into or failing to consummate the mergers, including direct actions by Xperi stockholders or TiVo stockholders, as applicable, against the directors and/or officers of Xperi or TiVo for breaches of fiduciary duty, or derivative actions brought by Xperi or TiVo stockholders in the name of the respective companies.

Xperi and TiVo will be subject to business uncertainties while the mergers are pending.

Uncertainty about the completion or effect of the mergers may affect the relationship between Xperi and TiVo and their respective suppliers, customers, distributors, licensors and licensees and may have an adverse effect on Xperi and/or TiVo, and consequently on the combined company. These uncertainties may cause suppliers, customers, distributors, licensors and others that deal with the parties to seek to change existing business relationships with Xperi or TiVo, as applicable, and to delay or defer decisions concerning Xperi or TiVo. Changes to existing business relationships, including termination or modification, could negatively affect each of Xperi’s and TiVo’s revenues, earnings and cash flow, as well as the market price of their respective common stock.

Xperi and TiVo will be subject to certain contractual restrictions while the mergers are pending.

The merger agreement restricts each of Xperi and TiVo from making certain acquisitions and divestitures, entering into certain contracts, incurring certain indebtedness and expenditures, paying dividends in excess of certain thresholds, repurchasing or issuing securities outside of existing share repurchase and equity award programs, and taking other specified actions until the earlier of the completion of the mergers or the termination of the merger agreement without the consent of the other party. These restrictions may prevent Xperi and/or

TiVo from pursuing attractive business opportunities that may arise prior to the completion of the mergers and could have the effect of delaying or preventing other strategic transactions. Adverse effects arising from the pendency of the mergers could be exacerbated by any delays in consummation of the mergers or the termination of the merger agreement. See “Adoption of the Merger Agreement—The Merger Agreement—Conduct of Business” beginning on page 140.

Third parties may terminate or alter existing contracts or relationships with Xperi or TiVo.

Each of Xperi and TiVo has contracts with customers, suppliers, vendors, distributors, landlords, licensors, joint venture partners, and other business partners which may require Xperi or TiVo, as applicable, to obtain consent from these other parties in connection with the mergers. If these consents cannot be obtained, the counterparties to these contracts and other third parties with which Xperi and/or TiVo currently have relationships may have the ability to terminate, reduce the scope of or otherwise materially adversely alter their relationships with either or both of the parties in anticipation of the mergers, or with the combined company following the mergers. The pursuit of such rights may result in Xperi, TiVo or the combined company suffering a loss of potential future revenue or incurring liabilities in connection with a breach of such agreements and may lose rights that are material to its business. Any such disruptions could limit the combined company’s ability to achieve the anticipated benefits of the mergers. The adverse effect of such disruptions could also be exacerbated by a delay in the completion of the mergers or the termination of the merger agreement.

Xperi and TiVo will incur significant transaction costs in connection with the mergers.

Xperi and TiVo have incurred and expect to incur a number of non-recurring costs associated with the mergers. These costs and expenses include financial advisory, legal, accounting, consulting and other advisory fees and expenses, reorganization and restructuring costs, severance/employee benefit-related expenses, public company filing fees and other regulatory expenses, printing expenses and other related charges. Some of these costs are payable by Xperi and TiVo regardless of whether the mergers are completed. Moreover, under specified circumstances, either Xperi or TiVo may be required to pay an expense reimbursement amount of $10,000,000. Additionally, under specified circumstances, Xperi may be required to pay a termination fee of $44,000,000 to TiVo or TiVo may be required to pay a termination fee of $50,800,000 to Xperi. See “Adoption of the Merger Agreement—The Merger Agreement—Expenses and Termination Fees.”

The combined company will also incur transaction expenses and debt restructuring costs in connection with the mergers, which we refer to as transaction costs. There are a large number of processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the merger and the integration of the two companies’ businesses. Although Xperi and TiVo expect that the elimination of duplicative costs, strategic benefits, additional income as well as the realization of other efficiencies related to the integration of the businesses, may offset incremental transaction, merger-related and restructuring costs over time, any net benefit may not be achieved in the near term or at all. Many of these transaction costs will be borne by Xperi or TiVo even if the merger is not completed. As of December 31, 2019, Xperi management estimates that the combined group would incur transaction costs of approximately $95 million comprised of approximately $20 million in TiVo debt breakage costs, approximately $30 million in costs relating to the new debt financing and approximately $45 million in third party advisory fees and other expenses. The combined company will also incur restructuring and integration costs in connection with the mergers. The costs related to restructuring and integration will be expensed as a cost of the ongoing results of operations of either Xperi, TiVo or the combined company. While both Xperi and TiVo have assumed that certain expenses would be incurred in connection with the merger and the other transactions contemplated by the merger agreement, there are many factors beyond their control that could affect the total amount or the timing of the integration and implementation expenses.

Xperi directors and executive officers may have interests in the Xperi merger different from the interests of Xperi stockholders generally and TiVo directors and executive officers may have interests in the TiVo merger different from the interests of TiVo stockholders generally.

Certain of the directors and executive officers of each of Xperi and TiVo negotiated the terms of the merger agreement, the Xperi board recommended that Xperi stockholders vote in favor of the Xperi merger proposal and the Xperi compensation proposal, and the TiVo board recommended that TiVo stockholders vote in favor of the TiVo merger proposal and the TiVo compensation proposal. These directors and executive officers may have interests in the Xperi merger and the TiVo merger, as applicable, which are different from, or in addition to, or in conflict with, those of Xperi stockholders and TiVo stockholders, generally. These interests include the continued employment of certain executive officers of Xperi and TiVo by the combined company, the continued positions of a number of directors of Xperi and TiVo as directors of HoldCo, the payment of cash retention awards to certain TiVo executive officers, the treatment in the Xperi merger and the TiVo merger of stock options and restricted stock units held by Xperi directors and executive officers or TiVo directors and executive officers, as applicable, the effect of the Xperi merger and the TiVo merger on any employment, severance or change in control arrangements entered into with Xperi directors and executive officers or TiVo directors and executive officers, as applicable, and the indemnification of former Xperi and TiVo directors and officers by HoldCo.

For an estimate of the value of the benefits and financial interests that Xperi’s executive officers may become eligible to receive as a result of their interests in the mergers, assuming, among other things, that the mergers were completed on May 29, 2020 and the employment of each executive officer was terminated either by Xperi without cause or by the executive officer for good reason immediately thereafter, see the section of this joint proxy statement entitled “Adoption of the Merger Agreement—Recommendation of the Xperi Board of Directors—Interests of Xperi Directors and Executive Officers in the Mergers—Merger Related Compensation-Xperi” beginning on page 82.

For an estimate of the value of the benefits and financial interests that TiVo’s executive officers may become eligible to receive as a result of their interests in the mergers, assuming, among other things, that the mergers were completed on May 29, 2020 and the employment of each executive officer was terminated either by Xperi without cause or by the executive officer for good reason immediately thereafter (other than Peter Halt, TiVo’s former Chief Financial Officer, as is noted and whose lack of any reportable compensation or benefits required to be described is explained), see “Adoption of the Merger Agreement—Recommendation of the TiVo Board of Directors—Interests of TiVo Directors and Executive Officers in the Mergers—Merger Related Compensation-TiVo” beginning on page 104.

Xperi stockholders and TiVo stockholders should be aware of these interests when they consider recommendations of the respective Xperi and TiVo boards that they vote in favor of the Xperi merger proposal and Xperi compensation proposal, or the TiVo merger proposal and TiVo compensation proposal, as applicable. The Xperi board was aware of these interests when it determined that the merger agreement and the transactions contemplated thereby were advisable and fair to, and in the best interests of, the Xperi stockholders and recommended that the Xperi stockholders adopt the merger agreement. The interests of Xperi directors and executive officers are described in more detail in the section of this joint proxy statement/prospectus entitled “Adoption of the Merger Agreement—Recommendation of the Xperi Board of Directors—Interests of Xperi Directors and Executive Officers in the Mergers.” Likewise, the TiVo board was aware of these interests when it determined that the merger agreement and the transactions contemplated thereby were advisable and fair to, and in the best interests of, the TiVo stockholders and recommended that the TiVo stockholders adopt the merger agreement. The interests of TiVo directors and executive officers are described in more detail in the section of this joint proxy statement/prospectus entitled “Adoption of the Merger Agreement—Recommendation of the TiVo Board of Directors—Interests of TiVo Directors and Executive Officers in the Mergers.”

Existing Xperi stockholders and TiVo stockholders will have a reduced ownership and voting interest in, and will exercise less influence over management of, HoldCo after the mergers than they did with respect to Xperi and TiVo prior to the mergers.

Xperi stockholders and TiVo stockholders currently have the right to vote in the election of the Xperi board and the TiVo board, respectively, and on other matters affecting the respective companies. Upon the completion of the mergers, each Xperi stockholder and each TiVo stockholder who receives shares of HoldCo common stock in the mergers will become a stockholder of HoldCo with a percentage ownership of, and voting interest in, HoldCo that is smaller than such stockholder’s percentage ownership of, and voting interest in, Xperi or TiVo, as applicable, immediately prior to the mergers. Immediately following the completion of the mergers, the former Xperi stockholders, as a group, will own approximately 46.5% of HoldCo and the former TiVo stockholders, as a group, will own approximately 53.5% of HoldCo. In particular, Xperi stockholders, as a group, will have less than a majority of the ownership and voting power of HoldCo and, therefore, will be able to exercise less collective influence over the management and policies of HoldCo than they currently exercise over the management and policies of Xperi. In addition, former directors of Xperi and former directors of TiVo will respectively constitute half of the HoldCo board. Accordingly, Xperi stockholders and TiVo stockholders will have less influence on the management and policies of the combined company than they now have on the management and policies of Xperi or TiVo, as applicable.

Shares of HoldCo common stock to be received by Xperi stockholders in the Xperi merger and TiVo stockholders in the TiVo merger will have rights different from the shares of Xperi common stock and TiVo common stock, respectively.

Upon completion of the mergers, Xperi stockholders and TiVo stockholders will no longer be stockholders of Xperi and/or TiVo, as applicable, but will instead be stockholders of HoldCo. The rights of former Xperi stockholders and TiVo stockholders who become HoldCo stockholders will be governed by the HoldCo charter and the HoldCo bylaws, each of which will be adopted, prior to the effective time, in substantially the form attached as Annex D and Annex E, respectively. The rights associated with shares of HoldCo common stock are different from the rights associated with shares of Xperi common stock or TiVo common stock. See “Comparison of Rights of Stockholders.”

Declaration, payment and amounts of dividends, if any, to holders of shares of HoldCo common stock will be uncertain.

The amounts of dividends, if any, that are declared or paid to HoldCo stockholders cannot yet be determined and depends on a number of factors. The HoldCo board will have sole discretion to determine whether any dividends will be declared, when dividends, if any, are declared, and the amounts of such dividends. We expect that such determination would be based on a number of considerations, including HoldCo’s results of operations and capital management plans and the market price of HoldCo common stock, the combined company’s access to capital markets, as well as industry practice and other factors deemed relevant by the HoldCo board. In addition, HoldCo’s ability to pay dividends and the amounts of any dividends ultimately paid in respect of the HoldCo common stock will, in each case, be subject to HoldCo receiving funds, directly or indirectly, from its operating subsidiaries, including Xperi and TiVo. Further, the ability of Xperi and TiVo to make distributions to HoldCo will depend on satisfying Delaware law with respect to such distributions, and the ability of Xperi and TiVo to receive distributions from their own respective subsidiaries will continue to depend on the laws of the jurisdictions in which such subsidiaries are organized. There can be no guarantee that HoldCo stockholders will receive or be entitled to dividends commensurate with the historical dividends of Xperi or TiVo.

The merger agreement contains provisions that may discourage other companies from trying to enter into a strategic transaction with either Xperi or TiVo for greater consideration.

The merger agreement contains provisions that may discourage a third party from submitting a business combination proposal to Xperi or TiVo or both during the pendency of the proposed combination transaction as well as afterward, should the mergers not be consummated, that might result in greater value to Xperi stockholders or TiVo stockholders, as applicable, than the mergers. These merger agreement provisions include a general prohibition on each company from soliciting, or, subject to certain exceptions, entering into discussions with any third party regarding any acquisition or combination proposal or offers for competing transactions, subject to limited exceptions. Further, if either the Xperi board or TiVo board (i) withdraws, qualifies or modifies, or proposes publicly to withdraw, qualify or modify, or fails to make, in each case in any manner adverse to the other party, its approval or recommendation of the Xperi merger proposal or the TiVo merger proposal, as applicable, or (ii) approves or recommends, or proposes publicly to approve or recommend, any acquisition proposal, Xperi or TiVo, as applicable, will still be required to submit the Xperi merger and TiVo merger, respectively, to a vote of its stockholders at its special meeting unless the merger agreement is earlier terminated in accordance with its terms. For further information, please see the section entitled “Adoption of the Merger Agreement—The Merger Agreement—Changes in Board Recommendations.”

Moreover, under specified circumstances, either Xperi or TiVo may be required to pay an expense reimbursement amount of $10,000,000. Additionally, under specified circumstances, Xperi may be required to pay a termination fee of $44,000,000 to TiVo or TiVo may be required to pay a termination fee of $50,800,000 to Xperi. The obligation to pay the termination fee also may discourage a third party from pursuing an acquisition proposal. For further information, please see the section entitled “Adoption of the Merger Agreement—The Merger Agreement—Expenses and Termination Fees.”

If the merger agreement is terminated and either Xperi or TiVo determines to seek another strategic transaction, Xperi or TiVo, as applicable, may not be able to negotiate a transaction on terms comparable to, or better than, the terms of this transaction.

The market price of the combined company’s common stock may be volatile, and holders of the combined company’s common stock could lose a significant portion of their investment due to drops in the market price of the combined company’s common stock following completion of the mergers.

The market price of the combined company’s common stock may be volatile, and following completion of the mergers stockholders may not be able to resell their HoldCo common stock at or above the price at which they acquired the common stock pursuant to the merger agreement or otherwise due to fluctuations in its market price, including changes in price caused by factors unrelated to the combined company’s operating performance or prospects.

Specific factors that may have a significant effect on the market price for the combined company’s common stock include, among others, the following:

•	changes in stock market analyst recommendations or earnings estimates regarding the combined company’s common stock, other companies comparable to it or companies in the industries they serve;

•	actual or anticipated fluctuations in the combined company’s operating results or future prospects;

•	reaction to public announcements by the combined company;

•	strategic actions taken by the combined company or its competitors, such as any contemplated business separation, acquisitions or restructurings;

•

failure of the combined company to achieve the perceived benefits of the transactions, including financial results and anticipated synergies, as rapidly as or to the extent anticipated by financial or industry analysts;

•	adverse conditions in the financial market or general U.S. or international economic conditions, including those resulting from war, incidents of terrorism and responses to such events; and

•	sales of common stock by the combined company, members of its management team or significant stockholders.

The opinions of Xperi’s and TiVo’s financial advisors will not be updated to reflect changes in circumstances between the signing of the merger agreement in December 2019 and the completion of the mergers.

Xperi and TiVo have not obtained updated opinions from their respective financial advisors as of the date of this joint proxy statement/prospectus, and neither Xperi nor TiVo anticipates asking their financial advisors to update their opinions. Changes in the operations and prospects of Xperi or TiVo, general market and economic conditions and other factors that may be beyond the control of Xperi or TiVo, and on which Xperi’s and TiVo’s financial advisor’s opinions were based, may significantly alter the prices of the shares of Xperi common stock or TiVo common stock by the time the mergers are completed. The opinions do not speak as of the time the mergers will be completed or as of any date other than the date of such opinions. Because Xperi’s and TiVo’s financial advisors will not be updating their opinions, which were issued in connection with the signing of the merger agreement in December 2019, the opinions will not address the fairness of the merger consideration from a financial point of view at the time the mergers are completed. The Xperi board’s recommendation that Xperi stockholders vote “FOR” the Xperi merger proposal and the TiVo board’s recommendation that TiVo stockholders vote “FOR” the TiVo merger proposal, however, are made as of the date of this joint proxy statement/prospectus. For a description of the opinions that Xperi and TiVo received from their respective financial advisors, please refer to “Adoption of the Merger Agreement—Recommendation of the Xperi Board of Directors—Opinion of Xperi’s Financial Advisor” and “Adoption of the Merger Agreement—Recommendation of the TiVo Board of Directors—Opinion of TiVo’s Financial Advisor.”

Xperi and TiVo stockholders will not be entitled to appraisal rights in the mergers.

Appraisal rights are statutory rights that, if applicable under law, enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. Under the DGCL, stockholders do not have appraisal rights if the shares of stock they hold, as of the record date for determination of stockholders entitled to vote at the meeting of stockholders to act upon a merger, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders. Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the merger agreement to accept for their shares anything other than (a) shares of stock of the surviving corporation, (b) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (c) cash instead of fractional shares or (d) any combination of clauses (a)-(c).

Because Xperi common stock is listed on Nasdaq, a national securities exchange, and is expected to continue to be so listed on the record date for the Xperi special meeting, and because Xperi stockholders will receive shares of HoldCo common stock in the Xperi merger, which is expected to be listed on Nasdaq upon the effective time, Xperi stockholders will not be entitled to appraisal rights in the Xperi merger with respect to their shares of Xperi common stock. Similarly, TiVo common stock is listed on Nasdaq and is expected to continue to be so listed on the record date for the TiVo special meeting. Because TiVo stockholders will also receive shares of HoldCo common stock in the TiVo merger, TiVo stockholders will also not be entitled to appraisal rights in the TiVo merger with respect to their shares of TiVo common stock.

The IRS may assert that the Xperi merger and/or the TiVo merger may negatively impact the tax-free status of distributions intended to qualify for tax-free treatment.

In general, a corporation, which we refer to as the distributing corporation, that distributes the stock of another corporation, which we refer to as the controlled corporation, in a transaction that would otherwise qualify for tax-free treatment under Section 355 of the Code may be required to recognize corporate-level gain on the distribution if there is an acquisition of a 50% or greater interest (within the meaning of Section 355(d)(4) of the Code) in either the distributing corporation or the controlled corporation as part of a plan including the distribution. Although there is no current plan or intention to separate any parts of the combined company, Xperi and TiVo currently contemplate that, at some point following the consummation of the mergers and likely no earlier than the first quarter of 2021, the combined company may pursue, subject to the receipt of approval by the HoldCo board and any required regulatory approvals, a separation of the combined company’s product business and IP licensing business in a transaction intended to qualify as tax-free under Section 355 of the Code, resulting in two independent publicly traded companies. It is not expected that Xperi or TiVo would be required to recognize corporate-level gain on such separation transaction in connection with the Xperi merger and/or the TiVo merger, because there would be no acquisition of a 50% or greater interest in Xperi or TiVo. There can be no assurance, however, that the IRS may not take a contrary view. In addition, in the event that the IRS were to take the view that the Xperi merger and the TiVo merger constitute an acquisition of a 50% or greater interest in Xperi and/or TiVo, HoldCo may be restricted in its ability to implement any contemplated business separation in a tax-efficient manner, as described in “Adoption of the Merger Agreement—Contemplated Business Separation” beginning on page 46.

The effects of health epidemics, including the recent global coronavirus pandemic, have led to periods of significant volatility in various markets and industries and could harm the business and results of operations for each of Xperi and TiVo and the combined company following the completion of the mergers.

The business and results of operations for each of Xperi, TiVo and the combined company could be adversely affected by health epidemics, including the recent coronavirus pandemic. In December 2019, a novel strain of coronavirus, SARS-CoV-2, causing a disease referred to as COVID-19, was reported to have surfaced in Wuhan, China. Since then, coronavirus has spread to many countries worldwide, including the United States.

In March 2020, the World Health Organization declared the coronavirus to be a pandemic. Given the ongoing and dynamic nature of the circumstances, it is difficult to predict the impact of the coronavirus outbreak on the businesses of Xperi, TiVo and the combined company, and there is no guarantee that efforts by Xperi, TiVo and the combined company to address the adverse impacts of the coronavirus will be effective. The impact to date has included periods of significant volatility in various markets and industries. This volatility could have an adverse impact on Xperi’s and TiVo’s customers and on the companies’ business, financial condition and results of operations. In particular, automotive and consumer electronics industries, as well as other industries that include customers of Xperi and TiVo, have and may continue to be impacted by the coronavirus outbreak and/or other events beyond the control of Xperi, TiVo or the combined company, and further volatility could have an additional negative impact on these industries, customers, Xperi, TiVo, and the combined company.

In addition, recent actions by United States federal, state and foreign governments to address the coronavirus outbreak, including travel bans and school, business and entertainment venue closures, may also have a significant adverse effect on the markets in which Xperi and TiVo conduct their businesses. The extent of impacts resulting from the coronavirus outbreak and other events beyond the control of Xperi, TiVo and the combined company will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus outbreak and actions taken to contain the coronavirus or its impact, among others.

In addition, the coronavirus outbreak could result in business disruption to Xperi or TiVo, and if either company is unable to recover from such a business disruption on a timely basis, the mergers and the combined company’s business and financial conditions and results of operations following the completion of the mergers would be adversely affected. The mergers and efforts to integrate the businesses of Xperi and TiVo, and any contemplated business separation transaction, may also be delayed and adversely affected by the coronavirus outbreak, and become more costly. Each of Xperi, TiVo and the combined company may also incur additional costs to remedy damages caused by such disruptions, which could adversely affect their financial condition and results of operations.

There can be no assurance that the global coronavirus pandemic will not have a material and adverse impact on the business, operating results and financial condition of Xperi and TiVo and, in the future, the combined company. Even after the coronavirus outbreak has subsided, Xperi and TiVo and, in the future, the combined company may continue to experience material and adverse impact on their business, operating results and financial condition as a result of its global economic impact, including any recession that has occurred or may occur in the future. The ultimate impact of the coronavirus pandemic or a similar health epidemic is highly uncertain and subject to change. Xperi and TiVo do not yet know the full extent of potential delays or impacts on our applicable business, operations or the global economy as a whole.

Risks Related to the Combined Company

Failure to successfully integrate the businesses of Xperi and TiVo in the expected time-frame may adversely affect the combined company’s future results.

Xperi and TiVo entered into the merger agreement with the expectation that the merger will result in various benefits, including certain cost savings and operational efficiencies or synergies. To realize these anticipated benefits, the businesses of Xperi and TiVo must be successfully integrated. Historically, Xperi and TiVo have been independent companies, and they will continue to be operated as such until the completion of the merger. The integration may be complex and time consuming and may require substantial resources and effort. The management of the combined company may face significant challenges in consolidating the operations of Xperi and TiVo, integrating the two companies’ technologies, procedures, and policies, as well as addressing the different corporate cultures of the two companies. If the companies are not successfully integrated, the anticipated benefits of the merger may not be realized fully (or at all) or may take longer to realize than expected.

The combined company must successfully combine the businesses of Xperi and TiVo in a manner that permits these cost savings and synergies to be realized. In addition, the combined company must achieve the anticipated savings and synergies in a timely manner and without adversely affecting current revenues and investments in future growth. If the combined company is not able to successfully achieve these objectives (including in a manner that does not negatively affect any contemplated business separation), the anticipated benefits of the mergers may not be realized fully or at all or may take longer to realize than expected. A variety of factors may adversely affect the combined company’s ability to realize the currently expected operating synergies, savings and other benefits of the mergers, including the failure to identify and eliminate duplicative programs and the failure to otherwise integrate Xperi’s or TiVo’s respective businesses, including their technology platforms.

HoldCo has no operating or financial history and the unaudited pro forma condensed combined financial statements included in this joint proxy statement/prospectus are preliminary. Therefore, the actual financial condition and results of operations of HoldCo after the mergers may differ materially.

HoldCo has been recently incorporated in connection with the proposed mergers and has no operating history or revenues. This joint proxy statement/prospectus includes unaudited pro forma condensed combined financial information for HoldCo, which we refer to as the pro forma financial statements, that combine the audited historical consolidated financial statements of Xperi for the year ended December 31, 2019, with the audited historical consolidated financial statements of TiVo for the year ended December 31, 2019, in each case, adjusted to give effect to the mergers, and should be read in conjunction with such financial statements and accompanying notes which are incorporated by reference in this joint proxy statement/prospectus. The unaudited pro forma condensed combined balance sheet of HoldCo as of December 31, 2019, combines the audited historical balance sheets of Xperi and TiVo as of December 31, 2019, and gives pro forma effect to the mergers as if they had been consummated on December 31, 2019. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019, combines the Xperi and TiVo audited consolidated statements of operations for the fiscal year ended December 31, 2019, giving effect to the mergers as if they had been consummated on January 1, 2019. The pro forma financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. The pro forma condensed combined financial information reflects adjustments that were developed using preliminary estimates based on available information and various assumptions, and may be revised as additional information becomes available. The pro forma financial statements do not include, among other things, estimated cost or growth synergies, adjustments related to restructuring or integration activities, future acquisitions or disposals not yet known or probable, including those that may be required by regulatory or governmental authorities in connection with the mergers, or impacts of merger related change in control provisions that are currently not factually supportable and/or probable of occurring. Therefore, the pro forma financial statements are presented for informational purposes only and are not necessarily indicative of what the combined company’s actual financial condition or results of operations would have been had the mergers been completed on the dates indicated. The final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this joint proxy statement/prospectus. Accordingly, HoldCo’s business, assets, results of operations and financial condition may differ significantly from those indicated by the pro forma financial statements included in this joint proxy statement/prospectus. For more information, see “Unaudited Pro Forma Condensed Combined Financial Information.”

The financial analyses and forecasts considered by Xperi and TiVo and their respective financial advisors may not be realized, which may adversely affect the market price of HoldCo common stock following the completion of the mergers.

In performing their financial analyses and rendering their opinions regarding the fairness, from a financial point of view, of the Xperi exchange ratio and TiVo exchange ratio, as applicable, the respective financial advisor to Xperi and TiVo relied on, among other things, internal stand-alone financial analyses and forecasts as separately provided to each respective financial advisor by Xperi and TiVo. See “Adoption of the Merger Agreement—Financial Forecasts—Certain TiVo Forecasts” and “Adoption of the Merger Agreement—Financial Forecasts—Certain Xperi Forecasts.” These analyses and forecasts were prepared by, or as directed by, the managements of Xperi or TiVo, as applicable. None of these analyses or forecasts were prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, U.S. GAAP, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. These projections are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them. These projections are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of Xperi and TiVo. As a result of these contingencies, there can be no assurance that the prospective financial forecasts of Xperi or TiVo will be realized or that actual results will not be significantly higher or lower than projected. In view of these uncertainties, the inclusion of the prospective financial forecasts of Xperi and TiVo in this joint proxy statement/prospectus should not be regarded as an indication that the Xperi board, the TiVo board, Xperi, TiVo, HoldCo, Centerview, LionTree or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of future results.

Combining the businesses of Xperi and TiVo may be more difficult, costly or time-consuming than expected, which may adversely affect the combined company’s results and negatively affect the value of HoldCo common stock following the mergers.

Xperi and TiVo have entered into the merger agreement because each believes that the mergers will be beneficial to its respective company and stockholders, as applicable, and that combining the businesses of Xperi and TiVo will produce benefits and cost savings. Xperi and TiVo have historically operated as independent companies and will continue to do so until the completion of the mergers. Following the completion of the mergers, HoldCo’s management will need to integrate Xperi’s and TiVo’s respective business. The combination of two independent businesses is a complex, costly and time-consuming process and the management of the combined company may face significant challenges in implementing such integration, many of which may be beyond the control of management, including, without limitation:

•

latent impacts resulting from the diversion of Xperi’s and TiVo’s respective management team’s attention from ongoing business concerns as a result of the devotion of management’s attention to the mergers and performance shortfalls at one or both of the companies;

•	ongoing diversion of the attention of management from the operation of the combined company’s business as a result of any contemplated business separation;

•	difficulties in achieving anticipated cost savings, synergies, business opportunities and growth prospects;

•	the possibility of faulty assumptions underlying expectations regarding the integration process, including with respect to the intended tax efficient transactions;

•	unanticipated issues in integrating information technology, communications programs, financial procedures and operations, and other systems, procedures and policies;

•	difficulties in managing a larger combined company, addressing differences in business culture and retaining key personnel;

•	unanticipated changes in applicable laws and regulations;

•	managing tax costs or inefficiencies associated with integrating the operations of the combined company and any contemplated tax efficient separation transaction;

•

uncertainty that current and prospective employees of Xperi and TiVo may experience about their roles within the combined company following the mergers and following any contemplated business separation, which may have an additional adverse effect on the ability of each of Xperi and TiVo to attract or retain key management personnel and other key employees;

•	coordinating geographically separate organizations; and

•	unforeseen expenses or delays associated with the mergers.

Some of these factors will be outside of the control of Xperi and TiVo and any one of them could result in increased costs and diversion of management’s time and energy, as well as decreases in the amount of expected revenue which could materially impact our business, financial conditions and results of operations. The integration process and other disruptions resulting from the mergers may also adversely affect the combined company’s relationships with employees, suppliers, customers, distributors, licensors and others with whom Xperi and TiVo have business or other dealings, and difficulties in integrating the businesses or regulatory functions of Xperi and TiVo could harm the reputation of the combined company.

If the combined company is not able to successfully combine the businesses of Xperi and TiVo in an efficient, cost-effective and timely manner, the anticipated benefits and cost savings of the mergers (including any contemplated business separation) may not be realized fully, or at all, or may take longer to realize than expected, and the value of HoldCo common stock, the revenues, levels of expenses and results of operations may be affected adversely. If the combined company is not able to adequately address integration challenges, the combined company may be unable to successfully integrate Xperi’s and TiVo’s operations, effect any contemplated business separation or realize the anticipated benefits of the transaction.

Whether or not the mergers are completed, the announcement and pendency of the mergers will divert significant management resources to complete the mergers, which could have an adverse effect on their respective businesses, financial results, and/or market prices.

Whether or not the mergers are completed, the announcement and pendency of the mergers could cause disruptions in the businesses of Xperi and TiVo by directing the attention of management of each of Xperi and TiVo toward the completion of the mergers. Xperi and TiVo have each diverted significant management resources in an effort to complete the mergers and are each subject to restrictions contained in the merger agreement on the conduct of their respective businesses. If the efforts and actions required of Xperi and TiVo in order to consummate the mergers and the other transactions contemplated by the merger agreement are more difficult, costly or time consuming than expected, such efforts and actions could result in the additional diversion of each company’s management’s attention and resources or the disruption or interruption of, or the loss of momentum in, each company’s ongoing businesses, which could adversely affect the business and financial results of Xperi or TiVo, as applicable. If the mergers are not completed, Xperi and TiVo will have incurred significant costs, including the diversion of management resources, for which they will have received little or no benefit.

HoldCo’s future results will suffer if it does not effectively manage its expanded operations following the mergers.

Following the mergers, the size of the business of HoldCo will increase significantly beyond the current size of either Xperi or TiVo’s current businesses. HoldCo’s future success depends, in part, upon its ability to manage this expanded business, which may pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. There can be no assurance that the combined company will be successful or that it will realize the expected operating efficiencies, cost savings, revenue enhancements and other benefits currently anticipated from the mergers.

HoldCo will incur significant costs in connection with the integration of the combined company.

There are a large number of processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the mergers. While both Xperi and TiVo have assumed that a certain level of expenses would be incurred in connection with the mergers and the other transactions contemplated by the merger agreement, there are many factors beyond their control that could affect the total amount of, or the timing of, anticipated expenses with respect to the integration and implementation of the combined businesses.

There may also be additional unanticipated significant costs in connection with the mergers that the combined company may not recoup. These costs and expenses could reduce the benefits and additional income HoldCo expects to achieve from the mergers. Although HoldCo expects that these benefits will offset the transaction expenses and implementation costs over time, this net benefit may not be achieved in the near term or at all.

The determination to proceed with any contemplated business separation will not be made at the time of the consummation of the mergers and the expected benefits (including the tax treatment) of such transaction, if it occurs, will be uncertain.

Although there is no current plan or intention to separate any parts of the combined company, Xperi and TiVo currently contemplate that, following the mergers, the combined company may pursue a separation of the combined company’s product business and IP licensing business through a tax-efficient transaction, resulting in two independent, publicly traded companies. However, consummation of the mergers is not conditioned on any contemplated business separation transaction and the determination as to whether to pursue such transaction will be made by the HoldCo board following the consummation of the mergers. Xperi stockholders and TiVo stockholders are being asked to vote to adopt the merger agreement with respect to the proposed mergers and are not being asked to vote on any contemplated business separation transaction. In the event that the HoldCo board determines, following the completion of the mergers, to proceed with any contemplated business separation transaction, we currently anticipate that such contemplated business separation transaction, if undertaken, would be effectuated through a pro-rata spin-off transaction intended to qualify as tax-free under Section 355 of the Code, in which HoldCo stockholders, at such time, would receive shares of capital stock in the resulting spin-off company. The holders of Xperi common stock and TiVo common stock will not know whether any contemplated business separation will occur at the time they are asked to vote on the Xperi merger and/or TiVo merger at the Xperi special meeting and/or the TiVo special meeting, respectively, nor at the time of the mergers. Following the consummation of the mergers, the HoldCo board may ultimately determine to abandon any contemplated business separation transaction, and such determination could have an adverse impact on the value of the combined company. Additionally, there are many determinations with respect to undertaking a contemplated business separation that, by their nature, cannot be determined until the completion of the mergers, including definitive determinations with regard to the capital structure of the two businesses and allocation of liabilities among them. As such, there are many factors that could, through the closing and the period following the closing and prior to the determination by the HoldCo board to proceed with any contemplated business separation, impact the structure or timing of, the anticipated benefits from, or determination to ultimately proceed with, any contemplated business separation, including, among others, global economic conditions, instability in credit markets, declining consumer and business confidence, fluctuating commodity prices and interest rates, volatile exchange rates, tax considerations, and other challenges that could affect the global economy, specific market conditions in one or more of the industries of the businesses proposed to be separated, and changes in the regulatory or legal environment. Such changes could adversely impact the value of a contemplated business separation transaction to the combined company’s stockholders. Additionally, to the extent the HoldCo board determines to proceed with any contemplated business separation, the consummation of such transaction is a complex, costly and time-consuming process, and there can be no guaranty that the intended benefits (including the tax treatment), of such transaction will be achieved. An inability to realize the full extent of the anticipated benefits (including the tax treatment) of any contemplated business separation, as well as any delays encountered in the process, could have an adverse effect upon the revenues, level of expenses and operating results of the product business, the IP licensing business and/or the combined company.

The combined company will be exposed to the risks related to international sales and operations.

Xperi and TiVo each derive a large portion of their total revenue from operations outside of the United States. For example, for the fiscal year ended December 31, 2019, Xperi derived approximately 74% of its total revenue from sales to customers outside of the United States and TiVo derived approximately 33% of its total revenue from sales to customers outside of the United States. Therefore, the combined company will have exposure to risks of operating in many foreign countries, including:

•	difficulties and costs associated with complying with a wide variety of complex laws, treaties and regulations;

•	unexpected changes in political or regulatory environments;

•	labor compliance and costs associated with a global workforce;

•	earnings and cash flows that may be subject to tax withholding requirements or the imposition of tariffs;

•	exchange controls or other restrictions;

•	restrictions on, or difficulties and costs associated with, the repatriation of cash from foreign countries to the United States;

•	political and economic instability;

•	import and export restrictions and other trade barriers;

•	difficulties in maintaining overseas subsidiaries and international operations;

•	difficulties in obtaining approval for significant transactions;

•	government limitations on foreign ownership;

•	government takeover or nationalization of business;

•	government mandated price controls; and

•	fluctuations in foreign currency exchange rates.

Any one or more of the above factors could adversely affect the international operations of the combined company and could significantly affect the combined company’s results of operations, financial condition and cash flows.

The results of operations of the combined company will be dependent to a large extent upon the global economy. Geopolitical factors such as terrorist activities, armed conflict or global health conditions that adversely affect the global economy may adversely affect the operating results and financial condition of the combined company.

Changes in tax laws or regulations that are applied adversely to us or our customers may have a material adverse effect on our business, cash flow, financial condition or results of operations.

New income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time, which could adversely affect our business operations and financial performance. Further, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us. For example, legislation enacted in 2017, informally known as the Tax Cuts and Jobs Act, enacted many significant changes to the U.S. tax laws. Future guidance from the IRS and other tax authorities with respect to the Tax Cuts and Jobs Act may affect us, and certain aspects of the Tax Cuts and Jobs Act could be repealed or modified in future legislation. In addition, it is uncertain if and to what extent various states will conform to the Tax Cuts and Jobs Act or any newly enacted federal tax legislation. Changes in corporate tax rates, the realization of net deferred tax assets relating to our operations, the taxation of foreign earnings, and the deductibility of expenses under the Tax Cuts and Jobs Act or future reform legislation could have a material impact on the value of our deferred tax assets, could result in significant one-time charges, and could increase our future U.S. tax expense.

Our ability to use net operating losses to offset future taxable income may be subject to limitations.

As of December 31, 2019, TiVo had U.S. federal and state net operating losses of approximately $1.0 billion and $1.1 billion. A portion of the federal and state net operating loss carryforwards will begin to expire, if not utilized, in 2020. Net operating losses that expire unused will be unavailable to offset future income tax liabilities. Under the Tax Cuts and Jobs Act, federal net operating losses incurred in 2018 and in future years may be carried forward indefinitely, but the deductibility of such federal net operating losses is limited. It is uncertain if and to what extent various states will conform to the Tax Cuts and Jobs Act. In addition, under Sections 382 and 383 of the Code and corresponding provisions of state law, if a corporation undergoes an “ownership change,” which is generally defined as a greater than fifty-percent (50%) change, by value, in its equity ownership over a three (3)-year period, the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes to offset its post-change income or taxes may be limited. TiVo or HoldCo may experience ownership changes in the future as a result of subsequent shifts in TiVo’s or HoldCo’s stock ownership, some of which may be outside of TiVo’s or HoldCo’s control. If an ownership change occurs and HoldCo’s ability to utilize TiVo’s net operating loss carryforwards is materially limited, it would harm HoldCo’s future operating results by effectively increasing HoldCo’s future tax obligations. In addition, at the state level, there may be periods during which the use of net operating loss carryforwards is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed by HoldCo.

Use of HoldCo stock for future acquisitions may be limited.

HoldCo’s ability to use HoldCo stock for future acquisitions without triggering an ownership change for the purposes of Sections 382 and 383 of the Code will likely be limited for three (3) years following the mergers.

Stock transfer restrictions in the HoldCo certificate of incorporation may act as an anti-takeover device.

The HoldCo certificate of incorporation includes certain transfer restrictions intended to preserve certain tax attributes of HoldCo. Such transfer restrictions will apply to future transfers made by 4.91% stockholders, transferees related to a 4.91% stockholder, transferees acting in coordination with a 4.91% stockholder, or transfers that would result in a stockholder becoming a 4.91% stockholder in order to avoid potential limitation of such tax attributes pursuant to Section 382 of the Code. Such transfer restrictions will expire on the earlier of (i) the repeal of Section 382 or any successor statute if the HoldCo board of directors determines that such restrictions are no longer necessary or desirable for the preservation of certain tax benefits, (ii) the beginning of a taxable year to which the HoldCo board of directors determines that no tax benefits may be carried forward, (iii) the third anniversary of the mergers, or (iv) such other date as the HoldCo board of directors shall fix in accordance with the certificate of incorporation.

The transfer restrictions described above could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, a large block of our common stock. This may adversely affect the marketability of our common stock by discouraging existing or potential investors from acquiring our stock or additional shares of our stock. It is also possible that the transfer restrictions could delay or frustrate the removal of incumbent directors and could make more difficult a merger, tender offer or proxy contest involving us, or impede an attempt to acquire a significant or controlling interest in us, even if such events might be beneficial to us and our stockholders.

The combined company may be exposed to increased litigation, which could have an adverse effect on the combined company’s business and operations.

The combined company may be exposed to increased litigation from stockholders, customers, suppliers, consumers and other third parties due to the combination of Xperi’s business and TiVo’s business following the merger. Such litigation may have an adverse impact on the combined company’s business and results of operations or may cause disruptions to the combined company’s operations.

The amended and restated certificate of incorporation of HoldCo contains forum limitations for certain disputes between HoldCo and its stockholders that could limit the ability of stockholders to bring claims against HoldCo or its directors, officers and employees in jurisdictions preferred by stockholders.

The HoldCo charter provides that, unless HoldCo consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative lawsuit brought on behalf of HoldCo, (ii) any lawsuit against current or former directors, officers, employees, stockholders or agents of HoldCo asserting a breach of a duty (including any fiduciary duty) owed by any such current or former director, officer, stockholder, employee or agent of HoldCo to HoldCo or HoldCo’s stockholders, (iii) any lawsuit asserting a claim against HoldCo or any current or former director, officer, employee, stockholder or agent of HoldCo arising out of or relating to any provision of the DGCL, the HoldCo charter or the HoldCo bylaws (each, as in effect from time to time), or (iv) any lawsuit asserting a claim against HoldCo or any current or former director, officer, employee, stockholder or agent of HoldCo governed by the internal affairs doctrine of the State of Delaware. The HoldCo charter also provides that, unless HoldCo consents in writing to the selection of an alternative forum, the federal district courts of the United States of America are the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The foregoing forum provisions may prevent or limit a stockholder’s ability to file a lawsuit in a judicial forum that it prefers for disputes with HoldCo or its directors, officers, employees, stockholders or agents, which may discourage such lawsuits, make them more difficult or expensive to pursue, and result in outcomes that are less favorable to such stockholders than outcomes that may have been attainable in other jurisdictions.

In addition, notwithstanding the inclusion of the foregoing forum provisions in the charter, courts may find the foregoing forum provisions to be inapplicable or unenforceable in certain cases that the foregoing forum provisions purport to address, including claims brought under the Securities Act. If this were to occur in any particular lawsuit, HoldCo may incur additional costs associated with resolving such lawsuit in other jurisdictions or resolving lawsuits involving similar claims in multiple jurisdictions, all of which could harm its business, results of operations, and financial condition.

Risks Related to Xperi’s Business

You should read and consider risk factors specific to Xperi’s businesses that will also affect the combined company after the completion of the mergers. These risks are described in Part I, Item 1A of Xperi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in other documents that are incorporated by reference into this document. See “Where You Can Find More Information” for the location of information incorporated by reference in this joint proxy statement/prospectus.

Risks Related to TiVo’s Business

You should read and consider risk factors specific to TiVo’s businesses that will also affect the combined company after the completion of the mergers. These risks are described in Part I, Item 1A of TiVo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in other documents that are incorporated by reference into this document. See “Where You Can Find More Information” for the location of information incorporated by reference in this joint proxy statement/prospectus.

THE COMPANIES

Xperi Corporation

Xperi Corporation

3025 Orchard Parkway

San Jose, California 95134

Telephone: (408) 321-6000

Xperi Corporation licenses its innovative products, technologies and inventions to global electronics companies which, in turn, integrate the technologies into their own consumer electronics and semiconductor products. Xperi’s technologies and inventions are widely adopted and used every day by millions of people. Xperi’s audio and imaging technologies have shipped in billions of devices for the home, mobile and automotive markets. Xperi’s semiconductor packaging and interconnect technologies have been licensed to more than 100 customers and have shipped in over a hundred billion semiconductor chips.

Xperi common stock is listed on Nasdaq under the symbol “XPER.”

Additional information about Xperi and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 213.

TiVo Corporation

TiVo Corporation

2160 Gold Street

San Jose, California 95002

Telephone: (408) 519-9100

TiVo Corporation provides an intellectual property portfolio and products to help consumers enjoy watching their favorite entertainment. TiVo’s technologies enable an integrated entertainment experience, making entertainment content easy to find, watch and enjoy. TiVo’s product business serves up the best movies, video and shows from across live TV, on demand, streaming services and countless apps, helping people discover what to watch as they wish. For content creators and advertisers, TiVo’s machine learning for personalized content recommendations, conversational voice solution and targeted advertising methodologies help deliver a passionate group of watchers to increase viewership and engagement across online video, TV and other entertainment viewing platforms. TiVo’s intellectual property business provides a global portfolio of thousands of patents that underlie this entertainment platform as well as across the broader video landscape.

TiVo common stock is listed on Nasdaq under the symbol “TIVO.”

Additional information about TiVo and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 213.

XRAY-TWOLF HoldCo Corporation

XRAY-TWOLF HoldCo Corporation

c/o Xperi Corporation

3025 Orchard Parkway

San Jose, California 95134

Telephone: (408) 321-6000

c/o TiVo Corporation

2160 Gold Street

San Jose, California 95002

Telephone: (408) 519-9100

XRAY-TWOLF HoldCo Corporation is a Delaware corporation that is jointly owned by Xperi and TiVo and was formed on December 17, 2019 for the purpose of effecting the mergers. To date, HoldCo has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement in connection with the mergers.

As of the completion of the mergers, Xperi and TiVo will each become subsidiaries of HoldCo and HoldCo common stock will be listed on Nasdaq under the symbol “XPER.” The business of HoldCo will be the combined businesses currently conducted by Xperi and TiVo.

Xperi Merger Sub Corporation

Xperi Merger Sub Corporation

c/o Xperi Corporation

3025 Orchard Parkway

San Jose, California 95134

Telephone: (408) 321-6000

c/o TiVo Corporation

2160 Gold Street

San Jose, California 95002

Telephone: (408) 519-9100

Xperi Merger Sub Corporation is a Delaware corporation and wholly owned subsidiary of HoldCo that was formed on December 17, 2019 for the purpose of effecting the mergers. To date, Xperi Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement in connection with the mergers. Pursuant to the merger agreement, Xperi Merger Sub will be merged with and into Xperi, with Xperi surviving the merger as a subsidiary of HoldCo.

TiVo Merger Sub Corporation

TiVo Merger Sub Corporation

c/o Xperi Corporation

3025 Orchard Parkway

San Jose, California 95134

Telephone: (408) 321-6000

c/o TiVo Corporation

2160 Gold Street

San Jose, California 95002

Telephone: (408) 519-9100

TiVo Merger Sub Corporation is a Delaware corporation and wholly owned subsidiary of HoldCo that was formed on December 17, 2019 for the purpose of effecting the mergers. To date, TiVo Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement in connection with the mergers. Pursuant to the merger agreement, TiVo Merger Sub will be merged with and into TiVo, with TiVo surviving the TiVo merger as a subsidiary of HoldCo.

XPERI PROPOSAL 1 AND TIVO PROPOSAL 1:

ADOPTION OF THE MERGER AGREEMENT

The Mergers

At the effective time, Xperi Merger Sub will be merged with and into Xperi, with Xperi surviving the Xperi merger as a subsidiary of HoldCo, and TiVo Merger Sub will be merged with and into TiVo, with TiVo surviving the TiVo merger as a subsidiary of HoldCo. As a result, among other things, HoldCo will become the ultimate parent of Xperi, TiVo and their respective subsidiaries.

Subject to the terms and conditions set forth in the merger agreement, Xperi stockholders will have the right to receive, with respect to each share of Xperi common stock they hold at the effective time, one (1) share of HoldCo common stock and TiVo stockholders will have the right to receive, with respect to each share of TiVo common stock they hold at the effective time, 0.455 shares of HoldCo common stock, with cash paid in lieu of fractional shares of HoldCo common stock.

The merger agreement does not contain any provision that would adjust the applicable exchange ratios based on fluctuations in the market value of either company’s common stock. Because of this, the implied value of the stock consideration to Xperi stockholders and TiVo stockholders will fluctuate between now and the completion of the mergers and will depend on the market value of HoldCo common stock at the time the mergers are completed, which will in turn be affected by the market value of the Xperi and TiVo common stock at such time.

Contemplated Business Separation

Although there is no current plan or intention to separate any parts of the combined company, Xperi and TiVo currently contemplate that, in the period of time following the consummation of the mergers, a combined company may pursue, subject to the receipt of approval by the HoldCo board and any required regulatory approvals, the separation of the combined company’s product business and IP licensing business through a tax-efficient transaction, resulting in two independent, publicly traded companies. Xperi and TiVo currently anticipate that any contemplated business separation transaction, if undertaken, will be consummated no earlier than the first quarter of 2021, in the form of a pro-rata spin-off transaction intended to qualify as tax-free under Section 355 of the Code, in which HoldCo stockholders, at such time, would receive shares of capital stock in the resulting spin-off company. The HoldCo board may approve any contemplated business separation or may determine to abandon the exploration or pursuit of a separation of the product business or the IP licensing business, respectively.

Product Business

It is currently contemplated that the product business will consist of the businesses that comprise Xperi’s product business and that comprise TiVo’s product business.

IP Licensing Business

It is currently contemplated that the IP licensing business will consist of the businesses that comprise Xperi’s IP licensing businesses and the businesses that comprise TiVo’s IP licensing business.

IT SHOULD BE NOTED THAT THE CONSUMMATION OF THE MERGERS IS NOT CONDITIONED ON THE DETERMINATION TO PROCEED WITH ANY CONTEMPLATED BUSINESS SEPARATION TRANSACTION DESCRIBED HEREIN AND ANY SUCH DETERMINATION TO PROCEED WITH ANY CONTEMPLATED BUSINESS SEPARATION WILL ONLY BE MADE, IF AT ALL, AFTER CONSUMMATION OF THE MERGERS. THE HOLDCO BOARD MAY, AT ANY TIME PRIOR TO THE

CONSUMMATION OF ANY CONTEMPLATED BUSINESS SEPARATION, DETERMINE TO ABANDON SUCH TRANSACTION, AND NO ASSURANCE CAN BE GIVEN THAT SUCH TRANSACTION WILL OCCUR, EITHER IN THE CURRENTLY CONTEMPLATED FORM DESCRIBED HEREIN OR AT ALL. XPERI STOCKHOLDERS AND TIVO STOCKHOLDERS ARE BEING ASKED TO VOTE TO ADOPT THE MERGER AGREEMENT WITH RESPECT TO THE PROPOSED MERGERS AND ARE NOT BEING ASKED TO VOTE ON ANY CONTEMPLATED BUSINESS SEPARATION TRANSACTION. IN THE EVENT THAT THE HOLDCO BOARD DETERMINES, FOLLOWING THE COMPLETION OF THE MERGERS, TO PROCEED WITH ANY CONTEMPLATED BUSINESS SEPARATION TRANSACTION, WE CURRENTLY ANTICIPATE THAT SUCH CONTEMPLATED BUSINESS SEPARATION TRANSACTION, IF UNDERTAKEN, WOULD BE EFFECTUATED THROUGH A PRO-RATA SPIN-OFF TRANSACTION INTENDED TO QUALIFY AS TAX-FREE UNDER SECTION 355 OF THE CODE, IN WHICH HOLDCO STOCKHOLDERS, AT SUCH TIME, WOULD RECEIVE SHARES OF CAPITAL STOCK IN THE RESULTING SPIN-OFF COMPANY. FOR A FURTHER DISCUSSION OF THE RISKS RELATED TO A CONTEMPLATED BUSINESS SEPARATION TRANSACTION, SEE “RISK FACTORS—THE DETERMINATION TO PROCEED WITH ANY CONTEMPLATED BUSINESS SEPARATION WILL NOT BE MADE AT THE TIME OF THE CONSUMMATION OF THE MERGERS AND THE EXPECTED BENEFITS (INCLUDING THE TAX TREATMENT) OF SUCH TRANSACTION, IF IT OCCURS, WILL BE UNCERTAIN” BEGINNING ON PAGE 39.

Background of the Mergers

The management and boards of directors of Xperi and TiVo have regularly reviewed their respective companies’ results of operations and competitive positions in the industries in which they operate as well as the strategic options of their businesses in light of economic and regulatory conditions, among other things, including whether the continued execution of their respective strategies as stand-alone companies or the possible sale to, or a combination with, a third party offers the best avenue to enhance stockholder value.

As part of this review for TiVo, in February 2018, representatives of LionTree had discussions with the TiVo board regarding TiVo’s position in the industry, valuation perspectives and the range of strategic and financial alternatives available to TiVo, including, but not limited to, potential strategic acquisitions, potential dispositions, potential business combinations and other scenarios available to TiVo. Following such discussions, on February 27, 2018, TiVo announced its fourth quarter and full year 2017 financial results and concurrently announced that TiVo had begun a process of evaluating a wide range of strategic alternatives to realize long-term stockholder value. Over the next fourteen months, prior to commencing discussions with Xperi, TiVo engaged in a variety of discussions with 50 potential counterparties regarding potential transactions including the sale of TiVo as a whole, the sale of TiVo’s IP licensing business, the sale of TiVo’s product business, and potential strategic investments in TiVo as a stand-alone company, among others. Of such 50 potential counterparties, 27 were strategic and 23 were private equity/financial. TiVo executed nondisclosure agreements with a total of 22 of such potential counterparties. Three agreements did not have a standstill provision (and, therefore, did not include a don’t ask, don’t waive clause), while the rest of the agreements had a standstill provision, which included a don’t ask, don’t waive clause with a carve out that permitted the third party to privately and confidentially approach TiVo’s chief executive officer or board to make an acquisition proposal. Eight agreements that had such a standstill provision also had a clause terminating the standstill in the event an unaffiliated third party commenced a tender offer or an exchange offer for a majority of TiVo’s outstanding voting shares. After providing confidential information on its business, TiVo received nine preliminary offers including offers for TiVo’s whole business, parts of its business and other offers as to different transactions including minority convertible preferred stock financing transactions, and the strategic committee of the TiVo board, a standing committee of the TiVo board not formed for the purpose of evaluating any specific transaction and consisting of directors Hartenstein, Rau (prior to his service and again after his service as TiVo’s interim chief executive officer) and Welling, together with representatives of LionTree and TiVo, engaged in multiple discussions with the various potential counterparties over time. None of the discussions, resulted in a mutually agreeable transaction for various reasons, including among others (i) the TiVo board’s perception that some of the proposed transactions lacked certainty of completion, (ii) the TiVo board’s perception that, in a sale of either TiVo’s IP licensing business or a sale of TiVo’s whole business, the full value potential of the IP licensing business and the whole business was likely not being captured by some of the proposed transactions based on TiVo’s ongoing intellectual property litigation, and (iii) the TiVo board’s perception of complexities involving certain potential counterparties with respect to the timing on which the counterparties could proceed with a transaction and attendant uncertainties and thus risks to TiVo presented by such timing. While the wide-ranging discussions did not result in a mutually agreeable transaction with any of such potential counterparties, such discussions informed the TiVo board of, among other things, the market’s perception, prospects and potential future strategic interest relating to each of TiVo’s IP licensing and product businesses on both a combined and independent basis.

As part of this review for Xperi, in October 2018 Xperi began working with a nationally recognized investment bank to explore the potential sale of Xperi’s IP licensing business based on Xperi’s view that separating its product licensing and IP licensing businesses could better position each of them to independently pursue their own strategic initiatives. Between October 2018 and May 2019 Xperi contacted 20 potential buyers and executed nondisclosure agreements with 11 of them. None of these 11 nondisclosure agreements include provisions typically referred to as “Don’t Ask, Don’t Waive” that were in effect as of the date of this joint proxy statement / prospectus. After providing confidential information on its IP licensing business, Xperi received three preliminary offers for this business, none of which resulted in a mutually agreeable transaction due, in part, to none of the potential buyers ascribing a valuation to Xperi’s IP licensing business in excess of its cumulative existing under contract net cash flows. Ultimately, Xperi discontinued this sale process and the engagement with the nationally recognized investment bank was subsequently terminated.

On May 9, 2019, concurrently with TiVo’s announcement of its first quarter 2019 financial results, TiVo announced its plans to separate the IP licensing and product businesses. Informed by the extensive strategic alternatives review process, this decision was based on the belief that both businesses would be better positioned independently. However, the TiVo board expressed its continuing openness to strategic transactions that could create additional stockholder value, and discussions continued with potential counterparties with respect to various potential transactions over the ensuing six months. TiVo also continued its efforts to separate its IP licensing and product businesses during such time period.

On June 6, 2019, representatives of TiVo contacted Xperi to discuss a potential transaction involving TiVo’s IP licensing business. Shortly thereafter, TiVo and Xperi entered into a non-disclosure agreement on June 14, 2019 to facilitate further discussions regarding TiVo’s IP licensing business.

On July 9, 2019, representatives of TiVo made a management presentation on its IP licensing business to representatives of Xperi in Calabasas, California, following which Xperi was provided access to an electronic data room containing select business and legal diligence documents.

On July 25, 2019, the TiVo board met and received an update from representatives of LionTree on the current status of certain discussions with third parties related to strategic alternatives for each of the IP licensing and product businesses. Representatives from LionTree reviewed its summary of negotiations to date and analysis of the financial terms contained in (1) two non-binding indications of interest for the sale of the IP licensing business submitted by two potential counterparties (one strategic and one financial), and (2) one proposal for the acquisition of certain assets of the product business. Xperi did not submit an indication of interest. After discussion of each of the proposals, the TiVo board authorized a counterproposal to the strategic counterparty with respect to the sale of the IP licensing business. While discussions occurred with such counterparty over the ensuing approximately six weeks, the counterparty ultimately decided not to pursue the proposed transaction.

In August 2019, Xperi began working with, and subsequently engaged, Centerview to evaluate a range of potential strategic transactions, including, but not limited to, a potential separation of Xperi’s IP licensing and product licensing businesses as well as various other business combination transactions. As part of this evaluation, Centerview worked with Xperi to evaluate a range of strategic transactions involving TiVo, including a business combination transaction structured as an all-stock merger of equals transaction with TiVo followed by a separation of the combined company’s IP and product businesses. On August 8, 2019 the Xperi board met and approved engaging Centerview as financial advisor due, in part, to the fact that the Xperi board had familiarity with Centerview based on a prior engagement and believed Centerview would be a good fit for this engagement and their knowledge of Xperi, expertise in the technology sector and experience in advising on complex strategic transactions. In making its decision, the Xperi board noted that Centerview did not have any prior relationships with TiVo.

On August 12, 2019, representatives of Xperi communicated to representatives of TiVo that Xperi was interested in continuing discussions regarding a range of potential transactions with TiVo and that Xperi was working with Centerview to assist them with evaluating such transactions.

In the following weeks, representatives of Centerview and LionTree had several conversations regarding potential transactions involving Xperi and TiVo during which LionTree provided additional detail regarding, among other things, the standalone separation plan TiVo was pursuing and the related timeline. In these discussions, Centerview indicated that Xperi had also considered a range of strategic alternatives, including a separation of its IP licensing and product businesses. Centerview also outlined the potential for a business combination transaction followed by a subsequent separation of the combined company’s IP and product businesses.

On August 28, 2019, Mr. Kirchner called Mr. Shull to discuss potential transactions involving Xperi and TiVo. Mr. Kirchner and Mr. Shull agreed to reconvene in person at TiVo’s offices to discuss these transaction alternatives further.

On August 30, 2019, the Chief Executive Officers of Xperi and TiVo held a meeting to discuss the value proposition and growth potential of each of their respective companies and how a potential business combination transaction between Xperi and TiVo could enhance such strategic priorities. The Chief Executive Officers agreed to continue discussions and have further preliminary discussions with their legal and financial advisors and boards of directors.

On September 5, 2019, Mr. Shull and representatives of LionTree discussed with the TiVo strategic committee, on a telephone conference call, high level views on Xperi based on public information. Following the discussion, the strategic committee recommended continuing discussions regarding a potential business combination transaction between the two companies, while continuing to move forward on the previously announced separation of its IP licensing and product businesses.

On September 8, 2019, representatives from LionTree held a telephone conference call with representatives from Centerview during which LionTree informed Centerview that the TiVo board had authorized TiVo’s management to continue discussions with Xperi regarding potential transactions involving the two companies.

On September 9, 2019, the Chief Executive Officers of Xperi and TiVo held a telephone conference call to further discuss the strategic rationale of potential transactions involving the two companies.

On September 10, 2019, Xperi and TiVo entered into an amendment to the nondisclosure agreement to enable a greater mutual exchange of information between the parties in support of their consideration of potential transactions between the two companies.

On September 17, 2019, representatives of TiVo, Xperi, LionTree and Centerview held an in-person meeting where the management of TiVo and Xperi each made presentations with respect to their respective IP licensing and product businesses, operations and prospects. At this meeting, Centerview also outlined the preliminary framework and timetable for a potential business combination, including a potential subsequent separation of the then-combined IP licensing and product businesses. In addition, further diligence information was shared between the parties at the meeting.

Following the foregoing management presentations, during the last two weeks of September, Xperi’s and TiVo’s management discussed with their respective boards and financial advisers the advisability of continuing discussions regarding a potential business combination transaction and the potential subsequent separation of the combined IP licensing and product businesses thereafter. Following these discussions, Xperi and TiVo each confirmed that they should collectively continue to evaluate a potential transaction, in particular the strategic fit and potential for revenue and cost synergies as a result of the combination as well as the feasibility and benefits of a potential future separation of the combined product and IP businesses.

On September 23, 2019, Mr. Kirchner and Mr. Shull met for dinner in Calabasas, California, followed by in-person meetings on September, 24 to discuss transaction structures for a potential business combination between TiVo and Xperi as well as potential strategy on integration of the two companies.

In late September and October 2019, representatives of TiVo, Xperi, LionTree and Centerview held several telephone conference calls and in-person meetings to continue their respective preliminary diligence exercises, including a review of Xperi’s IP and product revenue and financial plans, TiVo’s financial plan and IP litigation status, TiVo’s separation considerations and tax matters related thereto. The parties worked collaboratively to identify and quantify the potential revenue synergies and cost synergies from the proposed business combination transaction. The parties also provided each other with their respective financial models and engaged in a review and discussions around those respective models. The Xperi model was a preliminary long range plan for 2020-2024 with the caveat that the Xperi board had not yet approved the shared models and that it would be considered in the October 29 meeting as part of Xperi’s regular planning cycle. The final board-approved long range plan was provided to TiVo on October 29. The TiVo model was a preliminary long range plan for 2020-2022 for the TiVo product and IP licensing businesses on a separated basis, with the caveat that the TiVo board had not yet approved the shared models and that it would be considered in the TiVo board’s November meeting as part of TiVo’s regular planning cycle. The final board-approved long range plan was provided to Xperi on November 14, 2019. As part of these discussions, TiVo and representatives of LionTree indicated that, in light of their planned separation as well as the potential proceeds they expected as a result of a future resolution of certain pending litigation matters, in order for the TiVo board to consider a potential all-stock combination transaction, TiVo stockholders would either require a form of contingent-value right or would need to own substantially more than 50% of the combined company (which would have implied a premium to their then-current share price based on the prevailing trading prices of Xperi and TiVo at such time).

On October 1, 2019, Mr. Kirchner and Mr. Shull met in San Francisco, California to further discuss revenue synergies, strategies on the proposed business separations and restructuring and also execution complexity and timing for a potential transaction between the two companies.

On October 29, 2019, the Xperi board met by telephone to discuss the status of discussions with TiVo. Representatives of Centerview and Skadden attended. Management presented the preliminary long-range plan for 2020-2024 previously provided to TiVo and, following discussions, the Xperi board approved such forecasts. Xperi management also reviewed for the Xperi board the strategic rationale for a combination with TiVo as well as the potential financial synergies that were developed in collaboration with TiVo management. Representatives of Centerview discussed a range of strategic alternatives available to Xperi, including a potential combination with TiVo. Representatives of Centerview reviewed the pro forma implications of a potential transaction based on the financial forecasts provided by TiVo and Xperi in addition to the estimated synergies that may be realized by such a combination. Representatives from Centerview also noted that the business combination transaction with TiVo was consistent with Xperi’s independent strategy to separate its product licensing and IP licensing businesses. To facilitate Xperi board’s evaluation of the proposed business combination transaction in comparison to Xperi’s stand-alone business plans and related valuation, the Xperi board instructed management to prepare an alternative financial forecast scenario for Xperi that reflected management’s view of the prospects for Xperi’s IP licensing business assuming minimal investment by Xperi in its IP licensing business to support the monetization of its existing IP portfolio and no new investments to expand the IP portfolio and disposals of certain of Xperi’s IP assets. This alternative scenario was being actively considered by Xperi’s management and the Xperi board following the failure of the sales process as a means to maximize stockholder value and the

Xperi board believed that it was important to compare any potential transaction to such case. The Xperi board also instructed Xperi’s management to evaluate TiVo’s financial forecasts and consider adjustments that Xperi management believed to be appropriate. At the end of the meeting, Xperi’s directors unanimously authorized Xperi’s management and Centerview to continue working on an analysis of an all-stock merger of equals transaction in conjunction with TiVo and its advisors, but not propose any specific transaction terms at this time.

On October 30, 2019, representatives of LionTree provided an initial briefing to TiVo’s strategic committee on a potential business combination transaction with Xperi, including a review of certain preliminary valuation analyses. TiVo management also shared with the strategic committee initial perspectives on fit and synergies.

On November 4, 2019, the Xperi board met by telephone to discuss the status of discussions with TiVo. Representatives of Centerview and Skadden attended. Messrs. Kirchner and Pernin reported that Xperi’s management continued to work with Centerview to evaluate an all-stock merger of equals transaction that would enable Xperi and TiVo to combine their respective IP licensing and product businesses and thereafter split the combined IP licensing businesses and product businesses into two separate companies. Messrs. Kirchner and Pernin also described the status of discussions and information exchanges with TiVo regarding the proposed transaction, noting that both parties continued to evaluate the merits of the transaction from a strategic and financial point of view, but neither party had made any final determinations regarding the transaction or specific proposals on transaction terms. As previously discussed with the Xperi board, management reviewed the alternative financial forecast scenario for Xperi as well as a risk-adjusted case for TiVo as requested by the Xperi board in their prior meeting. After discussion of the financial forecasts, representatives from Centerview presented a preliminary pro forma financial analysis of the transaction based on the various financial forecasts, consistent with the preliminary pro forma financial analysis previously presented to the Xperi board at its meeting on October 29, 2019. After discussion, the Xperi board, Xperi’s management and Centerview discussed next steps. A representative from Centerview noted that TiVo had a board meeting on November 6, 2019 and intended to issue earnings on November 7, 2019 while Xperi was issuing earnings on November 6, 2019. After discussion, the Xperi board unanimously authorized Xperi’s management and Centerview to continue working on an analysis of an all-stock merger of equals transaction in conjunction with TiVo and its advisors assuming that such transaction would not imply a premium to TiVo of more than 20%, but not to propose any specific transaction terms at this time.

On November 5, 2019, Mr. Kirchner communicated to Mr. Shull and Centerview informed representatives of LionTree that Xperi was authorized to continue evaluating a potential all-stock merger of equals transaction and provided verbal guidance that Xperi would be prepared to consider a transaction that implied a premium to TiVo’s then-current share price based on the prevailing trading prices of Xperi and TiVo at such time of up to approximately 20% in order to move forward.

On November 6, 2019, representatives of LionTree had a detailed discussion with the TiVo board regarding its preliminary valuation analyses on Xperi, TiVo and a potential combined company, certain transaction considerations and the status of financial due diligence. After such discussions, TiVo board resolved that TiVo should continue its due diligence of Xperi in order to properly evaluate a proposal, if received. As part of these discussions, the TiVo board continued its evaluation of other strategic transactions, including an indication of interest in the potential sale of the TiVo product business as a separate transaction and the risks to TiVo and its stockholders associated with such offer.

Following the November 6, 2019 meeting, the strategic committee of the TiVo board instructed representatives of LionTree to communicate to Centerview that TiVo was prepared to consider a transaction that would result in TiVo stockholders owning 55-57.5% fully diluted ownership of the combined company, which was subsequently communicated by representatives of LionTree to Centerview. Further, LionTree requested to Centerview that, should Xperi decide to pursue a transaction on that basis, Xperi should submit a formal proposal to TiVo so that it would be in a position to evaluate it relative to its current plan to independently separate its product and IP businesses. At the time, representatives of LionTree also indicated, at the direction of the TiVo board, that TiVo would need to engage third-party experts and complete additional due diligence on Xperi before it could evaluate any proposal from Xperi. Diligence discussions between the parties continued in the first half of November, with considerable efforts focused on the associated value drivers for the transaction, and Xperi and TiVo’s management’s collective identification and validation of potential cost and revenue synergies.

On November 11, 2019, Mr. Kirchner and Mr. Shull, along with TiVo board members Raghavendra Rau and Glenn Welling, met for dinner in Costa Mesa, California. The dinner afforded the TiVo board members an opportunity to discuss with Mr. Kirchner his views of, and Xperi’s rationale for, the potential business combination between the two companies, his vision for the combined company and his leadership abilities and style.

On November 18, 2019, the Xperi board met by telephone to discuss the status of discussions with TiVo. Representatives of Centerview and Skadden attended. Mr. Kirchner updated the Xperi board on Xperi’s ongoing discussions with TiVo regarding a potential all-stock transaction and noted significant progress on mutual due diligence had been made since the last update to the Xperi board, allowing for a more refined pro forma financial analysis of the combined company. Mr. Kirchner observed that both companies continued to evaluate the merits of an all-stock transaction from a strategic and financial point of view, but neither party had made any specific proposals on transaction terms. Mr. Kirchner further noted that TiVo’s management and the TiVo board intended to make a decision on whether to independently split its product and IP licensing businesses in the near future and therefore it was important for the Xperi board to provide clear direction to Xperi’s management and Centerview on how to proceed with respect to the proposed transaction. Representatives from Centerview then presented a financial analysis of the potential all-stock transaction, including a comparison of each company’s trading statistics and multiples, Xperi management’s projections of each company’s future financial results, estimated synergy opportunities from the transaction, a pro forma view of the financial aspects of the business combination (including a preliminary contribution analysis for the combined business) and a pro forma view of the future financial prospects of the combined company (with and without synergies). Following this presentation and discussion on the valuations, representatives from Centerview presented an analysis of exchange ratios and implied ownership sensitivities for a business combination of the two companies. The Xperi board considered the likelihood of the scenarios previously discussed and evaluated the implications of various exchange ratios on Xperi’s stockholders, stock price, transaction premium, relative valuation and transaction structure. Representatives of Skadden provided the Xperi board with an overview of their fiduciary duties under Delaware law. After the discussion, the Xperi board reached a consensus view that it required further information in order to further evaluate the proposed all-stock transaction and to decide whether, and on what terms, to make a proposal to TiVo on specific transaction structure and terms. In particular, the Xperi board wanted Xperi’s management and Centerview to do additional work relating to the combined company’s product business strategy and financial forecasts. The Xperi board instructed Xperi’s management and Centerview to provide further information and analysis on the combined company’s product business and to reconvene as soon as practicable with all members of the Xperi board present to further consider the potential all-stock transaction.

On November 19, 2019, the Xperi board reconvened by telephone to discuss whether, and on what terms, to make a proposal to TiVo regarding specific transaction terms for a potential all-stock merger of equals transaction. Representatives of Centerview and Skadden attended. Mr. Kirchner then outlined and highlighted various aspects of the strategic rationale for the business combination transaction with particular focus on the ways in which the business combination would position the combined company’s product business to capitalize on convergence in the media and technology industries, to migrate from a device-centric business to a consumer-centric subscription business and to harvest revenue synergies by cross-selling a wider spectrum of products to their broad roster of partners and customers. In this regard, Mr. Kirchner described the competitive advantages of TiVo’s products and highlighted the manner in which the combined company could enhance the value of those products in the marketplace when combined with Xperi’s own product offerings. Mr. Kirchner also noted that the business combination would enable the combined company’s IP licensing business to generate more stable returns through greater scale and investment. Finally, Mr. Kirchner noted that the potential all-stock transaction provided a more compelling path for the structural separation of the combined company’s product and IP licensing businesses than either company could achieve on their own. Representatives from Centerview then presented a summary of Centerview’s financial analysis of the transaction, with a particular focus and additional detail on TiVo’s product business, the combined company’s product business, as well as valuation implications of combining the two company’s product businesses. Representatives from Centerview also provided additional analysis and detail on TiVo’s IP licensing business and the combined company’s IP licensing business, as well as valuation implications of combining the two company’s IP licensing businesses. Directors asked questions regarding Centerview’s analysis and a discussion ensued. The Xperi board discussed the fact that the strategic and financial underpinnings of the proposed business combination transaction depended, in part, on the combined company’s ability to harvest synergies through the combination and much of the value upside for Xperi’s stockholders depended, in part, on the successful execution of the plan presented by Xperi’s management. The Xperi board discussed the fact that the management of the combined company would be an important factor in the Xperi board’s comfort with the potential all-stock transaction. Discussion ensued and the Board reached consensus that the potential all-stock transaction should contemplate that Xperi’s senior management would run the combined company. Following the discussion, the Xperi board authorized Xperi’s management and Centerview to negotiate with TiVo a potential exchange ratio for an all-stock merger transaction with TiVo that would result in Xperi’s stockholders owning not less than 46% of the pro forma equity ownership of the combined company. The Xperi board also instructed management to confirm with TiVo that Xperi’s directors would comprise a majority of the combined company’s board of directors and that the combined senior management would primarily be from Xperi.

Later on November 19, 2019, Mr. Kirchner called Mr. Shull and proposed an all-stock merger-of-equals transaction with TiVo at an exchange ratio of 0.430 shares of the combined company stock for each TiVo share, which would result in TiVo stockholders owning approximately 52.5% of the combined company and Xperi stockholders owning approximately 47.5% of the combined company at the closing of the transaction. Xperi subsequently presented TiVo with a letter of intent reflecting such terms. As part of this letter of intent, Xperi requested a three-week exclusivity period in which to conduct detailed mutual due diligence review and negotiate transaction documents. Details on the management and governance of the combined company was not included in the letter of intent.

On November 20, 2019, representatives of LionTree provided an initial review of the Xperi letter of intent to the TiVo board’s strategic committee, including a review of preliminary valuation analyses. On November 22, 2019 the TiVo board held a meeting to review the offer from Xperi, during which representatives of LionTree discussed its updated preliminary valuation and combination analysis. The TiVo board considered the initial due diligence review perspectives from TiVo management, the terms of the offer and key components thereof. Following such consideration and discussion among the TiVo board members, the TiVo board provided perspectives with respect to a counterproposal at an exchange ratio of 0.480. Following such discussion, the TiVo board instructed TiVo’s Chief Executive Officer, David Shull, and representatives of LionTree to communicate a counterproposal to representatives of Xperi on terms within certain parameters authorized by the TiVo board and that are reviewed and approved by strategic committee and, if Xperi agrees to proceed on terms within such authorized financial parameters, proceed into a three-week period of exclusive discussions with Xperi. At the direction of the TiVo board, representatives of LionTree communicated TiVo’s counteroffer to Centerview following the board meeting. Mr. Shull subsequently communicated these terms and the rationale behind TiVo’s counteroffer to Xperi’s Chief Executive Officer, Jon Kirchner, via telephone conference call.

After consulting with Centerview, on November 24, 2019 Mr. Kirchner responded to TiVo’s counter-proposal by indicating to Mr. Shull that Xperi would be prepared to improve the exchange ratio for transaction to 0.450 combined company shares for share of TiVo common stock, conditioned upon entering into exclusivity as previously proposed.

On November 25, 2019, Mr. Shull called Mr. Kirchner to propose a revised exchange ratio of 0.470, but indicated that TiVo could potentially support a transaction at an exchange ratio of 0.460.

Following receipt of TiVo’s revised proposal, Mr. Kirchner updated the Xperi board on the negotiations. Mr. Kirchner recommended that the Xperi board authorize him to propose an exchange ratio of 0.455 as a “best and final” offer, implying that each TiVo stockholder would receive 0.455 shares in the combined company for each share of TiVo common stock held by it and that Xperi stockholders would retain 46.5% of the pro forma equity ownership of the combined company. Mr. Kirchner noted that this pro forma equity ownership of the combined company was within the range authorized by the Xperi board on November 19. The Xperi board authorized Mr. Kirchner to propose an exchange ratio of 0.455. Mr. Kirchner communicated this revised offer to Mr. Shull, who, based on authority of the Board, subsequently accepted on behalf of TiVo. Mr. Kirchner subsequently updated the Xperi board that the revised offer had been accepted. An exclusivity agreement was signed by TiVo and Xperi shortly thereafter.

On November 26, 2019, representatives of TiVo, Xperi, LionTree and Centerview held a telephone meeting to discuss the confirmatory due diligence process between the parties. Later that day, the Xperi board requested that Mr. Shull attend the next regularly scheduled meeting of the Xperi board to provide additional information on the TiVo business.

On November 27, 2019, Skadden sent Cooley a draft merger agreement for the proposed transaction, followed by a phone call between representatives of Skadden and Cooley to provide background and context on key issues in the merger agreement. The proposed merger agreement was structured as a merger of equals with a common parent structure and mutual representations, warranties, covenants and other obligations throughout.

Over the course of the first two weeks of December 2019, various representatives of TiVo, LionTree, Cooley, KPMG LLP, which we refer to as KPMG, and Tivo’s tax advisor on the one hand, and Xperi, Centerview and Skadden on the other hand, held in person and telephone meetings to continue their respective due diligence, including finance and tax due diligence, HR due diligence, IP due diligence, business and technology due diligence, and general legal due diligence and also commenced workstreams related to obtaining debt financing for the combined company required to consummate the transaction.

On December 3, 2019, the Xperi board held a regularly scheduled meeting. Representatives of Centerview and Skadden attended. Mr. Shull was invited to present an overview of TiVo to the Xperi board. Mr. Shull presented an overview of the TiVo business. The Xperi board asked Mr. Shull about the growth trends of certain business lines and how TiVo planned to address industry market trends, like streaming. Mr. Shull then discussed TiVo’s product company vision and opportunities, including for search and discovery of streaming content, content and ad monetization, pay TV and broadband, and smart TVs. The Xperi board discussed with Mr. Shull how TiVo worked with various content providers and how Xperi’s ecosystems and technology could potentially accelerate TiVo’s growth opportunities. Mr. Shull then provided an overview of the TiVo Stream 4K, a new product TiVo planned to launch at CES. Mr. Shull discussed in particular the content available on the TiVo Stream, including TiVo’s upcoming partnership with SlingTV. He then discussed TiVo’s hybrid radio product and its potential integration with Xperi’s automotive business. Mr. Shull reviewed with the Xperi board potential synergies with Xperi’s businesses. The Xperi board discussed with Xperi’s management the presentation from Mr. Shull and the strategic rationale of the proposed all-stock transaction. Mr. Shull left the meeting and the Board meeting continued with representatives of Skadden and Centerview. Mr. Kirchner then provided an update on the negotiations and due diligence. Mr. Andersen then provided an update on the commitment papers to refinance the combined debt of Xperi and TiVo.

Later that day, Mr. Kirchner and Mr. Shull met to discuss various transaction matters, including the financing for the combined company, governance matters such as board composition and officer designations, naming of the combined company and employee equity plans. Mr. Shull communicated that the TiVo board had instructed him to discuss the TiVo board’s desire for existing TiVo management to hold certain key management positions in the combined company and for existing TiVo directors to comprise a majority of the combined company’s board of directors. Mr. Kirchner explained that the management of the combined company was an important factor in the Xperi board’s comfort with the transaction and that the Xperi board would prefer Xperi’s senior management to run the combined company and for Xperi’s directors to comprise a majority of the combined company’s board of directors. Mr. Kirchner and Mr. Shull discussed potential alternative management structures, including a joint leadership structure. That evening, Mr. Kirchner and Mr. Shull had dinner and continued to discuss the governance and management of the combined company.

On December 4, 2019, Mr. Kirchner updated Mr. Hill on his discussion with Mr. Shull on the governance and management of the combined company. Mr. Hill instructed Mr. Kirchner to discuss this matter with each of the members of the Xperi board and to provide Mr. Hill with an update on their views.

On December 5, 2019, Mr. Shull communicated to Mr. Kirchner by telephone conference call that the TiVo board had discussed Xperi’s proposals for the governance and management of the combined company and agreed with all of the proposals other than Mr. Kirchner being the Chief Executive Officer of the combined company. Mr. Shull noted that Jim Meyer, the Chairman of the TiVo board, would call Rick Hill, the Chairman of the Xperi board, to discuss the officer designations.

Later that day, Mr. Kirchner updated each member of the Xperi board to understand their current thinking on proposed governance and management of the combined company. The Xperi board reiterated their preference that Mr. Kirchner and the current senior management of Xperi run the combined company. The Xperi board believed that having a shared leadership model with Mr. Kirchner as Executive Chairman and Mr. Shull as Chief Executive Officer or vice-versa was sub-optimal and would create internal confusion. Mr. Kirchner provided an update of his discussions with the Xperi board to Mr. Hill by email and Mr. Hill asked Mr. Kirchner to communicate the Xperi board’s position to Mr. Shull. Later that day, Mr. Kirchner called Mr. Shull to reiterate that the Xperi board felt it was important that Xperi management should hold key management positions in the combined company, including the Chief Executive Officer.

On December 6, 2019, Cooley delivered a revised draft of the merger agreement, with feedback from TiVo’s management to Skadden. The revised draft contained TiVo’s proposal on certain key legal issues, including termination fees, closing conditions, “no-shop” provisions and representations and warranties. Certain issues such as corporate governance of HoldCo, treatment of equity awards and financing related provisions were identified as requiring further due diligence and discussion among the business principals.

On December 7, 2019, Mr. Hill discussed the management and governance of the combined company with Mr. Meyer by telephone. Mr. Meyer explained that the TiVo board would prefer that existing members of TiVo management hold key management positions in the combined company and that existing TiVo directors comprise a majority of the combined company’s board of directors. Mr. Hill and Mr. Meyer agreed that each would instruct Mr. Kirchner and Mr. Shull to discuss and seek to agree to a compromise position on management and governance issues.

On December 7, 2019, representatives of Xperi and Skadden discussed the revised draft of the merger agreement provided by Cooley on December 6, including the treatment of equity awards, deletions of certain closing conditions and changes to the financing cooperation covenant, among other legal issues.

On December 9, 2019, Mr. Kirchner and Mr. Shull discussed the management and governance of the combined company by telephone. Mr. Kirchner and Mr. Shull agreed to present a structure under which Mr. Kirchner would be the Executive Chairman of the combined company’s board of directors for a term of two years, after which time Mr. Kirchner would become a director. Mr. Shull would be the Chief Executive Officer of the combined company. The board of the combined company would be seven members comprised of Mr. Kirchner, Mr. Shull, three independent directors appointed by Xperi and two independent directors appointed by TiVo. Later that day, Mr. Kirchner communicated the proposal to Mr. Hill who said he would need to discuss this in detail with the Xperi board.

Later in the day on December 9, 2019, the TiVo board met and Mr. Meyer reviewed a discussion he had with Mr. Hill regarding the potential structure of the combined company board of directors, and the potential Chief Executive Officer of the combined company. The TiVo board agreed on a response to Xperi regarding the issues raised, and alternatives to the extent that the response was unacceptable to Xperi, noting that these issues should not preclude reaching agreement on an otherwise viable transaction.

On December 10, 2019, representatives of TiVo participated in a telephone conference call with representatives of RBC Capital Markets, which we refer to as RBC, and one other potential financing source to facilitate their due diligence on TiVo as potential financing sources for the combined company. Over the course of the remainder of that week, representatives of TiVo held conference calls with Bank of America Merrill Lynch and additional calls with RBC regarding TiVo’s financial and business projections. Each of RBC, Bank of America Merrill Lynch and one other potential financing source committed to provide feedback by December 12 on the key terms at which they would be willing to provide a financing commitment to finance the combined company.

On December 10, 2019, Skadden sent a revised draft of the merger agreement to Cooley and offered to discuss any open issues around treatment of equity awards and certain tax related provisions on a telephone call.

On December 11, 2019, representatives of TiVo and Cooley met at Cooley’s offices in Palo Alto to discuss open issues on the merger agreement and coordinate due diligence efforts.

On December 11, 2019, Mr. Shull called Mr. Kirchner to suggest that Mr. Kirchner should meet with Eddy Hartenstein, a director of TiVo, the following day to discuss the proposed transaction and the combined company.

On December 12, 2019, Mr. Kirchner met with Mr. Hartenstein in Los Angeles, California. Mr. Hartenstein asked for an update on Xperi’s business and the potential of Xperi’s new product. Mr. Hartenstein noted that the TiVo board favored a joint leadership structure for the combined company and that the exchange ratio for the proposed all-stock merger suggested that TiVo should appoint four members of the board of the combined company and Xperi should appoint three members of the combined company. Mr. Kirchner noted to Mr. Hartenstein that he believed the management and governance of the combined company was an important factor in the Xperi board’s comfort with the proposed transaction, but that this was a matter for the Xperi board to discuss.

On December 12, 2019, representatives of TiVo and KPMG held a telephone conference call to discuss the status and findings of KPMG’s financial due diligence of Xperi on behalf of TiVo.

On December 12, 2019, representatives of TiVo, LionTree, Xperi and Centerview held a follow-up diligence call to review Xperi’s additional product customer diligence questions.

On December 12, 2019, Cooley sent a revised draft of the merger agreement to Skadden.

On December 13, 2019, Mr. Shull called Mr. Kirchner to discuss the governance and management of the combined company, the status of negotiations of the merger agreement and financing for the combined company.

Later that day, the Xperi board met via telephone conference to discuss the status of discussions with TiVo. Representatives of Centerview and Skadden attended. Mr. Kirchner reminded the Xperi board that the parties had tentatively agreed on a TiVo exchange ratio (based on each company’s current equity capital structure) and the pro forma ownership split of the combined company, but had not yet agreed on governance of the combined company. Mr. Hill described his ongoing discussions regarding the size and composition of the combined company’s board of directors, the chairman of the combined company’s board of directors and the leadership of the combined company’s senior management team. Mr. Hill noted that TiVo was seeking greater representation on the combined company’s board and had recently expressed interest in a leadership structure in which Mr. Shull would become the Chief Executive Officer of the combined company. The Xperi board then discussed its previously expressed consensus view that the strategic and financial underpinnings of the transaction depended, in part, on the combined company’s ability to harvest synergies through the combination and much of the value upside for the Xperi stockholders depended, in part, on the successful execution of the plan presented by management. The Xperi board discussed the fact that retaining management of the combined company, through board composition and management control, were important factors in the Xperi board’s comfort with the transaction. Mr. Hill indicated that he would continue discussions with TiVo on these matters and report back to the Xperi board.

On December 13, 2019, representatives of TiVo, LionTree, Xperi and Centerview held an overall check-in call to discuss the status of due diligence on both sides and to review open items and next steps. Representatives of TiVo, LionTree, Xperi and Centerview also held a follow-up IP diligence call to review the status of Xperi’s IP licensing customer negotiations and ongoing litigation.

On December 13, 2019, representatives of Cooley and Skadden engaged in discussions regarding open issues in the proposed merger agreement, including various closing conditions and deal protection issues. Following the discussion, Cooley and Skadden agreed to relay the respective positions of the other side to their respective clients.

On December 14, 2019, Mr. Hill called Mr. Meyer to discuss the governance and management of the combined company. Mr. Hill explained that the Xperi board’s decision was conditioned on Xperi’s senior management running the combined company and for Xperi’s directors to comprise a majority of the combined company’s board of directors. Mr. Hill suggested that the board of the combined company should comprise three independent directors from each of Xperi and TiVo with the independent directors selecting the chairman of the board, and Mr. Kirchner, as the Chief Executive Officer of the combined company, filling the seventh board seat. Mr. Meyer agreed to discuss this proposal with the TiVo board.

In the morning on December 14, 2019, the strategic committee of the TiVo board held a telephone conference call, with representatives of Cooley and LionTree, to discuss the status of the overall transaction, including the status of due diligence, financing and merger agreement negotiations. Included in the review was a discussion of open issues related to deal protection terms, conditions to closing, and governance structure of the post-combination parent company.

In the afternoon on December 14, 2019, Cooley and the strategic committee updated the full TiVo board by telephone on the status of the transaction. Mr. Shull provided an update on the status of discussions with the banks on the debt financing commitments. The TiVo board also discussed at length the corporate governance structure of the combined entity post-closing, including who would occupy the role of Chief Executive Officer and the composition of the combined board. Cooley also advised on the status of merger agreement negotiations, including open issues relating to closing conditionality. The TiVo board discussed various considerations, including deal structure, ownership of the combined company (which would have implied a premium to their then-current share price based on the prevailing trading prices of Xperi and TiVo at such time) and overall value to TiVo stockholders in context of the open items involving corporate governance and deal certainty. The TiVo board agreed to continue discussions with Xperi and signal broad acceptance of the corporate governance structure proposed by Xperi, but that TiVo did not agree to the closing conditions proposed by Xperi. Members of the TiVo management then left the meeting and a discussion ensued regarding various compensation and executive retention matters associated with the proposed transaction, including the treatment of the transaction as a “Change of Control” for purposes of various equity and severance arrangements. Following the discussion, no action was taken pending review of the matters by the compensation committee of the TiVo board.

On December 15, 2019, the Xperi board held a special meeting to review the terms of the proposed mergers. Representatives of Centerview and Skadden attended. Mr. Hill described his recent discussions with TiVo’s representatives regarding the governance of the combined company. Mr. Hill informed the Xperi board that TiVo had agreed to a seven member board comprised of three directors from each company and the Chief Executive Officer of the combined company. Mr. Hill noted that specific directors had not been identified or discussed.

Mr. Hill further noted that TiVo had agreed that Mr. Kirchner would be the Chief Executive Officer of the combined company and Xperi’s senior management would lead the combined company. Mr. Anderson then outlined the terms of a debt refinancing on which the management team had been working to replace the credit facilities of Xperi and TiVo in connection with the transaction. Mr. Anderson noted that Xperi was working to obtain a commitment letter from lenders concurrently with the proposed execution of a merger agreement for the transaction. Mr. Anderson then presented a financial analysis of the proposed all-stock transaction based on the latest financial forecasts for Xperi and TiVo, synergy estimates for the transaction and current market statistics. The presentation included, among other things, a pro forma view of the financial aspects of the business combination (including a preliminary contribution analysis for the combined business) and a pro forma view of the future financial prospects of the combined company (with and without synergies). The Xperi board then asked a number of questions to Mr. Anderson and Centerview related to the presentation and the financial analysis. Representatives from Skadden then described the status of negotiations of the proposed merger agreement, including material issues that remained under discussion.

On December 15, 2019, Mr. Kirchner called Mr. Shull to discuss the TiVo board’s feedback on Xperi’s proposals for the governance and management of the combined company. Mr. Shull noted that the TiVo board had agreed to accept Xperi’s proposals. Mr. Kirchner and Mr. Shull also discussed the status of negotiations of the merger agreement and the financing for the combined company and agreed to schedule an all-hands call with Xperi and TiVo and each of their respective advisors to discuss steps to close the transaction later that day.

Later that day, representatives of TiVo, Xperi, LionTree, Centerview, Cooley and Skadden held a due diligence check-in telephone conference call to discuss the status of due diligence between the parties and the timeline to signing. Representatives of Cooley and Skadden also had a follow-up call to discuss bring-down due diligence matters later that evening.

On December 16, 2019, representatives of TiVo, Xperi, LionTree, Centerview, Cooley and Skadden held a telephone conference call to discuss the status of due diligence and the status of the financing commitments. Later that morning, TiVo director Mr. Moloney had a call with Mr. Kirchner to discuss Mr. Kirchner’s vision for the combined company. In the afternoon on December 16, the TiVo board held a meeting, with representatives of TiVo management, LionTree and Cooley in attendance. Representatives of Cooley provided an update on the current status and resolution of transaction issues previously open and under board discussion, including those related to the certainty of transaction completion. TiVo management provided an update on the negotiations and status of the merger agreement and financing commitments. Questions were asked, and a full discussion ensued, including a discussion of remaining open issues and process, as well as consideration of TiVo remaining an independent standalone company and other potential strategic alternatives that may be reasonably available to it. Representatives of LionTree then reviewed certain preliminary financial analyses undertaken by LionTree related to the proposed transactions. After the board meeting, TiVo director Ms. Yeadon had a call with Mr. Kirchner to discuss Mr. Kirchner’s vision for the combined company. Later that evening on December 16, Skadden sent a revised draft of the merger agreement reflecting further discussion amongst principals on key issues regarding closing conditions and corporate governance.

On December 17, 2019, Cooley held further discussions with TiVo on the latest draft merger agreement and the remaining issues relating to closing conditionality. Additionally, TiVo director Ms. Durr had a call with Mr. Kirchner to discuss his background and experience, and vision for the combined company.

Later that day, the Xperi board held a special meeting to review the terms of the proposed mergers. Representatives of Centerview and Skadden attended. Representatives of Skadden presented a detailed outline of the draft merger agreement based on a summary outline and a copy of the proposed merger agreement (copies of which had been delivered to the Xperi board in advance of the meeting) and any open issues. Mr. Anderson then outlined the final terms of a debt refinancing on which the management team had been working to replace the credit facilities of Xperi and TiVo in connection with the proposed all-stock “merger of equals transaction”. Mr. Anderson noted that Xperi had received a commitment letter from lenders reflecting the outlined terms.

Following discussion, the Xperi board agreed to remove the financing condition from the merger agreement due to the fact that Xperi had received commitment papers. Representatives of Centerview reviewed with the Xperi board Centerview’s financial analysis of the mergers, and rendered to the Xperi board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated December 18, 2019 that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing its opinion, the Xperi exchange ratio provided for pursuant to the merger agreement was fair, from a financial point of view, to holders of shares of Xperi common stock (other than Xperi Excluded Shares). For a detailed discussion of Centerview’s opinion, please see below under the caption “—Recommendation of the Xperi Board of Directors—Opinion of Xperi’s Financial Advisor.” Following discussion by the Xperi board, the Xperi board determined that entering into the merger agreement and consummating the transaction contemplated thereby, including the Xperi merger, was advisable and fair to and in the best interests of Xperi and its stockholders, authorized and approved the execution, delivery and performance of the merger agreement by Xperi and approved the Xperi merger and recommended the adoption of the merger agreement by the Xperi stockholders and directed that the merger agreement be submitted for consideration by the Xperi stockholders at the Xperi special meeting. On a motion duly made and seconded, the Xperi board approved the resolutions by unanimous vote of those directors in attendance.

Later that afternoon representatives of Skadden communicated to Cooley on a telephone call that Xperi had agreed to remove certain closing conditions under discussion and Cooley and Skadden discussed and resolved remaining issues surrounding corporate governance. Following that telephone call, Cooley sent a revised draft of the merger agreement to Skadden reflecting that discussion.

On December 18, 2019, Mr. Shull called Mr. Kirchner to request that TiVo would like the flexibility to appoint one director to the board of the combined company who does not qualify as independent under Nasdaq rules. Mr. Kirchner agreed to discuss this with the Xperi board. Later that day, following discussions with the Xperi board, Mr. Kirchner confirmed that the Xperi board would accept TiVo’s proposal. Later that day, Mr. Shull sent a message to Mr. Kirchner confirming that subject only to finalizing the disclosure schedules and various communication documents, TiVo was ready to proceed with execution of the merger agreement.

On December 18, 2019, the TiVo board held a meeting, with representatives of LionTree and Cooley in attendance. Mr. Shull provided an update on the status of due diligence pertaining to a potential strategic transaction with Xperi, including the proposed resolution of the issues discussed with the TiVo board on December 14 with respect to corporate governance and deal certainty. Questions were asked, and a full discussion ensued, including a discussion of remaining open issues and process, as well as consideration of remaining an independent stand-alone company. The TiVo board discussed the corporate governance structure of the combined company and a discussion ensued regarding various compensation and executive retention matters associated with the proposed transaction. The compensation committee of TiVo’s board recommended, and the board approved, the treatment of the transaction as a “Change of Control” for purposes of various equity and severance arrangements and elimination of salary clawback provisions from the TiVo Executive Severance and Arbitration Agreements in order to retain executives during the pendency of the transaction. Representatives of LionTree then discussed and reviewed its final financial analyses undertaken by LionTree related to the proposed transactions. Representatives of LionTree also rendered LionTree’s oral opinion, subsequently confirmed in writing by delivery of LionTree’s written opinion dated December 18, 2019, to the TiVo board, as to the fairness, from a financial point of view, as of such date, of the TiVo exchange ratio to the holders of TiVo’s common stock (for purposes of such opinion and this summary, other than Xperi and its affiliates), based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by LionTree in preparing its opinion. The LionTree opinion is more fully described under the section “—Recommendation of the TiVo Board of Directors—Opinion of TiVo’s Financial Advisor” beginning on page 87. A representative of Cooley then reviewed the TiVo board’s fiduciary duties in connection with its review of the transaction, reviewed interests of certain directors in the transaction, described the material terms of the proposed merger agreement between TiVo and Xperi, reported on any changes to terms previously discussed, and reviewed with TiVo management a proposal that TiVo adopt a Section 382 rights plan in connection with the transaction to preserve TiVo’s net operating losses. Following extensive discussion of all of the foregoing by the TiVo board, the TiVo board approved the Section 382 rights plan, and approved the merger agreement and the consummation of the proposed merger upon the terms and subject to the conditions set forth in the merger agreement, determined that the terms of the merger agreement, the TiVo merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, TiVo and its stockholders, directed that the merger agreement be submitted to the stockholders of TiVo for adoption, recommended that TiVo’s stockholders adopt the merger agreement and declared that the merger agreement is advisable. The reasons that supported the TiVo board’s decision to enter into the merger agreement and consummate the TiVo merger, and a variety of risks and other countervailing factors that the TiVo board considered, are summarized in the section titled “—Recommendation of the TiVo Board of Directors—TiVo’s Reasons for the Mergers” beginning on page 84.

Later on December 18, 2019, Skadden and Cooley finalized their due diligence investigations and related disclosure letters. Each of TiVo, Xperi, HoldCo and the Merger Subs executed and delivered the merger agreement, effective as of December 18, 2019. On the morning of December 19, 2019, prior to the open of markets, TiVo and Xperi publicly announced the transaction via press release and a subsequent joint conference call including, among others, Mr. Shull and Mr. Kirchner.

On February 21, 2020 Xperi received an unsolicited, non-binding proposal from Metis Ventures LLC to acquire all of the outstanding equity of Xperi for $23.30 per share in cash.

On February 23, 2020, the Xperi board held a special meeting to review the non-binding proposal from Metis Ventures LLC. Representatives of Centerview and Skadden attended. After a comprehensive review and discussion of Metis Ventures LLC’s proposal conducted in consultation with representatives of Centerview and Skadden, the Xperi board unanimously determined that, based on the terms and conditions of Metis Ventures LLC’s proposal, as well as lack of information, it was unable to conclude that Metis Ventures’ non-binding proposal was reasonably likely to lead to a superior proposal under the terms of the merger agreement. Xperi has not received any further correspondence from Metis Ventures LLC.

Recommendation of the Xperi Board of Directors

At its meeting on December 17, 2019, the Xperi board adopted the merger agreement and determined that the merger agreement and the transactions contemplated thereby, including the mergers, are advisable, fair to and in the best interests of Xperi and its stockholders. The Xperi board recommends that the Xperi stockholders vote “FOR” each of the Xperi merger proposal, the Xperi adjournment proposal and the Xperi compensation proposal.

In evaluating the merger agreement, the Xperi board consulted with and received the advice of Xperi’s senior management and its legal and financial advisor. In reaching its decision, the Xperi board considered a number of factors, including, but not limited to, the following factors which the Xperi board viewed as generally supporting its decision to adopt and enter into the merger agreement and its recommendation that Xperi stockholders vote “FOR” each of the Xperi merger proposal, the Xperi adjournment proposal and the Xperi compensation proposal.

Xperi’s Reasons for the Mergers

Strategic Considerations. The Xperi board considered that the mergers will likely provide a number of significant strategic opportunities, including the following:

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Scale in Complementary Businesses. The mergers will combine two industry-leading platforms to create a leader in consumer & entertainment technology and IP licensing. Xperi and TiVo share complementary products and services, end markets, research and development capabilities and innovation-driven cultures. Additionally, both companies also operate with two principal businesses –

product and IP licensing. The mergers will enable these respective businesses to be stronger and better positioned to drive growth and profitability than either on its own;

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The combined product businesses will create a leading consumer and entertainment technology business, better positioned to deliver on growth fueled by the proliferation of streaming content and evolving consumer video and audio entertainment trends in the home, automobile and mobile markets. Together, these businesses reach hundreds of millions of consumers across several markets with leading ecosystem partners and will achieve greater scale and help transform Xperi’s ability to serve these customers with unique and innovative products and services;

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The combined IP licensing businesses will represent one of the industry’s largest intellectual property licensing platforms with a diverse portfolio of entertainment and semiconductor intellectual property and enhanced scale, growth strategies, differentiated technologies, and a diversified revenue mix across segments reducing volatility, geographies and clients, resulting in improved opportunities for growth, cost savings and innovation relative to what Xperi could achieve on a standalone basis;

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Synergies. The combined company is expected to generate annual run-rate cost synergies of $50 million by year-end 2021. Xperi expects to realize these savings on an ongoing basis across numerous functional areas, including administrative, sales and marketing and engineering. Additionally, Xperi has estimated $125 million in potential incremental annual revenue as a result of growth synergies within five (5) years. These growth synergies, in part, are through cross-selling each of Xperi and TiVo’s products and services to the other party’s existing customers, in particular in the home and automotive sectors. The combination of these cost and revenue synergies is expected to result in the combined company having greater potential to achieve further earnings growth and generate more substantial cash flow than either Xperi or TiVo could on a standalone basis;

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Strong Financial Position. The combined company will have far greater scale and financial resources. The improved financial profile of the combined company will offer more diversification of revenue as well as attractive recurring cash flows. Xperi and TiVo expect that this stronger financial position will improve the combined company’s ability to support product development strategies more than either Xperi or TiVo could on a standalone basis: to respond more quickly to customer needs, technological change, increased competition and shifting market demand; and to pursue strategic growth opportunities in the future, including acquisitions;

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Strategic Flexibility. The increased scale and enhanced financial position of the combined company will provide more flexibility to pursue various strategic initiatives. These may include organic investments, partnerships, joint ventures, strategic acquisitions and divestitures. Additionally, although there is no current plan or intention to separate any parts of the combined company, the increased scale of each of the product and IP licensing businesses would better position these businesses as potential independent public companies in a future separation;

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Customer Benefits. The combined company will improve Xperi and TiVo’s existing ability to expand current customer relationships. Xperi believes that the combination of the two companies’ product and service lines and research and development resources should enable the combined company to meet customer needs more effectively and to deliver more complete and unique products, services and solutions to Xperi and TiVo’s customers. In addition, Xperi believes the larger sales organization, greater marketing resources and financial strength of the combined company coupled with a complementary customer base may lead to improved opportunities for marketing the combined company’s products and services; and

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Employee Opportunities. The mergers will allow for employees to benefit from more broad-ranging opportunities as part of a larger, better capitalized, consumer entertainment technology and IP licensing business. On a combined basis, the greater depth and breadth of technical and business talent provides a stronger platform for innovation and growth. Additionally, it will improve Xperi’s ability to attract and retain the key talent that is required to deliver on the growth opportunities of the combined company.

Other Factors Considered by the Xperi Board. In addition to considering the strategic factors described above, the Xperi board considered the following additional factors, all of which it viewed as supporting its decision to approve the merger agreement:

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the fact that the merger agreement provides for a fixed exchange ratio and that no adjustment will be made in the merger consideration to be received by either Xperi’s or TiVo’s stockholders in the mergers as a result of possible increases or decreases in the trading price of the Xperi and/or TiVo common stock following the announcement of the mergers;

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its knowledge of Xperi’s business, operations, financial condition, earnings and prospects and of TiVo’s business, operations, financial condition, earnings and prospects, taking into account the results of Xperi’s due diligence review of TiVo;

•	the current and prospective business climate in the industry in which Xperi and TiVo operate;

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the alternatives reasonably available to Xperi, including remaining a standalone entity, pursuing other strategic alternatives, including significantly reducing investment in Xperi’s IP licensing business, which the Xperi board evaluated with the assistance of its financial and legal advisors, and the Xperi board’s belief that the mergers with TiVo created the best reasonably available opportunity to maximize value for the Xperi stockholders given the potential risks, rewards and uncertainties associated with each alternative and without limiting strategic alternatives that HoldCo could pursue in the future;

•	the projected financial results of Xperi as a standalone company and the fit of the transaction with Xperi’s previously established strategic goals;

•	the fact that the market capitalization of each company was relatively equal at the time of the Xperi board’s evaluation of the mergers;

•	the recommendation of Xperi’s senior management in favor of the mergers;

•	the fact that four (4) members of the seven (7)-member HoldCo board will comprise members of the Xperi board as of immediately prior to the effective time;

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the fact that senior management of the combined company will be principally comprised of senior management of Xperi as of immediately prior to the effective time, including the current Xperi Chief Executive Officer, Mr. Kirchner, who will also serve as the Chief Executive Officer of HoldCo and Mr. Andersen will serve as the Chief Financial Officer of HoldCo;

•	the terms and conditions of the merger agreement, including the strong commitments by both Xperi and TiVo to complete the mergers;

•	the Xperi board’s view, after consultation with its legal counsel, concerning the likelihood that regulatory approvals and clearances necessary to consummate the mergers would be obtained;

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the expected tax-efficient treatment of the mergers for U.S. federal income tax purposes, as more fully described below under the section entitled “Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Mergers” beginning on page 130 of this joint proxy statement/prospectus;

•	the anticipated customer, supplier and stakeholder reaction to the mergers;

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the Xperi board’s right to withhold, withdraw or change its recommendation to the Xperi stockholders to vote “FOR” the Xperi merger proposal if a superior proposal is available or an intervening event has occurred, subject to Xperi being obligated to pay TiVo a termination fee of $44,000,000 in the event Xperi terminates the merger agreement prior to the Xperi stockholders’ vote on the Xperi merger proposal or in certain other circumstances in which Xperi enters into an acquisition proposal agreement within twelve (12) months after the termination of the merger agreement;

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the inability of TiVo to terminate the merger agreement in connection with the TiVo board withholding, withdrawing or changing its recommendation to the TiVo stockholders to vote “FOR” the TiVo merger proposal, and the ability of Xperi to terminate the merger agreement prior to the TiVo stockholders meeting and collection of a termination fee of $50,800,000 if such change of recommendation occurs;

•	the fact that Xperi has a proven track record of effectively executing complex transactions and integrating such businesses;

•	TiVo’s ongoing litigation with Comcast and other service providers that has the potential to deliver significant upside to Xperi and TiVo’s existing stockholders; and

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the opinion of Centerview rendered to the Xperi board on December 17, 2019, which was subsequently confirmed by delivery of a written opinion dated December 18, 2019 that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Xperi exchange ratio provided for pursuant to the merger agreement was fair, from a financial point of view, to the holders of shares of Xperi common stock (other than Xperi Excluded Shares), as more fully described below under the caption “Opinion of Xperi’s Financial Advisor;”

The Xperi board weighed these advantages and opportunities against a number of other risks and potential negative factors concerning the merger agreement and the mergers, including:

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the challenges inherent in the merger of two businesses of the size, geographical diversity and scope of Xperi and TiVo and the size of the companies relative to each other, including the risk that integration costs may be greater than anticipated and the possible diversion of management attention for an extended period of time;

•	the difficulties of combining the businesses and workforces of Xperi and TiVo based on, among other things, differences in the cultures of the two companies;

•	the challenges inherent in the management and operation of a global business;

•	the volatility of the IP licensing business and the resources needed to enforce the combined company’s intellectual property;

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TiVo’s right, subject to certain conditions, to respond to and negotiate with respect to certain acquisition proposals from third parties made prior to the time TiVo stockholders adopt the merger agreement;

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the restrictions in the merger agreement on the conduct of each of Xperi’s and TiVo’s respective business during the period between execution of the merger agreement and the consummation of the mergers;

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the risk that Xperi stockholders or TiVo stockholders may object to and challenge the mergers and take actions that may prevent or delay the consummation of the mergers, including to vote down the proposals at the Xperi special meeting or TiVo special meeting;

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the risk that regulatory agencies may object to and challenge the mergers or may impose terms and conditions in order to resolve those objections that adversely affect the financial results of HoldCo; see the section entitled “Adoption of the Merger Agreement—Regulatory Approvals” beginning on page 121;

•	the risk that the pendency of the mergers for an extended period of time following the announcement of the execution of the merger agreement could have an adverse impact on Xperi or TiVo;

•	the potential for diversion of management and employee attention during the period prior to completion of the mergers, and the potential negative effects on Xperi’s and, ultimately, TiVo’s businesses;

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the risk that, despite the efforts of Xperi and TiVo prior to the consummation of the mergers, Xperi and TiVo may lose key personnel, and the potential resulting negative effects on Xperi’s and, ultimately, HoldCo’s businesses;

•	the risk of not capturing all the anticipated cost savings and revenue synergies between Xperi and TiVo and the risk that other anticipated benefits might not be realized;

•	the effects of TiVo’s strategic review on its financial and operational results;

•	the risk that the combined company may not be able to realize the benefits of TiVo’s net operating losses;

•	the increased leverage of HoldCo;

•	the risk that TiVo may not deliver on its cost transformation plan;

•	the possibility that HoldCo might not achieve its projected financial results;

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the potential that the fixed exchange ratio under the merger agreement could result in Xperi delivering greater value to the TiVo stockholders than had been anticipated by Xperi should the value of the shares of Xperi common stock increase disproportionately from the date of the execution of the merger agreement;

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the fact that the merger agreement prohibits each of Xperi and TiVo from soliciting or engaging in discussions regarding acquisition proposals during the pendency of the mergers, subject to limited exceptions;

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the requirement that Xperi pay TiVo a $44,000,000 termination fee if the merger agreement is terminated under certain circumstances and the inability of Xperi to terminate the merger agreement in connection with a change of recommendation by the Xperi board, and the risks that such restrictions and termination fee may discourage third parties that might otherwise have an interest in a business combination with, or acquisition of, Xperi from making alternative proposals;

•	the risk that recent administrative, regulatory, legislative, and judicial changes and proposed changes to patent laws may adversely affect the business of the combined company;

•	the risk that new industry developments, including changes in consumer preferences, may adversely affect the business benefits anticipated to result from the mergers; and

•	the risks of the type and nature described under “Risk Factors” beginning on page 27 and the matters described under “Cautionary Statement Regarding Forward-Looking Statements” beginning on page iv.

The foregoing discussion of the factors considered by the Xperi board is not intended to be exhaustive, but rather includes the principal factors considered by the Xperi board. In view of the wide variety of factors considered in connection with its evaluation of the mergers and the complexity of these matters, the Xperi board did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger agreement and to make its recommendations to Xperi stockholders. In addition, individual members of the Xperi board may have given differing weights to different factors. The Xperi board conducted an overall review of the factors described above, including thorough discussions with Xperi’s management and outside legal and financial advisor.

In considering the recommendation of the Xperi board to approve the Xperi merger proposal, Xperi stockholders should be aware that Xperi’s directors may have interests in the mergers that are different from, or in addition to, those of Xperi stockholders generally. For additional information, see the section entitled “Adoption of the Merger Agreement—Recommendation of the Xperi Board of Directors—Interests of Xperi Directors and Executive Officers in the Mergers” beginning on page 77 of this joint proxy statement/prospectus.

The explanation of the reasoning of the Xperi board and certain information presented in this section are forward-looking in nature and, therefore, the information should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page iv of this joint proxy statement/prospectus.

Opinion of Xperi’s Financial Advisor

Centerview Partners LLC

On December 17, 2019, Centerview rendered to the Xperi board its oral opinion, subsequently confirmed in a written opinion dated December 18, 2019, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Xperi exchange ratio provided for pursuant to the merger agreement was fair, from a financial point of view, to the holders of shares of Xperi common stock (other than Xperi Excluded Shares).

The full text of Centerview’s written opinion, dated December 18, 2019, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety by the full text of Centerview’s written opinion attached as Annex B. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Xperi board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the mergers and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Xperi common stock (other than Xperi Excluded Shares) of the Xperi exchange ratio provided for pursuant to the merger agreement. Centerview’s opinion did not address any other term or aspect of the merger agreement or the mergers and does not constitute a recommendation to any Xperi stockholder or any other person as to how such stockholder or other person should vote with respect to the mergers or otherwise act with respect to the mergers or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:

•	a draft of the merger agreement dated December 17, 2019, referred to in this summary of Centerview’s opinion as the Draft Merger Agreement;

•	Annual Reports on Form 10-K of Xperi for the years ended December 31, 2018, December 31, 2017 and December 31, 2016;

•	Annual Reports on Form 10-K of TiVo for the years ended December 31, 2018, December 31, 2017 and December 31, 2016;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Xperi and TiVo;

•	certain publicly available research analyst reports for Xperi and TiVo;

•	certain other communications from Xperi and TiVo to their respective stockholders;

•

certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Xperi, including certain financial forecasts, analyses and projections relating to Xperi prepared by management of Xperi and furnished to Centerview by Xperi for purposes of Centerview’s analysis, which are referred to in this summary of Centerview’s opinion as the Xperi Forecasts, and which are collectively referred to in this summary of Centerview’s opinion as the Xperi Internal Data;

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certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of TiVo prepared by management of TiVo and furnished to Centerview by Xperi for purposes of Centerview’s analysis, which are referred to in this summary of Centerview’s opinion as the “TiVo Internal Data,”

•

certain financial forecasts, analyses and projections relating to TiVo prepared by management of Xperi and furnished to Centerview by Xperi for purposes of Centerview’s analysis, which are referred to in this summary of Centerview’s opinion as the TiVo Forecasts; and

•

certain tax and other cost savings and operating synergies projected by the management of Xperi to result from the mergers furnished to Centerview by Xperi for purposes of Centerview’s analysis, which are referred to in this summary of Centerview’s opinion as the Synergies.

Centerview also participated in discussions with members of the senior management and representatives of Xperi regarding their assessment of the Xperi Internal Data (including, without limitation, the Xperi Forecasts), the TiVo Internal Data, the TiVo Forecasts and the Synergies, as appropriate and the strategic rationale for the mergers. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for Xperi and TiVo and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant.

Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with Xperi’s consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at Xperi’s direction, that the Xperi Internal Data (including, without limitation, the Xperi Forecasts), the TiVo Forecasts and the Synergies were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Xperi as to the matters covered thereby and that the TiVo Internal Data have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of TiVo as to the matters covered thereby and Centerview relied, at Xperi’s direction, on the Xperi Internal Data (including, without limitation, the Xperi Forecasts), the TiVo Internal Data, the TiVo Forecasts and the Synergies for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Xperi Internal Data (including, without limitation, the Xperi Forecasts), the TiVo Internal Data, the TiVo Forecasts, the Synergies or the assumptions on which they were based. In addition, at Xperi’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Xperi or TiVo, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of Xperi or TiVo. Centerview assumed, at Xperi’s direction, that the final executed merger agreement would not differ in any respect material to Centerview’s analysis or opinion from the Draft Merger Agreement reviewed by Centerview. Centerview also assumed, at Xperi’s direction, that the mergers will be consummated on the terms set forth in the merger agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the mergers, no delay, limitation, restriction, condition or other change, including any divestiture requirements or amendments or modifications, will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview also assumed that the mergers will have the tax consequences described in discussions with representatives of Xperi. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of Xperi or TiVo, or the ability of Xperi or TiVo to pay their respective obligations when they come due, or as to the impact of the mergers on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.

Centerview’s opinion expressed no view as to, and did not address, Xperi’s underlying business decision to proceed with or effect the mergers, or the relative merits of the mergers as compared to any alternative business strategies or transactions that might be available to Xperi or in which Xperi might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of the shares of Xperi common stock (other than Xperi Excluded Shares) of the Xperi exchange ratio provided for pursuant to the merger agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the mergers, including, without limitation, the structure or form of the mergers, or any other agreements or arrangements contemplated by the merger agreement or entered into in connection with or otherwise contemplated by the mergers, including, without limitation, the fairness of the mergers or any other term or aspect of the mergers to, or any consideration to be received in connection therewith by, or the impact of the mergers on, the holders of any other class of securities, creditors or other constituencies of Xperi or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Xperi or any party, or class of such persons in connection with the mergers, whether relative to the Xperi exchange ratio provided for pursuant to the merger agreement or otherwise. Centerview’s opinion, as expressed therein, related, in part, to the relative values of Xperi and TiVo. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion. Centerview’s opinion expressed no view or opinion as to what the value of shares of HoldCo common stock actually will be when issued pursuant to the mergers or the prices at which shares of Xperi common stock, shares of TiVo common stock or shares of HoldCo common stock will trade or otherwise be transferable at any time, including following the announcement or consummation of the mergers. Centerview’s opinion does not constitute a recommendation to any Xperi stockholder or any other person as to how such stockholder or other person should vote with respect to the mergers or otherwise act with respect to the mergers or any other matter. Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the Xperi board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the mergers. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Summary of Centerview Financial Analysis

The following is a summary of the material financial analyses prepared and reviewed with the Xperi board in connection with Centerview’s opinion, dated December 18, 2019. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of Xperi or TiVo. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Xperi or any other parties to the mergers. None of Xperi, TiVo, HoldCo, Xperi Merger Sub, TiVo Merger Sub or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Xperi and TiVo do not purport to be appraisals or reflect the prices at which Xperi or TiVo may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 16, 2019, and is not necessarily indicative of current market conditions.

Relative Valuation Analysis

Centerview performed a relative valuation analysis of the implied common equity value of Xperi to the implied common equity value of TiVo based on the valuation analyses below. This analysis was undertaken to assist the Xperi board in understanding how the Xperi exchange ratio compared to the ranges of exchange ratios implied by each of the valuation analyses below and also how Xperi stockholders’ ownership in the combined company implied by the Xperi exchange ratio compared to the ranges of ownership implied by each of the valuation analyses below.

Selected Public Company Analysis—TiVo

Centerview reviewed and compared certain financial information, ratios and multiples for TiVo to corresponding financial information, ratios and multiples for publicly traded companies that Centerview deemed comparable, based on its experience and professional judgment, to TiVo’s IP licensing business and TiVo’s product sales business. The selected public companies consisted of:

IP Licensing Peers

•	Dolby Laboratories, Inc.;

•	InterDigital Wireless Inc.;

•	Rambus Incorporated; and

•	Xperi.

Product Peers

•	Telefonaktiebolaget LM Ericsson;

•	Nielsen Holdings Plc;

•	CommScope Inc.;

•	Harmonic Inc.;

•	Technicolor SA;

•	Kudelski SA;

•	comScore, Inc.; and

•	SeaChange International.

Although none of the selected companies is directly comparable to TiVo, the companies listed above were chosen by Centerview based on its professional judgment and, among other reasons, because they are publicly traded companies with certain operational, business and/or financial characteristics that, for purposes of Centerview’s analysis, may be considered similar to those of TiVo’s IP licensing business and TiVo’s product sales business. However, because none of the selected companies is exactly the same as TiVo, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the business, financial and operating characteristics and prospects of TiVo and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.

Centerview calculated and compared financial multiples for the selected comparable companies based on information it obtained from SEC filings, FactSet (a data source containing historical and estimated financial data) and other Wall Street research, and closing stock prices on December 16, 2019. With respect to each of the selected comparable companies, Centerview calculated enterprise value (calculated as the equity value (taking into account outstanding in-the-money options, warrants and other convertible securities based on the treasury stock method) plus the book value of debt less cash) as a multiple of estimated earnings before interest, taxes, depreciation and amortization, which is referred to as EBITDA, adjusted for stock-based compensation, for the applicable company for the twelve (12) month period ending December 31, 2020, which is referred to in this section as “NTM.”

The results of this analysis are summarized as follows:

Companies	Enterprise Value[1]	Enterprise Value/NTM Estimated EBITDA
IP Licensing Peers
Dolby Laboratories, Inc.	$6,102	11.9x
InterDigital Wireless Inc.	1,307	9.1x
Rambus Incorporated	1,421	9.4x
Xperi	1,378	9.4x
75th Percentile		11.3x
Median		9.4x
25th Percentile		9.1x

Product Peers
Telefonaktiebolaget LM Ericsson	$30,603	9.3x
Nielsen Holdings Plc	15,482	8.2x
CommScope Inc.	13,559	9.3x
Harmonic Inc.	869	16.9x
Technicolor SA	1,796	5.1x
Kudelski SA	732	7.7x
comScore, Inc.	486	n.a.
SeaChange International	159	10.3x
75th Percentile		10.3x
Median		9.3x
25th Percentile		7.7x

(1) $ in U.S. millions

Based on its experience and professional judgment, for purposes of its analysis Centerview selected a reference range of multiples of enterprise value to estimated EBITDA (adjusted for stock-based compensation) for the twelve (12) month period ending December 31, 2020 of 8.0x to 11.0x. In selecting this reference range, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics and prospects of TiVo and the selected public companies that could affect the public trading values in order to provide a context in which to consider the results of the quantitative analysis. Centerview applied the EBITDA multiple reference range to TiVo’s adjusted 2020 EBITDA as reflected in the adjusted TiVo forecasts of $229 million, to derive a range of implied enterprise values for TiVo, and subtracted from this range of implied enterprise values TiVo’s projected debt as of December 31, 2019, as set forth in the TiVo Internal Data, to derive a range of implied equity values for TiVo. Centerview then divided these implied equity values by the number of fully diluted shares of TiVo common stock as set forth in the TiVo Internal Data to derive an illustrative range of implied values per share of TiVo common stock of approximately $9.05 to $14.20, rounded to the nearest $0.05. Centerview compared this range to the closing price per share of TiVo common stock on December 16, 2019 of $7.48.

Sum-of-the-Parts Discounted Cash Flow Analysis—TiVo

Centerview also performed a sum-of-the-parts discounted cash flow analysis of TiVo. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors. Centerview calculated the sum-of-the-parts discounted cash flow of: (i) TiVo’s IP licensing business, (ii) TiVo’s product business and (iii) TiVo’s net operating losses, in each case based on the TiVo Internal Data and the adjusted TiVo forecasts.

In evaluating TiVo’s IP licensing business, Centerview calculated the estimated present value of the projected unlevered fully-taxed free cash flows of TiVo’s IP licensing business from the fiscal years ended December 31, 2020 through 2024 based on the adjusted TiVo forecasts plus the present value of an implied terminal value in 2024 (calculated by Centerview applying perpetuity growth rates ranging from (2.0%) to 0.0%, which Centerview selected based on its professional judgment), discounted to December 31, 2019. Discount rates ranging from 9.25% to 11.00% (reflecting Centerview’s analysis of TiVo’s weighted average cost of capital which was calculated using the Capital Asset Pricing Model and based on considerations that Centerview deemed relevant in its professional judgment and experience, taking into account certain metrics including levered and unlevered betas for comparable companies and the mid-year convention) were selected to derive an implied enterprise value reference range.

In evaluating TiVo’s product business, Centerview calculated the estimated present value of the projected unlevered fully-taxed free cash flows of Tivo’s product business from the fiscal years ended December 31, 2020 through 2024 based on the adjusted TiVo forecasts plus the present value of an implied terminal value in 2024 (calculated by Centerview applying perpetuity growth rates ranging from 1.0% to 2.0%, which Centerview selected based on its professional judgment), discounted to December 31, 2019. Discount rates ranging from 8.00% to 9.50% (reflecting Centerview’s analysis of TiVo’s weighted average cost of capital which was calculated using the Capital Asset Pricing Model and based on considerations that Centerview deemed relevant in its professional judgment and experience, taking into account certain metrics including levered and unlevered betas for comparable companies and the mid-year convention) were selected to derive an implied enterprise value reference range.

In evaluating TiVo’s net operating losses, Centerview calculated the estimated present value of the projected unlevered fully-taxed free cash flows of TiVo’s net operating losses from the fiscal years ended December 31, 2020 through 2024 based on the adjusted TiVo forecasts, discounted to December 31, 2019. Discount rates ranging from 9.25% to 11.00% (reflecting Centerview’s analysis of TiVo’s weighted average cost of capital which was calculated using the Capital Asset Pricing Model and based on considerations that Centerview deemed relevant in its professional judgment and experience, taking into account certain metrics including levered and unlevered betas for comparable companies and the mid-year convention) were selected to derive an implied enterprise value reference range.

Centerview calculated the sum of the three discounted cash flow values described above to generate a range of implied enterprise values for TiVo. Centerview then added to the discounted cash flow values for TiVo projected cash as of December 31, 2019 and subtracted from this range of implied enterprise values TiVo’s projected debt as of December 31, 2019, as set forth in the TiVo Internal Data, to derive a range of implied equity values for TiVo. Centerview then divided these implied equity values by the number of fully diluted shares of TiVo common stock as set forth in the TiVo Internal Data to derive an illustrative range of implied values per share of TiVo common stock of approximately $13.60 to $19.45, rounded to the nearest $0.05. Centerview compared this range to the closing price per share of TiVo common stock on December 16, 2019 of $7.48.

Other Factors—TiVo

Centerview noted for the Xperi board certain additional factors solely for informational purposes, including, among other things, the following:

•

Historical Stock Price Trading Analysis. Centerview reviewed the stock price performance of TiVo common stock for the 52-week period prior to December 16, 2019. Centerview noted that the range of low and high closing prices of TiVo common stock during the prior 52-week period was $6.69 to $11.59, as compared to the closing price per share of TiVo common stock on December 16, 2019 of $7.48.

•

Analyst Price Target Analysis. Centerview reviewed stock price targets for TiVo common stock reflected in three publicly available Wall Street research analyst reports as of December 16, 2019. Centerview noted that the analyst stock price targets in such research analyst reports were $11.00, $19.00 and $25.00 per share of TiVo common stock, as compared to the closing price per share of TiVo common stock on December 16, 2019 of $7.48.

Selected Public Company Analysis—Xperi

Centerview reviewed and compared certain financial information, ratios and multiples for Xperi under Scenario A to corresponding financial information, ratios and multiples for publicly traded companies that Centerview deemed comparable, based on its experience and professional judgment, to Xperi. The selected public companies consisted of:

•	Dolby Laboratories, Inc.;

•	InterDigital Wireless Inc.;

•	Rambus Incorporated;

•	IMAX Corporation;

•	TiVo;

•	Cerence Inc.; and

•	Technicolor SA.

Although none of the selected companies is directly comparable to Xperi, the companies listed above were chosen by Centerview based on its professional judgment and, among other reasons, because they are publicly traded companies with certain operational, business and/or financial characteristics that, for purposes of Centerview’s analysis, may be considered similar to those of Xperi. However, because none of the selected companies is exactly the same as Xperi, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the business, financial and operating characteristics and prospects of Xperi and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.

Centerview calculated and compared financial multiples for the selected comparable companies based on information it obtained from SEC filings, FactSet and other Wall Street research, and closing stock prices on December 16, 2019. With respect to each of the selected comparable companies, Centerview calculated enterprise value (calculated as the equity value (taking into account outstanding in-the-money options, warrants and other convertible securities based on the treasury stock method) plus the book value of debt less cash) as a multiple of NTM EBITDA, adjusted for stock-based compensation, for the applicable company.

The results of this analysis are summarized as follows:

Companies	Enterprise Value[1]	Enterprise Value/NTM Estimated EBITDA
Dolby Laboratories, Inc.	$6,102	11.9x
InterDigital Wireless Inc.	1,307	9.1x
Rambus Incorporated	1,421	9.4x
IMAX Corporation	1,366	8.7x
TiVo corporation	1,636	8.3x
Cerence, Inc.	810	8.4x
Technicolor SA	1,796	5.1x
75th Percentile		9.4x
Median		8.7x
25th Percentile		8.3x

(1)	$ in U.S. millions

Based on its experience and professional judgment, for purposes of its analysis Centerview selected a reference range of multiples of enterprise value to estimated EBITDA (adjusted for stock-based compensation) for the twelve (12) month period ending December 31, 2020 of 6.0x to 9.0x. In selecting this reference range, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics and prospects of Xperi and the selected public companies that could affect the public trading values in order to provide a context in which to consider the results of the quantitative analysis. Centerview applied the EBITDA multiple reference range to Xperi’s adjusted 2020 EBITDA of $231 million under Xperi Scenario A, based on the Xperi Forecasts to derive a range of implied enterprise values for Xperi, and subtracted from this range of implied enterprise values Xperi’s projected debt as of December 31, 2019, as set forth in the Xperi Internal Data, to derive a range of implied equity values for Xperi. Centerview then divided these implied equity values by the number of fully diluted shares of Xperi common stock as set forth in the Xperi Internal Data to derive an illustrative range of implied values per share of Xperi common stock of approximately $21.90 to $35.00. Centerview compared this range to the closing price per share of Xperi common stock on December 16, 2019 of $21.09.

Sum-of-the-Parts Discounted Cash Flow Analysis—Xperi

Centerview also performed a sum-of-the-parts discounted cash flow analysis of Xperi under Xperi scenario A and Xperi scenario B. Centerview calculated the sum-of-the-parts discounted cash flow of Xperi’s: (i) IP licensing business, (ii) product licensing business and (iii) new product line from Perceive, in each case based on the Xperi Internal Data (including the Xperi Forecasts).

IP Licensing Business

Centerview performed a sum-of-the-parts analysis of Xperi’s IP licensing business under Xperi IP licensing scenario A, based on a discounted cash flow analysis representing the implied present value of the projected unlevered fully-taxed free cash flows of Xperi’s IP licensing business from the fiscal years ended December 31, 2020 through 2024, based on the Xperi Forecasts plus the present value of an implied terminal value in 2024 (calculated by Centerview applying perpetuity growth rates ranging from (4.0%) to 0.0%, which Centerview selected based on its professional judgment), discounted to December 31, 2019. Discount rates ranging from 9.5% to 11.25% (reflecting Centerview’s analysis of Xperi’s weighted average cost of capital which was calculated using the Capital Asset Pricing Model and based on considerations that Centerview deemed relevant in its professional judgment and experience, taking into account certain metrics including levered and unlevered betas for comparable companies and the mid-year convention) were selected to derive an implied enterprise value reference range.

Centerview performed a sum-of-the-parts analysis of Xperi’s IP licensing business under Xperi IP licensing scenario B, based on a discounted cash flow analysis representing the implied present value of the projected unlevered fully-taxed free cash flows of Xperi’s IP licensing business from the fiscal years ended December 31, 2020 through 2024, based on the Xperi Forecasts. Discount rates ranging from 9.5% to 11.25% (reflecting Centerview’s analysis of Xperi’s weighted average cost of capital which was calculated using the Capital Asset Pricing Model and based on considerations that Centerview deemed relevant in its professional judgment and experience, taking into account certain metrics including levered and unlevered betas for comparable companies and the mid-year convention) were selected to derive an implied enterprise value reference range and assuming no cash flows generated beyond the year ending December 31, 2024.

Product Licensing Business

Centerview performed a sum-of-the-parts analysis of Xperi’s product licensing business under both Xperi scenario A and Xperi scenario B based on a discounted cash flow analysis representing the implied present value of the projected unlevered fully-taxed free cash flows of Xperi’s product licensing business from the fiscal years ended December 31, 2020 through 2029, based on the Xperi Forecasts plus the present value of an implied terminal value in 2029 (calculated by Centerview applying perpetuity growth rates ranging from 1.0% to 2.0%, which Centerview selected based on its professional judgment), discounted to December 31, 2019. Discount rates ranging from 9.5% to 11.25% (reflecting Centerview’s analysis of Xperi’s weighted average cost of capital which was calculated using the Capital Asset Pricing Model and based on considerations that Centerview deemed relevant in its professional judgment and experience, taking into account certain metrics including levered and unlevered betas for comparable companies and the mid-year convention) were selected to derive an implied enterprise value reference range.

Xperi’s New Product Line from Perceive

Centerview performed a sum-of-the-parts analysis of the business of the new product line from Xperi’s subsidiary Perceive Corporation, which we refer to as Xperi’s new product line from Perceive, under both Xperi scenario A and Xperi scenario B based on a discounted cash flow analysis representing the implied present value of the projected unlevered fully-taxed free cash flows of Xperi’s new product line from Perceive from the fiscal years ended December 31, 2020 through 2029, based on the Xperi Forecasts plus the present value of an implied terminal value in 2029 (calculated by Centerview applying perpetuity growth rates ranging from 3.0% to 5.0%, which Centerview selected based on its professional judgment), discounted to December 31, 2019. Discount rates ranging from 15.0% to 18.0% (reflecting Centerview’s analysis of Xperi’s weighted average cost of capital which was calculated using the Capital Asset Pricing Model and based on considerations that Centerview deemed relevant in its professional judgment and experience, taking into account certain metrics including levered and unlevered betas for comparable companies and the mid-year convention) were selected to derive an implied enterprise value reference range.

Xperi Scenario A Calculations

Centerview calculated the sum of the three discounted cash flow values described above under Xperi scenario A to derive a range of implied enterprise values for Xperi, and subtracted from this range of implied enterprise values Xperi’s projected debt as of December 31, 2019, as set forth in the Xperi Internal Data, to derive a range of implied equity values for Xperi. Centerview then divided these implied equity values by the number of fully diluted shares of Xperi common stock as set forth in the Xperi Internal Data to derive an illustrative range of implied values per share of Xperi common stock of approximately $37.10 to $53.45, rounded to the nearest $0.05. Centerview compared this range to the closing price per share of Xperi common stock on December 16, 2019 of $21.09.

Xperi Scenario B Calculations

Centerview calculated the sum of the three discounted cash flow values described above under Xperi scenario B to derive a range of implied enterprise values for Xperi, and subtracted from this range of implied enterprise values Xperi’s projected debt as of December 31, 2019, as set forth in the Xperi Internal Data, to derive a range of implied equity values for Xperi. Centerview then divided these implied equity values by the number of fully diluted shares of Xperi common stock as set forth in the Xperi Internal Data to derive an illustrative range of implied values per share of common stock of approximately $29.85 to $41.65, rounded to the nearest $0.05. Centerview compared this range to the closing price per share of Xperi common stock on December 16, 2019 of $21.09.

Other Factors—Xperi

Centerview noted for the Xperi board certain additional factors solely for informational purposes, including, among other things, the following:

•

Historical Stock Price Trading Analysis. Centerview reviewed the stock price performance of Xperi common stock for the 52-week period prior to December 16, 2019. Centerview noted that the range of low and high closing prices of Xperi common stock during the prior 52-week period was $16.88 to $25.70, as compared to the closing price per share of Xperi common stock on December 16, 2019 of $21.09.

•

Analyst Price Target Analysis. Centerview reviewed stock price targets for Xperi common stock reflected in four publicly available Wall Street research analyst reports as of December 16, 2019. Centerview noted that the analyst stock price targets in such research analyst reports ranged from $25.00 to $33.00 per share of Xperi common stock, as compared to the closing price per share of Xperi common stock on December 16, 2019 of $21.09.

Relative Value Analysis

For each of the above valuation analyses Centerview calculated a range of implied exchange ratios based on the number of fully diluted shares of Xperi common stock and TiVo common stock, assuming each share of TiVo is exchanged for 0.455 shares of common stock of the combined company (the TiVo exchange ratio), by calculating the low point of the range for each such analysis based on the low implied common equity value of Xperi from such analysis and the high implied common equity value of TiVo from the corresponding analysis and calculating the high point of the range for each such analysis based on the high implied common equity value of Xperi from such analysis and the low implied common equity value of TiVo from the corresponding analysis. In addition, Centerview then calculated ranges of the implied relative ownership of the Xperi stockholders in the combined company after giving effect to the mergers under each of the above valuation analyses, by calculating the low point of the range for each such analysis by dividing the low implied common equity value of Xperi from such analysis by the sum of such low implied common equity value of Xperi and the high implied common equity value of TiVo from the corresponding analysis and calculating the high point of the range for each such analysis by dividing the high implied common equity value of Xperi from such analysis by the sum of such high implied common equity value of Xperi and the low implied common equity value of TiVo from the corresponding analysis. The following table sets forth the ranges of implied exchange ratios and implied relative ownership calculated by Centerview in this analysis. Centerview noted for the Xperi board solely for informational purposes the ranges of implied exchange ratios and implied relative ownership under the relative value analysis in respect of the 52-week trading range analysis and the analyst price target analysis above.

Valuation Methodology	Range of Implied Exchange Ratios for Xperi	Range of Implied Ownership of the Combined Company by Xperi Stockholders
Trading Multiples Analysis (Xperi scenario A)	0.702x-1.760x	38%-61%
Sum-of-the-Parts DCF (Xperi scenario A)	0.868x-1.788x	43%-61%
Sum-of-the-Parts DCF (Xperi scenario B)	0.698x-1.393x	38%-55%
52-Week Trading Range (For Reference Only)	0.663x-1.748x	37%-60%
Analyst Price Target (For Reference Only)	0.455x-1.365x	28%-54%

Centerview compared the above ranges of implied exchange ratios for Xperi to 1.000x, the Xperi exchange ratio. Centerview also compared the above ranges of implied Xperi relative ownership to 46.6%, the relative ownership of the combined company (calculated on a fully diluted basis) that Xperi stockholders would have after giving effect to the mergers as contemplated by the merger agreement.

“Has” / “Gets” Analysis

Centerview compared the implied stand-alone equity value of Xperi to the pro forma equity value attributable to Xperi stockholders after giving effect to the mergers, including the Synergies, in each case based on the current market capitalization of Xperi and TiVo, from the perspective of the holders of Xperi common stock. In performing this illustrative “has / gets” analysis, Centerview calculated the implied enterprise value of the combined company on a pro forma basis, giving effect to the mergers and the Synergies (calculated using a blend of the multiples applied to Xperi and TiVo adjusted EBITDA), and subtracted from this pro forma enterprise value the estimated pro forma net debt as of December 31, 2019, adjusted to reflect transaction costs. This analysis resulted in an implied equity value for the combined company on a pro forma assumed basis of approximately $2,840 million. Centerview then multiplied this implied pro forma equity value by 46.6%, representing the Xperi stockholders’ pro forma ownership of the combined company (calculated on a fully diluted basis), to imply a pro forma equity value attributable to the Xperi stockholders of approximately $1,323 million or $25.15 per share, rounded to the nearest $0.05. Centerview compared this implied value to the equity value implied by the market capitalization of Xperi of $1,109 million or $21.09 per share (calculated on a fully diluted basis) on December 16, 2019.

Centerview also compared the implied stand-alone equity value of Xperi to the pro forma equity value attributable to Xperi stockholders after giving effect to the mergers, including the Synergies in each case based on Centerview’s discounted cash flow analyses, using the midpoints of its ranges of discount rates and perpetuity growth rates, for Xperi and TiVo and of the Synergies (calculated using discount rates which Centerview selected based on its professional judgment), from the perspective of the holders of Xperi common stock. In performing this illustrative “has / gets” analysis, Centerview calculated the implied enterprise value of the combined company on a pro forma assumed basis, giving effect to the mergers and the Synergies, and subtracted from this pro forma enterprise value the estimated pro forma net debt as of December 31, 2019, adjusted to reflect transaction costs. This analysis resulted in an implied equity value for the combined company on a pro forma assumed basis of approximately $5,205 million. Centerview then multiplied this implied pro forma equity value by 46.6%, representing the Xperi stockholders’ pro forma ownership of the combined company (calculated on a fully diluted basis), to imply a pro forma equity value attributable to the Xperi stockholders of approximately $2,424 million or $46.00 per share, rounded to the nearest $0.05. Centerview compared this implied value to the equity value implied by its discounted cash flow analysis of Xperi, on a standalone basis and using the midpoints of its ranges of discount rates and perpetuity growth rates under Xperi scenario A, of $2,277 million or $43.25 per share (calculated on a fully diluted basis).

Centerview prepared a sensitivity analysis of the discounted cash flow values calculated above, calculated on a pro forma basis for the combined company, including the Synergies. Centerview performed this analysis based on the low, mid and high points of the equity value ranges based on the discounted cash flow analyses for Xperi (based on Xperi scenario A) and TiVo. In each case, Centerview added the equity values of Xperi and TiVo plus the Synergies (calculated using discount rates which Centerview selected based on its professional judgment) to calculate the implied equity value of the combined company. Centerview then multiplied these pro forma equity values by 46.6%, representing the Xperi stockholders’ pro forma ownership of the combined company (calculated on a fully diluted basis), to imply the pro forma equity values attributable to the Xperi stockholders and on a per share basis based on the number of fully diluted shares of Xperi common stock as set forth in the Xperi Internal Data. Centerview compared these implied values per share to the implied values per share of Xperi common stock at the applicable point of the range of the discounted cash flow values for Xperi under Xperi scenario A and Xperi scenario B, as well as to the closing price per share of Xperi common stock on December 16, 2019. The results of this analysis are summarized as follows:

			Value Accretion
Scenario Overview (DCF Value)		Equity Value	Xperi Pro Forma Equity Value per share of combined company compared to:
Xperi (Scenario A)	TiVo / Synergy	Xperi Pro Forma Equity Value per share of combined company	Xperi Scenario A	Xperi Scenario B	December 16, 2019 Stock Price
High	High	$56.15	5%	35%	166%
Mid	Mid	$46.00	6%	34%	118%
Low	Low	$39.10	5%	31%	85%
High	Low	$46.75	(13%)	12%	122%
Low	High	$48.50	31%	62%	130%

General

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Xperi board in its evaluation of the mergers. Consequently, the analyses described above should not be viewed as determinative of the views of the Xperi board or management of Xperi with respect to the Xperi exchange ratio or as to whether the Xperi would have been willing to determine that a different exchange ratio was fair. The exchange ratio for the transaction was determined through arm’s-length negotiations between Xperi and TiVo and was approved by the Xperi board. Centerview provided advice to Xperi during these negotiations. Centerview did not, however recommend any specific amount of exchange ratio to Xperi or the Xperi board or that any specific amount of exchange ratio constituted the only appropriate exchange ratio for the transaction.

Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, Centerview has been engaged to provide certain financial advisory services to Xperi, including acting as financial advisor to Xperi with respect to certain strategic matters, but Centerview has not received any compensation from Xperi for such services. In the two years prior to the date of its written opinion, Centerview has not been engaged to provide financial advisory or other services to TiVo, and Centerview has not received any compensation from TiVo during such period. Centerview may provide investment banking and other services to or with respect to Xperi, TiVo, HoldCo or their respective affiliates in the future, for which Centerview may receive compensation. Certain (i) of Centerview’s and Centerview’s affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of Centerview’s affiliates or related investment funds and

(iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, Xperi, TiVo, or any of their respective affiliates, or any other party that may be involved in the mergers.

The Xperi board selected Centerview as its financial advisor in connection with the mergers based on Centerview’s reputation and experience. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the mergers.

In connection with Centerview’s services as the financial advisor to the Xperi board, Xperi has agreed to pay Centerview an aggregate fee expected to be approximately $12,000,000 based on the closing price of Xperi common stock on December 17, 2019, $1,750,000 of which was payable upon the rendering of Centerview’s opinion and the balance of which is payable contingent upon consummation of the mergers. In addition, Xperi has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.

Interests of Xperi Directors and Executive Officers in the Mergers

In considering the recommendation of the Xperi board that you vote to approve the Xperi merger, you should be aware that Xperi’s directors and current and certain former executive officers have certain financial interests in the mergers that may be different from, or in addition to, those of Xperi stockholders generally. The Xperi board was aware of and considered these potential interests, among other matters, in evaluating and negotiating the merger agreement and in recommending to you that you vote to approve the adoption of the merger agreement. These interests are further described below.

The consummation of the mergers is expected to constitute a “change in control” for purposes of each of the Xperi compensation plans and agreements. Certain of Xperi’s current directors and executive officers will continue to serve as directors and executive officers of HoldCo following the consummation of the mergers, as discussed in more detail in “—Other New Arrangements with Current or Former Executive Officers” below and the section entitled “Adoption of the Merger Agreement—HoldCo Matters—HoldCo Governance” beginning on page 119.

Xperi Equity Compensation Awards

Treatment of Xperi Stock Options

Each outstanding Xperi stock option, whether vested or unvested, will be automatically converted at the effective time into an option to purchase, on the same terms and conditions (including any applicable vesting and exercisability requirements) as were applicable to such Xperi stock option immediately prior to the effective time, one (1) share of HoldCo common stock, at an exercise price per share equal to the per-share exercise price of the Xperi stock option.

Treatment of Xperi RSUs

Each outstanding Xperi restricted stock unit award, whether vested or unvested, which we refer to as an Xperi RSU award, will be automatically converted at the effective time into one (1) HoldCo restricted stock unit award, which we refer to as a HoldCo RSU award, on the same terms and conditions (including any applicable vesting and settlement requirements) as were applicable to such Xperi RSU award immediately prior to the effective time.

Treatment of Xperi PSUs

Each Xperi RSU award that is subject to performance-vesting based on the achievement of performance metrics immediately prior to the effective time, which we refer to as an Xperi PSU award, will be automatically converted at the effective time into one (1) HoldCo RSU award, on the same terms and conditions (including any applicable performance-based vesting criteria and settlement requirements) as were applicable to such Xperi PSU award immediately prior to the effective time, except as described below in the sections of this joint proxy statement entitled “—Treatment of Xperi PSU Awards held by Jon Kirchner” beginning on page 78 and “—Treatment of Xperi PSU Awards held by Murali Dharan” beginning on page 79.

Xperi Stock Options, RSUs and PSUs to be Assumed and Converted in the Merger

The following table sets forth information relating to the Xperi stock options, RSUs and PSUs held by directors and executive officers that are expected to be assumed and converted at the effective time into HoldCo equity awards. The amounts listed below are estimates based on an assumed closing date of May 29, 2020 and the equity award holdings of each individual as of such date. However, the actual number of Xperi stock options, RSUs and PSUs to be assumed and converted into HoldCo equity awards will depend on the number of those awards that are held by such individuals and outstanding on the actual effective time of the Merger.

SUBJECT TO ASSUMPTION/CONVERSION:
Name	Unvested Options (#)	Vested Options (#)	Unvested RSUs (#)	Vested RSUs (#)	Unvested PSUs (#)(3)	Vested PSUs (#)
Jon Kirchner(1)	—	129,007	70,365	—	172,936	—
Robert Andersen	—	39,000	75,162	—	—	—
Richard S. Hill	—	—	—	—	—	—
Paul Davis	—	13,800	49,790	—	—	—
Geir Skaaden	—	16,909	54,790	—	—	—
Christopher Seams	—	—	—	—	—	—
Murali Dharan(2)	35,000	35,000	38,790	—	102,000	—
George A. Riedel	—	—	—	—	—	—
David Habiger	—	—	—	—	—	—
Sue Molina	—	—	—	—	—	—
Darcy Antonellis	—	—	—	—	—	—

(1)

For the PSUs granted to Jon Kirchner on each of March 1, 2017 and June 1, 2017, as of the effective time, the number of PSUs subject to performance-vesting for FY 2020 will be deemed earned at target and converted into time-based RSUs, with such target number of RSUs becoming scheduled to vest on December 31, 2020, subject to Mr. Kirchner’s continued service through such vesting date.

(2)

For the grant of 84,000 PSUs made to Murali Dharan on October 16, 2017, as of the effective time, the number of PSUs subject to performance-vesting for FY 2020 will be deemed earned at target and converted into time-based RSUs, with such target number of RSUs becoming scheduled to vest ratably in two equal installments on each of December 31, 2020 and 2021, subject to Mr. Dharan’s continued service through the applicable vesting date.

(3)	Outstanding PSUs are listed at their maximum levels which is 200% of the target award levels.

Treatment of Xperi PSU Awards held by Jon Kirchner

Pursuant to the terms of the Xperi PSU Awards granted to Jon Kirchner on each of March 1, 2017 and June 1, 2017, the annual performance vesting criteria applicable to each award will be mutually agreed between Mr. Kirchner and the compensation committee of Xperi’s board of directors. If the closing of the merger occurs during Xperi’s 2020 fiscal year, it is anticipated that the number of restricted stock units subject to performance-based vesting criteria for such 2020 fiscal year under each of those Xperi PSU Awards will be deemed earned at target and converted into time-based restricted stock units, with such target number of restricted stock units becoming scheduled to vest on December 31, 2020, subject to Mr. Kirchner’s continued service through such vesting date.

Treatment of Xperi PSU Awards held by Murali Dharan

If the closing of the mergers occurs during Xperi’s 2020 fiscal year, it is anticipated that the number of restricted stock units subject to performance-based vesting criteria for such 2020 fiscal year for the grant of 84,000 PSUs made to Murali Dharan on October 16, 2017 will be deemed earned at target and converted into time-based restricted stock units, with such target number of restricted stock units becoming scheduled to vest ratably in two equal installments on each of December 31, 2020 and 2021, subject to Mr. Dharan’s continued service through the applicable vesting date.

Xperi Employee Stock Purchase Plans

Each of the Xperi Amended and Restated Employee Stock Purchase Plan and the Xperi Second Amended and Restated International Employee Stock Purchase Plan, which we refer to as the Xperi ESPPs, will, subject to the consummation of the mergers, terminate effective immediately prior to the effective time. The merger agreement, as amended, provides that any offering period under the Xperi ESPPs will terminate and all options to purchase shares of Xperi common stock under the Xperi ESPPs will be automatically exercised on the earlier to occur of the day that is four (4) trading days before the effective time or the date on which such offering period would otherwise end.

Executive Officer Interests

The current and certain former executive officers of Xperi are entitled to certain severance benefits upon a qualifying termination of employment, including cash payments, certain continued and additional benefits and accelerated vesting of equity awards.

Employment and Severance Agreement with Jon Kirchner

Effective April 28, 2017, Xperi entered into an employment and severance agreement with Mr. Kirchner, which we refer to as the Kirchner employment agreement. The Kirchner employment agreement provides that, if Mr. Kirchner’s employment is terminated by Xperi without cause or if he resigns for good reason, he will be entitled to receive the following severance payments and benefits:

•	a lump sum cash payment equal to two hundred-percent (200%) of his annual base salary;

•

Two hundred-percent (200%) multiplied by his target annual bonus for the calendar year in which termination occurs (which bonus shall be prorated for the portion of the calendar year that has elapsed prior to the date of termination if such termination occurs more than sixty (60) days prior to or more than eighteen (18) months following a change in control of Xperi);

•	continuation of health benefits for a period of up to twenty-four (24) months following the date of termination;

•

immediate acceleration of vesting of his outstanding equity awards that would have vested over the twelve (12)-month period following the date of his separation from service had he remained continuously employed during such period (with any performance awards that are eligible to vest based on performance for the fiscal year in which his termination occurs vesting at the target) (provided that if such termination occurs within sixty (60) days prior to or within eighteen (18) months following a change in control of Xperi, all of Mr. Kirchner’s unvested equity awards will vest (with performance awards vesting at target) on the later of the date of his termination or the date of the change in control);

•	a post-termination exercise period for his outstanding stock options of twelve (12) months from the date of termination, or, if earlier, the remaining life of the equity grants; and

•	his full bonus amount under the DTS, Inc. 2016 Executive Retention Bonus Plan and Letter Agreement.

The Kirchner employment agreement has an initial term that expires on June 1, 2020, subject to automatic renewal for an additional year unless either party gives ninety (90) days’ notice of nonrenewal. Nonrenewal of the initial three (3)-year term by Xperi will be deemed a termination without cause and will result in the payment of severance to Mr. Kirchner, while expiration of the term under any other circumstances will not be deemed a termination without cause and will not give rise to severance. The term of the Kirchner employment agreement will automatically be extended for eighteen (18) months following a change in control of Xperi if the term would otherwise have expired during such eighteen (18)-month period.

For an estimate of the value of the amounts that would be paid or become payable to Mr. Kirchner, assuming, among other things, that the mergers were completed on May 29, 2020 and the employment of Mr. Kirchner was terminated either by Xperi without cause or by Mr. Kirchner for good reason immediately thereafter, see the section of this joint proxy statement entitled “—Merger Related Compensation-Xperi” beginning on page 82.

Severance Agreements with Messrs. Andersen, Davis, Dharan and Skaaden

Xperi entered into severance agreements with each of Messrs. Andersen, Davis, Dharan and Skaaden. The terms of the agreements with Messrs. Andersen, Davis and Skaaden are through February 2021, and Mr. Dharan’s agreement expires in October, 2021, or, if earlier, the date on which all payments or benefits required thereunder have been paid or provided in their entirety. Each term may be renewed by mutual agreement between Xperi and the executive. Each of the severance agreements provides that if the executive’s employment is terminated by us without cause or if the executive resigns for good reason, the executive will be entitled to receive the following payments and benefits:

•	his fully earned but unpaid base salary and his earned but unpaid vacation through the date of termination;

•	a lump sum cash payment equal to one hundred-percent (100%) of his annual base salary;

•	continuation of health benefits for a period of twelve (12) months following the date of termination; and

•	his target annual bonus for the calendar year in which termination occurs (which bonus shall be prorated for the portion of the calendar year that has elapsed prior to the date of termination).

The severance payments and benefits described above will be paid upon the executive’s execution of a general release of claims in favor of Xperi.

For an estimate of the value of the amounts that would be paid or become payable to each named executive officer, assuming, among other things, that the merger were completed on May 29, 2020 and the employment of the executive was terminated either by Xperi without cause or by the executive for good reason immediately thereafter, see the section of this joint proxy statement entitled “—Merger Related Compensation-Xperi” beginning on page 82.

Change in Control Severance Agreements with Messrs. Andersen, Davis, Dharan, Kirchner and Skaaden

Xperi has entered into change in control severance agreements with the following executives:

Executive Member	Title	Severance Expiration Date	CIC Expiration Date
Geir Skaaden	Chief Products & Services Officer	2/25/2021	2/25/2021
Jon Kirchner	Chief Executive Officer	6/1/2020
Murali Dharan	President, Tessera Intellectual Property Corporation (Tessera)	10/16/2021	10/16/2021
Paul Davis	General Counsel & Corporate Secretary	2/25/2021	2/25/2021
Robert Andersen	Chief Financial Officer	2/25/2021	2/25/2021

The change in control severance agreements provide that, if an executive’s employment is terminated without cause or if the executive resigns for good reason, in either case, within sixty (60) days prior to or within eighteen (18) months following a change in control, the executive will be entitled to receive the following payments:

•	his or her fully earned but unpaid base salary and his or her earned but unpaid vacation through the date of termination;

•	a lump sum cash payment equal to one hundred-percent (100%) of the executive’s annual base salary;

•	his or her target annual bonus for the calendar year in which termination occurs;

•	continuation of health benefits for a period of up to twelve (12) months following the date of termination; and

•

immediate acceleration of vesting of the executive’s outstanding equity awards (with any performance-based awards vesting at target, except to the extent alternative acceleration is specifically provided for pursuant to the grant documents) as of the later of the date of termination or the date of such change in control.

The severance benefits described above will be reduced by any severance benefits payable to each of the executives identified above under their employment and severance agreements and will be paid upon the executive’s execution of a general release of claims in favor of Xperi and subject to their continued compliance with the confidentiality and proprietary rights covenant set forth in the change in control severance agreement.

For an estimate of the value of the amounts that would be paid or become payable to each of Xperi’s named executive officers, assuming, among other things, that the mergers were completed on May 29, 2020 and the employment of each named executive officer was terminated either by Xperi without cause or by the named executive officer for good reason immediately thereafter, see the section of this joint proxy statement entitled “—Merger Related Compensation-Xperi” beginning on page 82.

Defined Terms

For purposes of the Kirchner employment agreement, the severance agreements and the change in control severance agreements, “cause” means, generally, an executive’s gross negligence or willful misconduct in the performance of his duties, the executive’s willful and habitual neglect of or failure to perform his duties, the executive’s commission of any material act of fraud, dishonesty or financial or accounting impropriety with respect to Xperi which results in a personal benefit to the executive, the executive’s failure to cooperate with Xperi in any investigation or formal proceeding initiated by a governmental authority or otherwise approved by Xperi’s board of directors or the audit committee of the board of directors, the executive’s conviction of or plea of guilty or nolo contender to felony criminal conduct (other than moving vehicle violations), the executive’s material violation of our confidentiality and proprietary rights agreement or any similar agreement with Xperi, or the executive’s material breach of any obligation or duty under the agreement or any written employment or other written policies of Xperi.

For purposes of the Kirchner employment agreement, the severance agreements and the change in control severance agreements, “good reason” means, generally, a material diminution in the executive’s authority, duties or responsibilities, a material diminution in the executive’s base compensation or target bonus opportunity, unless such a reduction is imposed across-the-board to senior management, a material change in the geographic location at which the executive must perform his duties, or any other action that constitutes a material breach of the agreement.

For purposes of the Kirchner employment agreement, the severance agreements and the change in control severance agreements, “change in control” is generally defined as:

•

a merger or consolidation in which Xperi is a party, other than a merger or consolidation which results in Xperi’s outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities; or

•	the sale of all or substantially all of Xperi’s assets.

Other New Arrangements with Current or Former Executive Officers

Upon completion of the mergers, Jon Kirchner, current Chief Executive Officer of Xperi, will serve as Chief Executive Officer of HoldCo. It is also anticipated that, following completion of the mergers, Robert Andersen (current Chief Financial Officer of Xperi) will become the Chief Financial Officer of HoldCo. These appointments are further described below in “Adoption of the Merger Agreement—HoldCo Matters—HoldCo Governance—The HoldCo Chief Executive Officer and Chief Financial Officer” beginning on page 119. Other executive officers of Xperi may assume positions as executive officers of HoldCo upon or following completion of the mergers. Subject to the terms of the merger agreement, some or all of Xperi’s executive officers may, prior to the consummation of the mergers, enter into new employment agreements or arrangements or other retention arrangements with HoldCo, but the terms of such arrangements, if any, have not yet been determined.

Indemnification of Xperi’s Directors and Officers

The merger agreement requires HoldCo to indemnify and hold harmless each former and present director and officer of Xperi or TiVo and any of their respective subsidiaries, and each person who was serving as a director, officer of another person at the request of Xperi or TiVo and any of their respective subsidiaries, each referred to as an indemnified party, to the same extent as such indemnified parties were indemnified as of the date of the merger agreement pursuant to the organizational documents of Xperi or TiVo or any of their respective subsidiaries, or any indemnification agreements in existence as of the date of the merger agreement.

The merger agreement also requires HoldCo to maintain for six (6) years following the mergers either the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance currently maintained by each of Xperi and TiVo and any of their subsidiaries or provide substitute policies for not less than the existing coverage and having other terms not less favorable to the insured persons, except that in no event will the annual cost to HoldCo for maintaining such policies exceed three hundred-percent (300%) of the annual premium paid by Xperi or TiVo, as applicable, referred to as the maximum amounts. Each of Xperi and TiVo may obtain a six (6)-year “tail” policy under such party’s existing directors and officers insurance policy in lieu of the foregoing, in each case for a cost not to exceed the applicable maximum amount.

Merger Related Compensation-Xperi

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the estimated amounts of compensation that are based on or otherwise relate to the mergers and that may be payable to those individuals who will be listed in the “Summary Compensation Table” that is part of Xperi’s most recent securities filing for which disclosure was required under Item 402(c) of Regulation S-K (the Form 10-K for the fiscal year ended December 31, 2019, which information is incorporated by reference from Xperi’s definitive proxy statement to be filed with the SEC not later than 120 days after the end of such fiscal year), who we refer to below as Xperi’s named executive officers. Assuming that the mergers were consummated on March 23, 2020 (the latest practicable date prior to filing this joint proxy statement/prospectus) and the employment of each of the named executive officers was terminated either by Xperi without cause or by the named executive officer for good reason within sixty days’ (60) prior to, or eighteen (18) months following the effective time, each named executive officer would receive approximately the amounts set forth in the table below, based on a $11.46 share price for each share of Xperi common stock (the closing share price for Xperi common stock on March 23, 2020).

See the section entitled “Adoption of the Merger Agreement—Recommendation of the Xperi Board of Directors—Interests of Xperi Directors and Executive Officers in the Mergers—Executive Officer Interests” beginning on page 79 for further information about the compensation disclosed in the table below. The amounts indicated below are estimates of amounts that might become payable to the named executive officers and the estimates are based on multiple assumptions that may or may not prove correct. Some of the assumptions are based on information not currently available and as a result the actual amounts, if any, received by a named executive officer may differ in material respects from the amounts set forth below.

Golden Parachute Compensation—Xperi

Named Executive Officer	Cash(1) ($)	Equity(2) ($)	Perquisites/ Benefits(3) ($)	Total ($)
Jon Kirchner	2,400,000	1,797,306	75,009	4,272,315
Robert Andersen	665,028	861,357	24,569	1,550,954
Paul Davis	564,212	570,593	28,888	1,163,693
Murali Dharan	800,000	1,372,793	36,830	2,209,623
Geir Skaaden	665,028	627,893	36,830	1,329,752

(1)

For Mr. Kirchner only, this represents the double-trigger severance payable pursuant to the terms of the Kirchner employment agreement. Consists of a cash payment equivalent to (a) two (2) times the sum of Mr. Kirchner’s annual base salary as of March 23, 2020 and (b) two (2) times Mr. Kirchner’s target annual bonus (which bonus shall be prorated for the portion of the calendar year that has elapsed prior to the date of termination if such termination occurs more than 60 days prior to or more than 18 months following a change in control of Xperi).

For Messrs. Andersen, Davis, Dharan and Skaaden, this represents the double-trigger severance payable pursuant to the terms of the severance agreements and change in control severance agreements. Consists of a cash payment equivalent to (a) the named executive officer’s annual base salary as of March 23, 2020 and (b) the named executive officer’s target annual bonus for the calendar year in which termination occurs (which bonus shall be prorated for the portion of the calendar year that has elapsed prior to the date of termination).

(2)

For Mr. Kirchner only, the amount shown includes the value of double-trigger accelerated vesting of unvested Xperi RSUs and PSUs pursuant to the terms of the Kirchner employment agreement. This amount includes the value of all unvested Xperi RSUs and PSUs (measured at target) held by Mr. Kirchner as of May 29, 2020, calculated based on the assumed price per share of Xperi common stock of $11.46.

For Messrs. Andersen, Davis, Dharan and Skaaden, the amount shown includes the value of double-trigger accelerated vesting of unvested Xperi RSUs, PSUs and stock options pursuant to the terms of the severance agreements and change in control severance agreements. This amount includes the value of all unvested Xperi RSUs and PSUs (measured at target) held by the named executive officer as of May 29, 2020, calculated based on the assumed price per share of Xperi common stock of $11.46. This amount also includes the value of unvested Xperi stock options held by the named executive officer as of May 29, 2020, calculated based on the positive difference, if any, between $11.46 and the applicable exercise price.

(3)

For Mr. Kirchner only, this amount represents double-trigger benefits pursuant to the terms of the Kirchner employment agreement. Consists of estimated costs of employer-paid premiums and administrative fees to continue health benefits coverage for eighteen (18) months following the termination date under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, which we refer to as COBRA (and similar state laws).

For Messrs. Andersen, Davis, Dharan and Skaaden, this amount represents double-trigger benefits pursuant to the terms of the severance agreements and change in control severance agreements. Consists of estimated costs of employer-paid premiums and administrative fees to continue health benefits coverage for twelve (12) months following the termination date under the applicable provisions of COBRA (and similar state laws).

Recommendation of the TiVo Board of Directors

At its meeting on December 18, 2019, the TiVo board approved the merger agreement and the consummation of the transactions contemplated by the merger agreement upon the terms and subject to the conditions set forth in the merger agreement, determined that the terms of the TiVo merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, TiVo and its stockholders, directed that the merger agreement be submitted to TiVo stockholders for adoption, recommended that TiVo stockholders adopt the merger agreement and declared that the merger agreement is advisable.

ACCORDINGLY, THE TIVO BOARD RECOMMENDS THAT TIVO STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT, “FOR” THE PROPOSAL TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO ADOPT THE MERGER AGREEMENT AND “FOR” THE PROPOSAL TO APPROVE, BY NON-BINDING ADVISORY VOTE, CERTAIN COMPENSATION ARRANGEMENTS FOR TIVO’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGERS.

As described above under “—Background of the Mergers,” the TiVo board, in evaluating the mergers and the merger agreement, consulted with TiVo’s management and legal and financial advisors and, in reaching its decision at its meeting on December 18, 2019, to approve the merger agreement and the transactions contemplated thereby, considered a variety of factors weighing positively and negatively in connection with the mergers. In light of the number and wide variety of factors considered in connection with its evaluation of the transaction, the TiVo board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The TiVo board viewed its position as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of TiVo’s reasons for the mergers and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Regarding Forward-Looking Statements.”

TiVo’s Reasons for the Mergers

Strategic Considerations. The TiVo board considered that the mergers will likely provide a number of significant strategic opportunities, including the following:

•

the strategic and transformative nature of the transaction, which will combine TiVo’s and Xperi’s respective businesses to create a new company which will be one of the leading enterprises for consumer and entertainment technology and intellectual property, with expected combined annual cost synergies of $50 million to be recognized by year-end 2021 and significant joint revenue synergy opportunities in the automotive and Smart TV segments;

•

the fact that, because TiVo stockholders would hold approximately 53.5% of the HoldCo common stock upon completion of the mergers, TiVo stockholders would have the opportunity to participate in the future performance of the combined company;

•	the fact that the combined company would have a strong balance sheet with reduced leverage and the ability to invest in adding new technology, services and products for customers;

•

the fact that the combined company will reach hundreds of millions of consumers with its products and solutions in the home, auto and mobile markets, and that the combined company’s strategic revenue synergies will enable bundled solutions to address the convergence of media and technology in those markets and substantial revenue diversification given TiVo’s primary historical focus on the Pay TV market;

•

the fact that the combined company will have a more diverse intellectual property portfolio, and the strategic alignment of TiVo and Xperi in terms of their processes for identifying patentable innovations, prosecuting licensable patents, and maintaining intellectual property portfolios; and

•	TiVo’s view of the likelihood that the required regulatory approval would be obtained without a material adverse impact on the respective businesses of TiVo, Xperi or HoldCo.

Other Factors Considered by the TiVo Board. In addition to considering the strategic factors described above, the TiVo board considered the following additional factors, all of which it viewed as generally supporting its decision to approve the merger agreement:

•	the review and analysis of TiVo’s and Xperi’s businesses, historical financial performance and condition, operations, properties, assets, regulatory issues, competitive positions, prospects and management, including the results of the business, financial, accounting and legal due diligence investigations of Xperi;

•	the current and prospective economic and competitive environment facing the media and entertainment industry and TiVo;

•

the historical market prices, volatility and trading information with respect to TiVo common stock and Xperi common stock in connection with determining an exchange ratio that results in an acceptable level of ownership of HoldCo common stock for existing TiVo common stockholders;

•

the terms and conditions of the merger agreement, including (i) the limited nature and scope of the closing conditions, as well as the likelihood of satisfaction of these conditions, and (ii) the circumstances under which termination fees are payable by either TiVo or Xperi and the size of the termination fees, which are reasonable in light of the benefits of the mergers and commercial practice;

•

the oral opinion of LionTree rendered to the TiVo board on December 18, 2019, which was subsequently confirmed by delivery of a written opinion dated December 18, 2019, as to the fairness, from a financial point of view, as of such date, of the TiVo exchange ratio to the holders of TiVo’s common stock (other than Xperi and its affiliates), based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken and other matters considered by LionTree in preparing its opinion. The LionTree opinion is more fully described below under the section “—Opinion of TiVo’s Financial Advisor” beginning on page 87;

•

that the mergers would provide for significant opportunities for cost saving by eliminating duplicative activities, including consolidating corporate governance, reducing public company costs, reducing procurement expenses, reducing labor expenses and realizing cost synergies between the businesses of TiVo and Xperi, thereby driving meaningful and long-term stockholder value; and

•

the anticipation that the consideration to be received by TiVo stockholders in the TiVo merger in the form of shares of HoldCo common stock will be tax-free to TiVo stockholders for U.S. federal income tax purposes (see “Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Mergers”).

The TiVo board also considered the following potentially negative factors associated with the mergers:

•	the dilution associated with the shares that HoldCo would be required to issue under the mergers;

•

the risk that the mergers might not be consummated in a timely manner or that the closing of the mergers might not occur despite the companies’ efforts, including by reason of a failure to obtain the approval of either of the TiVo stockholders or the Xperi stockholders or the failure of the parties to obtain the applicable regulatory approval;

•	the potential length of the regulatory approval process and the period of time during which TiVo may be subject to the merger agreement;

•

the possibility that regulatory or governmental authorities might seek to impose conditions or divestitures on or otherwise prevent or delay the mergers, including the risk that they might seek an injunction in federal court and/or commence an administrative proceeding seeking to prevent the parties from completing the transaction;

•

the risks and costs to TiVo if the mergers are not completed in a timely manner, including the potential diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships;

•

the risk that the potential benefits of the mergers may not be fully realized, recognizing the many potential management and regulatory challenges associated with successfully combining the businesses of TiVo and Xperi, including the potential for client losses and the possibility that anticipated cost savings from the mergers may not be realized;

•

the risk of diverting management focus and resources from other strategic opportunities and from operational matters, and potential disruption associated with the mergers and integrating the companies;

•	the risk that certain key employees of TiVo or Xperi might not choose to remain with the combined company;

•

the risk of having less influence on the management and policies of the combined company than they now have on the management and policies of TiVo as four (4) members of the seven (7)-member HoldCo board will be comprised of members of the Xperi board as of immediately prior to the effective time, including the current Xperi Chief Executive Officer, Mr. Kirchner, who will also serve as the Chief Executive Officer of HoldCo;

•	the potential challenges and difficulties relating to integrating the operations of TiVo and Xperi;

•

the restrictions on the conduct of TiVo’s business prior to the completion of the mergers, requiring TiVo to conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent TiVo from undertaking business opportunities that may arise pending completion of the mergers;

•	the limitations imposed in the merger agreement on the solicitation or consideration by TiVo of alternative business combinations;

•

the fact that TiVo may be required to pay Xperi, under certain circumstances, a termination fee if the merger agreement were to be terminated (see “Adoption of the Merger Agreement—The Merger Agreement—Termination of the Merger Agreement”);

•

the risk that the financing commitment letters obtained in connection with the execution of the merger agreement might go unfulfilled, forcing the combined company to seek alternative financing arrangements in connection with the mergers, potentially on terms less attractive than originally anticipated;

•	Xperi’s right to terminate the merger agreement to enter into a transaction representing a superior proposal;

•

that some officers and directors of TiVo have interests in the mergers that may be different from, in addition to or in conflict with the interests of TiVo stockholders (see below the section entitled “—Interests of Officers and Directors in the Mergers—Interests of TiVo Directors and Executive Officers in the Mergers”);

•	the fees and expenses associated with completing the transaction; and

•	various other risks associated with the mergers and the business of TiVo, Xperi and the combined company described under “Risk Factors.”

After considering the foregoing potentially positive and potentially negative factors, TiVo’s board concluded that the potential benefits of the merger agreement and the mergers outweighed the risks and other potentially negative factors associated with the merger agreement and the proposed mergers. The TiVo board realized that there can be no assurance about future results, including results considered or expected as disclosed in the foregoing reasons.

The foregoing discussion of the factors considered by the TiVo board is not intended to be exhaustive, but rather includes the principal factors considered by the TiVo board. The TiVo board conducted an overall review of the factors described above, including thorough discussions with TiVo’s management and outside legal and financial advisor.

In considering the recommendation of the TiVo board to approve the TiVo merger proposal, TiVo stockholders should be aware that TiVo’s directors may have interests in the mergers that are different from, or in addition to, those of TiVo stockholders generally. For additional information, see below the section entitled

“—Interests of TiVo Directors and Executive Officers in the Mergers” beginning on page 99 of this joint proxy statement/prospectus.

Opinion of TiVo’s Financial Advisor

LionTree Advisors LLC

On December 18, 2019, at a meeting of the TiVo board, LionTree rendered an oral opinion to the TiVo board (which was subsequently confirmed in writing by delivery of LionTree’s written opinion dated December 18, 2019) as to the fairness, from a financial point of view, as of the date thereof, of the TiVo exchange ratio to the holders of TiVo common stock (other than Xperi and its affiliates), based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by LionTree in preparing its opinion.

LionTree’s opinion was provided to the TiVo board and only addressed the fairness, from a financial point of view, of the TiVo exchange ratio to the holders of TiVo common stock (other than Xperi and its affiliates) (without giving effect to any impact of the Transaction on any particular stockholder of TiVo other than in its capacity as a holder of TiVo common stock). The summary of LionTree’s opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this joint proxy statement/prospectus and incorporated herein by reference, and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by LionTree in preparing its opinion. However, neither LionTree’s opinion nor the summary of its opinion and the related analyses set forth in this joint proxy statement/prospectus constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any other matter.

In arriving at its opinion, LionTree, among other things:

•	reviewed a draft, dated December 18, 2019, of the merger agreement;

•	reviewed certain publicly available business and financial information relating to Xperi and TiVo;

•

reviewed certain historical financial information and other data relating to TiVo that were provided to LionTree by the management of TiVo, approved for LionTree’s use by TiVo, and not publicly available;

•

reviewed certain historical financial information and other data relating to Xperi that were provided to LionTree by the management of Xperi, approved for LionTree’s use by TiVo, and not publicly available;

•

reviewed certain internal financial forecasts, estimates, and other data relating to the business and financial prospects of TiVo on a stand-alone basis, assuming completion of TiVo’s planned separation, that were provided to LionTree by the management of TiVo, approved for LionTree’s use by TiVo, and not publicly available, including financial forecasts and estimates for the fiscal years ending December 31, 2019, through December 31, 2022, prepared by the management of TiVo (“TiVo Forecasts”) (which forecasts are summarized in “Adoption of the Merger Agreement—Financial Forecasts—Certain TiVo Forecasts” beginning on page 114).

•

reviewed certain internal financial forecasts, estimates, and other data relating to the business and financial prospects of Xperi on a stand-alone basis that were provided to LionTree by the management of Xperi (which forecasts are summarized in “Adoption of the Merger Agreement—Financial Forecasts—Certain Xperi Forecasts” beginning on page 105), as adjusted by the management of TiVo and approved for LionTree’s use as so adjusted by TiVo, and not publicly available, including financial forecasts and estimates for the fiscal years ending December 31, 2019, through December 31, 2024, prepared by the management of Xperi, as adjusted by the management of TiVo and approved for LionTree’s use as so adjusted by TiVo;

•

reviewed certain estimates of certain potential cost savings, revenue enhancements and other synergies and dis-synergies (collectively, the “Synergies”), in each case, for the fiscal years ending December 31, 2020, through December 31, 2024, prepared by the management of TiVo, including based on discussions with Xperi management, and approved for LionTree’s use by TiVo;

•

conducted discussions with members of the senior management of TiVo and Xperi concerning the business, operations, historical financial results, and financial prospects of TiVo, Xperi and the Transaction;

•	reviewed current and historical market prices of the TiVo common stock and the Xperi common stock;

•	reviewed certain publicly available financial and stock market data with respect to certain other companies;

•	reviewed certain financial performance data of TiVo and Xperi and compared that data with similar data for certain other companies;

•	reviewed certain publicly available research analyst reports;

•

reviewed certain financial forecasts and estimates for TiVo and Xperi on a pro forma basis giving effect to the Transaction prepared by the management of TiVo (including input from discussions with Xperi management) by combining the TiVo Forecasts, the TiVo Adjusted Xperi Forecasts and the Synergies, in each case as approved for LionTree’s use by TiVo (the “Pro Forma Financial Information”); and

•	conducted such other financial studies, analyses and investigations, and considered such other information, as LionTree deemed necessary or appropriate.

In connection with LionTree’s review, with TiVo’s consent, LionTree assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to, discussed with, or reviewed by LionTree for the purpose of its opinion. In addition, with TiVo’s consent, LionTree did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of TiVo or Xperi, or any of their respective subsidiaries, nor was LionTree furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates and pro forma effects referred to above, including the TiVo Forecasts, the TiVo Adjusted Xperi Forecasts, the Synergies and the Pro Forma Financial Information, LionTree assumed, with TiVo’s consent and based on advice of management of TiVo, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of TiVo as to the future financial performance presented therein. LionTree expressed no opinion with respect to such forecasts, estimates or pro forma effects, and with TiVo’s consent, LionTree did not make any evaluation or appraisal of TiVo’s ongoing litigation opportunities reflected in such forecasts, estimates or pro forma effects and did not evaluate or assume the probability or likelihood of any outcome in such litigation. LionTree also assumed, with TiVo’s consent, that the Transaction will have the tax consequences contemplated by the merger agreement. LionTree’s opinion did not address any legal, regulatory, taxation, or accounting matters, as to which LionTree understood that TiVo obtained such advice as TiVo deemed necessary from qualified professionals, and LionTree assumed the accuracy and veracity of all assessments made by such advisors to TiVo with respect to such matters. LionTree’s opinion is necessarily based on economic, monetary, market, and other conditions as in effect on, and the information available to LionTree as of, the date thereof and LionTree’s opinion speaks only as of the date thereof.

LionTree’s opinion did not address TiVo’s underlying business decision to engage in the Transaction, the relative merits of the Transaction as compared to other business strategies or transactions that might be available to TiVo, or whether the consideration to be received by the stockholders of TiVo pursuant to the merger agreement represents the best value obtainable. LionTree expressed no view as to, and its opinion does not address, the solvency of TiVo or any other entity under any state, federal, or other laws relating to bankruptcy, insolvency, or similar matters. LionTree’s opinion addressed only the fairness from a financial point of view, of the TiVo exchange ratio to the holders of TiVo common stock (other than Xperi and its affiliates), as of the date thereof. LionTree was not asked to, nor did LionTree, offer any opinion as to the terms, other than the TiVo exchange ratio to the extent expressly specified in LionTree’s opinion, of the merger agreement or any related documents or the form of the Transaction (including any agreement or transaction between Xperi and TiVo), including the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of TiVo, Xperi, HoldCo or any of their respective affiliates. LionTree was not asked to, nor did LionTree, offer any opinion with respect to any ongoing obligations of TiVo, Xperi, HoldCo or any of their respective affiliates (including any obligations with respect to governance, appraisal rights, preemptive rights, registration rights, voting rights, or otherwise, contained in any agreement related to the Transaction or under applicable law), any allocation of the TiVo merger consideration (or any portion thereof), or the fair market value of TiVo, Xperi, TiVo Merger Sub, Xperi Merger Sub, HoldCo, the TiVo common stock, or the Xperi common stock. In addition, LionTree expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors, or employees of any parties to the Transaction, or any class of such persons, whether relative to the TiVo exchange ratio or otherwise. LionTree’s letter should not be construed as creating any fiduciary duty on the part of LionTree (or any of its affiliates) to any party. LionTree expressed no opinion as to what the value of the HoldCo common stock will be when issued pursuant to the Transaction or the prices at which the HoldCo common stock or TiVo common stock will trade at any time. In rendering its opinion, LionTree assumed, with TiVo’s consent, that except as would not be in any way meaningful to LionTree’s analysis: (i) the final executed form of the merger agreement would not differ from the draft that LionTree reviewed, (ii) the representations and warranties of the parties to the merger agreement, and the related transaction documents, were true and correct, (iii) the parties to the merger agreement, and the related transaction documents, would comply with and perform all covenants and agreements required to be complied with or performed by such parties under the merger agreement and the related transaction documents, and (iv) the Transaction would be consummated in accordance with the terms of the merger agreement and related Transaction documents, without any waiver or amendment of any term or condition thereof. LionTree also assumed, with TiVo’s consent, that all governmental, regulatory, or other third-party consents and approvals necessary for the consummation of the Transaction or otherwise contemplated by the merger agreement would be obtained without any adverse effect on TiVo, Xperi, TiVo Merger Sub, Xperi Merger Sub, or HoldCo, or on the expected benefits of the Transaction in any way meaningful to LionTree’s analysis.

LionTree’s opinion was provided for the benefit of the TiVo board (in its capacity as such) in connection with, and for the sole purpose of, its evaluation of the Transaction, and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any other matter.

In rendering its opinion to the TiVo board, LionTree performed a variety of analyses, including those described below. The summary of LionTree’s analyses is not a complete description of the analyses underlying LionTree’s opinion. The preparation of a fairness opinion involves various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. Consequently, neither a fairness opinion nor its underlying analyses is readily susceptible to summary description. LionTree arrived at its opinion based on the results of all analyses undertaken by it, assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. Accordingly, LionTree believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors or focusing on information presented in tabular format, without considering all analyses, methodologies and factors or the narrative description of the analyses, could create a misleading or incomplete view of the process underlying LionTree’s analyses and opinion. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques.

In performing its analyses, LionTree considered general business, economic, industry, regulatory and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. LionTree’s analyses involved judgments and assumptions with regard to general business, economic, industry, regulatory and market conditions, financial and otherwise, and other matters, many of which are beyond the control of the parties to the merger agreement, such as the impact of competition on the business of the parties and on the industry generally, industry growth and the absence of any material change in the financial condition and prospects of the parties or the proposed Transaction, and an evaluation of the results of those analyses is not entirely mathematical. LionTree believes that mathematical derivations (such as determining mean and median) of financial data are not by themselves meaningful and should be considered together with qualities, judgments, and informed assumptions. The estimates contained in the forecasts and the implied reference range values indicated by LionTree’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. Additionally, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the parties. Much of the information used in, and accordingly the results of, LionTree’s analyses are inherently subject to substantial uncertainty.

LionTree’s opinion was provided to the TiVo board in connection with its evaluation of the Transaction and was only one of many factors considered by the TiVo board in evaluating the Transaction. Neither LionTree’s opinion nor its analyses were determinative of the consideration selected for the Transaction or of the views of the TiVo board or TiVo’s management with respect to their decision to pursue the Transaction or the consideration to be paid thereunder. The type and amount of consideration payable in the Transaction were determined through negotiation between TiVo and Xperi and the decision to enter into the merger agreement was solely that of the TiVo board. LionTree did not recommend any specific type or amount of consideration to TiVo or the TiVo board, nor did it recommend that any specific type or amount of consideration constituted the only appropriate consideration for the Transaction.

The following is a summary of the material analyses performed by LionTree in connection with LionTree’s presentation to the TiVo board and opinion rendered on December 18, 2019. The order of the analyses does not represent relative importance or weight given to those analyses by LionTree. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of LionTree’s analyses.

For purposes of its analyses, LionTree reviewed a number of financial and operating metrics, including:

•

equity value, calculated as the value of the relevant company’s outstanding equity securities (taking into account its shares outstanding, outstanding restricted stock units, and outstanding vested and unvested options, based on the treasury stock method), based on the relevant company’s closing stock price;

•

enterprise value (which we refer to in this section as EV), calculated as the relevant company’s equity value plus net debt (calculated as outstanding indebtedness and preferred stock minus the amount of cash and cash equivalents on its balance sheet, and in the case of TiVo’s convertible notes due March 1, 2020, assuming that such notes are repaid prior to the consummation of the Transaction using existing TiVo cash balances, except in the case of the comparable metrics applicable for the selected publicly traded companies analysis which are based on September 30, 2019, where such notes are not so repaid) plus interests in majority (but not wholly owned) subsidiaries, or minority interests, less interests in entities for which the relevant company owns less than fifty-percent (50%) of the equity, or associates, as of a specified date;

•	adjusted enterprise value, calculated as enterprise value less the net present value of the relevant company’s tax attributes;

•	earnings before interest, taxes, depreciation and amortization, which we refer to in this section as EBITDA; and

•	earnings before interest, taxes, depreciation and amortization, adjusted for certain one-time items and stock-based compensation expense.

Unless the context indicates otherwise, EVs and equity values derived from the selected companies analyses described below were calculated using the closing price of TiVo common stock, Xperi common stock, and the common equity of the selected publicly traded companies listed below as of market close on December 17, 2019. Accordingly, this information may not reflect current or future market conditions.

In addition, unless the context indicates otherwise, (i) per share amounts for TiVo common stock and Xperi common stock were calculated on a fully diluted basis using the treasury stock method, taking into account outstanding restricted stock awards, restricted stock units and outstanding vested and unvested in-the-money options, (ii) TiVo financials were presented on the basis of its previously planned and announced 2020 separation of TiVo’s product and IP licensing businesses into separate companies (which we refer to in this section as ProductCo and IPCo, respectively) and includes certain dis-synergies relating to such separation, and (iii) IPCo includes TiVo’s ongoing litigation matters with Comcast Corporation and multiple Canadian operators, and the potential receipt of proceeds therefrom (which amounts and estimates were provided by TiVo’s management), which we refer to as the Litigation Opportunity.

TiVo Financial Analyses

Selected Publicly Traded Companies Analysis. Using publicly available information, LionTree compared certain financial data of TiVo to corresponding financial data for the following publicly traded companies, which LionTree deemed relevant to TiVo’s respective IP licensing and product segments as part of its analysis.

The four companies reviewed with respect to the IP licensing segment were:

•	InterDigital, Inc.

•	Qualcomm Technologies, Inc.

•	Rambus, Inc.

•	Xperi (based on consensus estimates).

The seven companies reviewed with respect to the product segment were:

•	Amdocs, Ltd.

•	comScore, Inc.

•	CSG Systems International, Inc.

•	Kudelski, S.A.

•	Nielsen Holdings, Plc.

•	Roku, Inc.

•	SeaChange International, Inc.

Although none of the selected companies is directly comparable to TiVo, the companies included were chosen because they are publicly traded companies with operations that for purposes of this analysis may, in certain respects, be considered similar to certain operations of TiVo. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than they would affect TiVo.

Using publicly available information, for each of the selected companies, LionTree calculated valuation multiples, including EV as a multiple of estimated 2019 EBITDA and estimated 2020 EBITDA (with respect to estimates, based on consensus equity research analyst estimates and before stock based compensation expense).

These multiples were then compared to the multiples implied by the transaction for TiVo, both excluding and including the Litigation Opportunity, in each case adjusted to include the net present value of TiVo’s net operating losses, or tax attributes (including net operating losses, R&D tax credits and foreign tax credits and adjusted for the effects of TiVo’s planned re-organization and separation in 2020), as calculated by LionTree based on information provided by TiVo’s management.

The multiples for each selected company and the multiples for TiVo (at its closing price as of December 17, 2019, unless otherwise indicated) are set forth below:

Selected Companies	EV / 2019E EBITDA	EV / 2020E EBITDA
Intellectual Property Licensing:
InterDigital, Inc.	11.8x	11.4x
Qualcomm Technologies, Inc.	16.9x	14.5x
Rambus, Inc.	9.0x	8.8x
Xperi (based on consensus estimates)	7.1x	9.7x
Mean	11.2x	11.1x
Median	10.4x	10.6x

Product:
Amdocs, Ltd.	11.6x	11.1x
comScore, Inc.	NM	19.5x
Qualcomm Technologies, Inc.	9.2x	9.1x
Kudelski, S.A.	9.4x	9.2x
Nielsen Holdings, Plc.	8.4x	8.3x
Roku, Inc.	NM	NM
SeaChange International, Inc.	NM	8.9x
Mean	9.6x	11.0x
Median	9.3x	9.2x

TiVo	Adjusted EV / 2019E EBITDA	Adjusted EV / 2020E EBITDA
TiVo WholeCo Excl. Litigation Opportunity	7.1x	6.5x
TiVo WholeCo Incl. Litigation Opportunity	7.1x	5.8x
TiVo WholeCo at Offer Value Excl. Litigation Opportunity	8.4x	7.7x
TiVo WholeCo at Offer Value Incl. Litigation Opportunity	8.4x	6.9x

In performing its selected publicly traded companies analyses with respect to TiVo, for purposes of evaluating shares of TiVo common stock on a public market trading basis, LionTree selected reference ranges of trading multiples for purposes of evaluating TiVo on a public market trading basis as follows: (i) EV / 2019 estimated EBITDA multiple range of 7.0x to 9.0x, resulting in a reference range of $7.47 to $10.54; (ii) EV / 2020 estimated EBITDA multiple range of 7.0x to 9.0x excluding the Litigation Opportunity, resulting in a reference range of $8.48 to $11.85; and (iii) EV / 2020 estimated EBITDA multiple range of 7.0x to 9.0x including the Litigation Opportunity, resulting in a reference range of $9.85 to $13.60. LionTree compared the foregoing implied value range to the implied TiVo offer value of $9.68, based on 0.455x exchange ratio and closing price per share of Xperi common stock of $21.27 on December 17, 2019.

Sum-of-the-Parts DCF Analysis. LionTree performed a sum-of-the-parts discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of (a) projected unlevered free cash flows up to a certain point in time, and (b) the terminal value of future cash flows in subsequent years estimated using a range of terminal multiples applied to the last twelve (12) months (LTM) estimated EBITDA for the forecasted period. As part of the discounted cash flow analysis, LionTree separately analyzed the present value of (i) ProductCo, and (ii) IPCo, both excluding and including the Litigation Opportunity, and based on the TiVo Forecasts (which were prepared on a planned separation basis).

In relation to the valuation of ProductCo, LionTree calculated terminal values for this business as of December 31, 2022, by applying a range of terminal multiples of 8.0x to 10.0x to ProductCo’s 2022 estimated EBITDA. The present values of the cash flows and terminal values were then calculated using discount rates ranging from 9.0% to 11.0%, based on TiVo’s estimated weighted average cost of capital, or WACC, to arrive at an enterprise value illustrative range.

In relation to the valuation of IPCo, LionTree calculated terminal values for this business as of December 31, 2022, by applying a range of terminal multiples of 4.75x to 5.75x to IPCo’s 2022 estimated EBITDA (both excluding and including the Litigation Opportunity). The present values of the cash flows and terminal values were then calculated using discount rates ranging from nine percent (9%) to eleven percent (11%), based on TiVo’s estimated WACC. In each case, LionTree then added the estimated net present value of the TiVo tax attributes (including net operating losses, R&D tax credits and foreign tax credits and applying the same discount rates) to arrive at an enterprise value illustrative range.

LionTree derived such discount rates by application of the capital asset pricing model, which requires certain company-specific inputs, including TiVo’s target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and a beta for TiVo, as well as certain financial metrics for the United States financial markets generally. The range of terminal multiples was estimated by LionTree utilizing its professional judgment and experience, taking into account, among other things, TiVo Forecasts, current and historical trading data and the current and historical EBITDA trading multiples for TiVo. For IPCo specifically, terminal multiples were determined based on LionTree’s professional judgment and reflect TiVo’s management perspectives on future IP renewal cycles relating to its existing intellectual property portfolio and historical renewal rates versus prior licensing cycles. In relation to the Litigation Opportunity, terminal multiples reflect TiVo’s management’s view and assumptions of the licensing potential (including potential catch up payments) of the Litigation Opportunity.

LionTree then calculated a range of implied equity values per share of TiVo common stock by subtracting estimated consolidated net debt as of December 31, 2019, from the consolidated estimated enterprise value derived using the sum-of-the-parts discounted cash flow method and dividing such amount by the number of fully diluted shares outstanding of TiVo common stock as of December 13, 2019, resulting in the following implied per share equity reference ranges for the TiVo common stock (both excluding and including the Litigation Opportunity):

Implied Share Price Excl. Litigation Opportunity	Implied Share Price Incl. Litigation Opportunity
$9.30 - $12.27	$12.93 - $16.69

LionTree compared the foregoing implied value range to the implied TiVo offer value of $9.68, based on a 0.455x exchange ratio and a closing price per share of Xperi common stock of $21.27 on December 17, 2019.

Analyses Performed for Reference Purposes Only.

3-Month Trading Range. LionTree reviewed historical trading prices of the TiVo common stock during the 3-month period ended December 17, 2019, noting that the low and high closing prices during such period ranged from $6.95 to $8.75.

52-Week Trading Range. LionTree reviewed historical trading prices of the TiVo common stock during the 52-week period ended December 17, 2019, noting that the low and high closing prices during such period ranged from $6.61 to $11.78.

Research Analyst Price Target Analysis. LionTree reviewed one year forward share price targets for the TiVo common stock prepared and published by three equity research analysts and known to LionTree as of December 17, 2019. The equity research analysts and their respective one year forward share price targets for the

TiVo common stock were as follows: BWS Financial, Inc. — $25.00; B. Riley FBR, Inc. — $19.00; and JPMorgan Chase & Co. — $11.00. The average forward share price target for the TiVo common stock was $18.33 per share. LionTree then calculated the present value of these share price targets using a discount rate of twelve percent (12%) reflecting LionTree’s estimates of TiVo’s cost of equity. This analysis indicated an implied per share equity value reference range of $9.90 to $22.69 for the TiVo common stock.

LionTree compared the foregoing implied value ranges to (i) the closing price per share of TiVo common stock of $7.64 on December 17, 2019, and (ii) the implied TiVo offer value of $9.68, based on a 0.455x exchange ratio and a closing price per share of Xperi common stock of $21.27 on December 17, 2019.

Xperi Financial Analyses

Selected Publicly Traded Companies Analysis

Using publicly available information, LionTree compared certain financial data of Xperi to corresponding financial data for selected product and intellectual property licensing focused publicly traded companies, which LionTree deemed relevant to its analysis.

The two companies reviewed with respect to Xperi’s product segment were:

•	Dolby Laboratories, Inc.

•	IMAX, Corp.

The three companies reviewed with respect to Xperi’s IP licensing segment were:

•	InterDigital, Inc.

•	Rambus, Inc.

•	TiVo (based on consensus estimates).

Although none of the selected companies is directly comparable to Xperi, the companies included were chosen because they are publicly traded companies with operations that for purposes of this analysis may, in certain respects, be considered similar to certain operations of Xperi. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than they would affect Xperi.

Using publicly available information, for each of the selected companies, LionTree calculated valuation multiples, including EV as a multiple of estimated 2019 EBITDA and estimated 2020 EBITDA (with respect to estimates, based on consensus equity research analyst estimates and before stock based compensation expense). The multiples of the selected companies were compared to the corresponding multiples of Xperi.

The multiples for each selected company and the multiples for Xperi (at its closing price as of December 17, 2019, unless otherwise indicated) are set forth below:

Selected Companies	EV / 2019E EBITDA	EV / 2020E EBITDA
Product:
Dolby Laboratories, Inc.	13.1x	11.8x
IMAX, Corp.	9.2x	8.6x
Mean	11.1x	10.2x
Median	11.1x	10.2x

Intellectual Property Licensing:
InterDigital, Inc.	11.8x	11.4x
Rambus, Inc.	9.0x	8.8x
TiVo (based on consensus estimates).	7.4x	7.2x
Mean	9.4x	9.1x
Median	9.0x	8.8x
Xperi:
Xperi (TiVo Adjusted Xperi Forecasts)	7.0x	8.4x

In performing its selected publicly traded companies analyses with respect to Xperi, for purposes of evaluating shares of Xperi common stock on a public market trading basis, LionTree selected reference ranges of trading multiples for purposes of evaluating Xperi on a public market trading basis as follows: (i) EV / 2019 estimated EBITDA multiple range of 6.5x to 8.5x, resulting in a reference range of $19.97 to $27.50; and (ii) EV / 2020 estimated EBITDA multiple range of 7.0x to 9.5x, resulting in a reference range of $17.39 to $25.21. LionTree compared the foregoing implied value range to closing price per share of Xperi common stock of $21.27 on December 17, 2019. The selected ranges reflect amongst other factors the current stage of Xperi’s IP licensing cycle and the prospective transition from traditional semi-conductor packaging intellectual property portfolios to new semi-conductor packaging related intellectual property licensing to its DBI Ultra technology licensing.

Sum-of-the-Parts DCF Analysis. LionTree performed a sum-of-the-parts discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of (a) projected unlevered free cash flows up to a certain point in time, and (b) the terminal value of future cash flows in subsequent years estimated using a range of terminal EBITDA multiples applied to the last twelve (12) months (LTM) estimated EBITDA for the forecasted period. As part of the discounted cash flow analysis, LionTree separately analyzed the present value of the following business segments: (i) the product segment, (ii) the IP licensing segment, and (iii) the edge processing segment, and based on the TiVo Adjusted Xperi Forecasts.

In relation to the valuation of each segment, LionTree calculated terminal values for this business as of December 31, 2024, by applying a range of terminal multiples of 9.0x to 11.0x to the 2024 estimated EBITDA attributable to each of the product and edge processing segments based on the TiVo Adjusted Xperi Forecasts and a range of terminal multiples of 3.0x to 5.0x to the 2024 estimated EBITDA attributable to the IP licensing segment based on the TiVo Adjusted Xperi Forecasts and based on future renewal rates of Xperi licenses estimated by TiVo’s management. The present values of the cash flows and terminal values were then calculated using discount rates ranging from 8.75% to 10.75%, based on the estimated WACC of Xperi and the TiVo Adjusted Xperi Forecasts, to arrive at an enterprise value illustrative range for each segment.

In relation to the valuation of the IP licensing segment, terminal value was calculated based on adjusted terminal EBITDA from ongoing pipeline customers (excluding specific opportunities expected to conclude in 2024 in the TiVo Adjusted Xperi Forecasts) and including corporate costs. In relation to the valuation of the edge processing segment, it was assumed that Xperi would buy out the twenty-percent (20%) of the edge processing segment that it does not currently own pursuant to a call right with respect to the remaining equity interests held by existing minority investors which include founders and employees.

LionTree derived such discount rates by application of the capital asset pricing model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The range of terminal multiples was estimated by LionTree utilizing its professional judgment and experience, taking into account, among other things, TiVo Adjusted Xperi Forecasts, current and historical trading data and the current and historical EBITDA trading multiples for Xperi. For the IP licensing segment specifically, terminal multiples were determined based on LionTree’s professional judgment and reflect TiVo’s management perspectives on future IP renewal cycles relating to Xperi existing and future IP portfolio beyond 2024.

LionTree then calculated a range of implied equity values per share of Xperi common stock by subtracting estimated consolidated net debt as of December 31, 2019, from the consolidated estimated enterprise value derived using the sum-of-the-parts discounted cash flow method and dividing such amount by the number of fully diluted shares outstanding of Xperi common stock as of December 13, 2019, resulting in the following implied per share equity reference range for the Xperi common stock:

Implied Share Price
$19.33 - $26.05

LionTree compared the foregoing implied value range to the closing price per share of Xperi common stock of $21.27 on December 17, 2019.

Analyses Performed for Reference Purposes Only.

3-Month Trading Range. LionTree reviewed historical trading prices of the Xperi common stock during the 3-month period ended December 17, 2019, noting that the low and high closing prices during such period ranged from $18.45 to $21.71.

52-Week Trading Range. LionTree reviewed historical trading prices of the Xperi common stock during the 52-week period ended December 17, 2019, noting that the low and high closing prices during such period ranged from $16.51 to $25.84.

Research Analyst Price Target Analysis. LionTree reviewed one year forward share price targets for the Xperi common stock prepared and published by four equity research analysts and known to LionTree as of December 17, 2019. The equity research analysts and their respective one year forward share price targets for the Xperi common stock were as follows: National—$33.00; B. Riley FBR, Inc. —$28.00; Craig-Hallum Capital Group LLC—$27.00; and the Royal Bank of Canada — $25.00. The average forward share price target for the Xperi common stock was $28.25 per share. LionTree then calculated the present value of these share price targets using a discount rate of eleven-percent (11%) reflecting LionTree’s estimates of Xperi’s cost of equity. This analysis indicated an implied per share equity value reference range of $22.88 to $30.19 for the Xperi common stock.

LionTree compared the foregoing implied value ranges to the closing price per share of Xperi common stock of $21.27 on December 17, 2019.

Pro Forma Financial Analyses

Estimated Synergies Valuation. LionTree performed an analysis and valuation of the projected synergies resulting from the merger, taken together. The synergies estimates were prepared by the management of TiVo and Xperi and consisted of revenue synergies and cost reduction synergies.

In relation to the valuation of the cost synergies, LionTree calculated terminal values for these synergies (net of the costs to achieve such synergies) as of December 31, 2024, by applying a range of terminal value multiples of 6.0x to 8.0x to the 2024 estimated cost synergies. The present values of the cash flows and terminal values were then calculated using discount rates ranging from 8.9% to 10.9%, based on the estimated average of Xperi and TiVo WACC. This analysis indicated a present value of cost synergies as of December 31, 2019, ranging from $330 million to $431 million, with a midpoint of $378 million.

In relation to the valuation of the revenue synergies, LionTree calculated terminal values for these synergies as of December 31, 2024, by applying a range of terminal value multiples of 7.0x to 9.0x to the 2024 estimated revenue synergies. The present values of the cash flows and terminal values were then calculated using discount rates ranging from 8.9% to 10.9%, based on the estimated average of Xperi and TiVo WACC, and assuming a contribution margin of fifty-percent (50%) based on the estimate of TiVo’s management. This analysis indicated a present value of revenue synergies as of December 31, 2019, ranging from $170 million to $226 million, with a midpoint of $197 million.

Dis-Synergy Avoidance Valuation. LionTree performed an analysis of the dis-synergy resulting from the non-separation of ProductCo and IPCo. The dis-synergy avoidance estimates were prepared by TiVo’s management and comprise only a portion of the additional ongoing expenses that were projected to occur in TiVo’s 2020 planned separation as estimated and adjusted by the management of TiVo. In relation to the valuation of the dis-synergy, LionTree calculated terminal values for this dis-synergy as of December 31, 2022, by applying a range of terminal multiples of 6.0x to 8.0x to 2022 estimated EBITDA for the dis-synergy. The present values of the cash flows and terminal values were then calculated using discount rates ranging from 8.9% to 10.9%, based on the estimated average of Xperi and TiVo WACC. This analysis indicated a present value of dis-synergy as of December 31, 2019, ranging from $76 million to $98 million, with a midpoint of $87 million.

Pro Forma DCF Accretion/Dilution Analysis. LionTree performed discounted cash flow accretion/dilution analyses by comparing the implied per share equity reference range of TiVo on a standalone basis, as discussed above, to the implied per share equity reference range for a share of TiVo common stock derived from the pro forma discounted cash flow analysis of the combined company. To calculate such pro forma discounted cash flow analysis, LionTree first combined the standalone sum-of-the-parts discounted cash flow values of each of TiVo and Xperi and the discounted cash flow values of the estimated cost and revenue synergies and the estimated separation dis-synergy avoidance to arrive at a pro forma equity value for the combined company (after deducting transaction fees and expenses after tax). The analysis indicated approximate accretion/dilution that could potentially result from the transaction, both excluding and including the Litigation Opportunity:

	DCF Value Accretion/Dilution
	Excluding the Litigation Opportunity(1)			Including the Litigation Opportunity(1)
	Low	Mid	High	Low	Mid	High
TiVo Standalone SOTP DCF Equity Value	$1,238	$1,431	$1,634	$1,722	$1,966	$2,233
TiVo Standalone SOTP DCF Value per Share	$9.30	$10.74	$12.27	$12.93	$14.76	$16.69
Xperi Standalone SOTP DCF Equity Value	$1,014	$1,183	$1,367	$1,014	$1,183	$1,367
Xperi Standalone SOTP DCF Value per Share	$19.33	$22.56	$26.05	$19.33	$22.56	$26.05
Pro forma effects(2)	$505	$591	$684	$505	$591	$684
Pro Forma Equity Value	$2,757	$3,205	$3,684	$3,240	$3,741	$4,274
Pro Forma Equity Value to TiVo	$1,478	$1,718	$1,975	$1,737	$2,005	$2,291
Value Creation vs. Standalone	19.3%	20.1%	20.9%	0.9%	2.0%	3.0%

(1)	The pro forma equity value for TiVo stockholders was calculated based on a 0.455x exchange ratio and implied fully diluted ownership of 53.6%.
(2)	The pro forma effects include cost synergies, revenue synergies, the dis-synergy avoidance and transaction fees and expenses (on an after tax basis).

Implied Value of the Merger Consideration

The closing price per share of TiVo common stock was $7.64 on December 17, 2019 and the closing price per share of Xperi common stock was $21.27 on December 17, 2019. LionTree calculated an implied premium of 26.7% to TiVo common stock’s price on such date based on TiVo Adjusted Xperi Forecasts, which was reflected by the exchange ratio of 0.455x shares of Xperi common stock for each share of TiVo common stock and assuming that (i) the 30-day volume weighted average price, or VWAP, of the TiVo common stock of $7.82 as of December 17, 2019 (the day before the TiVo board approved the merger agreement), represented a premium of approximately 16.3% over the 30-day VWAP of the Xperi common stock of $19.98 as of such date; and (ii) the 90-day VWAP of the TiVo common stock of $7.86 as of December 17, 2019 (the day before the TiVo board approved the merger agreement), represented a premium of approximately 15.4% over the 90-day VWAP of the Xperi common stock of $19.98 as of such date.

Hypothetical Implied Exchange Ratio Analysis

LionTree compared the results for TiVo to the results for Xperi with respect to the public trading multiples and sum-of-the-parts discounted cash flow analyses described above.

For each comparison, LionTree compared the highest per share equity value for TiVo to the lowest per share equity value for Xperi to derive the highest exchange ratio implied by each pair of results. LionTree also compared the lowest per share equity value for TiVo to the highest per share equity value for Xperi to derive the lowest exchange ratio implied by each pair of results. The implied exchange ratios resulting from this analysis were:

	Lowest Implied Exchange Ratio	Highest Implied Exchange Ratio
Publicly Traded Companies (TiVo Adjusted Xperi Forecasts) (EV / CY2019E EBITDA)	0.272x	0.528x
Publicly Traded Companies (TiVo excl. Litigation Opportunity, TiVo Adjusted Xperi Forecasts) (EV / CY2020E EBITDA)	0.336x	0.681x
Publicly Traded Companies (TiVo incl. Litigation Opportunity, TiVo Adjusted Xperi Forecasts) (EV / CY2020E EBITDA)	0.391x	0.782x
DCF Analysis (TiVo excl. Litigation Opportunity, TiVo Adjusted Xperi Forecasts)	0.357x	0.635x
DCF Analysis (TiVo incl. Litigation Opportunity, TiVo Adjusted Xperi Forecasts)	0.496x	0.864x
Three (3)-month Trading Range (for reference only)	0.320x	0.474x
Fifty-two (52)-week Trading Range (for reference only)	0.256x	0.713x
Research Analyst Price Targets (discounted to December 31, 2019, using a discount rate reflecting the relevant company’s estimate cost of equity) (for reference only)	0.328x	0.992x

The implied exchange ratios were compared to the TiVo exchange ratio of 0.455x under the merger agreement.

Other Matters

The TiVo board selected LionTree as its financial advisor because LionTree is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction, and because of its significant prior experience with the industries in which TiVo and Xperi operate. Pursuant to its engagement letter, TiVo will pay LionTree a fee for its services which is estimated to be approximately $21.1 million, based on the closing share price of TiVo common stock and Xperi common stock on December 17, 2019, and which, subject to the following sentence, is contingent upon the consummation of the Transaction. TiVo paid LionTree

$3.0 million in connection with LionTree’s delivery of its fairness opinion, which will be credited against the fee described in the preceding sentence upon the closing of the Transaction. TiVo has also agreed to reimburse LionTree for certain expenses and to indemnify LionTree, its affiliates, and certain related parties against certain liabilities and expenses.

In the past, LionTree and its affiliates have provided investment banking services to TiVo and its affiliates unrelated to the Transaction, but neither LionTree nor its affiliates have received compensation from TiVo or its affiliates during the past two years. Neither LionTree nor its affiliates have provided investment banking services to or received compensation from Xperi or its affiliates during the past two years. LionTree and its affiliates may also seek to provide such services to TiVo, Xperi, Holdco and their respective affiliates in the future and expect to receive fees for the rendering of these services. In the ordinary course of business, certain of LionTree’s employees and affiliates may hold or trade, for their own accounts and the accounts of their investors, securities of TiVo, Xperi and Holdco and, accordingly, may at any time hold a long or short position in such securities.

Interests of TiVo Directors and Executive Officers in the Mergers

In considering the recommendation of the TiVo board that you vote to approve the TiVo merger proposal, you should be aware that TiVo’s directors and executive officers have certain financial interests in the mergers that may be different from, or in addition to, those of TiVo stockholders generally. The TiVo board was aware of and considered these potential interests, among other matters, in approving the merger agreement and in recommending to the TiVo stockholders that the TiVo stockholders vote to approve the adoption of the merger agreement. These interests are further described below.

The consummation of the mergers is expected to constitute a “change in control” for purposes of each of the TiVo compensation plans and agreements. Certain of TiVo’s current directors and executive officers will continue to serve as directors and executive officers of HoldCo following the consummation of the mergers, as discussed in more detail in “—Other New Arrangements with Current or Former Executive Officers” below and the section entitled “Adoption of the Merger Agreement—HoldCo Matters—HoldCo Governance” on page 119.

TiVo Equity Compensation Awards

Treatment of TiVo Stock Options

Each outstanding TiVo stock option, whether vested or unvested, will be automatically converted at the effective time into an option to purchase, on the same terms and conditions (including any applicable vesting and exercisability requirements) as were applicable to such TiVo stock option immediately prior to the effective time, the number of shares of HoldCo common stock (rounded down to the nearest whole share) determined by multiplying the number of shares of TiVo common stock subject to the TiVo stock option by the TiVo exchange ratio (which is 0.455), at an exercise price per share (rounded up to the nearest whole cent) determined by dividing the per-share exercise price of the TiVo stock option by the TiVo exchange ratio.

Treatment of TiVo Time-Based RSUs

Each outstanding TiVo restricted stock unit award, whether vested or unvested, which we refer to as a TiVo RSU award, will be automatically converted at the effective time into a HoldCo restricted stock unit award, which we refer to as a HoldCo RSU award, on the same terms and conditions (including any applicable vesting and settlement requirements) as were applicable to such TiVo RSU award immediately prior to the effective time, with respect to the number of shares of HoldCo common stock (rounded down to the nearest whole share) determined by multiplying the number of shares of TiVo common stock subject to the TiVo RSU award by the TiVo exchange ratio.

Treatment of TiVo Performance-Based RSUs (PSUs)

Under the terms of performance restricted stock unit awards granted by TiVo to its executive officers, which we refer to as TiVo PSUs, performance against the TSR performance metrics will be measured as of the consummation of the mergers, with the ending share price for purposes of the performance period being calculated based on the 30-trading day average closing share price immediately prior to and including the date of consummation of the mergers. Any TiVo PSUs that are deliverable based on this measurement will vest on the consummation date on a pro rata basis (based on the portion of the performance period during which services were performed). Any remaining TiVo PSUs that are deliverable based on this measurement and that did not vest upon consummation of the mergers will vest ratably following the date of consummation of the mergers through the earlier of the first regularly scheduled compensation committee meeting following the end of the performance period or June 1, 2021 (for awards granted in 2018) and June 1, 2022 (for awards granted in 2019).

In addition, certain TiVo RSU awards which vest only upon certain liquidity events will vest upon the consummation of the mergers.

TiVo Stock Options, RSUs and PSUs to be Assumed and Converted in the Merger

The following table sets forth information relating to the TiVo stock options, RSUs and PSUs held by directors and executive officers that are expected to be assumed and converted at the effective time of the Merger into HoldCo equity awards. The amounts listed below are estimates based on an assumed closing date of May 29, 2020 and the equity award holdings of each individual as of such date. The table also assumes a per-share value of $7.12, the closing price of the TiVo common stock as of February 12, 2020. However, the actual number of TiVo stock options, RSUs and PSUs to be assumed and converted into HoldCo equity awards will depend on the number of those awards that are held by such individuals and outstanding on the actual effective time of the mergers and, as to PSUs, that number of PSUs that are deliverable thereunder in accordance with the terms of such award.

SUBJECT TO ASSUMPTION/CONVERSION:
Name	Vested Options (#)	Unvested RSUs/RSAs (#)*	Unvested PSUs (#)*
David Shull	—	—	486,111
Laura J. Durr	—	21,709	—
Alan L. Earhart	—	21,709	—
Eddy W. Hartenstein	—	21,709	—
James E. Meyer	—	21,709	—
Daniel Moloney	—	21,709	—
Raghavendra Rau	—	21,709	—
Glenn W. Welling	—	21,709	—
Loria B. Yeadon	—	21,709	—
Wesley Gutierrez	—	59,000	—
Michael Hawkey	—	109,864	103,158
Matt Milne	14,000	105,753	123,500
Arvin Patel	—	113,996	102,827
Pamela Sergeeff	58,297	77,023	73,010

*	Rounded to the nearest whole number.

Non-Employee Director Equity Award Vesting Acceleration

The non-employee directors of TiVo who do not continue as directors of the combined company immediately following the effective time will become fully vested as of the effective time in TiVo stock options and TiVo restricted stock awards, which we refer to as TiVo RSAs, held by them immediately before the effective time.

The following table sets forth the number of TiVo RSAs held by each of the current TiVo non-employee directors as of February 12, 2020, and their value based on a per-share value of TiVo common stock of $7.12, its closing price on February 12, 2020:

Name	Unvested RSAs (#)	Unvested RSAs ($) based on per-share value of $7.12
Laura J. Durr	21,709	154,568
Alan L. Earhart	21,709	154,568
Eddy W. Hartenstein	21,709	154,568
James E. Meyer	21,709	154,568
Daniel Moloney	21,709	154,568
Raghavendra Rau	21,709	154,568
Glenn W. Welling	21,709	154,568
Loria B. Yeadon	21,709	154,568

TiVo Employee Stock Purchase Plan

The Rovi Corporation 2008 Employee Stock Purchase Plan, which we refer to as the TiVo ESPP, will, subject to the consummation of the mergers, terminate effective immediately prior to the effective time. The merger agreement, as amended, provides that any offering period under the TiVo ESPP will terminate and all options to purchase shares of TiVo common stock under the TiVo ESPP will be automatically exercised on the earlier to occur of the day that is four (4) trading days before the effective time or the date on which such offering period would otherwise end.

Executive Officer and Director Interests

The current executive officers of TiVo, along with one former executive officer who is currently a director, are entitled to certain benefits upon the consummation of the mergers and/or a qualifying termination of employment, including cash payments, certain continued and additional benefits and accelerated vesting of equity awards.

Terms of Equity Awards

The following provisions apply to equity awards granted by TiVo to its executive officers. As noted below in the sections entitled, “—Executive Severance and Arbitration Agreements” and “—Executive Severance Plan,” certain additional provisions of TiVo’s severance arrangements also apply to equity awards held by the executive officers.

Time-Based RSUS: Under the terms of restricted stock unit awards granted by TiVo to its executive officers, upon a change in control, awards will either be assumed or will become fully vested. As noted above, these awards are being assumed in the mergers, and as such will not vest upon the consummation of the mergers.

Performance-Based RSUs: Under the terms of performance restricted stock unit awards granted by TiVo to its executive officers, performance against the TSR performance metrics will be measured as of the consummation of the mergers, with the ending share price for purposes of the performance period being calculated based on the thirty (30)-trading day average closing share price immediately prior to and including the date of consummation of the mergers. Any TiVo PSUs that are deliverable based on this measurement will vest on the consummation date on a pro rata basis (based on the portion of the performance period during which services were performed). Any remaining TiVo PSUs that are deliverable based on this measurement and that did not vest upon consummation of the mergers will vest ratably following the date of consummation of the mergers through the earlier of the first regularly scheduled compensation committee meeting following the end of the performance period or June 1, 2021 (for awards granted in 2018) and June 1, 2022 (for awards granted in 2019).

Liquidity Event-Based RSUs: Under the terms of liquidity event restricted stock unit awards granted to Messrs. Shull, Milne and Patel, such awards vest only if the executive remains employed through the earliest date that TiVo consummates: (i) a sale of the entire company, (ii) a spin-off of TiVo’s product business, (iii) a spin-off of TiVo’s IP licensing business or (iv) a sale of either TiVo’s product or IP licensing businesses. These awards will vest upon consummation of the mergers, assuming the executive’s continued employment through such date.

Executive Severance and Arbitration Agreements

We entered into an executive severance and arbitration agreement with Mr. Shull dated as of May 31, 2019. The agreement provides, for severance payments to Mr. Shull under certain conditions as follows: if, at any time, (i) TiVo terminates Mr. Shull’s employment without cause (as defined in the agreement) and other than as a result of Mr. Shull’s death or disability, (ii) Mr. Shull resigns for good reason (as defined in the agreement) or (iii) Mr. Shull does not become the Chief Executive Officer of either of the product or IP businesses at the completion of the separation of such businesses contemplated in TiVo’s May 9, 2019 announcement of same, then subject to certain obligations required of Mr. Shull, TiVo will provide Mr. Shull: (a) an amount equal to one year of his annual base salary in effect on the date of such termination (without giving effect to any change of pay triggering a good reason resignation), paid over the twelve (12)-month period following Mr. Shull’s separation from service, (b) a pro-rated annual bonus based on time served in the year of termination (or the prior year if termination occurs after the end of a given year and prior to the payment of bonuses for such year), and (c) continuation of welfare benefits and COBRA premiums for up to twelve (12) months. The consummation of the mergers will trigger these payments, provided that Mr. Shull satisfies the obligations required of him to obtain same. Mr. Shull’s severance benefits are conditional upon: (a) Mr. Shull continuing to comply with his obligations under his proprietary information, inventions and ethics agreement during the period of time in which he is receiving such severance benefits; (b) Mr. Shull delivering to TiVo an effective, general release of claims in favor of TiVo within sixty (60) days following his Separation from Service (as defined in the Severance Agreement), and (c) Mr. Shull’s resignation from the board of directors, to be delivered and effective no later than forty eight (48) hours after the date of Mr. Shull’s termination of employment (or such later date as requested by the board of directors).

TiVo has also entered into executive severance and arbitration agreements with its other executive officers, other than Messrs. Shull and Gutierrez. Under the agreements, each executive is entitled to receive severance payments in the form of up to twelve (12) months of salary upon termination of employment by TiVo for any reason other than cause or by the executive with good reason within ninety (90) days prior or twelve (12) months following a change in control. In addition, upon such termination, all unvested stock awards other than PSUs held by the executive will become immediately vested. PSUs shall be vested, if at all, as set forth in the section entitled “—TiVo Equity Compensation Awards—Treatment of TiVo PSUs.” The executive is also entitled to receive welfare benefit continuation during the severance period, or if sooner, until the executive is entitled to welfare benefits from a new employer. The executive’s right to receive benefits under the agreement, including the executive’s right to exercise any options that have accelerated under the agreement, will cease if the executive accepts employment with one of our competitors. In addition, the executive agrees not to solicit, for one year following termination, any employee of ours to work for another business. TiVo has entered into these executive severance and arbitration agreements with the following officers:

Executive Member	Title
Michael Hawkey	Senior Vice President & General Manager, User Experience
Matthew Milne	Senior Vice President, Chief Revenue Officer
Arvin Patel	Executive Vice President, Chief IP Officer
Pamela Sergeeff	Executive Vice President, General Counsel & Chief Compliance Officer

Executive Severance Plan

The executive officers, other than Mr. Shull, participate in the TiVo Corporation Executive Severance Plan, which we refer to as the severance plan. Under the terms of the severance plan, upon termination of employment by TiVo for any reason other than cause or by the participant for good reason, each executive vice president participant (including Mr. Patel and Ms. Sergeeff) and Mr. Milne is entitled to receive up to twelve (12) months of base salary and each designated senior vice president (including Messrs. Gutierrez and Hawkey) is entitled to receive up to six (6) months of base salary, along with certain health and outplacement severance benefits, subject in each case to offset of benefits provided under any then-existing change in control severance agreements. If the participant commences new employment within the time period in which benefits are payable under the severance plan, the health and outplacement severance benefits will cease on the later of (i) the date on which fifty-percent (50%) of the severance pay has been paid or (ii) the date on which the participant commences new employment. In addition, upon a qualifying termination under the severance plan, the equity awards provide that (i) the vesting of nonperformance-based equity awards held by the participant will be accelerated by twelve (12) months and (ii) performance-based equity awards held by the participant will vest, if the termination occurs within the last twelve (12) months of a given performance-based award’s performance period, if and to the extent that the performance criteria are achieved for the entire performance period of such original award. The participant’s right to receive benefits under the severance plan is conditioned, among other things, on the participant (i) timely executing an effective release of claims, and (ii) agreeing not to solicit, for two (2) years following the termination, any employee of TiVo to work for another business.

Rau Letter Agreement

On May 31, 2019, Mr. Rau resigned as TiVo’s Interim President and Chief Executive Officer, and effective at the same time, the board of directors appointed Mr. Rau as Vice Chairperson of the board of directors pursuant to a letter agreement dated May 24, 2019. The letter agreement superseded and replaced Mr. Rau’s amended and restated offer letter, dated December 27, 2018, and the amended severance agreement, dated December 27, 2018, in their entirety, except as specifically provided in the letter agreement. Under the terms of the letter agreement, if TiVo enters into an agreement, on or prior to December 31, 2019, to consummate: (i) a sale of the entire company, or (ii) a sale of either TiVo’s product business or IP licensing business, then subject to Mr. Rau’s continued service to TiVo through the end of his current term as a director, TiVo will pay Mr. Rau a change of control payment of $750,000 in one lump sum, subject to standard deductions and withholdings, upon consummation of such transaction, so long as such transaction is completed prior to December 31, 2020. The consummation of the mergers will trigger this payment, provided that such transaction is, as is currently expected, completed prior to December 31, 2020 provided that Mr. Rau has continued service to TiVo through the end of his current term as a director.

Cash Retention Awards

Mr. Gutierrez is entitled to receive a cash retention payment upon consummation of the mergers pursuant to a retention award granted on September 3, 2019. The award provides for a one-time cash retention payment of $200,000 to Mr. Gutierrez under certain conditions in the event that Mr. Gutierrez remains employed through the earlier of: (i) the consummation of the mergers, (ii) November 15, 2020 or (iii) the date of his termination by TiVo without cause. The award will vest upon consummation of the mergers, assuming Mr. Gutierrez’s continued employment through such date.

Mr. Hawkey is entitled to receive a cash retention payment upon consummation of the mergers pursuant to a retention award granted on February 12, 2020. The award provides for a cash retention payment to Mr. Hawkey of $50,000 under certain conditions in the event that Mr. Hawkey remains employed through the earliest date that TiVo consummates: (i) the mergers, (ii) a sale of the entire company, (iii) a spin-off of TiVo’s product business, or (iv) a sale of either TiVo’s product or IP licensing businesses. Upon such an event, then Mr. Hawkey shall receive a cash payment, subject to applicable withholdings, equal to $50,000 (provided that his resignation of employment with TiVo at any time prior to the completion of the mergers or one of the above events makes him ineligible to receive the proposed bonus).

Ms. Sergeeff is entitled to receive a cash retention payment upon consummation of the mergers pursuant to a retention award granted on November 5, 2019, as amended. The award provides for a cash retention payment to Ms. Sergeeff under certain conditions in the event that (i) TiVo consummates any of (a) the mergers, (b) the potential separation of its IP licensing and products businesses, as previously publicly announced on May 9, 2019, or (c) the sale of the TiVo’s product business or IP licensing business ((b) or (c), each individually, which we refer to as a Separation), or (ii) she is terminated without Cause (as defined in the TiVo’s form of Executive Severance and Arbitration Agreement filed as Exhibit 10.22 to TiVo’s Annual Report on Form 10-K for the year ended December 31, 2018) prior to or in connection with either the mergers or the Separation. Upon such an event, then Ms. Sergeeff shall receive a cash payment, subject to applicable withholdings, equal to $201,541 (provided that her resignation of employment with TiVo at any time prior to the Bonus Payment Date (defined below) makes her ineligible to receive the proposed bonus), with such bonus to be payable on the earlier of (x) her termination date by TiVo (or, if the termination occurs in connection with and following either the mergers or the Separation, the post-mergers or the post-Separation business, as applicable) or (y) the date of completion of the mergers or the Separation, which we refer to as the Bonus Payment Date.

Other New Arrangements with Current or Former Executive Officers

It is not currently anticipated that any of TiVo’s executive officers will enter into any new employment agreements or arrangements or other retention arrangements with HoldCo.

Indemnification of TiVo’s Directors and Officers

The merger agreement requires HoldCo to indemnify and hold harmless each former and present director and officer of Xperi or TiVo and any of their respective subsidiaries, and each person who was serving as a director, officer of another person at the request of Xperi or TiVo and any of their respective subsidiaries, each referred to as an indemnified party, to the same extent as such indemnified parties were indemnified as of the date of the merger agreement pursuant to the organizational documents of Xperi or TiVo or any of their respective subsidiaries, or any indemnification agreements in existence as of the date of the merger agreement.

The merger agreement also requires HoldCo to maintain for six (6) years following the mergers either the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance currently maintained by each of Xperi and TiVo and any of their subsidiaries or provide substitute policies for not less than the existing coverage and having other terms not less favorable to the insured persons, except that in no event will the annual cost to HoldCo for maintaining such policies exceed three hundred-percent (300%) of the annual premium paid by Xperi or TiVo, as applicable, referred to as the maximum amounts. Each of Xperi and TiVo may obtain a six (6)-year “tail” policy under such party’s existing directors and officers insurance policy in lieu of the foregoing, in each case for a cost not to exceed the applicable maximum amount.

Merger Related Compensation-TiVo

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the estimated amounts of compensation that are based on or otherwise relate to the mergers and that may be payable to those individuals who are listed in the “Summary Compensation Table” that is part of TiVo’s Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 18, 2020, who are referenced below as TiVo’s “named executive officers.” These amounts have been calculated assuming the mergers are consummated on May 29, 2020 and as if each named executive officer experienced a qualifying termination of employment (a termination without “cause” or by the named executive officer for “good reason”) as of the date of closing. While Peter Halt, our former Chief Financial Officer, was a named executive officer for purposes of 2019 compensation reporting, he is not receiving any compensation or benefits that would be required to be reported in the table below, and thus has not been included in the table.

See the section entitled “Adoption of the Merger Agreement—Recommendation of the TiVo Board of Directors—Interests of TiVo Directors and Executive Officers in the Mergers—Executive Officer and Director Interests” beginning on page 101 for further information about the compensation disclosed in the table below. The amounts indicated below are estimates of amounts that might become payable to the named executive officers and the estimates are based on multiple assumptions that may or may not prove correct. Some of the assumptions are based on information not currently available and as a result the actual amounts, if any, received by a named executive officer may differ in material respects from the amounts set forth below.

Golden Parachute Compensation—TiVo

Named Executive Officer	Cash(1) ($)	Equity(2) ($)	Perquisites/ Benefits(3) ($)	Total ($)
David Shull	1,134,221	2,933,257	30,273	4,097,751
Wesley Gutierrez	365,000	107,033	910	472,943
Michael Hawkey	450,000	1,301,214	30,117	1,781,331
Peter Halt	—	—	—	—
Matt Milne	444,960	1,389,179	31,887	1,866,026
Arvin Patel	450,000	1,307,443	31,686	1,789,129
Raghavendra Rau	750,000	—	—	750,000

(1)

Represents (a) the value of severance payments to be made to the named executive officer upon a qualifying termination pursuant to the terms of such named executive officer’s executive severance and arbitration agreement (on a “double trigger” basis), (b) pro-rated 2020 bonus for Mr. Shull of $384,221, (c) accelerated vesting of cash retention awards for Mr. Gutierrez of $200,000 and Mr. Hawkey of $50,000, and (d) a $750,000 change in control payment payable to Mr. Rau upon the consummation of the mergers (on a “single trigger” basis), as described in more detail above in the sections entitled, “—Executive Officer and Director Interests—Executive Severance and Arbitration Agreements” and “—Executive Officer and Director Interests—Rau Letter Agreement.”

(2)

Represents the value of (a) the liquidity event RSUs and performance-based RSUs, measured at target, that vest upon the consummation of the mergers (on a “single trigger” basis, with a portion of the performance-based RSUs accelerating upon a qualifying termination following the consummation of the mergers on a “double trigger” basis) and (b) the time-based RSUs that vest upon a qualifying termination of employment following the consummation of the mergers (on a “double trigger” basis), as described in more detail above in the sections entitled “—Executive Officer and Director Interests—Terms of Equity Agreements; Executive Severance and Arbitration Agreements; and Executive Severance Plan.”

(3)

With the exception of Messrs. Halt and Rau, represents the value of continued welfare benefit coverage to be provided to the named executive officer upon a qualifying termination pursuant to the terms of such named executive officer’s executive severance and arbitration agreement (on a “double trigger” basis) or, in the case of Mr. Gutierrez, the executive severance plan, as described in more detail above in the sections entitled “—Executive Officer and Director Interests—Executive Severance and Arbitration Agreements and —Executive Severance Plan.”

Financial Forecasts

Certain Xperi Forecasts

Certain Prospective Financial Information Reviewed by the Xperi Board and Xperi’s Financial Advisor

Historically, Xperi has prepared and provided public guidance regarding its projected financial results for the upcoming fiscal quarter and/or fiscal year in its press releases announcing its financial results for the immediately preceding quarter or year, as applicable. In addition, Xperi management has prepared longer range financial projections for internal budgeting and planning purposes, which management reviews with the Xperi board from time to time. Other than the annual and quarterly fiscal guidance discussed above, Xperi does not in the ordinary course make public disclosure of detailed forecasts or projections of its expected financial performance for extended periods because of, among other things, the inherent difficulty of accurately predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may prove incorrect.

In connection with the Xperi board’s review of the mergers, Xperi management also prepared the following additional unaudited prospective financial information to facilitate its review of the mergers and consideration of strategic alternatives to the mergers:

•

Xperi: Xperi management prepared two sets of unaudited prospective financial information for Xperi. The first set, which we refer to as Xperi scenario A, included unaudited prospective financial information for Xperi IP licensing scenario A, Xperi’s product licensing business and Xperi’s new product line from Perceive. The second set, which we refer to as Xperi scenario B, which were not provided to TiVo, included unaudited prospective financial information for Xperi IP licensing scenario B, Xperi’s product licensing business and Xperi’s new product line from Perceive.

•

Xperi’s IP Licensing Business: Xperi management prepared two sets of unaudited prospective financial information for its IP licensing business. The first case, which we refer to as Xperi IP licensing scenario A, reflects Xperi management’s view of the prospects for Xperi’s IP licensing business assuming continued investment by Xperi in its IP licensing business in line with Xperi management’s current business plan. The second case, which we refer to as Xperi IP licensing scenario B, reflects Xperi management’s view of the prospects for Xperi’s IP licensing business assuming only minimal investment by Xperi in its IP licensing business to support the monetization of its existing IP portfolio, no new investments to expand the IP portfolio and disposals of certain of Xperi’s IP assets. The sales process of the Xperi IP licensing business resulted in no meaningful offers beyond the cash value of the contracted backlog. As a result of this process, Xperi IP licensing scenario B was being actively considered by Xperi management and the Xperi board as a means to evaluate this scenario in comparison to any potential alternative transaction.

•

Xperi’s Product Licensing Business: Xperi management prepared one set of unaudited prospective financial information for its product licensing business, excluding Xperi’s new product line from Perceive described below.

•

Xperi’s New Product Line from Perceive: Xperi’s management prepared one set of unaudited prospective financial information for a new product line resulting from Xperi’s recent investments in advanced machine learning which is comprised of a new hardware and software platform for edge-based machine learning computing, which we refer to as Xperi’s new product line from Perceive. Xperi’s new product line from Perceive would ordinarily have been included in its results for Xperi’s product licensing business. However, as Xperi’s new product line from Perceive is a new venture with a different risk profile than Xperi’s existing product licensing business, Xperi management prepared stand-alone projections for its new product line.

The foregoing unaudited prospective financial information did not give effect to the mergers, including the impact of negotiating or executing the mergers, the expenses that may be incurred in connection with consummating the mergers, the estimated synergies arising in connection with the mergers, the effect of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the mergers. In connection with the Xperi board’s review of the mergers, however, Xperi management also prepared estimates of the revenue and cost synergies potentially available as a result of the mergers, as well as an unaudited pro forma estimate of the combined company’s future financial results to facilitate its evaluation of the potential benefits of the mergers. The foregoing unaudited prospective financial information and estimated synergies were also provided to Xperi’s financial advisor and considered by Xperi’s financial advisor in connection with its financial analyses. See also the section entitled “—Recommendation of the Xperi Board of Directors—Opinion of Xperi’s Financial Advisor” beginning on page 65 of this joint proxy statement/prospectus.

Xperi is electing to provide a summary of the unaudited prospective financial information and the estimated synergies in this section of the joint proxy statement/prospectus to provide Xperi and TiVo stockholders access to certain non-public unaudited prospective financial information and estimated synergies that were made available to the Xperi board and Xperi’s financial advisor in connection with the mergers. The summary of the unaudited prospective financial information and estimated synergies set forth below is not being included in this joint proxy statement/prospectus to influence your decision whether to vote for the Xperi merger proposal or the TiVo merger proposal, but because these internal financial forecasts were reviewed by the Xperi board and Xperi’s financial advisor in connection with the mergers.

The unaudited prospective financial information and the estimated synergies set forth below were not prepared for the purpose of public disclosure, nor were they prepared in compliance with published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or U.S. GAAP, but in the view of Xperi management were prepared on a reasonable basis, reflect the best currently available estimates and judgments, and present, to the best of Xperi management’s knowledge and belief, the expected future financial performance of Xperi and TiVo and the expected synergies to be derived in connection with the mergers. The inclusion of the unaudited prospective financial information and estimated synergies below should not be regarded as an indication that Xperi or the Xperi board, considered, or currently considers, such information to be a reliable predictor of actual future results. Although Xperi management believes there is a reasonable basis for the unaudited prospective financial information and estimated synergies, Xperi cautions stockholders that future results could be materially different from the unaudited prospective financial information or estimated synergies. The prospective financial information included in this joint proxy statement/prospectus has been prepared by, and is the responsibility of, Xperi management. Xperi’s independent registered public accounting firm has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, Xperi’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. Xperi’s independent registered public accounting firm’s report incorporated by reference in this joint proxy statement/prospectus relates to Xperi’s previously issued financial statements. It does not extend to the prospective financial information and should not be read to do so.

The unaudited prospective financial information and the estimated synergies set forth below are subjective in many respects and, as a result, susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. While presented with numeric specificity, the unaudited prospective financial information and the estimated synergies set forth below were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Xperi’s and TiVo’s management. Important factors that may affect actual results and cause the unaudited prospective financial information and/or the estimated synergies to not be achieved include, but are not limited to, risks and uncertainties relating to Xperi’s, TiVo’s or the combined company’s businesses (including their ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory environment, general business and economic conditions, the ability of Xperi and TiVo to integrate their businesses successfully and to achieve anticipated synergies, and other factors described under “Cautionary Statement Regarding Forward-Looking Statements” beginning on page iv of this joint proxy statement/prospectus. See also “Where you Can Find More Information” and “Risk Factors” beginning on pages 213 and 27, respectively, of this joint proxy statement/prospectus. As a result, actual results may differ materially from the unaudited prospective financial information and/or the estimated synergies. Accordingly, there can be no assurance that the unaudited prospective financial information and/or the estimated synergies will be realized or that actual results will not be significantly lower or higher than estimated. In addition, portions of the unaudited prospective financial information and estimated synergies cover multiple years. Prospective information by its nature becomes less predictive with each successive year.

Xperi and TiVo use a variety of financial measures that are not in accordance with U.S. GAAP for forecasting, budgeting and measuring operating performance, including adjusted EBITDA (which has been calculated based on earnings from continuing operations before taxes, depreciation and amortization, interest expense and pre-tax exchange gains (losses), excluding stock-based compensation, non-operating pension expense and other post-employment benefit costs, and which we refer to in the tables below as adjusted EBITDA). The unaudited prospective financial information and estimated synergies include certain other non-GAAP financial measures such as EBIT and unlevered free cash flow. While Xperi believes that these non-GAAP financial measures provide meaningful information to help investors understand its operating results and to analyze Xperi’s and TiVo’s financial and business trends on a period-to-period basis, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with U.S. GAAP, are not reported by all of Xperi’s or TiVo’s competitors and may not be directly comparable to similarly titled measures of Xperi’s or TiVo’s competitors due to potential differences in the exact method of calculation. Further, these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures.

Xperi management evaluates its financial performance in part based on billings due to the close alignment between billings and cash receipts from licensing activity, and believes billings is an important metric to provide to readers of Xperi’s financial and operational results. Billings reflect amounts in an accounting period invoiced to customers, less any credits issued to or paid to customers, plus amounts due under certain licensing-related contractual arrangements that may not be subject to an invoice. Billings may vary materially from revenue recorded under U.S. GAAP. The forecasts included herein are based on billings rather than revenue.

None of Xperi, TiVo, HoldCo or their respective affiliates, advisors, officers, directors or other representatives can provide any assurance that actual results will not differ from the unaudited prospective financial information and/or estimated synergies set forth below, and none of them undertakes any obligation to update, or otherwise revise or reconcile, the unaudited prospective financial information or estimated synergies to reflect circumstances existing after the date such forward-looking information was generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the unaudited prospective financial information or the estimated synergies, as applicable, are shown to be in error. Except as required by applicable securities laws, Xperi does not intend to make publicly available any update or other revision to the unaudited prospective financial information or estimated synergies, even in the event that any or all assumptions are shown to be in error. Since the date of the unaudited prospective financial information, Xperi and TiVo have each made publicly available their respective actual results of operations for the fiscal year ended December 31, 2019. You should review Xperi’s Annual Report and TiVo’s Annual Report on Form 10-K filed with the SEC on February 18, 2020 for the period ended December 31, 2019. None of Xperi or TiVo or their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder or other person regarding Xperi’s or TiVo’s ultimate performance compared to the information contained in the unaudited prospective financial information or estimated synergies or that forecasted results will be achieved. None of Xperi or TiVo has made any representation to the other party, in the merger agreement or otherwise, concerning unaudited prospective financial information or the estimated synergies.

Summary of the Xperi Management Forecasts for Xperi

Xperi management prepared two sets of unaudited prospective financial information for Xperi. The first set included unaudited prospective financial information for Xperi IP licensing scenario A, Xperi’s product licensing business and Xperi’s new product line from Perceive. The second set included unaudited prospective financial information for Xperi IP licensing scenario B, Xperi’s product licensing business and Xperi’s new product line from Perceive. The following table presents summary selected unaudited Xperi prospective financial information (in millions) for Xperi for the calendar years ending 2020 through 2024 for Xperi scenario A and Xperi scenario B prepared by Xperi management in connection with its evaluation of the mergers:

Scenario A

	2020E	2021E	2022E	2023E	2024E
Statement of Operations Items
Billings(1)	$461	$417	$548	$708	$824
Cost of Revenue	($18)	($21)	($23)	($27)	($31)
Selling, General and Administrative Expenses	($107)	($114)	($108)	($112)	($117)
Research and Development	($84)	($88)	($91)	($95)	($98)
Xperi’s New Product Line from Perceive (including Cost of Revenue)	($29)	($41)	($81)	($135)	($214)
Depreciation	$8	$8	$9	$10	$7
Adjusted EBITDA(2)	$231	$162	$253	$350	$371

(1)

Billings are calculated based on amounts invoiced to customers, less any credits issued to or paid to customers, plus amounts due under certain licensing-related contractual arrangements that may not be subject to an invoice.

(2)

Adjusted EBITDA is calculated based on earnings from continuing operations before taxes, depreciation and amortization, interest expense and pre-tax exchange gains (losses), excluding stock-based compensation, non-operating pension expense and other post-employment benefit costs.

Scenario B

	2020E	2021E	2022E	2023E	2024E
Statement of Operations Items
Billings(1)	$441	$336	$446	$607	$724
Cost of Revenue	($18)	($21)	($23)	($27)	($31)
Selling, General and Administrative Expenses	($107)	($114)	($108)	($112)	($117)
Research and Development	($84)	($88)	($91)	($95)	($98)
Xperi’s New Product Line from Perceive (including Cost of Revenue)	($29)	($41)	($81)	($135)	($214)
Depreciation	$8	$7	$8	$10	$6
Restructuring Savings(2)	$8	$32	$28	$30	$31
Adjusted EBITDA(3)	$220 (4)	$112	$180	$278	$301

(1)

Billings are calculated based on amounts invoiced to customers, less any credits issued to or paid to customers, plus amounts due under certain licensing-related contractual arrangements that may not be subject to an invoice.

(2)	Restructuring Savings are from projected lower spending by Xperi in its IP licensing business, offset by one-time costs to achieve such savings.
(3)

Adjusted EBITDA is calculated based on earnings from continuing operations before taxes, depreciation and amortization, interest expense and pre-tax exchange gains (losses), excluding stock-based compensation, non-operating pension expense and other post-employment benefit costs.

(4)	Excludes $4 million of one-time expenses relating to the wind-down of Xperi’s IP business.

Summary of the Xperi Management Forecasts for Xperi’s IP Licensing Business

The following table presents summary selected unaudited Xperi prospective financial information (in millions) for Xperi’s IP licensing business for the calendar years ending 2020 through 2024 prepared by Xperi management in connection with its evaluation of the mergers. Xperi IP licensing scenario A reflects Xperi management’s view of the prospects for Xperi’s IP licensing business assuming continued investment by Xperi in its IP licensing business. Xperi IP licensing scenario B reflects Xperi management’s view of the prospects for Xperi’s IP licensing business assuming minimal investment by Xperi in its IP licensing business to support the exploitation of its existing IP portfolio, no new investments to expand the IP portfolio and disposals of certain of Xperi’s IP assets.

IP Licensing Scenario A	2020E	2021E	2022E	2023E	2024E
Statement of Operations Items
Billings(1)	$219	$118	$153	$180	$135
Adjusted EBITDA(2)	$188	$82	$126	$151	$105
Unlevered Free Cash Flow(3)	$150	$68	$89	$114	$78

IP Licensing Scenario B	2020E		2021E	2022E	2023E	2024E
Statement of Operations Items
Billings(1)	$200		$36	$52	$79	$35
Adjusted EBITDA(2)	$173	(4)	$32	$52	$79	$35
Unlevered Free Cash Flow(3)	$196		$39	$39	$64	$29

(1)

Billings are calculated based on amounts invoiced to customers, less any credits issued to or paid to customers, plus amounts due under certain licensing-related contractual arrangements that may not be subject to an invoice.

(2)

Adjusted EBITDA is calculated based on earnings from continuing operations before taxes, depreciation and amortization, interest expense and pre-tax exchange gains (losses), excluding stock-based compensation, non-operating pension expense and other post-employment benefit costs.

(3)

Unlevered Free Cash Flow is calculated as adjusted EBITDA before deducting periodic operating pension expense and other post-employment benefit costs, less stock-based compensation, less cash taxes at Xperi’s applicable cash tax rate, and less capital expenditures and net change in net working capital.

(4)	Includes $4 million of one-time expenses relating to the wind-down of Xperi’s IP business.

Summary of the Xperi Management Forecasts for Xperi’s Product Licensing Business (excluding Xperi’s New Product Line from Perceive)

The following table presents summary selected unaudited Xperi prospective financial information (in millions) for Xperi’s product licensing business (excluding Xperi’s new product line from Perceive, described below) for the calendar years ending 2020 through 2024 prepared by Xperi management in connection with its evaluation of the mergers as well as extrapolations of this Xperi prospective financial information for Xperi’s product licensing business (excluding Xperi’s new product line from Perceive), based on assumptions deemed appropriate by Xperi management relating to Xperi’s business and operations for the years 2025 through 2029:

	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E(4)
Statement of Operations Items
Billings(1)	$230	$257	$294	$335	$383	$421	$453	$480	$499	$509
Adjusted EBITDA(2)	$60	$79	$107	$140	$172	$189	$204	$216	$225	$229
Unlevered Free Cash Flow(3)	$16	$39	$65	$95	$124	$131	$141	$149	$155	$158

(1)

Billings are calculated based on amounts invoiced to customers, less any credits issued to or paid to customers, plus amounts due under certain licensing-related contractual arrangements that may not be subject to an invoice.

(2)

Adjusted EBITDA is calculated based on earnings from continuing operations before taxes, depreciation and amortization, interest expense and pre-tax exchange gains (losses), excluding stock-based compensation, non-operating pension expense and other post-employment benefit costs.

(3)

Unlevered Free Cash Flow is calculated as adjusted EBITDA before deducting periodic operating pension expense and other post-employment benefit costs, less stock-based compensation, less cash taxes at Xperi’s applicable cash tax rate, and less capital expenditures and net change in net working capital.

(4)	Xperi prospective financial information for the years 2025 through 2029 were not provided to TiVo.

Summary of the Xperi Management Forecasts for Xperi’s New Product Line from Perceive

The following table presents summary selected unaudited Xperi prospective financial information (in millions) for a new product line based on Xperi’s recent investments in advanced machine learning comprised of a new hardware and software platform for edge-based machine learning computing, which we refer to as Xperi’s new product line from Perceive, for the calendar years ending 2020 through 2024. The prospective financial information for the calendar years 2020 through 2024 was prepared by Xperi management in connection with its evaluation of the mergers as well as extrapolations of this Xperi prospective financial information for Xperi’s new product line from Perceive, based on assumptions deemed appropriate by Xperi management relating to Xperi’s business and operations for the years 2025 through 2029. Xperi’s new product line from Perceive would ordinarily be included in results for Xperi’s product licensing business. However, as Xperi’s new product line from Perceive is a new venture with a different risk profile than Xperi’s existing product licensing business, Xperi management prepared stand-alone projections for this new product line from Perceive.

	2020E	2021E		2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E(5)
Statement of Operations Items
Billings(1)	$12	$42		$101	$193	$306	$397	$481	$542	$590	$620
Adjusted EBITDA(2)	($17)	$2		$21	$59	$94	$121	$147	$166	$180	$189
Unlevered Free Cash Flow(3)	($17)	($34	)(4)	$8	$35	$61	$76	$92	$104	$113	$119

(1)

Billings are calculated based on amounts invoiced to customers, less any credits issued to or paid to customers, plus amounts due under certain licensing-related contractual arrangements that may not be subject to an invoice.

(2)

Adjusted EBITDA is calculated based on earnings from continuing operations before taxes, depreciation and amortization, interest expense and pre-tax exchange gains (losses), excluding stock-based compensation, non-operating pension expense and other post-employment benefit costs.

(3)

Unlevered Free Cash Flow is calculated as adjusted EBITDA before deducting periodic operating pension expense and other post-employment benefit costs, less stock-based compensation, less tax payable within the period, and less capital expenditures and net change in net working capital.

(4)	Includes a $30 Million one-time charge to acquire the minority interest in Xperi’s new product line from Perceive that Xperi does not own.
(5)	Xperi prospective financial information for the years 2025 through 2029 were not provided to TiVo.

Summary of TiVo Forecasts

In connection with Xperi’s consideration of the mergers, TiVo’s management provided Xperi with summary selected unaudited prospective financial information for calendar years ending 2020 through 2022 for each of TiVo’s product business and TiVo’s IP licensing business, which we refer to as the TiVo forecasts. The following tables presents the TiVo forecasts (in millions) for each of TiVo’s product business and its IP licensing business for the calendar years ending 2020 through 2022:

TiVo’s Product Business	2020E	2021E	2022E
Statement of Operations Items
Revenue	$365	$387	$417
Adjusted EBITDA(1)	$30	$62	$80

(1)

Adjusted EBITDA is defined as GAAP operating income (loss) excluding depreciation, amortization of intangible assets, restructuring and asset impairment changes, equity-based compensation, merger, transformation and integration costs and other one-time items identified by TiVo management, and is a non-U.S. GAAP financial measure.

TiVo’s IP Licensing Business	2020E	2021E	2022E
Statement of Operations Items
Revenue(1)	$342	$389	$470
Adjusted EBITDA(2)	$220	$270	$348

(1)	Includes an estimate of revenue from TiVo’s ongoing litigation with Comcast and other cable television operators.
(2)

Adjusted EBITDA is defined as GAAP operating income (loss) excluding depreciation, amortization of intangible assets, restructuring and asset impairment changes, equity-based compensation, merger, transformation and integration costs and other one-time items identified by TiVo management, and is a non-U.S. GAAP financial measure.

Summary of Adjusted TiVo Forecasts

After a review of the TiVo forecasts, Xperi management prepared an alternative version of the TiVo forecasts for the years 2020 through 2022, and constructed further forecasts for the years 2023 and 2024 for each of TiVo’s product business and IP licensing business, based on Xperi’s due diligence investigation of TiVo and other matters deemed appropriate by Xperi management relating to TiVo’s business and operations. We refer to this unaudited prospective financial information as the adjusted TiVo forecasts. The following tables present the adjusted TiVo forecasts (in millions):

TiVo’s Product Business	2020E	2021E	2022E	2023E	2024E
Statement of Operations Items
Revenue	$345	$349	$370	$374	$381
Adjusted EBITDA(1)	$30	$58	$73	$72	$73
EBIT (post-stock based compensation)(2)	($9)	$23	$38	$38	$39
Unlevered Free Cash Flow(3)	($9)	$16	$24	$28	$28

(1)

Adjusted EBITDA is calculated based on earnings from continuing operations before taxes, depreciation and amortization, interest expense and pre-tax exchange gains (losses), excluding stock-based compensation, non-operating pension expense and other post-employment benefit costs.

(2)

EBIT (post stock-based compensation) is calculated based on earnings from continuing operations before taxes, interest expense and pre-tax exchange gains (losses), excluding non-operating pension expense and other post-employment benefits costs.

(3)

Unlevered Free Cash Flow is calculated as adjusted EBITDA before deducting periodic operating pension expense and other post-employment benefit costs, less stock-based compensation, less cash taxes at TiVo’s applicable cash tax rate of 23.7% and less capital expenditures and net change in net working capital.

TiVo’s IP Licensing Business	2020E	2021E	2022E	2023E	2024E
Statement of Operations Items
Revenue	$298	$321	$376	$378	$387
Adjusted EBITDA(1)	$199	$225	$278	$317	$325
EBIT (post-stock based compensation)(2)	$189	$215	$269	$308	$316
Unlevered Free Cash Flow(3)	$145	$329	$250	$230	$234

(1)

Adjusted EBITDA is calculated based on earnings from continuing operations before taxes, depreciation and amortization, interest expense and pre-tax exchange gains (losses), excluding stock-based compensation, non-operating pension expense and other post-employment benefit costs.

(2)

EBIT (post stock-based compensation) is calculated based on earnings from continuing operations before taxes, interest expense and pre-tax exchange gains (losses), excluding non-operating pension expense and other post-employment benefits costs.

(3)

Unlevered Free Cash Flow is calculated as adjusted EBITDA before deducting periodic operating pension expense and other post-employment benefit costs, less stock-based compensation, less cash taxes at TiVo’s applicable cash tax rate of 23.7% and less capital expenditures and net change in net working capital.

Summary of TiVo Net Operating Losses

Xperi management prepared selected unaudited prospective financial information for calendar years ending 2020 through 2024 for TiVo’s net operating losses based on data provided by TiVo management, which we refer to as the TiVo NOL forecasts.

TiVo’s Net Operating Losses	2020E	2021E	2022E	2023E	2024E
Statement of Operations Items
Taxes (without net operating losses)(1)	($37)	($51)	($69)	($80)	($84)
Taxes (with net operating losses)	($25)	($27)	($29)	($46)	($80)
Taxes Saved	$12	$24	$40	$34	$4

(1)	Reflects a 23.7% U.S. marginal tax rate

Summary of Unaudited Pro Forma Combined Forecasts

In order to help the Xperi board analyze the mergers, Xperi management prepared unaudited prospective financial information that combined Xperi management forecasts for Xperi scenario A, as set forth above, the adjusted TiVo forecasts and the TiVo NOL forecasts, taking into account estimated synergies, which we refer to as the unaudited pro forma combined forecasts. As of December 31, 2019, Xperi management estimates that the combined group would have net debt of $934 million on a pro forma basis, adjusted to reflect transaction costs of $95 million (including $20 million in TiVo debt breakage costs). The following table presents the unaudited pro forma combined forecasts (in millions):

	2020E	2021E	2022E	2023E	2024E
Statement of Operations Items
Revenue/Billings(1)	$1,105	$1,107	$1,347	$1,549	$1,716
Adjusted EBITDA(2)	$481	$503	$679	$833	$883

(1)	Xperi management forecasts are based on Billings and the adjusted TiVo forecasts are based on Revenue.
(2)

Adjusted EBITDA is calculated based on earnings from continuing operations before taxes, depreciation and amortization, interest expense and pre-tax exchange gains (losses), excluding stock-based compensation, non-operating pension expense and other post-employment benefit costs.

Synergies

In calculating the estimated synergies, Xperi management made assumptions with respect to expenses including sales and marketing, product development, personnel, facilities, information technology infrastructure and administration. The estimated cost synergies are expected to come primarily from a reduction in redundant expenses, a reduction of duplicative operating resources and future headcount avoidance offset by severance costs to achieve synergies. It is anticipated that the $50 million in annualized run-rate cost synergies will be realized in 2021 and the combined company will incur $30 million in one-time expenses in 2020 realizing these annualized run-rate cost synergies. The following table presents estimated cost synergies, excluding some amounts related to the pro forma tax structure of the combined business, prepared in connection with Xperi’s evaluation of the mergers (in millions) for the years 2020 and 2021:

	2020E	2021E
Cost Synergies(1)	$20	$50

(1)	Xperi expects the combined company will incur $30 million in one-time expenses in 2020 realizing these annualized run-rate cost synergies.

The estimated revenue synergies are expected to come primarily from cross-selling each of Xperi and TiVo’s products and services to the other party’s existing customers, in particular in the home and automobile markets. It is anticipated that the $125 million in revenue synergies will be achieved after five years. The following table presents estimated revenue synergies prepared in connection with Xperi’s evaluation of the mergers (in millions) for the years 2020 through 2024:

	2020E	2021E	2022E	2023E	2024E
Revenue Synergies	$1	$19	$53	$89	$125

Certain TiVo Forecasts

Although TiVo has publicly issued limited short-term projections concerning various aspects of its expected financial performance, TiVo does not make public disclosure of detailed forecasts or projections of its expected financial performance for extended periods because of, among other things, the inherent difficulty of accurately predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may prove incorrect. In connection with the evaluation of the mergers, however, TiVo management prepared unaudited prospective financial information for TiVo on a stand-alone basis, without giving effect to the mergers, and also prepared unaudited prospective financial information for Xperi on a stand-alone basis, based on the projections provided by Xperi as adjusted by TiVo management, without giving effect to the mergers, and estimated synergies arising in connection with the mergers. TiVo is providing the summary unaudited prospective financial information and the estimated synergies in this section of the joint proxy statement/prospectus solely to give TiVo stockholders and Xperi stockholders access to certain non-public unaudited prospective financial information and estimated synergies that were made available to the TiVo board. The unaudited prospective financial information and estimated synergies were also provided to the financial advisor of TiVo, LionTree. See also “—Recommendation of the TiVo Board of Directors—Opinion of TiVo’s Financial Advisor” beginning on page 87.

The inclusion of summary unaudited prospective financial information and estimated synergies below should not be regarded as an indication that any of TiVo, Xperi or their respective affiliates, officers, directors or other representatives, or any other recipient of this information, considered, or now considers, it to be material or to be reliably predictive of actual future results, and the unaudited prospective financial information and estimated synergies should not be relied upon as such. None of TiVo, Xperi or their respective affiliates, officers, directors or other representatives, or any other recipient of this information can provide any assurance that actual results will not differ from the unaudited prospective financial information and/or estimated synergies set forth below, and none of them undertakes any obligation to update, or otherwise revise or reconcile, the unaudited prospective financial information or estimated synergies to reflect circumstances existing after the date such forward-looking information was generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the unaudited prospective financial information or the estimated synergies, as applicable, are shown to be in error. You are cautioned not to rely on the unaudited prospective financial information or the estimated synergies.

The unaudited prospective financial information and estimated synergies summarized below were not prepared for purposes of public disclosure, nor were they prepared on a basis designed to comply with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of projections. The projections do not purport to present operations in accordance with U.S. GAAP, and our independent auditors have not examined or compiled the projections and accordingly assume no responsibility for them. TiVo’s independent registered public accounting firm, which is listed as an expert in the section entitled “Experts,” and any other independent accountants, did not compile, examine or perform any procedures with respect to the projections or estimated synergies summarized below, and has not expressed any opinion or any other form of assurance on this information or its achievability, and assumes no responsibility for, and disclaims any association with, the unaudited prospective financial information and estimated synergies. The reports of the independent registered public accounting firms incorporated by reference in this joint proxy statement/prospectus relate to historical financial statements. They do not extend to any prospective financial information or the estimated synergies and should not be seen to do so.

The TiVo Forecasts contain certain non-GAAP financial measures, including “Adjusted EBITDA,” that TiVo believes are helpful in understanding its past financial performance and future results. TiVo management regularly uses a variety of financial measures that are not in accordance with GAAP to help it evaluate its business, measure performance, identify trends affecting its business, establish budgets, measure the effectiveness of investments in its technology and development and sales and marketing, and assess its operational efficiencies. The non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, comparable GAAP measures. While TiVo believes that these non-GAAP financial measures provide meaningful information to help investors understand its operating results and to analyze TiVo’s financial and business trends on a period-to-period basis, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of TiVo’s competitors and may not be directly comparable to similarly titled measures of TiVo’s competitors given potential differences in the exact method of calculation.

Although presented with numerical specificity, the unaudited prospective financial information and estimated synergies were prepared in accordance with variables, estimates, and assumptions that are inherently uncertain and may be beyond the control of TiVo, and which may prove not to have been, or to no longer be, accurate. The unaudited prospective financial information and estimated synergies are subject to many risks and uncertainties. Important factors that may affect actual results and cause actual results to differ materially from the unaudited prospective financial information and estimated synergies include risks and uncertainties relating to TiVo’s and Xperi’s businesses (including their ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, the regulatory environment, general business and economic conditions, market and financial conditions, various risks set forth in this joint proxy statement/prospectus and in TiVo’s and Xperi’s reports filed with the SEC, and other factors described or referenced in the section entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page iv.

The unaudited prospective financial information and estimated synergies also reflect assumptions that are subject to change and are susceptible to multiple interpretations and periodic revisions based on actual results, revised prospects for TiVo’s and Xperi’s businesses, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the unaudited prospective financial information and estimated synergies were prepared. In addition, the unaudited prospective financial information and estimated synergies do not take into account any circumstances, transactions or events occurring after the date the unaudited prospective financial information and estimated synergies were prepared. Accordingly, actual results will likely differ, and may differ materially, from those contained in the unaudited prospective financial information and estimated synergies. The inclusion of this information should not be regarded as an indication that the TiVo board, the Xperi board, any of their advisors or any other person considered, or now considers, it to be material or to be a reliable prediction of actual future results.

Financial measures included in forecasts (including the TiVo Forecasts and the TiVo Adjusted Xperi Forecasts) provided to a board of directors or financial advisor in connection with a business combination transaction are excluded from the definition of “non-GAAP financial measures” under the rules of the SEC, and therefore the TiVo Forecasts and TiVo Adjusted Xperi Forecasts are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the TiVo board, Xperi, or their respective financial advisors in connection with the merger. Accordingly, no reconciliation of the financial measures included in the TiVo Forecasts is provided in this joint proxy statement/prospectus.

The unaudited prospective financial information and estimated synergies included below cover multiple years, and this information by its nature becomes subject to greater uncertainty with each successive year. The unaudited prospective financial information and estimated synergies should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in TiVo’s and Xperi’s respective public filings with the SEC.

The following table presents selected unaudited TiVo prospective financial information for the calendar years ending 2020 through 2022 prepared by TiVo management in connection with its evaluation of the mergers. TiVo has presented these financials both excluding and including TiVo’s potential receipt of proceeds from ongoing litigation matters with Comcast and multiple Canadian operators (which amounts and estimates were estimated by TiVo’s management), which we refer to as Litigation Opportunity, during the period specified and on the basis of TiVo’s previously planned and announced 2020 separation of TiVo’s product and IP licensing businesses into separate companies, which we refer to as ProductCo and IPCo, respectively, and includes certain dis-synergies relating to such separation.

Scenario A in the below table excludes the Litigation Opportunity and assumes that TiVo does not enter into IP license agreements with Comcast and multiple Canadian operators during the period indicated.

Scenario B in the below table includes the Litigation Opportunity and assumes that TiVo enters into IP license agreements with Comcast and multiple Canadian operators during the period indicated. The Litigation Opportunity is modeled using the market license rates achieved for similar MVPDs in each region. The financial forecast shown in the table does not reflect the catch-up payments estimated for the unlicensed periods as any such payments would result in one-time cash payments and not be recurring revenue or recurring Adjusted EBITDA. The total catch-up payments during the period indicated are estimated to be $430M in addition to the revenue and Adjusted EBITDA reflected in the forecast below.

TiVo Management Forecasts for TiVo (Stand-Alone, Pre-Merger Basis)(1)	Scenario A Excluding the Litigation Opportunity			Scenario B Including the Litigation Opportunity
	2020	2021	2022	2020	2021	2022
ProductCo
Revenue	$365	$387	$417	$365	$387	$417
Adjusted EBITDA(2)	$30	$62	$80	$30	$62	$80
Unlevered Free Cash Flow(3)	$(34)	$(5)	$12	$(34)	$(5)	$12

IPCo
Revenue	$316	$340	$365	$342	$389	$470
Adjusted EBITDA(2)	$194	$220	$243	$220	$270	$348
Unlevered Free Cash Flow(3)	$133	$156	$175	$153	$196	$258

Combined (on a separated basis)
Revenue	$681	$727	$782	$707	$776	$887
Adjusted EBITDA(2)(4)	$224	$282	$323	$250	$332	$428

(1)

The projected financial data provided in this table has not been updated to reflect TiVo’s current views of its future financial performance, and should not be treated as guidance with respect to projected results for fiscal 2020 or any other period.

(2)

“Adjusted EBITDA” is defined as GAAP operating income (loss) excluding depreciation, amortization of intangible assets, restructuring and asset impairment changes, equity-based compensation, merger, transformation and integration costs and other one-time items identified by TiVo management, and is a non-U.S. GAAP financial measure.

(3)

Unlevered Free Cash Flow is calculated as adjusted EBITDA less tax payable within the period, less stock-based compensation, less deferred revenue, and less capital expenditures and net change in net working capital.

(4)

Includes approximately $23 million of annual dis-synergies relating to TiVo’s planned and announced 2020 separation of TiVo’s product and IP licensing businesses into ProductCo and IPCo, across R&D, public company expenses and other separation-related expenses.

In connection with TiVo’s consideration of the mergers, Xperi’s management provided TiVo with summary selected unaudited prospective financial information. After review of this summary selected unaudited Xperi prospective financial information received from Xperi, TiVo’s management prepared an alternative version of this Xperi prospective financial information, based on assumptions deemed appropriate by TiVo’s management relating to Xperi’s business and operations for the years 2020 through 2024. These are the projections referred to above as the “TiVo Adjusted Xperi Forecasts”.

The TiVo Adjusted Xperi Forecasts were utilized to assist the TiVo board in its evaluation of the quantitative and strategic rationale for the mergers. TiVo also provided the TiVo Adjusted Xperi Forecasts to its financial advisor for use in connection with the delivery of its financial analyses described in the section titled “—Recommendation of the TiVo Board of Directors—Opinion of TiVo’s Financial Advisor.” The following table presents the TiVo Adjusted Xperi Forecasts (all figures are unaudited and in millions) for the calendar years ending 2020 through 2024 (presented on a billing basis and not representative of GAAP revenue):

	2020	2021		2022	2023	2024
Product Segment
Billings	$219	$232		$255	$277	$300
Adjusted EBITDA(1)	$65	$77		$96	$113	$125
Unlevered Free Cash Flow(2)	$32	$53		$49	$67	$82

IP Licensing Segment
Billings	$166	$98		$105	$134	$93
Adjusted EBITDA(1)	$119	$46		$59	$94	$63
Unlevered Free Cash Flow(2)	$90	$30		$35	$66	$40

Edge Processing Segment
Billings	$5	$20		$42	$81	$122
Adjusted EBITDA(1)	($20)	($12)		$1	$12	$24
Unlevered Free Cash Flow(2)	$(19)	$(42	)(3)	$(6)	$0	$8

Total
Billings	$390	$350		$402	$493	$514
Adjusted EBITDA(1)	$164	$111		$156	$220	$213

(1)

Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, adjusted for stock-based compensation expense and one-time items identified by TiVo management, and is a non-U.S. GAAP financial measure.

(2)

Unlevered Free Cash Flow is calculated as adjusted EBITDA less tax payable within the period, less stock-based compensation, less capital expenditures and patent acquisitions, and less net change in net working capital.

(3)	Includes $30 million Edge Processing Segment Minority Buyout based on existing put/call structure relating to the buyout of up to 20% of the Edge Processing Segment that Xperi does not own.

Merger Synergies

In calculating the estimated synergies, TiVo management made assumptions with respect to expenses including product development, sales and marketing, and general and administrative costs. The estimated cost synergies are expected to come primarily from a reduction in redundant expenses, duplicative operating resources, future headcount avoidance offset by severance costs to achieve synergies. It is anticipated that the $57 million in run-rate cost-synergies will be realized by 2021 and will cost $30 million to achieve. The following table presents estimated cost synergies prepared in connection with TiVo’s evaluation of the mergers (in millions) for the years 2020 and 2021:

	2020	2021
Cost Synergies	$20	$57

The estimated revenue synergies are expected to come primarily from cross-selling each of TiVo and Xperi’s products and services to the other party’s existing customers and to create new offerings integrating each parties solutions, in particular in the home and automobile markets. It is anticipated that $63 million in revenue synergies which is 50% of the potential revenue synergy opportunity identified by Xperi and TiVo management will be achieved by 2024. It was assumed that this incremental revenue to the TiVo and Xperi plans would contribute 50% contribution margin. The following table presents estimated revenue synergies prepared in connection with TiVo’s evaluation of the mergers (in millions) for the years 2020 through 2024:

	2020	2021	2022	2023	2024
Revenue Synergies	$1	$10	$27	$45	$63

Separation Dis-Synergy Avoidance

The TiVo management plans for the product and IP licensing businesses were based on stand-alone businesses that would be operated on a separated basis upon the contemplated separation in 2020 and included dis-synergies associated with operating two independent public companies including public company costs and certain incremental R&D expenses related to a standalone IP company. In connection with the evaluation of the mergers, it was assumed that 50% of these separation dis-synergies could be avoided if the product business and the IP licensing business were combined with Xperi’s related businesses particularly relating to incremental R&D expense for IPCo. The following table presents estimated cost synergies prepared in connection with TiVo’s evaluation of the mergers (in millions) for the years 2020 through 2022:

	2020	2021	2022
Separation Dis-Synergy Avoidance	$12	$12	$12

HoldCo Matters

HoldCo Governance

HoldCo Headquarters

Under the terms of the merger agreement, following the effective time, HoldCo will be headquartered in San Jose (which will be the location of the principal executive offices of Xperi), the surviving corporation of the Xperi merger.

The HoldCo Chief Executive Officer and Chief Financial Officer

Under the terms of the merger agreement, at the effective time, Jon Kirchner will serve as the Chief Executive Officer of HoldCo and Robert Andersen will serve as the Chief Financial Officer of HoldCo.

The HoldCo Board of Directors

Under the terms of the merger agreement and the HoldCo bylaws, the HoldCo board will consist of seven (7) directors. Three (3) of the seven (7) directors will be persons designated by Xperi (whom we refer to collectively as the continuing Xperi directors), provided that each such designee is reasonably acceptable to TiVo and not less than two (2) out of the three (3) such designees must qualify as “independent directors” of the corporation under the Nasdaq listing standards. Three (3) of the seven (7) directors will be persons designated by TiVo (whom we refer to collectively as the continuing TiVo directors), provided that each such designee is reasonably acceptable to Xperi and not less than two (2) out of the three (3) such designees must qualify as “independent directors” of the corporation under the Nasdaq listing standards. The seventh director will be Jon Kirchner, the Chief Executive Officer of HoldCo. Xperi has designated Christopher Seams, David Habiger and Darcy Antonellis as the continuing Xperi directors. TiVo has designated Laura Durr, Daniel Moloney and Raghavendra Rau as the continuing TiVo directors.

In the event that prior to the effective time any of the Xperi continuing directors or TiVo continuing directors are unable or unwilling to serve on the HoldCo board, Xperi and TiVo respectively will select a replacement. The parties will take all action necessary to ensure that any replacement is duly qualified and appointed as a director as of the effective time.

Under the terms of the merger agreement, the chairman of the HoldCo board will be elected by the directors of HoldCo who qualify as “independent directors” under the Nasdaq listing standards.

Nominating and Corporate Governance Committee

Under the terms of the merger agreement and the HoldCo bylaws, the HoldCo board of directors will establish a nominating and corporate governance committee whose principal duties will be to assist the board of directors by identifying individuals qualified to become members of the board of directors consistent with criteria approved by the board of directors, to recommend to the board of directors for its approval the slate of nominees to be proposed by the board of directors to the stockholders for election to the board of directors, to develop and recommend to the board of directors the governance principles applicable to the corporation, as well as such other duties and responsibilities delegated to it by the board of directors and specified for it under applicable law and the rules and requirements of Nasdaq.

For a period of two (2) years following the effective time, the nominating and corporate governance committee shall have four (4) members, consisting of two (2) Xperi continuing directors and two (2) TiVo continuing directors.

HoldCo Name

Xperi and TiVo intend that the HoldCo name will be changed to “Xperi Holding Corporation” prior to or as of the effective time.

HoldCo Dividend Policy

Xperi

Holders of Xperi common stock are entitled to receive dividends when they are declared by the Xperi board. While it is not a guarantee of future conduct, Xperi has continuously paid a quarterly dividend since February 2017 and previously from Tessera Technologies, Inc. since March 2012. Dividends on Xperi common stock are usually declared in advance of Xperi’s quarterly earnings call. When dividends on Xperi common stock are declared, they are usually paid in the last month of each calendar quarter.

Xperi most recently paid a quarterly cash dividend of $0.20 per share of Xperi common stock to Xperi stockholders on December 18, 2019 for the stockholders of record on November 27, 2019. On January 30, 2020, the Xperi board declared a quarterly cash dividend of $0.20 per share of Xperi common stock, payable on March 25, 2020 to Xperi stockholders of record as shown on the books of Xperi at the close of business on March 4, 2020.

Under the merger agreement, Xperi may, without TiVo’s consent, declare and pay any regular quarterly distribution in accordance with its distribution policy in an amount up to $0.20 per share of Xperi common stock.

TiVo

Holders of TiVo common stock are entitled to receive dividends when they are declared by the TiVo board. TiVo had historically paid a quarterly dividend from the first quarter 2017 through the second quarter of 2019. During this period, dividends on TiVo common stock were declared in January, April, July and October. When dividends on TiVo common stock were declared, they were usually paid mid-March, -June, -September and -December. Past payment of dividends is not a guarantee of future conduct.

TiVo most recently paid a quarterly cash dividend of $0.08 per share of TiVo common stock to TiVo stockholders on September 19, 2019 for the second quarter of 2019. For the third quarter of 2019, TiVo did not declare a cash dividend.

Under the merger agreement, TiVo may not, without Xperi’s consent, declare and pay any regular quarterly distribution in accordance with its distribution policy.

Listing of HoldCo Common Stock

It is a condition to the completion of the mergers that the HoldCo common stock to be issued to Xperi stockholders and TiVo stockholders in connection with the mergers be approved for listing on Nasdaq, subject to official notice of issuance.

Debt Recapitalization

In connection with the execution of the merger agreement, Xperi and TiVo obtained a debt commitment letter, which we refer to as the commitment letter, dated December 18, 2019, with Bank of America, N.A., which we refer to as Bank of America, BofA Securities, Inc. and Royal Bank of Canada, which we refer to as Royal Bank, pursuant to which, subject to the terms and conditions set forth therein, Bank of America and Royal Bank have committed to provide a senior secured first lien term loan B facility in an aggregate principal amount of $1,100 million, which we refer to as the debt financing. The proceeds from the debt financing may be used (i) to pay fees and expenses incurred in connection with the mergers and the related transactions, (ii) to finance the refinancing of certain existing indebtedness of Xperi and TiVo, and (iii) to the extent of any remaining amounts, for working capital and other general corporate purposes.

On January 3, 2020, Xperi, TiVo, Bank of America, Royal Bank and Barclays Bank PLC, which we refer to as Barclays, entered into a supplement to the commitment letter, which we refer to as the supplement, to add Barclays as an additional initial lender and an additional joint lead arranger and joint bookrunner and to reallocate a portion of the debt commitments of Bank of America and Royal Bank under the commitment letter to Barclays.

Regulatory Approvals

Antitrust

United States. Under the HSR Act, the mergers cannot be consummated until, among other things, notifications have been given and certain information has been furnished to the FTC and the Antitrust Division, and specified waiting period requirements have been satisfied. On January 3, 2020, each of Xperi and TiVo filed Premerger Notification and Report Forms pursuant to the HSR Act with the Antitrust Division and the FTC. On January 21, 2020, the FTC granted early termination of the HSR Act waiting period.

Republic of Korea Competition Law. Xperi and TiVo filed a Business Combination Report with the Korea Fair Trade Commission, pursuant to the Korean Monopoly Regulation and Fair Trade Law, Article 18 of its Enforcement Decree, and relevant guidelines, which the Korean Fair Trade Commission received on February 17, 2020. The notification to the Korea Fair Trade Commission initiates a suspensory bar on closing prior to approval.

Xperi and TiVo have agreed to use their reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable under applicable antitrust laws and regulations to complete and effect the mergers as soon as possible following the date of the merger agreement.

Exchange of Shares for Merger Consideration

After the effective time, there will be no further registration of transfers of shares of Xperi or TiVo common stock. From and after the effective time, each holder of a certificate or book-entry share representing shares of Xperi or TiVo common stock outstanding immediately prior to the effective time will no longer have any rights with respect to such shares, except for the right to receive the TiVo merger consideration or Xperi merger consideration, as applicable, or as otherwise provided in the merger agreement or by applicable laws. Each share of Xperi common stock owned by Xperi and each share of TiVo common stock owned by TiVo at the effective time will be cancelled without any payment of merger consideration.

You will not be entitled to receive any dividends or other distributions with respect to HoldCo common stock until the mergers are completed and you have surrendered your share certificates and/or book-entry shares for Xperi common stock and/or TiVo common stock, as applicable, in exchange for whole shares of HoldCo common stock and/or cash in lieu of fractional shares. If you would otherwise be entitled to receive a fraction of a share of HoldCo common stock as a result of the TiVo merger (after aggregating all fractional shares of HoldCo common stock issuable to you), in lieu of the fraction of a share and upon surrender of your certificates or book-entry shares of TiVo common stock you will be paid in cash in lieu of such fractional shares in accordance with the terms of the merger agreement.

If any certificates of Xperi common stock or TiVo common stock, as applicable, have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by HoldCo or the exchange agent, the posting by such person of a bond in such reasonable amount as HoldCo or the exchange agent, as applicable, may direct as indemnity against any claim that may be made against it with respect to such certificate, the exchange agent will deliver in exchange for such lost, stolen or destroyed certificate, the merger consideration with respect to the shares of Xperi common stock or TiVo common stock, as applicable, formerly represented thereby, any cash in lieu of fractional shares of HoldCo common stock and any unpaid dividends and distributions on shares of HoldCo common stock deliverable in respect thereof.

Each of HoldCo and the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the merger agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law.

If the exchange agent is to pay some or all of the merger consideration to a person other than the record holder, such record holder must have their certificates properly endorsed or otherwise in proper form for transfer and the person requesting such transfer must pay any transfer or other taxes payable by reason of the transfer or establish to the exchange agent’s satisfaction that the taxes have been paid or are not required to be paid.

Xperi Stockholders and TiVo Stockholders

As soon as reasonably practicable after the effective time, the exchange agent will mail to each holder of record of a certificate or book-entry share that immediately prior to the effective time represented outstanding shares of Xperi or TiVo common stock a letter of transmittal and instructions for use in effecting the surrender of the applicable certificates or book-entry shares in exchange for the shares of HoldCo common stock. Upon surrender of such certificate or book-entry share to the exchange agent for cancellation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the exchange agent, the holder of such certificate or book-entry share will be entitled to receive in exchange therefor that number of whole shares of HoldCo common stock that such holder has the right to receive pursuant to the merger agreement, and the certificate or book-entry share so surrendered will be cancelled. You should not send in your Xperi share certificates or TiVo share certificates for exchange until you receive the letter of transmittal and instructions from the exchange agent.

Treatment of Equity Awards in the Mergers

Treatment of Xperi Equity Awards

Xperi Stock Options

Each outstanding Xperi stock option, whether vested or unvested, will be automatically converted at the effective time into an option to purchase, on the same terms and conditions (including any applicable vesting and exercisability requirements) as were applicable to such Xperi stock option immediately prior to the effective time, one (1) share of HoldCo common stock, at an exercise price per share equal to the per-share exercise price of the Xperi stock option by the Xperi exchange ratio.

Xperi RSUs

Each outstanding Xperi RSU award, will be automatically converted at the effective time into one (1) HoldCo RSU award, on the same terms and conditions (including any applicable vesting and settlement requirements) as were applicable to such Xperi RSU award immediately prior to the effective time.

Xperi PSUs

Each outstanding Xperi PSU award will be automatically converted at the effective time into one (1) HoldCo RSU award, on the same terms and conditions (including any applicable performance-based vesting criteria and settlement requirements) as were applicable to such Xperi PSU award immediately prior to the effective time.

Xperi Employee Stock Purchase Plans

Each of the Xperi Amended and Restated Employee Stock Purchase Plan and the Xperi Second Amended and Restated International Employee Stock Purchase Plan, which we refer to as the Xperi ESPPs, will, subject to the consummation of the merger, terminate effective immediately prior to the effective time. The merger agreement, as amended, provides that any offering period under the Xperi ESPPs will terminate and all options to purchase shares of Xperi common stock under the Xperi ESPPs will be automatically exercised on the earlier to occur of the day that is four (4) trading days before the effective time or the date on which such offering period would otherwise end.

Treatment of TiVo Equity Awards

Stock Options

Each outstanding TiVo stock option, whether vested or unvested, will be automatically converted at the effective time into an option to purchase, on the same terms and conditions (including any applicable vesting and exercisability requirements) as were applicable to such TiVo stock option immediately prior to the effective time, the number of shares of HoldCo common stock (rounded down to the nearest whole share) determined by multiplying the number of shares of TiVo common stock subject to the TiVo stock option by the TiVo exchange ratio (which is 0.455), at an exercise price per share (rounded up to the nearest whole cent) determined by dividing the per-share exercise price of the TiVo stock option by the TiVo exchange ratio.

TiVo RSUs

Each outstanding TiVo RSU award, will be automatically converted at the effective time into a HoldCo RSU award, on the same terms and conditions (including any applicable vesting and settlement requirements) as were applicable to such TiVo RSU award immediately prior to the effective time, with respect to the number of shares of HoldCo common stock (rounded down to the nearest whole share) determined by multiplying the number of shares of TiVo common stock subject to the TiVo RSU award by the TiVo exchange ratio.

TiVo PSUs

Under the terms of performance restricted stock unit awards granted by TiVo to its executive officers, performance against the TSR performance metrics will be measured as of the consummation of the mergers, with the ending share price for purposes of the performance period being calculated based on the 30-trading day average closing share price immediately prior to and including the date of consummation of the mergers. Any PSUs that are deliverable based on this measurement will vest on the consummation date on a pro rata basis (based on the portion of the performance period during which services were performed). Any remaining PSUs that are deliverable based on this measurement and that did not vest upon consummation of the mergers will vest ratably following the date of consummation of the mergers through the earlier of the first regularly scheduled compensation committee meeting following the end of the performance period or June 1, 2021 (for awards granted in 2018) and June 1, 2022 (for awards granted in 2019).

In addition, certain TiVo RSU awards which vest only upon certain liquidity events will vest upon the consummation of the mergers.

TiVo Employee Stock Purchase Plan

The Rovi Corporation 2008 Employee Stock Purchase Plan, which we refer to as the TiVo ESPP, will, subject to the consummation of the merger, terminate effective immediately prior to the effective time. The merger agreement, as amended, provides that any offering period under the TiVo ESPP will terminate and all options to purchase shares of TiVo common stock under the TiVo ESPP will be automatically exercised on the earlier to occur of the day that is four (4) trading days before the effective time or the date on which such offering period would otherwise end.

TiVo Other Equity Awards

Currently, there are no other stock-based awards outstanding and denominated in TiVo common stock (other than TiVo stock options, TiVo RSUs, TiVo PSUs and the TiVo ESPP). If additional stock-based awards are granted prior to the completion of the mergers, then such TiVo stock-based awards would be converted into the right to acquire or receive, as the case may be, the number of shares of HoldCo common stock equal to the product (rounded down to the nearest whole number) determined by multiplying (i) the total number of shares of TiVo common stock subject to such TiVo award immediately prior to the effective time by (ii) the TiVo exchange ratio, and such TiVo awards shall otherwise be subject to the terms and conditions applicable to the rights under the relevant TiVo equity incentive or other plan. Similarly, all TiVo equity incentive or other plans (and awards thereunder) providing for cash payments measured by the value of shares of TiVo common stock would be deemed to refer to the number of shares of HoldCo common stock equal to the product determined by multiplying such shares of TiVo common stock by the TiVo exchange ratio, and such cash payments would otherwise be made on the terms and conditions applicable under the relevant TiVo equity incentive or other plan.

New HoldCo Equity Awards

In connection with the mergers, and prior to the effective time, HoldCo will adopt the Xperi Corporation 2020 Equity Incentive Plan, which we refer to as the HoldCo Equity Incentive Plan. In addition to the Xperi and TiVo equity awards that will be converted upon completion of the mergers, the combined company will be permitted to issue new equity-based compensation for services rendered to the combined company or any of its participating subsidiaries in the form of stock options, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents, performance awards and stock payments (or any combination thereof) granted under the HoldCo Equity Incentive Plan. No awards may be granted under the HoldCo Equity Incentive Plan prior to the effective time.

Prior to the effective time, HoldCo will also adopt the Xperi Corporation 2020 Employee Stock Purchase Plan, which we refer to as the HoldCo ESPP. The HoldCo ESPP will permit employees of the combined company and its designated subsidiaries to contribute a portion of their eligible compensation (after tax) through payroll deductions to purchase shares of HoldCo common stock at a discount. No awards may be granted under the HoldCo ESPP prior to the effective time.

New HoldCo Equity Incentive Plan

Purposes

The purposes of the HoldCo Equity Incentive Plan are to attract and retain the best available personnel for positions of responsibility and to provide additional incentive to promote the success and enhance the value of the combined company by linking the interests of employees of the combined company and its subsidiaries to those of its stockholders, and providing such persons with a chance to share in the value created by their efforts.

The number of shares of HoldCo common stock that may be issued pursuant to awards granted under the HoldCo Equity Incentive Plan (including incentive stock options, which we refer to as ISOs) shall not exceed, in the aggregate, 8,000,000 shares. For purposes of calculating the shares that remain available for grants under the HoldCo Equity Incentive Plan, each stock option or stock appreciation right, which we refer to as a SAR, will be treated as using one (1) available share for each share of HoldCo common stock actually subject to the grant and each “full value award” will be treated as using 1.5 shares for each share of common stock delivered in settlement of such “full value award.” For purposes of the HoldCo Equity Incentive Plan, a full value award is an award pursuant to which shares of HoldCo common stock are issuable that is granted with a per-share exercise or purchase price less than 100% of the fair market value of a share of HoldCo common stock on the date of grant.

To the extent that an award is forfeited, expires, is settled in cash, any shares subject to the award will be available for awards under the HoldCo Equity Incentive Plan in an amount corresponding to the reduction in the share reserve previously made with respect to such award. Shares subject to a restricted stock award forfeited by a participant or repurchased by HoldCo at a price not greater than the price originally paid by the participant will also again be available for awards under the HoldCo Equity Incentive Plan in an amount corresponding to the reduction in the share reserve previously made with respect to such award. Notwithstanding the foregoing, shares tendered or withheld to satisfy the exercise price of an option or SAR granted under the HoldCo Equity Incentive Plan or any tax withholding obligation with respect to an award granted under the HoldCo Equity Incentive Plan, any shares subject to a SAR that are not issued in connection with the stock settlement of such award on exercise, and shares purchased on the open market with the cash proceeds from the exercise of options or SARs granted under the HoldCo Equity Incentive Plan, will not be added to the shares authorized for grant under the HoldCo Equity Incentive Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the HoldCo Equity Incentive Plan.

Administration

The HoldCo Equity Incentive Plan may generally be administered by the board or a committee appointed by the board (the board or any such committee, the “Committee”). The Committee may make any determinations deemed necessary or advisable for the HoldCo Equity Incentive Plan. Specifically, the Committee has the authority to determine the fair market value of HoldCo common stock, select the service providers to whom awards will be granted, determine the number of shares subject to each award, approve the forms of agreement for use under the HoldCo Equity Incentive Plan, to determine the terms and conditions of any awards (such terms and conditions include, but are not limited to, the exercise price, the time or times when awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any award, based in each case on such factors as the Committee, in its sole discretion, shall determine), to prescribe, amend and rescind rules and regulations relating to the HoldCo Equity Incentive Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws, and to construe and interpret the terms of the HoldCo Equity Incentive Plan and awards granted pursuant to the HoldCo Equity Incentive Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all holders. Notwithstanding the foregoing, the full board shall conduct the general administration of the HoldCo Equity Incentive Plan with respect to awards granted to non-employee directors.

Eligibility

Employees, consultants and directors of the combined company or any of its participating subsidiaries are eligible to receive awards under the HoldCo Equity Incentive Plan. However, only those employees and consultants who are selected to receive grants by the Committee may participate in the HoldCo Equity Incentive Plan. No employee or consultant is entitled to participate in the HoldCo Equity Incentive Plan as a matter of right nor does any such participation constitute assurance of continued employment.

Awards Under the HoldCo Equity Incentive Plan

The HoldCo Equity Incentive Plan provides that the Committee may grant or issue stock options, SARs, restricted stock, restricted stock units, dividend equivalents, performance awards and stock payments, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Nonqualified stock options, which we refer to as NQSOs, will provide for the right to purchase shares of HoldCo common stock at a specified price which may not be less than one hundred-percent (100%) of the fair market value of a share of HoldCo common stock on the date of grant, and usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date, subject to the participant’s continued employment or service with the combined company and/or subject to the satisfaction of performance criteria established by the Committee. NQSOs may be granted for any term specified by the Committee, which term may not exceed ten (10) years from the date of grant.

Incentive stock options will be designed to comply with the applicable provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than one hundred-percent (100%) of the fair market value of a share of common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within ten (10) years after the date of grant; but may be subsequently modified to disqualify them from treatment as ISOs. The total fair market value of shares with respect to which an ISO is first exercisable by an optionee during any calendar year cannot exceed $100,000. To the extent this limit is exceeded, the options granted are NQSOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least ten-percent (10%) of the total combined voting power of all of HoldCo classes of stock, the HoldCo Equity Incentive Plan provides that the exercise price must be at least one hundred and ten-percent (110%) of the fair market value of a share of common stock on the date of grant and the ISO must expire no later than the fifth anniversary of the date of its grant.

Restricted stock awards may be sold to participants at various prices or granted with a nominal purchase price (which purchase price may not be less than par value) and may be made subject to such conditions or restrictions as may be determined by the Committee. Restricted stock, typically, may be repurchased by the combined company at the original purchase price, or forfeited if no cash consideration was paid by the participant at the time of grant, if the conditions or restrictions are not met. The Committee shall establish the purchase price, if any, and form of payment for each restricted stock award. A restricted stock award is accepted by the execution of a restricted stock purchase agreement between the combined company and the purchaser, accompanied by the payment of the purchase price for the shares. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends, if any, prior to the time when the restrictions lapse. Dividends may not be paid on restricted stock awards subject to vesting conditions unless and until such conditions are met.

Restricted stock units may be awarded to participants, typically without payment of consideration, but subject to such vesting conditions as may be established by the Committee. Like restricted stock, restricted stock units may not be sold, or otherwise hypothecated or transferred except to certain permitted transferees as set forth in the HoldCo Equity Incentive Plan, until vesting conditions are removed or expire. Unlike restricted stock, restricted stock units will not be issued until the restricted stock unit award has vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

Stock appreciation rights, granted by the Committee typically will provide for payments, if any, to the holder based upon increases in the price of HoldCo common stock over the exercise price of the SAR. The exercise price of a SAR may not be less than one hundred-percent (100%) of the fair market value of HoldCo common stock on the date of grant. The Committee may elect to pay SARs in cash or in ordinary shares or in a combination of both. SARs granted under the HoldCo Equity Incentive Plan may not have a term that exceeds ten (10) years from the date of grant.

Dividend equivalents represent the value of the dividends, if any, per share paid by HoldCo, calculated with reference to the number of shares covered by the awards held by the participant. Dividend equivalents will not be awarded in respect of stock options or SARs. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met.

Performance awards may be granted by the Committee on an individual or group basis. The Committee may grant performance awards under the HoldCo Equity Incentive Plan that are paid, vest or become exercisable upon the attainment of performance criteria as set forth in the HoldCo Equity Incentive Plan or other specific performance criteria determined appropriate by the Committee, determined on a specified date or dates determined by the Committee. Generally, these awards will be based upon the attainment of specific performance goals that are established by the Committee and relate to one or more performance criteria on a specified date or dates determined by the Committee.

Stock Payments may be authorized by the Committee in the form of shares of HoldCo common stock. Stock payments may be based upon the performance criteria as set forth in the HoldCo Equity Incentive Plan or other specific performance criteria determined appropriate by the Committee, determined on the date such stock payment is made or on any date thereafter.

The maximum aggregate number of shares that may be subject to one or more awards granted to any participant, other than a non-employee director, pursuant to the HoldCo Equity Incentive Plan during any calendar year cannot exceed 1,500,000 shares. However, this number may be adjusted to take into account equity restructurings and certain other corporate transactions as described below. In addition, the maximum aggregate amount of cash that may be paid to any one person during any calendar year with respect to one or more awards initially payable in cash shall be $1,500,000.

Forfeiture, Recoupment and Clawback Provisions

Pursuant to its general authority to determine the terms and conditions applicable to awards under the HoldCo Equity Incentive Plan, the Committee has the right to provide, in an award agreement or otherwise, that an award shall be subject to the provisions of any recoupment or clawback policies implemented by the combined company, including, without limitation, any recoupment or clawback policies adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

Awards Not Transferable

Awards may generally not be sold, pledged, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. The Committee may allow awards other than ISOs to be transferable pursuant to qualified domestic relations orders. ISOs may not be transferable. If the Committee makes an award transferable, such award shall contain such additional terms and conditions as the Committee deems appropriate.

Adjustments Upon Changes in Capitalization

In the event of any dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of assets to HoldCo stockholders or any other change affecting HoldCo common stock (other than an equity restructuring), the Committee may make appropriate adjustments in the number and type of shares of stock subject to the HoldCo Equity Incentive Plan, the terms and conditions of any award outstanding under the HoldCo Equity Incentive Plan, and the grant or exercise price of any such award. In the event of an equity restructuring, the number and type of securities subject to each outstanding award and the grant or exercise price per share for each outstanding award, if applicable, will be proportionately adjusted. Adjustments in the event of an equity restructuring will not be discretionary.

In the event of a change of control, as defined in the HoldCo Equity Incentive Plan, each outstanding award may be assumed or an equivalent option or right may be substituted by the successor corporation. The vesting of each outstanding award shall be subject to accelerated vesting such that one hundred (100%) of the awards will become vested and exercisable or payable, as applicable, if the successor corporation refuses to assume the awards, or to substitute substantially equivalent awards.

Amendment and Termination of the HoldCo Equity Incentive Plan

The Committee may suspend or terminate the HoldCo Equity Incentive Plan, or any part thereof, at any time and for any reason. The Committee may also amend the HoldCo Equity Incentive Plan from time to time, except that the Committee may not, without prior stockholder approval, amend the HoldCo Equity Incentive Plan in any manner that would increase the maximum number of shares issuable pursuant to awards granted under the HoldCo Equity Incentive Plan, increase the individual award limits, or that would require stockholder approval to comply with any applicable laws, regulations or rules. No action by the Committee or stockholders may alter or impair any award previously granted under the HoldCo Equity Incentive Plan without the consent of the holder. The HoldCo Equity Incentive Plan will continue until terminated by the Committee.

No Repricing of Awards

The HoldCo Equity Incentive Plan does not permit the Committee, without stockholder approval, to amend the terms of any outstanding option or SAR award under the HoldCo Equity Incentive Plan to reduce its exercise price or cancel and replace any outstanding option or SAR award for cash or another award when the exercise price per share exceeds the fair market value of the underlying shares.

New Holdco Employee Stock Purchase Plan

Purposes

The purposes of the HoldCo ESPP is to assist employees of HoldCo and its designated subsidiaries in acquiring a stock ownership interest in HoldCo and to help employees provide for their future security and to encourage them to remain in the employment of HoldCo and its designated subsidiaries.

Administration

The HoldCo ESPP may generally be administered by the board or a committee appointed by the board, which we refer to as the Committee.

Share Reserve

The maximum number of shares of HoldCo common stock reserved for issuance under the HoldCo ESPP is currently limited to 2,000,000 shares of HoldCo common stock, all of which are available for future issuance.

Plan Structure

The HoldCo ESPP’s plan document is an omnibus document which includes the primary plan document (the “Statutory Plan”) designed to permit offerings of grants to employees of the Company and any subsidiary of the Company where such offerings are intended to satisfy the requirements of Section 423 of the IRC (although the Company makes no undertaking nor representation to obtain or maintain qualification under Section 423 for any subsidiary, individual, offering or grant) and also a separate international plan (the “Non-Statutory Plan”) which permits offerings of grants to employees of certain non-U.S. subsidiaries that are not intended to satisfy the requirements of Section 423 of the Code. The Statutory Plan shall be a separate and independent plan from the Non-Statutory Plan, provided, however, that the total number of shares authorized to be issued under the Plan applies in the aggregate to both the Statutory Plan and the Non-Statutory Plan. Offerings under the Non-Statutory Plan may be made to achieve desired tax or other objectives in particular locations outside the United States or to comply with local laws applicable to offerings in such foreign jurisdictions.

Eligibility

Only employees of the combined company and any of its majority-owned subsidiaries which have been designated by the board as participating companies under the HoldCo ESPP may participate in the HoldCo ESPP. For this purpose, an “employee” is any person who is regularly employed at least twenty (20) hours per week (except as otherwise required by applicable local laws) and five (5) months per calendar year by HoldCo or any of its designated subsidiaries. No employee will be permitted to subscribe for shares under the HoldCo ESPP if, immediately upon purchase of the shares, the employee would own five percent (5%) or more of the total combined voting power or value of all classes of stock of the combined company or its subsidiaries (including stock issuable upon exercise of options held by him or her), nor will any employee be granted a purchase right that would permit him or her to buy more than $25,000 worth of stock under the HoldCo ESPP in any calendar year (valued at the time such purchase right is granted) for each calendar year during which such purchase right is outstanding at any time. If the grant of a purchase right under the HoldCo ESPP to any employee of a designated subsidiary who is a citizen or resident of a foreign jurisdiction would be prohibited under the laws of such foreign jurisdiction, as determined by the Committee in its sole discretion, such employee will not be permitted to participate in the HoldCo ESPP.

Offering Periods

The HoldCo ESPP is implemented by a series of consecutive, overlapping twenty-four (24)-month offering periods, commencing September 1 and March 1 of each year. The Committee may change the duration and timing of offering periods under the HoldCo ESPP, but in no event may an offering period exceed twenty-seven (27) months. Each offering period is comprised of four (4) six (6)-month purchase periods. Each purchase period will be approximately six (6) months long and will commence on September 1 or March 1 (or the next day on which HoldCo stock is actively traded, if not actively traded on the relevant September 1 or March 1). Purchase dates are currently set for the last trading day in each six (6)-month purchase period during an offering period and will generally occur on each August 31 and February 28 (or the immediately preceding day on which HoldCo stock is actively traded, if not actively traded on the relevant August 31 or February 28). The Committee may change the frequency or duration of the purchase periods in the future. If the fair market value of HoldCo common stock on any purchase date is less than the fair market value on the first trading day of that offering period, then that offering period will immediately terminate and a new twenty-four (24) month offering period and a new six (6)-month purchase period will commence the day following that purchase date. Subject to the eligibility requirements described above and completion of all required enrollment documentation, an employee will be able to participate in the HoldCo ESPP on the first day of the first offering period beginning on or after the date on which such employee starts employment.

Purchase Price

The purchase price per share at which shares will be purchased during each purchase period under the HoldCo ESPP is 85% of the lower of either (a) HoldCo common stock’s fair market value on the first trading day of the offering period or (b) HoldCo common stock’s fair market value on the applicable purchase date. The fair market value of the HoldCo common stock on a given date is the closing price as reported by Nasdaq.

Payment of Purchase Price; Payroll Deductions

Participants may contribute up to one hundred percent (100%) of their eligible compensation (after tax) through payroll deductions, and the accumulated deductions will be applied to the purchase of shares on each semi-annual purchase date. All payroll deductions made for a participant are credited to the participant’s account under the HoldCo ESPP and are included with the general funds of the combined company. Funds received upon purchase of stock under the HoldCo ESPP will be used for general corporate purposes. An employee may purchase up to 8,000 shares during an offering period under the HoldCo ESPP and up to 2,000 shares during any six (6)-month purchase period. Any payroll deductions not applied to the purchase of shares due to the application of this limitation will be refunded to the participant. Participants also may not buy a fraction of a share, and any cash remaining in a participant’s account to buy less than a whole share will automatically be rolled over into the next purchase period.

Withdrawal

A participant may withdraw from the HoldCo ESPP by signing and delivering a notice of withdrawal from the HoldCo ESPP prior to the last day of the offering period.

Termination of Employment

Termination of a participant’s employment for any reason cancels his or her participation in the HoldCo ESPP immediately. In such event, the payroll deductions credited to the participant’s account will be returned without interest to such participant. A transfer of employment from one participating company to another will not constitute a termination of employment for purposes of the HoldCo ESPP.

Share Proration

If the number of shares to be purchased exceeds either the number of shares available under the HoldCo ESPP on either the first day of an offering period or the purchase date, then the available shares may be allocated among the participants on a pro rata basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the HoldCo common stock prorated to such individual, will be refunded to such participant.

Capital Changes

In the event of any increase or decrease in the number of shares of HoldCo common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or any other increase or decrease effected without HoldCo’s receipt of consideration, the number of shares reserved under the HoldCo ESPP and the price per share and number of shares of HoldCo common stock covered by each outstanding purchase right will be adjusted proportionately. Such adjustments will be made by the board whose determination in that respect will be final, binding and conclusive.

Effect of Sale of Assets or Merger

In the event of HoldCo’s merger with or into another corporation, or the sale of substantially all of HoldCo’s assets, the HoldCo ESPP will be assumed or an equivalent purchase right will be substituted for by the successor corporation (or a parent or subsidiary of such successor corporation). If the successor corporation (or a parent or subsidiary of such successor corporation) refuses to assume the purchase rights under the HoldCo ESPP or to provide equivalent rights, the purchase period and offering periods then in progress will be shortened and a new purchase date will be set.

Amendment and Termination of the HoldCo ESPP

The HoldCo ESPP may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the HoldCo board. Stockholder approval of any such amendment or modification will be obtained to the extent necessary to comply with any applicable law, regulation or stock exchange rule. The HoldCo ESPP will be in effect until the share reserve is exhausted, unless the board terminates the HoldCo ESPP at an earlier date.

Material U.S. Federal Income Tax Consequences of the Mergers

The following is a general discussion of the material U.S. federal income tax consequences of the Xperi merger to U.S. holders (as defined below) of Xperi common stock and of the TiVo merger to U.S. holders of TiVo common stock.

This discussion addresses only holders of Xperi common stock or TiVo common stock, as applicable, who hold their stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any non-income taxes or any foreign, state or local tax consequences of the mergers. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders of Xperi common stock or TiVo common stock, as applicable, in light of their particular circumstances or to holders subject to special rules (including controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, governmental organizations, banks or other financial institutions, mutual funds, brokers or dealers in securities, insurance companies, regulated investment companies, real estate investment trusts, persons who hold Xperi common stock or TiVo common stock as part of a hedging or conversion transaction or as part of a short-sale or straddle or other integrated transaction for United States federal income tax purpose, certain U.S. expatriates, persons who own (or are deemed to own) five-percent (5%) or more of the outstanding stock of Xperi or TiVo, persons whose functional currency is not the U.S. dollar, accrual-method taxpayers subject to special tax accounting rules under Section 451(b) of the Code, persons deemed to sell Xperi common stock or TiVo common stock under the constructive sale provisions of the Code, S corporations, partnerships or other entities or arrangements treated as partnerships or disregarded entities for U.S. federal income tax purposes (and investors therein), persons who hold their Xperi common stock or TiVo common stock through tax-qualified retirement plans, persons who acquired their Xperi common stock or TiVo common stock pursuant to the exercise of warrants or conversion rights under convertible instruments, or persons who acquired Xperi common stock or TiVo common stock pursuant to the exercise of compensatory options or otherwise as compensation). In addition, this discussion does not address any alternative minimum tax nor does it address any tax consequences arising under the Medicare surtax on net investment income. This discussion is based on the Code, applicable Treasury Regulations, administrative interpretations and court decisions, each as in effect as of the date of this joint proxy statement/prospectus and all of which are subject to change, possibly with retroactive effect. Any such change could affect the validity of this discussion.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Xperi common stock or TiVo common stock that is for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) that is subject to the primary supervision of a court within the United States and all the substantial decisions of which are controlled by one or more U.S. persons or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Xperi common stock or TiVo common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Partners of partnerships holding Xperi common stock or TiVo common stock should consult their own tax advisors regarding the U.S. federal income tax consequences to them.

THE FOLLOWING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE POTENTIAL TAX CONSEQUENCES OF THE MERGERS. PLEASE CONSULT YOUR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGERS, INCLUDING TAX RETURN REPORTING REQUIREMENTS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

General

It is a condition to Xperi’s obligation to complete the Xperi merger that Xperi receive an opinion from Skadden, dated the date of the effective time, to the effect that the Xperi merger and the TiVo merger will each qualify as a “reorganization” within the meaning of Section 368(a) of the Code or, alternatively, as a transaction qualifying for non-recognition of gain and loss under Section 351 of the Code. It is a condition to TiVo’s obligation to complete the TiVo merger that TiVo receive an opinion from Cooley, dated the date of the effective time, to the effect that the Xperi merger and the TiVo merger will each qualify as a “reorganization” within the meaning of Section 368(a) of the Code or, alternatively, as a transaction qualifying for non-recognition of gain and loss under Section 351 of the Code.

These opinions will be based on customary assumptions and representations from Xperi and TiVo, as well as certain covenants and undertakings by HoldCo, Xperi, TiVo, Xperi Merger Sub and TiVo Merger Sub (collectively, the “tax opinion representations and assumptions”). If any of the tax opinion representations and assumptions is incorrect, incomplete or inaccurate or is violated, the validity of the opinions described above may be affected and the tax consequences of the mergers could differ from those described in this joint proxy statement/prospectus.

Based on the tax opinion representations and assumptions, it is the opinion of Cooley and Skadden that the Xperi merger and the TiVo merger will each qualify as a “reorganization” within the meaning of Section 368(a) of the Code or as a transaction qualifying for non-recognition of gain and loss under Section 351 of the Code and that accordingly the material U.S. federal income tax consequences of the mergers to U.S. holders are as described below under the heading “—Material U.S. Federal Income Tax Consequences of the Mergers to U.S. Holders of Xperi Common Stock and TiVo Common Stock.”

An opinion of counsel represents counsel’s best legal judgment but is not binding on the IRS or any court, so there can be no certainty that the IRS will not challenge the conclusions reflected in the opinion or that a court would not sustain such a challenge. Neither Xperi nor TiVo intends to obtain a ruling from the IRS regarding the qualification of either merger as a “reorganization” within the meaning of Section 368(a) of the Code or, alternatively, as a transaction qualifying for non-recognition of gain and loss under Section 351 of the Code. If the IRS were to successfully challenge the “reorganization” status of the Xperi merger and the TiVo merger and/or the Xperi merger’s or the TiVo merger’s qualification under Section 351 of the Code, as relevant, the tax consequences could differ from those described in this joint proxy statement/prospectus.

Material U.S. Federal Income Tax Consequences of the Mergers to U.S. Holders of Xperi Common Stock and TiVo Common Stock

Exchange of Xperi common stock and TiVo common stock for HoldCo common stock

Subject to the discussion below relating to the receipt of cash in lieu of fractional shares of TiVo common stock, a U.S. holder of Xperi common stock or TiVo common stock that receives shares of HoldCo common stock in the mergers:

•	will recognize no gain or loss upon the exchange of shares of Xperi common stock or TiVo common stock for shares of HoldCo common stock in the Xperi merger or the TiVo merger, respectively;

•

will have a tax basis in the HoldCo common stock received in the Xperi merger or the TiVo merger (including fractional shares for which cash is received, if any) equal to the tax basis of the Xperi common stock or TiVo common stock, respectively, surrendered in exchange therefor; and

•

will have a holding period for shares of HoldCo common stock received in the Xperi merger or the TiVo merger (including fractional shares for which cash is received, if any) that includes its holding period for its shares of Xperi common stock or TiVo common stock, respectively, surrendered in exchange therefor.

Cash in Lieu of Fractional Shares

No fractional shares of HoldCo common stock will be distributed to TiVo stockholders in connection with the TiVo merger. A U.S. holder that receives cash in lieu of a fractional share of HoldCo common stock as a part of the TiVo merger will generally recognize capital gain or loss measured by the difference between the cash received for such fractional share and the portion of the U.S. holder’s tax basis in the shares of TiVo common stock allocable to the fractional share. Such capital gain or loss will generally be long-term capital gain or loss if the holding period for such fractional shares of HoldCo common stock is more than one (1) year. Long-term capital gain of certain non-corporate taxpayers, including individuals, is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

U.S. holders that acquired different blocks of TiVo common stock at different times or different prices should consult their tax advisor regarding the manner in which gain or loss should be determined in their specific circumstances.

Backup Withholding

U.S. federal backup withholding at the applicable rate (currently twenty four-percent (24%)) may apply with respect to cash received in lieu of fractional shares of HoldCo common stock distributed to TiVo stockholders. Backup withholding will not apply if such TiVo stockholder (i) is an exempt holder (including certain corporations and certain tax-exempt organizations who, when required, provide certification as to their status) or (ii) timely provides an IRS Form W-9 containing the holder’s name, address, correct federal taxpayer identification number and indicating that the holder is exempt from backup withholding. If a U.S. holder does not provide a correct taxpayer identification number on IRS Form W-9 or other proper certification, the holder may be subject to penalties imposed by the IRS and to U.S. federal backup withholding. Any amounts withheld from payments to a holder under the backup withholding rules may be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them in connection with any backup withholding, including their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Accounting Treatment of the Mergers

The mergers will be accounted for using the acquisition method of accounting in accordance with ASC 805. U.S. GAAP requires that one of the two companies in the mergers be designated as the acquirer for accounting purposes based on the evidence available. Xperi will be treated as the acquiring entity for accounting purposes. In identifying Xperi as the acquiring entity for accounting purposes, the companies took into account the voting rights of all equity instruments, the planned composition of the corporate governing body and senior management, the size of each of the companies, and the terms of the exchange of equity interests. In assessing the size of each of the companies, the companies evaluated various metrics, including, but not limited to: assets, revenue, billings, operating income, operating cash flow and market capitalization. No single factor was the sole determinant in the overall conclusion that Xperi is the acquirer for accounting purposes, rather all factors were considered in arriving at such conclusion. While the current TiVo stockholders will hold a slight majority of shares in the combined company, approximately 53.5% to 46.5%, this ratio is not notable enough to be determinative evidence of the accounting acquirer and the companies concluded other factors must also be considered. The planned composition of the senior management strongly implies Xperi is the accounting acquirer, with a significant majority of executive management expected to come from Xperi. The planned composition of the corporate governing body also suggested Xperi is the accounting acquirer with it consisting of four (4) members of the board currently serving on the Xperi board while three (3) members currently serve on the TiVo board. The terms of the exchange of equity interests based on the exchange ratio at the announcement of the merger factored in an implied 15% premium to TiVo’s stockholders and the company providing a premium provides additional weighting to Xperi as the accounting acquirer. To a lesser extent, Xperi’s role as initiator of the proposed merger transaction, the use of the Xperi corporate name, ticker symbol and corporate headquarters are all further indicators of Xperi as the accounting acquirer. The companies also evaluated the size of the companies as measured by various metrics, TiVo’s larger revenue base and total assets are offset by Xperi’s larger operating cash flow and higher market capitalization when the planned merger was announced. Weighing all factors, Xperi was deemed the accounting acquirer largely based on the planned composition of the corporate governing body and senior management as well as the premium being paid to TiVo stockholders under the exchange ratio.

De-Listing and Deregistration

Xperi Common Stock

When the mergers are completed, the Xperi common stock listed on Nasdaq will cease to be quoted on Nasdaq and will subsequently be deregistered under the Exchange Act. Xperi expects to continue to comply with their duty to file reports under Section 13(a) or Section 15(d) of the Exchange Act, as applicable and to the extent required.

TiVo Common Stock

When the mergers are completed, the TiVo common stock listed on Nasdaq will cease to be quoted on Nasdaq and will subsequently be deregistered under the Exchange Act. TiVo expects to continue to comply with their duty to file reports under Section 13(a) or Section 15(d) of the Exchange Act, as applicable and to the extent required.

No Appraisal Rights

In accordance with Section 262 of the DGCL, no appraisal rights are available to holders of Xperi common stock or TiVo common stock in connection with the mergers.

The Merger Agreement

The following summarizes material provisions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this summary or any other information contained in this joint proxy statement/prospectus. Xperi stockholders and TiVo stockholders are urged to read the merger agreement carefully and in its entirety, as well as this joint proxy statement/prospectus, before making any voting decisions. This summary is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus and is incorporated by reference herein.

In reviewing the merger agreement and this summary, please remember that they have been included to provide you with information regarding the terms of the merger agreement and are not intended to provide any other factual information about Xperi, TiVo, HoldCo or any of their respective subsidiaries. The merger agreement contains representations and warranties and covenants by each of the parties to the merger agreement, which are summarized below. These representations and warranties have been made solely for the benefit of the other parties to the merger agreement and:

•	were not intended as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

have been qualified by certain confidential disclosures that were made to the other party in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement; and

•	may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.

Moreover, information concerning the subject matter of the representations and warranties in the merger agreement and described below may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this joint proxy statement/prospectus. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in this joint proxy statement/prospectus and in the documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 213.

Closing

The closing will occur at 10:00 a.m., Pacific Time, on the third business day after satisfaction or waiver of all of the conditions contained in the merger agreement (other than those conditions that by their terms are to be fulfilled at closing, but subject to fulfillment or waiver of such conditions), at the offices of Skadden located at 525 University Avenue, Suite 1400, Palo Alto, California 94301 unless another time, date or place is agreed to in writing by the parties to the merger agreement. We refer to the day on which the closing occurs in this document as the closing date. For a description of the conditions to the closing, see “Adoption of the Merger Agreement—The Merger Agreement—Conditions to Completion of the Mergers” beginning on page 150.

Effective Times

Subject to the provisions of the merger agreement, as soon as practicable on the closing date, the parties will cause the mergers to be consummated by (a) filing with the Secretary of State of the State of Delaware a certificate of merger with respect to the Xperi merger, duly executed and completed in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL, (b) filing with the Secretary of State of the State of Delaware a certificate of merger with respect to the TiVo merger, duly executed and completed in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL. The mergers will become effective concurrently. We refer to the time at which the mergers become effective as the effective time.

Xperi Merger Consideration

Common Stock

Subject to the terms and conditions set forth in the merger agreement, at the effective time, each share of Xperi common stock issued and outstanding immediately prior to the effective time (excluding any shares of Xperi common stock that are held in treasury) will be converted into the right to receive one (1) share of HoldCo common stock, which we refer to as the Xperi merger consideration.

Equity Awards

(a) Stock Options

Each outstanding Xperi stock option, whether vested or unvested, will be automatically converted at the effective time into an option to purchase, on the same terms and conditions (including applicable vesting and exercisability requirements) as were applicable to such Xperi stock option immediately prior to the effective time, one (1) share of HoldCo common stock, at an exercise price per share (rounded up to the nearest whole cent) equal to the per-share exercise price of the Xperi stock option by the Xperi exchange ratio.

(b) RSUs

Each outstanding Xperi RSU award will be automatically converted at the effective time into one (1) HoldCo RSU award, on the same terms and conditions (including any applicable vesting and settlement requirements) as were applicable to such Xperi RSU award immediately prior to the effective time.

(c) PSUs

Each outstanding Xperi PSU award will be automatically converted at the effective time into one (1) HoldCo RSU award, on the same terms and conditions (including any applicable performance-based vesting criteria and settlement requirements) as were applicable to such Xperi PSU award immediately prior to the effective time.

(d) ESPPs

Each of the Xperi Amended and Restated Employee Stock Purchase Plan and the Xperi Second Amended and Restated International Employee Stock Purchase Plan, which we refer to as the Xperi ESPPs, will, subject to the consummation of the mergers, terminate effective immediately prior to the effective time. The merger agreement, as amended, provides that any offering period under the Xperi ESPPs will terminate and all options to purchase shares of Xperi common stock under the Xperi ESPPs will be automatically exercised on the earlier to occur of the day that is four (4) trading days before the effective time or the date on which such offering period would otherwise end.

TiVo Merger Consideration

Common Stock

Subject to the terms and conditions set forth in the merger agreement, at the effective time, each share of TiVo common stock issued and outstanding immediately prior to the effective time (excluding any shares of TiVo common stock that are held in treasury) will be converted into the right to receive 0.455 shares of HoldCo common stock, with cash in lieu of any fractional shares of HoldCo common stock, which we refer to as the TiVo merger consideration.

Equity Awards

(a)	Stock Options

Each outstanding TiVo stock option, whether vested or unvested, will be automatically converted at the effective time into an option to purchase, on the same terms and conditions (including applicable vesting and exercisability requirements) as were applicable to such TiVo stock option immediately prior to the effective time, the number of shares of HoldCo common stock (rounded down to the nearest whole share) determined by multiplying the number of shares of TiVo common stock subject to the TiVo stock option by the TiVo exchange ratio (which is 0.455), at an exercise price per share (rounded up to the nearest whole cent) determined by dividing the per-share exercise price of the TiVo stock option by the TiVo exchange ratio.

(b) RSUs

Each outstanding TiVo RSU award will be automatically converted at the effective time into a HoldCo RSU award, on the same terms and conditions (including any applicable vesting and settlement requirements) as were applicable to such TiVo RSU award immediately prior to the effective time, with respect to the number of shares of HoldCo common stock (rounded down to the nearest whole share) determined by multiplying the number of shares of TiVo common stock subject to the TiVo RSU award by the TiVo exchange ratio.

(c) PSUs

Each outstanding TiVo PSU award will be automatically converted at the effective time into a HoldCo RSU award, on the same terms and conditions (including any applicable vesting and settlement requirements) as were applicable to such TiVo PSU award immediately prior to the effective time, with respect to the number of shares of HoldCo common stock (rounded down to the nearest whole share) determined by multiplying the number of shares of TiVo common stock subject to the TiVo PSU award by the TiVo exchange ratio.

(d) ESPPs

The Rovi Corporation 2008 Employee Stock Purchase Plan, which we refer to as the TiVo ESPP, will, subject to the consummation of the mergers, terminate effective immediately prior to the effective time. The merger agreement, as amended, provides that any offering period under the TiVo ESPP will terminate and all options to purchase shares of TiVo common stock under the TiVo ESPP will be automatically exercised on the earlier to occur of the day that is four (4) trading days before the effective time or the date on which such offering period would otherwise end.

Other Awards

Currently, there are no other stock-based awards outstanding and denominated in TiVo common stock (other than TiVo stock options, TiVo RSUs and TiVo PSUs). If additional stock-based awards are granted prior to the completion of the mergers, then such TiVo stock-based awards would be converted into the right to acquire or receive, as the case may be, the number of shares of HoldCo common stock equal to the product (rounded down to the nearest whole number) determined by multiplying (i) the total number of shares of TiVo common stock subject to such TiVo award immediately prior to the effective time by (ii) the TiVo exchange ratio, and such TiVo awards shall otherwise be subject to the terms and conditions applicable to the rights under the relevant TiVo equity incentive or other plan. Similarly, all TiVo equity incentive or other plans (and awards thereunder) providing for cash payments measured by the value of shares of TiVo common stock would be deemed to refer to the number of shares of HoldCo common stock equal to the product determined by multiplying such shares of TiVo common stock by the TiVo exchange ratio, and such cash payments would otherwise be made on the terms and conditions applicable under the relevant TiVo equity incentive or other plan.

Representations and Warranties

The merger agreement contains representations and warranties made by Xperi to TiVo and by TiVo to Xperi. Certain of the representations and warranties in the merger agreement are subject to materiality or material adverse effect qualifications (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct is material or would result in a material adverse effect). In addition, certain of the representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue or incorrect as a result of matters of which certain officers of the party making the representation did not have actual knowledge.

The merger agreement provides that a “material adverse effect” means, on Xperi or TiVo, any effect, event, change, occurrence, condition or development, which we refer to as an effect, that, individually or when taken together with all other effects, has had a material adverse change in, or material adverse effect on either of the following:

•

the ability of a party and its subsidiaries to consummate the transactions contemplated by the merger agreement (including any such effect that prevents, materially delays or materially impedes such party’s or its subsidiaries’ ability to consummate the transactions contemplated by the merger agreement); or

•

the businesses, financial condition or results of operations of that party and its subsidiaries, taken as a whole. For the purposes of this foregoing bullet, any effect will be excluded from the determination of a material adverse effect to the extent it results or arises in connection with:

•

the industries, geographies or markets in which that party and its subsidiaries operate, or general economic, political or financial or securities market conditions (except to the extent that effect (individually or in the aggregate) disproportionately affects that party and its subsidiaries, taken as a whole, relative to other persons engaged in the same industries, geographies, and markets in which that party and its subsidiaries operate);

•

the announcement of the merger agreement and the transactions contemplated thereby (other than with respect to any representation or warranty that is intended to address the consequences of the execution and delivery of the merger agreement or its public announcement), including the loss or departure of officers or other employees of that party or any of its subsidiaries, or any termination, reduction (or potential reduction) or any other negative development (or potential negative development) in that party’s or its subsidiaries’ relationships with any of its customers, suppliers, distributors or other business partners;

•

natural disasters, acts of war, terrorism or sabotage, military actions or their escalation thereof (other than to the extent that such events (individually or in the aggregate) disproportionately affect that party and its subsidiaries, taken as a whole, relative to other persons engaged in the same industries, geographies, or markets in which that party or its subsidiaries operate);

•

changes in U.S. GAAP or changes in the interpretation of U.S. GAAP, changes in the accounting rules and regulations of the SEC, or changes in applicable law (other than to the extent that such changes (individually or in the aggregate) disproportionately affect that party and its subsidiaries, taken as a whole, relative to other persons engaged in the same industries, geographies, or markets in which that party or its subsidiaries operate);

•

the taking of any action by that party or any of its subsidiaries to the extent the taking of that action is expressly required by the merger agreement or that action or omission was taken at the written request of the other party;

•

any proceeding brought or threatened by stockholders of Xperi or TiVo (whether on behalf of Xperi, TiVo or otherwise) asserting allegations of breach of fiduciary duty relating to the merger agreement or violations of securities laws in connection with the registration statement of which this joint proxy statement/prospectus forms a part or other disclosure documents, or otherwise arising out of or relating to the merger agreement and the transactions contemplated thereby;

•

any decrease in the market price or trading volume of Xperi common stock or the TiVo common stock (the underlying causes of such decrease may be considered in determining whether a material adverse effect has occurred unless otherwise expressly excluded in this section); or

•

any failure by such party to meet projections, forecasts or revenue or earnings predictions, or predictions or expectations of that party or of any securities analysts (the underlying causes of such failure may be considered in determining whether a material adverse effect has occurred unless otherwise expressly excluded in this section).

In the merger agreement, each of Xperi and TiVo have made representations and warranties regarding, among other topics:

•	organization, corporate power, good standing and qualification to do business of Xperi or TiVo (as applicable) and its subsidiaries;

•

capital structure, including the number of shares of common stock, preferred stock, stock options and other stock-based awards outstanding and the ownership of the capital stock of each of its significant subsidiaries;

•

authority to execute and deliver and perform its obligations under, and to consummate the transactions contemplated by, the merger agreement and the enforceability of the merger agreement against the party;

•

the absence of conflicts with, or violations of, organizational documents, applicable law and certain contracts as a result of entering into the merger agreement and consummating the mergers and the other transactions contemplated thereby;

•	the consents and approvals required in connection with the transactions contemplated by the merger agreement;

•	applicable stockholder vote in connection with the transactions contemplated by the merger agreement;

•	the absence of undisclosed liabilities and off-balance sheet arrangements;

•	SEC documents, financial statements, internal controls and accounting or auditing practices;

•	the absence of a material adverse effect since September 30, 2019;

•	the conduct of business being in the ordinary course consistent with past practice from September 30, 2019 through the date of the merger agreement;

•	absence of certain litigation and governmental orders;

•	accuracy of information supplied or to be supplied in this joint proxy statement/prospectus or the Form S-4 of which this joint proxy statement/prospectus forms a part;

•	broker’s fees and expenses payable in connection with the mergers;

•	employee benefit matters, including matters related to employee benefit plans, and compliance with the Employee Retirement Income Security Act of 1974, as amended;

•	certain compensation, severance and termination pay related to the execution of the merger agreement and the completion of the transactions contemplated thereby;

•	receipt of an opinion from the party’s financial advisor;

•	tax matters;

•	environmental matters;

•	compliance with applicable laws and permits;

•	compliance with the Foreign Corrupt Practices Act of 1977, as amended and similar anti-corruption/anti-bribery laws in other jurisdictions;

•	intellectual property matters;

•	labor and employment matters, including matters related to collective bargaining agreements, agreements with works councils, and labor practices;

•	maintenance of insurance adequate and customary in the industry;

•	certain material contracts;

•	owned and leased real property;

•	certain significant customers; and

•	the inapplicability of state takeover statutes to the transactions contemplated by the merger agreement.

In addition, each of Xperi and TiVo has made certain representations regarding the formation, organization, standing, corporate power and capitalization of, and certain other matters with respect to, each of HoldCo, Xperi Merger Sub and TiVo Merger Sub.

Conduct of Business

Each of Xperi and TiVo has undertaken certain covenants in the merger agreement restricting the conduct of their respective businesses between December 18, 2019 (the date of the merger agreement) and the effective time. In general, each of Xperi and TiVo has agreed to, and to cause their respective subsidiaries to use commercially reasonable efforts to, conduct their respective businesses in the ordinary course of business in all material respects consistent with past practice and in material compliance with all applicable law, preserve intact their current business organizations, keep available the services of their current officers and employees, maintain satisfactory relationships with customers, suppliers, landlords and other persons having material business relationships with them, and keep in full force and effect all appropriate insurance policies covering all material assets.

In addition to these agreements regarding conduct of business generally, each of Xperi and TiVo has agreed to various specific restrictions relating to the conduct of its business, including with respect to the following (subject in each case to exceptions specified in the merger agreement, previously disclosed in writing to the other party as provided in the merger agreement or as consented to in writing):

•

declaring, accruing, setting aside or paying dividends on, making distributions in respect of its (or its subsidiaries’) securities (except that a wholly owned subsidiary of Xperi or TiVo may make dividends or distributions paid in cash to Xperi or TiVo (as applicable) or another wholly owned subsidiary and that Xperi may continue to declare and pay regular quarterly dividends of $0.20 in accordance with its ordinary course of business consistent with past practice to the extent disclosed to TiVo and to the extent that such dividend is not a “non-ordinary course distribution” as defined by the IRS);

•

adjusting, splitting, combining, subdividing or reclassifying its equity securities or issuing or authorizing the issuance of other securities in respect of, in lieu of or in substitution for its securities or otherwise amending the terms of its (or its subsidiaries’) securities;

•

repurchasing, acquiring, redeeming or otherwise reacquiring (or offering to do any of the foregoing) shares of its (or its subsidiaries’) securities or warrants, calls, options or other rights to acquire such securities or interests (other than withholding shares of its common stock to satisfy tax obligations with respect to equity awards);

•

selling, issuing, granting, delivering, pledging or otherwise encumbering or subjecting to a lien any of the following (or authorizing any of the foregoing): (i) its (or its subsidiaries’) equity securities, (ii) equity awards, options, calls, warrants or rights to acquire any of its (or its subsidiaries’) equity securities, (iii) instruments convertible into or exchangeable or exercisable for its (or its subsidiaries’) equity interests, (iv) rights issued by Xperi or TiVo (as applicable) or their respective subsidiaries that are linked to the price of any class of their or their respective subsidiaries’ class of capital stock, their value, the value of their respective subsidiaries or any part of their respective businesses or subsidiaries or any dividends or other distributions declared or paid on shares of their or respective subsidiaries’ capital stock or (v) preferred stock (except that Xperi and TiVo may issue shares of common stock pursuant to the Xperi ESPPs or the TiVo ESPP (as applicable) on or before 15 days prior to the effective time, or pursuant to the exercise or settlement of equity awards outstanding on December 18, 2019);

•	amending or otherwise modifying the terms of outstanding equity awards;

•	amending, waiving or permitting the adoption or waiver of any amendment to its charter documents (whether by merger, consolidation, by operation of law or otherwise);

•	directly or indirectly acquiring or agreeing to acquire (in one or a series of transactions) equity interests in, or business of, any third party;

•	adopting a plan of complete or partial liquidation or dissolution;

•

effecting or becoming a party to a merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

•

incurring material capital expenditures (or obligations or liabilities in respect of material capital expenditures) in excess of $10,000,000 in the aggregate (except for expenditures contemplated by and consistent with (i) the respective capital budgets disclosed by Xperi and TiVo (as applicable) or (ii) other subsequent annual capital budgets that are prepared in the ordinary course of business and approved by the board of directors if Xperi or TiVo (as applicable) and provide for total capital expenditures that do not exceed, in the aggregate, ten percent (10%) of those set forth in their respective 2020 capital expenditure budgets);

•

entering into a contract that would reasonably be expected to impose any material restriction on its (or its subsidiaries’) right or ability to engage in any line of business, compete with any other person or transact in any business with any person in any geographic area (except for renewals of existing contracts in the ordinary course consistent with past practice);

•

entering into or amending a contract that would (i) reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated by the merger agreement, (ii) require, or reasonably be expected to cause, Xperi or TiVo (as applicable) to fail to comply in a material respect with the merger agreement or (iii) otherwise delay, prevent or impede the consummation of the mergers and the other transactions contemplated by the merger agreement;

•

terminating, failing to renew, abandoning, cancelling, failing to maintain, letting lapse, selling, assigning or transferring its material registered intellectual property (unless doing so is within its reasonable business judgment in the ordinary course of business);

•

granting rights in its material registered intellectual property (other than licenses granted in the ordinary course of business consistent with past practice or patent acquisitions in the ordinary course of business consistent with past practice);

•

entering into a material contract with respect to, selling, assigning, transferring or granting rights (including a license, release, covenant not to sue or immunity), or options to any of the foregoing under, or with respect to, or otherwise dispose of its intellectual property (other than licenses granted in the ordinary course of business consistent with past practice or patent acquisitions in the ordinary course of business consistent with past practice);

•

initiating, compromising or settling litigation or arbitration proceedings, or actual or threatened litigation, in which the amount in controversy exceeds $10,000,000 (other than settlements that provide for insignificant ancillary ordinary course non-monetary relief that would impair the operation of HoldCo’s business in any material respect and do not require payment in excess of $10,000,000 in the aggregate or settlements entered into in the ordinary course of business consistent with past practice);

•

entering into or amending any contract that would, upon the consummation of the merger agreement or the closing of the transactions contemplated by the merger agreement, result in (or purport to result in) the granting of a right, license, immunity from suit or covenant not to assert to a third party under or with respect to any patents owned or controlled by Xperi or TiVo (as applicable) or any of their respective subsidiaries (other than to the extent such patent rights are limited to Xperi or TiVo products (as applicable) or are otherwise not material to Xperi or TiVo (as applicable) and their respective subsidiaries, taken as a whole);

•

selling or otherwise disposing of, leasing, licensing, pledging, mortgaging, selling and leasing back or otherwise encumbering or subjecting to a lien (other than permitted liens), or otherwise disposing of material tangible personal or real property or material tangible assets or interests therein (except with respect to inventory or obsolete or worthless equipment in the ordinary course of business consistent with past practice);

•	pledging its material assets or permitting its material assets, or their cash equivalents or short term investments, to become subject to liens (other than permitted liens);

•

redeeming, repurchasing, prepaying, defeasing, incurring, assuming, endorsing, guaranteeing or otherwise becoming liable for material indebtedness for borrowed money in excess of $10,000,000 (except for the debt payoffs contemplated by the merger agreement and other than as disclosed in Xperi’s or TiVo’s respective public filings with the SEC or in the ordinary course of business consistent with past practice);

•

establishing, adopting, entering into any new, amending, terminating or taking action to accelerate rights under plans, programs, policies, practices, agreements or other arrangements that would be an applicable equity plan if it had been in effect on December 18, 2019 (except as required by equity plans existing on December 18, 2019 or to the extent permitted by the merger agreement);

•	granting or paying any bonus, incentive or profit-sharing award or payment (except as required by equity plans existing on December 18, 2019 or to the extent permitted by the merger agreement);

•

increasing the amount of the wages, salary, bonuses, commissions, fringe benefits, severance or other compensation (including equity or equity-based compensation, whether payable in stock, cash or other property), benefits or remuneration payable to its employees (except as required by equity plans existing on December 18, 2019 or to the extent permitted by the merger agreement);

•

taking action to accelerate any payment or benefit, the vesting of equity or equity-based awards or the funding of payments or benefits, payable or to become payable to its employees (except as required by equity plans existing on December 18, 2019 or to the extent permitted by the merger agreement);

•

entering into employment, severance, change in control, retention, individual consulting or similar agreement with its (or its subsidiaries’) employees, officers, directors or other individual service providers (other than offer letters that provide for at-will employment without severance or change in control benefits for newly hired employees who are hired in the ordinary course of business and whose annual base compensation does not exceed $300,000 individually and except as required by equity plans existing on December 18, 2019 or to the extent permitted by the merger agreement);

•

modifying, extending or entering into collective bargaining agreements, or recognizing or certifying labor unions, labor organizations, works councils or groups of its (or its subsidiaries’) employees as the bargaining representative for its (or its subsidiaries’) employees;

•

hiring, engaging or promoting its employees at the level of senior vice president or above or hiring engaging or promoting its other individual service providers who are or would reasonably be expected to receive annual compensation of $400,000 or more;

•	terminating its employees, if such termination would result in the right to receive change in control, severance or other termination payments or benefits;

•

changing its methods of accounting or accounting practices in a material respect or writing down its material assets (other than as required by changes in U.S. GAAP or SEC rules and regulations or applicable law);

•

making, changing or revoking material tax elections, settling or compromising claims, notices, audit reports or assessments in respect of material taxes, changing annual tax accounting periods, adopting or changing material accounting methods for taxes, filing material amended tax returns, entering into tax allocation agreements, tax sharing agreements, tax indemnity agreements (other than any customary tax gross-ups and indemnification provisions in credit agreements, leases, supply agreements and similar agreements entered into in the ordinary course of business), pre-filing agreements, advance pricing agreements, cost sharing agreements or closing agreements relating to material taxes, surrendering or forfeiting rights to claim a material tax refund, or consenting to extensions or waivers of the statute of limitations period applicable to material tax claims or assessments;

•	entering into a new line of business outside its existing lines of business;

•	becoming party to or approving or adopting stockholder rights plans or “poison pill” agreements; or

•	authorizing any of, or committing, resolving or agreeing to in writing or otherwise to take any of the foregoing actions.

Each of Xperi and TiVo has acknowledged and agreed that nothing listed above will allow Xperi or TiVo (as applicable) the right to control or direct the other party’s (or its subsidiaries’) operations prior to the effective time.

No Solicitation of Acquisition Proposals

Each of Xperi and TiVo has agreed that Xperi or TiVo (as applicable), its subsidiaries and their executive officers and directors will not, and that Xperi or TiVo (as applicable) will use their reasonable best efforts to cause their other representatives not to, directly or indirectly:

•

solicit, initiate or knowingly take any action to facilitate or encourage any acquisition proposal or proposal or inquiry that constitutes (or would reasonably be expected to lead to) an acquisition proposal;

•

participate or engage in any discussions or negotiations with any third party that is seeking (or that it should know is seeking) to make (or has made) any acquisition proposal relating to Xperi or TiVo (as applicable);

•

disclose any information relating to Xperi or TiVo (as applicable) or their respective subsidiaries to any third party that is seeking (or that it should know is seeking) to make (or has made) any acquisition proposal relating to Xperi or TiVo (as applicable);

•

afford access to its business, properties, assets, books or records, or otherwise cooperate in any way with (or knowingly assist, participate in, facilitate or encourage any effort by) any third party that is seeking (or that it should know is seeking) to make (or has made) any acquisition proposal relating to Xperi or TiVo (as applicable);

•

amend or grant any waiver or release under any standstill or similar agreement with respect to any class of its (or its subsidiaries’) equity securities (other than provisions in such obligations customarily referred to as “don’t ask” provisions);

•	approve any transaction under, or any third party becoming an “interested stockholder” under Section 203 of the DGCL;

•

approve or enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other contract relating to any acquisition proposal (whether written or oral, binding or non-binding), or enter into any agreement or agreement in principle requiring itself to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement or breach its obligations under the merger agreement; or

•	resolve, propose or agree to do any of the foregoing.

Each of Xperi and TiVo has agreed that Xperi or TiVo (as applicable), its subsidiaries and its representatives will:

•

immediately cease and cause to be terminated (and will not authorize or knowingly permit any of their representatives to continue) existing activities, discussions or negotiations with any third party conducted with respect to any acquisition proposal; and

•

request and enforce (if necessary) any rights to require any such third party (or its agents or advisors) in possession of information in respect of itself or its subsidiaries that was furnished by or on behalf of itself and its subsidiaries to return or destroy (and confirm destruction of) all such information.

Notwithstanding these restrictions, the merger agreement provides that Xperi or TiVo may participate in discussions or negotiations with the person making an acquisition proposal (and its representatives) regarding that acquisition proposal, and may furnish information with respect to itself and its subsidiaries to the person making that acquisition proposal (and such person’s representatives and financing sources), if the following conditions are satisfied:

•

that acquisition proposal is an unsolicited bona fide written acquisition proposal made after December 18, 2019, which does not result from a material breach of the solicitation restrictions as discussed above;

•

in response to that acquisition proposal, prior to obtaining the approval of its stockholders for the transactions contemplated by the merger agreement, the receiving party’s board of directors determines in good faith (after consultation with its financial advisor and outside counsel) that the acquisition proposal constitutes (or would be reasonably likely to lead to) a “superior proposal” (as defined below) in respect of that party;

•

the receiving party’s board of directors determines in good faith (after consultation with its outside counsel) that failure to take the actions described above would be inconsistent with its fiduciary duties under applicable law;

•	the party receiving the acquisition proposal and the party making the acquisition proposal enter into an acceptable confidentiality agreement; and

•

information concerning Xperi or TiVo (as applicable) or their respective subsidiaries provided or made available to the person making that acquisition proposal shall, to the extent not previously provided to TiVo or Xperi (as applicable), be provided or made available to TiVo or Xperi (as applicable) as promptly as reasonably practicable after it is provided to the person making that acquisition proposal.

The merger agreement also requires each of Xperi and TiVo to, as promptly as reasonably practicable (and in any event within twenty four (24) hours after receipt), notify the other party of its receipt of any acquisition proposal. Each of Xperi and TiVo shall notify the other party, in writing, of a decision of its board of directors as to whether to consider an acquisition proposal or to enter into discussions or negotiations concerning an acquisition proposal or to provide information with respect to it to any person, and that notice shall be given as promptly as practicable after that determination was reached (and in any event no later than twenty four (24) hours after such determination was reached). Xperi or TiVo (as applicable) will:

•

provide the other party with written notice indicating the identity of the person making the acquisition proposal and the terms and conditions of any proposal or offer, unredacted copies of all written materials relating to that acquisition proposal and other information that is reasonably necessary to keep the other party informed in all material respects of the status and material terms of that acquisition proposal;

•

keep the other party informed as promptly as practicable with respect to any changes to the material terms of an acquisition proposal received (and in any event within twenty four (24) hours following any such changes), including by providing unredacted copies of all written proposals relating to any changes to an acquisition proposal; and

•	promptly (and in any event within twenty four (24) hours of such determination) notify the other party of any determination by its board that the acquisition proposal constitutes a superior proposal.

For the purposes of the merger agreement “acquisition proposal” means any offer, inquiry, indication of interest or proposal (other than an offer or proposal by the other party) contemplating, involving or otherwise relating to (i) any transaction or series of transactions (other than the mergers) pursuant to which any person or group other than Xperi, TiVo, HoldCo and their respective subsidiaries, acquires or would acquire, directly or indirectly, beneficial ownership of more than 15% of the outstanding shares of Xperi common stock, TiVo common stock or other equity interests of Xperi or TiVo (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 15% or more of the outstanding shares of any class of voting securities of Xperi, TiVo or any of their respective subsidiaries, including pursuant to a stock purchase, merger, consolidation, tender offer, share exchange or similar transaction involving Xperi, TiVo or any of their respective subsidiaries, (ii) any transaction or series of transactions pursuant to which any person or “group” acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity interests of Xperi or TiVo’s subsidiaries and any entity surviving any merger or combination including any of them) of Xperi, TiVo or any of their respective subsidiaries representing 15% or more of the revenues, net income or assets (in each case, on a consolidated basis) of Xperi, TiVo and their respective subsidiaries, taken as a whole, (iii) any direct or indirect sale, lease, exchange, transfer, license or disposition of assets representing 15% or more of the revenues, net income or assets (in each case, on a consolidated basis) of Xperi, TiVo and their respective subsidiaries, taken as a whole, or (iv) any other acquisition of a business or business combination transaction (including by stock purchase, merger, consolidation, tender offer, share exchange or similar transaction) that would reasonably be expected to prevent or materially delay the transactions.

For purposes of the merger agreement, “superior proposal” means any bona fide written proposal made by a third party to enter into an acquisition transaction for the acquisition of more than 50% of Xperi or TiVo (as applicable) that was not solicited in violation of the applicable non-solicitation obligations set forth in the merger agreement and that the board of directors of the receiving party determines in good faith (after consultation with its legal counsel and financial advisor) is more favorable to its stockholders from a financial point of view than the transactions contemplated by the merger agreement (taking into account at the time of determination all relevant circumstances, including the various legal, financial and regulatory aspects of the proposal, all the terms and conditions of that proposal and the merger agreement, any changes to the terms of the merger agreement offered by the other party in response to that acquisition proposal, the identity of the third party making the acquisition proposal, the anticipated timing, conditions and the ability of the third party making that acquisition proposal to consummate the transactions contemplated by that acquisition proposal, and the financing of that acquisition proposal, if applicable).

Changes in Board Recommendations

The Xperi board and the TiVo board have resolved to recommend to their stockholders the Xperi merger proposal and the TiVo merger proposal, respectively, and to include such recommendations in this joint proxy statement/prospectus.

The merger agreement provides that, subject to the exceptions described below, neither the Xperi board nor the TiVo board will:

•

fail to make, withdraw, amend, modify or qualify, or publicly propose to withhold, withdraw, amend, modify or qualify, its approval or recommendation of the Xperi merger proposal or the TiVo merger proposal (as applicable);

•	approve, endorse, adopt or recommend (or publicly propose to do any of the foregoing) an acquisition proposal or a superior proposal;

•	fail to recommend against acceptance of any tender offer or exchange offer for TiVo or Xperi common stock (as applicable) within ten (10) business days after the commencement of that offer;

•

take any action to exempt or make any person (other than Xperi or TiVo) not subject to the provisions of Section 203 of the DGCL or another potentially applicable anti-takeover or similar statute or regulation;

•

fail to affirm (publicly and without qualification) its board recommendation following any reasonable written request by the other party to provide that reaffirmation (including in the event of an acquisition proposal (other than pursuant to a commenced tender offer or exchange offer) having been publicly disclosed) prior to the earlier of:

•	ten (10) calendar days following that request and

•

five (5) business days prior to the TiVo stockholder meeting or Xperi stockholder meeting (as applicable), but if such request is made fewer than five (5) business days prior to that meeting, then the board in receipt of that request will have until the date that is two (2) business days before that meeting to respond to that request, and a request for affirmation will be made only once per acquisition proposal or material modification of that acquisition proposal; or

•	resolve or agree to take any of the foregoing actions.

We refer to each of the foregoing actions (or failures to act) as a “change in board recommendation.”

Notwithstanding the foregoing restrictions, the determination (but not the adoption, approval, recommendation or endorsement) by the Xperi board or the TiVo board (as applicable) that an acquisition proposal is or would be reasonably likely to lead to a superior proposal will not (in and of itself) be deemed a change in board recommendation, and the TiVo board or Xperi board (as applicable) may, at any time prior to receipt of the relevant stockholder approval, take the following actions:

•

effect a change in board recommendation if there is an intervening event and if that board concludes in good faith (after consultation with outside counsel) that the failure to effect a change in board recommendation would be inconsistent with its fiduciary duties under applicable law; and

•

effect a change in board recommendation in response to an alternative transaction if that board concludes in good faith (after consultation with outside counsel) that the failure to effect a change in board recommendation would be inconsistent with its fiduciary duties under applicable law and that board concludes in good faith (after consultation with its financial advisor and outside counsel) that the acquisition proposal constitutes a superior proposal.

Notwithstanding anything to the contrary in the foregoing, the Xperi board or the TiVo board (as applicable) will make a change in board recommendation only if the following requirements are satisfied:

•

Xperi or TiVo (as applicable) have first provided prior written notice at least four (4) business days prior to making a change in board recommendation (which we refer to as the notice period) to the other party of its intention to make a change in board recommendation, and:

•

if the basis for the proposed change in board recommendation is not related to an acquisition proposal, that notice contains a description of the intervening event giving rise to that change in board recommendation, or

•

if the basis for the proposed change in board recommendation is an acquisition proposal, that notice include certain information with respect to such acquisition proposal (which we refer to as a “superior proposal notice”);

•

if the other party (in its discretion) proposes to make amendments to the terms of the merger agreement, during the notice period, Xperi or TiVo (as applicable) will have (and will have caused its respective financial advisor and legal counsel to) negotiate with that other party in good faith to make amendments to the terms and conditions of the merger agreement so that the acquisition proposal ceases to constitute a superior proposal (Xperi and TiVo agreed that in the event that there is any material revision to the terms of a superior proposal (including any revision in price) after commencement of the notice period, the notice period shall be extended to ensure that at least two (2) business days remain in the notice period after the time Xperi or TiVo (as applicable) notifies the other party of any such material revision (if applicable) and have agreed that there may be multiple extensions of the notice period); and

•

the other party does not make (within the notice period) a proposal that is determined by its board of directors (after consultation with that party’s financial advisor and outside counsel) to cause the intervening event to no longer form the basis for its board to effect a change in board recommendation or cause the offer previously constituting a superior proposal to no longer constitute a superior proposal, as the case may be (but the public announcement of a superior proposal notice that such party determines that it is required to make under applicable law will not (in and of itself) constitute a change in board recommendation, unless and until it shall have failed promptly after the end of the notice period to publicly announce that it was recommending the transactions contemplated by the merger agreement and that it has determined that such other acquisition proposal (taking into account any modifications or adjustments made to the transactions contemplated by the merger agreement and agreed to by the parties and taking into account any modifications or adjustments made to such other acquisition proposal) was not a superior proposal and was rejecting such superior proposal).

Nothing in the merger agreement prohibits the Xperi board or the TiVo board from taking and disclosing to their respective stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act or from making any disclosure to their respective stockholders that the respective board determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would reasonably be expected to be inconsistent with the board’s fiduciary duties under applicable law (but the foregoing rules and permitted disclosures will in no way eliminate or modify the effect that any action pursuant to those rules or disclosures would otherwise have under the merger agreement).

Efforts to Obtain Required Stockholder Vote

Xperi has agreed to hold a special meeting of the Xperi stockholders as promptly as practicable after the registration statement of which this joint proxy statement/prospectus forms a part is declared effective for the purpose of obtaining Xperi stockholder approval of the Xperi merger proposal. Xperi may only postpone or adjourn the Xperi special meeting (i) to solicit additional proxies for the purpose of obtaining the Xperi stockholder approval, (ii) for the absence of a quorum, and (iii) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that Xperi has determined (after consultation with outside legal counsel) is reasonably likely to be required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of Xperi prior to the Xperi special meeting (but Xperi shall postpone or adjourn the Xperi special meeting up to two (2) times for up to thirty (30) days each time upon the reasonable request of TiVo). Subject to the ability of the Xperi board to effect a board recommendation change, Xperi is required to, through the Xperi board, recommend to the Xperi stockholders the Xperi merger proposal. The Xperi board has approved the merger agreement and the Xperi merger by a vote of its directors and adopted resolutions directing that the Xperi merger proposal be submitted to the Xperi stockholders for their consideration.

TiVo has agreed to hold a special meeting of the TiVo stockholders as promptly as practicable after the registration statement of which this joint proxy statement/prospectus forms a part is declared effective for the purpose of obtaining TiVo stockholder approval of the TiVo merger proposal. TiVo may only postpone or adjourn the TiVo special meeting (i) to solicit additional proxies for the purpose of obtaining the TiVo stockholder approval, (ii) for the absence of a quorum, and (iii) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that TiVo has determined (after consultation with outside legal counsel) is reasonably likely to be required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of TiVo prior to the TiVo special meeting (but TiVo shall postpone or adjourn the TiVo special meeting up to two (2) times for up to thirty (30) days, each time upon the reasonable request of Xperi). Subject to the ability of the TiVo board to effect a board recommendation change, TiVo is required to, through the TiVo board, recommend to the TiVo stockholders the TiVo merger proposal. The TiVo board has approved the merger agreement and the TiVo merger and adopted resolutions directing that the TiVo merger proposal be submitted to the TiVo stockholders for their consideration.

Both Xperi and TiVo are required to use their reasonable best efforts to hold their respective special meetings on the same date (and as soon as reasonably practicable after December 18, 2019).

Efforts to Complete the Mergers

Subject to the terms and conditions of the merger agreement, Xperi and TiVo have each agreed to use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with each other in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the merger agreement, including using reasonable best efforts to obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from governmental entities and make all necessary registrations, declarations and filings with all governmental entities, that are necessary to consummate the mergers.

Indemnification, Exculpation and Insurance

The merger agreement requires HoldCo to indemnify and hold harmless every person who is as of December 18, 2019 (or becomes prior to the effective time) a director, officer or employee of Xperi or TiVo or their respective subsidiaries, and every person who was serving as a director, officer or employee of another person at the request of Xperi or TiVo or their respective subsidiaries (each of who we refer to as an “indemnified party”), to the same extent as those indemnified parties were indemnified as of December 18, 2019 pursuant to the organizational documents of Xperi or TiVo or their respective subsidiaries, or pursuant to indemnification agreements in existence as of December 18, 2019 (including with respect to advancement of expenses). HoldCo is required to cooperate (and cause its subsidiaries to cooperate) in the defense of any matters described in the prior sentence.

The merger agreement also requires HoldCo to maintain for six (6) years following the effective time either:

•	the policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by each of Xperi and TiVo and their subsidiaries as of December 18, 2019; or

•

provide substitute policies for not less than the existing coverage and having other terms not less favorable to the insured persons, except that in no event will the annual cost to HoldCo for maintaining those policies exceed 300% of the annual premium paid by Xperi or TiVo, as applicable, which we refer to as the maximum amounts.

Each of Xperi and TiVo may obtain a six (6)-year “tail” policy under that party’s existing directors and officers insurance policy in lieu of the foregoing, in each case for a cost that will not exceed the applicable maximum amount.

Employee Benefits Matters

The merger agreement requires that, from and after the effective time, HoldCo will assume and honor all Xperi and TiVo compensation and benefit plans, and Xperi and TiVo have agreed that, after the effective time and subject to applicable law and any applicable labor agreements:

•

HoldCo shall (or shall cause its subsidiary to) provide to each covered employee (for so long as that covered employee remains employed by HoldCo or any of its subsidiaries during the year following the effective time), (i) annual base salary or base wage rate and target cash incentive compensation opportunities (for the avoidance of doubt, excluding equity incentives), that are no less favorable than such annual base salary or base wage rate and target cash incentive compensation opportunities provided to the covered employee immediately prior to the effective time, (ii) severance pay and benefits at levels that are no less favorable than the levels of such severance pay and benefits as in effect under any Xperi or TiVo employee benefit plans and employee agreements, immediately prior to the effective time, and (iii) other employee benefits that are substantially comparable, in the aggregate, to the greater of those provided to covered employees under the Xperi or TiVo employee benefit plans and employee agreements, immediately prior to the effective time; provided, however, that the benefits provided under clause (iii) may be adjusted earlier than the end of the year following the effective time in connection with the adoption of benefit programs that are intended to cover covered employees on a harmonized basis, such that employees of TiVo or any TiVo subsidiary are treated no less favorably than similarly situated employees of Xperi or any Xperi subsidiary, and vice versa;

•

HoldCo shall (or shall cause its subsidiary to), for covered employees who become eligible during the calendar year including the effective time, (i) waive any preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to any covered employee under any HoldCo employee benefit plan (providing medical, dental, or vision benefits) to the same extent such limitation would have been waived or satisfied under the Xperi or TiVo employee benefit plan participated in by the covered employee before coverage under the HoldCo employee benefit plan; and (ii) provide each covered employee with credit for any copayments and deductibles paid prior to coverage under any HoldCo employee benefit plan for the plan year including the effective time (to the extent such credit was given under the employee benefit plan of the covered employee prior to coverage under the HoldCo employee benefit plan, in satisfying any applicable deductible or out-of-pocket requirements under the HoldCo employee benefit plan for the plan year in which the effective time occurs); and

•

HoldCo shall (or shall cause its subsidiary to) recognize all service of each covered employee prior to the effective time, to TiVo (or any TiVo subsidiary or any predecessor) or Xperi (or any Xperi subsidiary or predecessor), for purposes of eligibility, vesting and level of benefits (but not for benefit accrual purposes under any defined benefit pension plan or retiree medical program) to the same extent as the covered employee received, immediately before the effective time, credit for such service under any similar TiVo or Xperi employee benefit plans and employee agreements. Additionally, the merger agreement does not allow for any duplication of benefits for the same period of service.

The merger agreement also provides that the preceding terms shall be binding upon and inure solely to the benefit of the parties thereto, and no terms described therein, express or implied, (i) shall be construed to limit the right of HoldCo, Xperi, TiVo, or any of their respective subsidiaries to amend, modify or terminate any TiVo or Xperi employee benefit plan and employee agreement or other employee benefit plan, program, policy, practice, agreement or arrangement at any time assumed, established, sponsored, or maintained by any of them, (ii) shall be construed to require HoldCo, Xperi, TiVo, or any of their respective subsidiaries to retain the employment of any particular person for any fixed period of time following the effective time, (iii) shall be construed to establish, amend, or modify any benefit plan, program, policy, practice, agreement or arrangement or (iv) is intended to confer upon any person (including employees, retirees, or dependents or beneficiaries of employees or retirees) any right as a third-party beneficiary of the merger agreement or any other remedy.

Other Covenants and Agreements

The merger agreement contains certain other covenants and agreements, including covenants relating to:

•

notifying the other party once Xperi or TiVo (i) becomes aware of any untrue or inaccurate material representation or warranty made in the merger agreement, or any failure to comply or satisfy any covenant or agreement in the merger agreement, (ii) receives a written communication alleging that the consent of a third party is required in connection with the mergers, or (iii) receives a material written communication from a governmental body related to the mergers;

•

TiVo notifying Xperi after any proceedings are commenced and served upon TiVo (or its subsidiaries) or threatened in writing (to the knowledge of TiVo) against TiVo (or its subsidiaries), that, if pending on December 18, 2019, would have been disclosed;

•	cooperation between Xperi and TiVo in the preparation of the registration statement of which this joint proxy statement/prospectus forms a part;

•	access by each party to certain information about the other party during the period prior to the effective time;

•	cooperation between Xperi and TiVo in connection with public announcements;

•

informing the other party of any stockholder litigation regarding the merger agreement or the mergers and giving the other party the opportunity to participate in the defense or settlement of that litigation (except that such settlement shall be agreed without the other party’s prior consent, not to be unreasonably withheld, conditioned or delayed);

•

cooperation between Xperi and TiVo in connection with the exemption under Rule 16b-3 promulgated under the Exchange Act of the transactions contemplated by the merger agreement and any other dispositions of Xperi and TiVo equity securities by directors or officers of Xperi, TiVo or HoldCo;

•

HoldCo’s obligation to file a registration statement on Form S-8 with respect to its shares issuable to certain Xperi and TiVo equityholders in connection with the transactions contemplated by the merger agreement (and HoldCo’s obligation to use commercially reasonable efforts to maintain the effectiveness of that registration statement) and take other actions with respect to HoldCo equity as contemplated by the merger agreement;

•	each party taking all action necessary to cause HoldCo common stock that would be issued in the mergers to be approved for listing on Nasdaq, subject to official notice of issuance;

•

the use of Xperi’s and TiVo’s reasonable best efforts to cause both the Xperi merger and the TiVo merger to qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Code or, alternatively, as a transaction qualifying for non-recognition of gain and loss under Section 351 of the Code and to cause the related opinions of counsel to be delivered;

•

cooperation between Xperi and TiVo in the preparation, execution and filing of all tax returns, questionnaires, applications or other documents related to taxes which become payable in connection with the transactions contemplated by the merger agreement that are required or permitted to be filed on or before the effective time;

•	cooperation between Xperi and TiVo in connection with the implementation of certain indebtedness arrangements of either party, including certain pre-merger financing transactions; and

•

Xperi and TiVo have agreed to use their reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable under applicable antitrust laws and regulations to complete and effect the mergers as soon as possible following the date of the merger agreement.

Conditions to Completion of the Mergers

The obligations of each of Xperi and TiVo to effect the mergers are subject to the satisfaction or waiver, in whole or in part (to the extent permitted by applicable law), of the following conditions:

•

the SEC having declared effective the registration statement of which this joint proxy statement/prospectus forms a part, and the absence of a stop order or proceedings seeking a stop order by the SEC;

•	the approval by Xperi stockholders of the Xperi merger proposal;

•	the approval by TiVo stockholders of the TiVo merger proposal;

•	the termination or expiration of any applicable waiting period under the HSR Act;

•

the absence of any law, order, judgment or other legal restraint by a court or other governmental entity in the United States or other jurisdiction if such court or other governmental entity has competent jurisdiction over Xperi or TiVo, that prevents the consummation of the Xperi merger or the TiVo merger (or makes their consummation illegal);

•	the approval for listing by Nasdaq, subject to official notice of issuance, of the HoldCo common stock issuable in connection with the mergers;

•	the other party having performed or complied in all material respects with all obligations, covenants and agreements required to be performed by it under the merger agreement;

•

no material adverse effect (or effect that would reasonably be expected to have a material adverse effect) with respect to the other party having occurred since September 30, 2019 (and the related representation and warranty of the other party being true and correct in all respects as of December 18, 2019 and as of immediately prior to the effective time);

•

certain representations and warranties of the other party relating to the capital structure being true and correct in all respects (other than immaterial inaccuracies) as of December 18, 2019 and as of immediately prior to the effective time;

•

certain representations and warranties of the other party relating to corporate power and authority and approval of the merger agreement that are qualified by materiality or material adverse effect or similar language being true and correct in all respects as of December 18, 2019 and as of immediately prior to the effective time (unless such representations or warranties address matters only as of a particular date or with respect to a specific period, in which event such representations or warranties must be true and correct in all respects only as of that particular date or with respect to that specific period);

•

certain representations and warranties of the other party relating to corporate power and authority and approval of the merger agreement that are not qualified by materiality or material adverse effect or similar language being true and correct in all material respects as of December 18, 2019 and as of immediately prior to the effective time (unless such representations or warranties address matters only as of a particular date or with respect to a specific period, in which event such representations or warranties must be so true and correct in all material respects only as of such particular date or with respect to such specific period);

•

each other representation and warranty of the other party being true and correct as of December 18, 2019 and as of immediately prior to the effective time (unless such representations or warranties address matters only as of a particular date or with respect to a specific period, in which event such representations or warranties must be true and correct only as of such particular date or with respect to such specific period), except where the failure to be so true and correct (without giving effect to any qualifications or limitations as to materiality, material adverse effect or similar language, other than with respect to certain limited exceptions) would not have a material adverse effect on such party;

•

the receipt of a certificate executed by the Chief Executive Officer and Chief Financial Officer of the other party certifying that the conditions in the six preceding bullet points have been satisfied;

•

with respect to Xperi, Xperi’s receipt of an opinion from Skadden to the effect that the Xperi merger and the TiVo merger will each qualify as a “reorganization” within the meaning of Section 368(a) of the Code or, alternatively, as a transaction qualifying for non-recognition of gain and loss under Section 351 of the Code; and

•

with respect to TiVo, TiVo’s receipt of an opinion from Cooley to the effect that the Xperi merger and the TiVo merger will each qualify as a “reorganization” within the meaning of Section 368(a) of the Code or, alternatively, as a transaction qualifying for non-recognition of gain and loss under Section 351 of the Code.

In addition, Xperi and TiVo have agreed to certify to HoldCo that they have not been, in the five (5) years before the effective time, a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code, or that none of their equity interests constitute a “United States real property interest” as defined in

Section 897(c) of the Code. If Xperi or TiVo fails to provide that certification, the transactions will nonetheless close and HoldCo will withhold the Xperi merger consideration and/or the TiVo merger consideration and pay over to the appropriate taxing authorities the amount required to be withheld under Section 1445 of the Code.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time under the following circumstances:

•	before the receipt of both parties’ requisite stockholder approvals, by mutual written consent of Xperi and TiVo;

•	before the receipt of Xperi’s stockholder approval, by Xperi, if:

•	Xperi terminates concurrently with its entry into (and in order to enter into) a definitive acquisition agreement that is authorized by its board and is a superior proposal;

•	Xperi has complied in all material respects certain of its related obligations under the merger agreement; and

•	Xperi pays a $44 million termination fee to TiVo (prior to or concurrently with the termination);

•	before the receipt of TiVo’s stockholder approval, by TiVo, if:

•	TiVo terminates concurrently with its entry into (and in order to enter into) a definitive acquisition agreement that is authorized by its board and is a superior proposal;

•	TiVo has complied in all material respects certain of its related obligations under the merger agreement; and

•	TiVo pays a $50.8 million termination fee to Xperi (prior to or concurrently with the termination);

•	whether before or after receipt of requisite stockholder approval, by either Xperi or TiVo:

•

if the mergers are not consummated by 5:00 p.m. Pacific time on September 30, 2020, except that this right to terminate the merger agreement will not be available to a party whose action or failure to act constituted a material breach of the merger agreement and proximately caused (or resulted in) the failure of the mergers to be consummated by that time;

•	if any final and nonappealable legal restraint that makes the consummation of the merger illegal (or permanently restrains, enjoins or prohibits the consummation of the mergers) is in effect;

•

if the approval of the Xperi merger proposal has not been obtained by reason of the failure to obtain the required vote at a duly convened Xperi stockholders meeting (or any adjournment or postponement of that meeting);

•

if the approval of the TiVo merger proposal has not been obtained by reason of the failure to obtain the required vote at a duly convened TiVo stockholders meeting (or any adjournment or postponement of that meeting);

•

before the receipt of the other party’s requisite stockholder approval, by Xperi if a TiVo triggering event (as defined below) has occurred or by TiVo if an Xperi triggering event (as defined below) has occurred;

•	if the other party has materially breached any of its covenants, obligations or other agreements contained in the merger agreement and if:

•	that breach would give rise to the failure of the applicable condition to consummate the mergers;

•	that breach is not curable by September 30, 2020 or is not cured within fifteen (15) business days after the terminating party gives notice of that breach or inaccuracy; and

•

the terminating party is not then in material breach of any of its representations, warranties, covenants, obligations or other agreements included in the merger agreement such that the other party would have the right to terminate the merger agreement;

•	if any of the representations and warranties of the other party were inaccurate when made (or, if not made as of a specific date, have become inaccurate) and if:

•	that inaccuracy would give rise to the failure of the applicable condition to consummate the mergers;

•	that inaccuracy is not curable by September 30, 2020 or is not cured within fifteen (15) business days after the terminating party gives notice of that breach or inaccuracy; and

•

the terminating party is not then in material breach of any of its representations, warranties, covenants, obligations or other agreements included in the merger agreement such that the other party would have the right to terminate the merger agreement.

For purposes of the termination provisions of the merger agreement, an Xperi “triggering event” or a TiVo “triggering event” shall be deemed to have occurred if:

•	the board of such party shall have made a change in board recommendation, as described in the section entitled “—Changes in Board Recommendations” beginning on page 145;

•	such party has failed to include in this joint proxy statement/prospectus the recommendation of its board to approve the Xperi merger proposal or TiVo merger proposal, as the case may be;

•

the board of such party fails to reaffirm publicly its recommendation of the merger agreement and the applicable merger within ten (10) days (or fewer, under certain circumstances) after requested by the first party;

•

such party has entered into an agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement relating to an acquisition proposal (other than a confidentially agreement that is expressly permitted under the merger agreement), or any agreement or agreement in principle requiring the other party to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement or breach its obligations under the merger agreement; or

•	such party or its representatives have materially breached the non-solicitation provisions of the merger agreement.

If the merger agreement is terminated, the terminating party will provide written notice to the other party (other than in case of termination by mutual written consent of Xperi and TiVo), and the merger agreement will be of no further force or effect, except that (i) the provisions of the merger agreement relating to fees and expenses, effects of termination, governing law, jurisdiction and specific performance, as well as the confidentiality agreement entered into between Xperi and TiVo and certain other provisions of the merger agreement will continue in effect notwithstanding termination of the merger agreement and (ii) neither party will be relieved from liability as a result of fraud or willful and material breach by that party of its representations, warranties, covenants, obligations or other agreements set forth in the merger agreement.

Expenses and Termination Fees

Generally, each party is required to pay all fees and expenses incurred by it in connection with the mergers and the other transactions and agreements contemplated by the merger agreement. However, upon a termination of the merger agreement, a party will become obligated to pay to the other party a termination fee in the following circumstances:

Xperi will be obligated to pay a termination fee of $44,000,000 to TiVo if:

•

Xperi terminates the merger agreement before receipt of Xperi’s stockholder approval in order to concurrently enter into a definitive acquisition agreement that is authorized by its board and provides for a superior proposal (where Xperi has complied in all material respects certain of its related obligations under the merger agreement);

•

TiVo terminates the merger agreement before receipt of Xperi’s stockholder approval in connection with the occurrence of an Xperi triggering event (as defined in the section entitled “—Termination of the Merger Agreement” beginning on page 152);

•	the following circumstances occur:

•

(i) Xperi or TiVo terminate the merger agreement on account of the merger not being consummated by 5:00 p.m. Pacific time on September 30, 2020 (where the terminating party’s action or failure to act did not constitute a material breach of the merger agreement and did not proximately cause (or result in) the failure of the mergers to be consummated by that time), except that in the case of a termination by Xperi, TiVo would have also had the right to terminate on the same basis, (ii) Xperi or TiVo terminate the merger agreement on account of the approval of the Xperi merger proposal not being obtained by reason of the failure to obtain the required vote at a duly convened Xperi stockholders meeting (or any adjournment or postponement of that meeting), (iii) TiVo terminates the merger agreement on account of Xperi materially breaching its covenants, obligations or other agreements contained in the merger agreement or Xperi’s representations and warranties being inaccurate when made (or, if not made as of a specific date, having become inaccurate) (where that breach or inaccuracy would give rise to the failure of the applicable condition to consummate the mergers, where that breach or inaccuracy is not curable by September 30, 2020 or is not cured within fifteen (15) business days after TiVo gives notice of that breach or inaccuracy, and where TiVo is not then in material breach of any of its representations, warranties, covenants, obligations or other agreements included in the merger agreement such that Xperi would have the right to terminate the merger agreement), or (iv) Xperi or TiVo terminate the merger agreement on account of a final and nonappealable legal restraint that makes the consummation of the merger illegal (or permanently restrains, enjoins or prohibits the consummation of the mergers) being in effect (where at the time of termination TiVo had the right to terminate the merger agreement as set forth in the preceding clause (iii));

•

an acquisition proposal with respect to Xperi has been publicly disclosed (and has not been publicly withdrawn), (i) in the case of clause (i) of the preceding bullet, before September 30, 2020, (ii) in the case of clause (ii) of the preceding bullet, at least five (5) business days prior to the date of the Xperi stockholders meeting, or (iii) in the case of clause (iii) of the preceding bullet, prior to a material breach by Xperi that gives rise to TiVo’s termination right; and

•

within twelve (12) months after the termination of the merger agreement, Xperi enters into a definitive agreement with respect to an acquisition proposal for Xperi that is consummated later or an acquisition proposal for Xperi occurs and involves Xperi (it being understood that for the purposes of this sub-bullet, each reference to 15% in the definition of acquisition proposal shall be deemed to be a reference to 50%).

Xperi will be obligated to pay an expense reimbursement amount of up to $10,000,000 to TiVo on account of TiVo’s reasonable, documented, out-of-pocket expenses paid to third parties in connection with the transactions contemplated by the merger agreement, if the merger agreement is terminated by Xperi or TiVo on account of the approval of the Xperi merger proposal not being obtained by reason of the failure to obtain the required vote at a duly convened Xperi stockholders meeting (or any adjournment or postponement of that meeting). If Xperi is subsequently obligated to pay TiVo a termination fee as described above, that subsequent payment will be reduced by the expense reimbursement amount.

TiVo will be obligated to pay a termination fee of $50,800,000 to Xperi if:

•

TiVo terminates the merger agreement before receipt of TiVo’s stockholder approval in order to concurrently enter into a definitive acquisition agreement that is authorized by its board and provides for a superior proposal (where TiVo has complied in all material respects certain of its related obligations under the merger agreement);

•

Xperi terminates the merger agreement before receipt of TiVo’s stockholder approval in connection with the occurrence of a TiVo triggering event (as defined in the section entitled “—Termination of the Merger Agreement” beginning on page 152);

•	all of the following circumstances occur:

•

(i) TiVo or Xperi terminate the merger agreement on account of the merger not being consummated by 5:00 p.m. Pacific time on September 30, 2020 (where the terminating party’s action or failure to act did not constitute a material breach of the merger agreement and did not proximately cause (or result in) the failure of the mergers to be consummated by that time), except that in the case of a termination by TiVo, Xperi would have also had the right to terminate on the same basis, (ii) TiVo or Xperi terminate the merger agreement on account of the approval of the TiVo merger proposal not being obtained by reason of the failure to obtain the required vote at a duly convened TiVo stockholders meeting (or any adjournment or postponement of that meeting), (iii) Xperi terminates the merger agreement on account of TiVo materially breaching its covenants, obligations or other agreements contained in the merger agreement or TiVo’s representations and warranties being inaccurate when made (or, if not made as of a specific date, having become inaccurate) (where that breach or inaccuracy would give rise to the failure of the applicable condition to consummate the mergers, where that breach or inaccuracy is not curable by September 30, 2020 or is not cured within fifteen (15) business days after Xperi gives notice of that breach or inaccuracy, and where Xperi is not then in material breach of any of its representations, warranties, covenants, obligations or other agreements included in the merger agreement such that TiVo would have the right to terminate the merger agreement), or (iv) TiVo or Xperi terminate the merger agreement on account of a final and nonappealable legal restraint that makes the consummation of the merger illegal (or permanently restrains, enjoins or prohibits the consummation of the mergers) being in effect (where at the time of termination Xperi had the right to terminate the merger agreement as set forth in the preceding clause (iii));

•

an acquisition proposal with respect to TiVo has been publicly disclosed (and has not been publicly withdrawn), (i) in the case of clause (i) of the preceding bullet, before September 30, 2020, (ii) in the case of clause (ii) of the preceding bullet, at least five (5) business days prior to the date of the TiVo stockholders meeting, or (iii) in the case of clause (iii) of the preceding bullet, prior to a material breach by TiVo that gives rise to Xperi’s termination right; and

•

within twelve (12) months after the termination of the merger agreement, TiVo enters into a definitive agreement with respect to an acquisition proposal for TiVo that is consummated later or an acquisition proposal for TiVo occurs and involves TiVo (it being understood that for the purposes of this sub-bullet, each reference to 15% in the definition of acquisition proposal shall be deemed to be a reference to 50%).

TiVo will be obligated to pay an expense reimbursement amount of up to $10,000,000 to Xperi on account of Xperi’s reasonable, documented, out-of-pocket expenses paid to third parties in connection with the transactions contemplated by the merger agreement, if the merger agreement is terminated by Xperi or TiVo on account of the approval of the TiVo merger proposal not being obtained by reason of the failure to obtain the required vote at a duly convened TiVo stockholders meeting (or any adjournment or postponement of that meeting). If TiVo is obligated to subsequently pay Xperi a termination fee as described above, that subsequent payment will be reduced by the expense reimbursement amount.

The merger agreement also provides that in the event that any termination fee or expense reimbursement amount is paid in accordance with the foregoing, the paying party will have no further liability to the other party with respect to the merger agreement, other than with respect to: (i) in the case of payment of any expense reimbursement amount, any termination fee that also may also be owed in accordance with the foregoing; (ii) any liability for fraud or willful and material breach; or (iii) costs, expenses and interest in connection with an action of the other party to collect amounts owed to that party in accordance with the foregoing.

In addition, if the merger agreement is terminated in accordance with the foregoing (other than if TiVo terminates the merger agreement on account of Xperi materially breaching its covenants, obligations or other agreements contained in the merger agreement or Xperi’s representations and warranties being inaccurate when made (or, if not made as of a specific date, having become inaccurate), where that breach or inaccuracy would give rise to the failure of the applicable condition to consummate the mergers, where that breach or inaccuracy is not curable by September 30, 2020 or is not cured within fifteen (15) business days after TiVo gives notice of that breach or inaccuracy, and where TiVo is not then in material breach of any of its representations, warranties, covenants, obligations or other agreements included in the merger agreement such that Xperi would have the right to terminate the merger agreement), each of Xperi and TiVo will pay fifty-percent (50%) of the costs and expenses (other than the fees and expenses of any attorneys and accountants) incurred by the parties in connection with the debt financing.

Amendments, Extensions and Waivers

Amendment. Subject to compliance with applicable law, the merger agreement may be amended by a written agreement of the parties at any time before or after receipt of the requisite stockholder approvals, except that (i) after one or both of the stockholder approvals have been received, there may not be any further amendment that by law requires the further approval of the Xperi stockholders or TiVo stockholders (without further approval of the applicable stockholders) and (ii) amendments of certain parts of the merger agreement that are adverse in a material respect to a financing source require the prior written consent of the affected financing source. The merger agreement was amended as of January 31, 2020.

On January 31, 2020, the parties agreed to amend the merger agreement in order to permit Xperi and TiVo to continue administering their employee stock purchase plans consistent with their administration prior to the signing of the merger agreement. Accordingly, the amendment revised sections 3.2(a)(iv) and 3.2(b)(iv) of the merger agreement to permit the following under each of Xperi and TiVo’s ESPPs, respectively: (i) the commencement of new offering periods after December 18, 2019; (ii) the participation of new individuals after December 18, 2019; and (iii) increases in payroll contributions from the rate in effect as of December 18, 2019. Other than as expressly modified pursuant to the amendment, the merger agreement remains in full force and effect as originally executed on December 18, 2019.

Extension; Waiver. A party may (i) waive any inaccuracy in a representation or warranty of any other party, (ii) extend the time for performance of any obligation or act of any other party, (iii) to the extent permitted by applicable law, waive compliance by the other party with any of the agreements contained in the merger agreement or (iv) to the extent permitted by applicable law and except as otherwise provided in the merger agreement, waive the satisfaction of any of its conditions contained in the merger agreement. Waiver of certain obligations contained in the merger agreement that is adverse in a material respect to a financing source requires the prior written consent of the affected financing source.

No Third-Party Beneficiaries

The merger agreement is not intended to confer any rights or remedies upon any person other than with respect to certain limited sections of the merger agreement which are enforceable by the financing sources to the extent related to the debt financing.

Specific Performance

The parties have agreed in the merger agreement that irreparable damage would occur in the event that any of the provisions of the merger agreement are not performed in accordance with their specific terms or are otherwise breached. The parties have agreed that they will be entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the performance of its terms and provisions, in addition to any other remedy to which they are entitled at law or in equity. The parties have further agreed to waive the requirement of any posting of a bond in connection with these remedies.

Litigation Relating to the Mergers

Between March 3 and March 11, 2020, six lawsuits were filed by purported stockholders of TiVo in connection with the proposed merger between TiVo and Xperi. Two lawsuits were brought as putative class actions and are captioned Jordan Rosenblatt v. TiVo Corporation, et al., No. 1:20-cv-00327 (D. Del. filed Mar. 3, 2020) and Gary Smith v. TiVo Corporation, et al., No. 1:20-cv-02104 (S.D.N.Y. filed Mar. 9, 2020). Four lawsuits were brought by the plaintiffs individually and are captioned Alex Makarounis v. TiVo Corporation, et al., No. 1:20-cv-01917 (S.D.N.Y. filed Mar. 4, 2020), Shiva Stein v. TiVo Corporation, et al., No. 5:20-cv-01680 (N.D. Cal. filed Mar. 9, 2020), Chandra Auberry v. TiVo Corporation, et al., No. 1:20-cv-02170 (S.D.N.Y. filed Mar. 11, 2020), and Craig Henning v. TiVo Corporation, et al., No. 1:20-cv-01314 (E.D.N.Y. filed Mar. 11, 2020) (collectively, the “Complaints”). The Complaints name as defendants TiVo and the TiVo board. The Rosenblatt complaint additionally names as defendants Xperi, Xperi Merger Sub and TiVo Merger Sub. The Complaints allege violations of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder against the individual defendants and TiVo, and assert violations of Section 20(a) of the Exchange Act against the individual defendants. The Rosenblatt complaint additionally alleges a claim under Section 20(a) of the Exchange against Xperi, and the Stein and Smith complaints additionally allege a violation of 17 C.F.R. § 244.100 against the individual defendants and TiVo. The plaintiffs contend that the joint proxy statement/prospectus filed on February 18, 2020 omitted or misrepresented material information regarding the proposed merger between TiVo and Xperi, rendering the joint proxy statement/prospectus false and misleading. The Complaints seek injunctive relief, rescission or rescissory damages, and an award of plaintiffs’ costs, including attorneys’ fees and expenses. The Rosenblatt and Auberry complaints also seek dissemination of a registration statement that does not contain any untrue or misleading statements of material fact and a declaration that defendants violated Sections 14(a) and/or 20(a) of the Exchange Act, as well as Rule 14a-9 promulgated thereunder.

The defendants believe the Complaints are without merit and intend to vigorously defend against them.

IF YOU ARE AN XPERI STOCKHOLDER, THE XPERI BOARD

RECOMMENDS THAT YOU VOTE “FOR” XPERI PROPOSAL 1.

IF YOU ARE A TIVO STOCKHOLDER, THE TIVO BOARD

RECOMMENDS THAT YOU VOTE “FOR” TIVO PROPOSAL 1.

XPERI PROPOSAL 2 AND TIVO PROPOSAL 2: ADJOURNMENT TO

SOLICIT ADDITIONAL PROXIES

Adjournment of Xperi Special Meeting

The Xperi special meeting may be adjourned to another time and place to permit further solicitation of proxies, if necessary or appropriate, or to obtain additional proxies if there are not sufficient votes to approve the Xperi merger proposal. The Xperi board does not intend to propose adjournment of the applicable special meeting if there are sufficient votes to approve the Xperi merger proposal.

Xperi is asking you to authorize the holder of any proxy solicited by the Xperi board to vote in favor of any adjournment of its special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Xperi merger proposal.

Approval of the Xperi adjournment proposal requires the affirmative vote of the holders of a majority of the shares in attendance or represented by proxy and entitled to vote at the Xperi special meeting on the Xperi adjournment proposal.

If you are an Xperi stockholder and mark your proxy or voting instructions to abstain, it will have the same effect as a vote “AGAINST” the Xperi adjournment proposal. If you are an Xperi stockholder and fail to vote or fail to instruct your broker or nominee to vote, it will have no effect on the Xperi adjournment proposal.

Adjournment of TiVo Special Meeting

The TiVo special meeting may be adjourned to another time and place to permit further solicitation of proxies, if necessary or appropriate, or to obtain additional proxies if there are not sufficient votes to approve the TiVo merger proposal. The TiVo board does not intend to propose adjournment of the applicable special meeting if there are sufficient votes to approve the TiVo merger proposal.

TiVo is asking you to authorize the holder of any proxy solicited by the TiVo board to vote in favor of any adjournment of its special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the TiVo merger proposal.

Approval of the TiVo adjournment proposal requires the affirmative vote of a majority of the shares of TiVo common stock in attendance or represented by proxy at the TiVo special meeting.

If you are a TiVo stockholder and mark your proxy or voting instructions to abstain, it will have the same effect as a vote “AGAINST” the TiVo adjournment proposal. As TiVo does not expect there to be any broker non-votes at the TiVo special meeting, if you are a TiVo stockholder and fail to instruct your broker or nominee to vote, it will have no effect on the TiVo adjournment proposal. If you are a TiVo stockholder and fail to vote, it will have no effect on the TiVo adjournment proposal.

IF YOU ARE AN XPERI STOCKHOLDER, THE XPERI BOARD

RECOMMENDS THAT YOU VOTE “FOR” XPERI PROPOSAL 2.

IF YOU ARE A TIVO STOCKHOLDER, THE TIVO BOARD

RECOMMENDS THAT YOU VOTE “FOR” TIVO PROPOSAL 2.

XPERI PROPOSAL 3 AND TIVO PROPOSAL 3: ADVISORY (NON-BINDING)

VOTE ON COMPENSATION

Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, each of Xperi and TiVo is required to submit a proposal to its stockholders for a non-binding, advisory vote to approve certain compensation that may become payable to its named executive officers in connection with the completion of the mergers.

Xperi Compensation Disclosure

If you are an Xperi stockholder, the Xperi compensation proposal gives you the opportunity to vote, on a non-binding, advisory basis, on the compensation that may be paid or become payable to Xperi’s named executive officers in connection with the mergers. The compensation relating to the Xperi compensation proposal is summarized in the table in the section entitled “Adoption of the Merger Agreement—Recommendation of the Xperi Board of Directors—Interests of Xperi Directors and Executive Officers in the Mergers—Merger Related Compensation-Xperi” beginning on page 82, including the footnotes to the table and the related narrative. The Xperi board encourages you to review carefully the named executive officer merger-related compensation information with respect to Xperi’s named executive officers disclosed in this joint proxy statement/prospectus.

The Xperi board recommends that Xperi stockholders approve the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the named executive officers of Xperi Corporation in connection with the mergers, as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of the joint proxy statement/prospectus entitled “Adoption of the Merger Agreement— Recommendation of the Xperi Board of Directors—Interests of Xperi Directors and Executive Officers in the Mergers—Merger Related Compensation-Xperi,” including the associated narrative discussion, and the agreements and plans pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”

The vote on the Xperi compensation proposal is a vote separate and apart from the vote on the Xperi merger proposal. Accordingly, an Xperi stockholder may vote to approve the Xperi merger proposal and vote not to approve the Xperi compensation proposal, and vice versa. Because the vote on the Xperi compensation proposal is advisory only, the outcome of such vote will not be binding on Xperi, TiVo or HoldCo. Accordingly, if the merger agreement is adopted by the Xperi stockholders and the TiVo stockholders and the mergers are completed, the compensation with respect to the named executive officers of Xperi will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the Xperi compensation proposal.

Approval of the Xperi compensation proposal requires the affirmative vote of the holders of a majority of the shares in attendance or represented by proxy and entitled to vote at the Xperi special meeting on the Xperi compensation proposal.

If you are an Xperi stockholder and fail to vote or fail to instruct your broker or nominee to vote, it will have no effect on the Xperi compensation proposal, assuming a quorum is present. If you are an Xperi stockholder and mark your proxy or voting instructions to abstain, it will have the same effect as a vote “AGAINST” the Xperi compensation proposal.

TiVo Compensation Disclosure

If you are a TiVo stockholder, the TiVo compensation proposal gives you the opportunity to vote, on a non-binding, advisory basis, on the compensation that may be paid or become payable to TiVo’s named executive officers in connection with the mergers. The compensation relating to the TiVo compensation proposal is summarized in the table in the section entitled “Adoption of the Merger Agreement— Recommendation of the

TiVo Board of Directors—Interests of TiVo Directors and Executive Officers in the Mergers—Merger Related Compensation-TiVo” beginning on page 104, including the footnotes to the table and the related narrative. The TiVo board encourages you to review carefully the named executive officer merger-related compensation information with respect to TiVo’s named executive officers disclosed in this joint proxy statement/prospectus.

The TiVo board recommends that TiVo stockholders approve the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the named executive officers of TiVo Corporation in connection with the mergers, as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of the joint proxy statement/prospectus entitled “Adoption of the Merger Agreement— Recommendation of the TiVo Board of Directors—Interests of TiVo Directors and Executive Officers in the Mergers—Merger Related Compensation-TiVo,” including the associated narrative discussion, and the agreements and plans pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”

The vote on the TiVo compensation proposal is a vote separate and apart from the vote on the TiVo merger proposal. Accordingly, a TiVo stockholder may vote to approve the TiVo merger proposal and vote not to approve the TiVo compensation proposal, and vice versa. Because the votes on the TiVo compensation proposal are advisory only, the outcomes of such votes will not be binding on Xperi, TiVo or HoldCo. Accordingly, if the merger agreement is adopted by the Xperi stockholders and the TiVo stockholders and the mergers are completed, the compensation with respect to the named executive officers of TiVo will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the TiVo compensation proposal.

Approval of the TiVo compensation proposal requires the affirmative vote of a majority of the shares of TiVo common stock in attendance or represented by proxy and entitled to vote at the TiVo special meeting.

If you are a TiVo stockholder and fail to vote or fail to instruct your broker or nominee to vote, it will have no effect on the TiVo compensation proposal, assuming a quorum is present. If you are a TiVo stockholder and mark your proxy or voting instructions to abstain, it will have the same effect as a vote “AGAINST” the TiVo compensation proposal.

IF YOU ARE AN XPERI STOCKHOLDER, THE XPERI BOARD

RECOMMENDS THAT YOU VOTE “FOR” XPERI PROPOSAL 3.

IF YOU ARE A TIVO STOCKHOLDER, THE TIVO BOARD

RECOMMENDS THAT YOU VOTE “FOR” TIVO PROPOSAL 3.

THE XPERI SPECIAL MEETING

General

This section contains information about the Xperi special meeting that has been called to consider and vote on the Xperi merger proposal, the Xperi adjournment proposal and the Xperi compensation proposal. This joint proxy statement/prospectus is being furnished to Xperi stockholders in connection with the solicitation of proxies by the Xperi board for use at the Xperi special meeting and any adjournments of such special meeting. This joint proxy statement/prospectus provides Xperi stockholders with information about the Xperi special meeting and should be read carefully in its entirety.

Date, Time and Place

Due to the public health concerns regarding the coronavirus or COVID-19 outbreak, the Xperi special meeting will be held virtually via live audio-only webcast at http://virtualshareholdermeeting.com/XPER2020SM on May 29, 2020 at 9:00 a.m. Pacific Time. The Xperi special meeting will be held online only and you will not be able to attend in person. Online check-in will begin at 8:45 a.m. Pacific Time and you should allow ample time for the check-in procedures. You will be able to vote your shares electronically by Internet and submit questions online during the Xperi special meeting by logging in to the website listed above using the 16-digit control number included in your proxy card.

Purpose of the Special Meeting

At the Xperi special meeting, Xperi stockholders will be asked to vote on the following proposals:

•	Proposal 1—Adoption of the Merger Agreement. To consider and vote on the Xperi merger proposal;

•	Proposal 2—Adjournments of the Xperi Special Meeting. To consider and vote on the Xperi adjournment proposal; and

•	Proposal 3—Approval, on an Advisory (Non-Binding) Basis, of Certain Compensatory Arrangements with Xperi Named Executive Officers. To consider and vote on the Xperi compensation proposal.

Recommendation of the Board of Directors

After careful consideration, the Xperi board, on December 17, 2019, (a) approved the merger agreement and determined that entering into the merger agreement and consummating the transactions contemplated thereby, including the Xperi merger, are advisable and fair to, and in the best interests of, Xperi and its stockholders; (b) authorized and approved the execution, delivery and performance of the merger agreement by Xperi and approved the Xperi merger; and (c) recommended the adoption of the merger agreement by the Xperi stockholders and directed that the merger agreement be submitted for consideration by the Xperi stockholders at the Xperi special meeting.

The Xperi board recommends that Xperi stockholders vote:

“FOR” the Xperi merger proposal;

“FOR” the Xperi adjournment proposal; and

“FOR” the Xperi compensation proposal.

Record Date

Only holders of record of shares of Xperi common stock at the close of business on April 13, 2020, the record date for the Xperi special meeting, will be entitled to notice of, and to vote at, the Xperi special meeting or any adjournments or postponements thereof. A list of stockholders of record entitled to vote at the Xperi special meeting shall be open to any stockholder for any purpose relevant to such meeting for ten (10) days before the Xperi special meeting, during normal business hours, at Xperi’s headquarters in San Jose, California. In addition, the stockholder list will be available for inspection during the Xperi special meeting at http://virtualshareholdermeeting.com/XPER2020SM.

As of the close of business on the Xperi record date, there were 50,534,650 shares of Xperi common stock outstanding and entitled to vote at the Xperi special meeting.

Quorum

A quorum of stockholders is necessary to transact business at the Xperi special meeting. A quorum exists if the holders of at least a majority of the issued and outstanding shares of Xperi common stock entitled to vote on such subject matter are represented in person or by proxy at such meeting. Xperi stockholders who virtually attend the Xperi special meeting via live audio-only webcast at http://virtualshareholdermeeting.com/XPER2020SM will be considered present “in person” for purposes of establishing a quorum and for all other purposes. Abstentions will be counted in determining whether a quorum exists. However, broker non-votes, if any, will not be included to establish a quorum. Because none of the proposals to be voted on at the Xperi special meeting are routine matters for which brokers may have discretionary authority to vote, Xperi does not expect there to be any broker non-votes at the Xperi special meeting.

Required Vote

Approval of the Xperi merger proposal requires the affirmative vote of the holders of a majority of all outstanding shares of the Xperi common stock entitled to vote on the Xperi merger proposal. Approval of the Xperi adjournment proposal and the Xperi compensation proposal each requires the affirmative vote of the holders of a majority of the shares in attendance or represented by proxy and entitled to vote at the Xperi special meeting. Under the stock exchange rules, if you hold your shares of Xperi common stock in “street name,” your broker, nominee or intermediary may not vote your shares without instructions from you on non-routine matters. None of the proposals to be voted on at the Xperi special meeting are routine matters. Therefore, without your voting instructions, your broker or other nominee may not vote your shares on Proposal 1, Proposal 2 or Proposal 3 at the Xperi special meeting.

Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” Proposal 1. Abstentions will have the same effect as a vote “AGAINST” Proposal 2 and Proposal 3. Broker non-votes, if any, and will have no effect on Proposal 2 and Proposal 3 (assuming a quorum is present). Because none of the proposals to be voted on at the Xperi special meeting are routine matters for which brokers may have discretionary authority to vote, Xperi does not expect there to be any broker non-votes at the Xperi special meeting.

Abstentions and Broker Non-Votes

A broker non-vote occurs on an item when (i) a broker, nominee or intermediary has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other proposals without instructions from the beneficial owner of the shares and (ii) the beneficial owner fails to provide the broker, nominee or intermediary with such instructions. Under stock exchange rules, “non-routine” matters include the Xperi merger proposal (Proposal 1), the Xperi adjournment proposal (Proposal 2) and the vote, on an advisory basis, on the Xperi compensation proposal (Proposal 3). Because none of the proposals to be voted on at the Xperi special meeting are routine matters for which brokers may have discretionary authority to vote, Xperi does not expect there to be any broker non-votes at the Xperi special meeting. If you hold your shares in street name and you want your vote to be counted at the Xperi special meeting, it is critical that you cast your vote by instructing your bank, broker or other nominee on how to vote or by voting your shares through the Internet during the Xperi special meeting using the 16-digit control number included in your proxy card, voting instruction form, or in the materials provided by your bank, brokerage firm or other nominee. The stock exchange rules governing brokers’ discretionary authority will not permit brokers to exercise discretionary authority regarding any of the proposals to be voted on at the Xperi special meeting.

If you are an Xperi stockholder and you mark your proxy or voting instructions to abstain or fail to instruct your broker or nominee to vote, it will have the effect of a vote “AGAINST” the Xperi merger but will have no effect on the Xperi adjournment proposal or the Xperi compensation proposal, assuming a quorum is present.

Shares and Voting of Xperi’s Directors and Executive Officers

As of the close of business on the Xperi record date, less than two-percent (2%) of the outstanding shares of Xperi common stock were held by Xperi’s directors and executive officers and their affiliates. We currently expect that Xperi’s directors and executive officers will vote their shares of Xperi common stock in favor of the above-listed proposals, although none of them has entered into any agreements obligating him or her to do so.

How to Vote Before the Xperi Special Meeting

By Telephone—Xperi stockholders can vote their shares by a toll-free telephone number by following the instructions provided on the enclosed proxy card. The telephone voting procedures are designed to authenticate a stockholder’s identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Voting by telephone authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

By the Internet—Xperi stockholders can simplify their voting by voting their shares via the Internet as instructed on the enclosed proxy card. The Internet procedures are designed to authenticate a stockholder’s identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Internet voting facilities for stockholders of record are available twenty four (24) hours a day. Voting via the Internet authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

By Mail—Xperi stockholders may vote their shares by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided with this joint proxy statement/prospectus. Proxy cards submitted by mail must be received by the time of the Xperi special meeting for your shares to be voted.

How to Vote at the Xperi Special Meeting

All Xperi stockholders are invited to attend the Xperi special meeting virtually via live audio-only webcast. To vote through the Internet during the Xperi special meeting, please visit http://virtualshareholdermeeting.com/XPER2020SM on May 29, 2020 at 9:00 a.m. Pacific Time and have available the 16-digit control number included in your proxy card. Online check-in will begin at 8:45 a.m. Pacific Time and you should allow ample time for the check-in procedures. If you vote by proxy and also virtually attend the Xperi special meeting, you do not need to vote again at the Xperi special meeting unless you wish to change your vote. Even if you plan to virtually attend the Xperi special meeting, we strongly urge you to vote in advance by proxy by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone before the Xperi special meeting by following the instructions provided on the enclosed proxy card and below.

How to Attend the Special Meeting

The Xperi special meeting will be held entirely online due to the public health concerns regarding the coronavirus or COVID-19 outbreak. You will not be able to attend the Xperi special meeting in person. The meeting will be held virtually on May 29, 2020 at 9:00 a.m. Pacific Time via live audio-only webcast at

http://virtualshareholdermeeting.com/XPER2020SM. To attend the meeting as a stockholder, you will need the 16-digit control number included in your proxy card. Online check-in will begin at 8:45 a.m. Pacific Time and you should allow ample time for the check-in procedures. If you do not have your 16-digit control number, you will be able to access and listen to the Xperi special meeting but you will not be able to vote your shares or submit questions during the Xperi special meeting.

The virtual meeting has been designed to provide the same rights to participate as the stockholder would have at an in-person meeting. Information on how to vote by Internet before and during the Xperi special meeting is discussed above.

How to Ask Questions at the Xperi Special Meeting

Our virtual Xperi special meeting allows stockholders to submit questions during the Xperi special meeting in the question box provided at http://virtualshareholdermeeting.com/XPER2020SM. We will respond to as many inquiries at the Xperi special meeting as time allows.

What to Do if You Have Technical Difficulties or Trouble Accessing the Virtual Meeting Website

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting website log-in page at http://virtualshareholdermeeting.com/XPER2020SM.

What to Do if You Cannot Virtually Attend the Xperi Special Meeting

You may vote your shares before the Xperi special meeting by Internet, by proxy or by telephone pursuant to the instructions contained in your proxy card. You do not need to access the Xperi special meeting webcast to vote if you submitted your vote via proxy, by Internet or by telephone in advance of the Xperi special meeting.

Voting of Shares Held in Street Name

If you hold Xperi shares through a broker or other nominee, you may instruct your broker or other nominee to vote your Xperi shares by following the instructions that the broker or nominee provides to you with these materials. Most brokers offer the ability for stockholders to submit voting instructions by mail by completing a voting instruction card, by telephone and via the Internet before the meeting. If you do not provide voting instructions to your broker, your Xperi shares will not be voted on any proposal as your broker does not have discretionary authority to vote on any of the proposals to be voted on at the Xperi special meeting. If you fail to provide your broker, bank, trust company or other nominee with instructions, you may still vote your shares on any proposal through the Internet during the Xperi special meeting at http://virtualshareholdermeeting.com/XPER2020SM using the 16-digit control number included in your proxy card or the materials provided by your bank or brokerage firm.

Broker non-votes, if any, will not be counted for the purpose of determining the presence or absence of a quorum for purposes of the Xperi special meeting. With respect to the Xperi merger proposal broker non-votes, if any, will have the effect of a vote “AGAINST” the proposal. With respect to the Xperi adjournment proposal and the Xperi compensation proposal, broker non-votes, if any, will have no effect on such proposals. Because none of the proposals to be voted on at the Xperi special meeting are routine matters for which brokers may have discretionary authority to vote, Xperi does not expect any broker non-votes at the Xperi special meeting. If you hold shares of Xperi common stock through a broker or other nominee and wish to vote your shares of Xperi common stock at the Xperi special meeting, you will need the 16-digit control number included in your proxy card or in the materials provided by your bank, brokerage firm or other nominee.

Voting by Proxy

A proxy card is enclosed for your use. Xperi requests that you mark, sign and date the accompanying proxy and return it promptly in the enclosed postage-paid envelope. When the accompanying proxy is returned properly executed, the shares of Xperi common stock represented by it will be voted at the Xperi special meeting or any adjournment thereof in accordance with the instructions contained in the proxy. If no specific instructions are given by you when you execute your voting form, as explained on the form, your shares will be voted as recommended by the Xperi board as stated in this joint proxy statement/prospectus, specifically “FOR” the Xperi merger proposal, “FOR” the Xperi adjournment proposal and “FOR” the Xperi compensation proposal.

At the date hereof, Xperi’s management has no knowledge of any business that will be presented for consideration at the Xperi special meeting and which would be required to be set forth in this joint proxy statement/prospectus or the related Xperi proxy card other than the matters set forth in Xperi’s Notice of Special Meeting of Stockholders. If any other matter is properly presented at the Xperi special meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

Your vote is important. Accordingly, please mark, sign, date and return the enclosed proxy card whether or not you plan to attend the Xperi special meeting via the live audio-only webcast.

How Proxies Are Counted

All shares of Xperi common stock represented by properly executed proxies received in time for the Xperi special meeting will be voted at the meeting in the manner specified by the Xperi stockholder giving those proxies. Properly executed proxies that do not contain voting instructions with respect to the Xperi merger proposal, the Xperi adjournment proposal or the Xperi compensation proposal will be voted as recommended by the Xperi board as stated in this joint proxy statement/prospectus, specifically “FOR” the Xperi merger proposal, “FOR” the Xperi adjournment proposal and “FOR” the Xperi compensation proposal.

Revocability of Proxies

You may revoke your proxy (including any Internet or telephone vote) and change your vote at any time before the final vote at the Xperi special meeting. You may do this by submitting a new proxy at a later date or by attending the Xperi special meeting virtually via live audio-only webcast at http://virtualshareholdermeeting.com/XPER2020SM and voting by Internet. Attending the meeting will not revoke your proxy unless you specifically request it. Only the latest validly executed proxy that you submit will be counted.

Written notices of revocation and other communications about revoking Xperi proxies should be addressed to:

Xperi Corporation

3025 Orchard Parkway

San Jose, California 95134

Attn: Paul Davis, Secretary

If your Xperi shares are held in street name, you should follow the instructions of your broker regarding the revocation of proxies.

Once voting on a particular matter is completed at the Xperi special meeting, an Xperi stockholder will not be able to revoke its proxy or change its vote as to that matter.

All shares of Xperi common stock represented by valid proxies that Xperi receives through this solicitation and that are not revoked will be voted in accordance with the instructions on the proxy card. If a Xperi stockholder makes no specifications on its proxy card as to how it should want its shares of Xperi common stock voted before signing and returning it, such proxy will be voted as recommended by the Xperi board as stated in this joint proxy statement/prospectus, specifically “FOR” the Xperi merger proposal, “FOR” the Xperi adjournment proposal and “FOR” the Xperi compensation proposal.

Solicitation of Proxies

Xperi is soliciting proxies to provide an opportunity to all Xperi stockholders to vote on agenda items, whether or not the stockholders are able to attend the Xperi special meeting or an adjournment or postponement thereof. Xperi will bear the entire cost of soliciting proxies from its stockholders, except that Xperi and TiVo have agreed to each pay one half of the costs and expenses of filing, printing and mailing this joint proxy statement/prospectus and all filing and other similar fees payable to the SEC in connection with this joint proxy statement/prospectus. In addition to the solicitation of proxies by mail, Xperi will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Xperi common stock and secure their voting instructions, if necessary. Xperi will reimburse the record holders on request for their reasonable expenses in taking those actions.

Xperi has also made arrangements with Alliance Advisors to assist in soliciting proxies and in communicating with Xperi stockholders and estimates that it will pay them a fee of approximately $30,000 plus out-of-pocket fees and expenses for these services. Additionally, Xperi has made arrangements with Innisfree M&A Incorporated to assist in soliciting proxies and estimates that it will pay them a fee of approximately $40,000 plus out-of-pocket fees and expenses for such services. Proxies also may be solicited on behalf of Xperi in person, by mail, by telephone or by electronic communication or by Xperi officers and employees, who will not be specially compensated for their services in this regard.

Tabulation of Votes

The Xperi board has appointed a representative of Broadridge Financial Solutions, Inc. to act as the inspector of election for the Xperi special meeting. The inspector of election will, among other matters, determine the number of shares of Xperi common stock represented at the Xperi special meeting to confirm the existence of a quorum, determine the validity of all proxies and ballots and certify the results of voting on all proposals submitted to the Xperi stockholders.

Confidential Voting

As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidential. Such documents are available for examination only by the independent tabulation agents, the independent inspectors of election and certain employees associated with tabulation of the vote. The identity of the vote of any individual stockholder is not disclosed except as may be necessary to meet legal requirements.

Adjournments

If a quorum is not present or represented, a meeting of Xperi stockholders may be adjourned to reconvene at the same or some other place.

If a quorum is present at the Xperi special meeting but there are not sufficient votes at the time of the Xperi special meeting to approve the Xperi merger proposal, then Xperi stockholders may be asked to vote on the Xperi adjournment proposal. No notices of an adjourned meeting need be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, unless the Xperi board sets a new record date for such meeting, in which case a notice of the adjourned meeting will be given to each Xperi stockholder of record entitled to vote at the meeting. At any subsequent reconvening of the Xperi special meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting, and all proxies will be voted in the same manner as they would have been voted at the original convening of the Xperi special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.

Assistance

If you have any questions or need assistance in voting your shares, please call Alliance Advisors or Innisfree M&A Incorporated, the firms assisting Xperi in the solicitation. Xperi stockholders in the U.S. and Canada may call Alliance Advisors toll-free at (800) 574-6109 or Innisfree M&A Incorporated toll-free at (877) 456-3524.

THE TIVO SPECIAL MEETING

General

This section contains information about the TiVo special meeting that has been called to consider and vote on the TiVo merger proposal, the TiVo adjournment proposal and the TiVo compensation proposal. This joint proxy statement/prospectus is being furnished to TiVo stockholders in connection with the solicitation of proxies by the TiVo board for use at the TiVo special meeting and any postponements or adjournments of such special meeting. This joint proxy statement/prospectus provides TiVo stockholders with information about the TiVo special meeting and should be read carefully in its entirety.

Date, Time and Place

Due to the public health concerns regarding the COVID-19 outbreak, the TiVo special meeting will be held virtually via live audio-only webcast at www.virtualshareholdermeeting.com/TIVO2020 on May 29, 2020 at 9:00 a.m. Pacific Time. The TiVo special meeting will be held online only and you will not be able to attend in person. Online check-in will begin at 8:45 a.m. Pacific Time and you should allow ample time for the check-in procedures. You will be able to vote your shares electronically by Internet and submit questions online during the TiVo special meeting by logging in to the website listed above using the 16-digit control number included in your proxy card.

Purpose of the Special Meeting

At the TiVo special meeting, TiVo stockholders will be asked to vote on the following proposals:

•	Proposal 1—Adoption of the Merger Agreement. To consider and vote on the TiVo merger proposal;

•	Proposal 2—Adjournments of the TiVo Special Meeting. To consider and vote on the TiVo adjournment proposal; and

•	Proposal 3—Approval, on an Advisory (Non-Binding) Basis, of Certain Compensatory Arrangements with TiVo Named Executive Officers. To consider and vote on the TiVo compensation proposal.

Recommendation of the Board of Directors

After careful consideration, the TiVo board, on December 18, 2019, (a) approved the merger agreement and determined that entering into the merger agreement and consummating the transactions contemplated thereby, including the TiVo merger, are advisable and fair to and in the best interests of TiVo and its stockholders; (b) authorized and approved the execution, delivery and performance of the merger agreement by TiVo and approved the TiVo merger; and (c) recommended the adoption of the merger agreement by the TiVo stockholders and directed that the merger agreement be submitted for consideration by TiVo’s stockholders at the TiVo special meeting.

The TiVo board recommends that the TiVo stockholders vote “FOR” each of the TiVo merger proposal, the TiVo adjournment proposal and the TiVo compensation proposal.

Record Date

Only holders of record of shares of TiVo common stock at the close of business on April 13, 2020, the record date for the TiVo special meeting, will be entitled to notice of, and to vote at, the TiVo special meeting or any adjournments or postponements thereof. A list of stockholders of record entitled to vote at the TiVo special meeting shall be open to any stockholder for any purpose relevant to such meeting for ten (10) days before the TiVo special meeting, during normal business hours, at TiVo’s headquarters in San Jose, California. In addition, the stockholder list will be available for inspection during the TiVo special meeting at www.virtualshareholdermeeting.com/TIVO2020.

As of the close of business on the TiVo record date, there were 127,680,515 shares of TiVo common stock outstanding and entitled to vote at the TiVo special meeting.

Quorum

A quorum is necessary to transact business at the TiVo special meeting. The presence in person or by proxy of the holders of a majority of the shares of TiVo common stock entitled to vote at the TiVo special meeting constitutes a quorum. TiVo stockholders who virtually attend the TiVo special meeting via live audio-only webcast at www.virtualshareholdermeeting.com/TIVO2020 will be considered present “in person” for purposes of establishing a quorum and for all other purposes. Shares of TiVo common stock represented at the TiVo special meeting and entitled to vote but not voted, including TiVo shares for which a stockholder directs an “abstention” from voting, will be counted as present for purposes of establishing a quorum. However, broker non-votes, if any, will not be included to establish a quorum. Because none of the proposals to be voted on at the TiVo special meeting are routine matters for which brokers may have discretionary authority to vote, TiVo does not expect any broker non-votes at the TiVo special meeting.

Required Vote

Approval of the TiVo merger proposal requires the affirmative vote of the holders of a majority of all outstanding shares of the TiVo common stock entitled to vote on the TiVo merger proposal. Approval of the TiVo adjournment proposal requires the affirmative vote of a majority of the shares of TiVo common stock in attendance or represented by proxy at the TiVo special meeting. Approval of the TiVo compensation proposal requires the affirmative vote of a majority of the shares of TiVo common stock in attendance or represented by proxy and entitled to vote at the TiVo special meeting. Under stock exchange rules, if you hold your shares of TiVo common stock in “street name,” your broker, nominee or intermediary may not vote your shares without instructions from you on non-routine matters. None of the proposals to be voted on at the TiVo special meeting are routine matters. Therefore, without your voting instructions, your broker or other nominee may not vote your shares on Proposal 1, Proposal 2 or Proposal 3 at the TiVo special meeting.

Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” Proposal 1 and Proposal 2. Abstentions will have the same effect as a vote “AGAINST” Proposal 3 and broker non-votes, if any, will have no effect on Proposal 3 (assuming a quorum is present). However, because none of the proposals to be voted on at the TiVo special meeting are routine matters for which brokers may have discretionary authority to vote, TiVo does not expect any broker non-votes at the TiVo special meeting.

Abstentions and Broker Non-Votes

A broker non-vote occurs on an item when (i) a broker, nominee or intermediary has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other proposals without instructions from the beneficial owner of the shares and (ii) the beneficial owner fails to provide the broker, nominee or intermediary with such instructions. Under stock exchange rules, “non-routine” matters include the TiVo merger proposal (Proposal 1), the TiVo adjournment proposal (Proposal 2) and the vote, on an advisory basis, on the TiVo compensation proposal (Proposal 3). Because none of the proposals to be voted on at the TiVo special meeting are routine matters for which brokers may have discretionary authority to vote, TiVo does not expect any broker non-votes at the TiVo special meeting. If you hold your shares in street name and you want your vote to be counted at the TiVo special meeting, it is critical that you cast your vote by instructing your bank, broker or other nominee on how to vote or by voting your shares through the Internet during the TiVo special meeting using the 16-digit control number included in your proxy card, voting instruction form, or in the materials provided by your bank, brokerage firm or other nominee. The stock exchange rules governing brokers’ discretionary authority will not permit brokers to exercise discretionary authority regarding any of the proposals to be voted on at the TiVo special meeting.

If you are a TiVo stockholder and you mark your proxy or voting instructions to abstain or fail to instruct your broker or nominee to vote, it will have the effect of a vote “AGAINST” the TiVo merger proposal but will have no effect on the TiVo adjournment proposal and the TiVo compensation proposal, assuming a quorum is present.

Shares and Voting of TiVo’s Directors and Executive Officers

As of the close of business on the TiVo record date, less than three-percent (3%) of the outstanding shares of TiVo common stock were held by TiVo directors and executive officers and their affiliates. We currently expect that TiVo’s directors and executive officers will vote their shares of TiVo common stock in favor of the above listed proposals, although none of them has entered into any agreements obligating him or her to do so.

How to Vote Before the TiVo Special Meeting

By Telephone—TiVo stockholders can vote their shares by a toll-free telephone number by following the instructions provided on the enclosed proxy card. The telephone voting procedures are designed to authenticate a stockholder’s identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Voting by telephone authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

By the Internet—TiVo stockholders can simplify their voting by voting their shares via the Internet as instructed on the enclosed proxy card. The Internet procedures are designed to authenticate a stockholder’s identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Internet voting facilities for stockholders of record are available 24 hours a day. Voting via the Internet authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

By Mail—TiVo stockholders may vote their shares by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided with this joint proxy statement/prospectus. Proxy cards submitted by mail must be received by the time of the TiVo special meeting for your shares to be voted.

How to Vote at the TiVo Special Meeting

All TiVo stockholders are invited to attend the TiVo special meeting virtually via live audio-only webcast. To vote through the Internet during the TiVo special meeting, please visit www.virtualshareholdermeeting.com/TIVO2020 on May 29, 2020 at 9:00 a.m. Pacific Time and have available the 16-digit control number included in your proxy card. Online check-in will begin at 8:45 a.m. Pacific Time and you should allow ample time for the check-in procedures. If you vote by proxy and also virtually attend the TiVo special meeting, you do not need to vote again at the TiVo special meeting unless you wish to change your vote. Even if you plan to virtually attend the TiVo special meeting, we strongly urge you to vote in advance by proxy by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone before the TiVo special meeting by following the instructions provided on the enclosed proxy card and below.

How to Attend the Special Meeting

The TiVo special meeting will be held entirely online due to the public health concerns regarding the COVID-19 outbreak. You will not be able to attend the TiVo special meeting in person. The meeting will be held virtually on May 29, 2020 at 9:00 a.m. Pacific Time via live audio-only webcast at www.virtualshareholdermeeting.com/TIVO2020. To attend the meeting as a stockholder, you will need the 16-digit control number included in your proxy card. Online check-in will begin at 8:45 a.m. Pacific Time and you should allow ample time for the check-in procedures If you do not have your 16-digit control number, you will be able to access and listen to the TiVo special meeting but you will not be able to vote your shares or submit questions during the TiVo special meeting.

The virtual meeting has been designed to provide the same rights to participate as the stockholder would have at an in-person meeting. Information on how to vote by Internet before and during the TiVo special meeting is discussed above.

How to Ask Questions at the TiVo Special Meeting

Our virtual TiVo special meeting allows stockholders to submit questions during the TiVo special meeting in the question box provided at www.virtualshareholdermeeting.com/TIVO2020. We will respond to as many inquiries at the TiVo special meeting as time allows.

What to Do if You Have Technical Difficulties or Trouble Accessing the Virtual Meeting Website

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting website log-in page at www.virtualshareholdermeeting.com/TIVO2020.

What to Do if You Cannot Virtually Attend the TiVo Special Meeting

You may vote your shares before the TiVo special meeting by Internet, by proxy or by telephone pursuant to the instructions contained in your proxy card. You do not need to access the TiVo special meeting webcast to vote if you submitted your vote via proxy, by Internet or by telephone in advance of the TiVo special meeting.

Voting of Shares Held in Street Name

If you hold TiVo shares through a broker or other nominee, you may instruct your broker or other nominee to vote your TiVo shares by following the instructions that the broker or nominee provides to you with these materials. Most brokers offer the ability for stockholders to submit voting instructions by mail by completing a voting instruction card, by telephone and via the Internet before the meeting. If you do not provide voting instructions to your broker, your TiVo shares will not be voted on any proposal as your broker does not have discretionary authority to vote on any of the proposals to be voted on at the TiVo special meeting. If you fail to provide your broker, bank, trust company or other nominee with instructions, you may still vote your shares on any proposal through the Internet during the TiVo special meeting at www.virtualshareholdermeeting.com/TIVO2020 using the 16-digit control number included in your proxy card or the materials provided by your bank or brokerage firm.

Broker non-votes, if any, will not be counted for the purpose of determining the presence or absence of a quorum for purposes of the TiVo special meeting. With respect to the TiVo merger proposal and the TiVo adjournment proposal, broker non-votes, if any, will have the effect of a vote “AGAINST” the proposal. With respect to the TiVo compensation proposal, broker non-votes, if any, will have no effect on such proposal. Because none of the proposals to be voted on at the TiVo special meeting are routine matters for which brokers may have discretionary authority to vote, TiVo does not expect any broker non-votes at the TiVo special meeting. If you hold shares of TiVo common stock through a broker or other nominee and wish to vote your shares of TiVo common stock at the TiVo special meeting, you will need the 16-digit control number included in your proxy card or in the materials provided by your bank, brokerage firm or other nominee.

Voting by Proxy

A proxy card is enclosed for your use. TiVo requests that you mark, sign and date the accompanying proxy and return it promptly in the enclosed postage-paid envelope. When the accompanying proxy is returned properly executed, the shares of TiVo common stock represented by it will be voted at the TiVo special meeting or any adjournment thereof in accordance with the instructions contained in the proxy. If no specific instructions are given by you when you execute your voting form, as explained on the form, your shares will be voted as recommended by the TiVo board as stated in this joint proxy statement/prospectus, specifically “FOR” the TiVo merger proposal, “FOR” the TiVo adjournment proposal and “FOR” the TiVo compensation proposal.

At the date hereof, TiVo’s management has no knowledge of any business that will be presented for consideration at the TiVo special meeting and which would be required to be set forth in this joint proxy statement/prospectus or the related TiVo proxy card other than the matters set forth in TiVo’s Notice of Special Meeting of Stockholders. If any other matter is properly presented at the TiVo special meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

Your vote is important. Accordingly, please mark, sign, date and return the enclosed proxy card whether or not you plan to attend the TiVo special meeting via the live audio-only webcast.

How Proxies Are Counted

All shares of TiVo common stock represented by properly executed proxies received in time for the TiVo special meeting will be voted at the meeting in the manner specified by the TiVo stockholder giving those proxies. Properly executed proxies that do not contain voting instructions with respect to the TiVo merger proposal, the TiVo adjournment proposal or the TiVo compensation proposal will be voted as recommended by the TiVo board as stated in this joint proxy statement/prospectus, specifically “FOR” the TiVo merger proposal, “FOR” the TiVo adjournment proposal and “FOR” the TiVo compensation proposal.

Revocability of Proxies

You may revoke your proxy (including any Internet or telephone vote) and change your vote at any time before the final vote at the TiVo special meeting. You may do this by submitting a new proxy at a later date or by attending the TiVo special meeting virtually via live audio-only webcast at www.virtualshareholdermeeting.com/TIVO2020 and voting by Internet. Attending the meeting will not revoke your proxy unless you specifically request it. Only the latest validly executed proxy that you submit will be counted.

If your TiVo shares are held in street name, you should follow the instructions of your broker regarding the revocation of proxies.

Written notices of revocation and other communications about revoking TiVo proxies should be addressed to:

TiVo Corporation

2160 Gold Street

San Jose, California 95002

Attn: Pamela Sergeeff, Secretary

Once voting on a particular matter is completed at the TiVo special meeting, a TiVo stockholder will not be able to revoke its proxy or change its vote as to that matter.

All shares of TiVo common stock represented by valid proxies that TiVo receives through this solicitation and that are not revoked will be voted in accordance with the instructions on the proxy card. If a TiVo stockholder makes no specifications on its proxy card as to how it should want its shares of TiVo common stock voted before signing and returning it, such proxy will be voted as recommended by the TiVo board as stated in this joint proxy statement/prospectus, specifically “FOR” the TiVo merger proposal, “FOR” the TiVo adjournment proposal and “FOR” the TiVo compensation proposal.

Solicitation of Proxies

TiVo is soliciting proxies to provide an opportunity to all TiVo stockholders to vote on agenda items, whether or not the stockholders are able to attend the TiVo special meeting or an adjournment or postponement thereof. TiVo will bear the entire cost of soliciting proxies from its stockholders, except that Xperi and TiVo have agreed to each pay one half of the costs and expenses of filing, printing and mailing this joint proxy statement/prospectus and all filing and other similar fees payable to the SEC in connection with this joint proxy statement/prospectus. In addition to the solicitation of proxies by mail, TiVo will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of TiVo common stock and secure their voting instructions, if necessary. TiVo will reimburse the record holders on request for their reasonable expenses in taking those actions.

TiVo has also made arrangements with MacKenzie Partners, Inc. to assist in soliciting proxies and in communicating with TiVo stockholders and estimates that it will pay them a fee of approximately $18,500 plus out-of-pocket fees and expenses for these services. Proxies also may be solicited on behalf of TiVo in person, by mail, by telephone, by facsimile, by messenger, via the Internet or by other means of communication, including electronic communication, or by TiVo directors, officers and employees in person, by mail, by telephone, by facsimile, via the Internet or by other means of communication, including electronic communication. Directors, officers and employees of TiVo will not be specially compensated for their services or solicitation in this regard.

Tabulation of Votes

The TiVo board has appointed Pamela Sergeeff to act as the inspector of election for the TiVo special meeting. The inspector of election will, among other matters, determine the number of shares of TiVo common stock represented at the TiVo special meeting to confirm the existence of a quorum, determine the validity of all proxies and ballots and certify the results of voting on all proposals submitted to the TiVo stockholders.

Confidential Voting

As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidential. Such documents are available for examination only by the independent tabulation agents, the independent inspectors of election and certain employees associated with tabulation of the vote. The identity of the vote of any individual stockholder is not disclosed except as may be necessary to meet legal requirements.

Adjournments

If a quorum is not present or represented, a meeting of TiVo stockholders may be adjourned from time to time by the affirmative vote of a majority of the shares of TiVo common stock in attendance or represented by proxy at the TiVo special meeting. If a quorum is present at the TiVo special meeting but there are not sufficient votes at the time of the TiVo special meeting to approve the TiVo merger proposal, then TiVo stockholders may be asked to vote on the TiVo adjournment proposal. No notices of an adjourned meeting need be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, unless the TiVo board sets a new record date for such meeting, in which case a notice of the adjourned meeting will be given to each TiVo stockholder of record entitled to vote at the meeting. At any subsequent reconvening of the TiVo special meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting and all proxies will be voted in the same manner as they would have been voted at the original convening of the TiVo special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.

Assistance

If you have any questions or if you need assistance in submitting your proxy for voting your shares please contact MacKenzie Partners, Inc., the proxy solicitation agent for TiVo, by mail at 1407 Broadway Avenue, 27th floor, New York, New York 10018, by telephone at (800) 322-2885 (toll free) or (212) 929-5500 (collect), or by email at proxy@mackenziepartners.com.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information, which we refer to as the pro forma financial statements, present the combination of the historical consolidated financial statements of Xperi Corporation (“Xperi”) and TiVo Corporation (“TiVo”).

Subject to the terms and conditions of the Agreement and Plan of Merger and Reorganization, dated December 18, 2019, (i) Xperi Merger Sub, a Delaware corporation that was formed on December 17, 2019 as a wholly owned subsidiary of XRAY-TWOLF HoldCo Corporation (“HoldCo”), will be merged with and into Xperi, with Xperi surviving the merger as a subsidiary of HoldCo, which we refer to as the Xperi merger, and (ii) TiVo Merger Sub, a Delaware corporation that was formed on December 17, 2019 as a wholly owned subsidiary of HoldCo, will be merged with and into TiVo, with TiVo surviving as a subsidiary of HoldCo, which we refer to as the TiVo merger, together with the Xperi merger, which we refer to as the mergers. The pro forma financial statements presented have been adjusted to give effect to the mergers.

The unaudited pro forma condensed combined balance sheet, which we refer to as the pro forma balance sheet, combines the audited historical consolidated balance sheets of Xperi and TiVo as of December 31, 2019, giving effect to the mergers as if they had been consummated on December 31, 2019.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2019, which we refer to as the pro forma statement of operations, combines the Xperi and TiVo audited consolidated statements of operations for the fiscal year ended December 31, 2019, giving effect to the mergers as if they had been consummated on January 1, 2019.

The historical consolidated financial information of Xperi and TiVo has been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the mergers, (2) factually supportable, and (3) with respect to the pro forma statement of operations, expected to have a continuing impact on the combined results. The pro forma financial statements should be read in conjunction with the accompanying notes to the pro forma financial statements. In addition, the pro forma financial statements were based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes of Xperi and TiVo for the applicable periods, which are incorporated by reference in this joint proxy statement/prospectus:

•

Separate historical financial statements of Xperi as of and for the fiscal year ended December 31, 2019 and the related notes included in Xperi’s Annual Report on Form 10-K for the year ended December 31, 2019.

•

Separate historical financial statements of TiVo as of and for the fiscal year ended December 31, 2019 and the related notes included in TiVo’s Annual Report on Form 10-K for the year ended December 31, 2019.

The pro forma financial statements have been presented for informational purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the mergers been completed as of the dates indicated. In addition, the pro forma financial statements do not purport to project the future financial position or operating results of the combined company.

The pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X. The mergers are reflected in the pro forma condensed combined financial statements using the acquisition method of accounting under Accounting Standards Codification Topic 805, Business Combinations, which we refer to as ASC 805, which requires that one of the two companies in the mergers be designated as the acquirer for accounting purposes. Based on the evidence available, Xperi has been designated as the acquirer in the mergers for accounting purposes. The acquisition accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement.

Xperi intends to complete the valuations and other studies upon completion of the mergers and will finalize the allocation of consideration as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year following the closing date of the mergers. The assets and liabilities of TiVo have been measured based on various preliminary estimates using assumptions that Xperi believes are reasonable based on information that is currently available. In addition, the proposed mergers have not yet received all necessary approvals from governmental authorities. Under the HSR Act and other relevant laws and regulations, there are significant limitations regarding the information Xperi and TiVo can share with each other prior to the closing. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing pro forma financial statements prepared in accordance with Article 11 of Regulation S-X. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position.

Upon completion of the mergers, Xperi will perform a detailed review of TiVo’s accounting policies. As a result of that review, Xperi may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the consolidated financial statements of the combined company. At this time, Xperi is not aware of any significant accounting policy differences.

The pro forma financial statements do not reflect any cost or growth synergies that the combined company may achieve as a result of the mergers, or the costs to combine the operations of Xperi and TiVo, or the costs necessary to achieve these cost or growth synergies.

The pro forma financial information does not reflect any contemplated business separation transaction. While pro forma financial information must give effect to the mergers, Rule 11-02(b)(6) of Regulation S-X requires adjustments which give effect to events that are “...factually supportable.” No determination has been made by the HoldCo board, which has yet to be fully constituted, as to the form or structure or the timing of any such potential contemplated business separation transaction. The material facts, terms and conditions of any potential contemplated business separation transaction will not be determined by the HoldCo board until following the completion of the mergers. A determination to proceed with any contemplated business separation transaction will only be made by the HoldCo board after the consummation of the mergers. Due to the uncertainties described above, management has determined any contemplated business separation transaction discussed elsewhere in this joint proxy statement/prospectus is not probable, as that term is used in Article 11 of Regulation S-X, and any related pro forma adjustments are not factually supportable.

XRAY-TWOLF HOLDCO CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2019

(in thousands)

	Historical		Reclassification Adjustments	Pro Forma Adjustments		Pro Forma Condensed Combined
	Xperi	TiVo
			(See Note 3)	(See Note 6)
ASSETS
Current assets:
Cash and cash equivalents	$74,551	$373,719	$—	$(342,424)	(a)	$105,846
Short-term investments	46,926	51,293	—	—		98,219
Accounts receivable, net	24,177	158,016	(51,433)	—		130,760
Inventory	—	3,197	(3,197)	—		—
Unbilled contracts receivable	121,826	—	51,433	—		173,259
Other current assets	13,735	27,023	3,197	(8,764)	(b)	35,191

Total current assets	281,215	613,248	—	(351,188)		543,275
Long-term unbilled contracts receivable	26,672	—	—	—		26,672
Property and equipment, net	32,877	48,264	—	—		81,141
Operating lease right-of-use assets	17,786	59,888	—	16,867	(c)	94,541
Intangible assets, net	232,275	415,054	—	646,146	(d)	1,293,475
Long-term deferred tax assets	3,660	—	2,296	—		5,956
Goodwill	385,784	1,189,825	—	(820,939)	(e)	754,670
Other long-term assets	67,676	56,293	(2,296)	(41,769)	(f)	79,904

Total assets	$1,047,945	$2,382,572	$—	$(550,883)		$2,879,634

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,650	$—	$11,801	$—		$16,451
Accrued legal fees	1,316	—	9,723	—		11,039
Accrued liabilities	41,433	126,249	(21,524)	(8,341)	(g)	137,817
Deferred revenue	720	50,968	—	(22,971)	(h)	28,717
Current portion of long-term debt, net	—	343,035	—	(332,035)	(i)	11,000

Total current liabilities	48,119	520,252	—	(363,347)		205,024
Deferred revenue, less current portion	—	39,879	—	(13,005)	(h)	26,874
Long-term deferred tax liabilities	29,735	34,231	—	(30,866)	(j)	33,100
Long-term debt, net	334,679	642,504	—	89,420	(i)	1,066,603
Noncurrent operating lease liabilities	13,414	61,603	—	6,313	(k)	81,330
Other long-term liabilities	76,898	10,420	—	—		87,318

Total liabilities	502,845	1,308,889	—	(311,485)		1,500,249

Stockholders’ equity:
Preferred stock	—	—	—	—		—
Common stock	64	129	—	(71)	(l)	122
Additional paid-in capital	768,284	3,235,996	—	(2,359,624)	(l)	1,644,656
Treasury stock, at cost	(368,701)	(38,176)	—	38,176	(l)	(368,701)
Accumulated other comprehensive loss	(53)	(3,612)	—	3,612	(l)	(53)
Retained earnings (accumulated deficit)	148,317	(2,120,654)	—	2,078,509	(m)	106,172

Total HoldCo stockholders’ equity	547,911	1,073,683	—	(239,398)		1,382,196

Noncontrolling interest	(2,811)	—	—	—		(2,811)

Total equity	545,100	1,073,683	—	(239,398)		1,379,385

Total liabilities and stockholders’ equity	$1,047,945	$2,382,572	$—	$(550,883)		$2,879,634

See accompanying notes to the unaudited pro forma condensed combined financial statements.

XRAY-TWOLF HOLDCO CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(in thousands, except per share amounts)

	Historical		Reclassification Adjustments	Pro Forma Adjustments		Pro Forma Condensed Combined
	Xperi	TiVo
			(See Note 3)	(See Note 6)
Revenues:
Licensing, services and software	$280,067	$659,261	$(559)	$(8,602)	(n)	$930,167
Hardware	—	8,868	559	—		9,427

Total Revenues	280,067	668,129	—	(8,602)		939,594
Operating expenses:
Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets	8,460	156,533	(56,145)	(717)	(o)	108,131
Cost of hardware revenues, excluding depreciation and amortization of intangible assets	—	18,117	335	—		18,452
Research, development and other related costs	112,345	148,422	13,934	—		274,701
Selling, general and administrative	122,897	191,417	(7,512)	(9,070)	(p)	297,732
Depreciation expense	—	21,247	6,722	—		27,969
Amortization expense	99,946	112,727	—	21,315	(q)	233,988
Restructuring and asset impairment charges	—	7,741	—	—		7,741
Goodwill impairment	—	354,561	—	—		354,561
Litigation expense	5,127	—	42,666	—		47,793

Total operating expenses	348,775	1,010,765	—	11,528		1,371,068

Operating loss	(68,708)	(342,636)	—	(20,130)		(431,474)
Interest expense	(23,377)	(49,902)	—	(5,854)	(r)	(79,133)
Other income and expense, net	9,028	8,526	(7,118)	—		10,436
Loss on debt extinguishment	—	(2,152)	2,152	—		—
Loss on interest rate swaps	—	(4,966)	4,966	—		—

Loss from continuing operations before taxes	(83,057)	(391,130)	—	(25,984)		(500,171)
Provision for (benefit from) income taxes	(19,024)	14,144	—	—	(s)	(4,880)

Loss from continuing operations, net of tax	(64,033)	(405,274)	—	(25,984)		(495,291)
Loss from discontinued operations, net of tax	—	(4,793)	—	—		(4,793)

Net loss	(64,033)	(410,067)	—	(25,984)		(500,084)

Less: Net loss attributable to noncontrolling interest	(1,503)	—	—	—		(1,503)

Net loss attributable to HoldCo	$(62,530)	$(410,067)	$—	$(25,984)		$(498,581)

Basic loss per share attributable to HoldCo:
Continuing operations	$(1.27)	$(3.23)				$(4.60)

Discontinued operations	$—	$(0.04)				$(0.04)

Basic loss per share attributable to HoldCo	$(1.27)	$(3.27)				$(4.64)

Diluted loss per share attributable to HoldCo:
Continuing operations	$(1.27)	$(3.23)				$(4.60)

Discontinued operations	$—	$(0.04)				$(0.04)

Diluted loss per share attributable to HoldCo	$(1.27)	$(3.27)				$(4.64)

Weighted average number of shares used in per share calculations:
Basic	49,120	125,484				107,456	(t)

Diluted	49,120	125,484				107,456	(t)

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Description of the Mergers

Xperi and TiVo have agreed to the strategic combination of Xperi and TiVo under the terms of a merger agreement that is described in this joint proxy statement/prospectus. Subject to the terms and conditions of the Agreement and Plan of Merger and Reorganization, dated December 18, 2019, (i) Xperi Merger Sub, a Delaware corporation that was formed on December 17, 2019 as a wholly owned subsidiary of HoldCo, will be merged with and into Xperi, with Xperi surviving as a subsidiary of HoldCo, which we refer to as the Xperi merger, and (ii) TiVo Merger Sub, a Delaware corporation that was formed on December 17, 2019 as a wholly owned subsidiary of HoldCo, will be merged with and into TiVo, with TiVo surviving the merger as a subsidiary of HoldCo, which we refer to as the TiVo merger and, together with the Xperi merger, which we refer to as the mergers. As a result of the mergers, among other things, (a) HoldCo will become the ultimate parent of Xperi, TiVo and their respective subsidiaries and (b) existing Xperi stockholders and TiVo stockholders will receive HoldCo common stock, in accordance with the terms of the merger agreement and as described further in this joint proxy statement/prospectus.

Subject to the terms and conditions set forth in the merger agreement, at the effective time, each share of Xperi common stock issued and outstanding immediately prior to the effective time (excluding any shares of Xperi common stock that are held in treasury) will be converted into the right to receive one share of HoldCo common stock.

Subject to the terms and conditions set forth in the merger agreement, at the effective time, each share of TiVo common stock issued and outstanding immediately prior to the effective time (excluding any shares of TiVo common stock that are held in treasury) will be converted into the right to receive 0.455 shares of HoldCo common stock, with cash in lieu of any fractional shares of HoldCo common stock, which we refer to as preliminary consideration.

The equity-based awards for each company, whether vested or unvested, that are outstanding immediately prior to the effective time will convert into a HoldCo award in accordance with the terms set forth in the merger agreement. For more information on the conversion of equity-based awards for Xperi and TiVo, refer to “Adoption of the Merger Agreement—Recommendation of the TiVo Board of Directors—Interests of TiVo Directors and Executive Officers in the Mergers” and “Adoption of the Merger Agreement—Recommendation of the Xperi Board of Directors—Interests of Xperi Directors and Executive Officers in the Mergers” in this joint proxy statement/prospectus.

Completion of the mergers is subject to regulatory approvals and clearances, and approval by Xperi stockholders and TiVo stockholders.

In connection with the execution of the merger agreement, Xperi and TiVo obtained a debt commitment letter, which we refer to as the commitment letter, dated December 18, 2019, with Bank of America, N.A., which we refer to as Bank of America, BofA Securities, Inc. and Royal Bank of Canada, which we refer to as Royal Bank, pursuant to which, subject to the terms and conditions set forth therein, Bank of America and Royal Bank have committed to provide a senior secured first lien term loan B facility in an aggregate principal amount of $1,100 million, which we refer to as the debt financing. The proceeds from the debt financing may be used (i) to pay fees and expenses incurred in connection with the mergers and the related transactions, (ii) to finance the refinancing of certain existing indebtedness of Xperi and TiVo, and (iii) to the extent of any remaining amounts, for working capital and other general corporate purposes. On January 3, 2020, Xperi, TiVo, Bank of America, Royal Bank and Barclays Bank PLC, which we refer to as Barclays, entered into a supplement to the commitment letter, which we refer to as the supplement, to add Barclays as an additional initial lender and an additional joint lead arranger and joint bookrunner and to reallocate a portion of the debt commitments of Bank of America and Royal Bank under the commitment letter to Barclays.

Note 2. Basis of Pro Forma Presentation

The accompanying pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X, and are based on the audited historical financial information of Xperi and TiVo. The audited historical consolidated financial information has been adjusted in the accompanying pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the mergers, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the consolidated results.

The mergers are reflected in the pro forma financial statements using the acquisition method of accounting in accordance with ASC 805. U.S. GAAP requires that one of the two companies in the mergers be designated as the acquirer for accounting purposes based on the evidence available. Xperi will be treated as the acquiring entity for accounting purposes. In identifying Xperi as the acquiring entity for accounting purposes, the companies took into account the voting rights of all equity instruments, the planned composition of the corporate governing body and senior management, the size of each of the companies, and the terms of the exchange of equity interests. In assessing the size of each of the companies, the companies evaluated various metrics, including, but not limited to: assets, revenue, billings, operating income, operating cash flow and market capitalization. No single factor was the sole determinant in the overall conclusion that Xperi is the acquirer for accounting purposes, rather all factors were considered in arriving at such conclusion. While the current TiVo shareholders will hold a slight majority of shares in the combined company, approximately 53.5% to 46.5%, this ratio is not notable enough to be determinative evidence of the accounting acquirer and the companies concluded other factors must also be considered. The planned composition of the senior management strongly implies Xperi is the accounting acquirer, with a significant majority of executive management expected to come from Xperi. The planned composition of the corporate governing body also suggested Xperi is the accounting acquirer with it consisting of four members of the Board of Directors currently serving on the Board of Xperi while three members currently serve on the TiVo Board. The terms of the exchange of equity interests based on the exchange ratio at the announcement of the merger factored in an implied 15% premium to TiVo’s shareholders and the company providing a premium provides additional weighting to Xperi as the accounting acquirer. To a lesser extent, Xperi’s role as initiator of the proposed merger transaction, the use of the Xperi corporate name, ticker symbol and corporate headquarters are all further indicators of Xperi as the accounting acquirer. The companies also evaluated the size of the companies as measured by various metrics, TiVo’s larger revenue base and total assets are offset by Xperi’s larger operating cash flow and higher market capitalization when the planned merger was announced. Weighing all factors, Xperi was deemed the accounting acquirer largely based on the planned composition of the corporate governing body and senior management as well as the premium being paid to TiVo shareholders under the exchange ratio.

The acquisition method of accounting uses the fair value concepts defined in ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”). Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances. The allocation of the estimated consideration is preliminary, pending finalization of various estimates and analyses. Since these pro forma financial statements have been prepared based on preliminary estimates of consideration and fair values attributable to the merger, the actual amounts eventually recorded for the merger, including goodwill, may differ materially from the information presented.

The initial allocation of the preliminary consideration in these pro forma financial statements is based upon an estimated preliminary consideration of approximately $875.5 million. This amount is based on approximately 58.3 million shares of common stock that HoldCo would expect to issue to holders of TiVo common stock in connection with the merger, based on the number of shares of TiVo common stock outstanding as of March 31, 2020, the number of TiVo equity awards subject to acceleration upon change in control, and the TiVo exchange ratio of 0.455 provided in the merger agreement. The preliminary consideration has been prepared based on the share price of Xperi common stock on April 9, 2020 (the latest practicable date prior to the date of this document), equal to $14.62 per share. The actual number of shares of HoldCo common stock issued to holders of TiVo common stock will be based upon the actual number of TiVo shares issued and outstanding immediately prior to the effective time. The merger agreement does not contain any provision that would adjust the exchange ratio based on the fluctuations in the market value of either the Xperi common stock or TiVo common stock. As a result, the implied value of the merger consideration to the Xperi stockholders and TiVo stockholders will fluctuate between now and the closing date of the mergers. The preliminary consideration also includes the estimated fair value of replaced TiVo equity awards relating to pre-acquisition vesting of the equity holders’ requisite service periods.

One-time transaction-related expenses anticipated to be incurred prior to, or concurrent with, the closing are not included in the pro forma statement of operations. However, the impact of such transaction expenses is reflected in the pro forma balance sheet as a decrease in cash, a decrease in accrued liabilities for amounts previously recorded on the historical balance sheet, and a decrease to retained earnings for amounts not previously recorded on the historical balance sheet.

Further, the pro forma financial statements do not reflect the following items:

•

Restructuring or integration activities that have yet to be determined or other costs following the merger that may be incurred to achieve cost or growth synergies of the combined company, including complete severance and retention bonus costs. As no assurance can be made that the costs will be incurred or the cost or growth synergies will be achieved, no adjustment has been made.

•	Future acquisitions and disposals not yet known or probable, including those that may be required by regulatory and governmental authorities in connection with the mergers.

The pro forma statement of operations for the fiscal year ended December 31, 2019 combines the audited historical consolidated statements of operations of Xperi and TiVo for the fiscal year ended December 31, 2019, giving effect to the mergers as if they had been consummated on January 1, 2019.

The pro forma balance sheet combines the historical consolidated balance sheets of Xperi and TiVo as of December 31, 2019, giving effect to the mergers as if they had been consummated on December 31, 2019.

Note 3. Reclassification Adjustments

Certain reclassification adjustments have been made to Xperi and TiVo’s standalone historical financial statements presented within the pro forma financial information to conform the presentation of historical balances.

The following reclassification adjustments were made to the unaudited pro forma condensed combined balance sheet:

•

On its historical consolidated balance sheet, TiVo presented $51.4 million of unbilled contracts receivable within accounts receivable. This balance has been presented as a separate line item on the pro forma condensed combined balance sheet.

•

On its historical consolidated balance sheet, TiVo presented $3.2 million of inventory as a separate line item. This balance has been reclassified to other current assets on the pro forma condensed combined balance sheet.

•

On its historical consolidated balance sheet, TiVo presented $2.3 million of long-term deferred tax assets within other long-term assets. This balance has been presented as a separate line item on the pro forma condensed combined balance sheet.

•

On its historical consolidated balance sheet, TiVo presented $126.2 million of accounts payable, accrued legal fees, and accrued liabilities as a single line item titled “accounts payable and accrued expenses.” Accounts payable in the amount of $11.8 million and accrued legal fees of $9.7 million have been reclassified from accrued liabilities and presented as separate line items on the pro forma condensed combined balance sheet.

The following reclassification adjustments were made to the unaudited pro forma condensed combined statement of operations:

•

On its historical consolidated statement of operations, Xperi combined license revenues and hardware revenues together as a single line item. Hardware revenue in the amount of $0.6 million included in Xperi’s historical consolidated statement of operations has been presented as a separate line item on the pro forma condensed combined statement of operations.

•

On its historical consolidated statement of operations, Xperi combined cost of sales relating to license revenues and hardware revenues together as a single line item. Cost of sales in the amount of $0.3 million relating to hardware revenues included in Xperi’s historical consolidated statement of operations has been presented as a separate line item on the pro forma condensed combined statement of operations.

•

On its historical consolidated statement of operations, Xperi presented $5.2 million of depreciation expense within selling, general and administrative and $1.5 million of depreciation expense within research, development and other related costs. Depreciation expense of $6.7 million has been presented as a separate line item on the pro forma condensed combined statement of operations.

•

On its historical consolidated statement of operations, TiVo presented $15.4 million of costs related to patent applications and examinations within cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets. This amount has been presented in research, development and other related costs on the pro forma condensed combined statement of operations.

•

On its historical consolidated statement of operations, TiVo presented $40.4 million of litigation expenses within cost of sales of licensing, services and software revenues, excluding depreciation and amortization of intangible assets and $2.3 million of litigation expenses within selling, general and administrative. TiVo litigation expense of $42.7 million has been presented as a separate line item on the pro forma condensed combined statement of operations.

•

On its historical consolidated statement of operations, TiVo presented $2.2 million of loss on debt extinguishment and $5.0 million of loss on interest rate swaps as separate line items. These amounts have been presented within other income and expense, net on the pro forma condensed combined statement of operations.

Note 4. Preliminary Consideration

The estimated preliminary consideration is calculated as follows (amounts in thousands except exchange ratio and share price):

TiVo common shares outstanding as of March 31, 2020	127,654
TiVo equity awards subject to change in control acceleration	556

Subtotal	128,210
TiVo exchange ratio	0.455

HoldCo common shares issued in exchange	58,336
Xperi closing share price on April 9, 2020	$14.62

		$852,866

Estimated fair value of replaced TiVo equity awards relating to pre-acquisition vesting of the equity award holders’ requisite service periods		$22,598

Total estimated preliminary consideration		$875,464

The preliminary value of the consideration does not purport to represent the actual value of the total consideration that will be received by the TiVo stockholders when the merger is completed. In accordance with U.S. GAAP, the fair value of the equity securities comprising the consideration will be measured on the closing date of the mergers at the then-current market price per share of Xperi common stock. This requirement will likely result in a difference from the $14.62 per share on April 9, 2020, assumed in the calculation, and that difference may be material. For example, an increase or decrease of 10% in the price of Xperi’s common stock on the closing date of the mergers from the price of Xperi common stock assumed in these pro forma financial statements would change the value of the preliminary consideration by approximately $87.5 million, which would be reflected as a corresponding increase or decrease to goodwill. Based on historical volatility, a 10% change in Xperi common share price is reasonably possible during the period between the date of this joint proxy statement/prospectus and the expected closing date of the mergers. The preliminary value of the consideration and resulting goodwill may also change based on fluctuations in the number of TiVo common shares outstanding and TiVo equity awards vested on the closing date.

Note 5. Fair Value Estimate of Assets to be Acquired and Liabilities to be Assumed

The table below represents an initial allocation of the estimated preliminary consideration to TiVo’s tangible and intangible assets acquired and liabilities assumed using management’s preliminary estimate of their respective fair values (in thousands):

Preliminary Estimated Fair Value
Cash and cash equivalents	$52,244
Short-term investments	51,293
Accounts receivable	106,583
Unbilled contracts receivable	51,433
Other current assets	21,456
Property and equipment	48,264
Operating right-of-use assets	76,755
Identifiable intangible assets	1,061,200
Goodwill	368,886
Long-term deferred tax assets	2,296
Other long-term assets	12,228
Accounts payable	(11,801)
Accrued legal fees	(9,723)
Accrued liabilities	(100,858)
Deferred revenue	(27,997)
Long-term debt, current portion	(52,205)
Deferred revenue, less current portion	(26,874)
Noncurrent operating lease liabilities	(67,916)
Long-term debt	(662,843)
Long-term deferred income tax liabilities, net	(6,537)
Other long-term liabilities	(10,420)

Total preliminary purchase price	$875,464

The preliminary fair value amounts assigned to identifiable intangible assets and estimated weighted average useful lives are as follows (in thousands, except where indicated):

	Preliminary Estimated Fair Value	Weighted Average Estimated Useful Life (years)
IP patents	$569,800	8
Customer relationships	414,300	8
Developed technology	40,600	5
Trademarks and tradenames	28,900	14
Metadata database	7,600	9

Total identifiable intangible assets	$1,061,200

Note 6. Pro Forma Adjustments

Explanations of the adjustments to the pro forma condensed combined financial statements are as follows (amounts in thousands):

(a)	The pro forma adjustments to the cash balance are summarized as follows:

Sources of Cash
Proceeds from new debt financing	$1,100,000

Total sources of cash	1,100,000

Uses of Cash
Paydown of historical Xperi long-term debt	$(344,000)
Paydown of historical TiVo 2019 term loan and interest payable, including 3% prepayment penalty	(737,668)
Paydown of historical TiVo 2020 convertible notes and interest payable, which is assumed to be paid by TiVo immediately prior to consummation of the mergers	(295,492)
Payment of estimated debt issuance costs for new debt financing	(22,445)
Payment of estimated transaction costs for Xperi upon consummation of the mergers	(16,836)
Payment of estimated transaction costs for TiVo upon consummation of the mergers	(25,983)

Total uses of cash	(1,442,424)

Total adjustments to cash	$(342,424)

Refer to note (i) for further information regarding debt financing adjustments included in the pro forma financials.

(b)	To reflect adjustments to other current assets:

To reflect the write-off of certain TiVo prepaid contracts through acquisition accounting	$(6,033)
To reflect the write-off of certain TiVo capitalized patent prosecution costs through acquisition accounting	(1,185)
To reflect the write-off of certain TiVo capitalized commissions costs through acquisition accounting	(827)
To reflect the write-off of certain TiVo deferred costs through acquisition accounting	(719)

Total impact on other current assets	$(8,764)

(c)	To reflect a $16,867 adjustment to the fair value of acquired TiVo operating lease right-of-use assets as part of acquisition accounting.

(d)	To reflect adjustments in intangible assets, net:

To eliminate TiVo historical acquired intangible assets	$(415,054)
To record the estimated fair value of acquired identifiable intangible assets through acquisition accounting	1,061,200

Net impact on intangible assets, net	$646,146

(e)	To reflect adjustments in goodwill:

To eliminate TiVo historical acquired goodwill	$(1,189,825)
To record the estimated fair value of acquired goodwill	368,886

Net impact on goodwill	$(820,939)

Goodwill represents the excess of the preliminary consideration over the preliminary fair value of the assets acquired and liabilities assumed. Goodwill will be tested for impairment at least annually and whenever events or circumstances occur that may indicate a possible impairment. The majority of goodwill is not expected to be deductible for income tax purposes.

(f)	To reflect adjustments to other long-term assets, as follows:

To reflect the write-off of the long-term portion of certain TiVo prepaid contracts through acquisition accounting	$(31,675)
To reflect the write-off of the long-term portion of certain TiVo capitalized commissions costs through acquisition accounting	(758)
To reflect the write-off of the long-term portion of certain TiVo deferred costs through acquisition accounting	(9,336)

Net impact on other long-term assets	$(41,769)

(g)	To reflect adjustments to accrued liabilities:

To reflect expected payment of Xperi transaction costs accrued as of December 31, 2019	$(4,636)
To reflect expected payment of TiVo transaction costs accrued as of December 31, 2019	(4,708)
To reflect estimated accrual for certain TiVo cash bonus expected to be paid after consummation of the mergers	630
To reflect estimated accrual for known TiVo severance expected to be paid after consummation of the mergers (We have only included estimated severance costs for separations that are known at this time)	750
To reflect the estimated fair value adjustment to short-term operating lease liability through acquisition accounting	1,333
To reflect expected payment of interest payable on TiVo’s 2019 term loan accrued as of December 31, 2019	(1,218)
To reflect expected payment of interest payable on TiVo’s 2020 convertible notes accrued as of December 31, 2019	(492)

Total impact on accrued liabilities	$(8,341)

(h)	To reflect an adjustment to the fair value of acquired TiVo deferred revenue as part of acquisition accounting:

Fair value adjustment to short-term portion of acquired TiVo deferred revenue	$(22,971)
Fair value adjustment to long-term portion of acquired TiVo deferred revenue	(13,005)

Total fair value adjustment to deferred revenue	$(35,976)

(i)

The pro forma financial statements reflect the impact of a new $1,100,000 debt financing with Bank of America, N.A., Royal Bank of Canada and Barclays, expected to be entered into upon consummation of the mergers, which will be used (a) to pay fees and expenses incurred in connection with the mergers and related transactions, (b) to finance certain existing debt of Xperi and TiVo, (c) for working capital and other general corporate purposes. New estimated debt issuance costs are assumed to be recorded as a reduction to the carrying value of debt liability and amortized on a straight-line basis over the term of the loan, which is assumed to be 7 years.

The pro forma financial statements reflect the pay off of Xperi’s remaining $344,000 debt under its existing credit agreement, and write-off of any associated debt issuance costs, which is expected to be paid with proceeds of the debt financing.

The pro forma financial statements reflect the pay off of TiVo’s existing 2019 term loan facility in the amount of $715,000, along with interest payable and a 3% prepayment penalty, which are expected to be paid with proceeds of the debt financing.

The pro forma financial statements reflect the impact of the maturity of TiVo’s existing 2020 convertible notes in the amount of $295,000, along with paydown of interest payable. Under the current terms, the notes mature on March 1, 2020 and thus are expected to mature prior to the consummation of the mergers in the second quarter of 2020. For the purposes of the unaudited pro forma condensed combined balance sheet, it has been assumed that these 2020 convertible notes would be paid by TiVo immediately prior to the consummation of the mergers.

The pro forma financial statements also eliminate all TiVo existing debt issuance costs and debt discounts.

The pro forma adjustments to debt are summarized as follows:

Current portion of long-term debt
New debt financing	$11,000
Pay off of existing TiVo 2019 term loan	(52,205)
Assumed maturity of TiVo’s existing 2020 convertible notes	(295,000)
Write-off of TiVo existing debt issuance costs and debt discount classified as reduction to liability	4,170

Net adjustment to long-term debt, current portion	$(332,035)

Long-term debt
New debt financing	$1,089,000
Pay off of Xperi existing debt	(344,000)
Pay off of existing TiVo 2019 term loan	(662,795)
Estimated new debt issuance costs classified as reduction to liability	(22,445)
Write-off of Xperi existing debt issuance costs classified as reduction to liability	9,321
Write-off of TiVo existing debt issuance costs and debt discount classified as reduction to liability	20,339

Net adjustment to long-term debt, net	$89,420

(j)	To reflect estimated adjustments to deferred income tax liabilities:

To reflect estimated deferred income tax liability associated with acquisition accounting adjustments, calculated using the statutory tax rate on a jurisdictional basis:
Estimated deferred income tax liability related to intangible assets	$(155,075)
Estimated deferred income tax liability related to deferred revenue	(8,634)
Estimated deferred income tax asset related to other current and non-current assets	8,080
Estimated deferred income tax asset related to other current and non-current liabilities	7,599
Estimated change in valuation allowance	148,030

Subtotal	—

Estimated reduction in deferred tax liability related to tax basis goodwill	(27,694)

Net estimated reduction to deferred tax liability due to acquisition accounting adjustments	(27,694)

Net estimated reduction to deferred tax liability due to pro forma retained earnings adjustments	(3,172)

Total estimated reduction to deferred tax liability	$(30,866)

Historically, TiVo has recorded a valuation allowance against its net U.S. federal and certain state deferred tax assets, except for deferred tax liabilities that cannot offset deferred tax assets. For purposes of the pro forma financial statements, a valuation allowance continues to be reflected against TiVo’s net U.S. federal and certain state deferred tax assets due to the uncertainty surrounding realization.

Certain historical net operating loss carryforwards and credits may not be fully realized as a result of the mergers due to the limitations provided in Section 382 or Section 383 of the Internal Revenue Code. A study has not been completed to analyze any limitations. Any Section 382 or Section 383 limitation is not expected to have a financial statement tax impact based on the assumption that TiVo will continue to maintain a valuation allowance.

Given the timeframe since entry into the merger agreement, it is not practicable to have completed a full tax acquisition accounting impact assessment. An evaluation of additional income tax adjustments will continue through the completion of acquisition accounting, which may result in material income tax adjustments.

(k)	To reflect a $6,313 adjustment to the fair value of acquired TiVo noncurrent lease liability as part of acquisition accounting.

(l)	To reflect the elimination of TiVo historical equity balances and the allocation of preliminary consideration.

The total adjustment to common stock is summarized as follows:

To eliminate TiVo’s historical common stock	(129)
Allocation of preliminary consideration at Holdco par value of $0.001 per share	58

Total adjustment to common stock	(71)

The total adjustment to additional paid-in-capital is summarized as follows:

To eliminate TiVo’s historical additional paid-in capital	$(3,235,996)
Allocation of preliminary consideration to additional paid-in capital	852,808
To reflect estimated increase in additional paid-in capital for replaced TiVo equity awards relating to pre-acquisition vesting of the equity award holders’ requisite service periods	22,598
To reflect estimated increase in additional paid-in capital for estimated incremental fair value of awards re-valued at acquisition date, relating to pre-acquisition vesting	966

Total adjustment to additional paid-in capital	$(2,359,624)

(m)	To reflect adjustments to retained earnings:

To eliminate of TiVo historical retained earnings	$2,120,654
To reflect a 3% prepayment penalty upon paydown of TiVo’s existing 2019 term loan	(21,450)
To reflect write-off of existing Xperi debt issuance costs	(9,321)
To reflect estimated additional Xperi transaction costs not reflected in historical balance sheet	(12,200)
To reflect estimated TiVo severance for known separations payable after consummation of mergers not reflected in historical balance sheet	(750)
To reflect estimated TiVo cash bonus payable upon consummation of mergers not reflected in historical balance sheet	(630)
To reflect estimated incremental fair value of awards re-valued at acquisition date, relating to pre-acquisition vesting	(966)
To reflect estimated increase to retained earnings due to tax pro forma adjustments (see note (j))	3,172

Total adjustment to retained earnings	$2,078,509

(n)	To reflect adjustments to revenue:

To reflect adjustment to TiVo revenue amortized from deferred revenue as a result of deferred revenue being adjusted to fair value through acquisition accounting	$(14,635)
To reflect adjustment to TiVo revenue as a result of write-off of certain prepaid contracts through acquisition accounting	6,033

Net impact to revenue	$(8,602)

(o)

To reflect reduction of $717 to cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets resulting from write-off of certain TiVo deferred costs through acquisition accounting.

(p)	To reflect adjustments to selling, general and administrative, which we refer to as SG&A:

To reflect estimated incremental stock-based compensation expense associated with TiVo stock awards remeasured at fair value at date of acquisition	995
To eliminate one-time transaction related costs included in Xperi’s historical SG&A expense	(4,636)
To eliminate one-time transaction related costs included in TiVo’s historical SG&A expense	(4,708)
To reflect adjustments resulting from write-off of certain TiVo capitalized commissions costs through acquisition accounting	(721)

Total adjustments to SG&A for the twelve months ended December 31, 2019	$(9,070)

(q)	To reflect adjustments to amortization expense as a result of acquisition accounting.

To eliminate historical TiVo amortization of finite-lived intangibles	$(112,727)
To reflect estimated amortization of acquired finite lived intangibles measured at fair value	134,042

Total adjustments to amortization expense for the twelve months ended December 31, 2019	$21,315

Amortization expense for newly acquired finite lived intangibles has been calculated on a straight-line basis for the purpose of the pro forma financial statements.

(r)	To reflect adjustments to interest expense:

To eliminate Xperi interest expense and amortization of debt issuance costs on historical debt	$23,377
To eliminate TiVo interest expense and amortization of debt issuance costs on 2019 term loan	6,320
To eliminate TiVo interest expense and amortization of debt issuance costs on 2020 convertible notes	16,055
To reflect estimated interest expense associated with the new debt financing (assuming an estimated interest rate of 4.40%)	(48,400)
To reflect estimated amortization of debt issuance costs associated with the new debt financing	(3,206)

Total adjustment to interest expense	$(5,854)

The interest rate on the new debt is variable and fluctuates based upon changes in various underlying interest rates and other factors. A 1/8 percent (or 0.125%) variance in interest rates would result in a change in annual interest expense of approximately $1.4 million.

Historical interest expense and amortization of debt issuance costs of $28,624 on TiVo’s Term Loan Facility B, which was paid down by TiVo in 2019, has not been eliminated for the purposes of the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019. Paydown of this debt was not specifically identified as a condition of consummation of the mergers, as it was already paid down in 2019.

Refer to note (i) for further information regarding debt financing adjustments included in the pro forma financials.

(s)

For purposes of the pro forma financial statements, no adjustment to tax expense or benefit has been reflected since (i) a valuation allowance has been reflected against TiVo’s net U.S. federal and certain state deferred tax assets and (ii) no current tax liabilities are expected to be incurred due to TiVo’s historical net operating loss and credit carryforwards.

Given the timeframe since entry into the merger agreement, it is not practicable to have completed a full tax acquisition accounting impact assessment. An evaluation of additional income tax adjustments will continue through the completion of acquisition accounting, which may result in material income tax adjustments.

(t)	The following table sets forth the computation of Holdco basic and diluted shares (in thousands except conversion ratios):

HoldCo weighted average common shares outstanding—basic:

Xperi weighted average common shares outstanding—basic		49,120
TiVo common shares outstanding as of March 31, 2020	127,654
TiVo equity awards subject to change in control acceleration	556

Subtotal	128,210
Conversion ratio as set forth in the merger agreement	0.455

TiVo converted common shares outstanding—basic		58,336

HoldCo estimated weighted average common shares outstanding—basic		107,456

HoldCo weighted average common shares outstanding—diluted:

Xperi weighted average common shares outstanding—basic	49,120
TiVo converted common shares outstanding—basic	58,336
Dilutive effect of HoldCo equity-based awards	—

HoldCo estimated weighted average common shares outstanding—diluted	107,456

There was no difference in the weighted average number of common shares used for the calculation of basic and diluted loss per share as the effect of all potentially dilutive shares outstanding would have been anti-dilutive.

DESCRIPTION OF HOLDCO CAPITAL STOCK

The following description of the material terms of the common stock and preferred stock of HoldCo is not complete and is qualified in its entirety by reference to the HoldCo charter and the HoldCo bylaws, in each case that will be in effect as of the effective time. This description is subject to the detailed provisions of, and is qualified by reference to, the HoldCo charter and the HoldCo bylaws, the forms of which are attached as Annexes D and E, respectively, to this joint proxy statement/prospectus and are incorporated herein by reference.

Authorized Capital Stock

The total number of shares of capital stock which HoldCo shall have authority to issue is 365,000,000 shares. This authorized capital stock consists of 350,000,000 shares of common stock and 15,000,000 shares of preferred stock, each having a par value of $0.001 per share.

Following completion of the mergers, we expect that there will be approximately 115,011,466 shares of HoldCo common stock outstanding based on the number of shares of Xperi and TiVo common stock outstanding as of April 16, 2020.

Common Stock

The shares of HoldCo common stock to be issued in the mergers will be duly authorized, validly issued, fully paid and non-assessable. Each holder of a share of HoldCo common stock will be entitled to one vote for each share upon all questions presented to the stockholders, and the common stock will have the exclusive right to vote for the election of directors and for all other purposes (subject to the express terms of the preferred stock). The HoldCo stockholders will have no preemptive rights and no rights to convert their common stock into any other securities. There will also be no redemption or sinking fund provisions applicable to the HoldCo common stock.

HoldCo stockholders will be entitled to receive dividends as may be declared from time to time by the HoldCo board out of funds legally available therefor. HoldCo stockholders are entitled to share pro rata, upon any liquidation or dissolution of HoldCo, in all remaining assets available for distribution to stockholders after payment or providing for HoldCo’s liabilities and the liquidation preference of any outstanding HoldCo preferred stock. The rights, preferences and privileges of the HoldCo stockholders are subject to and may be adversely affected by the rights of holders of any series of HoldCo preferred stock that HoldCo may designate and issue at the effective time and in the future.

The shares of Holdco common stock will be subject to certain transfer restrictions intended to preserve tax attributes of HoldCo pursuant to Section 382 of the Code. Such restrictions will apply to future transfers made by 4.91% stockholders, transferees who are 4.91% stockholders, transferees who are related to a 4.91% stockholder, transferees acting in coordination with a 4.91% stockholder, or transfers that would result in a stockholder becoming a 4.91% stockholder in order to avoid potential limitation on such tax attributes pursuant to Section 382 of the Code. Such restrictions will expire on the earlier of (i) the repeal of Section 382 or any successor statute if the board of directors determines that such restrictions are no longer necessary or desirable for the preservation of certain tax benefits, (ii) the beginning of a taxable year to which the board of directors determines that no tax benefits may be carried forward, (iii) the date that is three years and one day following the close of the merger or (iv) such other date as the board of directors shall fix in accordance with the HoldCo charter.

Prior to the consummation of the mergers, application will be made to list the HoldCo common stock on Nasdaq under the symbol “XPER.”

Additional Classes or Series of Preferred Stock

The HoldCo charter will permit the HoldCo board, without further action by the stockholders, to issue up to 15,000,000 shares of preferred stock in one or more series of preferred stock with such designations, powers, preferences, special rights, qualifications, limitations and restrictions as the HoldCo board may determine from time to time. Accordingly, without action by the stockholders, the HoldCo board may designate and authorize the issuance of additional classes or series of HoldCo preferred stock having voting rights, dividend rights, conversion rights, redemption provisions (including sinking fund provisions) and rights in liquidation, dissolution or winding up that are superior to those of HoldCo common stock.

Charter and Bylaw Provisions; Takeover Statutes

A number of provisions in the HoldCo charter, the HoldCo bylaws and the DGCL may make it more difficult to acquire control of HoldCo or remove its management.

For additional detail on these provisions, please see “Comparison of Rights of Stockholders—HoldCo Stockholder Rights—Required Vote for a Sale of the Company” beginning on page 206.

Structure of Board

The HoldCo board will be elected annually. The HoldCo bylaws will provide that each director of HoldCo will hold office for a term expiring at the next succeeding annual meeting of stockholders and until such director’s successor is duly elected and qualified. The HoldCo board, in accordance with the merger agreement and the HoldCo bylaws, will consist of seven (7) directors. Furthermore, subject to the rights of holders of any class or series of preferred stock to elect directors, any vacancies on the HoldCo board caused by death, removal or resignation of any director or any other cause, and any newly created directorships resulting from an increase in the authorized number of directors, will be permitted to be filled only by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by stockholders. This provision could prevent a stockholder from obtaining majority representation on the HoldCo board by allowing the HoldCo board to enlarge the HoldCo board and fill the new directorships with the HoldCo board’s own nominees.

Under the terms of the merger agreement, the HoldCo board will consist of seven (7) directors. Three (3) of the seven directors will be persons designated by Xperi (whom we refer to collectively as the continuing Xperi directors), provided that each such designee is reasonably acceptable to TiVo, and not less than two (2) out of the three (3) such designees must qualify as “independent directors” of the corporation under the Nasdaq listing standards. Three (3) of the seven directors will be persons designated by TiVo (whom we refer to collectively as the continuing TiVo directors), provided that each such designee is reasonably acceptable to Xperi, and not less than two (2) out of the three (3) such designees must qualify as “independent directors” of the corporation under the Nasdaq listing standards. The seventh director will be Jon Kirchner, the Chief Executive Officer of HoldCo. Xperi has designated Christopher Seams, David Habiger and Darcy Antonellis as the continuing Xperi directors. TiVo has designated Laura Durr, Daniel Moloney and Raghavendra Rau as the continuing TiVo directors.

Advisory Committees of the Board

Under the terms of the merger agreement and the HoldCo bylaws, the HoldCo board of directors will establish a nominating and corporate governance committee whose principal duties will be to assist the board of directors by identifying individuals qualified to become members of the board of directors consistent with criteria approved by the board of directors, to recommend to the board of directors for its approval the slate of nominees to be proposed by the board of directors to the stockholders for election to the board of directors, to develop and recommend to the board of directors the governance principles applicable to the corporation, as well as such other duties and responsibilities delegated to it by the board of directors and specified for it under applicable law and the rules and requirements of Nasdaq.

For a period of two (2) years following the effective time, the nominating and corporate governance committee shall have four (4) members, consisting of two (2) Xperi continuing directors and two (2) TiVo continuing directors.

Removal of Directors

In accordance with the DGCL and subject to the rights of the holders of any class or series of preferred stock, the entire HoldCo board or any individual director may be removed at any time, with or without cause, only by the affirmative vote of the holders of a majority of the voting power of all of the shares of capital stock of HoldCo then entitled to vote generally in the election of directors, voting as a single class.

Advance Notice of Proposals and Nominations

The HoldCo bylaws provide that stockholders must give timely written notice to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders. Generally, to be timely, a stockholder’s notice will be required to be delivered to the principal executive offices of HoldCo not later than the 90th day nor earlier than the 120th day prior to the one (1)-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made. The HoldCo bylaws also specify the form and content of a stockholder’s notice.

For additional detail on these provisions, please see “Comparison of Rights of Stockholders—HoldCo Stockholder Rights—Advance Notice Requirements for Stockholder Nominations and Other Provisions” beginning on page 200. These provisions may prevent stockholders from bringing matters before an annual meeting of stockholders or from nominating candidates for election as directors at an annual meeting of stockholders.

Limits on Special Meetings

The HoldCo bylaws and charter provide that special meetings of stockholders may be called at any time by the board of directors, or by a majority of the members of the board of directors, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authority, as provided in a resolution of the board of directors or in these bylaws, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

Amendment of the HoldCo Bylaws

The HoldCo board will be authorized to amend, alter, change, adopt and repeal the HoldCo bylaws by a majority vote. HoldCo stockholders also will have the power to amend, alter, change, adopt and repeal the HoldCo bylaws by the affirmative vote of the holders of not less than 66 2/3% of the shares then entitled to vote at an election of directors, voting as a single class.

Preferred Stock

Please see “—Additional Classes or Series of Preferred Stock” above. HoldCo’s ability to issue an indeterminate number of shares of the authorized shares of preferred stock with such rights, privileges and preferences as the HoldCo board may fix may have the effect of delaying or preventing a takeover or other change of control of HoldCo.

Takeover Statutes

Section 203 of the DGCL generally prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three (3) years after the person or entity becomes an interested stockholder, unless: (i) the board of directors of the target corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

HoldCo does not expect to opt out of the protections of Section 203 of the DGCL. As a result, the statute will apply to HoldCo.

Exclusive Forum

The HoldCo charter provides that unless HoldCo consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of HoldCo, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of HoldCo to HoldCo or HoldCo’s stockholders, (iii) any action asserting a claim against HoldCo or any current or former director, officer, stockholder, employee or agent of HoldCo arising out of or relating to any provision of the DGCL, the HoldCo charter or the HoldCo bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against HoldCo or any current or former director, officer, stockholder, employee or agent of HoldCo governed by the internal affairs doctrine of the State of Delaware. The HoldCo charter also provides that unless HoldCo consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The exclusive forum provision does not apply to claims brought under the Exchange Act.

COMPARISON OF RIGHTS OF STOCKHOLDERS

HoldCo Stockholder Rights

Xperi, TiVo and HoldCo are each organized under the laws of the State of Delaware. If the mergers are consummated, Xperi stockholders and TiVo stockholders will become stockholders of HoldCo. As HoldCo stockholders, after giving effect to the mergers, your rights with respect thereto will be governed by Delaware law, including the DGCL, as well as HoldCo’s constituent documents. This section summarizes material differences between the rights of Xperi stockholders and TiVo stockholders before consummation of the mergers, and HoldCo stockholders after consummation of the mergers. These differences in stockholder rights result from the differences between the respective constituent documents of Xperi, TiVo and HoldCo.

The following summary is not a complete statement of the rights of the stockholders of any of the three companies or a complete description of the specific provisions referred to below. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. This summary is qualified in its entirety by reference to TiVo’s, Xperi’s and HoldCo’s constituent documents, which you are urged to read carefully.

The form of the HoldCo charter and the HoldCo bylaws are attached as Annexes D and E, respectively, to this joint proxy statement/prospectus and are incorporated herein by reference. Xperi and TiVo have filed with the SEC their respective constituent documents and will send copies of these documents to you, without charge, upon your request. For additional information, please see the section entitled “Where You Can Find More Information” beginning on page 213.

Xperi	TiVo	HoldCo

Organizational Documents

The rights of Xperi stockholders are currently governed by Xperi’s charter, its bylaws, as amended, referred to as Xperi’s bylaws, and Delaware law, including the DGCL.	The rights of TiVo stockholders are currently governed by TiVo’s amended and restated certificate of incorporation, referred to as TiVo’s charter, its bylaws, as amended, referred to as TiVo’s bylaws, and Delaware law, including the DGCL.	Upon consummation of the mergers, the rights of HoldCo stockholders will be governed by the HoldCo charter, the HoldCo bylaws and Delaware law, including the DGCL.

Authorized Capital Stock

The aggregate number of shares which Xperi has the authority to issue is 160,000,000 consisting of (i) 10,000,000 shares of preferred stock, par value $0.001 each, and (ii) 150,000,000 shares of common stock, par value $0.001 each.

As of the close of business on the Xperi record date, Xperi had 50,534,650 shares of common stock and no shares of preferred stock issued and outstanding.

The aggregate number of shares that TiVo has the authority to issue is 255,000,000 shares, consisting of (i) 250,000,000 shares of common stock, par value $0.001 per share, and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share.

As of the close of business on the TiVo record date, TiVo had 127,680,515 shares of common stock and 0 shares of preferred stock issued and outstanding.

The aggregate number of shares which HoldCo has the authority to issue is 365,000,000 shares consisting of (i) 15,000,000 shares of preferred stock, par value $0.001 each, and (ii) 350,000,000 shares of common stock, par value $0.001 each.

Xperi	TiVo	HoldCo

Common Stock

Subject to the rights of the holders of Xperi preferred stock and except as provided by the DGCL, the holders of Xperi common stock have full voting powers on all matters requiring stockholder action, each share of such common stock being entitled to one (1) vote for each share held of record, in person or by written proxy.	Subject to the rights of the holders of TiVo preferred stock and except as provided by the DGCL, the holders of TiVo common stock have full voting powers on all matters requiring stockholder action, each share of such common stock being entitled to one vote.	Subject to the rights of the holders of HoldCo preferred stock and except as provided by the DGCL, the holders of HoldCo common stock have full voting powers on all matters requiring stockholder action, each share of such common stock being entitled to one vote for each share held of record, in person or by written proxy.

Preferred Stock

The Xperi board is authorized to from time to time issue one or more series of preferred stock in series and to establish the terms of such series.

The TiVo charter provides that preferred stock may be issued from time to time in one or more series. The TiVo board of directors is authorized to fix the designation, powers, preferences and rights and the qualifications, limitations and restrictions of the shares of each series of preferred stock, and to establish the number of shares of any such series.

The TiVo board of directors has created and authorized 150,000 shares of Series A Junior Participating Preferred Stock, par value $0.001 per share.

The TiVo board of directors authorized the issuance of one right (a “Right”) for each outstanding share of TiVo’s common stock to TiVo’s stockholders of record as of December 18, 2019. Subject to the terms, provisions and conditions of TiVo’s Section 382 Rights Agreement, dated December 18, 2019 (the “Section 382 Rights Agreement”), if the Series A Junior Participating Preferred Stock, par value $0.001 per share, for a purchase price of $35 per Right, is issued, each fractional share of Series A Junior

The HoldCo board is authorized to from time to time issue one or more series of preferred stock in series and to establish the terms of such series.

Xperi	TiVo	HoldCo

Participating Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of TiVo’s common stock. However, prior to exercise, a Right does not give its holder any rights as a stockholder of TiVo, including any dividend, voting or liquidation rights.

Shares of TiVo Series A Junior Participating Preferred Stock are not redeemable.

Number and Qualification of Directors

Xperi’s bylaws specify that Xperi’s board shall consist of eight (8) members. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.	The TiVo bylaws provide that the TiVo board of directors shall consist of at least five (5) members. The number of directors shall be fixed from time to time by a resolution adopted by a majority of the board of directors. No decrease in the authorized number of directors constituting the board of directors shall shorten the term of any incumbent director.

In accordance with the terms of the merger agreement, the HoldCo board will consist of seven (7) members at the effective time and will be comprised of the Chief Executive Officer of HoldCo, three (3) directors designated by Xperi (provided that at least two (2) are reasonably acceptable to TiVo and are independent under Nasdaq listing standards), and three (3) directors designated by TiVo (provided that at least two (2) are reasonably acceptable to Xperi and are independent under Nasdaq listing standards).

HoldCo’s bylaws specify that the HoldCo board shall consist of not less than six (6) and not more than nine (9) directors as fixed from time to time by a majority vote of the board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Structure of Board of Directors; Term of Directors; Election of Directors

The Xperi board is elected annually. Xperi’s charter provides that each director holds office until the next annual election of directors and until	The TiVo board is elected annually. TiVo’s bylaws provide that at each annual meeting of stockholders, directors shall be elected to hold office until the	The HoldCo board will be elected annually. HoldCo’s charter provides that each director holds office until the next annual election of directors and until the

Xperi	TiVo	HoldCo

the director’s successor is elected and qualified.

Xperi’s bylaws provide that directors are elected by the vote of a majority of the votes cast; except that, notwithstanding the foregoing, directors are elected by a plurality of the votes cast if, as of the record date for such meeting, the number of nominees exceeds the number of directors to be elected.

next annual meeting and until the election and qualification of their respective successors.

Unless an election is contested, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present. In a contested election, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. An election is considered contested if, as of the date that is fourteen (14) days preceding the date TiVo files its definitive proxy statement with the SEC, the number of nominees exceeds the number of directors to be elected.

director’s successor is elected and qualified.

HoldCo’s bylaws provide that directors are elected by the vote of a majority of the votes cast; except that, notwithstanding the foregoing, directors are elected by a plurality of the votes cast if, as of the record date for such meeting, the number of nominees exceeds the number of directors to be elected.

The chairman of the HoldCo board will be determined by the majority vote of the directors who are independent under Nasdaq and applicable SEC rules.

Removal of Directors

The DGCL provides, subject to the rights of the holders of any class or series of preferred stock, any directors, or the entire Xperi board, may be removed from office at any time, with or without cause only by the affirmative vote of the holders of a majority of the voting power of all of the shares of capital stock of Xperi then entitled to vote generally in the election of directors, voting as a single class.	The TiVo charter does not provide for the removal of directors; therefore, pursuant to Section 141 of the DGCL, directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.	The DGCL provides, subject to the rights of the holders of any class or series of preferred stock, any director, or the entire HoldCo board, may be removed from office at any time, with or without cause only by the affirmative vote of the holders of a majority of the voting power of all of the shares of capital stock of HoldCo then entitled to vote generally in the election of directors, voting as a single class.
Vacancies on the Board of Directors

The Xperi charter and bylaws provide that, except as otherwise required by law and subject to the rights of the holders of any class or series of preferred stock to elect directors, any vacancies on the Xperi board for any reason, including from the death, resignation, disqualification or removal of any director, and any newly created	The TiVo bylaws provide that any vacancies on the board of directors may be filled by approval of the board, or, if the number of directors in office is less than a quorum, by (i) the unanimous written consent of the remaining directors in office, (ii) the vote of the majority of the remaining directors, or (iii) a sole remaining	The HoldCo charter and bylaws provide that, except as otherwise required by law and subject to the rights of the holders of any class or series of preferred stock to elect directors, any vacancies on the HoldCo board for any reason, including from the death, resignation, disqualification or removal of any director, and any

Xperi	TiVo	HoldCo
directorships resulting by reason of any increase in the number of directors shall be filled exclusively by the Xperi board, acting by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by stockholders. Any directors elected to fill a vacancy shall hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

director, except that a vacancy created by the removal of a director by the vote or written consent of the stockholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote.

Each director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified.

newly created directorships resulting by reason of any increase in the number of directors shall be filled exclusively by the HoldCo board, acting by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by stockholders. Any directors elected to fill a vacancy shall hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

Advisory Committees

The Xperi bylaws permit but do not require the establishment of any committees. Pursuant to the bylaws, Xperi has an audit committee, a compensation committee and a corporate governance and nominating committee.

The principal functions of the corporate governance and nominating committee are to advise and make recommendations to the board of directors on matters concerning corporate governance, review potential or actual conflicts of interest involving members of the board of directors, help identify, evaluate and recruit candidates to fill vacancies on the board of directors, identify the nominees for election to the board of directors at the annual meeting of stockholders and oversee the annual evaluation of members of and performance of the board of directors and board committees.

The TiVo bylaws permit but do not require the establishment of any committees. Pursuant to the bylaws, TiVo has an audit committee, a compensation committee, corporate governance and nominating committee, and a strategy committee.

The principal functions of the corporate governance and nominating committee are to advise and make recommendations to the board of directors on matters concerning corporate governance, review potential or actual conflicts of interest involving members of the board of directors, help identify, evaluate and recruit candidates to fill vacancies on the board of directors, identify the nominees for election to the board of directors at the annual meeting of stockholders and oversee the annual evaluation of members of and performance of the board of directors and board committees.

HoldCo’s bylaws provide that the HoldCo board will establish a nominating and corporate governance committee whose principal duties will be to assist the board by identifying individuals qualified to become members of the board consistent with criteria approved by the board, to recommend to the board for its approval the slate of nominees to be proposed by the board to the stockholders for election to the board, to develop and recommend to the board the governance principles applicable to HoldCo, as well as such other duties and responsibilities delegated to it by the board and specified for it under applicable law and rules of Nasdaq.

For additional information, see the section entitled “Adoption of the Merger Agreement—HoldCo Matters—HoldCo Governance—The HoldCo Board of Directors” beginning on page 119.

Xperi	TiVo	HoldCo

Stockholder Action by Written Consent

Xperi’s charter provides that any action required or permitted to be taken by the Xperi stockholders must be effected at a duly called annual or special meeting of Xperi stockholders and may not be effected by any consent in writing by such stockholders.	The TiVo charter and bylaws provide that no action shall be taken by the stockholders of TiVo except at an annual or special meeting of stockholders called in accordance with the TiVo bylaws, and no action shall be taken by the stockholders by written consent.	HoldCo’s charter provides that any action required or permitted to be taken by the HoldCo stockholders must be effected at a duly called annual or special meeting of HoldCo stockholders and may not be effected by any consent in writing by such stockholders.

Quorum

Xperi’s bylaws provide that, unless otherwise provided by statute, the holders of shares of stock entitled to cast a majority of votes at a meeting, present either in person or by proxy, constitutes a quorum at such meeting.

Xperi’s bylaws provide that a majority of the entire board constitutes a quorum for board action.

In the event of a lack of quorum, a director present at the meeting may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

The TiVo bylaws provide that the presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of stockholders constitutes a quorum.

The TiVo bylaws provide that a majority of the authorized number of directors constitutes a quorum for board action.

HoldCo’s bylaws provide that, unless otherwise provided by statute, the holders of shares of stock entitled to cast a majority of votes at a meeting, present either in person or by proxy, constitutes a quorum at such meeting.

HoldCo’s bylaws provide that a majority of the entire board constitutes a quorum for board action.

In the event of a lack of quorum, a director present at the meeting may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

Special Meetings of Stockholders

The Xperi bylaws provide that except as otherwise required by law and subject to the rights of the holders of any class or series of preferred stock, special meetings of stockholders of Xperi may be called by the Xperi board or by a majority of the members of the Xperi board, or by a committee of the board which has been duly designated by the board and whose power and authority include the power to call such meetings, but such special meetings may not be called by another person.

Only such business shall be conducted at a special meeting of

	The TiVo bylaws provide that special meetings of TiVo stockholders may be called by the board of directors, the chairperson of the board of directors, or in the absence of the chairperson of the board, the vice chairperson of the board, or by the president, or by one or more stockholders holding shares in the aggregate entitled to cast not less than 20% of the entire capital stock of TiVo issued and outstanding and entitled to vote. If a special meeting is called by any person other than the board of directors, the request must be in	The HoldCo bylaws provide that except as otherwise required by law and subject to the rights of the holders of any class or series of preferred stock, special meetings of stockholders of HoldCo may be called by the HoldCo board or by a majority of the members of the HoldCo board, or by a committee of the board which has been duly designated by the board and whose power and authority include the power to call such meetings, but such special

Xperi	TiVo	HoldCo
stockholders as shall have been brought before the meeting pursuant to Xperi’s notice of meeting.	writing and delivered to the chairperson of the board of directors, the vice chairperson of the board of directors, or the president, any vice president or the secretary of TiVo.

meetings may not be called by another person.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to HoldCo’s notice of meeting.

Notice of Stockholder Meetings

In accordance with the DGCL, Xperi’s bylaws provide that written notice of each meeting of stockholders, stating the place, date and hour of the meeting, and in the case of special meetings, the purpose or purposes thereof, shall be mailed not less than ten (10) nor more than sixty (60) days before the date of such meeting to each stockholder entitled to vote thereat.	In accordance with the DGCL, TiVo’s bylaws provide all notices of meetings of stockholders shall be sent or otherwise given not less than ten (10) nor more than sixty (60) days before the date of the meeting being noticed. The notice must specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees which, at the time of the notice, management intends to present for election.	In accordance with the DGCL, HoldCo’s bylaws provide that notice of each meeting of stockholders, stating the place, date and hour of the meeting, and in the case of special meetings, the purpose or purposes thereof, shall be sent not less than ten (10) nor more than sixty (60) days before the date of such meeting to each stockholder entitled to vote thereat.

Advance Notice Requirements for Stockholder Nominations and Other Provisions

Xperi’s bylaws provide that for nominations and other business to be properly brought at a meeting of stockholders, a stockholder of record at such time who is entitled to vote at the meeting must have given timely notice; provided that only such business as has been brought before a special meeting pursuant to Xperi’s notice of such meeting may be conducted at such special meeting.

For proposals and nominations to be timely, a stockholder’s notice of

	TiVo’s bylaws provide that, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder’s notice to the secretary must be, in the event of an annual meeting of stockholders, delivered to, or mailed and received at, the principal executive offices of TiVo not less than 120 calendar days before the first	The HoldCo bylaws provide that for nominations and other business to be properly brought at a meeting of stockholders, a stockholder of record at such time who is entitled to vote at the meeting must have given timely notice; provided that only such business as has been brought before a special meeting pursuant to HoldCo’s notice of such meeting may be conducted at such special meeting.

Xperi	TiVo	HoldCo

nominations to be made at an annual meeting must be delivered to, or mailed and received at, the principal executive offices of Xperi not less than ninety (90) days nor more than 120 days prior to the one (1)-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.

For a notice of nomination to be timely in connection with a special meeting called by Xperi for the purpose of electing directors, such notice must be delivered to, or mailed to and received at, the principal executive offices of Xperi not later than the 90th day prior to such special meeting, or if later, the 10th day following the day on which public disclosure of the date of such special meeting was first made.

anniversary of the date of the preceding year’s annual meeting; provided that if (A) no annual meeting was held in the previous year or (B) the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made.

TiVo’s bylaws provide that, for nominations to be properly brought before a special meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder’s notice to the secretary must be, in the event of a special meeting of stockholders at which the board of directors gives notice that directors are to be elected, delivered to the secretary at the principal executive offices of TiVo not later than the close of business on the later of the 90th day before such special meeting or the 10th day following the day on which public announcement of the date of such special meeting is first made.

If a special meeting is called by any person other than the board of directors, the request must be in writing, specifying the time of the meeting and the nature of the business proposed to be transacted, and must be delivered to the chairperson of the board, or in the absence of the chairperson of the board, the vice chairperson of the board, the president, any vice president or the secretary of the corporation. The officer receiving such request must give notice to be given to the

For proposals and nominations to be timely, a stockholder’s notice of nominations to be made at an annual meeting must be delivered to, or mailed and received at, the principal executive offices of HoldCo not less than ninety (90) days nor more than 120 days prior to the one (1)-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made.

For a notice of nomination to be timely in connection with a special meeting called by HoldCo for the purpose of electing directors, such notice must be delivered to, or mailed to and received at, the principal executive offices of HoldCo not later than the 90th day prior to such special meeting, or if later, the 10th day following the day on which public disclosure of the date of such special meeting was first made.

Xperi	TiVo	HoldCo
stockholders entitled to vote, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice.

Charter Amendments

The DGCL provides that an amendment to a corporation’s certificate of incorporation requires that (i) the board of directors adopt a resolution setting forth the proposed amendment and either call a special meeting of the stockholders entitled to vote in respect thereof for consideration of such amendment or direct that the amendment be considered at the next annual meeting of the stockholders (provided a meeting or vote is required pursuant to Section 242 of the DGCL) and (ii) the stockholders approve the amendment by a majority of outstanding shares entitled to vote (and a majority of the outstanding shares of each class entitled to vote, if any).

Xperi’s charter provides that Xperi reserves the right to amend, alter, change or repeal any provision contained in its charter in the manner now or hereafter prescribed by the DGCL and all rights conferred on stockholders therein granted are subject to this reservation; provided that amendments, alterations, changes or repeals to certain provisions in the charter require an affirmative vote of the holders of at least 66 2⁄3% of the outstanding voting stock of Xperi, voting together as a single class.

The TiVo charter does not set forth a vote requirement for amendments to the charter; therefore, under Section 242 of the DGCL, a proposed amendment to the TiVo charter must be approved by the affirmative vote of a majority of the voting power of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote as a class.

The DGCL provides that an amendment to a corporation’s certificate of incorporation requires that (i) the board of directors adopt a resolution setting forth the proposed amendment and either call a special meeting of the stockholders entitled to vote in respect thereof for consideration of such amendment or direct that the amendment be considered at the next annual meeting of the stockholders (provided a meeting or vote is required pursuant to Section 242 of the DGCL) and (ii) the stockholders approve the amendment by a majority of outstanding shares entitled to vote (and a majority of the outstanding shares of each class entitled to vote, if any).

The HoldCo charter provides that HoldCo reserves the right to amend, alter, change or repeal any provision contained in its charter in the manner now or hereafter prescribed by the DGCL and all rights conferred on stockholders therein granted are subject to this reservation; provided that amendments, alterations, changes or repeals to certain provisions in the charter require an affirmative vote of the holders of at least 66 2⁄3% of the outstanding voting

Xperi	TiVo	HoldCo
stock of HoldCo, voting together as a single class.

Amendment of Bylaws

Xperi’s charter and bylaws provide that (i) the Xperi board has the power to make, alter, and repeal Xperi’s bylaws at any regular or special meeting of the Xperi board and (ii) the Xperi stockholders have the power to rescind, alter, amend, and repeal Xperi’s bylaws at any annual or special meeting of Xperi stockholders by the affirmative vote of the holders of at least 66 2⁄3% of the outstanding voting stock, voting together as a single class.	The TiVo charter and bylaws authorize the board of directors to make, amend, supplement or repeal the bylaws and provide that the stockholders may change or repeal any bylaw adopted by the board of directors. The TiVo bylaws also provide that no amendment or supplement to the bylaws adopted by the board of directors may vary or conflict with any amendment or supplement adopted by the stockholders.	HoldCo’s charter and bylaws provide that (i) the HoldCo board has the power to make, alter, and repeal HoldCo’s bylaws at any regular or special meeting of the HoldCo board and (ii) the HoldCo stockholders have the power to rescind, alter, amend, and repeal HoldCo’s bylaws at any annual or special meeting of HoldCo stockholders by the affirmative vote of the holders of at least 66 2⁄3% of the outstanding voting stock, voting together as a single class.

Limitation on Director Liability

Xperi’s charter provides that a director of Xperi is not personally liable to Xperi or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended to authorize further eliminating or limiting of the personal liability of directors, then the liability of a director will be eliminated or limited to the fullest extent permitted by the DGCL, as amended.	The TiVo charter provides that no director will be personally liable to TiVo or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to TiVo or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.	HoldCo’s charter provides that a director of HoldCo is not personally liable to HoldCo or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended to authorize further eliminating or limiting the personal liability of directors, then the liability of a director will be eliminated or limited to the fullest extent permitted by the DGCL, as amended.

Xperi	TiVo	HoldCo

Indemnification

Permitted Indemnification and Advance of Expenses:

Xperi’s charter provides that Xperi may indemnify and advance indemnification expenses, to the fullest extent permitted by Delaware law, any person who is a party or is threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person:

(i) is or was a director, officer, or employee of Xperi or any predecessor to Xperi; or

(ii) is or was serving at the request of Xperi or any predecessor to Xperi as a director, officer, or employee at another enterprise.

Xperi may, but is not required to, purchase and maintain insurance on behalf of any such person against any liability which may be asserted or enter into contracts providing for the indemnification of any such person to the fullest extent permitted by law.

Mandatory Indemnification:

Xperi’s charter provides that Xperi shall indemnify, to the fullest extent permitted by the DGCL, directors of Xperi for personal liability to Xperi or its stockholders for monetary damages for breach of fiduciary duty as a director.

Xperi’s bylaws provide that Xperi shall indemnify, to the fullest extent permitted by Delaware law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by

The TiVo bylaws and charter provide that TiVo, to the

maximum extent permitted by the DGCL, will indemnify any person who was or is a party or is threatened to be made a party to any contemplated, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of TiVo), by reason of (i) the fact that such person is or was a director or officer of TiVo, or is or was serving at the request of TiVo as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, including service with respect to an employee benefit plan, or (ii) anything done or not done by such person in any such capacity, only if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of TiVo and, with respect to any criminal action, suit, investigation or other proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The indemnification includes expenses (including attorneys’ fees) and losses, claims, liabilities, judgments, fines and amounts paid in settlement incurred by the indemnitee or on the indemnitee’s behalf in connection with such action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or other proceeding.

Permitted Indemnification and Advance of Expenses:

HoldCo’s charter provides that HoldCo may indemnify and advance indemnification expenses, to the fullest extent permitted by Delaware law, any person who is a party or is threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person:

(i) is or was a director, officer, or employee of HoldCo or any predecessor to HoldCo; or

(ii) is or was serving at the request of HoldCo or any predecessor to HoldCo as a director, officer, or employee at another enterprise.

HoldCo may, but is not required to, purchase and maintain insurance on behalf of any such person against any liability which may be asserted or enter into contracts providing for the indemnification of any such person to the fullest extent permitted by law.

Mandatory Indemnification:

HoldCo’s charter provides that HoldCo shall indemnify, to the fullest extent permitted by the DGCL, directors of HoldCo for personal liability to HoldCo or its stockholders for monetary damages for breach of fiduciary duty as a director.

HoldCo’s bylaws provide that HoldCo shall indemnify, to the fullest extent permitted by Delaware law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether

Xperi	TiVo	HoldCo

or in the right of Xperi), by reason of the fact that such person:

(i) is or was a director, officer or employee of Xperi; or

(ii) is or was a director, officer or employee of Xperi and is or was serving at the request of Xperi as a director, trustee, member, member representative, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in person in connection with such action, suit or proceeding.

civil, criminal, administrative or investigative (other than an action by or in the right of HoldCo), by reason of the fact that such person:

(i) is or was a director, officer or employee of HoldCo; or

(ii) is or was a director, officer or employee of HoldCo and is or was serving at the request of HoldCo as a director, trustee, member, member representative, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in person in connection with such action, suit or proceeding.

Preemptive Rights

Xperi’s stockholders do not have preemptive rights. Thus, if additional shares of Xperi common stock are issued, the current holders of Xperi common stock will own a proportionately smaller interest in a larger number of outstanding shares of common stock to the extent that they do not participate in the additional issuance.	TiVo’s stockholders do not have preemptive rights. Thus, if additional shares of TiVo common stock are issued, the current holders of TiVo common stock will own a proportionately smaller interest in a larger number of outstanding shares of common stock to the extent that they do not participate in the additional issuance.	HoldCo’s stockholders do not have preemptive rights. Thus, if additional shares of HoldCo common stock are issued, the current HoldCo stockholders will own a proportionately smaller interest in a larger number of outstanding shares of common stock to the extent that they do not participate in the additional issuance.

Dividends and Share Repurchases

The DGCL provides that, subject to any restrictions in a corporation’s certificate of incorporation, dividends may be declared from the corporation’s surplus, or if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Dividends may not be declared out of net profits, however, if the corporation’s capital has been diminished to an amount less than the aggregate amount of all capital	Section 170 of the DGCL provides that, subject to any restrictions in a corporation’s certificate of incorporation, dividends may be declared from the corporation’s surplus, or if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Dividends may not be declared out of net profits, however, if the corporation’s capital has been diminished to an	The DGCL provides that, subject to any restrictions in a corporation’s certificate of incorporation, dividends may be declared from the corporation’s surplus, or if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Dividends may not be declared out of net profits, however, if the corporation’s capital has been diminished to an

Xperi	TiVo	HoldCo
represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets is repaired. Furthermore, the DGCL generally provides that a corporation may redeem or repurchase its shares only if the redemption or repurchase would not impair the capital of the corporation.	amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets is repaired. Furthermore, Section 160 of the DGCL generally provides that a corporation may redeem or repurchase its shares only if the redemption or repurchase would not impair the capital of the corporation.	amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets is repaired. Furthermore, the DGCL generally provides that a corporation may redeem or repurchase its shares only if the redemption or repurchase would not impair the capital of the corporation.

Required Vote for a Sale of the Company

Section 251 of the DGCL requires, with limited exceptions, a merger, consolidation or sale of substantially all of the assets of a company to be approved by the board and a majority of the issued and outstanding shares entitled to vote thereon.	Section 251 of the DGCL requires, with limited exceptions, a merger, consolidation or sale of substantially all of the assets of a company to be approved by the board and a majority of the issued and outstanding shares entitled to vote thereon.	Section 251 of the DGCL requires, with limited exceptions, a merger, consolidation or sale of substantially all of the assets of a company to be approved by the board and a majority of the issued and outstanding shares entitled to vote thereon.

Stockholder Rights Plan

Xperi does not currently have a stockholders’ rights plan in effect.

The TiVo board of directors has adopted a Section 382 rights plan, which under certain circumstances could cause substantial dilution to any person acquiring (together with all affiliates and associates of such person) beneficial ownership of 4.95% or more of the outstanding TiVo common stock within the meaning of Section 382 of the Code, without the approval of the TiVo board of directors.

The rights issued under the Section 382 rights plan will expire on the earliest of (i) 5:00 p.m., New York City time, on December 18, 2022, (ii) the redemption or exchange of the rights, (iii) the termination of the

HoldCo does not currently have a stockholders’ rights plan in effect.

Xperi	TiVo	HoldCo
merger agreement prior to the consummation of the mergers, (iv) the consummation of the mergers, (v) the time at which the board of directors determines that the Section 382 Rights Agreement is no longer necessary or desirable for the preservation of tax benefits and (vi) the close of business on the first day of a taxable year to which the board of directors determines that no tax benefits may be carried forward.

Transfer Restrictions

None.	None.	The HoldCo charter contains certain transfer restrictions intended to preserve certain tax attributes of HoldCo. Such restrictions will apply to future transfers made by 4.91% stockholders, transferees who are 4.91% stockholders, transferees who are related to a 4.91% stockholder, transferees acting in coordination with a 4.91% stockholder, or transfers that would result in a stockholder becoming a 4.91% stockholder in order to avoid potential limitation on such tax attributes pursuant to Section 382 of the Code. Such restrictions will expire on the earlier of (i) the repeal of Section 382 or any successor statute if the board of directors determines that such restrictions are no longer necessary or desirable for the preservation of certain tax benefits, (ii) the beginning of a taxable year to which the board of directors determines that no tax benefits may be carried forward, (iii) the date that is three years and one day following the close of the merger or (iv) such other date as the board of directors shall fix in accordance with the HoldCo charter.

Xperi	TiVo	HoldCo

Business Combination or Antitakeover Statutes

Section 203 of the DGCL generally prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three (3) years after the person or entity becomes an interested stockholder, unless: (i) the board of directors of the target corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock not owned by the interested stockholder.

Xperi has not opted out of the protections of Section 203 of the DGCL. As a result, the statute applies to Xperi.

The TiVo charter does not opt out of the provisions of Section 203 of the DGCL, which generally prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three (3) years after the person or entity becomes an interested stockholder, unless (i) the board of directors of the target corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized by the vote of at least 66 2⁄3% of the outstanding voting stock not owned by the interested stockholder at an annual or special meeting.

Section 203 of the DGCL generally prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three (3) years after the person or entity becomes an interested stockholder, unless: (i) the board of directors of the target corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock not owned by the interested stockholder.

HoldCo has not opted out of the protections of Section 203 of the DGCL. As a result, the statute applies to HoldCo.

Xperi	TiVo	HoldCo

Appraisal Rights

Under the DGCL, a stockholder may dissent from, and receive payments in cash for, the fair value of his or her shares as appraised by the Court of Chancery of the State of Delaware in the event of certain mergers and consolidations. However, stockholders do not have appraisal rights if the shares of stock they hold, at the record date for determination of stockholders entitled to vote at the meeting of stockholders to act upon the merger or consolidation, or on the record date with respect to action by written consent, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders. Further, no appraisal rights are available to stockholders of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation. Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the merger agreement to accept for their shares anything other than (i) shares of stock of the surviving corporation, (ii) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (iii) cash instead of fractional shares or (iv) any combination of clauses
(i)-(iii). Appraisal rights are also available under the DGCL in certain other circumstances, including in certain parent-subsidiary corporation mergers and in certain circumstances where the certificate of incorporation so provides.

Neither Xperi’s charter nor bylaws provides for appraisal rights in any additional circumstance other than as required by applicable law.

	Under the DGCL, a stockholder may dissent from, and receive payments in cash for, the fair value of his or her shares as appraised by the Court of Chancery of the State of Delaware in the event of certain mergers and consolidations. However, stockholders do not have appraisal rights if the shares of stock they hold, at the record date for determination of stockholders entitled to vote at the meeting of stockholders to act upon the merger or consolidation, or on the record date with respect to action by written consent, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders. Further, no appraisal rights are available to stockholders of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation. Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the merger agreement to accept for their shares anything other than (i) shares of stock of the surviving corporation, (ii) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (iii) cash instead of fractional shares or (iv) any combination of clauses (i)-(iii). Appraisal rights are also available under the DGCL in certain other circumstances, including in certain parent-subsidiary corporation mergers and in certain circumstances where the certificate of incorporation so provides.	Under the DGCL, a stockholder may dissent from, and receive payments in cash for, the fair value of his or her shares as appraised by the Court of Chancery of the State of Delaware in the event of certain mergers and consolidations. However, stockholders do not have appraisal rights if the shares of stock they hold, at the record date for determination of stockholders entitled to vote at the meeting of stockholders to act upon the merger or consolidation, or on the record date with respect to action by written consent, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders. Further, no appraisal rights are available to stockholders of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation. Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the merger agreement to accept for their shares anything other than (i) shares of stock of the surviving corporation, (ii) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (iii) cash instead of fractional shares or (iv) any combination of clauses (i)-(iii). Appraisal rights are also available under the DGCL in certain other circumstances, including in certain parent-subsidiary corporation mergers and in certain circumstances where the certificate of incorporation so provides.

Xperi	TiVo	HoldCo
	Neither TiVo’s charter nor bylaws provides for appraisal rights in any additional circumstance other than as required by applicable law.	Neither the HoldCo charter nor bylaws provide for appraisal rights in any additional circumstance other than as required by applicable law.

Forum for Adjudication of Disputes

Xperi’s bylaws provide that unless Xperi consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Xperi, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Xperi director, officer or other employee to Xperi or Xperi’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine.

Xperi’s bylaws also provide that Xperi is entitled to equitable relief, including injunction and specific performance, to enforce such provisions regarding forum.

The TiVo charter and bylaws provide that, unless TiVo consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim against the corporation or any director, officer or other employee of the corporation arising pursuant to any provision of the DGCL or the charter or bylaws of TiVo, or (iv) any action asserting a claim against the corporation or any director, officer or other employee of the corporation governed by the internal affairs doctrine.

The HoldCo charter provides that unless HoldCo consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of HoldCo, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of HoldCo to HoldCo or HoldCo’s stockholders, (iii) any action asserting a claim against HoldCo or any current or former director, officer, stockholder, employee or agent of HoldCo arising out of or relating to any provision of the DGCL, the HoldCo charter or the HoldCo bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against HoldCo or any current or former director, officer, stockholder, employee or agent of HoldCo governed by the internal affairs doctrine of the State of Delaware. The HoldCo charter also provides that unless HoldCo consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The exclusive forum provision does not apply to claims brought under the Exchange Act.

LEGAL MATTERS

The validity of the shares of HoldCo common stock to be issued in the mergers will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP. Certain U.S. federal income tax consequences relating to the mergers will also be passed upon for Xperi by Skadden, Arps, Slate, Meagher & Flom LLP and for TiVo by Cooley LLP.

EXPERTS

Xperi

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this joint proxy statement/prospectus by reference to Xperi Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

TiVo

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this joint proxy statement/prospectus by reference from TiVo’s Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the reports of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

FUTURE STOCKHOLDER PROPOSALS

Xperi

At each Xperi annual meeting, Xperi stockholders are asked to elect directors to serve on the Xperi board, to ratify the appointment of Xperi’s independent registered public accounting firm for the year and to approve, by advisory vote, executive compensation. The Xperi board or stockholders may submit other proposals to be included in the proxy statement. To be considered for inclusion in the 2020 annual meeting proxy statement, stockholder proposals must meet the requirements of SEC Rule 14a-8 and must have been received no later than November 23, 2019. Xperi’s bylaws provide that a stockholder may otherwise propose business for consideration or nominate persons for election to the Xperi board, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in Xperi’s proxy statement pursuant to Rule 14a-8. Xperi’s bylaws currently require that notice of such proposals or nominations for Xperi’s 2020 annual meeting be received between January 4, 2020 and February 3, 2020. Any such notice must satisfy the other requirements in Xperi’s Bylaws applicable to such proposals and nominations. Xperi intends to hold the annual meeting of stockholders in 2020 and the annual meeting of stockholders in 2021 only if the mergers have not already been completed by, or shortly after, the time at which Xperi’s 2020 annual meeting and 2021 annual meeting would normally take place.

Additional information regarding Xperi’s procedures is located in Xperi’s Proxy Statement on Schedule 14A filed on March 20, 2019. See “Where You Can Find More Information” beginning on page 213.

TiVo

A notice of a stockholder nomination or proposal (other than a proposal submitted for inclusion in TiVo’s proxy statement pursuant to the federal proxy rules) intended to be presented at the TiVo 2020 annual meeting must have been received by the TiVo Corporate Secretary by January 2, 2020. However, as provided in TiVo’s bylaws, different deadlines apply if the TiVo 2020 annual meeting is called for a date that is not within thirty (30) days before or after the anniversary of the TiVo 2019 annual meeting. Such notices must comply with the procedural and content requirements of TiVo’s bylaws. If notice of a matter is not received within the applicable deadlines or does not comply with TiVo’s bylaws, the chairman of the TiVo 2020 annual meeting may refuse to introduce such matter. If a stockholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the TiVo 2020 annual meeting. A copy of TiVo’s bylaws may be found on TiVo’s website at ir.tivo.com/governance-documents. Alternatively, a copy will be sent without charge to any stockholder who sends a written request to the TiVo Corporate Secretary at 2160 Gold Street, San Jose, California 95002.

TiVo intends to hold the annual meeting of stockholders in 2020 only if the mergers have not already been completed by, or shortly after, the time at which TiVo’s 2020 annual meeting would normally take place.

Additional information regarding TiVo’s procedures is located in TiVo’s Proxy Statement on Schedule 14A for TiVo’s 2019 annual meeting filed on March 15, 2019. See “Where You Can Find More Information” beginning on page 213.

OTHER MATTERS

As of the date of this joint proxy statement/prospectus, neither the Xperi board nor the TiVo board knows of any matters that will be presented for consideration at either the Xperi special meeting or the TiVo special meeting other than as described in this joint proxy statement/prospectus. If any other matters come before either of the meetings or any adjournments or postponements of the meetings and are voted upon, the enclosed proxies will confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxies as to any other matters. The individuals named as proxies intend to vote in accordance with their best judgment as to any other matters.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies.

Xperi

If a registered stockholder has requested to receive proxy materials by mail and has consented to Xperi’s mailing of proxy materials and other stockholder information to only one account in that stockholder’s household, as identified by that stockholder, Xperi will deliver or mail a single copy of this joint proxy statement/prospectus and accompanying Xperi special meeting materials for all registered stockholders residing at the same address. The stockholder’s consent will be perpetual unless the stockholder revokes it, which may be done at any time by contacting the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or by calling (800) 542-1061. If a stockholder revokes their consent, Xperi will begin sending individual copies of future mailings of these documents within thirty (30) days after Xperi receives that revocation notice. If a stockholder receives a householded mailing this year, and would like to receive additional copies of this joint proxy statement/prospectus and accompanying Xperi special meeting materials, the stockholder may call Investor Relations at (408) 321-6000, send an email request to IR@Xperi.com, or write to c/o Investor Relations, Xperi Corporation, 3025 Orchard Parkway, San Jose, California 95134 and Xperi will promptly deliver the requested copy.

Registered stockholders that have requested to receive proxy materials by mail and have not consented to householding will continue to receive copies of Xperi’s special meeting materials, Xperi’s Annual Reports on Form 10-K and Xperi’s proxy statements for each registered stockholder residing at the same address. Registered stockholders may elect to participate in householding and receive only a single copy of Xperi’s special meeting materials, the Annual Reports on Form 10-K and proxy statements for all registered stockholders residing at the same address by contacting Broadridge as outlined above.

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

TiVo

TiVo has instituted householding for TiVo stockholders of record. In accordance with a notice sent to TiVo stockholders with the same last name who share a single address, any TiVo stockholder who did not respond that he or she did not want to participate in householding, was deemed to have consented to the practice. Accordingly, only one joint proxy statement/prospectus and accompanying TiVo special meeting materials will be sent to an address unless contrary instructions were received from any TiVo stockholder at that address. You may revoke your consent at any time by contacting TiVo’s proxy solicitor, MacKenzie Partners, either by calling toll-free at (800) 322-2885, or by writing to MacKenzie Partners, Inc., 1407 Broadway Avenue, 27th floor, New York, New York 10018. TiVo will promptly deliver to a TiVo stockholder who received one copy of the TiVo special meeting materials, including this joint proxy statement/prospectus as the result of householding, a separate copy of the materials upon the TiVo stockholder’s written or oral request to the TiVo Corporate Secretary (address above or by telephone (408) 519-9100).

WHERE YOU CAN FIND MORE INFORMATION

Xperi and TiVo file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Xperi and TiVo, which file electronically with the SEC. The address of that site is www.sec.gov.

Investors may also consult Xperi’s or TiVo’s respective websites for more information concerning the mergers described in this joint proxy statement/prospectus. Xperi’s website is www.Xperi.com. TiVo’s website is www.TiVo.com. The information contained on the websites of Xperi, TiVo and the SEC (except for the filings described below) is not incorporated by reference into this joint proxy statement/prospectus.

HoldCo has filed with the SEC a registration statement on Form S-4 to register with the SEC the HoldCo common stock to be issued to Xperi stockholders and TiVo stockholders in the mergers. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of HoldCo in addition to being a proxy statement of Xperi and TiVo for the special meetings. As allowed by SEC rules, this document does not contain all the information you can find in the registration statement or the annexes to the registration statement.

In addition, the SEC allows Xperi and TiVo to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information included directly in this joint proxy statement/prospectus.

This joint proxy statement/prospectus also incorporates by reference the documents listed below that Xperi has previously filed with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). They contain important information about Xperi, its financial condition and other matters.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on February 18, 2020.

•	Definitive Proxy Statement on Schedule 14A filed on March 20, 2019.

•	Current Reports on Form 8-K filed with the SEC on January 7, 2020, February 4, 2020, February 18, 2020 (containing Item 5.02), February 24, 2020 and March 17, 2020.

In addition, Xperi incorporates by reference any future filing it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) after the date of the initial joint proxy statement/prospectus and prior to the date of the effectiveness of this joint proxy statement/prospectus and any other filings made with the SEC prior to the date of the Xperi special meeting. Such documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of the documents listed above from the SEC, through the SEC’s website at the address described above, or from Xperi by requesting them in writing or by telephone at the following address:

Xperi

3025 Orchard Parkway

San Jose, California 95134A

Attention: Investor Relations

(408) 321-6000

These documents are available from Xperi without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part.

This joint proxy statement/prospectus incorporates by reference the documents listed below that TiVo has previously filed with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). They contain important information about TiVo, its financial condition and other matters:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on February 18, 2020.

•	Definitive Proxy Statement on Schedule 14A filed on March 15, 2019.

•	Current Reports on Form 8-K filed with the SEC on January 8, 2020 and February 4, 2020.

In addition, TiVo incorporates by reference any future filing it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) after the date of the initial joint proxy statement/prospectus and prior to the date of the effectiveness of this joint proxy statement/prospectus and any other filings made with the SEC prior to the date of the TiVo special meeting. Such documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of the documents listed above from the SEC, through the SEC’s website at the address described above, or from TiVo by requesting them in writing or by telephone at the following address:

TiVo

2160 Gold Street

San Jose, California 95002

Attention: Investor Relations

(408) 519-9100

These documents are available from TiVo without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part.

If you are an Xperi stockholder or a TiVo stockholder and would like to request documents, please do so by May 19, 2020, to receive them before the Xperi special meeting or the TiVo special meeting, as applicable. If you request any documents from Xperi or TiVo, Xperi or TiVo will mail them to you by first class mail, or another equally prompt means, within one (1) business day after Xperi or TiVo receives your request.

This joint proxy statement/prospectus is a prospectus of HoldCo and is a joint proxy statement of Xperi and TiVo for the Xperi special meeting and the TiVo special meeting. You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus. Neither Xperi nor TiVo has authorized anyone to give any information or make any representation about the mergers or Xperi or TiVo that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that Xperi or TiVo has incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus, and the information contained in any of the materials that Xperi or TiVo has incorporated by reference into this joint proxy statement/prospectus speaks only as of the date of such materials, unless the information specifically indicates that another date applies. Neither our mailing of this joint proxy statement/prospectus to Xperi stockholders or TiVo stockholders, nor the issuance by HoldCo of shares of common stock pursuant to the mergers, will create any implication to the contrary.

Annex A-1

CONFIDENTIAL

EXECUTION VERSION

AGREEMENT AND PLAN OF

MERGER AND REORGANIZATION

by and among

XPERI CORPORATION,

TIVO CORPORATION,

XRAY-TWOLF HOLDCO CORPORATION,

XRAY MERGER SUB CORPORATION and

TWOLF MERGER SUB CORPORATION

December 18, 2019

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(continued)

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(continued)

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(continued)

Page

Section 10.6 Specific Enforcement	A-1-69

Section 10.7 Assignment	A-1-69

Section 10.8 Notices	A-1-69

Section 10.9 Severability	A-1-70

Section 10.10 Construction	A-1-70

Section 10.11 Counterparts; Signatures	A-1-71

Annex A Definitions

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AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”), is made and entered into as of December 18, 2019 (the “Agreement Date”), by and among Xperi Corporation, a Delaware corporation (“XRAY”), TiVo Corporation, a Delaware corporation (“TWOLF”), XRAY-TWOLF HoldCo Corporation, a Delaware corporation (“Holdco”), XRAY Merger Sub Corporation, a Delaware corporation and wholly owned subsidiary of Holdco (“XRAY Merger Sub”), and TWOLF Merger Sub Corporation, a Delaware corporation and wholly owned subsidiary of Holdco (“TWOLF Merger Sub” and together with XRAY Merger Sub, the “Merger Subs”).

WHEREAS, in anticipation of the Mergers, XRAY and TWOLF have formed (i) Holdco, (ii) XRAY Merger Sub and (iii) TWOLF Merger Sub.

WHEREAS, (i) each of XRAY, Holdco and XRAY Merger Sub desires, following the satisfaction or waiver of the conditions set forth in Article VIII, to effect the merger of XRAY Merger Sub with and into XRAY (the “XRAY Merger”), with XRAY as the surviving entity in the XRAY Merger (the “XRAY Surviving Corporation”) and the XRAY Surviving Corporation becoming a wholly owned subsidiary of Holdco and (ii) immediately following consummation of the XRAY Merger, each of Holdco, TWOLF and TWOLF Merger Sub desires, following the satisfaction or waiver of the conditions set forth in Article VIII, to effect the merger of TWOLF Merger Sub with and into TWOLF (the “TWOLF Merger” and, together with the XRAY Merger, the “Mergers”), with TWOLF as the surviving entity in the TWOLF Merger (the “TWOLF Surviving Corporation” and, together with the XRAY Surviving Corporation, the “Surviving Corporations”), and the TWOLF Surviving Corporation becoming a wholly owned subsidiary of Holdco.

WHEREAS, the Board of Directors of XRAY (the “XRAY Board”) has (i) determined that this Agreement and the transactions contemplated by this Agreement (the “Transactions”) are fair to, and in the best interests of, XRAY and XRAY’s stockholders; (ii) approved and declared advisable this Agreement and the transactions contemplated hereby and thereby, including the XRAY Merger, on the terms and subject to the conditions set forth herein; and (iii) subject to the terms hereof, resolved to recommend that XRAY’s stockholders approve this Agreement and approve the XRAY Merger (collectively, the “XRAY Board Recommendation” and together with the TWOLF Board Recommendation, the “Board Recommendations” and “Board Recommendation” shall mean any of them); and (iv) directed that this Agreement be submitted to XRAY’s stockholders for adoption at a duly held meeting of such stockholders for such purpose (including any adjournment or postponement thereof, the “XRAY Stockholder Meeting”).

WHEREAS, the Board of Directors of TWOLF (the “TWOLF Board”) has (i) determined that this Agreement and the transactions contemplated by this Agreement, including the TWOLF Merger, are advisable, fair to and in the best interests of TWOLF and its stockholders; (ii) approved and declared advisable this Agreement and the transactions contemplated hereby and thereby, including the TWOLF Merger, on the terms and subject to the conditions set forth herein; (iii) subject to the terms hereof, resolved to recommend that TWOLF’s stockholders adopt and approve this Agreement and approve the TWOLF Merger (collectively, the “TWOLF Board Recommendation”); and (iv) directed that this Agreement be submitted to TWOLF’s stockholders for adoption at a duly held meeting of such stockholders for such purpose (including any adjournment or postponement thereof, the “TWOLF Stockholder Meeting”).

WHEREAS, the respective Boards of Directors of Holdco and the Merger Subs have unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers, are fair to, and in the best interests of, each of their respective stockholders and (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Mergers.

WHEREAS, XRAY, TWOLF, Holdco, XRAY Merger Sub and TWOLF Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe certain conditions to the Mergers.

WHEREAS, for United States federal income tax purposes, it is intended that each of the XRAY Merger and TWOLF Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) or, alternatively, as a transaction qualifying for nonrecognition of gain and loss under Section 351 of the Code, and that this Agreement is intended to be, and is hereby adopted as, a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and within the meaning of Treasury Regulations Section 1.368-2(g).

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

THE MERGERS

Section 1.1    Formation of Holdco and Merger Subs.

(a)    XRAY and TWOLF have caused Holdco to be organized under the laws of the State of Delaware. XRAY and TWOLF shall take, and shall cause Holdco to take, all requisite action to cause the certificate of incorporation of Holdco to be in the form agreed between XRAY and TWOLF prior to the Closing in accordance with Section 2.1 (the “Holdco Charter”) and the by-laws of Holdco to be in the form agreed between XRAY and TWOLF prior to the Closing in accordance with Section 2.1 (the “Holdco Bylaws”), in each case, at the Effective Time (as defined below) and until thereafter amended in accordance with the terms thereof and applicable Law.

(b)    XRAY and TWOLF have caused Holdco to organize XRAY Merger Sub and TWOLF Merger Sub under the laws of the State of Delaware.

Section 1.2    The Mergers.

(a)    Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), XRAY Merger Sub shall be merged with and into XRAY at the Effective Time. Following the Effective Time, the separate corporate existence of XRAY Merger Sub shall cease, and XRAY shall continue as the surviving corporation in the XRAY Merger and shall succeed to and assume all the rights, privileges, immunities, properties, powers and franchises of XRAY Merger Sub in accordance with the DGCL.

(b)    Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, TWOLF Merger Sub shall be merged with and into TWOLF at the Effective Time. Following the Effective Time, the separate corporate existence of TWOLF Merger Sub shall cease, and TWOLF shall continue as the surviving corporation in the TWOLF Merger and shall succeed to and assume all the rights, privileges, immunities, properties, powers and franchises of TWOLF Merger Sub in accordance with the DGCL.

(c)    In connection with the Mergers, TWOLF and XRAY shall cause Holdco to take such actions as may be necessary to reserve, prior to the Mergers, a sufficient number of shares of Holdco Common Stock to permit the issuance of shares of Holdco Common Stock to the holders of shares of TWOLF Common Stock and XRAY Common Stock as of the Effective Time in accordance with the terms of this Agreement.

Section 1.3    Closing. The closing of the Mergers (the “Closing”) shall take place at 10:00 a.m., Pacific time, on the third business day after satisfaction or waiver of all of the conditions set forth in Article VIII (other than those conditions that by their terms are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP located at 525 University Avenue, Suite 1400, Palo Alto CA 94301 unless another time, date or place is agreed to in writing by the parties hereto (the date of the Closing, the “Closing Date”).

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Section 1.4    Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Mergers to be consummated by (a) filing with the Secretary of State of the State of Delaware a Certificate of Merger (the “XRAY Certificate of Merger”) with respect to the XRAY Merger, duly executed and completed in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL and (b) filing with the Secretary of State of the State of Delaware a Certificate of Merger (the “TWOLF Certificate of Merger”) with respect to the TWOLF Merger, duly executed and completed in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL. The XRAY Merger and the TWOLF Merger shall become effective concurrently upon the due filing of the XRAY Certificate of Merger and the TWOLF Certificate of Merger, respectively or such later time as agreed between the parties and set forth in the certificates of merger (such time as the Mergers become effective being the “Effective Time”).

Section 1.5    Effects of the Transaction. The Mergers shall have the effects set forth in the applicable provisions of the DGCL.

ARTICLE II

CERTAIN GOVERNANCE MATTERS

Section 2.1    Holdco Matters.

(a)    Name. The parties shall cause the name of Holdco to be changed to “Xperi Corporation” prior to or as of the Effective Time.

(b)    Ticker Symbol. The parties shall cause the ticker symbol of Holdco to be the ticker symbol of XRAY as of immediately prior to the Effective Time.

(c)    Board of Directors. The parties shall take all action necessary (including, to the extent necessary, procuring the resignation or removal of any directors on the Board of Directors of Holdco immediately prior to the Effective Time) so that, as of the Effective Time, the number of directors that comprise the full Board of Directors of Holdco shall be seven (7), and such Board of Directors shall upon the Effective Time consist of: (i) the Chief Executive Officer of XRAY as of immediately prior to the Effective Time (who shall be the Chief Executive Officer of Holdco as of immediately after the Effective Time); (ii) three (3) directors, designated by the XRAY Board (“XRAY Designees”); provided that, (A) each such designee shall be reasonably acceptable to TWOLF, and (B) not less than two (2) out of three (3) such designees must qualify as an “independent director” under the listing standards of the NASDAQ Stock Market, LLC (“NASDAQ”) and the applicable rules of the SEC, it being understood that such three (3) individuals are in addition to the Chief Executive Officer of XRAY designated under clause (i)); and (iii) three (3) directors, designated by the TWOLF Board (“TWOLF Designees”); provided that (A) each such designee shall be reasonably acceptable to XRAY, and (B) not less than two (2) out of three (3) such designees must qualify as an “independent director” under the NASDAQ listing standards and the applicable rules of the SEC.

(d)    Replacement of Designees. In the event that prior to the Effective Time: (i) any XRAY Designee is unable or unwilling to serve on the Board of Directors, XRAY shall select a replacement for such individual to serve in such person’s place; and (ii) any TWOLF Designee is unable or unwilling to serve on the Board of Directors, TWOLF shall select a replacement for such individual to serve in such person’s place. The parties shall take all action necessary to ensure that any such replacement designee is duly qualified and appointed as a director of the Board of Directors of Holdco as of the Effective Time. Any such replacement designee shall also be deemed to be an XRAY Designee or a TWOLF Designee, as applicable.

(e)    Chairman. Immediately following the Effective Time, the Chairman of the Board of Directors of Holdco shall be elected by those members of the Board of Directors of Holdco who qualify as “independent

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directors” under the listing standards of NASDAQ and the applicable rules of the SEC from such group of directors.

(f)    Nominating and Corporate Governance Committee. The parties shall take all necessary action to ensure that the Holdco Charter provides that, for a period of two years following the Effective Time, the Nominating and Corporate Governance Committee shall have four members, consisting of two XRAY Designees and two TWOLF Designees.

(g)    Officers. The Chief Executive Officer and the Chief Financial Officer of XRAY as of immediately prior to the Effective Time shall be the Chief Executive Officer and the Chief Financial Officer of Holdco as of immediately after the Effective Time.

(h)    Headquarters. Following the Effective Time, the headquarters of Holdco shall be the headquarters of XRAY as of immediately prior to the Effective Time in San Jose, California.

(i)    Holdco Charter and Bylaws. The parties shall take all action necessary to ensure that as of immediately prior to the Effective Time the Holdco Charter and the Holdco Bylaws give effect to the matters set forth in this Section 2.1 and such other matters as are mutually agreed to by XRAY and TWOLF.

Section 2.2    Subsidiary Matters.

(a)    XRAY Matters.

(i)    At the Effective Time, the XRAY Certificate of Incorporation and the By-laws of XRAY shall be amended to read in their entirety as the Certificate of Incorporation of XRAY Merger Sub and the By-laws of XRAY Merger Sub, respectively (except that references to the name of XRAY Merger Sub shall be replaced by references to the name of XRAY), in each case until thereafter amended in accordance with applicable Law.

(ii)    The directors of XRAY Merger Sub immediately prior to the Effective Time shall be the directors of the XRAY Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of XRAY immediately prior to the Effective Time shall be the officers of the XRAY Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

(b)    TWOLF Matters.

(i)    At the Effective Time, the TWOLF Certificate of Incorporation and the By-laws of TWOLF shall be amended to read in their entirety as the Certificate of Incorporation of TWOLF Merger Sub and the By-laws of the TWOLF Merger Sub, respectively (except that references to the name of TWOLF Merger Sub shall be replaced by references to the name of TWOLF), in each case until thereafter amended in accordance with applicable Law.

(ii)    The directors of TWOLF Merger Sub immediately prior to the Effective Time shall be the directors of the TWOLF Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of TWOLF immediately prior to the Effective Time shall be the officers of the TWOLF Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

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ARTICLE III

EFFECT OF THE MERGER ON THE CAPITAL STOCK;

EXCHANGE OF CERTIFICATES

Section 3.1    Effect on Capital Stock.

(a)    Conversion of XRAY Common Stock and XRAY Merger Sub Common Stock. As of the Effective Time, by virtue of the XRAY Merger and without any action on the part of XRAY, Holdco, XRAY Merger Sub or the holders of any shares of XRAY Common Stock (or options thereon) or Holdco Common Stock:

(i)    Each issued and outstanding share of XRAY Common Stock (other than any shares of XRAY Common Stock to be canceled pursuant to Section 3.1(d)) shall be converted into the right to receive one fully paid and nonassessable share of Holdco Common Stock (the “XRAY Merger Consideration”). As of the Effective Time, all such shares of XRAY Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. As of the Effective Time, each holder of a certificate or book-entry share representing any shares of XRAY Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender thereof the XRAY Merger Consideration in accordance with Section 3.3.

(ii)    All XRAY Restricted Shares that are converted into shares of shares of Holdco Common Stock pursuant to Section 3.1(a)(i) shall continue to have, and be subject to, the same terms and conditions (including forfeiture or vesting conditions) as applied to the corresponding XRAY Restricted Shares immediately prior to the Effective Time.

(iii)    Each share of common stock of XRAY Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of XRAY Common Stock, as the common stock of the XRAY Surviving Corporation.

(b)    Conversion of TWOLF Common Stock and TWOLF Merger Sub Common Stock. As of the Effective Time, by virtue of the TWOLF Merger and without any action on the part of TWOLF, Holdco, TWOLF Merger Sub, or the holders of any shares of TWOLF Common Stock (or options thereon) or Holdco Common Stock:

(i)    Each issued and outstanding share of TWOLF Common Stock (other than any shares of TWOLF Common Stock to be canceled pursuant to Section 3.1(d)) shall be converted into the right to receive 0.455 (the “TWOLF Exchange Ratio” ) fully paid and nonassessable shares of Holdco Common Stock, together with cash in lieu of fractional shares of Holdco Common Stock as specified below, without interest (the “TWOLF Merger Consideration” and, together with the XRAY Merger Consideration, the “Merger Consideration”). As of the Effective Time, all such shares of TWOLF Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. As of the Effective Time, each holder of a certificate or book-entry share representing any shares of TWOLF Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender thereof, the TWOLF Merger Consideration in accordance with Section 3.3.

(ii)    All TWOLF Restricted Shares that are converted into shares of shares of Holdco Common Stock pursuant to Section 3.1(b)(i) shall continue to have, and be subject to, the same terms and conditions (including forfeiture or vesting conditions) as applied to the corresponding TWOLF Restricted Shares immediately prior to the Effective Time.

(iii)    Each share of common stock of TWOLF Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of TWOLF Common Stock, as the common stock of the TWOLF Surviving Corporation.

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(c)    Effect on Holdco Capital Stock. At the Effective Time, each share of capital stock of Holdco issued and outstanding immediately prior to the Effective Time shall remain outstanding. Immediately following the Effective Time, shares of capital stock of Holdco owned by TWOLF Surviving Corporation or the XRAY Surviving Corporation shall be surrendered to Holdco without payment therefor.

(d)    Cancellation of Treasury Shares. Each share of TWOLF Common Stock held in the treasury of TWOLF immediately prior to the Effective Time, and each share of XRAY Common Stock held in the treasury of XRAY immediately prior to the Effective Time, shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(e)    No Dissenters’ Rights. No appraisal, dissenters’ or similar rights shall be available to holders of TWOLF Common Stock or XRAY Common Stock under applicable Law (including Section  262 of the DGCL) in connection with the Mergers.

Section 3.2    Treatment of Equity Awards.

(a)    XRAY Equity Awards.

(i)    XRAY Options. Each XRAY Option that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be assumed by Holdco and converted into a Holdco Option. Each such Holdco Option shall continue to have, and be subject to, the same terms and conditions (including the vesting and exercisability conditions) as applied to the corresponding XRAY Option immediately prior to the Effective Time, except that (i) the number of shares of Holdco Common Stock subject to such Holdco Option shall be equal to the product obtained by multiplying (A) the total number of shares of XRAY Common Stock subject to such XRAY Option immediately prior to the Effective Time, by (B) the XRAY Exchange Ratio (rounded down to the nearest whole share), and (ii) the per-share exercise price of such Holdco Option shall be equal to the quotient obtained by dividing (A) the exercise price per share of XRAY Common Stock at which such XRAY Option was exercisable immediately prior to the Effective Time by (B) the XRAY Exchange Ratio (rounded up to the nearest whole cent).

(ii)    XRAY RSUs. Each XRAY RSU that is outstanding immediately prior to the Effective Time, whether or not then vested, shall, as of the Effective Time, automatically and without any action on the part of any holder thereof, be assumed by Holdco and converted into a Holdco RSU. Each such Holdco RSU shall continue to have, and be subject to, the same terms and conditions (including the vesting and settlement terms) as applied to the corresponding XRAY RSU immediately prior to the Effective Time, except that the number of shares of Holdco Common Stock subject to such Holdco RSU shall be equal to the product obtained by multiplying (i) the total number of shares of XRAY Common Stock subject to such XRAY RSU immediately prior to the Effective Time, by (ii) the XRAY Exchange Ratio (rounded down to the nearest whole share). With respect to any XRAY RSU that, immediately prior to the Effective Time, remains subject to performance-vesting based on the achievement of performance metrics, the vesting of such XRAY RSU shall remain subject to the terms of the applicable award agreement evidencing such XRAY RSU.

(iii)    XRAY Stock Plans. As of the Effective Time, the XRAY Stock Plans, including all of the rights, powers, obligations, responsibilities and obligations set forth therein, shall be assumed by Holdco.

(iv)    XRAY ESPPs. Following the Agreement Date, the XRAY Board (or, if applicable, any committee thereof administering each XRAY ESPP) shall adopt such resolutions or take such other necessary actions such that (i) with respect to any outstanding Offering Period(s) (as such term is defined in the applicable XRAY ESPP) under any XRAY ESPP, the Offering Period(s) under such XRAY ESPP shall terminate and an Exercise Date or Purchase Date (as such applicable term is defined

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in the applicable XRAY ESPP) shall occur under such XRAY ESPP upon the earlier to occur of (x) the day that is four (4) trading days prior to the Effective Time or (y) the date on which such Offering Period(s) would otherwise end, and no additional offering periods shall commence under such XRAY ESPP after the Agreement Date; (ii) no individual participating in any XRAY ESPP shall be permitted to (A) increase the amount of his or her rate of payroll contributions thereunder from the rate in effect as of the Agreement Date, or (B) except to the extent required by applicable Law, make separate non-payroll contributions to any XRAY ESPP on or following the Agreement Date; (iii) no individual who is not participating in any XRAY ESPP as of the Agreement Date may commence participation in any XRAY ESPP following the Agreement Date; and (iv) subject to the consummation of the Merger, each XRAY ESPP shall terminate, effective immediately prior to the Effective Time.

(v)    Holdco Actions. Not later than the Closing Date, Holdco shall deliver to the holders of XRAY Options, XRAY Restricted Shares and XRAY RSUs any required notices setting forth the effect of the Mergers on such holders’ rights and describing the treatment of such awards in accordance with this Section 3.2(a).

(vi)    Further Actions. Prior to the Effective Time, XRAY shall take all necessary action to effectuate the provisions of this Section 3.2(a). Holdco shall reserve for future issuance a number of shares of Holdco Common Stock at least equal to the number of shares of Holdco Common Stock that will be subject to Holdco Options, and Holdco RSUs as a result of the actions contemplated by this Section 3.2(a).

(b)    TWOLF Equity Awards.

(i)    TWOLF Options. Each TWOLF Option that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be assumed by Holdco and converted into a Holdco Option. Each such Holdco Option shall continue to have, and be subject to, the same terms and conditions (including the vesting and exercisability conditions) as applied to the corresponding TWOLF Option immediately prior to the Effective Time, except that (i) the number of shares of Holdco Common Stock subject to such Holdco Option shall be equal to the product obtained by multiplying (A) the total number of shares of TWOLF Common Stock subject to such TWOLF Option immediately prior to the Effective Time, by (B) the TWOLF Exchange Ratio (rounded down to the nearest whole share), and (ii) the per-share exercise price of such Holdco Option shall be equal to the quotient obtained by dividing (A) the exercise price per share of TWOLF Common Stock at which such TWOLF Option was exercisable immediately prior to the Effective Time by (B) the TWOLF Exchange Ratio (rounded up to the nearest whole cent).

(ii)    TWOLF RSUs. Each TWOLF RSU that is outstanding immediately prior to the Effective Time, whether or not then vested, shall, as of the Effective Time, automatically and without any action on the part of any holder thereof, be assumed by Holdco and converted into a Holdco RSU. Each such Holdco RSU shall continue to have, and be subject to, the same terms and conditions (including the vesting and settlement terms) as applied to the corresponding TWOLF RSU immediately prior to the Effective Time, except that the number of shares of Holdco Common Stock subject to such Holdco RSU shall be equal to the product obtained by multiplying (i) the total number of shares of TWOLF Common Stock subject to such TWOLF RSU immediately prior to the Effective Time, by (ii) the TWOLF Exchange Ratio (rounded down to the nearest whole share). With respect to any TWOLF RSU that, immediately prior to the Effective Time, remains subject to performance-vesting based on the achievement of performance metrics, the vesting of such TWOLF RSU shall remain subject to the terms of the applicable award agreement evidencing such TWOLF RSU.

(iii)    TWOLF Stock Plans. As of the Effective Time, the TWOLF Stock Plans, including all of the rights, powers, obligations, responsibilities and obligations set forth therein, shall be assumed by Holdco.

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(iv)    TWOLF ESPPs. Following the Agreement Date, the TWOLF Board (or, if applicable, any committee thereof administering each TWOLF ESPP) shall adopt such resolutions or take such other necessary actions such that (i) with respect to any outstanding Offering Period(s) (as such term is defined in the applicable TWOLF ESPP) under a TWOLF ESPP, the Offering Period(s) under such TWOLF ESPP shall terminate and a Purchase Date (as such term is defined in the applicable TWOLF ESPP) shall occur under such TWOLF ESPP upon the earlier to occur of (x) the day that is four (4) trading days prior to the Effective Time or (y) the date on which such Offering Period(s) would otherwise end, and no additional offering periods shall commence under such TWOLF ESPP after the Agreement Date; (ii) no individual participating in a TWOLF ESPP shall be permitted to (A) increase the amount of his or her rate of payroll contributions thereunder from the rate in effect as of the Agreement Date, or (B) except to the extent required by applicable Law, make separate non-payroll contributions to a TWOLF ESPP on or following the Agreement Date; (iii) no individual who is not participating in a TWOLF ESPP as of the Agreement Date may commence participation in a TWOLF ESPP following the Agreement Date; and (iv) subject to the consummation of the Merger, each TWOLF ESPP shall terminate, effective immediately prior to the Effective Time.

(v)    Holdco Actions. Not later than the Closing Date, Holdco shall deliver to the holders of TWOLF Options, TWOLF RSUs and TWOLF Restricted Shares any required notices setting forth the effect of the Mergers on such holders’ rights and describing the treatment of such awards in accordance with this Section 3.2(b).

(vi)    Further Actions. Prior to the Effective Time, the TWOLF Board (or, if appropriate, any committee thereof administering any TWOLF Stock Plan or the TWOLF ESPPs) shall take such actions as are necessary to approve and effectuate the foregoing provisions of this Section 3.2, including making any determinations and/or resolutions of the TWOLF Board or a committee thereof or any administrator of a TWOLF Stock Plan or TWOLF ESPP as may be necessary and delivering any required notices. TWOLF shall provide XRAY with documentation evidencing the completion of the foregoing actions not later than the Business Day preceding the Effective Time.

Section 3.3    Exchange of Shares and Certificates.

(a)    Exchange Agent. Prior to the Effective Time, XRAY and TWOLF shall mutually designate a bank, trust company or nationally recognized stockholder services provider (the “Exchange Agent”) for the purpose of exchanging, in accordance with this Article III, Certificates and Book-Entry Shares for the Merger Consideration. In addition, at or prior to the Effective Time, Holdco shall, and TWOLF and XRAY shall cause Holdco to, deposit or cause to be deposited with the Exchange Agent for the benefit of the holders of shares of TWOLF Common Stock and the holders of shares of XRAY Common Stock evidence of shares of Holdco Common Stock representing the aggregate amount of shares of Holdco Common Stock sufficient to deliver the Merger Consideration (such shares, together any dividends or distributions with respect thereto, hereinafter, the “Exchange Fund”). The Exchange Agent shall deliver the Merger Consideration to be issued pursuant to Section 3.1 out of the Exchange Fund.

(b)    Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate (an “XRAY Certificate”) or book-entry share (an “XRAY Book-Entry Share”) that immediately prior to the Effective Time represented outstanding shares of XRAY Common Stock, as applicable, and to each holder of record of a certificate (a “TWOLF Certificate” and, together with an XRAY Certificate, a “Certificate”) or book-entry share (a “TWOLF Book-Entry Share” and, together with an XRAY Book-Entry Share, a “Book-Entry Share,”) that immediately prior to the Effective Time represented outstanding shares of TWOLF Common Stock, as applicable, whose shares were converted into the right to receive the applicable Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates or Book-Entry Shares to the Exchange Agent, and which shall be in such form and have such other provisions as Holdco may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates and

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Book-Entry Shares in exchange for the applicable Merger Consideration. Upon surrender of a Certificate or Book-Entry Share, as applicable, for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Holdco, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor that number of whole shares of Holdco Common Stock and/or cash, as applicable, that such holder has the right to receive pursuant to the provisions of this Article III, and the Certificate or Book-Entry Share so surrendered shall forthwith be canceled. If any portion of the applicable Merger Consideration is to be registered in the name of a person other than the person in whose name the applicable surrendered Certificate or Book-Entry Share is registered, it shall be a condition to the registration of such Merger Consideration that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such delivery of the Merger Consideration shall pay to the Exchange Agent any transfer or other taxes required by reason of such registration in the name of a person other than the registered holder of such Certificate or Book-Entry Share or establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.3, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration. No interest shall be paid or shall accrue for the benefit of holders of Certificates or Book-Entry Shares on the applicable Merger Consideration payable upon the surrender of Certificates or Book-Entry Shares.

(c)    Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Holdco Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or Book-Entry Share with respect to any shares of Holdco Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.3(e), in each case until the surrender of such Certificate or Book-Entry Share in accordance with this Article III. Subject to the effect of applicable Laws, following surrender of any such Certificate or Book-Entry Share, there shall be paid to the holder of shares of Holdco Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Holdco Common Stock to which such holder is entitled pursuant to Section 3.3(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Holdco Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Holdco Common Stock.

(d)    No Further Ownership Rights in XRAY Common Stock and TWOLF Common Stock. All shares of Holdco Common Stock issued upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this Article III shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of XRAY Common Stock or TWOLF Common Stock, as applicable, theretofore represented by such Certificates or Book-Entry Shares, subject, however, to the obligation of Holdco to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by XRAY or TWOLF, as applicable, on such shares of XRAY Common Stock or TWOLF Common Stock in accordance with the terms of this Agreement and that remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the XRAY Surviving Corporation of the shares of XRAY Common Stock, or the TWOLF Surviving Corporation of the shares of TWOLF Common Stock, that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to Holdco or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article III, except as otherwise provided by law.

(e)    Fractional Shares.

(i)    No certificates representing fractional shares of Holdco Common Stock shall be issued upon the surrender for exchange of Certificates or Book-Entry Shares, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Holdco.

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(ii)    Notwithstanding any other provision of this Agreement, each holder of shares of TWOLF Common Stock converted pursuant to either Merger who would otherwise have been entitled to receive a fraction of a share of Holdco Common Stock (after taking into account all Certificates and Book-Entry Shares delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fraction as determined below. As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Holdco Common Stock delivered to the Exchange Agent by Holdco for issuance to holders of Certificates or Book-Entry Shares over (ii) the aggregate number of full shares of Holdco Common Stock to be distributed to holders of Certificates or Book-Entry Shares (such excess being herein referred to as the “Excess Shares”). As soon as practicable after the Effective Time, the Exchange Agent, as agent for such holders of Certificates or Book-Entry Shares, shall sell the Excess Shares at then prevailing prices on the NYSE, all in the manner provided herein.

(iii)    The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of any such sale or sales have been distributed to the holders of Certificates or Book-Entry Shares, the Exchange Agent shall hold such proceeds in trust for such holders. The net proceeds of any such sale or sales of Excess Shares to be distributed to the holders of Certificates or Book-Entry Shares shall be reduced by any and all commissions, transfer taxes and other out-of-pocket transaction costs, as well as any expenses, of the Exchange Agent incurred in connection with such sale or sales. The Exchange Agent shall determine the portion of such net proceeds to which each holder of Certificates or Book-Entry Shares shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of Certificates or Book-Entry Shares is entitled (after taking into account all Certificates and Book-Entry Shares then held by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Certificates or Book-Entry Shares are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates or Book-Entry Shares with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders subject to and in accordance with this Section 3.3(e).

(f)    Return of Merger Consideration. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 3.3(a) that remains undistributed to the holders of the Certificates or Book-Entry Shares for one year after the Effective Time shall be delivered to Holdco, upon demand, and any holders of the Certificates or Book-Entry Shares who have not theretofore complied with this Article III shall thereafter be entitled to look only to Holdco for payment of their claim for any shares of Holdco Common Stock, any cash in lieu of fractional shares of Holdco Common Stock and any dividends or distributions with respect to Holdco Common Stock.

(g)    No Liability. None of XRAY, TWOLF, Holdco, XRAY Merger Sub, the XRAY Surviving Corporation, TWOLF Merger Sub, the TWOLF Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any portion of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate or Book-Entry Share has not been surrendered prior to seven years after the Effective Time, or immediately prior to such earlier date on which any cash, any shares of Holdco Common Stock, any cash in lieu of fractional shares of Holdco Common Stock or any dividends or distributions with respect to Holdco Common Stock in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Body, any such shares, cash, dividends or distributions in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of Holdco, free and clear of all claims or interests of any person previously entitled thereto.

(h)    Investment of Merger Consideration. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Holdco, provided, that no losses on such investments shall affect the cash payable

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to former holders of shares of XRAY Common Stock or shares of TWOLF Common Stock pursuant to this Article III. Any interest and other income resulting from such investments shall be paid to Holdco.

(i)    Withholding Rights. Each of Holdco and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Body, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

(j)    Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Holdco or the Exchange Agent, the posting by such person of a bond in such reasonable amount as Holdco or the Exchange Agent, as applicable, may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration with respect to the shares of XRAY Common Stock or shares of TWOLF Common Stock, as applicable, formerly represented thereby, any cash in lieu of fractional shares of Holdco Common Stock, and unpaid dividends and distributions on shares of Holdco Common Stock deliverable in respect thereof, pursuant to this Agreement.

Section 3.4    Certain Adjustments. If between the date of this Agreement and the Effective Time, the outstanding shares of XRAY Common Stock or TWOLF Common Stock are changed into a different number of shares in accordance with Section 6.2 by reason of any reclassification, recapitalization, split-up, combination, exchange of shares, dividend payable in stock or other securities or other similar transaction, the XRAY Exchange Ratio and the TWOLF Exchange Ratio and related provisions, without duplication, shall be appropriately adjusted to proportionately reflect such reclassification, recapitalization, split-up, combination, exchange, dividend or other similar transaction and to provide to the holders of XRAY Common Stock and TWOLF Common Stock or XRAY Equity Awards and TWOLF Equity Awards the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or other similar transaction.

Section 3.5    Further Assurances. At and after the Effective Time, the officers and directors or managers, as applicable, of Holdco, TWOLF Surviving Corporation and XRAY Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of XRAY or TWOLF, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf thereof, any other actions and things necessary to vest, perfect or confirm of record or otherwise in Holdco, any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by Holdco as a result of, or in connection with, the Mergers.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF TWOLF

Except as set forth in (i) the reports, schedules, forms, statements and other documents (including exhibits and all information incorporated by reference) filed by TWOLF and the TWOLF Subsidiaries with the United States Securities and Exchange Commission (the “SEC”) since December 31, 2017 and prior to the Agreement Date (but without giving effect to any amendment to any such document filed on or after the Agreement Date), other than any information that is predictive or forward looking in nature or information contained under the captions “Risk Factors” or “Forward-Looking Statements” (in each case, each, an “Available TWOLF SEC Document”) (it being understood that this clause (i) shall not be applicable to Section 4.2) or (ii) the TWOLF Disclosure Schedule (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein, provided that any disclosure set forth with respect to any particular

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section shall be deemed to be disclosed in reference to all other applicable sections of this Agreement if the disclosure in respect of the particular section is sufficient on its face without further inquiry reasonably to inform XRAY that it relates to such other sections) delivered by TWOLF to XRAY on the Agreement Date (the “TWOLF Disclosure Schedule”), TWOLF hereby represents and warrants to XRAY as follows:

Section 4.1    Organization.

(a)    Each of TWOLF and the Subsidiaries of TWOLF (the “TWOLF Subsidiaries”) is a corporation, limited liability company or limited partnership duly organized and validly existing. Except as would not have a Material Adverse Effect on TWOLF, each of TWOLF and the TWOLF Subsidiaries is duly qualified and/or licensed to do business as a foreign corporation, limited liability company or limited partnership, and, where applicable, is in good standing in each jurisdiction in which the nature of the business conducted by it or the leasing of properties makes such qualification or licensing necessary.

(b)    Each of TWOLF and the TWOLF Subsidiaries has all requisite power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals (collectively, the “Permits”) and has made all filings required under applicable Law necessary to enable it to own, operate and lease its properties and to carry on its business as now conducted, except for such Permits or filings, the lack of which, would not reasonably be expected to have a Material Adverse Effect on TWOLF. Except as would not have a Material Adverse Effect on TWOLF, since January 1, 2017, neither TWOLF nor any of the TWOLF Subsidiaries has received any written notice of any violation of or failure to comply with any Permit or any actual or possible revocation, withdrawal, suspension, cancellation, termination or material modification of any Permit, and each such Permit has been validly issued or obtained and is in full force and effect.

(c)    The copies of the composite Restated Certificate of Incorporation, as amended, and composite Amended and Restated By-laws, as amended, of TWOLF which are incorporated by reference as exhibits to TWOLF’s Current Reports on Form 8-K filed on September 7, 2016 and April 9, 2016 and TWOLF’s Current Reports on Form 8-K filed on May 23, 2019 respectively (the “TWOLF Charter Documents”), are complete and correct copies of such documents and contain all amendments thereto as in effect on the Agreement Date. For each Significant Subsidiary, TWOLF has made available to XRAY true and correct copies of the articles of incorporation (including any certificate of designations), by-laws or like organizational documents, each as amended to the Agreement Date.

(d)    Neither TWOLF nor any TWOLF Subsidiary is in violation of any of the provisions of the certificate of incorporation or by-laws (or equivalent constituent documents), including all amendments thereto, of such entity.

Section 4.2    Capitalization.

(a)    The authorized capital stock of TWOLF consists of (i) 250,000,000 shares of TWOLF Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share, (“TWOLF Preferred Stock”). As of the close of business on December 16, 2019 (the “TWOLF Capitalization Date”): (A) 126,666,160 shares of TWOLF Common Stock were issued and outstanding (including 174,601 TWOLF Restricted Shares); (B) no shares of TWOLF Preferred Stock were issued or outstanding; (C) 2,549,784 shares of TWOLF Common Stock were held by TWOLF in its treasury; (D) there were outstanding TWOLF Options to purchase 522,809 shares of TWOLF Common Stock, whether or not presently exercisable; (E) 6,511,672 shares of TWOLF Common Stock were subject to issuance pursuant to outstanding TWOLF RSUs; (F) 3,315,021 shares of TWOLF Common Stock were reserved for future issuance under the TWOLF ESPPs; and (G) 10,784,932 shares of TWOLF Common Stock were reserved for future issuance under the TWOLF Stock Plans. Such issued and outstanding shares of TWOLF Common Stock have been, and all shares that may be issued pursuant to any TWOLF Stock Plan or as contemplated or permitted by this Agreement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, or in the case of shares that have not yet been issued, will be,

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fully paid and nonassessable and free of preemptive rights. Since the TWOLF Capitalization Date, TWOLF has not authorized the creation or issuance of, or issued, or authorized or effected any split-up or any other recapitalization of, any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock. TWOLF has not heretofore agreed to take any such action, and there are no outstanding contractual obligations of TWOLF of any kind to redeem, purchase or otherwise acquire any outstanding shares of capital stock of TWOLF. Other than the TWOLF Common Stock, there are no outstanding bonds, debentures, notes or other indebtedness or securities of TWOLF having the right to vote (or, other than the outstanding TWOLF Equity Awards or rights under the TWOLF ESPPs, convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of TWOLF may vote. Neither TWOLF nor any TWOLF Subsidiary is a party to any voting agreement with respect to any TWOLF securities or securities of any wholly owned TWOLF Subsidiary.

(b)    Except as set forth in Section 4.2(a), (i) as of TWOLF Capitalization Date, no shares of capital stock or other voting securities of TWOLF are issued, reserved for issuance or outstanding, and (ii) there are no outstanding securities, options, equity or equity-based compensation, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which TWOLF or any of the TWOLF Subsidiaries is a party or by which any of them is bound obligating TWOLF or any of the TWOLF Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of TWOLF or of any of the TWOLF Subsidiaries or obligating TWOLF or any of the TWOLF Subsidiaries to issue, grant, extend or enter into any such security, option, equity or equity-based compensation, warrant, call, right, commitment, agreement, arrangement or undertaking.

Section 4.3    Authorization; No Conflict.

(a)    TWOLF has the requisite corporate power and authority to enter into and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party and, subject to receipt of the TWOLF Stockholder Approval, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby, including the Transactions, and no other corporate proceedings on the part of TWOLF or any of the TWOLF Subsidiaries are necessary to authorize the execution and delivery of this Agreement and the performance by TWOLF of its obligations hereunder. The execution and delivery of this Agreement by TWOLF, the performance by TWOLF of its obligations hereunder and the consummation by TWOLF of the Transactions have been duly authorized by the TWOLF Board. This Agreement has been duly executed and delivered by TWOLF and assuming due execution and delivery by XRAY constitutes a valid and binding obligation of TWOLF, enforceable in accordance with its terms, subject to bankruptcy, insolvency or similar Laws affecting the enforcement of creditors rights generally and equitable principles of general applicability.

(b)    The TWOLF Board, at a meeting duly called and held, and as of the Agreement Date not subsequently rescinded or modified in any way, duly adopted resolutions (i) approving the execution, delivery and performance of this Agreement and the Transactions, (ii) determining that the terms of the TWOLF Merger and the other Transactions are fair to and in the best interests of TWOLF and its stockholders, (iii) recommending that the holders of TWOLF Common Stock adopt this Agreement and approve the TWOLF Merger; and (iv) declaring that this Agreement and the Transactions are advisable. Except for the TWOLF Stockholder Approval and the filing of the TWOLF Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of TWOLF are necessary to authorize the consummation of the Transactions.

(c)    Neither the execution, delivery or performance of this Agreement by TWOLF nor the consummation by TWOLF of the Transactions nor compliance by TWOLF with any of the provisions herein will (i) result in a violation or breach of or conflict with the certificate or articles of incorporation or by-laws or other similar organizational documents of TWOLF or any of the TWOLF Subsidiaries, (ii) require any consent by any Person under, contravene or conflict with or result in a violation or breach of, or constitute a default (or an event

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which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by TWOLF under, or result in a right of termination or acceleration under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets owned or operated by TWOLF or any of the TWOLF Subsidiaries pursuant to the terms, conditions or provisions of, any TWOLF Material Contract or TWOLF Real Property Lease to which TWOLF or any TWOLF Subsidiary is a party, or (iii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in Section 4.3(d), violate any judgment, ruling, order, writ, injunction or decree (“Judgment”) or any Law applicable to TWOLF or any of the TWOLF Subsidiaries or any of their respective properties or assets, except in the case of clauses (ii) or (iii) for such violations, breaches or defaults that, or consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to make or obtain, would not reasonably be expected to be have a Material Adverse Effect on TWOLF.

(d)    No consent, approval, order or authorization of, or registration, declaration or filing with, any United States or foreign governmental or regulatory agency, commission, court, body, entity or authority (each, a “Governmental Body”) is necessary to be obtained or made by TWOLF or any TWOLF Subsidiary in connection with TWOLF’s execution, delivery and performance of this Agreement or the consummation by TWOLF of the Transactions, except for (i) compliance with the DGCL, with respect to the filing of the TWOLF Certificate of Merger, (ii) compliance with and filings pursuant to the HSR Act and other applicable Antitrust Laws of any jurisdiction, (iii) compliance with the applicable requirements of the Securities Act and the Exchange Act, including the filing with the SEC of the Joint Proxy Statement/Prospectus and effectiveness of the Registration Statement, (iv) compliance with the rules and regulations of NASDAQ, (v) compliance with the “blue sky” laws of various states, and (vi) any consent, approval, order, authorization, registration, declaration or filing required pursuant to any Contract between TWOLF or any TWOLF Subsidiary and a Governmental Body entered into in the ordinary course with respect to the TWOLF Products, and except where the failure to obtain or take such action would not reasonably be expected to have a Material Adverse Effect on TWOLF.

(e)    Assuming the accuracy of the representations and warranties of XRAY in Article V, the only vote of holders of any class or series of capital stock of TWOLF necessary to adopt this Agreement and to approve the TWOLF Merger is the adoption of this Agreement by the holders of a majority of the shares of TWOLF Common Stock outstanding and entitled to vote thereon (the “TWOLF Stockholder Approval”). The affirmative vote of the holders of TWOLF Common Stock is not necessary to consummate any Transactions other than the TWOLF Merger.

Section 4.4    Subsidiaries.

(a)    The TWOLF Subsidiaries and their respective jurisdictions of organization are identified in Section 4.4(a) of the TWOLF Disclosure Schedule.

(b)    All of the outstanding shares of capital stock or other equity securities of, or other ownership interests in, each TWOLF Subsidiary are, where applicable, duly authorized, validly issued, fully paid and nonassessable, and such shares, securities or interests are owned by TWOLF or by a TWOLF Subsidiary free and clear of any Liens (other than Permitted Liens) or limitations on voting rights. There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sales, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the capital stock or other equity interests of, or other ownership interests in, any TWOLF Subsidiary. There are no agreements requiring TWOLF or any TWOLF Subsidiary to make contributions to the capital of, or lend or advance funds to, any TWOLF Subsidiary. Except for equity interests in the TWOLF Subsidiaries, TWOLF does not own, directly or indirectly, any material capital stock and/or other ownership interest in any Person. There are no outstanding contractual obligations of any TWOLF Subsidiary to repurchase, redeem or otherwise acquire any of its capital stock or other equity interests.

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(c)    Neither TWOLF nor any of the TWOLF Subsidiaries owns any interest or investments (whether equity or debt), or any interest or investment convertible into or exchangeable for any such interest or investment, in any corporation, partnership, joint venture, trust or other entity, other than a TWOLF Subsidiary.

(d)    Neither TWOLF nor any of the TWOLF Subsidiaries has agreed or is obligated to, directly or indirectly, make any future investment in or capital contribution or advance to any Person (other than in or to TWOLF or any of the TWOLF Subsidiaries).

(e)    Neither TWOLF nor any of the TWOLF Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among TWOLF and any of the TWOLF Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity, on the other hand, or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act)), where the result, purpose, or intended effect of such commitment, joint venture, partnership, Contract or arrangement is to avoid disclosure of any material transaction involving TWOLF or any of the TWOLF Subsidiaries in TWOLF’s or such TWOLF Subsidiary’s financial statements.

Section 4.5    SEC Reports and Financial Statements; No Undisclosed Liabilities.

(a)    Since December 31, 2017, TWOLF has timely filed or furnished with the SEC all forms, reports, schedules, registration statements, definitive proxy statements and other documents (collectively, including all exhibits thereto and any documents filed or furnished during such period by TWOLF to the SEC on a voluntary basis, and including any amendments thereto, the “TWOLF SEC Reports”) required to be filed or furnished by TWOLF with the SEC. As of their respective filing dates, and giving effect to any amendments or supplements thereto filed prior to the Agreement Date, the TWOLF SEC Reports complied in all material respects as to form with the requirements of the Securities Act, the Exchange Act, and the respective rules and regulations of the SEC promulgated thereunder applicable to such TWOLF SEC Reports, and none of the TWOLF SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information filed or furnished by TWOLF to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. As of the Agreement Date, there are no outstanding or unresolved written comments from the SEC with respect to the TWOLF SEC Reports. None of the TWOLF Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 13 or 15 of the Exchange Act. As of the Agreement Date, to the Knowledge of TWOLF, none of the TWOLF SEC Reports filed on or prior to the Agreement Date is the subject of ongoing SEC review.

(b)    Each of the financial statements (including, in each case, any related notes and schedules thereto) (collectively, the “TWOLF Financial Statements”) of TWOLF contained in the TWOLF SEC Reports, as of their respective dates of filing with the SEC (or, if such TWOLF SEC Reports were amended prior to the Agreement Date, the date of the filing of such amendment, with respect to the consolidated financial statements that are amended or restated therein), (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in conformity with GAAP (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as otherwise noted therein or to the extent required by GAAP) and (iii) present fairly in all material respects the consolidated financial position and the consolidated results of operations and cash flows of TWOLF and the TWOLF Subsidiaries as of the dates or for the periods presented therein (subject, in the case of unaudited statements, to normal year-end adjustments and except as indicated in the notes to such TWOLF Financial Statements or, in the case of unaudited statements, as permitted by the rules and regulations of the SEC, and except that the unaudited TWOLF Financial Statements

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may not contain footnotes and are subject to normal year-end adjustments, none of which either individually or in the aggregate will be material in amount).

(c)    Neither TWOLF nor any of the TWOLF Subsidiaries has, since the date of the most recent consolidated balance sheet of TWOLF included in the TWOLF SEC Reports, incurred any liabilities or obligations that would be required to be reflected or reserved against in a consolidated balance sheet of TWOLF and its consolidated Subsidiaries prepared in accordance with GAAP as applied in preparing the consolidated balance sheet of TWOLF and its consolidated Subsidiaries included in the TWOLF’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019 or in the notes thereto (the “TWOLF Balance Sheet”), except for (i) liabilities or obligations disclosed and provided for in the TWOLF Balance Sheet, (ii) liabilities and obligations incurred in the ordinary course of business since the date of the TWOLF Balance Sheet, (iii) liabilities or obligations arising under Contracts to which TWOLF or the TWOLF Subsidiaries are a party (other than due to any breach thereof), (iv) liabilities and obligations incurred in connection with the TWOLF Merger or otherwise as contemplated or permitted by this Agreement, (v) liabilities owed by one wholly owned TWOLF Subsidiary to another wholly owned TWOLF Subsidiary or liabilities owed by TWOLF to any wholly owned TWOLF Subsidiary, (vi) liabilities and obligations that would not reasonably be expected to be material, individually or in the aggregate, to TWOLF and the TWOLF Subsidiaries, taken as a whole, or (vii) liabilities or obligations listed on Section 4.5(c) of the TWOLF Disclosure Schedule.

(d)    Since January 1, 2017, there has been no change in TWOLF’s accounting policies or the methods of making accounting estimates or changes in estimates that are material to the TWOLF Financial Statements, except as described in the TWOLF SEC Reports or except as may be required by any regulatory authority. The reserves reflected in the TWOLF Financial Statements are in accordance with GAAP and have been calculated in a consistent manner.

(e)    With respect to each annual report on Form 10-K, each quarterly report on Form 10-Q and each amendment of any such report included in the TWOLF SEC Reports filed since January 1, 2017, the principal executive officer and principal financial officer of TWOLF (or each former principal executive officer and each former principal financial officer of TWOLF) have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC, and the statements contained in any such certifications are complete and correct as of their respective dates (except for such certifications contained in a TWOLF SEC Report that was subsequently amended prior to the Agreement Date).

(f)    Except as permitted by the SEC with respect to newly acquired businesses (as defined in Article 11-01(d) of Regulation S-X), TWOLF’s system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is reasonably sufficient in all material respects to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States, (ii) that receipts and expenditures are executed in accordance with the authorization of management and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of TWOLF’s assets that would materially affect TWOLF’s financial statements.

(g)    TWOLF’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed to ensure that (i) all information (both financial and nonfinancial) required to be disclosed by TWOLF in the reports that it files or submits under the Securities Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC, and (ii) all such information is accumulated and communicated to TWOLF’s management or to other individuals responsible for preparing such reports as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of TWOLF required under the Exchange Act with respect to such reports. Except as would not reasonably be expected to be material, individually or in the aggregate, to TWOLF and the TWOLF Subsidiaries, taken as a whole, TWOLF has disclosed, based on its most recent evaluation prior

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to the Agreement Date, to its outside auditors and the audit committee of its board of directors: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect its ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal control over financial reporting.

(h)    TWOLF is in compliance in all material respects with all current listing and corporate governance requirements of NASDAQ, and is in compliance in all material respects with all rules, regulations and requirements of the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act, TWOLF has not made any prohibited loans to any executive officer of TWOLF (as defined in Rule 3b-7 under the Exchange Act) or director of TWOLF. There are no outstanding loans or other extensions of credit made by TWOLF to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of TWOLF.

Section 4.6    Absence of Certain Changes

(a)    Since September 30, 2019 (i) TWOLF and the TWOLF Subsidiaries have conducted their business in the ordinary course of business, and (ii) there has not been or occurred any Effect that has had or would reasonably be expected to have a Material Adverse Effect on TWOLF.

(b)    Since September 30, 2019 through the Agreement Date, neither TWOLF nor any TWOLF Subsidiary has taken any action that would, if taken after the Agreement Date, be prohibited by sub-clause (a), (c), (d), (e), (f), (j), (l), (m), (n), (p), (r), (s), (t) or (u) (but solely to the extent it relates to the foregoing subclauses) of Section 6.2.

Section 4.7    Litigation. Except as would not reasonably be expected to be material, individually or in the aggregate, to TWOLF and the TWOLF Subsidiaries, taken as a whole, as of the Agreement Date: (a) there are no Legal Proceedings pending or, to the Knowledge of TWOLF, threatened against TWOLF or any of the TWOLF Subsidiaries; (b) there are no Judgments of any Governmental Body or arbitrator outstanding against TWOLF or any of the TWOLF Subsidiaries; and (c) there are no investigations by any Governmental Body pending or, to the Knowledge of TWOLF, threatened against TWOLF or any of the TWOLF Subsidiaries.

Section 4.8    Information Supplied. Each document required to be filed by TWOLF with the SEC or required to be distributed or otherwise disseminated to TWOLF’s stockholders in connection with the Transactions, including the Joint Proxy Statement/Prospectus and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act. None of the information supplied or to be supplied by TWOLF specifically for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus, will, at the date it is disseminated or, as applicable, first mailed to the holders of TWOLF Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation or warranty is made by TWOLF with respect to statements made or incorporated by reference therein based on information supplied by XRAY in writing specifically for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus.

Section 4.9    Broker’s or Finder’s Fees. Except for LionTree Advisors LLC (the “TWOLF Financial Advisor”), no agent, broker, Person or firm acting on behalf of TWOLF or any TWOLF Subsidiary or under TWOLF’s or any TWOLF Subsidiary’s authority is or will be entitled to any advisory, commission or broker’s or finder’s fee or commission from any of the parties hereto in connection with any of the Transactions.

Section 4.10    Employee Plans.

(a)    Section 4.10(a) of the TWOLF Disclosure Schedule sets forth a complete and correct list of each material TWOLF Plan.

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(b)    TWOLF has made available to XRAY or its counsel accurate and complete copies of the TWOLF Stock Plans and TWOLF ESPPs and the forms of stock option and restricted stock unit agreements and corresponding grant notices evidencing the TWOLF Equity Awards, and other than differences with respect to the number of shares covered thereby, the grant date, the exercise price, regular vesting schedule and expiration date applicable thereto, no stock option agreement or restricted stock unit agreement or corresponding grant notice contains material terms that are in addition to, or inconsistent with, such forms. Section 4.10(b) of the TWOLF Disclosure Schedule sets forth, as of the close of business on the TWOLF Capitalization Date, each outstanding TWOLF Equity Award and to the extent applicable, the name of the holder thereof, the number of shares of TWOLF Common Stock issuable thereunder (including target and maximum numbers for TWOLF Equity Awards subject to performance based vesting), the expiration date, the grant date, whether or not it is subject to performance based vesting, the amount vested and outstanding, the amount unvested and outstanding, and the TWOLF Stock Plan pursuant to which the award was made. The TWOLF Stock Plans are the only plans or programs TWOLF or any of the TWOLF Subsidiaries has maintained under which stock options, restricted shares, restricted share units, performance shares or other compensatory equity or equity-based awards have been granted and remain outstanding or may be granted. Each grant of TWOLF Equity Awards was made in accordance with the terms of the applicable TWOLF Stock Plan, the rules and regulations of NASDAQ (the “NASDAQ Rules”) and all applicable Laws.

(c)    TWOLF has made available to XRAY a true, correct and complete copy of: (i) with respect to each TWOLF Plan, each written TWOLF Plan and all amendments thereto and, with respect to any unwritten TWOLF Plan, a written description of the material provisions thereof, and (ii) with respect to each TWOLF Employee Benefit Plan, (A) each current trust agreement, insurance contract or policy, group annuity contract or any other funding arrangement; (B) the most recent Annual Report (Form 5500 Series) including all applicable schedules, if any; (C) the most recent actuarial report, financial report or valuation report; (D) the current summary plan description and any material modifications thereto, if any, or any written summary provided to participants with respect to any plan for which no summary plan description exists; (E) the most recent determination letter (or, if applicable, advisory or opinion letter) from the Internal Revenue Service, if any; and (F) all material notices given to such TWOLF Employee Benefit Plan, TWOLF, or any TWOLF ERISA Affiliate by the Internal Revenue Service, Department of Labor, Pension Benefit Guarantee Corporation, or other Governmental Body relating to such TWOLF Employee Benefit Plan.

(d)    Each TWOLF Employee Benefit Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code has been the subject of a favorable determination letter (or, if applicable, may rely on a favorable advisory or opinion letter) from the Internal Revenue Service that has not been revoked, and to the Knowledge of TWOLF, no event has occurred and no condition exists that would reasonably be expected to adversely affect the qualified status of any such TWOLF Employee Benefit Plan or result in the imposition of any material liability, penalty or tax under ERISA or the Code.

(e)    Except as would not reasonably be expected to be material, individually or in the aggregate, to TWOLF and the TWOLF Subsidiaries, taken as a whole, (i) each TWOLF Plan has been established, operated, maintained and administered in accordance with its provisions and in compliance with all applicable Laws, including ERISA and the Code; (ii) all payments and contributions required to be made under the terms of any TWOLF Plan and applicable Law have been timely made or the amount of such payment or contribution obligation has been reflected in the Available TWOLF SEC Documents which are publicly available prior to the Agreement Date; (iii) none of TWOLF or any TWOLF Subsidiary or, to the Knowledge of TWOLF, any third party, has engaged in any non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA), with respect to any TWOLF Plan that would result in the imposition of any liability to TWOLF or any TWOLF Subsidiary; and (iv) there are no pending or, to the Knowledge of TWOLF, threatened suits, actions, disputes, audits, investigations or claims with respect to any TWOLF Plan by or on behalf of any participant in any such TWOLF Plan, or otherwise involving any such TWOLF Plan or the assets of any TWOLF Plan, other than routine claims for benefits.

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(f)    No TWOLF Plan provides for a “gross-up,” reimbursement or similar payment in respect of any Taxes that may become payable under Sections 409A or 4999 of the Code.

(g)    Each TWOLF Plan that is subject to Section 409A of the Code has been administered in all material respects in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance thereunder.

(h)    No TWOLF Employee Benefit Plan is subject to Section 302 or Title IV of ERISA or Section 412 or 4971 of the Code. During the immediately preceding six years, (i) no liability under Section 302 or Title IV of ERISA has been incurred by TWOLF, any TWOLF Subsidiary or any TWOLF ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a risk to TWOLF, any TWOLF Subsidiary or any TWOLF ERISA Affiliate of incurring any such liability; and (ii) no event has occurred and there currently exists no condition or circumstances that would subject TWOLF or any TWOLF Subsidiary to any Controlled Group Liability with respect to any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is not a TWOLF Employee Benefit Plan.

(i)    None of TWOLF, any TWOLF Subsidiary or any TWOLF ERISA Affiliate has, at any time during the preceding six (6) years, contributed to, been obligated to contribute to or had any liability (including any contingent liability) with respect to any Multiemployer Plan or a plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA.

(j)    No TWOLF Plan provides health, life or other welfare benefits to current or former employees of TWOLF or any TWOLF Subsidiary after retirement or other termination of employment (other than for continuation coverage required under Section 4980(B) of the Code).

(k)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event): (i) entitle any current or former employee or other individual service provider of TWOLF or any TWOLF Subsidiary to any payment or benefit (or result in the funding of any such payment or benefit) under any TWOLF Plan; (ii) increase the amount of any compensation, equity award or other benefits otherwise payable by TWOLF or any TWOLF Subsidiary under any TWOLF Plan; (iii) result in the acceleration of the time of payment, funding or vesting of any compensation, equity award or other benefits under any TWOLF Plan; (iv) result in any “excess parachute payment” (within the meaning of Section 280G of the Code) becoming due to any current or former employee or other individual service provider of TWOLF or any TWOLF Subsidiary; or (v) limit or restrict the right of TWOLF, any TWOLF Subsidiary, the Surviving Corporations or XRAY to merge, amend or terminate any TWOLF Plan.

(l)    Neither TWOLF nor any TWOLF Subsidiary has any plan or commitment, whether legally binding or not, to create any additional employee benefit or compensation plan, program, policy, practice, agreement or arrangement which, once created, would come within the definition of a TWOLF Plan or modify or change any existing TWOLF Plan that would affect any TWOLF Employee.

(m)    Except as would not reasonably be expected to be material, individually or in the aggregate, to TWOLF and the TWOLF Subsidiaries, taken as a whole, each Foreign Plan (i) has been established, operated, maintained and administered in compliance with its terms and operated in compliance in all applicable Laws; (ii) if required to be registered or approved by a non-U.S. Governmental Body, has been registered or approved and has been maintained in good standing with applicable regulatory authorities, and, to the Knowledge of TWOLF, no event has occurred since the date of the most recent approval or application therefor relating to any such Foreign Plan that would reasonably be expected to adversely affect any such approval or good standing; (iii) that is intended to qualify for special Tax treatment meets all requirements for such treatment; (iv) is fully funded or fully insured on an ongoing and termination or solvency basis (determined using reasonable actuarial assumptions) in compliance with applicable Law; and (v) is not subject to any pending or, to the Knowledge of TWOLF, threatened claims by or on behalf of any participant in any Foreign Plan, or otherwise involving any such Foreign Plan or the assets of any Foreign Plan, other than routine claims for benefits.

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(n)    Neither TWOLF nor any TWOLF Subsidiary in the United Kingdom has ever been an employer in relation to, participated in, or had any liability (whether prospective, contingent or otherwise) to or in respect of a pension scheme which is not a money purchase pension scheme, as defined under section 181(1) of the United Kingdom Pension Schemes Act 1993. No TWOLF Employee has previously transferred to either TWOLF or any TWOLF Subsidiary in the United Kingdom pursuant to the United Kingdom Transfer of Undertakings (Protection of Employment) Regulations 1981 or 2006 (as amended), who prior to such transfer participated in a defined benefit pension scheme.

Section 4.11    Opinion of TWOLF Financial Advisor. The TWOLF Board has received from the TWOLF Financial Advisor a written opinion to the effect that, as of the date of such opinion and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the TWOLF Exchange Ratio is fair, from a financial point of view, to the holders of TWOLF Common Stock (other than XRAY and its Affiliates). A true, correct and complete copy of such opinion was, or immediately after the execution and delivery of this Agreement will be, delivered to XRAY on a non-reliance basis for informational purposes only. TWOLF has been authorized by the TWOLF Financial Advisor to permit the inclusion of such opinion in the Joint Proxy Statement/Prospectus.

Section 4.12    Taxes.

(a)    Each of TWOLF and the TWOLF Subsidiaries has timely filed all income Tax Returns and other material Tax Returns required to be filed by it (taking into account applicable extensions) in the manner prescribed by applicable Law and all such Tax Returns are true, complete and correct in all material respects.

(b)    All material Taxes of each of TWOLF and the TWOLF Subsidiaries (whether or not shown to be due and payable on any Tax Return) have been timely paid in full and TWOLF and each TWOLF Subsidiary have made adequate provision (or adequate provision has been made on their behalf) for all accrued material Taxes not yet due. None of TWOLF and the TWOLF Subsidiaries have incurred any material liability for Taxes since the date of the most recent TWOLF Financial Statements other than in the ordinary course of business.

(c)    No deficiency for any amount of material Taxes has been proposed or asserted in writing or assessed by any Governmental Body against TWOLF or any of the TWOLF Subsidiaries that remains unpaid.

(d)    There are no Liens on any of the assets, rights or properties of TWOLF or any TWOLF Subsidiary with respect to Taxes, other than Permitted Liens.

(e)    There is no claim, audit, action, suit, proceeding, examination, investigation or other administrative or judicial proceeding ongoing or currently pending or, to the Knowledge of TWOLF threatened against or with respect to TWOLF or any TWOLF Subsidiary in respect of any material Tax or material Tax asset.

(f)    There are no waivers or extension of any statute of limitations currently in effect with respect to material Taxes of any of TWOLF or the TWOLF Subsidiaries other than pursuant to extensions of the due date to file a Tax Return obtained in the ordinary course of business.

(g)    No written claim has ever been made by a Governmental Body in a jurisdiction where TWOLF or any TWOLF Subsidiary does not file Tax Returns that TWOLF or any TWOLF Subsidiary is or may be subject to taxation by such jurisdiction.

(h)    All material Taxes required to be withheld or collected by TWOLF or a TWOLF Subsidiary have been withheld and collected and, to the extent required by applicable Law, timely paid to the appropriate Governmental Body.

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(i)    Neither TWOLF nor any TWOLF Subsidiary has been a party to a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(j)    None of TWOLF and the TWOLF Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in connection with the Mergers.

(k)    None of TWOLF and the TWOLF Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to preclude either the XRAY Merger or the TWOLF Merger from qualifying as (i) a “reorganization” within the meaning of Section 368(a) of the Code or, alternatively, (ii) a transaction qualifying for nonrecognition of gain and loss under Section 351 of the Code.

(l)    Neither TWOLF nor any TWOLF Subsidiaries has agreed to make or is required to make any adjustment for a taxable period ending after the Effective Time under Section 481(a) of the Code or any similar provision of Tax law in any other jurisdiction by reason of a change in accounting method or otherwise.

(m)    Neither TWOLF nor any TWOLF Subsidiary is a party to any material Tax sharing agreement, Tax indemnity obligation or similar agreement (other than any customary Tax gross-up and indemnification provisions in credit agreements, leases, supply agreements and similar agreements entered into in the ordinary course of business), or any advance pricing agreement, closing agreement or other material agreement relating to Taxes entered into with any Tax authority.

(n)    Neither TWOLF nor any TWOLF Subsidiary (i) has been a member of (A) an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated Federal income Tax Return or (B) any consolidated, combined, unitary or similar group for purposes of filing any other Tax Return or paying Taxes, in each case, other than a group the common parent of which was TWOLF or a TWOLF Subsidiary) or (ii) has any material liability for the Taxes of any other Person (other than any of TWOLF and the TWOLF Subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Tax law or as a transferee or successor.

(o)    No election has been made under Treasury Regulations Section 301.7701-3 or any similar provision of Tax law to treat any of TWOLF and the TWOLF Subsidiaries as an association, partnership or disregarded entity.

Section 4.13    Environmental Matters.

(a)    Except for such matters that have not resulted in and would not reasonably be expected to result in any liability that is material to TWOLF and the TWOLF Subsidiaries, taken as a whole:

(i)    TWOLF and the TWOLF Subsidiaries have been and are otherwise in compliance with all applicable Environmental Laws and there are no pending or, to the Knowledge of TWOLF, threatened demands, claims, information requests or notices of noncompliance, violation or liability or potential liability regarding TWOLF or any TWOLF Subsidiary, or any person for whom they may have legal or contractual responsibility, relating to any liability under or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other response, action, or compliance under, any Environmental Law.

(ii)    To the Knowledge of TWOLF, there are no circumstances that would reasonably be expected to give rise to any violation of or result in any material liability under any Environmental Laws for TWOLF or any TWOLF Subsidiary or any Person for whom they may have legal or contractual responsibility.

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(iii)    All permits, notices, approvals and authorizations, if any, required to be obtained or filed in connection with the operation of TWOLF’s and the TWOLF Subsidiaries’ businesses and the operation or use of any real property owned, leased or operated by TWOLF or any TWOLF Subsidiary have been duly obtained or filed, are currently in effect, and TWOLF and the TWOLF Subsidiaries are in material compliance with the terms and conditions of all such permits, notices, approvals and authorizations, and, to TWOLF’s Knowledge, there are no circumstances that would reasonably be expected to prevent such material compliance in the future.

(iv)    TWOLF has provided to XRAY all assessments, reports, data, results of investigations or audits, and other information that is in the possession of or reasonably available to TWOLF regarding environmental matters pertaining to, or the environmental condition of, the business of TWOLF, or the compliance (or noncompliance) by TWOLF with any Environmental Laws.

(b)    As used in this Agreement, “Environmental Laws” means any Federal, foreign, state and local Law or legal requirement, including regulations, orders, permits, licenses, approvals, ordinances, directives and the common Law, pertaining to pollution, the environment, the protection of the environment or human health and safety, including the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), the Occupational Safety and Health Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Safe Drinking Water Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Emergency Planning and Community Right-to-Know Act and any similar Federal, foreign, state or local Law relating to or imposing liability or standards of conduct for protection of the environment or human health and safety.

Section 4.14    Compliance with Laws.

(a)    TWOLF and the TWOLF Subsidiaries (i) are, and have at all times since December 31, 2017, been in compliance with all Laws applicable to TWOLF or the TWOLF Subsidiaries or by which any of their respective properties or businesses are bound or any regulation issued under any of the foregoing and (ii) since December 31, 2017, have not been notified in writing by any Governmental Body of any violation, or any investigation with respect to any such Law, in each case, except for any such violation that is not, and would not reasonably be expected to be material, individually or in the aggregate, to TWOLF and the TWOLF Subsidiaries, taken as a whole.

(b)    TWOLF and each of the TWOLF Subsidiaries are, and have at all times since December 31, 2017 been, in compliance in all material respects with United States and foreign export control laws and regulations, including: the United States Export Administration Act and implementing Export Administration Regulations; the Arms Export Control Act and implementing International Traffic in Arms Regulations; and the various economic sanctions laws administered by OFAC, applicable to their export transactions. Without limiting the foregoing, there are no pending or, to the Knowledge of TWOLF, threatened claims or investigations by any Governmental Body of potential violations against TWOLF or any of its Subsidiaries with respect to export activity or licenses or other related approvals.

(c)    Except as would not reasonably be expected to be material, individually or in the aggregate, to TWOLF and the TWOLF Subsidiaries, taken as a whole, none of TWOLF, any TWOLF Subsidiary or any director, officer, employee, or, to the Knowledge of TWOLF, any agent acting on behalf of TWOLF or any TWOLF Subsidiary has taken any action, directly or indirectly, that would result in a violation by any such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the U.K. Bribery Act of 2010 and the rules and regulations thereunder or any other applicable anti-bribery/corruption legislation promulgated by any Governmental Body.

Section 4.15    Intellectual Property.

(a)    To the Knowledge of TWOLF, TWOLF or one of the TWOLF Subsidiaries owns all material TWOLF Intellectual Property. Except as would not reasonably be expected to be material, to TWOLF and the

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TWOLF Subsidiaries, taken as a whole, (i) each item of Registered Intellectual Property owned or purported to be owned by TWOLF or any TWOLF Subsidiary (“TWOLF Registered Intellectual Property”) (other than applications for TWOLF Registered Intellectual Property and items that have expired or have been abandoned, allowed to lapse, rejected, terminated, withdrawn or canceled) is subsisting, and to the Knowledge of TWOLF, is valid and enforceable, and (ii) all TWOLF Registered Intellectual Property is free and clear of all Liens other than Permitted Liens.

(b)    To the Knowledge of TWOLF, there are no Legal Proceedings pending before any court, arbiter, or tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world), to which TWOLF or any TWOLF Subsidiary is a party and in which claims are or were raised relating to the validity, enforceability, scope, essentiality or ownership of any of the TWOLF Intellectual Property, other than in the ordinary course of Patent and Trademark prosecution or any inter partes review, post-grant review, or other adversarial proceeding before any Patent authority. Neither TWOLF nor any of the TWOLF Subsidiaries have received any written or, to the Knowledge of TWOLF, oral notice, threat, or assertion of a third-party claim or suit in the two (2) years prior to the Agreement Date challenging, the validity, enforceability, scope, essentiality or ownership of any material TWOLF Intellectual Property, except in connection with licensing presentations by TWOLF or any TWOLF Subsidiaries to third parties in the ordinary course of business.

(c)    No third party has a joint ownership interest in or any exclusive rights that remain in effect in, and no third party has any “pick” right, or other option to acquire ownership or exclusive rights in, including temporarily and including any rights of first offer, negotiation or refusal with respect to, any Intellectual Property Right that is TWOLF Intellectual Property, except as would not reasonably be expected to be material to TWOLF and the TWOLF Subsidiaries, taken as a whole.

(d)    Except as would not reasonably be expected to be material to TWOLF and the TWOLF Subsidiaries, taken as a whole, to the Knowledge of TWOLF, neither the TWOLF Products nor the past or current operations of TWOLF or the TWOLF Subsidiaries have, since December 31, 2017, infringed, misappropriated or otherwise violated the Intellectual Property Rights of any Person. Except as would not reasonably be expected to be material to TWOLF and the TWOLF Subsidiaries, taken as a whole, to the Knowledge of TWOLF, there is no current unresolved Legal Proceeding that has been filed against TWOLF or any TWOLF Subsidiary by, and none of TWOLF or any TWOLF Subsidiary has received written notice from, any third party in the two (2) years prior to the Agreement Date in which it is alleged that any TWOLF Product or the operation of the business of TWOLF or any TWOLF Subsidiary infringes, misappropriates, or otherwise violates the Intellectual Property Rights of any third party, other than in the ordinary course of Patent and Trademark prosecution or any inter partes review, post-grant review, or other adversarial proceeding before any Patent authority, and not required to be specifically disclosed in the Available TWOLF SEC Documents.

(e)    TWOLF and the TWOLF Subsidiaries have a practice requiring each employee, individual consultant and individual independent contractor involved in the creation of material Intellectual Property Rights for any of them to execute a proprietary information, confidentiality and invention assignment agreement substantially in the forms provided to XRAY.

(f)    Except as would not reasonably be expected to be material to TWOLF and the TWOLF Subsidiaries, taken as a whole, the consummation of this Agreement or the Closing of the transactions contemplated hereby will not trigger a contractual obligation to release any material Source Code, in each case owned by TWOLF or any TWOLF Subsidiary, to any third party.

(g)    Except as would not reasonably be expected to be material, individually or in the aggregate, to TWOLF and the TWOLF Subsidiaries, taken as a whole, neither TWOLF nor any TWOLF Subsidiary is a party to any Contract which, upon the consummation of this Agreement or the Closing of the transactions contemplated hereby, will result in (or purport to result in) the granting of any right, license, immunity from suit or covenant not to assert to any third party under or with respect to any Patents owned or controlled by TWOLF

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or any TWOLF Subsidiary. Neither TWOLF nor any TWOLF Subsidiary is a party to any Contract which, upon the consummation of this Agreement or the Closing of the transactions contemplated hereby, will result in (or purport to result in) the granting of any right, license, immunity from suit or covenant not to assert to any third party under or with respect to any Patents owned or controlled by XRAY or any XRAY Subsidiary other than to the extent such Patent rights are limited to TWOLF Products.

(h)    Except as would not reasonably be expected to be material to TWOLF and the TWOLF Subsidiaries, taken as a whole, neither TWOLF nor any TWOLF Subsidiary has, to the Knowledge of TWOLF (i) taken any action that rendered any material Source Code or Intellectual Property Rights, in each case owned by TWOLF or any TWOLF Subsidiary, subject to any Open Source License that requires TWOLF or any TWOLF Subsidiary to deliver any such TWOLF or TWOLF Subsidiary owned Source Code to any third party, or (ii) licensed, distributed or used any Software subject to an Open Source License in material breach of the terms of any Open Source License.

(i)    Except as would not reasonably be expected to have a Material Adverse Effect on TWOLF, to the Knowledge of TWOLF, no TWOLF Product sold or distributed by TWOLF or any TWOLF Subsidiary in the past three (3) years contained at the time of such sale or distribution any undisclosed or unintended disabling codes or instructions, “time bombs,” “Trojan horses,” “back doors,” “trap doors,” “worms,” viruses, bugs, faults or other software routines or hardware components that are intended to (i) enable or assist any person to access without authorization or disable or erase the TWOLF Products, or (ii) otherwise significantly adversely affect the functionality of the TWOLF Products.

(j)    To the Knowledge of TWOLF, no funding, facilities or resources of any government, university, college, other educational institution, or multi-national, bi-national or international non-profit organization or research center were used in the development of any material TWOLF Products or material TWOLF Intellectual Property.

(k)    Except as would not reasonably be expected to be material to TWOLF and the TWOLF Subsidiaries, taken as a whole, TWOLF is in compliance with (i) its posted privacy rules, policies and procedures; and (ii) the applicable Privacy Laws relating to Personal Data collected by TWOLF or the TWOLF Subsidiaries.

(l)    Except as would not reasonably be expected to be material to TWOLF and the TWOLF Subsidiaries, taken as a whole, TWOLF has commercially reasonable security measures in place designed to protect Personal Data it receives from unauthorized access, use, modification, disclosure or other misuse.

(m)    To the Knowledge of TWOLF, in the two (2) years prior to the Agreement Date, there has been no loss, theft or misuse of Personal Data held or controlled by TWOLF or the TWOLF Subsidiaries, in each case, except as would not reasonably be expected to be material to TWOLF and the TWOLF Subsidiaries, taken as a whole.

(n)    To the Knowledge of TWOLF, in the past two (2) years prior to the Agreement Date, TWOLF has not been the subject of investigation by any state, federal, or foreign jurisdiction regarding its access, use and disclosure of Personal Data.

(o)    In the two (2) years prior to the Agreement Date, TWOLF has not received any written claim, complaint, inquiry, or notice from any governmental, regulatory, or self-regulatory authority with respect to TWOLF’s collection, processing, use, storage, security or disclosure of Personal Data, alleging that any of these activities are a material violation of any Privacy Law.

Section 4.16    Employment Matters.

(a)    Neither TWOLF nor any TWOLF Subsidiary is a party to or otherwise bound by any collective bargaining agreement, contract or other labor-related agreement or arrangement with a labor or trade union, labor

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organization or works council (collectively, “Collective Bargaining Agreement”), nor is any Collective Bargaining Agreement presently being negotiated, nor, to the Knowledge of TWOLF, are there any TWOLF Employees represented by a labor or trade union, labor organization or works council and since December 31, 2017 neither TWOLF nor any TWOLF Subsidiary has received a request for recognition of the same. There are no organizing activities, representation campaigns, certification proceedings or petitions seeking a representation proceeding pending or, to the Knowledge of TWOLF, threatened in writing by or with respect to any of the TWOLF Employees. There has not since December 31, 2014 been any, and as of the Agreement Date, there is no pending or, to the Knowledge of TWOLF, threatened, labor strike, material dispute, walkout, work stoppage, slow-down or lockout involving TWOLF or any of the TWOLF Subsidiaries.

(b)    To the Knowledge of TWOLF, no Key Employee has materially breached any nondisclosure obligation to, non-competition agreement with or other restrictive covenant with: (i) any of TWOLF or its Subsidiaries or (ii) a former employer of any such individual relating to (A) the right of any such individual to be employed or engaged by TWOLF or its Subsidiaries or (B) the use or disclosure of confidential information in connection with such individual’s employment with TWOLF or its Subsidiaries.

Section 4.17    Insurance. TWOLF and the TWOLF Subsidiaries maintain insurance coverage adequate and customary in the industry for the operation of their respective businesses (taking into account the cost and availability of such insurance). Except as would not reasonably be expected to be material, individually or in the aggregate, to TWOLF and the TWOLF Subsidiaries, taken as a whole, (i) all material insurance policies of TWOLF and the TWOLF Subsidiaries are in full force and effect, (ii) since December 31, 2017, no written notice of default or termination has been received by TWOLF or any of its Subsidiaries in respect thereof, and (iii) all premiums due thereon have been paid as of the Agreement Date.

Section 4.18    TWOLF Material Contracts.

(a)    Except for this Agreement, none of TWOLF or any of the TWOLF Subsidiaries is a party to or bound by (other than the TWOLF Real Property Leases, each, a “TWOLF Material Contract”):

(i)    any Contract that would be required to be filed by TWOLF as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than any such “material contract” that has been filed with any Available TWOLF SEC Document;

(ii)    any Contract with a related person (as defined in Item 404 of Regulation S-K of the Securities Act) that would be required to be disclosed in the TWOLF SEC Reports but has not been disclosed;

(iii)    any Contract that is or creates a partnership or joint venture with any other Person or that relates to the formation, operation, management or control of any such partnership or joint venture;

(iv)    any Contract (A) relating to Indebtedness, whether incurred, assumed, guaranteed or secured by any asset, with principal amount in excess of $10,000,000 (other than agreements between TWOLF and any TWOLF Subsidiary or between TWOLF Subsidiaries), (B) that materially restricts TWOLF’s ability to incur Indebtedness or guarantee the Indebtedness of others, (C) that grants a Lien (other than a Permitted Lien) or restricts the granting of Liens on any property or asset of TWOLF or the TWOLF Subsidiaries that is material to TWOLF and the TWOLF Subsidiaries, taken as a whole, (D) that is an interest rate derivative, currency derivative or other hedging contract other than foreign currency cash flow hedges entered into in the ordinary course of business and classified as cash flow hedges for accounting purposes or (E) under which any Person is guaranteeing any material liabilities or obligations of TWOLF or any of the TWOLF Subsidiaries;

(v)    any TWOLF Employee Agreement pursuant to which the applicable TWOLF Employee receives or is entitled to receive annual aggregate base compensation of $400,000 or more;

(vi)    any Contract that (A) contains any provisions materially restricting the right of TWOLF or any of the TWOLF Subsidiaries to engage in any line of business, compete or transact in any business

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or with any Person or in any geographic area; (B) grants to any third party any exclusive rights with respect to any TWOLF Intellectual Property that is material to TWOLF and the TWOLF Subsidiaries, taken as a whole; or (C) contains any “most favored nation” or similar provisions in favor of the other party, except in each case for any such Contract that may be cancelled without penalty by TWOLF or any TWOLF Subsidiary upon notice of sixty (60) days or less;

(vii)    any Contract pursuant to which TWOLF or any TWOLF Subsidiary made payments or expects to make payments in excess of $2,000,000 in the aggregate in fiscal year 2018 or 2019;

(viii)    any Contract pursuant to which TWOLF or any TWOLF Subsidiary received payments or expects to receive payments in excess of $20,000,000 in the aggregate in fiscal year 2018 or 2019; and

(ix)    any Contract with any Governmental Body (including any settlement, conciliation or similar Contract), or for the purpose of fulfilling a Contract or order from any Governmental Body as the ultimate customer.

(b)    Except as would not reasonably be expected to be material, to TWOLF and the TWOLF Subsidiaries, taken as a whole, (i) each of the TWOLF Material Contracts is a valid and binding obligation of TWOLF and each TWOLF Subsidiary party thereto, and enforceable against TWOLF and the TWOLF Subsidiaries and, to the Knowledge of TWOLF, each other party thereto in accordance with its terms, and is in full force and effect; (ii) TWOLF or the TWOLF Subsidiaries, on the one hand, and, to the Knowledge of TWOLF, each other party to each TWOLF Material Contract, on the other hand, have performed all material obligations required to be performed by it under such TWOLF Material Contract, and, to the Knowledge of TWOLF, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) constitute such a violation or breach, (B) give any Person the right to accelerate the maturity or performance of any TWOLF Material Contract, or (C) give any Person the right to cancel, terminate or modify any TWOLF Material Contract, and (ii) as of the Agreement Date, neither TWOLF nor any of the TWOLF Subsidiaries has received written notice, or otherwise has Knowledge, (A) that any other party to any TWOLF Material Contract intends to terminate any TWOLF Material Contract, or (B)  of any material dispute related to any TWOLF Material Contract.

Section 4.19     Properties.

(a)    Neither TWOLF nor any TWOLF Subsidiary owns any TWOLF Owned Real Property or is a party to a Contract or other agreement to purchase or otherwise acquire any interest in fee in any real property.

(b)    The leasehold or subleasehold estates or other license or occupancy agreements (whether written or oral), and all amendments or modifications thereto (collectively, the “TWOLF Real Property Leases”) held by TWOLF or any TWOLF Subsidiary as of the Agreement Date (collectively, the “TWOLF Leased Real Property”) are in full force and effect, and TWOLF or a TWOLF Subsidiary holds a valid and existing leasehold interest in all of the TWOLF Leased Real Property, free and clear of all Liens (except for Permitted Liens), except as would not reasonably be expected to interfere in any material respects with the current use and operation of the TWOLF Leased Real Property by TWOLF and the TWOLF Subsidiaries. All parties to each TWOLF Real Property Lease are in material compliance with the terms thereof and there are no material defaults thereunder or events, which with the passage of time or notice, or both, would constitute a default. TWOLF has made available to XRAY complete and accurate copies of each of the TWOLF Real Property Leases for which annual rental payments made by TWOLF or its Subsidiaries during the twelve (12) month period ended September 30, 2019 are greater than $2,500,000.

(c)    Except as would not reasonably be expected to have a Material Adverse Effect on TWOLF, with respect to each TWOLF Leased Real Property: (i) neither TWOLF nor any of the TWOLF Subsidiaries has received written notice of any pending or threatened eminent domain, condemnation, or similar taking proceedings; (ii) neither TWOLF nor any of the TWOLF Subsidiaries has received any written notice that would

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reasonably be likely to cause either TWOLF or any of the TWOLF Subsidiaries to materially curtail its operations at such property, or that would reasonably be expected to materially impair such operations; (iii) to the Knowledge of TWOLF, each TWOLF Leased Real Property is in compliance with all applicable Laws; and (iv) all utilities presently serving the TWOLF Leased Real Property are presently adequate to service the existing normal operations of TWOLF and the TWOLF Subsidiaries.

(d)    Except as would not reasonably be expected to have a Material Adverse Effect on TWOLF, each of TWOLF and the TWOLF Subsidiaries has good and valid title to, or a valid leasehold interest in, as applicable, all tangible personal property used in their respective businesses free and clear of any Liens, except for Permitted Liens.

Section 4.20    Significant Customers. Section 4.20 of the TWOLF Disclosure Schedule sets forth a true and complete list of each customer (including distributors) who was one of the ten (10) largest sources of revenue for TWOLF and the TWOLF Subsidiaries during the fiscal year ended December 31, 2018, based on amounts paid or payable or that would otherwise reasonably be expected to be one of the ten (10) largest sources of revenues for TWOLF and the TWOLF Subsidiaries for the fiscal year ending December 31, 2019 (each, a “TWOLF Significant Customer”). As of the Agreement Date, none of TWOLF nor any of the TWOLF Subsidiaries has any unresolved material dispute with any TWOLF Significant Customer. As of the Agreement Date, to the Knowledge of TWOLF, TWOLF has not received any written notice from any TWOLF Significant Customer that such TWOLF Significant Customer shall not continue as a customer of TWOLF or any of the TWOLF Subsidiaries, as applicable, or that such customer intends to terminate or materially modify existing Contracts with TWOLF or any of the TWOLF Subsidiaries, as applicable, including by materially changing the terms of or reducing the scale of the business conducted with TWOLF and the TWOLF Subsidiaries.

Section 4.21    Inapplicability of Anti-takeover Statutes; No Rights Plan. Assuming the accuracy of the representations and warranties of XRAY in Article V, to the Knowledge of TWOLF, there is no takeover or anti-takeover statute or similar federal or state Law, including Section 203 of the DGCL, applicable to this Agreement and the Transactions that requires additional action by the TWOLF Board in order for any such anti-takeover statute to be inapplicable to this Agreement and the Transactions. As of the Agreement Date, none of such actions by the TWOLF Board have been amended, rescinded, or modified. No other “fair price,” “moratorium,” “control share acquisition,” “interested stockholder” or other anti-takeover statute or regulation would restrict, prohibit or otherwise be applicable with respect to this Agreement and the transactions contemplated herein and therein (including the Mergers). TWOLF has no stockholder rights plan, “poison-pill” or other comparable agreement designed to have the effect of delaying, deferring or discouraging any Person from acquiring control of TWOLF.

Section 4.22    Holdco and Merger Subs.

(a)    Each of Holdco, TWOLF Merger Sub and XRAY Merger Sub is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted.

(b)    Each of Holdco, TWOLF Merger Sub and XRAY Merger Sub (A) was formed solely for the purpose of entering into the transactions contemplated by this Agreement and (B) since the date of its formation, has not carried on any business, conducted any operations or incurred any liabilities or obligations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

(c)    Each of Holdco, TWOLF Merger Sub and XRAY Merger Sub (A) has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and (B) the execution and delivery of this Agreement by Holdco, TWOLF Merger Sub or XRAY Merger Sub, as applicable, and the consummation by Holdco, TWOLF Merger Sub or XRAY Merger Sub, as applicable, of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part thereof.

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(d)    The execution and delivery of this Agreement by each of Holdco, TWOLF Merger Sub and XRAY Merger Sub does not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement by each of Holdco, TWOLF Merger Sub and XRAY Merger Sub shall not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Holdco, TWOLF Merger Sub or XRAY Merger Sub, as applicable, under the applicable New Entity Organizational Documents.

(e)    As of the date hereof, the authorized capital stock of Holdco consists of one thousand (1000) shares of Holdco Common Stock, of which one thousand (1000) shares are issued and outstanding. All of the outstanding shares of Holdco Common Stock have been validly issued, are fully paid and nonassessable and five hundred (500) shares are owned directly by TWOLF free and clear of any Lien. The authorized capital stock of TWOLF Merger Sub consists of one thousand (1000) shares of common stock, $0.001 par value per share, all of which have been validly issued, are fully paid and nonassessable and are owned directly by Holdco free and clear of any Lien. The authorized capital stock of XRAY Merger Sub consists of one thousand (1000) shares of common stock, $0.001 par value per share, all of which have been validly issued, are fully paid and nonassessable and are owned directly by Holdco free and clear of any Lien. All shares of Holdco Common Stock issued pursuant to Article I shall be duly authorized and validly issued and free of preemptive rights.

Section 4.23    No Other XRAY Representations or Warranties. TWOLF hereby acknowledges and agrees that: (a) except for the representations and warranties set forth in Article V, neither XRAY, nor any of its Affiliates or Representatives or any other Person, has made or is making, and none of TWOLF and its Affiliates and Representatives has relied upon, any other express or implied representation or warranty with respect to XRAY, or any of its Affiliates or Representatives, or their respective businesses or operations; and (b) none of XRAY or any of its Affiliates or Representatives or any other Person will have or be subject to any liability or indemnification obligation or other obligation of any kind or nature to TWOLF or any of its Affiliates or Representatives or any other Person, resulting from the delivery, dissemination or any other distribution to TWOLF or any of its Affiliates or Representatives or any other Person, or the use by TWOLF or any of its Affiliates or Representatives or any other Person, of any information provided or made available to any of them by XRAY or any XRAY Subsidiaries, or any of their respective Affiliates or Representatives or any other Person, including any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material provided or made available to TWOLF or any of its Affiliates or Representatives or any other Person, in “data rooms,” confidential information memoranda or management presentations in anticipation or contemplation of the Mergers or any other Transactions.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF XRAY

Except as set forth in (i) the reports, schedules, forms, statements and other documents (including exhibits and all information incorporated by reference) filed by XRAY and the XRAY Subsidiaries with the SEC since December 31, 2017 and prior to the Agreement Date (but without giving effect to any amendment to any such document filed on or after the Agreement Date), other than any information that is predictive or forward looking in nature or information contained under the captions “Risk Factors” or “Forward-Looking Statements” (in each case, each, an “Available XRAY SEC Document”) (it being understood that this clause (i) shall not be applicable to Section 5.2) or (ii) the XRAY Disclosure Schedule (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein, provided that any disclosure set forth with respect to any particular section shall be deemed to be disclosed in reference to all other applicable sections of this Agreement if the disclosure in respect of the particular section is sufficient on its face without further inquiry reasonably to inform TWOLF that it relates to such other sections) delivered by XRAY to

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TWOLF on the Agreement Date (the “XRAY Disclosure Schedule”), XRAY hereby represents and warrants to TWOLF as follows:

Section 5.1    Organization.

(a)    Each of XRAY and the Subsidiaries of XRAY (the “XRAY Subsidiaries”) is a corporation, limited liability company or limited partnership duly organized and validly existing. Except as would not have a Material Adverse Effect on XRAY, each of XRAY and the XRAY Subsidiaries is duly qualified and/or licensed to do business as a foreign corporation, limited liability company or limited partnership, and, where applicable, is in good standing in each jurisdiction in which the nature of the business conducted by it or the leasing of properties makes such qualification or licensing necessary.

(b)    Each of XRAY and the XRAY Subsidiaries has all requisite power and authority and possesses all Permits and has made all filings required under applicable Law necessary to enable it to own, operate and lease its properties and to carry on its business as now conducted, except for such Permits or filings, the lack of which, would not reasonably be expected to have a Material Adverse Effect on XRAY. Since January 1, 2017, neither XRAY nor any of the XRAY Subsidiaries has received any written notice of any violation of or failure to comply with any Permit or any actual or possible revocation, withdrawal, suspension, cancellation, termination or material modification of any Permit, and each such Permit has been validly issued or obtained and is in full force and effect except, in each case, as would not reasonably be expected to have a Material Adverse Effect on XRAY.

(c)    The copies of the Amended and Restated Articles of Incorporation and Amended and Restated By-laws of XRAY which are incorporated by reference as exhibits to XRAY’s Current Reports on Form 8-K filed on December 1, 2016 and February 27, 2017 and the XRAY’s Current Reports on Form 8-K filed on December 1, 2016, December 6, 2016, May 3, 2017, July 2, 2018, May 4, 2018 and October 30, 2018, respectively (the “XRAY Charter Documents”), are complete and correct copies of such documents and contain all amendments thereto as in effect on the Agreement Date. For each Significant Subsidiary, XRAY has made available to TWOLF true and correct copies of the articles of incorporation (including any certificate of designations), by-laws or like organizational documents, each as amended to the Agreement Date.

(d)    Neither XRAY nor any of the XRAY Subsidiaries is in violation of any of the provisions of the certificate of incorporation or by-laws (or equivalent constituent documents), including all amendments thereto, of such entity.

Section 5.2    Capitalization.

(a)    The authorized capital stock of XRAY consists of (i) 150,000,000 shares of XRAY Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share (“XRAY Preferred Stock”). As of the close of business on December 17, 2019 (the “XRAY Capitalization Date”): (A) 49,618,052 shares of XRAY Common Stock were issued and outstanding (including no XRAY Restricted Shares); (B) no shares of XRAY Preferred Stock were issued or outstanding; (C) 14,000,527 shares of XRAY Common Stock were held by XRAY in its treasury; (D) there were outstanding XRAY Options to purchase 609,088 shares of XRAY Common Stock, whether or not presently exercisable; (E) 2,813,644 shares of XRAY Common Stock were subject to issuance pursuant to outstanding XRAY RSUs; (F) 1,051,739 shares of XRAY Common Stock were reserved for future issuance under the XRAY ESPP; and (G) 2,140,296 shares of XRAY Common Stock were reserved for future issuance under the XRAY Stock Plans (excluding shares issuable upon exercise of XRAY Options and included in clause (D) above). Such issued and outstanding shares of XRAY Common Stock have been, and all shares that may be issued pursuant to any XRAY Stock Plan or as contemplated or permitted by this Agreement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, or in the case of shares that have not yet been issued, will be, fully paid and nonassessable and free of preemptive rights. Since the XRAY Capitalization Date, XRAY has not authorized the creation or issuance of, or issued, or

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authorized or effected any split-up or any other recapitalization of, any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock. XRAY has not heretofore agreed to take any such action, and there are no outstanding contractual obligations of XRAY of any kind to redeem, purchase or otherwise acquire any outstanding shares of capital stock of the corporation. Other than the XRAY Common Stock, there are no outstanding bonds, debentures, notes or other indebtedness or securities of XRAY having the right to vote (or, other than the outstanding XRAY Equity Awards or rights under the XRAY ESPP, convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of XRAY may vote. Neither XRAY nor any of the XRAY Subsidiaries is a party to any voting agreement with respect to any XRAY securities or securities of any wholly owned XRAY Subsidiary.

(b)    Except as set forth in Section 5.2(a), (i) as of XRAY Capitalization Date, no shares of capital stock or other voting securities of XRAY are issued, reserved for issuance or outstanding, and (ii) there are no outstanding securities, options, equity or equity-based compensation, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which XRAY or any XRAY Subsidiary is a party or by which any of them is bound obligating XRAY or any of the XRAY Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of XRAY or of any XRAY Subsidiary or obligating XRAY or any XRAY Subsidiary to issue, grant, extend or enter into any such security, option, equity or equity-based compensation, warrant, call, right, commitment, agreement, arrangement or undertaking.

(c)    The authorized capital stock of Holdco consists solely of one thousand (1000) shares of Holdco Common Stock. As of the Agreement Date, one thousand (1000) shares of Holdco Common Stock were issued and outstanding. Such issued and outstanding shares of Holdco Common Stock (i) have been duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights and (ii) are owned of record, beneficially and directly by XRAY free and clear of any Liens, pledges, security interests or other encumbrances.

(d)    The authorized capital stock of XRAY Merger Sub consists solely of one thousand (1000) shares of XRAY Merger Sub common stock, $0.001 par value per share (“XRAY Merger Sub Common Stock”). As of the Agreement Date, one thousand (1000) shares of XRAY Merger Sub Common Stock were issued and outstanding. Such issued and outstanding shares of XRAY Merger Sub Common Stock (i) have been duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights and (ii) are owned of record, beneficially and directly by Holdco free and clear of any Liens, pledges, security interests or other encumbrances.

(e)    The authorized capital stock of TWOLF Merger Sub consists solely of one thousand (1000) shares of TWOLF Merger Sub common stock, $0.001 par value per share (“TWOLF Merger Sub Common Stock”). As of the Agreement Date, one thousand (1000) shares of TWOLF Merger Sub Common Stock were issued and outstanding. Such issued and outstanding shares of TWOLF Merger Sub Common Stock (i) have been duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights and (ii) are owned of record, beneficially and directly by Holdco free and clear of any Liens, pledges, security interests or other encumbrances.

Section 5.3    Authorization; No Conflict.

(a)    XRAY has the requisite corporate power and authority to enter into and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party and, subject to receipt of the XRAY Stockholder Approval, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby, including the Transactions, and no other corporate proceedings on the part of XRAY or any of the XRAY Subsidiaries are necessary to authorize the execution and delivery of this Agreement and the performance by XRAY of its obligations hereunder, including the Transactions. The execution and delivery of this Agreement by XRAY, the performance by XRAY of its obligations hereunder and the consummation by XRAY of the Transactions have been duly authorized by the XRAY Board. This Agreement

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has been duly executed and delivered by XRAY and assuming due execution and delivery by XRAY constitutes a valid and binding obligation of XRAY, enforceable in accordance with its terms, subject to bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally and equitable principles of general applicability.

(b)    The XRAY Board, at a meeting duly called and held, and as of the Agreement Date not subsequently rescinded or modified in any way, duly and adopted resolutions (w) approving the execution, delivery and performance of this Agreement and the Transactions, (x) determining that the terms of the Mergers and the other Transactions are fair to and in the best interests of XRAY and its stockholders, (y) recommending that the holders of XRAY Common Stock adopt this Agreement and approve the Mergers and the Transactions, and (z) declaring that this Agreement and the Transactions are advisable. Except for the XRAY Stockholder Approval, the approval of the XRAY Board (which approvals have been obtained and not subsequently rescinded or modified in any way as of the Agreement Date) and the filing of the XRAY Certificate of Merger with the Office of the Secretary of State of the State of Delaware, no other corporate proceedings on the part of XRAY are necessary to authorize the consummation of the Transactions.

(c)    Neither the execution, delivery or performance of this Agreement by XRAY nor the consummation by XRAY of the Transactions nor compliance by XRAY with any of the provisions herein will (i) result in a violation or breach of or conflict with the certificate or articles of incorporation or by-laws or other similar organizational documents of XRAY or any of the XRAY Subsidiaries, (ii) require any consent by any Person under, contravene or conflict with or result in a violation or breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by XRAY under, or result in a right of termination or acceleration under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets owned or operated by XRAY or any of the XRAY Subsidiaries pursuant to the terms, conditions or provisions of, any XRAY Material Contract to which XRAY or any XRAY Subsidiary is a party, or (iii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (d) below, violate any Judgment or any Law applicable to XRAY or any of the XRAY Subsidiaries or any of their respective properties or assets, except in the case of clause (ii) or (iii) for such violations, breaches or defaults that, or consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to make or obtain, would not reasonably be expected to have a Material Adverse Effect on XRAY.

(d)    No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body is necessary to be obtained or made by XRAY or any XRAY Subsidiary in connection with XRAY’s execution, delivery and performance of this Agreement or the consummation by XRAY of the Transactions, except for (i) compliance with the DGCL, with respect to the filing of the XRAY Certificate of Merger, (ii) compliance with and filings pursuant to the HSR Act and other applicable Antitrust Laws of any jurisdiction, (iii) compliance with the applicable requirements of the Securities Act and the Exchange Act, including the filing with the SEC of the Joint Proxy Statement/Prospectus and effectiveness of the Registration Statement, (iv) compliance with the rules and regulations of NASDAQ, including with respect to the stock issuance and the listing of the shares of Holdco Common Stock to be issued in the Mergers, (v) compliance with the “blue sky” laws of various states, and (vi) any consent, approval, order, authorization, registration, declaration or filing required pursuant to any Contract between XRAY or any XRAY Subsidiary and a Governmental Body entered into in the ordinary course with respect to the XRAY Products, and except where the failure to obtain or take such action would not reasonably be expected to have a Material Adverse Effect on XRAY.

(e)    Assuming the accuracy of the representations and warranties of TWOLF in Article IV, the only vote of holders of any class or series of capital stock of XRAY necessary to adopt this Agreement and to approve the XRAY Merger is the adoption of this Agreement by the holders of a majority of the shares of XRAY Common Stock outstanding and entitled to vote thereon (the “XRAY Stockholder Approval”). The affirmative

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vote of the holders of XRAY Common Stock is not necessary to consummate any Transactions other than the XRAY Merger.

Section 5.4    Subsidiaries.

(a)    The XRAY Subsidiaries and their respective jurisdictions of organization are identified in Section 5.4(a) of the XRAY Disclosure Schedule.

(b)    All of the outstanding shares of capital stock or other equity securities of, or other ownership interests in, each XRAY Subsidiary are, where applicable, duly authorized, validly issued, fully paid and nonassessable, and such shares, securities or interests are owned by XRAY or by an XRAY Subsidiary free and clear of any Liens (other than Permitted Liens) or limitations on voting rights. There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sales, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the capital stock or other equity interests of, or other ownership interests in, any XRAY Subsidiary. There are no agreements requiring XRAY or any XRAY Subsidiary to make contributions to the capital of, or lend or advance funds to, any XRAY Subsidiary. Except for equity interests in the XRAY Subsidiaries, XRAY does not own, directly or indirectly, any material capital stock and/or other ownership interest in any Person. There are no outstanding contractual obligations of any XRAY Subsidiary to repurchase, redeem or otherwise acquire any of its capital stock or other equity interests.

(c)    Neither XRAY nor any of the XRAY Subsidiaries owns any interest or investments (whether equity or debt), or any interest or investment convertible into or exchangeable for any such interest or investment, in any corporation, partnership, joint venture, trust or other entity, other than an XRAY Subsidiary.

(d)    Neither XRAY nor any of the XRAY Subsidiaries has agreed or is obligated to, directly or indirectly, make any future investment in or capital contribution or advance to any Person (other than in or to XRAY or any XRAY Subsidiary).

(e)    Neither XRAY nor any of the XRAY Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among XRAY and any XRAY Subsidiary, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity, on the other hand, or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act)), where the result, purpose, or intended effect of such commitment, joint venture, partnership, Contract or arrangement is to avoid disclosure of any material transaction involving XRAY or any XRAY Subsidiary in XRAY’s or such XRAY Subsidiary’s financial statements.

Section 5.5    SEC Reports and Financial Statements; No Undisclosed Liabilities.

(a)    Since December 31, 2017, XRAY has timely filed or furnished with the SEC all forms, reports, schedules, registration statements, definitive proxy statements and other documents (collectively, including all exhibits thereto and any documents filed or furnished during such period by XRAY to the SEC on a voluntary basis, and including any amendments thereto, the “XRAY SEC Reports”) required to be filed or furnished by XRAY with the SEC. As of their respective filing dates, and giving effect to any amendments or supplements thereto filed prior to the Agreement Date, the XRAY SEC Reports complied in all material respects as to form with the requirements of the Securities Act, the Exchange Act, and the respective rules and regulations of the SEC promulgated thereunder applicable to such XRAY SEC Reports, and none of the XRAY SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that no representation is made as to the accuracy of any financial

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projections or forward-looking statements or the completeness of any information filed or furnished by XRAY to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. As of the Agreement Date, there are no outstanding or unresolved written comments from the SEC with respect to the XRAY SEC Reports. None of the XRAY Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 13 or 15 of the Exchange Act. As of the Agreement Date, to the Knowledge of XRAY, none of the XRAY SEC Reports filed on or prior to the Agreement Date are the subject of ongoing SEC review.

(b)    Each of the financial statements (including, in each case, any related notes and schedules thereto) (collectively, the “XRAY Financial Statements”) of XRAY contained in the XRAY SEC Reports, as of their respective dates of filing with the SEC (or, if such XRAY SEC Reports were amended prior to the Agreement Date, the date of the filing of such amendment, with respect to the consolidated financial statements that are amended or restated therein), (i) complies as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) has been prepared in conformity with GAAP (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as otherwise noted therein or to the extent required by GAAP) and (iii) presents fairly in all material respects the consolidated financial position and the consolidated results of operations and cash flows of XRAY and the XRAY Subsidiaries as of the dates or for the periods presented therein (subject, in the case of unaudited statements, to normal year-end adjustments and except as indicated in the notes to such XRAY Financial Statements or, in the case of unaudited statements, as permitted by the rules and regulations of the SEC, and except that the unaudited XRAY Financial Statements may not contain footnotes and are subject to normal year-end adjustments, none of which either individually or in the aggregate will be material in amount).

(c)    Neither XRAY nor any of the XRAY Subsidiaries has, since the date of the most recent consolidated balance sheet of XRAY included in the XRAY SEC Reports, incurred any liabilities or obligations that would be required to be reflected or reserved against in a consolidated balance sheet of XRAY and its consolidated Subsidiaries prepared in accordance with GAAP as applied in preparing the consolidated balance sheet of XRAY and its consolidated Subsidiaries included in XRAY’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019 or in the notes thereto (the “XRAY Balance Sheet”), except for (i) liabilities or obligations disclosed and provided for in the XRAY Balance Sheet, (ii) liabilities and obligations incurred in the ordinary course of business since the date of the XRAY Balance Sheet, (iii) liabilities or obligations arising under Contracts to which XRAY or the XRAY Subsidiaries are a party (other than due to any breach thereof), (iv) liabilities and obligations incurred in connection with the XRAY Merger or otherwise as contemplated or permitted by this Agreement, (v) liabilities owed by one wholly owned XRAY Subsidiary to another wholly owned XRAY Subsidiary or liabilities owed by XRAY to any wholly owned XRAY Subsidiary, (vi) liabilities and obligations that would not reasonably be expected to be material, individually or in the aggregate, to XRAY and the XRAY Subsidiaries, taken as a whole, or (vii) liabilities or obligations listed on Section 5.5(c) of the XRAY Disclosure Schedule.

(d)    Since January 1, 2017, there has been no change in XRAY’s accounting policies or the methods of making accounting estimates or changes in estimates that are material to the XRAY Financial Statements, except as described in the XRAY SEC Reports or except as may be required by any regulatory authority. The reserves reflected in the XRAY Financial Statements are in accordance with GAAP and have been calculated in a consistent manner.

(e)    With respect to each annual report on Form 10-K, each quarterly report on Form 10-Q and each amendment of any such report included in the XRAY SEC Reports filed since January 1, 2017, the principal executive officer and principal financial officer of XRAY (or each former principal executive officer and each former principal financial officer of XRAY) have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC, and the statements contained in any such certifications are complete and correct as of their respective dates (except for such certifications contained in an XRAY SEC Report that was subsequently amended prior to the Agreement Date).

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(f)    Except as permitted by the SEC with respect to newly acquired businesses (as defined in Article 11-01(d) of Regulation S-X), XRAY’s system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is reasonably sufficient in all material respects to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States, (ii) that receipts and expenditures are executed in accordance with the authorization of management and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of XRAY’s assets that would materially affect XRAY’s financial statements.

(g)    XRAY’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed to ensure that (i) all information (both financial and nonfinancial) required to be disclosed by XRAY in the reports that it files or submits under the Securities Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC, and (ii) all such information is accumulated and communicated to XRAY’s management or to other individuals responsible for preparing such reports as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of XRAY required under the Exchange Act with respect to such reports. Except as would not reasonably be expected to be material, individually or in the aggregate, to XRAY and the XRAY Subsidiaries, taken as a whole, XRAY has disclosed, based on its most recent evaluation prior to the Agreement Date, to its outside auditors and the audit committee of its board of directors: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect its ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal control over financial reporting.

(h)    XRAY is in compliance in all material respects with all current listing and corporate governance requirements of NASDAQ, and is in compliance in all material respects with all rules, regulations and requirements of the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act, XRAY has not made any prohibited loans to any executive officer of XRAY (as defined in Rule 3b-7 under the Exchange Act) or director of XRAY. There are no outstanding loans or other extensions of credit made by XRAY to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of XRAY.

Section 5.6    Absence of Certain Changes.

(a)    Since September 30, 2019 (i) XRAY and the XRAY Subsidiaries have conducted their business in the ordinary course of business consistent with past practice, and (ii) there has not been or occurred any Effect that, has had or would reasonably be expected to have a Material Adverse Effect on XRAY.

(b)    Since September 30, 2019 through the Agreement Date, neither XRAY nor any XRAY Subsidiary has taken any action that would, if taken after the Agreement Date, be prohibited by sub-clause (a), (c), (d), (e), (f), (j), (l), (m), (n), (p), (r), (s), (t) or (u) (but solely to the extent it relates to the foregoing sub-clauses) of Section 6.2.

Section 5.7    Litigation. Except as would not reasonably be expected to be material, individually or in the aggregate, to XRAY and the XRAY Subsidiaries, taken as a whole, as of the Agreement Date: (a) there are no Legal Proceedings pending or, to the Knowledge of the XRAY, threatened against XRAY or any of the XRAY Subsidiaries; (b) there are no Judgments of any Governmental Body or arbitrator outstanding against XRAY or any of the XRAY Subsidiaries; and (c) there are no investigations by any Governmental Body pending or, to the Knowledge of the XRAY, threatened against XRAY or any of the XRAY Subsidiaries.

Section 5.8    Information Supplied. Each document required to be filed by XRAY with the SEC or required to be distributed or otherwise disseminated to XRAY’s stockholders in connection with the Transactions,

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including the Joint Proxy Statement/Prospectus and the Registration Statement and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable. None of the information supplied or to be supplied by XRAY specifically for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and the Registration Statement, will, at the date it is disseminated or, as applicable, first mailed to the holders of XRAY Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation or warranty is made by XRAY with respect to statements made or incorporated by reference therein based on information supplied by TWOLF in writing specifically for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and the Registration Statement.

Section 5.9    Broker’s or Finder’s Fees. Except for Centerview Partners LLC (the “XRAY Financial Advisor”), no agent, broker, Person or firm acting on behalf of XRAY or any XRAY Subsidiary or under XRAY’s or any XRAY Subsidiary’s authority is or will be entitled to any advisory, commission or broker’s or finder’s fee or commission from any of the parties hereto in connection with any of the Transactions.

Section 5.10    Employee Plans.

(a)    Section 5.10(a) of the XRAY Disclosure Schedule sets forth a complete and correct list of each material XRAY Plan.

(b)    XRAY has made available to TWOLF or its counsel accurate and complete copies of the XRAY Stock Plans and XRAY ESPP and the forms of stock option and restricted stock unit agreements and corresponding grant notices evidencing the XRAY Equity Awards, and other than differences with respect to the number of shares covered thereby, the grant date, the exercise price, regular vesting schedule and expiration date applicable thereto, no stock option agreement or restricted stock unit agreement or corresponding grant notice contains material terms that are in addition to, or inconsistent with, such forms. Section 5.10(b) of the XRAY Disclosure Schedule sets forth, as of the close of business on the XRAY Capitalization Date, each outstanding XRAY Equity Award and to the extent applicable, the name of the holder thereof, the number of shares of XRAY Common Stock issuable thereunder (including target and maximum numbers for XRAY Equity Awards subject to performance-based vesting), the expiration date, the grant date, whether or not it is subject to performance-based vesting, the amount vested and outstanding, the amount unvested and outstanding, and the XRAY Stock Plan pursuant to which the award was made. The XRAY Stock Plans are the only plans or programs XRAY or any of the XRAY Subsidiaries has maintained under which stock options, restricted shares, restricted share units, performance shares or other compensatory equity or equity-based awards have been granted and remain outstanding or may be granted. Each grant of XRAY Equity Awards was made in accordance with the terms of the applicable XRAY Stock Plan, the NASDAQ Rules and all applicable Laws.

(c)    XRAY has made available to TWOLF a true, correct and complete copy of: (i) with respect to each XRAY Plan, each written XRAY Plan and all amendments thereto and, with respect to any unwritten XRAY Plan, a written description of the material provisions thereof, and (ii) with respect to each XRAY Employee Benefit Plan, (A) each current trust agreement, insurance contract or policy, group annuity contract or any other funding arrangement; (B) the most recent Annual Report (Form 5500 Series) including all applicable schedules, if any; (C) the most recent actuarial report, financial report or valuation report; (D) the current summary plan description and any material modifications thereto, if any, or any written summary provided to participants with respect to any plan for which no summary plan description exists; I the most recent determination letter (or, if applicable, advisory or opinion letter) from the Internal Revenue Service, if any; and (E) all material notices given to such XRAY Employee Benefit Plan, XRAY, or any XRAY ERISA Affiliate by the Internal Revenue Service, Department of Labor, Pension Benefit Guarantee Corporation, or other Governmental Body relating to such XRAY Employee Benefit Plan.

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(d)    Each XRAY Employee Benefit Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code has been the subject of a favorable determination letter (or, if applicable, may rely on a favorable advisory or opinion letter) from the Internal Revenue Service that has not been revoked, and to the Knowledge of XRAY, no event has occurred and no condition exists that would reasonably be expected to adversely affect the qualified status of any such XRAY Employee Benefit Plan or result in the imposition of any material liability, penalty or tax under ERISA or the Code.

(e)    Except as would not reasonably be expected to be material, individually or in the aggregate, to XRAY and the XRAY Subsidiaries, taken as a whole, (i) each XRAY Plan has been established, operated, maintained and administered in accordance with its provisions and in compliance with all applicable Laws, including ERISA and the Code; (ii) all payments and contributions required to be made under the terms of any XRAY Plan and applicable Law have been timely made or the amount of such payment or contribution obligation has been reflected in the Available XRAY SEC Documents which are publicly available prior to the Agreement Date; (iii) none of XRAY or any XRAY Subsidiary or, to the Knowledge of XRAY, any third party, has engaged in any non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA), with respect to any XRAY Plan that would result in the imposition of any liability to XRAY or any XRAY Subsidiary; and (iv) there are no pending or, to the Knowledge of XRAY, threatened suits, actions, disputes, audits, investigations or claims with respect to any XRAY Plan by or on behalf of any participant in any such XRAY Plan, or otherwise involving any such XRAY Plan or the assets of any XRAY Plan, other than routine claims for benefits.

(f)    No XRAY Plan provides for a “gross-up,” reimbursement or similar payment in respect of any Taxes that may become payable under Section 409A or 4999 of the Code.

(g)    Each XRAY Plan that is subject to Section 409A of the Code has been administered in all material respects in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance thereunder.

(h)    No XRAY Employee Benefit Plan is subject to Section 302 or Title IV of ERISA or Section 412 or 4971 of the Code. During the immediately preceding six years, (i) no liability under Section 302 or Title IV of ERISA has been incurred by XRAY, any XRAY Subsidiary or any XRAY ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a risk to XRAY, any XRAY Subsidiary or any XRAY ERISA Affiliate of incurring any such liability; and (ii) no event has occurred and there currently exists no condition or circumstances that would subject XRAY or any XRAY Subsidiary to any Controlled Group Liability with respect to any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is not an XRAY Employee Benefit Plan.

(i)    None of XRAY, any XRAY Subsidiary or any XRAY ERISA Affiliate has, at any time during the preceding six (6) years, contributed to, been obligated to contribute to or had any liability (including any contingent liability) with respect to any Multiemployer Plan or a plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA.

(j)    No XRAY Plan provides health, life or other welfare benefits to current or former employees of XRAY or any XRAY Subsidiary after retirement or other termination of employment (other than for continuation coverage required under Section 4980(B) of the Code).

(k)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event): (i) entitle any current or former employee or other individual service provider of XRAY or any XRAY Subsidiary to any payment or benefit (or result in the funding of any such payment or benefit) under any XRAY Plan; (ii) increase the amount of any compensation, equity award or other benefits otherwise payable by XRAY or any XRAY Subsidiary under any XRAY Plan; (iii) result in the acceleration of the time of payment, funding or vesting of any compensation,

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equity award or other benefits under any XRAY Plan; (iv) result in any “excess parachute payment” (within the meaning of Section 280G of the Code) becoming due to any current or former employee or other individual service provider of XRAY or any XRAY Subsidiary; or (v) limit or restrict the right of XRAY, any XRAY Subsidiary, the Surviving Corporations or TWOLF to merge, amend or terminate any XRAY Plan.

(l)    Neither XRAY nor any XRAY Subsidiary has any plan or commitment, whether legally binding or not, to create any additional employee benefit or compensation plan, program, policy, practice, agreement or arrangement which, once created, would come within the definition of an XRAY Plan or modify or change any existing XRAY Plan that would affect any XRAY Employee.

(m)    Except as would not reasonably be expected to be material, individually or in the aggregate, to XRAY and the XRAY Subsidiaries, taken as a whole, each Foreign Plan (i) has been established, operated, maintained and administered in compliance with its terms and operated in compliance in all applicable Laws; (ii) if required to be registered or approved by a non-U.S. Governmental Body, has been registered or approved and has been maintained in good standing with applicable regulatory authorities, and, to the Knowledge of XRAY, no event has occurred since the date of the most recent approval or application therefor relating to any such Foreign Plan that would reasonably be expected to adversely affect any such approval or good standing; (iii) that is intended to qualify for special Tax treatment meets all requirements for such treatment; (iv) is fully funded or fully insured on an ongoing and termination or solvency basis (determined using reasonable actuarial assumptions) in compliance with applicable Law; and (v) is not subject to any pending or, to the Knowledge of XRAY, threatened claims by or on behalf of any participant in any Foreign Plan, or otherwise involving any such Foreign Plan or the assets of any Foreign Plan, other than routine claims for benefits.

(n)    Neither XRAY nor any XRAY Subsidiary in the United Kingdom has ever been an employer in relation to, participated in, or had any liability (whether prospective, contingent or otherwise) to or in respect of a pension scheme which is not a money purchase pension scheme, as defined under section 181(1) of the United Kingdom Pension Schemes Act 1993. No XRAY Employee has previously transferred to either XRAY or any XRAY Subsidiary in the United Kingdom pursuant to the United Kingdom Transfer of Undertakings (Protection of Employment) Regulations 1981 or 2006 (as amended), who prior to such transfer participated in a defined benefit pension scheme.

Section 5.11    Opinion of XRAY Financial Advisor. The XRAY Board has received from the XRAY Financial Advisor a written opinion to the effect that, as of the date of such opinion and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the XRAY Merger Consideration provided for pursuant to this Agreement is fair, from a financial point of view, to the holders of XRAY Common Stock (other than XRAY Common Stock to be cancelled in accordance with Section 3.1(d)). A true, correct and complete copy of such opinion was, or immediately after the execution and delivery of this Agreement will be, delivered to TWOLF on a non-reliance basis for informational purposes only.

Section 5.12    Taxes.

(a)    Each of XRAY and the XRAY Subsidiaries has timely filed all income Tax Returns and other material Tax Returns required to be filed by it (taking into account applicable extensions) in the manner prescribed by applicable Law and all such Tax Returns are true, complete and correct in all material respects.

(b)    All material Taxes of each of XRAY and the XRAY Subsidiaries (whether or not shown to be due and payable on any Tax Return) have been timely paid in full and XRAY and each XRAY Subsidiary have made adequate provision (or adequate provision has been made on their behalf) for all accrued material Taxes not yet due. None of XRAY and the XRAY Subsidiaries have incurred any material liability for Taxes since the date of the most recent XRAY Financial Statements other than in the ordinary course of business.

(c)    No deficiency for any amount of material Taxes has been proposed or asserted in writing or assessed by any Governmental Body against XRAY or any of the XRAY Subsidiaries that remains unpaid.

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(d)    There are no Liens on any of the assets, rights or properties of XRAY or any XRAY Subsidiary with respect to Taxes, other than Permitted Liens.

(e)    There is no claim, audit, action, suit, proceeding, examination, investigation or other administrative or judicial proceeding ongoing or currently pending or, to the Knowledge of XRAY threatened against or with respect to XRAY or any XRAY Subsidiary in respect of any material Tax or material Tax asset.

(f)    There are no waivers or extension of any statute of limitations currently in effect with respect to material Taxes of XRAY or the XRAY Subsidiaries other than pursuant to extensions of the due date to file a Tax Return obtained in the ordinary course of business.

(g)    No written claim has ever been made by a Governmental Body in a jurisdiction where XRAY or any XRAY Subsidiary does not file Tax Returns that XRAY or any XRAY Subsidiary is or may be subject to taxation by such jurisdiction.

(h)    All material Taxes required to be withheld or collected by XRAY or an XRAY Subsidiary have been withheld and collected and, to the extent required by applicable Law, timely paid to the appropriate Governmental Body.

(i)    Neither XRAY nor any XRAY Subsidiary has been a party to a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(j)    None of XRAY and the XRAY Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in connection with the Mergers.

(k)    None of XRAY and the XRAY Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to preclude either the XRAY Merger or the TWOLF Merger from qualifying as (i) a “reorganization” within the meaning of Section 368(a) of the Code or, alternatively, (ii) a transaction qualifying for nonrecognition of gain and loss under Section 351 of the Code.

(l)    Neither XRAY nor any XRAY Subsidiaries has agreed to make or is required to make any adjustment for a taxable period ending after the Effective Time under Section 481(a) of the Code or any similar provision of Tax law in any other jurisdiction by reason of a change in accounting method or otherwise.

(m)    Neither XRAY nor any XRAY Subsidiary is a party to any material Tax sharing agreement, Tax indemnity obligation or similar agreement (other than any customary Tax gross-up and indemnification provisions in credit agreements, leases, supply agreements and similar agreements entered into in the ordinary course of business), or any advance pricing agreement, closing agreement or other material agreement relating to Taxes entered into with any Tax authority.

(n)    Neither XRAY nor any XRAY Subsidiary (i) has been a member of (A) an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated Federal income Tax Return or (B) any consolidated, combined, unitary or similar group for purposes of filing any other Tax Return or paying Taxes, in each case, other than a group the common parent of which was XRAY or an XRAY Subsidiary or (ii) has any material liability for the Taxes of any other Person (other than any of XRAY and the XRAY Subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Tax law or as a transferee or successor.

(o)    No election has been made under Treasury Regulations Section 301.7701-3 or any similar provision of Tax law to treat any of XRAY and the XRAY Subsidiaries as an association, partnership or disregarded entity.

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Section 5.13    Environmental Matters. Except for such matters that have not resulted in and would not reasonably be expected to result in any liability that is material to XRAY and the XRAY Subsidiaries, taken as a whole:

(i)    XRAY and the XRAY Subsidiaries have been and are otherwise in compliance with all applicable Environmental Laws and there are no pending or, to the Knowledge of XRAY, threatened demands, claims, information requests or notices of noncompliance, violation or liability or potential liability regarding XRAY or any XRAY Subsidiary, or any person for whom they may have legal or contractual responsibility, relating to any liability under or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other response, action, or compliance under, any Environmental Law.

(ii)    To the Knowledge of XRAY, there are no circumstances that would reasonably be expected to give rise to any violation of or result in any material liability under any Environmental Laws for XRAY or any XRAY Subsidiary or any Person for whom they may have legal or contractual responsibility.

(iii)    All permits, notices, approvals and authorizations, if any, required to be obtained or filed in connection with the operation of XRAY’s and the XRAY Subsidiaries’ businesses and the operation or use of any real property owned, leased or operated by XRAY or any XRAY Subsidiary have been duly obtained or filed, are currently in effect, and XRAY and the XRAY Subsidiaries are in material compliance with the terms and conditions of all such permits, notices, approvals and authorizations, and, to XRAY’s Knowledge, there are no circumstances that would reasonably be expected to prevent such material compliance in the future.

(iv)    XRAY has provided to TWOLF all assessments, reports, data, results of investigations or audits, and other information that is in the possession of or reasonably available to XRAY regarding environmental matters pertaining to, or the environmental condition of, the business of XRAY, or the compliance (or noncompliance) by XRAY with any Environmental Laws.

Section 5.14    Compliance with Laws.

(a)    XRAY and the XRAY Subsidiaries (i) are, and have at all times since December 31, 2017, been in compliance with all Laws applicable to XRAY or the XRAY Subsidiaries or by which any of their respective properties or businesses are bound or any regulation issued under any of the foregoing and (ii) since December 31, 2017, have not been notified in writing by any Governmental Body of any violation, or any investigation with respect to any such Law, in each case, except for any such violation that is not, and would not reasonably be expected to be material, individually or in the aggregate, to XRAY and the XRAY Subsidiaries, taken as a whole.

(b)    XRAY and each of the XRAY Subsidiaries are, and have at all times since December 31, 2017 been, in compliance in all material respects with United States and foreign export control laws and regulations, including: the United States Export Administration Act and implementing Export Administration Regulations; the Arms Export Control Act and implementing International Traffic in Arms Regulations; and the various economic sanctions laws administered by OFAC, applicable to their export transactions. Without limiting the foregoing, there are no pending or, to the Knowledge of XRAY, threatened claims or investigations by any Governmental Body of potential violations against XRAY or any of its Subsidiaries with respect to export activity or licenses or other related approvals.

(c)    Except as would not reasonably be expected to be material, individually or in the aggregate, to XRAY and the XRAY Subsidiaries, taken as a whole, none of XRAY, any XRAY Subsidiary or any director, officer, employee, or, to the Knowledge of XRAY, any agent acting on behalf of XRAY or any XRAY Subsidiary has taken any action, directly or indirectly, that would result in a violation by any such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the U.K.

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Bribery Act of 2010 and the rules and regulations thereunder or any other applicable anti-bribery/corruption legislation promulgated by any Governmental Body.

Section 5.15    Intellectual Property.

(a)    To the Knowledge of XRAY, XRAY or one of the XRAY Subsidiaries owns all material XRAY Intellectual Property. Except as would not reasonably be expected to be material, to XRAY and the XRAY Subsidiaries, taken as a whole, (i) each item of Registered Intellectual Property owned or purported to be owned by XRAY or any XRAY Subsidiary (“XRAY Registered Intellectual Property”) (other than applications for XRAY Registered Intellectual Property and items that have expired or have been abandoned, allowed to lapse, rejected, terminated, withdrawn or canceled) is subsisting, and to the Knowledge of XRAY, is valid and enforceable, and (ii) all XRAY Registered Intellectual Property is free and clear of all Liens other than Permitted Liens.

(b)    To the Knowledge of XRAY, there are no Legal Proceedings pending before any court, arbiter, or tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world), to which XRAY or any XRAY Subsidiary is a party and in which claims are or were raised relating to the validity, enforceability, scope, essentiality or ownership of any of the XRAY Intellectual Property, other than in the ordinary course of Patent and Trademark prosecution or any inter partes review, post-grant review, or other adversarial proceeding before any Patent authority. Neither XRAY nor any of the XRAY Subsidiaries have received any written or, to the Knowledge of XRAY, oral notice, threat, or assertion of a third-party claim or suit in the two (2) years prior to the Agreement Date challenging, the validity, enforceability, scope, essentiality or ownership of any material XRAY Intellectual Property, except in connection with licensing presentations by XRAY or any XRAY Subsidiaries to third parties in the ordinary course of business.

(c)    No third party has a joint ownership interest in or any exclusive rights that remain in effect in, and no third party has any “pick” right, or other option to acquire ownership or exclusive rights in, including temporarily and including any rights of first offer, negotiation or refusal with respect to, any Intellectual Property Right that is XRAY Intellectual Property, except as would not reasonably be expected to be material to XRAY and the XRAY Subsidiaries, taken as a whole.

(d)    Except as would not reasonably be expected to be material to XRAY and the XRAY Subsidiaries, taken as a whole, to the Knowledge of XRAY, neither the XRAY Products nor the past or current operations of XRAY or the XRAY Subsidiaries have, since December 31, 2017, infringed, misappropriated or otherwise violated the Intellectual Property Rights of any Person. Except as would not reasonably be expected to be material to XRAY and the XRAY Subsidiaries, taken as a whole, to the Knowledge of XRAY, there is no current unresolved Legal Proceeding that has been filed against XRAY or any XRAY Subsidiary by, and none of XRAY or any XRAY Subsidiary has received written notice from, any third party in the two (2) years prior to the Agreement Date in which it is alleged that any XRAY Product or the operation of the business of XRAY or any XRAY Subsidiary infringes, misappropriates, or otherwise violates the Intellectual Property Rights of any third party, other than in the ordinary course of Patent and Trademark prosecution or any inter partes review, post-grant review, or other adversarial proceeding before any Patent authority, and not required to be specifically disclosed in the Available XRAY SEC Documents.

(e)    XRAY and the XRAY Subsidiaries have a practice requiring each employee, individual consultant and individual independent contractor involved in the creation of material Intellectual Property Rights for any of them to execute a proprietary information, confidentiality and invention assignment agreement substantially in the forms provided to TWOLF.

(f)    Except as would not reasonably be expected to be material to XRAY and the XRAY Subsidiaries, taken as a whole, the consummation of this Agreement or the Closing of the transactions contemplated hereby will not trigger a contractual obligation to release any material Source Code, in each case owned by XRAY or any XRAY Subsidiary, to any third party.

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(g)    Except as would not reasonably be expected to be material, individually or in the aggregate, to XRAY and the XRAY Subsidiaries, taken as a whole, neither XRAY nor any XRAY Subsidiary is a party to any Contract which, upon the consummation of this Agreement or the Closing of the transactions contemplated hereby, will result in (or purport to result in) the granting of any right, license, immunity from suit or covenant not to assert to any third party under or with respect to any Patents owned or controlled by XRAY or any XRAY Subsidiary. Neither XRAY nor any XRAY Subsidiary is a party to any Contract which, upon the consummation of this Agreement or the Closing of the transactions contemplated hereby, will result in (or purport to result in) the granting of any right, license, immunity from suit or covenant not to assert to any third party under or with respect to any Patents owned or controlled by TWOLF or any TWOLF Subsidiary other than to the extent such Patent rights are limited to XRAY Products.

(h)    Except as would not reasonably be expected to be material to XRAY and the XRAY Subsidiaries, taken as a whole, neither XRAY nor any XRAY Subsidiary has, to the Knowledge of XRAY (i) taken any action that rendered any material Source Code or Intellectual Property Rights, in each case owned by XRAY or any XRAY Subsidiary, subject to any Open Source License that requires XRAY or any XRAY Subsidiary to deliver any such XRAY or XRAY Subsidiary owned Source Code to any third party, or (ii) licensed, distributed or used any Software subject to an Open Source License in material breach of the terms of any Open Source License.

(i)    Except as would not reasonably be expected to have a Material Adverse Effect on XRAY, to the Knowledge of XRAY, no XRAY Product sold or distributed by XRAY or any XRAY Subsidiary in the past three (3) years contained at the time of such sale or distribution any undisclosed or unintended disabling codes or instructions, “time bombs,” “Trojan horses,” “back doors,” “trap doors,” “worms,” viruses, bugs, faults or other software routines or hardware components that are intended to (i) enable or assist any person to access without authorization or disable or erase the XRAY Products, or (ii) otherwise significantly adversely affect the functionality of the XRAY Products.

(j)    To the Knowledge of XRAY, no funding, facilities or resources of any government, university, college, other educational institution, or multi-national, bi-national or international non-profit organization or research center were used in the development of any material XRAY Products or material XRAY Intellectual Property.

(k)    Except as would not reasonably be expected to be material to XRAY and the XRAY Subsidiaries, taken as a whole, XRAY is in compliance with (i) its posted privacy rules, policies and procedures; and (ii) the applicable Privacy Laws relating to Personal Data collected by XRAY or the XRAY Subsidiaries.

(l)    Except as would not reasonably be expected to be material to XRAY and the XRAY Subsidiaries, taken as a whole, XRAY has commercially reasonable security measures in place designed to protect Personal Data it receives from unauthorized access, use, modification, disclosure or other misuse.

(m)    To the Knowledge of XRAY, in the two (2) years prior to the Agreement Date, there has been no loss, theft or misuse of Personal Data held or controlled by XRAY or the XRAY Subsidiaries, in each case, except as would not reasonably be expected to be material to XRAY and the XRAY Subsidiaries, taken as a whole.

(n)    To the Knowledge of XRAY, in the past two (2) years prior to the Agreement Date, XRAY has not been the subject of investigation by any state, federal, or foreign jurisdiction regarding its access, use and disclosure of Personal Data.

(o)    In the two (2) years prior to the Agreement Date, XRAY has not received any written claim, complaint, inquiry, or notice from any governmental, regulatory, or self-regulatory authority with respect to XRAY’s collection, processing, use, storage, security or disclosure of Personal Data, alleging that any of these activities are a material violation of any Privacy Law.

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Section 5.16    Employment Matters.

(a)    Neither XRAY nor any XRAY Subsidiary is a party to or otherwise bound by any Collective Bargaining Agreement, nor is any Collective Bargaining Agreement presently being negotiated, nor, to the Knowledge of XRAY, are there any XRAY Employees represented by a labor or trade union, labor organization or works council and since December 31, 2017 neither XRAY nor any XRAY Subsidiary has received a request for recognition of the same. There are no organizing activities, representation campaigns, certification proceedings or petitions seeking a representation proceeding pending or, to the Knowledge of XRAY, threatened in writing by or with respect to any of the XRAY Employees. There has not since December 31, 2017 been any, and as of the Agreement Date, there is no pending or, to the Knowledge of XRAY, threatened, labor strike, material dispute, walkout, work stoppage, slow-down or lockout involving XRAY or any of the XRAY Subsidiaries.

(b)    To the Knowledge of XRAY, no Key Employee has materially breached any nondisclosure obligation to, non-competition agreement with or other restrictive covenant with: (i) any of XRAY or its Subsidiaries or (ii) a former employer of any such individual relating to (A) the right of any such individual to be employed or engaged by XRAY or its Subsidiaries or (B) the use or disclosure of confidential information in connection with such individual’s employment with XRAY or its Subsidiaries.

Section 5.17    Insurance. XRAY and the XRAY Subsidiaries maintain insurance coverage adequate and customary in the industry for the operation of their respective businesses (taking into account the cost and availability of such insurance). Except as would not reasonably be expected to be material, individually or in the aggregate, to XRAY and the XRAY Subsidiaries, taken as a whole, (i) all material insurance policies of XRAY and the XRAY Subsidiaries are in full force and effect, (ii) since December 31, 2017, no written notice of default or termination has been received by XRAY or any of its Subsidiaries in respect thereof, and (iii) all premiums due thereon have been paid as of the Agreement Date.

Section 5.18    XRAY Material Contracts.

(a)    Except for this Agreement, none of XRAY or any of the XRAY Subsidiaries is a party to or bound by (other than the XRAY Real Property Leases, each, a “XRAY Material Contract”):

(i)    any Contract that would be required to be filed by XRAY as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than any such “material contract” that has been filed with any Available XRAY SEC Document;

(ii)    any Contract with a related person (as defined in Item 404 of Regulation S-K of the Securities Act) that would be required to be disclosed in the XRAY SEC Reports but has not been disclosed;

(iii)    any Contract that is or creates a partnership or joint venture with any other Person or that relates to the formation, operation, management or control of any such partnership or joint venture;

(iv)    any Contract (A) relating to Indebtedness, whether incurred, assumed, guaranteed or secured by any asset, with principal amount in excess of $10,000,000 (other than agreements between XRAY and any XRAY Subsidiary or between XRAY Subsidiaries), (B) that materially restricts XRAY’s ability to incur Indebtedness or guarantee the Indebtedness of others, (C) that grants a Lien (other than a Permitted Lien) or restricts the granting of Liens on any property or asset of XRAY or the XRAY Subsidiaries that is material to XRAY and the XRAY Subsidiaries, taken as a whole, (D) that is an interest rate derivative, currency derivative or other hedging contract other than foreign currency cash flow hedges entered into in the ordinary course of business and classified as cash flow hedges for accounting purposes (E) under which any Person is guaranteeing any liabilities or obligations of XRAY or any of the XRAY Subsidiaries;

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(v)    any XRAY Employee Agreement pursuant to which the applicable XRAY Employee receives or is entitled to receive annual aggregate base compensation of $400,000 or more;

(vi)    any Contract that (A) contains any provisions materially restricting the right of XRAY or any of the XRAY Subsidiaries to engage in any line of business, compete or transact in any business or with any Person or in any geographic area; (B) grants to any third party any exclusive rights with respect to any XRAY Intellectual Property that is material to XRAY and the XRAY Subsidiaries, taken as a whole; or (C) contains any “most favored nation” or similar provisions in favor of the other party, except in each case for any such Contract that may be cancelled without penalty by XRAY or any XRAY Subsidiary upon notice of sixty (60) days or less;

(vii)    any Contract pursuant to which XRAY or any XRAY Subsidiary made payments or expects to make payments in excess of $2,000,000 in the aggregate in fiscal year 2018 or 2019;

(viii)    any Contract pursuant to which XRAY or any XRAY Subsidiary received payments or expects to receive payments in excess of $20,000,000 in the aggregate in fiscal year 2018 or 2019; and

(ix)    any Contract with any Governmental Body (including any settlement, conciliation or similar Contract), or for the purpose of fulfilling a Contract or order from any Governmental Body as the ultimate customer.

(b)    Except as would not reasonably be expected to be material to XRAY and the XRAY Subsidiaries, taken as a whole, (i) each of the XRAY Material Contracts is a valid and binding obligation of XRAY and each XRAY Subsidiary party thereto, and enforceable against XRAY and the XRAY Subsidiaries and, to the Knowledge of XRAY, each other party thereto in accordance with its terms, and is in full force and effect; (ii) XRAY or the XRAY Subsidiaries, on the one hand, and, to the Knowledge of XRAY, each other party to each XRAY Material Contract, on the other hand, have performed all material obligations required to be performed by it under such XRAY Material Contract, and, to the Knowledge of XRAY, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) constitute such a violation or breach, (B) give any Person the right to accelerate the maturity or performance of any XRAY Material Contract, or (C) give any Person the right to cancel, terminate or modify any XRAY Material Contract, and (iii) as of the Agreement Date, neither XRAY nor any of the XRAY Subsidiaries has received written notice, or otherwise has Knowledge, (A) that any other party to any XRAY Material Contract intends to terminate any XRAY Material Contract, or (B) of any material dispute related to any XRAY Material Contract.

Section 5.19    Properties.

(a)    Neither XRAY nor any XRAY Subsidiary owns any XRAY Owned Real Property or is a party to a Contract or other agreement to purchase or otherwise acquire any interest in fee in any real property.

(b)    The leasehold or subleasehold estates or other license or occupancy agreements (whether written or oral), and all amendments or modifications thereto (collectively, the “XRAY Real Property Leases”) held by XRAY or any XRAY Subsidiary as of the Agreement Date (collectively, the “XRAY Leased Real Property”) are in full force and effect, and XRAY or an XRAY Subsidiary holds a valid and existing leasehold interest in all of the XRAY Leased Real Property, free and clear of all Liens (except for Permitted Liens), except as would not reasonably be expected to interfere in any material respects with the current use and operation of the XRAY Leased Real Property by XRAY and the XRAY Subsidiaries. All parties to each XRAY Real Property Lease are in material compliance with the terms thereof and there are no material defaults thereunder or events, which with the passage of time or notice, or both, would constitute a default. XRAY has made available to TWOLF complete and accurate copies of each of the XRAY Real Property Leases for which annual rental payments made by XRAY or its Subsidiaries during the twelve (12) month period ended September 30, 2019 are greater than $2,500,000.

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(c)    Except as would not reasonably be expected to have a Material Adverse Effect on XRAY, with respect to each XRAY Owned Real Property and each XRAY Leased Real Property: (i) neither XRAY nor any of the XRAY Subsidiaries has received written notice of any pending or threatened eminent domain, condemnation, or similar taking proceedings; (ii) neither XRAY nor any of the XRAY Subsidiaries has received any written notice that would reasonably be likely to cause either XRAY or any of the XRAY Subsidiaries to materially curtail its operations at such property, or that would reasonably be expected to materially impair such operations; (iii) to the Knowledge of XRAY, each XRAY Owned Real Property and each XRAY Leased Real Property is in compliance with all applicable Laws; and (iv) all utilities presently serving the XRAY Owned Real Property and XRAY Leased Real Property are presently adequate to service the existing normal operations of XRAY and the XRAY Subsidiaries.

(d)    Except as would not reasonably be expected to have a Material Adverse Effect on XRAY, each of XRAY and the XRAY Subsidiaries has good and valid title to, or a valid leasehold interest in, as applicable, all tangible personal property used in their respective businesses free and clear of any Liens, except for Permitted Liens.

Section 5.20    Significant Customers. Section 5.20 of the XRAY Disclosure Schedule sets forth a true and complete list of each customer (including distributors) who was one of the ten (10) largest sources of revenue for XRAY and the XRAY Subsidiaries during the fiscal year ended December 31, 2018, based on amounts paid or payable or that would otherwise reasonably be expected to be one of the ten (10) largest sources of revenues for XRAY and the XRAY Subsidiaries for the fiscal year ending December 31, 2019 (each, a “XRAY Significant Customer”). As of the Agreement Date, none of XRAY nor any of the XRAY Subsidiaries has any unresolved material dispute with any XRAY Significant Customer. As of the Agreement Date, to the Knowledge of XRAY, XRAY has not received any written notice from any XRAY Significant Customer that such XRAY Significant Customer shall not continue as a customer of XRAY or any of the XRAY Subsidiaries, as applicable, or that such customer intends to terminate or materially modify existing Contracts with XRAY or any of the XRAY Subsidiaries, as applicable, including by materially changing the terms of or reducing the scale of the business conducted with XRAY and the XRAY Subsidiaries.

Section 5.21    Activities of Holdco and Merger Subs. Holdco and the Merger Subs were formed solely for the purpose of effecting the Mergers. Holdco and the Merger Subs have not and will not prior to the Effective Time engage in any activities other than those contemplated by this Agreement and have, and will have as of immediately prior to the Effective Time, no liabilities other than those contemplated by this Agreement.

Section 5.22    Inapplicability of Anti-takeover Statutes; No Rights Plan. To the Knowledge of XRAY, there is no takeover or anti-takeover statute or similar federal or state Law, including Section 203 of the DGCL, applicable to this Agreement and the Transactions that requires additional action by the XRAY Board in order for any such anti-takeover statute to be inapplicable to this Agreement and the Transactions. As of the Agreement Date, none of such actions by the XRAY Board have been amended, rescinded, or modified. No other “fair price,” “moratorium,” “control share acquisition,” “interested stockholder” or other anti-takeover statute or regulation would restrict, prohibit or otherwise be applicable with respect to this Agreement and the transactions contemplated herein and therein (including the Mergers). XRAY has no stockholder rights plan, “poison-pill” or other comparable agreement designed to have the effect of delaying, deferring or discouraging any Person from acquiring control of XRAY.

Section 5.23    Holdco and Merger Subs.

(a)    Each of Holdco, TWOLF Merger Sub and XRAY Merger Sub is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted.

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(b)    Each of Holdco, TWOLF Merger Sub and XRAY Merger Sub (A) was formed solely for the purpose of entering into the transactions contemplated by this Agreement and (B) since the date of its formation, has not carried on any business, conducted any operations or incurred any liabilities or obligations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

(c)    Each of Holdco, TWOLF Merger Sub and XRAY Merger Sub (A) has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and (B) the execution and delivery of this Agreement by Holdco, TWOLF Merger Sub or XRAY Merger Sub, as applicable, and the consummation by Holdco, TWOLF Merger Sub or XRAY Merger Sub, as applicable, of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part thereof.

(d)    The execution and delivery of this Agreement by each of Holdco, TWOLF Merger Sub and XRAY Merger Sub does not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement by each of Holdco, TWOLF Merger Sub and XRAY Merger Sub shall not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Holdco, TWOLF Merger Sub or XRAY Merger Sub, as applicable, under the applicable New Entity Organizational Documents.

(e)    As of the date hereof, the authorized capital stock of Holdco consists of one thousand (1000) shares of Holdco Common Stock, of which one thousand (1000) shares are issued and outstanding. All of the outstanding shares of Holdco Common Stock have been validly issued, are fully paid and nonassessable and five hundred (500) shares are owned directly by XRAY free and clear of any Lien. The authorized capital stock of XRAY Merger Sub consists of one thousand (1000) shares of common stock, $0.001 par value per share, all of which have been validly issued, are fully paid and nonassessable and are owned directly by Holdco free and clear of any Lien. The authorized capital stock of TWOLF Merger Sub consists of one thousand (1000) shares of common stock, $0.001 par value per share, all of which have been validly issued, are fully paid and nonassessable and are owned directly by Holdco free and clear of any Lien. All shares of Holdco Common Stock issued pursuant to Article I shall be duly authorized and validly issued and free of preemptive rights.

Section 5.24    No Other TWOLF Representations or Warranties. XRAY hereby acknowledges and agrees that: (a) except for the representations and warranties set forth in Article IV, neither TWOLF nor any of its Affiliates or Representatives or any other Person, has made or is making, and none of TWOLF and its Affiliates and Representatives has relied upon, and XRAY is not relying on any other express or implied representation or warranty with respect to TWOLF, or any of its Affiliates or Representatives, or their respective businesses or operations; and (b) none of TWOLF or any of its Affiliates or Representatives or any other Person will have or be subject to any liability or indemnification obligation or other obligation of any kind or nature to XRAY, or any of its Affiliates or Representatives or any other Person, resulting from the delivery, dissemination or any other distribution to XRAY, or any of its Affiliates or Representatives or any other Person, or the use by XRAY, or any of its Affiliates or Representatives or any other Person, of any information provided or made available to any of them by TWOLF or any TWOLF Subsidiaries, or any of their respective Affiliates or Representatives or any other Person, including any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material provided or made available to XRAY, or any of its Affiliates or Representatives or any other Person, in “data rooms,” confidential information memoranda or management presentations in anticipation or contemplation of the Mergers or any other Transactions.

ARTICLE VI

INTERIM OPERATIONS

Section 6.1    Affirmative Obligations. During the Interim Period, except (i) as expressly contemplated, required or permitted by this Agreement, as required by applicable Law, (ii) in the case of TWOLF, as set forth

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in Section 6.1 or Section 6.2 of the TWOLF Disclosure Schedule or as consented to in writing by XRAY (which consent will not be unreasonably withheld, conditioned or delayed), (iii) in the case of XRAY, as set forth in Section 6.1 or Section 6.2 of the XRAY Disclosure Schedule or as consented to in writing by TWOLF (which consent will not be unreasonably withheld, conditioned or delayed), each of TWOLF and XRAY shall, and shall cause their respective Subsidiaries to use commercially reasonable efforts to, conduct their respective businesses in the ordinary course of business in all material respects consistent with past practice and in material compliance with all applicable Law, preserve intact their current business organizations, keep available the services of their current officers and employees, maintain satisfactory relationships with customers, suppliers, landlords and other Persons having material business relationships with them, and keep in full force and effect all appropriate insurance policies covering all material assets; provided, however, that no action or omission by TWOLF or XRAY, as applicable, nor any of their respective Subsidiaries, with respect to matters addressed specifically by any provision of Section 6.2 shall be deemed a breach of this Section 6.1 by such party unless such action would constitute a breach of such specific provision of Section 6.2 (it being agreed, however, that nothing herein shall imply that being permitted to take a specific action under Section 6.2 relieves TWOLF or XRAY from compliance with this Section 6.1 as it relates to any other or subsequent action).

Section 6.2    Negative Restrictions. Except (i) as expressly contemplated, required or permitted by this Agreement, as required by applicable Law, (ii) in the case of TWOLF, as set forth in Section 6.2 of the TWOLF Disclosure Schedule, or as consented to in writing by XRAY (which consent will not be unreasonably withheld, conditioned or delayed) or (iii) in the case of XRAY, as set forth in Section 6.2 of the XRAY Disclosure Schedule, or as consented to in writing by TWOLF (which consent will not be unreasonably withheld, conditioned or delayed), during the Interim Period, TWOLF and XRAY shall not, and shall cause their respective Subsidiaries not to:

(a)    (i) declare, accrue, set aside or pay any dividend, make or pay any dividend or other distribution (whether in cash, stock, property or otherwise) in respect of any of their respective shares of capital stock or any other securities or any shares of capital stock or any other securities of their respective Subsidiaries (other than (1) dividends or distributions paid in cash from any of their respective direct or indirect wholly owned Subsidiaries to themselves or another of their respective direct or indirect wholly owned Subsidiaries and (2) regular quarterly cash dividends of $0.20 payable by XRAY in respect of XRAY Common Stock in the ordinary course of business consistent with past practice, in any fiscal quarter and with a record date set forth on Section 6.2(a) of the XRAY Disclosure Schedule, as applicable, but only to the extent such dividends are not “non-ordinary course distributions” as such term is defined in Internal Service Notice 2014-52 or as such term (or its equivalent) is defined in any subsequent proposed, temporary or final Treasury Regulations); (ii) adjust, split, combine, subdivide or reclassify any capital stock or other equity securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock or other securities or otherwise amend the terms of any of their respective securities or any of their respective Subsidiaries’ securities; or (iii) repurchase, acquire, redeem or otherwise reacquire or offer to repurchase, acquire, redeem or otherwise reacquire any shares of their respective capital stock or other securities or shares of capital stock or other securities of any of their respective Subsidiaries, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, other than the withholding of shares of TWOLF Common Stock or XRAY Common Stock, as applicable, to satisfy Tax obligations with respect to TWOLF Equity Awards or XRAY Equity Awards, as applicable, outstanding on the Agreement Date;

(b)    sell, issue, grant, deliver, pledge or otherwise encumber or subject to any Lien or authorize the sale, issuance, grant, delivery, pledge, encumbrance or subjection to any Lien of: (i) any of their or their respective Subsidiaries respective capital stock or other equity security; (ii) any TWOLF Equity Award or XRAY Equity Award, as applicable, option, call, warrant or right to acquire any of their capital stock or other equity security or capital stock or other equity security of their respective Subsidiaries; (iii) any instrument convertible into or exchangeable or exercisable for any of their respective capital stock or other equity interest or any capital stock or other equity interest of their respective Subsidiaries; (iv) any rights issued by such party or any of their respective Subsidiaries that are linked in any way to the price of any class of their respective capital stock or of

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any class of the capital stock of any of their respective Subsidiaries, their value, the value of any of their respective TWOLF Subsidiaries or any part of their respective businesses or Subsidiaries or any dividends or other distributions declared or paid on any shares of their respective capital stock or the capital stock of any of their respective Subsidiaries; or (v) without limitation to subclause (i), any TWOLF Preferred Stock or XRAY Preferred Stock, as applicable; in each case, except that TWOLF and XRAY may issue shares of TWOLF Common Stock or XRAY Common Stock pursuant to (A) the TWOLF ESPP or the XRAY ESPP, as the case may be, on or before fifteen (15) days prior to the Effective Time, or (B) the exercise or settlement of TWOLF Equity Awards or XRAY Equity Awards, as applicable, in each case as to this subsection (B), outstanding on the Agreement Date;

(c)    amend or otherwise modify any of the terms of any outstanding TWOLF Equity Awards or XRAY Equity Awards, as applicable;

(d)    amend, waive or permit the adoption or waiver of any amendment to TWOLF Charter Documents or XRAY Charter Documents (whether by merger, consolidation, by operation of law or otherwise), as applicable;

(e)    (i) directly or indirectly acquire or agree to acquire in any transaction or series of transactions any Equity Interest in or business of any other Person, (ii) adopt a plan of complete or partial liquidation or dissolution, or (iii) effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

(f)    incur any material capital expenditures or any obligations or liabilities in respect thereof in excess of $10,000,000 in the aggregate, except for any expenditures contemplated by and consistent with (i) the capital budget set forth in Section 6.2(f) of the TWOLF Disclosure Schedule (the “TWOLF 2020 CapEx Budget”) or Section 6.2(f) of the XRAY Disclosure Schedule (the “XRAY 2020 CapEx Budget” together with the TWOLF 2020 CapEx Budget, the “2020 Capex Budget”) as applicable or (ii) any other subsequent annual capital budget that (1) is prepared in the ordinary course of business and approved by the Board of Directors of such party and (2) provide for total capital expenditures that do not exceed, in the aggregate, ten percent (10%) of those set forth in the respective 2020 CapEx Budget;

(g)    enter into any Contract that would reasonably be expected to impose any material restriction on the right or ability of such party or any of their respective Subsidiaries to engage in any line of business, compete with any other Person or transact in any business with any Person in any geographic area, except for renewals of existing Contracts in the ordinary course consistent with past practice

(h)    subject to Section 5.4 hereof, enter into or amend any Contract if such Contract or amendment of a Contract would (i) reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions (ii) require, or reasonably be expected to cause, such party to fail to comply in any material respect with this Agreement, or (iii) otherwise delay, prevent or impede the consummation of the Mergers and the other transactions contemplated hereby;

(i)    (i) terminate, fail to renew, abandon, cancel, fail to maintain, let lapse, sell, assign or transfer any material TWOLF Registered Intellectual Property or XRAY Registered Intellectual Property, as applicable, other than such termination, failure to renew, abandonment, cancellation, failure to maintain or allowing to lapse that is within the reasonable business judgment of such party in the ordinary course of business, (ii) grant any rights in any material TWOLF Registered Intellectual Property or XRAY Registered Intellectual Property, as applicable, or (iii) enter into any material Contract with respect to, sell, assign, transfer or grant any rights (including a license, release, covenant not to sue or immunity, as may be applicable), or any option to any of the foregoing under, or with respect to, or otherwise dispose of any TWOLF Intellectual Property or XRAY Intellectual Property, as applicable, other than, in the case of clauses (ii) and (iii) above, (1) licenses granted in the ordinary

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course of business consistent with past practice or (2) Patent acquisitions in the ordinary course of business consistent with past practice;

(j)    initiate, compromise or settle any litigation or arbitration proceeding, or any actual or threatened litigation, in which the amount in controversy exceeds $10,000,000 (other than (i) settlements that provide for insignificant ancillary ordinary course non-monetary relief that would impair the operation of Holdco’s business in any material respect and (ii) do not require payment by such party in excess of $10,000,000 in the aggregate or settlements entered into in the ordinary course of business consistent with past practice);

(k)    enter into or amend any Contract if such Contract or amendment of a Contract would, upon the consummation of this Agreement or the Closing of the transactions contemplated hereby, result in (or purport to result in) (i) in the case of TWOLF, the granting of any right, license, immunity from suit or covenant not to assert to any third party under or with respect to any Patents owned or controlled by XRAY or any XRAY Subsidiary other than to the extent such Patent rights are limited to TWOLF Products or are otherwise not material to XRAY and the XRAY Subsidiaries, taken as a whole, or (ii) in the case of XRAY, the granting of any right, license, immunity from suit or covenant not to assert to any third party under or with respect to any Patents owned or controlled by TWOLF or any TWOLF Subsidiary other than to the extent such Patent rights are limited to XRAY Products or are otherwise not material to TWOLF and the TWOLF Subsidiaries, taken as a whole;

(l)    sell or otherwise dispose of, lease, license, pledge, mortgage, sell and leaseback or otherwise encumber or subject to any Lien (other than Permitted Liens), or otherwise dispose of any material tangible personal or real property or material tangible assets (or any interests therein), except with respect to inventory or obsolete or worthless equipment in the ordinary course of business consistent with past practice;

(m)    make any pledge of any of its material assets or permit any of its material assets, or any of its cash equivalents or short term investments, to become subject to any Liens (other than Permitted Liens);

(n)    except for the Debt Payoffs, redeem, repurchase, prepay, defease, incur, assume, endorse, guarantee or otherwise become liable for any material Indebtedness for borrowed money in excess of $10,000,000, other than as disclosed in the such party’s respective SEC Reports or in the ordinary course of business consistent with past practice;

(o)    except as required by any TWOLF Plans or XRAY Plans, as applicable, existing on the Agreement Date or to the extent permitted by Section 6.2(b), (i) establish, adopt, enter into any new, amend, terminate or take any action to accelerate rights under any plan, program, policy, practice, agreement or other arrangement that would be a TWOLF Plan or an XRAY Plan, as applicable, if it had been in effect on the Agreement Date; (ii) other than in the case of this clause (A) above, grant or pay any bonus, incentive or profit-sharing award or payment; (iii) increase the amount of the wages, salary, bonuses, commissions, fringe benefits, severance or other compensation (including equity or equity-based compensation, whether payable in stock, cash or other property), benefits or remuneration payable to any TWOLF Employee or XRAY Employee, as applicable; (iv) other than in the case of clause (i) above, take any action to accelerate any payment or benefit, the vesting of any equity or equity-based award or the funding of any payment or benefit, payable or to become payable to any TWOLF Employee or XRAY Employee, as applicable; or (v) enter into any employment, severance, change in control, retention, individual consulting or similar agreement with any employee, officer, director or other individual service provider of TWOLF or XRAY, as applicable, or any of their respective Subsidiaries (other than offer letters that provide for at-will employment without any severance or change in control benefits for newly hired employees who are hired in the ordinary course of business and whose annual base compensation does not exceed $300,000 individually);

(p)    modify, extend or enter into any Collective Bargaining Agreement, or recognize or certify any labor union, labor organization, works council or group of employees of TWOLF or XRAY, as applicable, or any of their respective Subsidiaries as the bargaining representative for any employees of TWOLF or XRAY, as applicable, or any of their respective Subsidiaries;

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(q)    (i) hire, engage, promote any (x) TWOLF Employee or XRAY Employee, as applicable, at the level of senior vice president or above or (y) any other individual service provider of TWOLF or XRAY, as applicable, or any of their respective Subsidiaries who is or would reasonably be expected to receive annual compensation of $400,000 or more, or (ii) terminate any TWOLF Employee or XRAY Employee, as applicable, if such termination would result in the right to receive any change in control, severance or other termination payments or benefits;

(r)    other than as required by changes in GAAP or SEC rules and regulations or applicable Law, change any of its methods of accounting or accounting practices in any material respect or write down any of its material assets;

(s)    make, change or revoke any material Tax election, settle or compromise any claim, notice, audit report or assessment in respect of material Taxes, change any annual Tax accounting period, adopt or change any material accounting method for Taxes, file any material amended Tax Return, enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement (other than any customary Tax gross-up and indemnification provisions in credit agreements, leases, supply agreements and similar agreements entered into in the ordinary course of business), pre-filing agreement, advance pricing agreement, cost sharing agreement or closing agreement relating to any material Tax, surrender or forfeit any right to claim a material Tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(t)    enter into any new line of business outside its existing lines of business;

(u)    become party to or approve or adopt any stockholder rights plan or “poison pill” agreement; or

(v)    authorize any of, or commit, resolve or agree in writing or otherwise to take any of the foregoing actions.

Section 6.3    No Transfer of Control. The parties acknowledge and agree that nothing contained in Section 6.1 and Section 6.2 will allow TWOLF or XRAY the right to control or direct the other party’s or its Subsidiaries’ operations prior to the Effective Time.

ARTICLE VII

COVENANTS

Section 7.1    No Solicitation

(a)    Unless this Agreement is terminated pursuant to Section 9.1, TWOLF and XRAY shall not, and shall cause their respective Subsidiaries and their and their respective Subsidiaries’ respective executive officers and directors not to, and shall use their respective reasonable best efforts to cause their other respective Representatives and the other Representatives of their respective Subsidiaries not to, directly or indirectly: (i) solicit, initiate or knowingly take any action to facilitate or encourage any Acquisition Proposal or proposal or inquiry that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (ii) participate or engage in any discussions or negotiations with, disclose any information relating to TWOLF or XRAY, as applicable, or any of their respective Subsidiaries to, afford access to their business, properties, assets, books or records, or otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking (or TWOLF or XRAY, as applicable, should know is seeking) to make, or has made, any Acquisition Proposal relating to TWOLF or XRAY, as applicable; (iii) (A) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of TWOLF or XRAY, as applicable, or any of their respective Subsidiaries (other than provisions in such obligations customarily referred to as “don’t ask” provisions) or (B) approve any transaction under, or any third

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party becoming an “interested stockholder” under, Section 203 of the DGCL; (iv) approve or enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Acquisition Proposal, in each case, whether written or oral, binding or nonbinding, or enter into any agreement or agreement in principle requiring TWOLF or XRAY, as applicable, to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations under this Agreement; or (v) resolve, propose or agree to do any of the foregoing. Each of TWOLF and XRAY shall, and shall cause their respective Subsidiaries and its and their respective Representatives to immediately cease and cause to be terminated, and shall not authorize or knowingly permit any of its or their Representatives to continue, any and all existing activities, discussions or negotiations, with any third party conducted with respect to any Acquisition Proposal and shall request and, if necessary, enforce any rights to require any such third party (or its agents or advisors) in possession of information in respect of TWOLF or XRAY, as applicable, or any of their respective Subsidiaries that was furnished by or on behalf of such party and their respective Subsidiaries to return or destroy (and confirm destruction of) all such information.

(b)    Notwithstanding the foregoing Section 7.1(a), at any time prior to receipt of the TWOLF Stockholder Approval, in the case of TWOLF, or receipt of the XRAY Stockholder approval, in the case of XRAY, in response to an unsolicited bona fide written Acquisition Proposal made after the Agreement Date, and not resulting from a material breach of Section 7.1(a), that the party’s board in receipt of such Acquisition Proposal determines in good faith (after consultation with its financial advisor and outside counsel) constitutes or would be reasonably likely to lead to a Superior Proposal in respect of such party, TWOLF or XRAY, as applicable, may, upon a good faith determination by such party’s board (after consultation with its outside counsel) that failure to take such action would be inconsistent with its fiduciary duties under applicable Law: (A) participate in discussions or negotiations with the Person making such Acquisition Proposal (and its Representatives) regarding such Acquisition Proposal, and (B) furnish information with respect to itself and its Subsidiaries to the Person making such Acquisition Proposal (and such Person’s Representatives and financing sources); provided, however, that TWOLF or XRAY, as applicable, and such Person enter into an Acceptable Confidentiality Agreement; provided, further, that any information concerning TWOLF or XRAY, as applicable, or any of their respective Subsidiaries provided or made available to the Person making such Acquisition Proposal shall, to the extent not previously provided to XRAY, in the case of any Acquisition Proposal related to TWOLF, or to TWOLF, in the case of any Acquisition Proposal related to XRAY, be provided or made available to such party as promptly as reasonably practicable after it is provided to such Person making such Acquisition Proposal.

(c)    Each of TWOLF and XRAY will as promptly as reasonably practicable (and in any event within twenty four (24) hours after receipt) notify the other party of its receipt of any Acquisition Proposal. Each of TWOLF and XRAY shall notify the other party, in writing, of any decision of its board as to whether to consider any Acquisition Proposal or to enter into discussions or negotiations concerning any Acquisition Proposal or to provide information with respect to it to any Person, which notice shall be given as promptly as practicable after such determination was reached (and in any event no later than twenty four (24) hours after such determination was reached). TWOLF or XRAY, as applicable, will (i) provide the other party with (x) written notice indicating the identity of the Person making such Acquisition Proposal and the terms and conditions of any proposal or offer, (y) unredacted copies of all written materials relating to such Acquisition Proposal and (z) such other information as is reasonably necessary to keep the other party informed in all material respects of the status and material terms of any such Acquisition Proposal, (ii) keep the other party informed as promptly as practicable with respect to any changes to the material terms of an Acquisition Proposal received (and in any event within twenty four (24) hours following any such changes), including by providing an unredacted copy of all written proposals relating to any changes to any Acquisition Proposal, and (iii) promptly (and in any event within twenty four (24) hours of such determination) notify the other party of any determination by its board that such Acquisition Proposal constitutes a Superior Proposal.

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Section 7.2    General Efforts to Consummate. Upon the terms and subject to the conditions set forth in this Agreement, XRAY and TWOLF shall use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties hereto in doing, all things reasonably necessary, proper or advisable under applicable Law to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using reasonable best efforts to obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from all Governmental Bodies and make all necessary registrations, declarations and filings with all Governmental Bodies, that are necessary to consummate the Mergers; provided, however, that all obligations of TWOLF and XRAY relating to the HSR Act and other Antitrust Laws shall be governed exclusively by Section 7.3 and not this Section 7.2.

Section 7.3    Regulatory Approvals.

(a)    Each party hereto shall use its reasonable best efforts to make or cause to be made, in cooperation with the other parties hereto and to the extent applicable within: (i) ten (10) Business Days after the Agreement Date an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Mergers; and (ii) as promptly as practicable after the Agreement Date all other necessary or advisable filings, forms, declarations, notifications, registrations and notices with other Governmental Bodies under other applicable Antitrust Laws relating to the Mergers. Each party shall use its reasonable best efforts to: (A) respond at the earliest practicable date to any reasonable requests for additional information made by the U.S. Department of Justice, the Federal Trade Commission, or any other Governmental Body relating to the Mergers; (B) act in good faith and cooperate with the other parties in connection with any investigation by any Governmental Body under any Antitrust Law relating to the Mergers; (C) furnish to each other all information required for any filing, form, declaration, notification, registration and notice under any Antitrust Law relating to the Mergers, subject to advice of such party’s counsel; and (D) request early termination of the waiting period under the HSR Act and take all other actions reasonably necessary consistent with this Section 7.3 to cause, as soon as reasonably possible (and in any event, not later than the Outside Date), the expiration or termination of the applicable waiting periods under the HSR Act or any other Antitrust Law relating to the Mergers and the occurrence of the Effective Time. In connection with the foregoing, each party hereto shall use its reasonable best efforts: (v) to inform the other parties to this Agreement, and if in writing, furnish the other parties with copies of, any communication from or to any Governmental Body in respect of any filings or inquiry under any Antitrust Law relating to the Mergers; (w) to give the other party reasonable prior notice of any communication with, and any proposed understanding or agreement with, any Governmental Body regarding any investigations, proceedings, filings, forms, declarations, notifications, registrations or notices, and permit the other parties to review and discuss in advance, and consider in good faith the views of the other parties in connection with, any proposed communication, understanding or agreement with any Governmental Body, in each case under any Antitrust Law relating to the Mergers, subject to an appropriate confidentiality agreement and the advice of such party’s antitrust counsel; (x) to give the other parties advance notice of, and permit the other party to participate in, any substantive meeting or conversation with any Governmental Body in respect of any filings or inquiry under any Antitrust Law relating to the Mergers; (y) if attending a meeting, conference, or conversation with a Governmental Body under any Antitrust Law relating to the Mergers, from which another party is prohibited by applicable Law or by the applicable Governmental Body from participating in or attending, to keep the other party reasonably apprised with respect thereto; and (z) to consult and cooperate with the other parties in connection with any information or proposals submitted in connection with any proceeding, inquiry, or other proceeding under any Antitrust Law relating to the Mergers provided that material exchanged pursuant to this section (1) may be redacted as necessary (I) to address good faith legal privilege concerns, (II) to comply with applicable Law, and (III) to remove references concerning the valuation of TWOLF, XRAY or the combined TWOLF or (2) designated as “outside counsel only,” which materials and the information contained therein shall be given only to outside counsel and previously-agreed outside economic consultants of the recipient and will not be disclosed by such outside counsel or outside economic consultants to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials. TWOLF and XRAY agree not to pull and refile any notification under the HSR Act or enter into any agreement with any Governmental

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Body to delay, or otherwise not to consummate as soon as practicable, any of the transactions contemplated by this Agreement except with the prior written consent of TWOLF or XRAY, as applicable.

(b)    Without limiting the foregoing, TWOLF and XRAY shall each use its reasonable best efforts: (1) to avoid the entry of any Restraint; and (2) to eliminate every impediment under any Antitrust Law that may be asserted by any Governmental Body so as to enable the Effective Time to occur as soon as reasonably possible (and in any event, not later than the Outside Date). For purposes of this Section 7.3, “reasonable best efforts” shall include (I) contesting and resisting any Legal Proceeding, and to avoid the entry of and, if necessary, have vacated, lifted, reversed or overturned any Restraint that restricts, prevents or prohibits the consummation of the Mergers or any other transactions contemplated by this Agreement under any Antitrust Law; and (II) the obligation by XRAY and any of its Subsidiaries to offer and consent to, and thereafter to implement, any of the following measures if doing so would enable the parties to avoid, resolve, or lift a Restraint or Legal Proceeding under this Section 7.3: (i) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of TWOLF, XRAY, the Surviving Corporations, Holdco or any of their respective Subsidiaries, (ii) conduct, restrict, operate, invest or otherwise change the assets, business or portion of business of TWOLF, XRAY, the Surviving Corporations, Holdco or any of their respective Subsidiaries in any manner, or (iii) impose any restriction, requirement or limitation on the operation of the business or portion of the business of TWOLF, XRAY, the Surviving Corporations, Holdco or any of their respective Subsidiaries; provided that, notwithstanding anything to the contrary in this Agreement, neither TWOLF nor XRAY shall be required to take, or cause to be taken, any action that, individually or in the aggregate, would have a material adverse effect on TWOLF or XRAY, as applicable (measured on a scale relative to the size of Holdco and its Subsidiaries, taken as a whole (assuming the transactions contemplated by this Agreement have been effected)).

(c)    Without limitation to the parties’ obligations hereunder, neither TWOLF nor XRAY shall, directly or indirectly (whether by merger, consolidation or otherwise), acquire, purchase, lease or license (or agree to acquire, purchase, lease or license) any business, corporation, partnership, association or other business organization or division or part thereof, or any securities or collection of assets, if doing so would reasonably be expected to: (i) impose any material delay in the obtaining of, or materially increase the risk of not satisfying the condition set forth in Section 8.1(c); (ii) materially increase the risk of any Governmental Body entering an order prohibiting the consummation of the Mergers or the other transactions contemplated hereby; (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise; or (iv) otherwise prevent or materially delay the consummation of the Mergers or the other transactions contemplated hereby.

Section 7.4    Stockholder Approvals.

(a)    Registration Statement and Stockholders Meetings.

(i)    As soon as practicable following the date of this Agreement, TWOLF and XRAY shall prepare, and the parties shall cause Holdco to file with the SEC, the joint proxy statement/prospectus relating to the Mergers and this Agreement (the “Joint Proxy Statement/Prospectus”), and XRAY and TWOLF shall prepare and cause Holdco to file with the SEC the Form S-4 (or similar successor form) in connection with the issuance of Holdco Common Stock in the Mergers (including any amendments or supplements thereto) (the “Registration Statement”), in which the Joint Proxy Statement/Prospectus shall be included as a prospectus. Each of TWOLF, XRAY and Holdco shall use reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing (including by responding to comments received from the SEC as promptly as practicable). TWOLF, XRAY and Holdco shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments, with respect to the Registration Statement, including the Joint Proxy Statement/Prospectus, received from the SEC. Holdco, XRAY and TWOLF shall cooperate and provide the other parties with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement prior to filing such with the SEC, and with a copy of all such filings made with the SEC.

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Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Registration Statement shall be made without the approval of both TWOLF and XRAY, which approval shall not be unreasonably withheld, conditioned or delayed; provided that with respect to documents filed by a party that are incorporated by reference in the Registration Statement or the Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, or the combined entity; and provided, further, that this approval right shall not apply with respect to information relating to a Change in Board Recommendation effected in accordance with Section 7.4(b). TWOLF shall use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to TWOLF’s stockholders, and XRAY shall use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to XRAY’s stockholders, in each case as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Each party shall advise the other parties, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to TWOLF, XRAY, Holdco, or any of their respective affiliates, officers or directors, should be discovered by TWOLF, XRAY or Holdco that should be set forth in an amendment or supplement to any of the Registration Statement or the Joint Proxy Statement/Prospectus, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of TWOLF and XRAY. Prior to the effectiveness of the Registration Statement: (a) TWOLF shall use reasonable best efforts to cause Cooley LLP to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K under the Securities Act; and (b) XRAY shall use its reasonable best efforts to cause Skadden, Arps, Slate, Meagher & Flom LLP to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K under the Securities Act.

(ii)    As promptly as practicable after the Registration Statement is declared effective under the Securities Act, TWOLF shall duly give notice of, convene and hold a meeting of its stockholders TWOLF Stockholder Meeting in accordance with the DGCL for the purpose of obtaining the TWOLF Stockholder Approval and shall, subject to the provisions of Section 7.4(b), through its Board of Directors, recommend to its stockholders the adoption of this Agreement. TWOLF may only postpone or adjourn the TWOLF Stockholder’s Meeting (i) to solicit additional proxies for the purpose of obtaining the TWOLF Stockholder Approval, (ii) for the absence of a quorum, and (iii) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that TWOLF has determined after consultation with outside legal counsel is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of TWOLF prior to the TWOLF Stockholder Meeting; provided, however, that TWOLF shall postpone or adjourn the TWOLF Stockholder Meeting up to two (2) times for up to thirty days each time upon the reasonable request of XRAY.

(iii)    As promptly as practicable after the Registration Statement is declared effective under the Securities Act, XRAY shall duly give notice of, convene and hold the XRAY Stockholder Meeting in accordance with the DGCL for the purpose of obtaining the XRAY Stockholder Approval and shall, subject to the provisions of Section 7.4(b), through its Board of Directors, recommend to its stockholders the adoption of this Agreement. XRAY may only postpone or adjourn the XRAY Stockholder Meeting (i) to solicit additional proxies for the purpose of obtaining the XRAY Stockholder Approval, (ii) for the absence of a quorum, and (iii) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that XRAY has determined after

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consultation with outside legal counsel is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of XRAY prior to the XRAY Stockholder Meeting; provided, however, that XRAY shall postpone or adjourn the XRAY Stockholder Meeting up to two (2) times for up to thirty days each time upon the reasonable request of TWOLF.

(iv)    TWOLF and XRAY shall use reasonable best efforts to hold the TWOLF Stockholder Meeting and the XRAY Stockholder Meeting on the same date and as soon as reasonably practicable after the date of this Agreement.

(v)    The only matters to be voted upon at each of the TWOLF Stockholder Meeting and the XRAY Stockholder Meeting are (A) the Mergers, as applicable, (B) any adjournment or postponement of the TWOLF Stockholders Meeting or the XRAY Stockholder Meeting, as applicable, and (C) any other matters as are required by applicable Law to be voted on solely in connection with the transactions contemplated by this Agreement.

(vi)    Each of TWOLF and XRAY agrees that none of the information supplied or to be supplied by or on behalf of itself for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Each of TWOLF and XRAY agrees that none of the information supplied or to be supplied by or on behalf of itself for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus, will, at the time the Joint Proxy Statement/Prospectus or any amendment thereof or supplement thereto is first mailed to the stockholders of TWOLF and the stockholders of XRAY, respectively, and at the time of the TWOLF Stockholder Meeting and the XRAY Stockholder Meeting, respectively, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the TWOLF Stockholder Meeting or the XRAY Stockholder Meeting any fact or event relating to TWOLF or any of its Affiliates, or XRAY or any of its Affiliates, which should be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus should be discovered by TWOLF or XRAY or should occur, as the case may be, TWOLF or XRAY, as applicable, shall, promptly after becoming aware thereof, inform the other of such fact or event, and an appropriate amendment or supplement describing such fact or event shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of TWOLF and XRAY. Notwithstanding the foregoing, (A) no representation, warranty or covenant is made by TWOLF with respect to statements made or incorporated by reference therein based on information supplied by XRAY for inclusion or incorporation by reference therein, and (B) no representation, warranty or covenant is made by XRAY with respect to statements made or incorporated by reference therein based on information supplied by TWOLF for inclusion or incorporation by reference therein.

(vii)    Notwithstanding (A) any Change in Board Recommendation, (B) any public proposal or announcement or other submission to TWOLF or XRAY of an Acquisition Proposal or (C) or anything in this Agreement to the contrary, but subject to TWOLF’s and XRAY’s right to terminate this Agreement in accordance with its terms, including pursuant to Section 9.1(j) or Section 9.1(k), the obligations of each of TWOLF and XRAY under this Section 7.4 shall continue in full force and effect.

(b)    Neither the TWOLF Board, nor the XRAY Board nor any committee thereof shall (i) fail to make, withdraw, amend, modify or qualify, or publicly propose to withhold, withdraw, amend, modify or qualify, its Board Recommendation, (ii) approve, endorse, adopt or recommend, or publicly propose to approve, endorse, adopt or recommend, any Acquisition Proposal or Superior Proposal, (iii) fail to recommend against acceptance of any tender offer or exchange offer for TWOLF Common Stock, in the case of any offer for TWOLF, or for XRAY Common Stock, in the case of any offer for XRAY, within ten (10) Business Days after the

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commencement of such offer, (iv) take any action to exempt or make any Person (other than XRAY or TWOLF) not subject to the provisions of Section 203 of the DGCL or any other potentially applicable anti-takeover or similar statute or regulation, (v) fail to affirm publicly and without qualification its Board Recommendation following any reasonable written request by the other party to provide such reaffirmation (including in the event of an Acquisition Proposal (other than pursuant to a commenced tender offer or exchange offer) having been publicly disclosed) prior to the earlier of (x) ten (10) calendar days following such request and (y) five (5) Business Days prior to the TWOLF Stockholder Meeting or XRAY Stockholder Meeting, as applicable, (provided, in the case of clause (y), that if such request is made fewer than five (5) Business Days prior to such meeting, then, notwithstanding the foregoing, the board in receipt of such request or any committee thereof shall have until the date that is (2) Business Days to such meeting respond to such request for reaffirmation), it being further agreed that no such request for such affirmation shall be made except once per Acquisition Proposal or material modification of such Acquisition Proposal, or (vi) resolve or agree to take any of the foregoing actions (each such foregoing action or failure to act in clauses (i) through (vi) being referred to as a “Change in Board Recommendation”). Notwithstanding the foregoing, the determination (but not the adoption, approval, recommendation or endorsement) by the TWOLF Board or XRAY Board, as applicable, that an Acquisition Proposal is or would be reasonably likely to lead to a Superior Proposal in accordance with Section 7.1(b) shall not, in and of itself, be deemed a “Change in Board Recommendation,” and the TWOLF Board or XRAY Board, as applicable, may, at any time prior to receipt of the relevant Stockholder Approval, take any of the actions set forth in Section 7.4(b)(i) and Section 7.4(b)(ii) below (provided, however, that prior to taking any such action, such party complies with Section 7.4(c) of this Agreement):

(i)    if there is an Intervening Event, effect a Change in Board Recommendation if such board concludes in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law; and

(ii)    effect a Change in Board Recommendation in response to an Acquisition Proposal if (A) such board concludes in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law and (B) such board concludes in good faith, after consultation with such party’s financial advisor and outside counsel, that the Acquisition Proposal constitutes a Superior Proposal.

(c)    Notwithstanding anything to the contrary set forth in Section 7.4(b), the TWOLF Board and the XRAY Board shall not make a Change in Board Recommendation pursuant to Section 7.4(b)(i) and Section 7.4(b)(ii) unless: (A) TWOLF or XRAY, as applicable, shall have first provided prior written notice at least four (4) Business Days prior to making a Change in Board Recommendation (the “Notice Period”) to the other party of its intention to make a Change in Board Recommendation, which notice shall, if the basis for the proposed action by the its board is not related to an Acquisition Proposal, contain a description of the Intervening Event giving rise to such proposed action or, if the basis for the proposed action by its board is an Acquisition Proposal, include the information with respect to such Acquisition Proposal that is specified in Section 7.1(c) (a “Superior Proposal Notice”) (it being understood and agreed that the delivery of such notice shall not, in and of itself, be deemed to be a Change in Board Recommendation); (B) TWOLF or XRAY, as applicable, shall, and shall cause its respective financial advisor and legal counsel to, during the Notice Period, negotiate with the other party in good faith to make such amendments to the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal, if the other party, in its discretion, proposes to make such amendments (it being understood and agreed (x) that in the event that, after commencement of the Notice Period, there is any material revision to the terms of a Superior Proposal, including any revision in price, the Notice Period shall be extended, if applicable, to ensure that at least two (2) Business Days remain in the Notice Period subsequent to the time the party notifies the other party of any such material revision and (y) that there may be multiple extensions of the Notice Period); and (C) the other party does not make, within the Notice Period, a proposal that is determined by its board of directors (after consultation with such party’s financial advisor and outside counsel), to cause the Intervening Event to no longer form the basis for its board to effect a Change in Board Recommendation or cause the offer previously constituting a Superior Proposal to no longer constitute a Superior Proposal, as the case may be; provided, that the public announcement of a Superior

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Proposal Notice that such party determines that it is required to make under applicable Law shall not, in and of itself, constitute a Change in Board Recommendation, unless and until it shall have failed promptly after the end of the Notice Period to publicly announce that it (A) was recommending the Transactions and (B) has determined that such other Acquisition Proposal (taking into account (1) any modifications or adjustments made to the Transactions and agreed to by the parties and (2) any modifications or adjustments made to such other Acquisition Proposal) was not a Superior Proposal and was rejecting such Superior Proposal.

(d)    Nothing in this Agreement shall prohibit the TWOLF Board or the XRAY Board from (i) taking and disclosing to their respective stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act, (ii) making any disclosure to their respective stockholders that it determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would reasonably be expected to be inconsistent with the board’s fiduciary duties under applicable Law; provided, however, the foregoing rules and permitted disclosures will in no way eliminate or modify the effect that any action pursuant to such rules or disclosures would otherwise have under this Agreement.

Section 7.5    Notification of Certain Events. Each of TWOLF and XRAY shall, as promptly as reasonably practicable, notify the other:

(a)    upon becoming aware that any material representation or warranty made by it in this Agreement has become untrue or inaccurate, or of any material failure of such Person to comply with or satisfy any covenant or agreement to be complied with or satisfied by it under this Agreement, in each case, such that any condition to the Mergers would fail to be satisfied; provided, however, that no such notification shall affect or be deemed to modify any representation or warranty of such party set forth herein or the conditions to the obligations of the other party to consummate the Mergers, or the remedies available to the parties hereto, and provided, further, that failure to give any such notice shall not be treated as a breach of covenant for the purposes of Section 8.2(a), Section 8.3(a), Section 9.1(h) or Section 9.1(i) of this Agreement, as applicable.

(b)    the receipt of any written communication from any Person alleging that the consent of such Person is or may be required in connection with the Mergers;

(c)    of any material written communication from any Governmental Body related to the Mergers; and

(d)    of any proceedings commenced and served upon it or any TWOLF Subsidiaries, or to the Knowledge of TWOLF, threatened in writing against TWOLF or any TWOLF Subsidiaries, that, if pending on the Agreement Date, would have been required to have been disclosed pursuant to any Section of this Agreement.

Section 7.6    Access and Investigation. Subject to the Confidentiality Agreement, during the period commencing on the Agreement Date and ending on the earlier of (b) the Effective Time, and (c) the valid termination of this Agreement pursuant to Section 9.1 (such period being referred to herein as the “Interim Period”), each of TWOLF and XRAY shall, and shall cause their respective Representatives, to: (i) provide XRAY or TWOLF, as applicable, with reasonable access in a manner not unreasonably disruptive to the operation of the businesses of TWOLF or XRAY, as applicable, or to their respective Subsidiaries, during normal business hours to TWOLF’s or XRAY’s, as applicable, and each of their respective Subsidiary’s, Representatives, books, records, Tax Returns, operating and financial reports, work papers, assets, Contracts and other documents and information relating to TWOLF or to XRAY, as applicable, or to their respective Subsidiaries; and (ii) provide XRAY or TWOLF, as applicable, and their respective Representatives with such copies of the books, records, Tax Returns, work papers, Contracts and other documents and information relating to TWOLF or XRAY, as applicable, and their respective Subsidiaries, and with such additional financial, operating and other data and information regarding TWOLF or XRAY, as applicable, and their respective Subsidiaries, as the other party may reasonably request. Information obtained by XRAY or TWOLF, as

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applicable, pursuant to this Section 7.6 will constitute “Confidential Information” (subject to any exception contained in such definition) under the Confidentiality Agreement and will be subject to the provisions of the Confidentiality Agreement. Nothing in this Section 7.6 shall require TWOLF or XRAY to permit any inspection, or to disclose any information, that in the reasonable judgment of such party, would reasonably be expected to: (A) violate any of its or its Affiliates’ respective Contract obligations with respect to confidentiality; (B) result in a violation of applicable Law or (C) result in loss of legal protection, including the attorney-client privilege and work product doctrine. Without limiting the foregoing, in the event that TWOLF or XRAY does not provide access or information in reliance on the immediately preceding sentence, it shall provide notice to the other party that it is withholding such access or information and shall use all reasonable efforts to communicate the applicable information in a way that would not violate the applicable Law or Contract, or risk waiver of such privilege, including by using reasonable best efforts to obtain the required consent of any third party necessary to provide such disclosure or developing an alternative to providing such information so as to address such matters that is reasonably acceptable to the other party.

Section 7.7    Confidentiality. The parties hereto acknowledge that XRAY and TWOLF have previously executed a mutual confidentiality agreement, dated as of June 14, 2019, as amended on September 10, 2019 (the “Confidentiality Agreement”), which shall continue in full force and effect in accordance with its terms, except as expressly modified herein.

Section 7.8    Public Announcements. The initial press release with respect to the execution and delivery of this Agreement shall be a joint press release to be reasonably agreed upon by XRAY and TWOLF. Except as permitted in accordance with Section 7.4, XRAY and TWOLF shall thereafter consult with the other party before issuing, and give the other party the reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Transactions and consider in good faith the views of the other party, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with or rules of any securities exchange or trading market on which securities of such party are listed, in which case such party shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

Section 7.9    Employee Matters.

(a)    For purposes of this Section 7.9, (i) the term “Covered Employees” means employees who are actively employed by TWOLF or any TWOLF Subsidiary or XRAY or any XRAY Subsidiary immediately after the Effective Time; and (ii) the term “Continuation Period” means the period beginning at the Effective Time and ending on the first anniversary of the Effective Time.

(b)    During the Continuation Period, Holdco shall, or shall cause a Subsidiary of Holdco to, provide to each Covered Employee for so long as such Covered Employee remains employed by of Holdco or any of its Subsidiaries during the Continuation Period, (i) annual base salary or base wage rate and target cash incentive compensation opportunities (for the avoidance of doubt, excluding equity incentives), in each case, that are no less favorable than such annual base salary or base wage rate and target cash incentive compensation opportunities provided to the Covered Employee immediately prior to the Effective Time, (ii) severance pay and benefits at levels that are no less favorable than the levels of such severance pay and benefits as in effect under the TWOLF Plans or XRAY Plans, as applicable, immediately prior to the Effective Time, and (iii) other employee benefits that are substantially comparable, in the aggregate, to the greater of those provided to Covered Employees under the TWOLF Plans or XRAY Plans, as applicable, immediately prior to the Effective Time; provided, however, that the benefits provided under clause (iii) may be adjusted earlier than the final day of the Continuation Period in connection with the adoption of benefit programs that are intended to cover Covered Employees on a harmonized basis, such that employees of TWOLF or any TWOLF Subsidiary are treated no less favorably than similarly situated employees of XRAY or any XRAY Subsidiary, and vice versa.

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(c)    In the event any Covered Employee first becomes eligible to participate under any employee benefit plan, program, policy, or arrangement of Holdco or any of its Subsidiaries (“Holdco Employee Benefit Plan”) following the Effective Time, Holdco shall, or shall cause a Subsidiary of Holdco to, for Covered Employees who become eligible during the calendar year including the Effective Time, (i) waive any preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to any Covered Employee under any Holdco Employee Benefit Plan providing medical, dental, or vision benefits to the same extent such limitation would have been waived or satisfied under the TWOLF or XRAY Employee Benefit Plan the Covered Employee participated in immediately prior to coverage under the Holdco Employee Benefit Plan; and (ii) provide each Covered Employee with credit for any copayments and deductibles paid prior to the Covered Employee’s coverage under any Holdco Employee Benefit Plan during the plan year in which the Effective Time occurs, to the same extent such credit was given under the employee benefit plan Covered Employee participated in immediately prior to coverage under the Holdco Employee Benefit Plan, in satisfying any applicable deductible or out-of-pocket requirements under the Holdco Employee Benefit Plan for the plan year in which the Effective Time occurs.

(d)    As of the Effective Time, Holdco shall recognize, or shall cause a Subsidiary of Holdco to recognize, all service of each Covered Employee prior to the Effective Time, to TWOLF (or any predecessor entities of TWOLF or any of the TWOLF Subsidiaries) or XRAY (or any predecessor entities of XRAY or any of the XRAY Subsidiaries), as applicable, for purposes of eligibility, vesting and level of benefits (but not for benefit accrual purposes under any defined benefit pension plan or retiree medical program) to the same extent as such Covered Employee received, immediately before the Effective Time, credit for such service under any similar TWOLF Plan or XRAY Plan, as applicable, in which such Covered Employee participated immediately prior to the Effective Time. In no event shall anything contained in this Section 7.9 result in any duplication of benefits for the same period of service.

(e)    This Section 7.9 shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Section 7.9, express or implied, (i) shall be construed to limit the right of Holdco, XRAY, TWOLF, or any of their respective Subsidiaries to amend, modify or terminate any TWOLF Plan or XRAY Plan or other employee benefit plan, program, policy, practice, agreement or arrangement at any time assumed, established, sponsored, or maintained by any of them, (ii) shall be construed to require Holdco, XRAY, TWOLF, or any of their respective Subsidiaries to retain the employment of any particular Person for any fixed period of time following the Effective Time, (iii) shall be construed to establish, amend, or modify any benefit plan, program, policy, practice, agreement or arrangement or (iv) is intended to confer upon any Person (including employees, retirees, or dependents or beneficiaries of employees or retirees) any right as a third-party beneficiary of this Agreement or any remedy of any nature whatsoever hereunder.

Section 7.10    Indemnification, Exculpation and Insurance.

(a)    From and after the Effective Time, Holdco shall indemnify and hold harmless each individual who is as of the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of TWOLF or XRAY or any of their Subsidiaries or who is as of the date of this Agreement, or who thereafter commences prior to the Effective Time, serving at the request of TWOLF or XRAY, as applicable, or any of their respective Subsidiaries as a director or officer of another person (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby)), arising out of or pertaining to the fact that the Indemnified Party is or was an officer, director or employees of TWOLF or XRAY, as applicable, or any of their respective Subsidiaries or is or was serving at the request of TWOLF or XRAY, as applicable, or any of their respective Subsidiaries as a director, officer or employee of another person or in respect of any acts or omissions in their capacities as such occurring prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the same extent as such Indemnified

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Parties are indemnified as of the date of this Agreement by TWOLF pursuant to the TWOLF Certificate of Incorporation, the By-laws of TWOLF or the governing or organizational documents of any subsidiary of TWOLF, or by XRAY pursuant to the XRAY Certificate of Incorporation, the By-laws of XRAY or the governing organizational documents of any subsidiary of XRAY, as applicable, or and any indemnification agreements in existence as of the date of this Agreement. In the event of any such claim, action, suit or proceeding, (i) each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit or proceeding from Holdco to the same extent as such Indemnified Parties are entitled to advance of expenses as of the date of this Agreement by TWOLF pursuant to the TWOLF Certificate of Incorporation, the By-laws of TWOLF or the governing or organizational documents of any Subsidiary of TWOLF, or by XRAY pursuant to the XRAY Certificate of Incorporation, the By-laws of XRAY or the governing or organizational documents of any Subsidiary of XRAY, as applicable, and any indemnification agreements in existence as of the date of this Agreement; provided that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL, the TWOLF Certificate of Incorporation or the By-laws of TWOLF, or the XRAY Certificate of Incorporation or the By-laws of XRAY, as applicable, and any indemnification agreements in existence as of the date of this Agreement, to repay such advances if it is ultimately determined that such person is not entitled to indemnification and (ii) Holdco shall, and shall cause its subsidiaries to, cooperate in the defense of any such matter. In the event that Holdco, XRAY Surviving Corporation or TWOLF Surviving Corporation or any of their respective successors or assigns (x) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (y) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Holdco, XRAY Surviving Corporation and/or TWOLF Surviving Corporation, as applicable, shall cause proper provision to be made so that the successors and assigns of Holdco, XRAY Surviving Corporation and/or TWOLF Surviving Corporation, as applicable, assume the obligations set forth in this Section 7.10(a).

(b)    For a period of six years from and after the Effective Time, Holdco shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by TWOLF or XRAY or any of their Subsidiaries or provide substitute polices for of not less than the existing coverage and have other terms not less favorable to the insured persons with respect to claims arising from facts or events that occurred on or before the Effective Time, except that in no event shall Holdco be required to pay with respect to such insurance policies (or substitute insurance policies) (i) of TWOLF in respect of any one policy year more than 300% of the annual premium payable by TWOLF for such insurance for the prior twelve months (the “TWOLF Maximum Amount”), and if Holdco is unable to obtain the insurance required by this Section 7.10 it shall obtain as much comparable insurance as possible for the years within such six (6) year period for an annual premium equal to the TWOLF Maximum Amount, in respect of each policy year within such period; provided that in lieu of the foregoing, TWOLF may obtain at or prior to the Effective Time a six (6) year “tail” policy under TWOLF’s existing directors and officers insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, on an annual basis, does not exceed the TWOLF Maximum Amount, or (ii) of XRAY in respect of any one policy year more than 300% of the annual premium payable by XRAY for such insurance for the prior twelve months (the “XRAY Maximum Amount”), and if XRAY is unable to obtain the insurance required by this Section 7.10 it shall obtain as much comparable insurance as possible for the years within such six-year period for an annual premium equal to the XRAY Maximum Amount, in respect of each policy year within such period; provided that in lieu of the foregoing, XRAY may obtain at or prior to the Effective Time a six (6) year “tail” policy under XRAY’s existing directors and officers insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, on an annual basis, does not exceed the XRAY Maximum Amount.

(c)    The provisions of this Section 7.10 shall survive consummation of the Mergers, (ii) are intended to be for the benefit of, and will be enforceable by, each indemnified or insured party (including the Indemnified Parties), his or her heirs and his or her representatives, and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

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Section 7.11    Stockholder Litigation. Prior to the earlier of the Effective Time or the date of termination of this Agreement pursuant to Section 9.1 and subject to applicable Law: (a) TWOLF and XRAY shall promptly advise each other in writing of any stockholder litigation against TWOLF or XRAY or any of its or their respective directors or officers relating to this Agreement or the Mergers and shall keep each other fully informed regarding any such stockholder litigation; (b) TWOLF and XRAY shall give each other reasonable opportunity, at such participant’s sole cost and expense, to participate, subject to a customary joint defense agreement, in the defense of any action, claim, suit or proceeding against TWOLF or XRAY or its directors or officers relating to the Mergers or the other transactions contemplated hereby, and no such settlement will be agreed to or offered without the prior written consent of such participant, which consent shall not be unreasonably withheld, conditioned or delayed. Each of TWOLF and XRAY shall, and shall cause their respective Subsidiaries to, cooperate in the defense or negotiation or settlement of any litigation contemplated by this Section 7.11. The parties acknowledge that this Section 7.11 in no way limits the parties’ obligations under Section 7.3.

Section 7.12    Section 16 Matters. The parties hereto shall take all such steps as may reasonably be required to cause the transactions contemplated by this Agreement, and any other dispositions of equity securities (including derivative securities) of TWOLF or acquisitions of equity securities of XRAY by each officer and director of XRAY, Holdco or TWOLF who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to XRAY, Holdco or TWOLF, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 7.13    Filing of Form S-8; Listing of Additional Shares. Holdco agrees to file, as soon as reasonably practicable but in no event later than five (5) Business Days following the Effective Time, a registration statement on Form S-8 (or any successor form) (if available) with respect to the shares of Holdco Common Stock issuable with respect to Holdco Options and Holdco RSUs issuable pursuant to Section 3.2, and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Holdco Options and Holdco RSUs issuable pursuant to Section 3.2 remain outstanding. Holdco shall at times ensure that there will remain a sufficient number of unissued shares of Holdco Common Stock to meet its share issuance obligations in connection with the Holdco Options and Holdco RSUs. Holdco shall take all action reasonably necessary to cause the shares of Holdco Common Stock to be issuable upon the exercise of Holdco Options, to be approved for listing on NASDAQ at or prior to the Effective Time.

Section 7.14    Stock Exchange Listing. Each of XRAY and TWOLF shall take all action necessary to cause the Holdco Common Stock to be issued in connection with the Mergers to be listed on NASDAQ, subject to official notice of issuance, at or prior to the Closing Date.

Section 7.15    Tax Treatment. Each of XRAY, TWOLF and their respective Subsidiaries shall use reasonable best efforts to cause (a) each of the XRAY Merger and TWOLF Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code or, alternatively, as a transaction qualifying for nonrecognition of gain and loss under Section 351 of the Code and (b) the delivery of the opinions of counsel referred to in Section 8.2(d) and Section 8.3(d). The parties shall report each of the Mergers in a manner consistent with such qualification. None of XRAY, TWOLF or any of their respective Subsidiaries shall take any action, or allow any affiliate to take any action, that could reasonably be expected to preclude any of the foregoing.

Section 7.16    Transfer Taxes. XRAY and TWOLF shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar Taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

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Section 7.17    Mutual Financing Cooperation.

(a)    During the period from the date of this Agreement to the Effective Time, the parties hereto shall cooperate in good faith to mutually determine and use reasonable best efforts to implement any necessary, appropriate or desirable arrangements, in anticipation of the consummation of the Mergers, the Debt Financing and the other transactions contemplated by this Agreement, regarding each party’s and its Subsidiaries’ credit agreements, indentures or other documents governing or relating to Indebtedness of the parties and their Subsidiaries, including arrangements by way of amendments, consents, redemption, payoff, new financing or otherwise with respect to refinancing or retaining a party’s or its Subsidiaries’ credit agreements or senior notes and arrangements contemplated by that certain Debt Commitment Letter.

(b)    Notwithstanding anything to the contrary contained in Section 7.17(a), nothing in this Section 7.17 shall require any such cooperation to the extent that it would (i) require the parties hereto or any of their respective Subsidiaries or their respective Representatives, as applicable, to waive or amend any terms of this Agreement, (ii) unreasonably interfere with the ongoing business or operations of such party or any of its Subsidiaries, (iii) require a party or any of its Subsidiaries to take any action that will conflict with or violate the TWOLF Charter Documents or the XRAY Charter Documents, as the case may be, or any Laws or result in the contravention of, or that would reasonably be expected to result in a violation or breach of, or default under, any TWOLF Material Contract or XRAY Material Contract, as the case may be, or (iv) require a party or any of its Subsidiaries to enter into or approve any financing agreement for the Debt Financing prior to the Effective Time.

(c)    Each party hereby consents to the use of its and its Subsidiaries’ Trademarks in connection with the Debt Financing; provided that such Trademarks are used solely in a manner that is not intended to or reasonably likely to harm or disparage such party or any of its Subsidiaries or the reputation or goodwill of such party or any of its Subsidiaries.

(d)    If this Agreement is terminated pursuant to Section 9.1 (other than a termination pursuant to Section 9.1(i)), then each of XRAY and TWOLF shall bear and pay one-half of the costs and expenses (other than the fees and expenses of any attorneys and accountants, which shall be borne by the party incurring such expenses) incurred by the parties in connection with the Debt Financing.

ARTICLE VIII

CONDITIONS TO MERGERS

Section 8.1    Conditions to Each Party’s Obligation to Effect the Mergers. The respective obligations of each party to this Agreement to effect the Mergers shall be subject to the satisfaction (or waiver by the party entitled to the benefit thereof) at or prior to the Effective Time of the following conditions:

(a)    Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or threatened in writing by the SEC.

(b)    Stockholder Approvals. Each of the TWOLF Stockholder Approval and the XRAY Stockholder Approval shall have been obtained.

(c)    Regulatory Approvals. The waiting periods (including all extensions thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated, and any other approvals or consents required under the Antitrust Laws of the jurisdictions listed on Section 8.1(c) shall have been obtained.

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(d)    No Legal Restraints. No Law or order, writ, injunction, judgment, decree or ruling (whether temporary, preliminary or permanent) enacted, promulgated, issued or entered by any Governmental Body having competent jurisdiction over TWOLF or XRAY (each, a “Restraint”) shall be continuing and in effect enjoining, restraining, preventing or prohibiting the consummation of the Mergers or making consummation of the Mergers illegal; provided, that any Restraint with respect to any foreign Antitrust Law other than those set forth on Section 8.1(c) of the TWOLF Disclosure Schedule shall be disregarded for purposes of this Section 8.1(d).

(e)    NASDAQ Listing. The shares of Holdco Common Stock issuable in the Mergers shall have been authorized and approved for listing on NASDAQ upon official notice of issuance.

Section 8.2    Conditions to Obligations of XRAY to Effect the XRAY Merger. The respective obligations of XRAY to effect the XRAY Merger shall be subject to the satisfaction (or waiver by the party entitled to the benefit thereof) at or prior to the Effective Time of the following conditions:

(a)    Covenants and Agreements. TWOLF shall have performed or complied in all material respects with its obligations, covenants or agreements under the Agreement and XRAY shall have received a certificate validly executed and signed on behalf of TWOLF by its chief executive officer and chief financial officer certifying that this condition has been satisfied.

(b)    TWOLF Representations and Warranties. The representations and warranties of TWOLF set forth in: (i) Section 4.2 and Section 4.6(a)(ii) shall be true and correct in all respects as of the Agreement Date and as of immediately prior to the Effective Time as if made at and as of such time, other than with respect to Section 4.2, immaterial inaccuracies; (ii) Section 4.3(a) and Section 4.3(b) (1) that are qualified by “materiality” or “Material Adverse Effect” or similar language shall be true and correct in all respects as of the Agreement Date and as of immediately prior to the Effective Time as if made at and as of such time (unless any such representation or warranty addresses matters only as of a particular date or with respect to a specific period in which event such representation or warranty shall be so true and correct in all respects only as of such particular date or with respect to such specific period) and (2) that are not qualified by “materiality” or “Material Adverse Effect” or similar language shall be true and correct in all material respects as of the Agreement Date and as of immediately prior to the Effective Time as if made at and as of such time (unless any such representation or warranty addresses matters only as of a particular date or with respect to a specific period in which event such representation or warranty shall be so true and correct in all material respects only as of such particular date or with respect to such specific period); and (iii) the rest of Article IV (other than those provisions described in clauses (i) and (ii) above) shall be true and correct as of the Agreement Date and as of immediately prior to the Effective Time as if made at and as of such time (unless any such representation or warranty addresses matters only as of a particular date or with respect to a specific period in which event such representation or warranty shall be true and correct only as of such particular date or with respect to such specific period), except in the case of this clause (iii), where the failure to be so true and correct (without giving effect to any qualifications or limitations as to “materiality”, “Material Adverse Effect” or similar language, other than with respect to Section 4.6(a)) would not have a Material Adverse Effect on TWOLF. XRAY shall have received a certificate validly executed and signed on behalf of TWOLF by its chief executive officer and chief financial officer certifying that this condition has been satisfied.

(c)    No TWOLF Material Adverse Effect. Since the Agreement Date, there shall not have occurred and be continuing any Material Adverse Effect with respect to TWOLF.

(d)    Tax Opinion. XRAY shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to XRAY, dated the date of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for United States federal income tax purposes the XRAY Merger and the TWOLF Merger will each qualify as a “reorganization” within the meaning of Section 368(a) of the Code or, alternatively, as a transaction qualifying

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for nonrecognition of gain and loss under Section 351 of the Code. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may receive and rely upon representations contained in certificates of XRAY, Holdco and TWOLF and others, and the parties hereto agree to provide Skadden, Arps, Slate, Meagher & Flom LLP with such certificates as it may reasonably request in connection with rendering its opinion.

Section 8.3    Conditions to Obligations of TWOLF to Effect the TWOLF Merger. The obligations of TWOLF to effect the TWOLF Merger shall be subject to the satisfaction (or waiver by the party entitled to the benefit thereof) at or prior to the Effective Time of the following conditions:

(a)    Covenants and Agreements. XRAY shall have performed or complied in all material respects with their respective obligations, covenants or agreements under the Agreement and TWOLF shall have received a certificate validly executed and signed on behalf of XRAY by its chief executive officer and chief financial officer certifying that this condition has been satisfied.

(b)    XRAY Representations and Warranties. The representations and warranties of XRAY set forth in: (i) Section 5.2 and Section 5.6(a)(ii) shall be true and correct in all respects as of the Agreement Date and as of immediately prior to the Effective Time as if made at and as of such time, other than, with respect to Section 5.2, immaterial inaccuracies; (ii) Section 5.3(a) and Section 5.3(b) (1) that are qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of the Agreement Date and as of immediately prior to the Effective Time as if made at and as of such time (unless any such representation or warranty addresses matters only as of a particular date or with respect to a specific period in which event such representation or warranty shall be so true and correct in all respects only as of such particular date or with respect to such specific period) and (2) that are not qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all material respects as of the Agreement Date and as of immediately prior to the Effective Time as if made at and as of such time (unless any such representation or warranty addresses matters only as of a particular date or with respect to a specific period in which event such representation or warranty shall be so true and correct in all material respects only as of such particular date or with respect to such specific period); and (iii) the rest of Article V (other than those provisions described in clauses (i) and (ii) above) shall be true and correct as of the Agreement Date and as of immediately prior to the Effective Time as if made at and as of such time (unless any such representation or warranty addresses matters only as of a particular date or with respect to a specific period in which event such representation or warranty shall be true and correct only as of such particular date or with respect to such specific period), except in the case of this clause (ii), where the failure to be so true and correct (without giving effect to any qualifications or limitations as to “materiality”, “Material Adverse Effect” or similar language, other than with respect to Section 5.6(a)) would not have a Material Adverse Effect on XRAY. TWOLF shall have received a certificate validly executed and signed on behalf of the XRAY by its chief executive officer and chief financial officer certifying that this condition has been satisfied.

(c)    No XRAY Material Adverse Effect. Since the Agreement Date, there shall not have occurred and be continuing any Material Adverse Effect with respect to XRAY.

(d)    Tax Opinion. TWOLF shall have received an opinion of Cooley LLP, in form and substance reasonably satisfactory to TWOLF, dated the date of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for United States federal income tax purposes the XRAY Merger and the TWOLF Merger will each qualify as a “reorganization” within the meaning of Section 368(a) of the Code or, alternatively, as a transaction qualifying for nonrecognition of gain and loss under Section 351 of the Code. In rendering such opinion, Cooley LLP may receive and rely upon representations contained in certificates of XRAY, Holdco and TWOLF and others, and the parties hereto agree to provide Cooley LLP with such certificates as it may reasonably request in connection with rendering its opinion.

Section 8.4    FIRPTA Certificate. Prior to the respective Effective Time, each of TWOLF and XRAY shall deliver to Holdco a duly executed certificate (a “FIRPTA Certificate”), dated not more than thirty (30) days prior

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to the respective Effective Time, certifying that (A) TWOLF and XRAY, respectively, are not and in the preceding five (5) year period have never been a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code and the Treasury Regulations promulgated thereunder or (B) none of the Equity Interests in TWOLF or XRAY, respectively, constitutes a “United States real property interest” as defined in Section 897(c) of the Code and the Treasury Regulations promulgated thereunder, which certificate shall be in accordance with Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) and in a form reasonably satisfactory to Holdco; provided, however, that if TWOLF or XRAY fails to provide the FIRPTA Certificate, the transactions shall nonetheless close and Holdco shall withhold from the TWOLF Merger Consideration and/or the XRAY Merger Consideration and pay over to the appropriate taxing authorities the amount required to be withheld under Section 1445 of the Code as determined by Holdco.

ARTICLE IX

TERMINATION

Section 9.1    Termination. This Agreement may be terminated and the Transactions, including the Mergers, may be abandoned at any time prior to the Effective Time, (other than in the case of Section 9.1(a)) by written notice of TWOLF or XRAY to the other party, as applicable:

(a)    by mutual written consent of XRAY and TWOLF at any time prior to the receipt of the TWOLF Stockholder Approval and the XRAY Stockholder Approval;

(b)    by either XRAY or TWOLF, if the Mergers shall have not been consummated on or prior to 5:00 p.m., Pacific time, on September 30, 2020 (the “Outside Date”); provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 9.1(b) if the failure of the Mergers to occur prior to the Outside Date was proximately caused by, or resulted from, the action or failure of such party to act and such action or failure constituted a material breach of this Agreement.

(c)    by either XRAY or TWOLF, if any final, non-appealable Restraint shall be in effect having the effect of making illegal, permanently restraining, enjoining or prohibiting the consummation of the Mergers;

(d)    by either XRAY or TWOLF, if the TWOLF Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the TWOLF Stockholder Meeting (or any valid adjournment or postponement thereof);

(e)    by either XRAY or TWOLF, if the XRAY Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the XRAY Stockholder Meeting (or any valid adjournment or postponement thereof);

(f)    by XRAY, at any time prior to the receipt of the TWOLF Stockholder Approval, if a TWOLF Triggering Event shall have occurred;

(g)    by TWOLF, at any time prior to the receipt of the XRAY Stockholder Approval, if an XRAY Triggering Event shall have occurred;

(h)    by XRAY, if (i) there shall have been a material breach of any covenant, obligation or agreement on the part of TWOLF set forth in this Agreement; or (ii) any representation or warranty of TWOLF set forth in Article IV of this Agreement shall have been inaccurate when made or, if not made as of a specific date, shall have become inaccurate, that would, in the case of both clauses (i) and (ii), (A) result in conditions set forth in Section 8.2(a) or Section 8.2(b) not being satisfied, and (B) such breach is not curable by the Outside Date, or, if curable, is not cured within fifteen (15) Business Days of the date XRAY gives TWOLF notice of such breach or

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inaccuracy; provided, however, that XRAY shall not have the right to terminate this Agreement pursuant to this Section 9.1(h) if XRAY is then in material breach of any of its representations, warranties, covenants, obligations or agreements hereunder such that TWOLF has the right to terminate this Agreement pursuant to Section 9.1(i);

(i)    by TWOLF, if (i) there shall have been a material breach of any covenant, obligation or agreement on the part of XRAY set forth in this Agreement; or (ii) any representation or warranty of XRAY set forth in Article V of this Agreement shall have been inaccurate when made or, if not made as of a specific date, shall have become inaccurate, that would, in the case of both clauses (i) and (ii), (A) result in the conditions set forth in Section 8.3(a) or Section 8.3(b) not being satisfied, and (B) such breach is not curable by the Outside Date, or, if curable, is not cured within fifteen (15) Business Days of the date TWOLF gives XRAY notice of such breach or inaccuracy; provided, however, that TWOLF shall not have the right to terminate this Agreement pursuant to this Section 9.1(i) if TWOLF is then in material breach of any of its representations, warranties, covenants, obligations or agreements hereunder such that XRAY has the right to terminate this Agreement pursuant to Section 9.1(h);

(j)    by TWOLF, at any time prior to the receipt of the TWOLF Stockholder Approval, to enter into a definitive acquisition agreement authorized by the TWOLF Board providing for a TWOLF Superior Proposal if, concurrently with such termination, TWOLF enters into such definitive acquisition agreement; provided that TWOLF shall have complied in all material respects with Section 7.1 with respect to such TWOLF Superior Proposal, and prior to or concurrently with such termination TWOLF pays to XRAY the TWOLF Termination Fee; or

(k)    by XRAY, at any time prior to the receipt of the XRAY Stockholder Approval to enter into a definitive acquisition agreement authorized by the XRAY Board providing for an XRAY Superior Proposal and, concurrently with such termination, XRAY enters into such definitive acquisition agreement; provided that XRAY shall have complied in all material respects with Section 7.1 with respect to such XRAY Superior Proposal and prior to or concurrently with such termination XRAY pays to TWOLF the XRAY Termination Fee.

Section 9.2    Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made (other than pursuant to Section 9.1(a)), and this Agreement shall be of no further force or effect, and there shall be no damages or liability on the part of XRAY or TWOLF or their respective directors, officers, employees, stockholders, Representatives, agents or advisors, other than, with respect to XRAY and TWOLF, the obligations pursuant to the Confidentiality Agreement; provided, however, that (i) this Section 9.2, Section 9.3 and Article X (and the Confidentiality Agreement) shall survive the termination of this Agreement and shall remain in full force and effect and (ii) nothing herein shall relieve any party hereto from liability as a result of fraud, the willful and material breach by such party of its representations, warranties, covenants, obligations or other agreements set forth in this Agreement. For purposes of this Agreement, (x) “fraud” means actual fraud under the Laws of the State of Delaware and (y) “willful and material breach” means a material breach that is a consequence of an act undertaken by the breaching party with the knowledge that the taking of such act, or failure to act, would, or would be reasonably expected to, result in a material breach of this Agreement.

Section 9.3    Termination Fees.

(a)    Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(b)    If, but only if, this Agreement is terminated:

(i)    by TWOLF, pursuant to Section 9.1(j) (TWOLF Superior Proposal);

(ii)    by XRAY, prior to the receipt of the TWOLF Stockholder Approval pursuant to Section 9.1(f) (TWOLF Triggering Event); or

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(iii)    (x) (A) by TWOLF or XRAY pursuant to Section 9.1(b) (Outside Date) (provided, in the case of a termination by TWOLF, XRAY had the right to terminate this Agreement pursuant to Section 9.1(b)), (B) by TWOLF or XRAY, pursuant to Section 9.1(d) (Failure to Obtain TWOLF Stockholder Approval at TWOLF Stockholder Meeting), (C) by XRAY pursuant to Section 9.1(h) (Breach of TWOLF Covenants) or (D) by XRAY or TWOLF pursuant to Section 9.1(c) (Legal Restraint) (but only if at such time XRAY also had the right to terminate this Agreement pursuant to Section 9.1(h)); (y) a TWOLF Acquisition Transaction shall have been publicly disclosed and shall not have been publicly withdrawn: (1) in the case of clause (A) above, prior to the Outside Date, or (2) in the case of clause (B) above, at least five (5) Business Days prior to the date of the TWOLF Stockholder Meeting, or (3) in the case of clause (C) above, prior to a material breach by TWOLF that gives rise to XRAY’s termination right pursuant to Section 9.1(h); and (z) within twelve (12) months after such termination of this Agreement, (1) TWOLF shall have entered into a definitive agreement with respect to any TWOLF Acquisition Transaction that is subsequently consummated or (2) a transaction contemplated by any TWOLF Acquisition Transaction occurs involving TWOLF (it being understood that, for purposes of this clause (z) above, each reference to “fifteen percent (15%)” in the definition of “TWOLF Acquisition Transaction” shall be deemed a reference to “fifty percent (50%)”), then TWOLF shall pay to XRAY the TWOLF Termination Fee. The TWOLF Termination Fee payable pursuant to this Section 9.3(b) shall be paid by wire transfer of same-day funds no later than the third (3rd) Business Day following termination pursuant to Section 9.1(d) or Section 9.1(f) at any time after the occurrence of any TWOLF Triggering Event and concurrently with any termination pursuant to Section 9.1(j) or on the date TWOLF consummates a transaction requiring payment of the TWOLF Termination Fee pursuant to Section 9.3(b)(iii). Upon payment of the TWOLF Termination Fee, except for Enforcement Costs that may be payable pursuant to Section 9.3(f), TWOLF shall have no further liability to XRAY with respect to this Agreement or the Transactions; provided that nothing herein shall release TWOLF from liability for fraud or the willful and material breach of this Agreement.

(c)    If, but only if, this Agreement is terminated pursuant to Section 9.1(d) (Failure to Obtain TWOLF Stockholder Approval at TWOLF Stockholder Meeting), then TWOLF shall pay to XRAY, in cash, within three (3) Business Days of the date of such termination, XRAY’s reasonable, documented, out-of-pocket expenses paid to third parties in connection with the Transactions; provided, that such expenses shall not exceed $10,000,000 (the “TWOLF Expense Reimbursement Amount”). The payment of the TWOLF Expense Reimbursement Amount contemplated by this Section 9.3(c) shall be made by wire transfer of immediately available funds to an account designated by XRAY and shall be reduced by any amounts required to be deducted or withheld therefrom under applicable Law in respect of Taxes. Upon payment of such TWOLF Expense Reimbursement Amount, except for Enforcement Costs that may be payable pursuant to Section 9.3(f), TWOLF shall have no further liability to XRAY with respect to this Agreement or the transactions contemplated hereby other than a subsequent payment of the TWOLF Termination Fee if required to be made pursuant to Section 9.3(b) (it being understood that the amount of any such subsequent payment shall be reduced by the amount of any payments made by TWOLF pursuant to this Section 9.3(c)); provided that nothing herein shall release TWOLF from liability for fraud or the willful and material breach of this Agreement.

(d)    If, but only if, this Agreement is terminated:

(i)    by XRAY, pursuant to Section 9.1(k) (XRAY Superior Proposal);

(ii)    by TWOLF, prior to the receipt of the XRAY Stockholder Approval, pursuant to Section 9.1(g) (XRAY Triggering Event); or

(iii)    (x) (A) by XRAY or TWOLF pursuant to Section 9.1(b) (Outside Date) (provided, in the case of a termination by XRAY, TWOLF had the right to terminate this Agreement pursuant to Section 9.1(b)), (B) by XRAY or TWOLF pursuant to Section 9.1(e) (Failure to Obtain XRAY Stockholder Approval at XRAY Stockholder Meeting), (C) by TWOLF pursuant to Section 9.1(i)

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(Breach of XRAY Covenants) or (D) by XRAY or TWOLF pursuant to Section 9.1(c) (but only if at such time TWOLF had the right to terminate this Agreement pursuant to Section 9.1(i)); (y) an XRAY Acquisition Transaction shall have been publicly disclosed and shall not have been publicly withdrawn: (1) in the case of clause (A) above, prior to the Outside Date, or (2) in the case of clause (B) above, at least five (5) Business Days prior to the date of the XRAY Stockholder Meeting, or (3) in the case of clause (C) above, prior to a material breach by XRAY that gives rise to TWOLF’s termination right pursuant to Section 9.1(i); and (z) within twelve (12) months after such termination of this Agreement, (1) XRAY shall have entered into a definitive agreement with respect to any XRAY Acquisition Transaction that is subsequently consummated or (2) a transaction contemplated by any XRAY Acquisition Transaction occurs involving XRAY (it being understood that, for purposes of this clause (z) above, each reference to “fifteen percent (15%)” in the definition of “XRAY Acquisition Transaction” shall be deemed a reference to “fifty percent (50%)”), then XRAY shall pay to TWOLF the XRAY Termination Fee. The XRAY Termination Fee payable pursuant to this Section 9.3(d) shall be paid by wire transfer of same-day funds no later than the third (3rd) Business Day following termination pursuant to Section 9.1(e) or Section 9.1(g) at any time after the occurrence of any XRAY Triggering Event and concurrently with any termination pursuant to Section 9.1(k) or on the date XRAY consummates such transaction requiring payment of the XRAY Termination Fee pursuant to Section 9.3(d)(iii). Upon payment of the XRAY Termination Fee, except for any Enforcement Costs that may be payable pursuant to Section 9.3(f), XRAY shall have no further liability to TWOLF with respect to this Agreement or the Transactions; provided that nothing herein shall release TWOLF from liability for fraud or the willful and material breach of this Agreement.

(e)    If, but only if, this Agreement is terminated pursuant to Section 9.1(e) (Failure to Obtain XRAY Stockholder Approval at the XRAY Stockholder Meeting), then XRAY shall pay to TWOLF, in cash, within three (3) Business Days of the date of such termination, TWOLF’s reasonable, documented, out-of-pocket expenses paid to third parties in connection with the Transactions; provided, that such expenses shall not exceed $10,000,000 (the “XRAY Expense Reimbursement Amount”). The payment of the XRAY Expense Reimbursement Amount contemplated by this Section 9.3(e) shall be made by wire transfer of immediately available funds to an account designated by TWOLF and shall be reduced by any amounts required to be deducted or withheld therefrom under applicable Law in respect of Taxes. Upon payment of such XRAY Expense Reimbursement Amount, except for any Enforcement Costs that may be payable pursuant to Section 9.3(f), XRAY shall have no further liability to TWOLF with respect to this Agreement or the transactions contemplated hereby other than a subsequent payment of the XRAY Termination Fee if required to be made pursuant to Section 9.3(d) (it being understood that the amount of any such subsequent payment shall be reduced by the amount of any payments made by XRAY pursuant to this Section 9.3(e) in respect of the XRAY Expense Reimbursement Amount); provided that nothing herein shall release any party from liability for fraud or the willful and material breach by XRAY of this Agreement.

(f)    The parties acknowledge that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty, and that, without these agreements, the parties would not have entered into this Agreement. For the avoidance of doubt, all payments under this Section 9.3 (including the TWOLF Termination Fee and the XRAY Termination Fee) shall be payable only once and not in duplication, even though the payments under this Section 9.3 may be payable under one or more provisions hereof. If TWOLF or XRAY, as applicable, fails promptly to pay the applicable payment under this Section 9.3 when due and payable, and, in order to obtain such payment, TWOLF or XRAY, as the case may be, commences an action or other proceeding that results in an award against TWOLF or XRAY, as applicable, for such payment under this Section 9.3, TWOLF or XRAY, as applicable, shall pay the other party’s costs and expenses (including reasonable attorneys’ fees and expenses) (“Enforcement Costs”) in connection with such action or proceeding, together with interest on the amount of the payment due under this Section 9.3 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

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ARTICLE X

MISCELLANEOUS

Section 10.1    Amendment or Supplement. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects by written agreement signed by all of the parties hereto; provided, however, that after receipt of the TWOLF Stockholder Approval or the XRAY Stockholder Approval, there shall be made no amendment or supplement that by Law requires further approval by the stockholders of TWOLF or XRAY without the further approval of such stockholders. Notwithstanding anything to the contrary, none of the second sentence of Section 10.4, Section 10.5 or this Section 10.1 shall be amended, modified or waived in a manner that is adverse in any material respect to any Financing Source without the prior written consent of such adversely affected Financing Source.

Section 10.2    Extension of Time; Waiver. Any party may, subject to applicable Law: (a) waive any inaccuracies in the representations and warranties of any other party hereto; (b) extend the time for the performance of any of the obligations or acts of any other party hereto; or (c) to the extent permitted by applicable Law, waive compliance by the other party with any of the agreements contained in this Agreement or, except as otherwise provided in the Agreement, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the parties hereto in exercising any right hereunder shall operate as a waiver of rights, nor shall any single or partial exercise of such rights preclude any other or further exercise of such rights or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 10.3    No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement, the TWOLF Disclosure Schedule, the XRAY Disclosure Schedule or in any certificate or schedule or other document delivered pursuant to this Agreement shall survive the Mergers.

Section 10.4    Entire Agreement; No Third Party Beneficiary. This Agreement, including the exhibits and annexes hereto, the TWOLF Disclosure Schedule, the XRAY Disclosure Schedule, the documents and instruments relating to the Transactions referred to in this Agreement and the Confidentiality Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement. This Agreement is not intended, and shall not be deemed, to create any agreement of employment with any person, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto, except with respect to Section 10.1, Section 10.5 and this sentence, which are intended for the benefit of, and shall be enforceable by, the Financing Sources, to the extent related to the Debt Financing.

Section 10.5    Applicable Law; Jurisdiction.

(a)    This Agreement and all actions (whether at law, in contract, in tort or otherwise) arising out of or relating to this Agreement, the negotiation, validity or performance of this Agreement or the Mergers shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. All actions and proceedings (whether at law, in contract, in tort or otherwise) arising out of or relating to this Agreement, the negotiation, validity or performance of this Agreement or the Mergers shall be heard and determined in the Court of Chancery of the State of Delaware, and the parties irrevocably submit to the jurisdiction of such court (and, in the case of appeals, the appropriate appellate court therefrom), in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The parties agree that service of any court paper may be made in any manner as may be provided under the applicable Laws or court rules governing service of process in such court. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL

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RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER AT LAW, IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE DEBT FINANCING.

(b)    Notwithstanding Section 10.5(a), each of the parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or nature (whether at law, in contract, in tort or otherwise) against any Financing Source relating to this Agreement, the Debt Commitment Letter or the Debt Financing other than in the Supreme Court of the State of New York, County of New York, or if under applicable Law exclusive jurisdiction is vested in Federal courts, the United States District Court for the Southern District of New York (and the appellate courts thereof).

(c)    Notwithstanding anything herein to the contrary, the parties hereto agree that any claim, controversy or dispute of any kind or nature (whether based upon contract, tort or otherwise) involving a Financing Source that is in any way related to this Agreement, the Mergers or any of the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating in any way to the Debt Financing or the Debt Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 10.6    Specific Enforcement. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity, and the parties hereto hereby waive the requirement of any posting of a bond in connection with the remedies described herein.

Section 10.7    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void, except that TWOLF Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any one or more direct or indirect wholly owned Subsidiaries of Holdco without the consent of TWOLF; provided that no assignment shall relieve TWOLF Merger Sub of any of its obligations under this Agreement; provided, further, that any such pledge shall not be effective until the Effective Time. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

Section 10.8    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (a) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission when receipt is confirmed, or (d) if sent by email transmission after 6:00 p.m. recipient’s local time, the business day following the date of transmission:

If to XRAY:

Xperi Corporation

3025 Orchard Pkwy,

San Jose, CA 95134

Attn: Paul Davis

Email: Paul.Davis@xperi.com

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with a copy to (which copy shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite 1400

Palo Alto, CA 94301

Attn: Kenton J. King and Mike Ringler

Email: kenton.king@skadden.com and mike.ringler@skadden.com

Phone: (650) 470-4500

if to TWOLF:

TiVo Corporation

2160 Gold St,

San Jose, CA 95002

Attn: Pamela Sergeeff

Email: Pamela.Sergeeff@tivo.com

with a copy to (which copy shall not constitute notice):

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attn: Jon Gavenman, Steve Tonsfeldt and Ian Nussbaum

Email: jgavenman@cooley.com, stonsfeldt@cooley.com and

inussbaum@cooley.com

Phone: (650) 843-5000

Section 10.9    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Section 10.10    Construction.

(a)    For purposes of this Agreement, whenever the context requires: (i) the singular number shall include the plural, and vice versa; (ii) the masculine gender shall include the feminine and neuter genders; (iii) the feminine gender shall include the masculine and neuter genders; and (iv) the neuter gender shall include the masculine and feminine genders.

(b)    The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)    As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

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(d)    Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

(e)    The phrases “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided to the party to whom such information or material is to be provided by means of being provided for review without interruption on or prior to the Agreement Date in the virtual dataroom set up by TWOLF or XRAY, as applicable, in connection with the transactions contemplated by this Agreement.

(f)    The term “or” shall not be exclusive and shall be deemed to be “and/or.”

Section 10.11    Counterparts; Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

XPERI CORPORATION
By:	/s/ Jon Kirchner
Name: Jon Kirchner Title: CEO

[Signature Page to Agreement and Plan of Merger and Reorganization]

TIVO CORPORATION

By:	/s/ David Shull
Name: David Shull Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger and Reorganization]

XRAY-TWOLF HOLDCO CORPORATION

By:	/s/ Paul Davis
Name: Paul Davis Title: Director

By:
Name: Pamela Sergeeff Title: Director

XRAY MERGER SUB CORPORATION

By:	/s/ Paul Davis
Name: Paul Davis Title: Director

By:
Name: Pamela Sergeeff Title: Director

[Signature Page to Agreement and Plan of Merger and Reorganization]

XRAY-TWOLF HOLDCO CORPORATION

By:
Name: Paul Davis Title: Director

By:	/s/ Pamela Sergeeff
Name: Pamela Sergeeff Title: Director

XRAY MERGER SUB CORPORATION

By:
Name: Paul Davis Title: Director

By:	/s/ Pamela Sergeeff
Name: Pamela Sergeeff Title: Director

[Signature Page to Agreement and Plan of Merger and Reorganization]

TWOLF MERGER SUB CORPORATION

By:	/s/ Paul Davis
Name: Paul Davis Title: Director

By:
Name: Pamela Sergeeff Title: Director

[Signature Page to Agreement and Plan of Merger and Reorganization]

TWOLF MERGER SUB CORPORATION

By:
Name: Paul Davis Title: Director

By:	/s/ Pamela Sergeeff
Name: Pamela Sergeeff Title: Director

[Signature Page to Agreement and Plan of Merger and Reorganization]

ANNEX A

DEFINITIONS

1.    Certain Definitions. The following terms, as used herein, have the following meanings, which meanings shall be applicable equally to the singular and plural of the terms defined:

“Acceptable Confidentiality Agreement” means an agreement executed, delivered and effective after the Agreement Date, containing provisions that require any counterparty thereto (and any of its Affiliates and representatives) that receive non-public information of, or with respect to, TWOLF or XRAY, as applicable, to keep such information confidential; provided, however, that the provisions contained therein are no less favorable to TWOLF or XRAY, as applicable, than the provisions of the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions that prohibit the making of any Acquisition Proposal); provided, further, an “Acceptable Confidentiality Agreement” shall not include any provision (i) granting any exclusive right to negotiate with such counterparty, (ii) prohibiting TWOLF or XRAY, as applicable, from satisfying its obligations hereunder or (iii) requiring TWOLF or XRAY, as applicable, or its Subsidiaries to pay or reimburse the counterparty’s fees, costs or expenses.

“Acquisition Proposal” means, in the case of TWOLF, a TWOLF Acquisition Proposal and in the case of XRAY, an XRAY Acquisition Proposal.

“Acquisition Transaction” means, in the case of TWOLF, a TWOLF Acquisition Transaction and in the case of XRAY, an XRAY Acquisition Transaction.

“Affiliate” has the meaning set forth in Rule 12b-2 of the Exchange Act.

“Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, the HSR Act, and all other Laws, including merger control Laws, prohibiting, limiting or promulgated or intended to govern conduct having the purpose or effect of monopolization, restraint of trade or substantial lessening of competition.

“Business Day” means any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the States of California or Delaware, or is a day on which banking institutions located in the States of California or Delaware are authorized or required by Law or other governmental action to close.

“Contract” means any legally binding agreement, contract, subcontract, lease, sublease, license, understanding, instrument, note, bond, mortgage, indenture, option, warranty, insurance policy, benefit plan or other legally binding commitment.

“Controlled Group Liability” means any and all liabilities (a) under Title IV of ERISA, (b) under Section 302 or 4068(a) of ERISA, (c) under Section 430(k) or 4971 of the Code, (d) for violation of the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or the group health requirements of Section 701 et seq. of ERISA and Sections 9801 et seq. of the Code, and (e) any foreign Law similar to the foregoing clauses (a) through (d).

“Debt Commitment Letter” means the commitment letter, dated as of the date hereof, among XRAY, TWOLF, Bank of America, N.A., BofA Securities, Inc. and Royal Bank of Canada (together with all exhibits, annexes, schedules and attachments thereto).

“Debt Financing” means the financing contemplated by the Debt Commitment Letter (or any alternative or replacement Debt Financing).

“Debt Payoffs” means, the discharge and/or prepayment in full of indebtedness on or prior to the Closing Date (i) by TWOLF under the (x) the Credit and Guaranty Agreement, dated as of November 22, 2019, by and among

TWOLF, as borrower, the guarantors party thereto, the lenders party thereto from time to time, and HPS Investment Partners, LLC, as administrative agent, (y) the ABL Credit and Guaranty Agreement, dated as of November 22, 2019, by and among TWOLF, as borrower, the guarantors party thereto, the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and Wells Fargo Bank, National Association, as co-collateral agent, and (z) the Indenture, dated as of March 4, 2015, between Rovi Corporation and U.S. Bank National Association and (ii) by XRAY under the Credit Agreement, dated as of December 1, 2016, among XRAY, as borrower, the lenders party thereto from time to time and Royal Bank of Canada, as administrative agent and collateral agent, in each case as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Employee Benefit Plan” means each “employee benefit plan” (within the meaning of Section 3(3) of ERISA), whether or not subject to ERISA, and any other plan, program, policy, practice, agreement or other arrangement, whether written or unwritten, relating to pension, retirement, supplemental retirement, profit-sharing, bonus, incentive compensation, equity or equity-based compensation, deferred compensation, vacation, sick pay, stock purchase, stock option, phantom equity, restricted stock, severance, supplemental unemployment, welfare, hospitalization or other medical, life, or other insurance, long or short term disability, change of control, retention, fringe benefit or any other similar compensation or employee benefits.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Equity Interest” means any share, capital stock, partnership, limited liability TWOLF membership or similar interest in any Person, and any option, warrant, right or security (including debt securities) convertible or exchangeable or exercisable thereto or therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“Financing Sources” means the entities that have committed to provide or arrange or otherwise entered into agreements in connection with all or any part of the Debt Financing (or any alternative or replacement Debt Financing) in connection with the transactions contemplated hereby, including the parties to the Debt Commitment Letter and any joinder agreements or credit agreements relating thereto, and Affiliates of the foregoing; provided that “Financing Sources” shall not include XRAY or TWOLF or any of their respective Subsidiaries.

“Foreign Plan” means each plan, program, policy, practice, agreement or other arrangement that would otherwise meet the definition of a “TWOLF Plan” or a “XRAY Plan”, as the context requires, but which is subject to any Law other than U.S. federal, state or local Law.

“GAAP” means United States generally accepted accounting principles, applied on a consistent basis.

“Holdco Option” means each stock option to purchase shares of Holdco Common Stock.

“Holdco Restricted Share” means each share of Holdco Common Stock that is subject to forfeiture or a right of repurchase by Holdco.

“Holdco RSU” means each restricted stock unit corresponding to a share of Holdco Common Stock that is subject to restrictions based on performance or continuing service.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

“Indebtedness” means, with respect to any Person, all (a) indebtedness of such Person for borrowed money, (b) other indebtedness of such Person evidenced by credit agreements, notes, bonds, indentures, securities, mortgage, debt security, debentures or other debt instruments, (c) amounts owing as deferred purchase price for the purchase of any property or assets (excluding trade payables incurred in the ordinary course of business), (d) obligations under capital leases, and (e) all indebtedness or obligations of another Person referred to in clauses (a) and (d) above guaranteed by such Person; provided that letters of credit and performance bonds issued in the ordinary course of business shall not be Indebtedness.

“Intellectual Property Rights” means any and all statutory and/or common law intellectual property rights throughout the world, including any of the following: (i) all rights in United States and foreign patents and utility models and applications therefor (including provisional applications) and all reissues, divisions, renewals, extensions, provisionals, reexaminations, continuations and continuations in part thereof (collectively, “Patents”); (ii) all trade secret rights and similar rights in confidential information, know-how, and materials; (iii) all registered and unregistered copyrights and all other rights corresponding thereto in any works of authorship, including Software (collectively, “Copyrights”); (iv) all registered, applied-for and unregistered trademark rights and similar rights in trade names, logos, trade dress, trademarks and service marks (collectively, “Trademarks”); (v) all rights in databases and data collections (including knowledge databases, customer lists and customer databases); (vi) all rights to Uniform Resource Locators, Web site addresses and domain names; (vii) any similar, corresponding or equivalent rights to any of the foregoing; and (viii) any registrations and renewals of or applications to register any of the foregoing.

“Intervening Event” means, with respect to TWOLF, the TWOLF Intervening Event and with respect to XRAY, the XRAY Intervening Event.

“Key Employee” means, with respect to (i) TWOLF, each individual set forth in Section 1 of Annex A of the TWOLF Disclosure Schedule, and (ii) XRAY, each individual set forth in Section 1 of Annex A of the XRAY Disclosure Schedule.

“Knowledge” means, with respect to (i) TWOLF, the actual knowledge of those individuals set forth in Section 1 of Annex A of the TWOLF Disclosure Schedule, and (ii) XRAY, the actual knowledge of those individuals set forth in Section 1 of Annex A of the XRAY Disclosure Schedule.

“Law” means any federal, state, local, municipal, foreign or other law, treaty, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, order, rule, regulation, ruling, by-law, official standard, policy or guidance or similar requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body, excluding, for the avoidance of doubt, (i) the provisions of any Contract between TWOLF or any TWOLF Subsidiary and a Governmental Body entered into in the ordinary course with respect to TWOLF Products and (ii) the provisions of any Contract between XRAY or any XRAY Subsidiary and a Governmental Body entered into in the ordinary course with respect to XRAY Products, as applicable.

“Legal Proceeding” means any action, suit, litigation, complaint, charge, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, examination or, to the Knowledge of the Person in question, investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, license, encumbrance or limitation on transfer (other than such a limitation arising under federal, state or foreign securities Laws) in respect of such property or asset.

“Material Adverse Effect” means, with respect to any party, any effect, event, change, occurrence, condition or development (each an “Effect”) that, individually or when taken together with all other Effects, has had a material adverse change in, or material adverse effect on, (a) the ability of such party and its Subsidiaries to consummate the transactions contemplated by this Agreement, including any such Effect that prevents, materially delays or materially impedes such party’s or its Subsidiaries’ ability to consummate the transactions contemplated by this Agreement; or (b) the businesses, financial condition or results of operations of such party and its Subsidiaries, taken as a whole; provided, however, that for the purposes of this clause (b) any Effect, to the extent resulting from or arising in connection with (i) the industries, geographies or markets in which such party and its Subsidiaries operate; or (ii) general economic, political or financial or securities market conditions, shall be excluded from the determination of a Material Adverse Effect, except, in the case of clauses (i) and (ii), to the extent that such Effect (individually or in the aggregate) disproportionately affects such party and its Subsidiaries, taken as a whole, relative to other Persons engaged in the same industries, geographies, and markets in which such party and its Subsidiaries operate; and provided, further, that for the purposes of this clause (b) any Effect, to the extent resulting from or arising in connection with (A) the announcement of this Agreement and the transactions contemplated hereby (it being agreed that the foregoing shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution and delivery of this Agreement or the public announcement of this Agreement), including the loss or departure of officers or other employees of such party or any of its Subsidiaries, or any termination, reduction (or potential reduction) or any other negative development (or potential negative development) in such party’s or any Subsidiary’s relationships with any of its customers, suppliers, distributors or other business partners, (B) natural disasters, acts of war, terrorism or sabotage, military actions or the escalation thereof; except, in the case of this clause (B), to the extent that such events (individually or in the aggregate) disproportionately affect such party and its Subsidiaries, taken as a whole, relative to other Persons engaged in the same industries, geographies, or markets in which such party or its Subsidiaries operate, (C) changes in GAAP or changes in the interpretation of GAAP, changes in the accounting rules and regulations of the SEC, or changes in applicable Law; except, in the case of this clause (C), to the extent that such changes (individually or in the aggregate) disproportionately affect such party and its Subsidiaries, taken as a whole, relative to other Persons engaged in the same industries, geographies, or markets in which such party or its Subsidiaries operate, (D) the taking of any action by such party or any of its Subsidiaries to the extent the taking of such action is expressly required by this Agreement or such action or omission was taken at the written request of TWOLF (in the case of XRAY) or XRAY (in the case of TWOLF), (E) any proceeding brought or threatened by stockholders of TWOLF or stockholders of XRAY (whether on behalf of TWOLF, XRAY or otherwise) asserting allegations of breach of fiduciary duty relating to this Agreement or violations of securities Laws in connection with the Registration Statement or other disclosure documents, or otherwise arising out of or relating to this Agreement and the transactions contemplated hereby, (F) any decrease in the market price or trading volume of the XRAY Common Stock or TWOLF Common Stock (it being understood that the underlying causes of such decrease may be considered in determining whether a Material Adverse Effect has occurred unless otherwise expressly excluded under another clause of this definition), or (G) any failure by such party to meet any projections, forecasts or revenue or earnings predictions, or any predictions or expectations of such party or of any securities analysts (it being understood that the underlying causes of such failure may be considered in determining whether a Material Adverse Effect has occurred unless otherwise expressly excluded under another clause of this definition), shall also be excluded from the determination of a Material Adverse Effect.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

“New Entity Organizational Documents” means the organizational documents of Holdco, TWOLF Merger Sub and XRAY Merger Sub.

“Nominating and Corporate Governance Committee” means the Nominating and Corporate Governance Committee of the Board of Directors of Holdco; provided, that if, at the relevant time, such committee shall not exist or shall not have the responsibility and authority to recommend director candidates to the Board, the “Nominating and Corporate Governance Committee” shall mean such other committee of the Board of Directors of Holdco having such responsibility and authority, or if no such committee exists, for the purposes of this Agreement, a committee comprised of each “independent director” under the listing standards of NASDAQ and the applicable rules of the SEC.

“Object Code” means Software in binary, object or executable form that is intended to be directly executable by a computer without the intervening steps of compilation or assembly.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Open Source License” means a license that complies with the “Open Source Definition” of the Open Source Initiative (www.opensource.org), including, for example, the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), in each case that requires, as a condition of distribution of the Software licensed thereunder, that other Software incorporated into, derived from or distributed with, such Software (i) be disclosed or distributed in Source Code form, (ii) be licensed for purposes of preparing derivative works, or (iii) be redistributed at no charge.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended.

“Permitted Lien” means: (i) mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business consistent with past practice, which do not and would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; (ii) Liens for Taxes, assessments and other governmental charges and levies that are not due and payable or that are being contested in good faith by appropriate proceedings and for which a reasonable reserve has been established; (iii) Liens reflected in the TWOLF Balance Sheet or the XRAY Balance Sheet, as applicable, (iv) defects or irregularities in title, easements, rights-of-way, covenants, restrictions, and other, similar matters that would not, individually or in the aggregate, reasonably be expected to materially impair the value of or continued use and operation of the assets to which they relate or are being contested; (v) Liens imposed or promulgated by operation of applicable Law with respect to real property and improvements, including zoning regulations, permits, licenses, utility easements, rights of way and similar Liens imposed or promulgated by any Governmental Body; (vi) statutory liens for amounts not yet delinquent to secure obligations to landlords, lessors or renters under leases or rental agreements that have not been breached; (vii) non-exclusive licenses, immunities from suit, or covenants not to assert granted under or with respect to any Intellectual Property Rights; and (viii) pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Law.

“Person” means any individual, Entity or Governmental Body.

“Personal Data” means any information that identifies or is capable of identifying a natural person or as that term is otherwise defined under applicable Law.

“Privacy Law” means applicable Laws relating to the access, use or disclosure of Personal Data.

“Registered Intellectual Property” means all United States, international and foreign: (i) Patents, (ii) Trademarks, and (iii) Copyrights, in each case of (i) – (iii) above, that are the subject of a registration or an application for registration, filed with or issued by the United States Patent and Trademark Office or any similar Governmental Body.

“Representatives” means officers, directors, employees, agents, attorneys, accountants, advisors, investment bankers and representatives.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the regulations promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

“Significant Subsidiary” means any TWOLF Subsidiary or XRAY Subsidiary, as the context requires, that is a “significant subsidiary” of TWOLF or XRAY, as applicable, as defined in Regulation S-X.

“Software” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code form, and (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise.

“Source Code” means Software comprising computer programming code Software in human readable form, and excluding Object Code.

“Subsidiary” An entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns, beneficially or of record: (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least fifty percent (50%) of the outstanding equity or financial interests of such Entity.

“Superior Proposal” means, in the case of TWOLF, a TWOLF Superior Proposal and, in the case of XRAY, an XRAY Superior Proposal.

“Tax” means (a) any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, or abandoned property tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax, payroll tax or other tax of any kind whatsoever), tariff, duty (including any customs duty), and (b) any related charge or amount with respect to amounts in clause (a) above (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

“Technology” means all tangible items constituting, disclosing or embodying any or all of the following: technology, technical information, know how, works of authorship, trade secrets, inventions (whether or not patented or patentable), show how, techniques, design rules, algorithms, routines, models, methodologies, Software (whether Source Code or Object Code), files, compilations, including any and all data and collections of data, databases, prototypes, schematics, netlists, test methodologies, development tools and all related user documentation.

“TWOLF Acquisition Proposal” means any offer, inquiry, indication of interest or proposal (other than an offer or proposal by XRAY) contemplating, involving or otherwise relating to a TWOLF Acquisition Transaction.

“TWOLF Acquisition Transaction” means (i) any transaction or series of transactions (other than the Transactions) pursuant to which any Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) other than XRAY, Holdco and their respective Subsidiaries, acquires or would acquire, directly or indirectly, beneficial ownership (as defined in the Exchange Act and the rules promulgated thereunder) of more than fifteen percent (15%) of the outstanding shares of TWOLF Common Stock or other Equity Interests of TWOLF (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing fifteen percent (15%) or more of the outstanding shares of any class of voting securities of TWOLF or any TWOLF Subsidiary, including pursuant to a stock purchase, merger, consolidation, tender offer, share exchange or similar transaction involving TWOLF or any of the TWOLF Subsidiaries, (ii) any transaction or series of transactions pursuant to which any Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding Equity Interests of TWOLF Subsidiaries and any entity surviving any merger or combination including any of them) of TWOLF or the TWOLF Subsidiaries representing fifteen percent (15%) or more of the revenues, net income or assets (in each case, on a consolidated basis) of TWOLF and the TWOLF Subsidiaries, taken as a whole, (iii) any direct or indirect sale, lease, exchange, transfer, license or disposition of assets representing fifteen percent (15%) or more of the revenues, net income or assets (in each case, on a consolidated basis) of TWOLF and the TWOLF Subsidiaries, taken as a whole, or (iv) any other acquisition of a business or business combination transaction (including by stock purchase, merger, consolidation, tender offer, share exchange or similar transaction) that would reasonably be expected to prevent or materially delay the Transactions.

“TWOLF Employee” means any employee, officer, director or other individual service provider of TWOLF or any of the TWOLF Subsidiaries.

“TWOLF Employee Agreement” means any written employment, consulting, severance, termination, retention, transaction bonus, change in control, or other similar Contract between: (a) TWOLF or any TWOLF Subsidiaries, and (b) any TWOLF Employee, other than any such Contract that is terminable “at will” (or following a notice period imposed by applicable Law) without any obligation on the part of TWOLF or any of the TWOLF Subsidiaries to make any severance, termination, change in control or similar payment or to provide any benefit, other than severance payments required to be made by TWOLF or any TWOLF Subsidiaries under applicable foreign Law.

“TWOLF Employee Benefit Plan” means an Employee Benefit Plan maintained, adopted, sponsored, contributed or required to be contributed to by TWOLF or any TWOLF ERISA Affiliate for the benefit of any current or former employee, officer, director or individual service provider of TWOLF or any of the TWOLF Subsidiaries or any beneficiary or dependent thereof, or under which TWOLF, any of the TWOLF Subsidiaries or any TWOLF ERISA Affiliate would reasonably be expected to have any liability, contingent or otherwise, excluding, in each case, any Multiemployer Plan.

“TWOLF Equity Awards” means, collectively, TWOLF Options, TWOLF Restricted Shares and TWOLF RSUs.

“TWOLF ERISA Affiliate” means any Person under common control with TWOLF within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code, and the regulations issued thereunder.

“TWOLF ESPPs” means Rovi Corporation 2008 Employee Stock Purchase Plan, as amended April 27, 2016.

“TWOLF Intellectual Property” means all of the Intellectual Property Rights owned or purported to be owned by TWOLF or any TWOLF Subsidiary.

“TWOLF Intervening Event” means an event, fact, development or occurrence that materially affects the business, assets or operations of TWOLF (other than any event, fact, development or occurrence resulting from a material breach of this Agreement by TWOLF) that is unknown and not reasonably foreseeable to the TWOLF Board as of the Agreement Date and becomes known to the TWOLF Board after the Agreement Date and prior to the receipt of the TWOLF Stockholder Approval (provided, however, that in no event shall any event, fact, development or occurrence resulting from or relating to any of the following give rise to a TWOLF Intervening Event: (i) the receipt, existence or terms of a TWOLF Acquisition Proposal; (ii) the public announcement, execution, delivery or performance of this Agreement, the identity of XRAY, or the public announcement, pendency or consummation of the transactions contemplated hereby (or the public announcement of any discussions among the parties related thereto); or (iii) any change in the trading price or trading volume of the TWOLF Common Stock or XRAY Common Stock (although for purposes of clarity, any underlying facts, events, changes, developments or set of circumstances, with respect to this clause (iii) relating to or causing such change may be considered, along with the effects or consequences thereof)).

“TWOLF Option” means each option to purchase shares of TWOLF Common Stock, granted pursuant to any TWOLF Stock Plan.

“TWOLF Owned Real Property” means the real property owned in whole or in part by TWOLF or any TWOLF Subsidiary, together with all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of TWOLF or any TWOLF Subsidiary relating to the foregoing.

“TWOLF Plans” means any and all TWOLF Employee Benefit Plans and TWOLF Employee Agreements.

“TWOLF Products” means any and all products and services that are marketed, offered, sold, licensed, provided or distributed by TWOLF or any TWOLF Subsidiary.

“TWOLF Restricted Share” means each share of TWOLF Common Stock that is subject to forfeiture or a right of repurchase by TWOLF granted pursuant to any TWOLF Stock Plan.

“TWOLF RSU” means each restricted stock unit corresponding to a share of TWOLF Common Stock granted pursuant to any TWOLF Stock Plan.

“TWOLF Stock Plans” means collectively, the Rovi Corporation 2008 Equity Incentive Plan, as amended April 27, 2016, the Rovi Corporation 2000 Equity Incentive Plan, as amended, the TiVo Corporation Titan Equity Incentive Award Plan, and the TiVo Inc. Amended & Restated 1999 Equity Incentive Plan, as amended.

“TWOLF Superior Proposal” means a bona fide written TWOLF Acquisition Proposal for a TWOLF Acquisition Transaction (it being understood that, for purposes of this definition, each reference to “fifteen percent (15%)” in the definition of “TWOLF Acquisition Transaction” shall be deemed a reference to “fifty percent (50%)”) (i) that was not solicited in violation of Section 7.1(a)(i) and (ii) that the TWOLF Board determines in good faith (after consultation with its legal counsel and financial advisor) is more favorable to TWOLF’s stockholders from a financial point of view than the transactions contemplated by this Agreement, in each case, taking into account at the time of determination all relevant circumstances, including the various legal, financial and regulatory aspects of the proposal, all the terms and conditions of such proposal and this Agreement, any changes to the terms of this Agreement offered by XRAY in response to such TWOLF Acquisition Proposal, the identity of the Person making the TWOLF Acquisition Proposal, the anticipated timing, conditions and the ability of the Person making such TWOLF Acquisition Proposal to consummate the transactions contemplated by such TWOLF Acquisition Proposal, and that if such TWOLF Acquisition Proposal is to be financed, such financing is, at the time of the making of such TWOLF Acquisition Proposal.

“TWOLF Termination Fee” means an amount, in cash, equal to $50,800,000.

“TWOLF Triggering Event” means if: (i) a Change in Board Recommendation shall have occurred or been otherwise publicly disclosed by TWOLF or the TWOLF Board or its or their Representatives; (ii) TWOLF shall have failed to include in the Joint Proxy Statement/Prospectus the TWOLF Board Recommendation; (iii) TWOLF shall have entered into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any TWOLF Acquisition Proposal, other than an Acceptable Confidentiality Agreement expressly permitted in Section 7.1 of this Agreement, or any agreement or agreement in principle requiring TWOLF to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations under this Agreement; or (iv) TWOLF, any TWOLF Subsidiary or any of their Representatives shall have committed a material breach of any of their respective obligations under Section 7.1.

“XRAY Acquisition Proposal” means any offer, inquiry, indication of interest or proposal (other than an offer or proposal by TWOLF) contemplating, involving or otherwise relating to an XRAY Acquisition Transaction.

“XRAY Acquisition Transaction” means (i) any transaction or series of transactions pursuant to which any Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) acquires or would acquire, directly or indirectly, beneficial ownership (as defined in the Exchange Act and the rules promulgated thereunder) other than TWOLF, Holdco or their respective Subsidiaries of more than fifteen percent (15%) of the outstanding shares of XRAY Common Stock or other Equity Interests of XRAY (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing fifteen percent (15%) or more of the outstanding shares of any class of voting securities of XRAY or any XRAY Subsidiary, including pursuant to a stock purchase, merger, consolidation, tender offer, share exchange or similar transaction involving XRAY or any of the XRAY Subsidiaries, (ii) any transaction or series of transactions pursuant to which any Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding Equity Interests of XRAY Subsidiaries and any entity surviving any merger or combination including any of them) of XRAY or the XRAY Subsidiaries representing fifteen percent (15%) or more of the revenues, net income or assets (in each case, on a consolidated basis) of XRAY and the XRAY Subsidiaries, taken as a whole, (iii) any direct or indirect sale, lease, exchange, transfer, license or disposition of assets representing fifteen percent (15%) or more of the revenues, net income or assets (in each case, on a consolidated basis) of XRAY and the XRAY Subsidiaries, taken as a whole, or (iv) any other acquisition of a business or business combination transaction (including by stock purchase, merger, consolidation, tender offer, share exchange or similar transaction) that would reasonably be expected to prevent or materially delay the Transactions.

“XRAY Employee” means any employee, officer, director or other individual service provider of the XRAY or any XRAY Subsidiary.

“XRAY Employee Agreement” means any written employment, consulting, severance, termination, retention, transaction bonus, change in control, or other similar Contract between: (a) XRAY or any XRAY Subsidiaries and (b) any XRAY Employee, other than any such Contract that is terminable “at will” (or following a notice period imposed by applicable Law) without any obligation on the part of XRAY or any of the XRAY Subsidiaries to make any severance, termination, change in control or similar payment or to provide any benefit, other than severance payments required to be made by XRAY or any XRAY Subsidiaries under applicable foreign Law.

“XRAY Employee Benefit Plan” means an Employee Benefit Plan maintained, adopted, sponsored, contributed or required to be contributed to by XRAY or any XRAY ERISA Affiliate for the benefit of any current or former employee, officer, director or individual service provider of XRAY or any of the XRAY Subsidiaries or any beneficiary or dependent thereof or under which XRAY, any of the XRAY Subsidiaries or any XRAY ERISA Affiliate would reasonably be expected to have any liability, contingent or otherwise, excluding, in each case, any Multiemployer Plan.

“XRAY ESPP” means collectively, the Xperi Corporation Amended and Restated Employee Stock Purchase Plan, effective April 27, 2018, and the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan, effective January 30, 2019.

“XRAY Equity Awards” means, collectively, XRAY Options, XRAY Restricted Shares and XRAY RSUs.

“XRAY Exchange Ratio” means 1:1.

“XRAY Intellectual Property” means all of the Intellectual Property Rights owned or purported to be owned by XRAY or any XRAY Subsidiary.

“XRAY Intervening Event” means an event, fact, development or occurrence that materially affects the business, assets or operations of XRAY (other than any event, fact, development or occurrence resulting from a material breach of this Agreement by XRAY) that is unknown and not reasonably foreseeable to the XRAY Board as of the Agreement Date and becomes known to the XRAY Board after the Agreement Date and prior to the receipt of the XRAY Stockholder Approval (provided, however, that in no event shall any event, fact, development or occurrence resulting from or relating to any of the following give rise to an XRAY Intervening Event: (i) the receipt, existence or terms of an XRAY Acquisition Proposal; (ii) the public announcement, execution, delivery or performance of this Agreement, the identity of TWOLF, or the public announcement, pendency or consummation of the transactions contemplated hereby (or the public announcement of any discussions among the parties related thereto); or (iii) any change in the trading price or trading volume of the XRAY Common Stock or TWOLF Common Stock (although for purposes of clarity, any underlying facts, events, changes, developments or set of circumstances, with respect to this clause (iii) relating to or causing such change may be considered, along with the effects or consequences thereof)).

“XRAY Option” means each stock option to purchase shares of XRAY Common Stock granted under the XRAY Stock Plans.

“XRAY Owned Real Property” means the real property owned in whole or in part by XRAY or any XRAY Subsidiary, together with all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of XRAY or any XRAY Subsidiary relating to the foregoing.

“XRAY Products” means any and all products and services that are marketed, offered, sold, licensed, provided or distributed by XRAY or any XRAY Subsidiary.

“XRAY Plans” means any and all XRAY Employee Benefit Plans and XRAY Employee Agreements.

“XRAY Restricted Share” means each share of XRAY Common Stock that is subject to forfeiture or a right of repurchase by XRAY granted pursuant to any XRAY Stock Plan.

“XRAY RSU” means each restricted stock unit corresponding to a share of XRAY Common Stock that is subject to restrictions based on performance or continuing service and granted under the XRAY Stock Plans.

“XRAY Stock Plans” means collectively, the Xperi Corporation Seventh Amended and Restated 2003 Equity Incentive Plan, the DTS, Inc. 2014 New Employee Incentive Plan, as amended, the DTS, Inc. 2012 Equity Incentive Plan, as amended, and the SRS Labs, Inc. 2006 Stock Incentive Plan, as amended and restated effective August 9, 2012.

“XRAY Superior Proposal” means a bona fide written XRAY Acquisition Proposal for an XRAY Acquisition Transaction (it being understood that, for purposes of this definition, each reference to “fifteen percent (15%)” in the definition of “XRAY Acquisition Transaction” shall be deemed a reference to “fifty percent (50%)”) (i) that was not solicited in violation of Section 7.1(a)(i) and (ii) that the XRAY Board determines in good faith (after consultation with its legal counsel and financial advisor)is more favorable to XRAY’s stockholders from a financial point of view than the transactions contemplated by this Agreement, in each case, taking into account at the time of determination all relevant circumstances, including the various legal, financial and regulatory aspects of the proposal, all the terms and conditions of such proposal and this Agreement, any changes to the terms of this Agreement offered by XRAY in response to such XRAY Acquisition Proposal, the identity of the Person making the XRAY Acquisition Proposal, the anticipated timing, conditions and the ability of the Person making such XRAY Acquisition Proposal to consummate the transactions contemplated by such XRAY Acquisition Proposal, and that if such XRAY Acquisition Proposal is to be financed, such financing is, at the time of the making of such XRAY Acquisition Proposal.

“XRAY Termination Fee” means an amount, in cash, equal to $44,000,000.

“XRAY Triggering Event” means: (i) a Change in Board Recommendation shall have occurred or been otherwise publicly disclosed by XRAY or the XRAY Board or its or their Representatives; (ii) XRAY shall have failed to include in the Joint Proxy Statement/Prospectus the XRAY Board Recommendation; (iii) XRAY shall have entered into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any XRAY Acquisition Proposal, other than an Acceptable Confidentiality Agreement expressly permitted in Section 7.1(b) of this Agreement, or any agreement or agreement in principle requiring XRAY to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations under this Agreement; or (iv) the XRAY, any XRAY Subsidiary or any of their Representatives shall have committed a material breach of any of their respective obligations under Section 7.1.

2.    Cross Reference Table. The following terms defined elsewhere in this Agreement in the Sections set forth below will have the respective meanings therein defined.

Section
2019 Capex Budget	6.2(f)
Agreement	Preamble
Agreement Date	Preamble
Available TWOLF SEC Document	Article IV
Available XRAY SEC Document	Article V
Book-Entry Share	3.3(b)
Capitalization Date	4.2(a)
CERCLA	4.13(b)
Certificate	3.3(b)

Section
Change in Board Recommendation	7.4(b)
Closing	1.3
Closing Date	1.3
Code	Recitals
Collective Bargaining Agreement	4.16(a)
Confidentiality Agreement	7.7
Continuation Period	7.9(a)
Covered Employees	7.9(a)
DGCL	1.2(a)
Effective Time	1.4
Enforcement Costs	9.3(f)
Environmental Laws	4.13(b)
Excess Shares	3.3(e)(ii)
Exchange Agent	3.3(a)
Exchange Fund	3.3(a)
FIRPTA Certificate	8.4
fraud	9.2
Governmental Body	4.3(d)
Holdco	Preamble
Holdco By-laws	1.1(a)
Holdco Charter	1.1(a)
Holdco Employee Benefit Plan	7.9(c)
Indemnified Parties	7.10(c)
Interim Period	7.6(a)
Judgment	4.3(c)
Merger Consideration	3.1(b)(i)
Merger Subs	Preamble
Mergers	Recitals
NASDAQ	4.3(d)
NASDAQ Rules	4.10(b)
Notice Period	7.4(c)
Outside Date	9.1(b)
Permits	4.1(b)
Proxy Statement/Prospectus	7.4(a)
RCRA	4.13(b)
Registration Statement	7.4(a)
Restraint	8.1(d)
SEC	Article IV
Superior Proposal Notice	7.4(c)
Surviving Corporations	Recitals
TWOLF	Preamble
TWOLF 2019 CapEx Budget	6.2(f)
TWOLF Balance Sheet	4.5(c)
TWOLF Board	Recitals
TWOLF Board Recommendation	Recitals
TWOLF Book-Entry Share	3.3(b)
TWOLF Certificate	3.3(b)
TWOLF Certificate of Merger	1.4
TWOLF Charter Documents	4.1(c)
TWOLF Designees	2.1(c)
TWOLF Disclosure Schedule	IV
TWOLF Exchange Ratio	3.1(b)(i)
TWOLF Expense Reimbursement Amount	9.3(c)

Section
TWOLF Financial Advisor	4.9
TWOLF Financial Statements	4.5(b)
TWOLF Leased Real Property	4.19(b)
TWOLF Material Contract	4.18(a)
TWOLF Maximum Amount	7.11
TWOLF Merger	Recitals
TWOLF Merger Consideration	3.1(b)(i)
TWOLF Merger Sub	Preamble
TWOLF Merger Sub Common Stock	5.2(e)
TWOLF Preferred Stock	4.2(a)
TWOLF Real Property Leases	4.19(b)
TWOLF Registered Intellectual Property	4.15(a)
TWOLF SEC Reports	4.5(a)
TWOLF Significant Customer	4.20
TWOLF Stockholder Approval	4.3(e)
TWOLF Stockholder Meeting	Recitals
TWOLF Subsidiaries	4.1(a)
TWOLF Surviving Corporation	Recitals
willful and material breach	9.2
XRAY	Preamble
XRAY 2019 CapEx Budget	6.2(f)
XRAY Balance Sheet	5.5(c)
XRAY Board	Recitals
XRAY Board Recommendation	Recitals
XRAY Book-Entry Share	3.3(b)
XRAY Certificate	3.3(b)
XRAY Certificate of Merger	1.4
XRAY Charter Documents	5.1(c)
XRAY Designees	2.1(c)
XRAY Disclosure Schedule	V
XRAY Expense Reimbursement Amount	9.3(e)
XRAY Financial Advisor	5.9
XRAY Financial Statements	5.5(b)
XRAY Leased Real Property	5.19(b)
XRAY Material Contract	5.18(a)
XRAY Maximum Amount	7.11
XRAY Merger	Recitals
XRAY Merger Consideration	3.1(a)(i)
XRAY Merger Sub	Preamble
XRAY Merger Sub Common Stock	5.2(d)
XRAY Preferred Stock	5.2(a)
XRAY Real Property Leases	5.19(b)
XRAY Registered Intellectual Property	4.15(a)
XRAY SEC Reports	5.5(a)
XRAY Significant Customer	5.20
XRAY Stockholder Approval	5.3(e)
XRAY Stockholder Meeting	Recitals
XRAY Subsidiaries	5.1(a)
XRAY Surviving Corporation	Recitals

Annex A-2

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of January 31, 2020, is by and among Xperi Corporation, a Delaware corporation (“Xperi”), TiVo Corporation, a Delaware corporation (“TiVo”), XRAY-TWOLF HoldCo Corporation (“HoldCo”), XRAY Merger Sub Corporation., a Delaware corporation and wholly owned subsidiary of HoldCo (“XRAY Merger Sub”), and TWOLF Merger Sub Corporation, a Delaware corporation and wholly owned subsidiary of HoldCo (“TWOLF Merger Sub” and, together with XRAY Merger Sub, the “Merger Subs”).

WHEREAS, Xperi, TiVo, HoldCo and the Merger Subs entered into that certain Agreement and Plan of Merger, dated as of December 18, 2019 (the “Merger Agreement”);

WHEREAS, Xperi, TiVo, HoldCo and the Merger Subs now intend to amend certain provisions of the Merger Agreement as set forth herein; and

WHEREAS, the boards of directors (or a duly authorized committee thereof) of each of Xperi, TiVo, HoldCo, XRAY Merger Sub and TWOLF Merger Sub have approved the execution and delivery of this Amendment on behalf of the applicable party hereto.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Xperi, TiVo, HoldCo and the Merger Subs hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used herein that are not otherwise defined have the meanings set forth in the Merger Agreement.

SECTION 2. Amendments to Merger Agreement. The Merger Agreement is hereby amended as follows:

2.1  Section 3.2(a)(iv) of the Merger Agreement shall be amended and restated in its entirety to read as follows:

XRAY ESPPs. Following the Agreement Date, the XRAY Board (or, if applicable, any committee thereof administering each XRAY ESPP) shall adopt such resolutions or take such other necessary actions such that (i) with respect to any Offering Period(s) (as such term is defined in the applicable XRAY ESPP) under any XRAY ESPP, the Offering Period(s) under such XRAY ESPP shall terminate and an Exercise Date or Purchase Date (as such applicable term is defined in the applicable XRAY ESPP) shall occur under such XRAY ESPP upon the earlier to occur of (x) the day that is four (4) trading days prior to the Effective Time or (y) the date on which such Offering Period(s) would otherwise end; (ii) no individual participating in any XRAY ESPP shall be permitted to, except to the extent required by applicable Law, make separate non-payroll contributions to any XRAY ESPP on or following the Agreement Date; and (iii) subject to the consummation of the Merger, each XRAY ESPP shall terminate, effective immediately prior to the Effective Time.

2.1  Section 3.2(b)(iv) of the Merger Agreement shall be amended and restated in its entirety to read as follows:

TWOLF ESPPs. Following the Agreement Date, the TWOLF Board (or, if applicable, any committee thereof administering each TWOLF ESPP) shall adopt such resolutions or take such other necessary actions such that (i) with respect to any Offering Period(s) (as such term is defined in the applicable TWOLF ESPP) under a TWOLF ESPP, the Offering Period(s) under such TWOLF ESPP shall terminate and a Purchase Date (as such term is defined in the applicable TWOLF ESPP) shall occur under such TWOLF ESPP upon

A-2-1

the earlier to occur of (x) the day that is four (4) trading days prior to the Effective Time or (y) the date on which such Offering Period(s) would otherwise end; (ii) no individual participating in a TWOLF ESPP shall be permitted to, except to the extent required by applicable Law, make separate non-payroll contributions to a TWOLF ESPP on or following the Agreement Date; and (iii) subject to the consummation of the Merger, each TWOLF ESPP shall terminate, effective immediately prior to the Effective Time.

SECTION 3. Effect on Merger Agreement. Other than as specifically set forth herein, all other terms and provisions of the Merger Agreement shall remain unaffected by the terms of this Amendment, and shall continue in full force and effect.

SECTION 4. Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby and by the Merger Agreement is not affected in any manner materially adverse to any party or such party waives its rights under this Section 4 with respect thereto. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby and by the Merger Agreement are fulfilled to the extent possible.

SECTION 5. Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

SECTION 6. Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

SECTION 7. Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns as provided in the Merger Agreement. Neither this Amendment nor any of the rights, interests or obligations under this Amendment shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment in violation of the preceding sentence shall be void.

SECTION 8. Governing Law; Jurisdiction.

8.1 This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under any applicable principles of conflicts of laws thereof.

8.2 All actions and proceedings (whether at law, in contract, in tort or otherwise) arising out of or relating to this Amendment, the negotiation, validity or performance of this Amendment shall be heard and determined in the Court of Chancery of the State of Delaware, and the parties irrevocably submit to the jurisdiction of such court (and, in the case of appeals, the appropriate appellate court therefrom), in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

[Remainder of Page Intentionally Left Blank]

A-2-2

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

XPERI CORPORATION

By:	/s/ John Allen
Name:	John Allen
Title:	Sr. VP, Corporate Controller

TIVO CORPORATION

By:	/s/ Pamela Sergeeff
Name:	Pamela Sergeeff
Title:	EVP and General Counsel

XRAY-TWOLF HOLDCO CORPORATION

By:	/s/ Paul Davis
Name:	Paul Davis
Title:	Director

By:	/s/ Pamela Sergeeff
Name:	Pamela Sergeeff
Title:	Director

XRAY MERGER SUB CORPORATION

By:	/s/ Paul Davis
Name:	Paul Davis
Title:	Director

By:	/s/ Pamela Sergeeff
Name:	Pamela Sergeeff
Title:	Director

TWOLF MERGER SUB CORPORATION

By:	/s/ Paul Davis
Name:	Paul Davis
Title:	Director

By:	/s/ Pamela Sergeeff
Name:	Pamela Sergeeff
Title:	Director

A-2-3

Annex B

Centerview Partners LLC

31 West 52nd Street

New York, NY 10019

December 18, 2019

The Board of Directors

Xperi Corporation

3025 Orchard Parkway

San Jose, California 95134

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.001 per share (the “Shares”) (other than Excluded Shares, as defined below), of Xperi Corporation, a Delaware corporation (“Xperi”), of the Xperi Exchange Ratio (as defined below) provided for pursuant to the Agreement and Plan of Merger and Reorganization proposed to be entered into (the “Agreement”) by and among TiVo Corporation, a Delaware Corporation (“TiVo”), XRAY-TWOLF HoldCo Corporation, a Delaware corporation (“Holdco”), XRAY Merger Sub Corporation, a Delaware corporation and a direct wholly owned subsidiary of Holdco (“XRAY Merger Sub”), TWOLF Merger Sub Corporation, a Delaware corporation and a direct wholly owned subsidiary of Holdco (“TWOLF Merger Sub”) and Xperi. The Agreement provides that:

(i)	TWOLF Merger Sub be merged with and into TiVo (the “TiVo Merger”), with TiVo continuing as the surviving corporation, as a result of which TiVo will become a direct wholly owned subsidiary of Holdco;

(ii)

each issued and outstanding share of common stock, par value $0.001 per share, of TiVo (“TiVo Common Stock”) immediately prior to the effective time of the TiVo Merger (other than any shares of TiVo Common Stock held by TiVo as treasury shares), shall be converted automatically into the right to receive 0.455 fully paid and nonassessable shares of common stock, par value $0.01 per share (“Holdco Common Stock”), of Holdco, together with cash in lieu of fractional shares of Holdco Common Stock, without interest;

(iii)

XRAY Merger Sub be merged with and into Xperi (the “Xperi Merger,” and together with the TiVo Merger, the “Mergers”, and the Mergers, collectively with the other transactions contemplated by the Agreement, the “Transaction”), with Xperi continuing as the surviving corporation, as a result of which Xperi will become a direct wholly owned subsidiary of Holdco; and

(iv)

each issued and outstanding Share immediately prior to the effective time of the Xperi Merger (other than any Shares held by Xperi as treasury shares (“Excluded Shares”)), shall be converted automatically into the right to receive one (1.0) fully paid and nonassessable share of Holdco Common Stock (the “Xperi Exchange Ratio”).

The terms and conditions of the Transaction are more fully set forth in the Agreement.

We have acted as financial advisor to the Board of Directors of Xperi in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Transaction. In addition, Xperi has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

The Board of Directors

Xperi Corporation

December 18, 2019

We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, we have been engaged to provide certain financial advisory services to Xperi, including acting as financial advisor to Xperi with respect to certain strategic matters, but we have not received any compensation from Xperi for such services. In the past two years, we have not been engaged to provide financial advisory or other services to TiVo, and we have not received any compensation from TiVo during such period. We may provide investment banking and other services to or with respect to Xperi, TiVo, Holdco or their respective affiliates in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, Xperi, TiVo, or any of their respective affiliates, or any other party that may be involved in the Transaction.

In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated December 17, 2019 (the “Draft Agreement”); (ii) Annual Reports on Form 10-K of Xperi for the years ended December 31, 2018, December 31, 2017 and December 31, 2016 and Annual Reports on Form 10-K of TiVo for the years ended December 31, 2018, December 31, 2017 and December 31, 2016; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Xperi and TiVo; (iv) certain publicly available research analyst reports for Xperi and TiVo; (v) certain other communications from Xperi and TiVo to their respective stockholders; (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Xperi, including certain financial forecasts, analyses and projections relating to Xperi prepared by management of Xperi and furnished to us by Xperi for purposes of our analysis (the “Xperi Forecasts”) (collectively, the “Xperi Internal Data”); (vii) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of TiVo prepared by management of TiVo and furnished to us by Xperi for purposes of our analysis (the “TiVo Internal Data”); (viii) certain financial forecasts, analyses and projections relating to TiVo prepared by management of Xperi and furnished to us by Xperi for purposes of our analysis (the “TiVo Forecasts”); and (ix) certain tax and other cost savings and operating synergies projected by the management of Xperi to result from the Transaction furnished to us by Xperi for purposes of our analysis (the “Synergies”). We have participated in discussions with members of the senior management and representatives of Xperi regarding their assessment of the Xperi Internal Data (including, without limitation, the Xperi Forecasts), the TiVo Internal Data, the TiVo Forecasts and the Synergies, as appropriate, and the strategic rationale for the Transaction. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for Xperi and TiVo and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant.

We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Xperi Internal Data (including, without limitation, the Xperi Forecasts), the TiVo Forecasts and the Synergies have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Xperi as to the matters covered thereby and that the TiVo Internal Data have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of TiVo as to the matters covered thereby, and we have relied, at your direction, on the Xperi Internal Data (including, without limitation, the Xperi Forecasts), the TiVo Internal Data, the TiVo Forecasts and the Synergies for purposes of our analysis and this

The Board of Directors

Xperi Corporation

December 18, 2019

opinion. We express no view or opinion as to the Xperi Internal Data (including, without limitation, the Xperi Forecasts), the TiVo Internal Data, the TiVo Forecasts, the Synergies or the assumptions on which they are based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Xperi or TiVo, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of Xperi or TiVo. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change, including any divestiture requirements or amendments or modifications, will be imposed, the effect of which would be material to our analysis or this opinion. We have also assumed that the Transaction will have the tax consequences described in discussions with representatives of Xperi. We have not evaluated and do not express any opinion as to the solvency or fair value of Xperi or TiVo, or the ability of Xperi or TiVo to pay their respective obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

We express no view as to, and our opinion does not address, Xperi’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to Xperi or in which Xperi might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares) of the Xperi Exchange Ratio provided for pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of Xperi or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Xperi or any party, or class of such persons in connection with the Transaction, whether relative to the Xperi Exchange Ratio provided for pursuant to the Agreement or otherwise. Our opinion, as expressed herein, relates, in part, to the relative values of Xperi and TiVo. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. We express no view or opinion as to what the value of Holdco Shares actually will be when issued pursuant to the Transaction or the prices at which the Shares, shares of TiVo Common Stock or Holdco Shares will trade or otherwise be transferable at any time, including following the announcement or consummation of the Transaction. Our opinion does not constitute a recommendation to any stockholder of Xperi or any other person as to how such stockholder or other person should vote with respect to the Mergers or otherwise act with respect to the Transaction or any other matter.

The Board of Directors

Xperi Corporation

December 18, 2019

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of Xperi (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Xperi Exchange Ratio provided for pursuant to the Agreement is fair, from a financial point of view, to the holders of Shares other than Excluded Shares.

Very truly yours,

CENTERVIEW PARTNERS LLC

Annex C

LionTree Advisors LLC 660 Madison Avenue, 15th Floor New York, NY 10065

CONFIDENTIAL

December 18, 2019

The Board of Directors

TiVo Corporation

2160 Gold Street

San Jose, CA 95002

Dear Members of the Board:

We understand that TiVo Corporation, a Delaware corporation (“TWOLF” or the “Company”) proposes to enter into an Agreement and Plan of Merger and Reorganization, to be dated as of December 18, 2019 (the “Agreement”), by and among the Company, Xperi Corporation, a Delaware corporation (“XRAY”), XRAY-TWOLF HoldCo Corporation, a newly formed Delaware corporation (“Holdco”), XRAY Merger Sub Corporation, a Delaware corporation and a wholly-owned subsidiary of Holdco (“XRAY Merger Sub”), and TWOLF Merger Sub Corporation, a Delaware corporation and a wholly-owned subsidiary of Holdco (“TWOLF Merger Sub”), pursuant to which: (i) XRAY Merger Sub will merge with and into XRAY, with XRAY as the surviving entity such that XRAY becomes a wholly-owned subsidiary of Holdco; (ii) TWOLF Merger Sub will merge with and into the Company, with the Company as the surviving entity such that the Company becomes a wholly-owned subsidiary of Holdco; (iii) each issued and outstanding share of common stock, par value $0.001 of the Company (the “TWOLF Common Stock”) (other than any shares of TWOLF Common Stock held in treasury that are cancelled pursuant to the terms of the Agreement) will be converted into the right to receive 0.455 (the “TWOLF Exchange Ratio”) fully paid and non-assessable shares of common stock of Holdco (“Holdco Common Stock”) (the TWOLF Exchange Ratio, together with cash in lieu of fractional shares of Holdco Common Stock, the “TWOLF Merger Consideration”); and (iv) each issued and outstanding share of common stock, par value $0.001 of XRAY (the “XRAY Common Stock”) (other than any shares of XRAY Common Stock held in treasury that are cancelled pursuant to the terms of the Agreement) will be converted into the right to receive one fully paid and non-assessable share of Holdco Common Stock.

The transactions contemplated by the Agreement (collectively, the “Transaction”) and the terms and conditions thereof are more fully set forth in the Agreement. Capitalized terms used but not defined in this letter have the meanings ascribed thereto in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, of the TWOLF Exchange Ratio to the holders of TWOLF Common Stock (other than XRAY and its affiliates) (without giving effect to any impact of the Transaction on any particular stockholder of the Company other than in its capacity as a holder of TWOLF Common Stock).

In arriving at our opinion, we have, among other things:

(i)	reviewed a draft, dated December 18, 2019 of the Agreement;

(ii)	reviewed certain publicly available business and financial information relating to XRAY and the Company;

(iii)

reviewed certain historical financial information and other data relating to the Company that were provided to us by the management of the Company, approved for our use by the Company, and not publicly available;

The Board of Directors

TiVo Corporation

December 18, 2019

(iv)	reviewed certain historical financial information and other data relating to XRAY that were provided to us by the management of XRAY, approved for our use by the Company, and not publicly available;

(v)

reviewed certain internal financial forecasts, estimates, and other data relating to the business and financial prospects of the Company on a stand-alone basis, assuming completion of the Company’s planned separation, that were provided to us by the management of the Company, approved for our use by the Company, and not publicly available, including financial forecasts and estimates for the fiscal years ending December 31, 2019, through December 31, 2022, prepared by the management of the Company (“Company Forecasts”);

(vi)

reviewed certain internal financial forecasts, estimates, and other data relating to the business and financial prospects of XRAY on a stand-alone basis that were provided to us by the management of XRAY, as adjusted by the management of the Company and approved for our use as so adjusted by the Company, and not publicly available, including financial forecasts and estimates for the fiscal years ending December 31, 2019, through December 31, 2024, prepared by the management of XRAY, as adjusted by the management of the Company and approved for our use as so adjusted by the Company (“Company Adjusted XRAY Forecasts”);

(vii)

reviewed certain estimates of certain potential cost savings, revenue enhancements and other synergies and dis-synergies (collectively, the “Synergies”), in each case, for the fiscal years ending December 31, 2020, through December 31, 2024, prepared by the management of the Company, including based on discussions with XRAY management, and approved for our use by the Company;

(viii)

conducted discussions with members of the senior management of the Company and XRAY concerning the business, operations, historical financial results, and financial prospects of the Company, XRAY and the Transaction;

(ix)	reviewed current and historical market prices of the TWOLF Common Stock and the XRAY Common Stock;

(x)	reviewed certain publicly available financial and stock market data with respect to certain other companies;

(xi)	reviewed certain financial performance data of the Company and XRAY and compared that data with similar data for certain other companies;

(xii)	reviewed certain publicly available research analyst reports;

(xiii)

reviewed certain financial forecasts and estimates for the Company and XRAY on a pro forma basis giving effect to the Transaction prepared by the management of the Company (including input from discussions with XRAY management) by combining the Company Forecasts, the Company Adjusted XRAY Forecasts and the Synergies, in each case as approved for our use by the Company (the “Pro Forma Financial Information”); and

(xiv)	conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.

In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to, discussed with, or reviewed by us for the purpose of this opinion. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or XRAY, or any of their respective subsidiaries, nor have we been furnished with any such evaluation or appraisal. With respect to the

The Board of Directors

TiVo Corporation

December 18, 2019

financial forecasts and estimates and pro forma effects referred to above, including the Company Forecasts, the Company Adjusted XRAY Forecasts, the Synergies and the Pro Forma Financial Information, we have assumed, with your consent and based on advice of management of the Company, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance presented therein. We express no opinion with respect to such forecasts, estimates or pro forma effects, and with your consent, we have neither made any evaluation or appraisal of the Company’s ongoing litigation opportunities reflected in such forecasts, estimates or pro forma effects nor have we evaluated or assumed the probability or likelihood of any outcome in such litigation. We also have assumed, with your consent, that the Transaction will have the tax consequences contemplated by the Agreement. This opinion does not address any legal, regulatory, taxation, or accounting matters, as to which we understand that you have obtained such advice as you deemed necessary from qualified professionals, and we have assumed the accuracy and veracity of all assessments made by such advisors to the Company with respect to such matters. Our opinion is necessarily based on economic, monetary, market, and other conditions as in effect on, and the information available to us as of, the date hereof and our opinion speaks only as of the date hereof.

Our opinion does not address the Company’s underlying business decision to engage in the Transaction, the relative merits of the Transaction as compared to other business strategies or transactions that might be available to the Company, or whether the consideration to be received by the stockholders of the Company pursuant to the Agreement represents the best value obtainable. We also express no view as to, and our opinion does not address, the solvency of the Company or any other entity under any state, federal, or other laws relating to bankruptcy, insolvency, or similar matters. This opinion addresses only the fairness from a financial point of view, of the TWOLF Exchange Ratio to the holders of TWOLF Common Stock (other than XRAY and its affiliates), as of the date hereof. We have not been asked to, nor do we, offer any opinion as to the terms, other than the TWOLF Exchange Ratio to the extent expressly specified herein, of the Agreement or any related documents or the form of the Transaction (including any agreement or transaction between XRAY and the Company), including the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of the Company, XRAY, Holdco or any of their respective affiliates. We have not been asked to, nor do we, offer any opinion with respect to any ongoing obligations of the Company, XRAY, Holdco or any of their respective affiliates (including any obligations with respect to governance, appraisal rights, preemptive rights, registration rights, voting rights, or otherwise, contained in any agreement related to the Transaction or under applicable law), any allocation of the TWOLF Merger Consideration (or any portion thereof), or the fair market value of the Company, XRAY, TWOLF Merger Sub, XRAY Merger Sub, Holdco, the TWOLF Common Stock, or the XRAY Common Stock. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors, or employees of any parties to the Transaction, or any class of such persons, whether relative to the TWOLF Exchange Ratio or otherwise. This letter should not be construed as creating any fiduciary duty on the part of LionTree Advisors LLC (or any of its affiliates) to any party. We express no opinion as to what the value of the Holdco Common Stock will be when issued pursuant to the Transaction or the prices at which the Holdco Common Stock or TWOLF Common Stock will trade at any time. In rendering this opinion, we have assumed, with your consent, that except as would not be in any way meaningful to our analysis: (i) the final executed form of the Agreement will not differ from the draft that we have reviewed, (ii) the representations and warranties of the parties to the Agreement, and the related Transaction documents, are true and correct, (iii) the parties to the Agreement, and the related Transaction documents, will comply with and perform all covenants and agreements required to be complied with or performed by such parties under the Agreement and the related Transaction documents, and (iv) the Transaction will be consummated in accordance with the terms of the Agreement and related Transaction documents, without any waiver or amendment of any term or condition thereof. We have also assumed, with your consent, that all governmental, regulatory, or other third-party consents and approvals

The Board of Directors

TiVo Corporation

December 18, 2019

necessary for the consummation of the Transaction or otherwise contemplated by the Agreement will be obtained without any adverse effect on the Company, XRAY, TWOLF Merger Sub, XRAY Merger Sub, or Holdco, or on the expected benefits of the Transaction in any way meaningful to our analysis.

This opinion is provided for the benefit of the Board of Directors of the Company (in its capacity as such) in connection with, and for the sole purpose of, its evaluation of the Transaction, and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any other matter.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction. We will receive a fee for our services, a portion of which is payable in connection with this opinion and the principal portion of which is contingent upon the successful completion of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. In the past, we and our affiliates have provided investment banking services to the Company and its affiliates unrelated to the Transaction, but neither we nor our affiliates have received compensation from the Company or its affiliates during the past two years. We and our affiliates may also seek to provide such services to the Company, XRAY, Holdco and their respective affiliates in the future and expect to receive fees for the rendering of these services. In the ordinary course of business, certain of our employees and affiliates may hold or trade, for their own accounts and the accounts of their investors, securities of the Company, XRAY and Holdco and, accordingly, may at any time hold a long or short position in such securities. The issuance of this opinion was approved by an authorized committee of LionTree Advisors LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the TWOLF Exchange Ratio is fair, from a financial point of view, to the holders of the TWOLF Common Stock (other than XRAY and its affiliates).

Very truly yours,

/s/ LIONTREE ADVISORS LLC

LIONTREE ADVISORS LLC

Annex D

FORM OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

XRAY-TWOLF HOLDCO CORPORATION

XRAY-TWOLF HoldCo Corporation (the “Corporation”), organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The Corporation filed its original Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware on December 17, 2019.

2. This Amended and Restated Certificate of Incorporation (the “Restated Certificate”) has been duly adopted by this Corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware, and the Corporation’s stockholders have given their written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

3. The Certificate of Incorporation of the Corporation shall be amended and restated in its entirety to read in full as follows:

ARTICLE I

The name of this corporation is XRAY-TWOLF HoldCo Corporation (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801, and the name of its registered agent at that address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of all classes of stock that the Corporation is authorized to issue is Three Hundred and Sixty Five Million (365,000,000) shares of stock, consisting of (i) Three Hundred and Fifty Million (350,000,000) shares of Common Stock, par value $0.001 per share, and (ii) Fifteen Million (15,000,000) shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”).

The Preferred Stock may be issued from time to time, in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof. The Board of Directors of the Corporation (the “Board of Directors”) is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be altered, amended or repealed in any respect by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the Corporation, voting together as a single class.

ARTICLE VI

The Board of Directors shall have that number of directors as designated in the Bylaws of the Corporation as adopted or as amended time to time by the directors or stockholders of the Corporation.

Directors shall be elected at each annual meeting of stockholders or any special meeting in lieu thereof, and shall serve until their successors are duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director, and not by the stockholders. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

ARTICLE VII

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VIII

No action shall be taken by the stockholders except at an annual or special meeting of stockholders. The stockholders may not take action by written consent.

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons. The stockholders may not call a special meeting of stockholders.

ARTICLE IX

To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director.

The Corporation may indemnify and advance indemnification expenses to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation. The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such director, officer or employee against any liability which may be asserted against him or her and may enter contracts providing for the indemnification of any such person to the fullest extent permitted by law.

Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Restated Certificate or the Bylaws of the Corporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

The Corporation is to have perpetual existence.

ARTICLE XI

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors in the Bylaws of the Corporation.

ARTICLE XII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation; provided, however, that no amendment, alteration, change or repeal may be made to Article V, VI, VIII, IX or XIII without the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the Corporation, voting together as a single class.

ARTICLE XIII

13.1 Definitions. As used in this ARTICLE XIII, the following capitalized terms have the following meanings when used herein with initial capital letters:

“5-percent Transaction” means any Prohibited Transfer that is effectuated without a direct transfer of Securities.

“5-percent Stockholder” means a Person or group of Persons that is a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation § 1.382-2T(g), provided that solely for purposes of Section 13.2(b) such term shall mean a Person or group of Persons having a Percentage Stock Ownership of 4.91%.

“Agent” has the meaning set forth in Section 13.5.

“Board of Directors” or “Board” means the board of directors of the Corporation.

“Common Stock” means any interest in Common Stock, par value $0.001 per share, of the Corporation that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations and other guidance issued thereunder.

“Corporation Security” or “Corporation Securities” means (i) shares of Common Stock, (ii) shares of Preferred Stock (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-4(d) (but, for the avoidance of doubt, without regard for whether such options are treated as exercised under such Treasury Regulation) to purchase Securities of the Corporation, and (iv) any Stock.

“Effective Date” means [●], 2020.

“Excess Securities” has the meaning given such term in Section 13.4.

“Expiration Date” means the earlier of (i) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this ARTICLE XIII is no longer necessary for the preservation of Tax Benefits, (ii) the beginning of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward, (iii) the date that is three years following the Effective Date, or (iv) such date as the Board of Directors shall fix in accordance with Section 13.12 of this ARTICLE XIII.

“Open Market Transaction” means a disposition of Common Stock over a public stock exchange as that term is used in the Treasury Regulations promulgated under Section 382.

“Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) in the Corporation or, prior to the Effective Date of this ARTICLE XIII, in TiVo Corporation, for purposes of Section 382 of the Code.

“Person” means any individual, firm, corporation or other legal entity, and includes any successor (by merger or otherwise) of such entity; provided, however, that a Person shall not mean a Public Group.

“Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.

“Prohibited Transfer” means any Transfer or purported Transfer to the extent that such Transfer is prohibited and/or void under this ARTICLE XIII. For the avoidance of doubt, the term Prohibited Transfer includes a 5-percent Transaction (i.e., a Prohibited Transaction effectuated without a direct transfer of Securities).

“Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).

“Purported Transferee” has the meaning set forth in Section 13.4

“Securities” and “Security” each has the meaning set forth in Section 13.7.

“Stock” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

“Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the regulations thereunder.

“Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.

“Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a person, other than the Corporation, that alters the Percentage Stock Ownership of any Person or group. Except as set forth in the next sentence, a Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)). For the avoidance of doubt, a Transfer shall not include (i) the creation or grant of an option by the Corporation, (ii) the issuance of Stock by the Corporation, or (iii) a transaction that is excluded from the definition of “owner shift” by reason of Treasury Regulation § 1.382-2T(e)(1)(ii).

“Transferee” means any Person to whom Corporation Securities are Transferred.

“Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time. Any reference to any portions of any Treasury Regulation shall include any successor provisions.

13.2 Transfer and Ownership Restrictions. In order to preserve the Tax Benefits, from and after the Effective Date of this ARTICLE XIII, any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date, shall be prohibited and void ab initio if such Transfer is described in subsection (a) or subsection (b), below.

(a) An attempted Transfer is described in this subsection (a) if the transferor is a 5-percent Stockholder and either (i) the attempted Transfer is not an Open Market Transaction, or (ii) the attempted Transfer would reduce the transferor’s Percentage Stock Ownership below the transferor’s lowest Percentage Stock Ownership during the 3-year period preceding the attempted Transfer; or

(b) An attempted Transfer is described in this subsection (b) if the transferee is a 5-percent Stockholder, related to a 5-percent Stockholder, or acting in coordination with a 5-percent Stockholder, or as a result of the attempted Transfer the transferee would become a 5-percent Stockholder, and either (i) the attempted Transfer is not an Open Market Transaction, or (ii) to the extent that the attempted Transfer (or any series of attempted Transfers of which such attempted Transfer is a part) the Percentage Stock Ownership of the transferee or any other 5-percent Stockholder would be increased.

13.3 Exceptions. The restrictions set forth in Section 13.2 shall not apply to an attempted Transfer that is a Prohibited Transfer if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this Section 13.3, the Board of Directors, may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in the application of any Section 382 of the Code limitation on the use of the Tax Benefits; provided that the Board may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this ARTICLE XIII through duly authorized officers or agents of the Corporation. Nothing in this Section 13.3 shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

13.4 Excess Securities.

(a) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). The Excess Securities shall be deemed to remain owned by the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 13.5 or until an approval is obtained under Section 13.3. Unless and until the Excess Securities are acquired by the Purported Transferee in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Section 13.4 or Section 13.5 shall also be a Prohibited Transfer.

(b) The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this ARTICLE XIII, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of stock and other evidence that a Transfer will not be prohibited by this ARTICLE XIII as a condition to registering any transfer.

(c) If the attempted Transfer of the Excess Securities is described in Section 13.2(a) and not Section 13.2(b), the transferor shall promptly remit (i) to the Agent an amount sufficient to enable the Agent to acquire the Excess Securities in an Open Market Transaction for the account of the transferor and (ii) to the Corporation such amount as the Board determines represents any profit realized by the transferor in the transaction.

(d) If the attempted Transfer of the Excess Securities is described in Section 13.2(b) (whether or not it is also described in Section 13.2(a)), the provisions of Section 13.5 shall apply.

13.5 Transfer to Agent. If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent within thirty (30) days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 13.6 if the Agent rather than the Purported Transferee had resold the Excess Securities.

13.6 Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 13.6. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 13.6 inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.

13.7 Modification of Remedies for Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Delaware law (“Securities,” and individually, a “Security”) but which would cause a 5-percent Stockholder to violate a restriction on Transfers provided for in this ARTICLE XIII, the application of Section 13.5 and Section 13.6 shall be modified as described in this Section 13.7. In such case, no such 5-percent Stockholder shall be required to dispose of any interest that is not a Security, but such 5-percent Stockholder and/or any Person whose ownership of Securities is attributed to such 5-percent Stockholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 5-percent Stockholder, following such disposition, not to be in violation of this ARTICLE XIII. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Section 13.5 and Section 13.6, except that the maximum aggregate amount payable either to such 5-percent Stockholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Stock shall be paid out of any amounts due such 5-percent Stockholder or such other Person. The purpose of this Section 13.7 is to tailor the remedies for a Prohibited Transaction in Sections 13.2, 13.4 and 13.5 to situations in which there is a 5-percent Transaction, and this Section 13.7, along with the other provisions of this ARTICLE XIII, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

13.8 Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Corporation makes a written demand pursuant to Section 13.5 (whether or not made within the time specified in Section 13.5), then the Corporation shall promptly take all cost effective actions which it believes are appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 13.8 shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this ARTICLE XIII being void ab initio, (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (c) cause any failure of the Corporation to act within the time periods set forth in Section 13.5 to constitute a waiver or loss of any right of the Corporation under this ARTICLE XIII. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this ARTICLE XIII.

13.9 Liability. To the fullest extent permitted by law, any stockholder subject to the provisions of this ARTICLE XIII who knowingly violates the provisions of this ARTICLE XIII and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

13.10 Obligation to Provide Information. As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this ARTICLE XIII or the status of the Tax Benefits of the Corporation.

13.11 Legends. The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to the restrictions on transfer and ownership contained in this ARTICLE XIII bear the following legend:

“THE CERTIFICATE OF INCORPORATION (THE “CERTIFICATE OF INCORPORATION”), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF COMMON STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A FIVE PERCENT SHAREHOLDER UNDER THE CODE AND SUCH REGULATIONS. IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S CERTIFICATE OF INCORPORATION TO CAUSE THE FIVE PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CERTIFICATE OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under Section 13.3 of this ARTICLE XIII also bear a conspicuous legend referencing the applicable restrictions.

13.12 Authority of Board of Directors.

(a) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this ARTICLE XIII, including, without limitation, (i) the identification of 5-percent Stockholders, (ii) whether a Transfer is a 5-percent Transaction or a Prohibited Transfer, (iii) the Percentage Stock Ownership in the Corporation of any 5-percent Stockholder, (iv) whether an instrument constitutes a Corporation Security, (v) the amount (or fair market value) due to a Purported Transferee pursuant to Section 13.6, and (vi) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this ARTICLE XIII. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the provisions of this ARTICLE XIII for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this ARTICLE XIII.

(b) Nothing contained in this ARTICLE XIII shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the Board of Directors may, by adopting a written resolution, (i) accelerate or extend the Expiration Date, (ii) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this ARTICLE XIII, (iii) modify the definitions of any terms set forth in this ARTICLE XIII or (iv) modify the terms of this ARTICLE XIII as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration, extension or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.

(c) In the case of an ambiguity in the application of any of the provisions of this ARTICLE XIII, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this ARTICLE XIII requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this ARTICLE XIII. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this ARTICLE XIII. The Board of Directors may delegate all or any portion of its duties and powers under this ARTICLE XIII to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this ARTICLE XIII through duly authorized officers or agents of the Corporation. Nothing in this ARTICLE XIII shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

13.13 Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this ARTICLE XIII, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely on the existence and absence of filings of

Schedule 13D or 13G under the Securities Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

13.14 Benefits of this Article XIII. Nothing in this ARTICLE XIII shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this ARTICLE XIII. This ARTICLE XIII shall be for the sole and exclusive benefit of the Corporation and the Agent.

13.15 Severability. The purpose of this ARTICLE XIII is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this ARTICLE XIII or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this ARTICLE XIII.

13.16 Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this ARTICLE XIII, (1) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (2) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

ARTICLE XIV

Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the General Corporation Law of Delaware or the Corporation’s Certificate of Incorporation or Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. The provisions of this ARTICLE XIV do not apply to claims brought under the Securities Exchange Act of 1934, as amended. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE XIV. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this ARTICLE XIV with respect to any current or future actions or claims.

* * *

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by [●], its [●], as of [●], 2020.

XRAY-TWOLF HOLDCO CORPORATION

Name: [●]
Title: [●]

[Signature Page to Amended and Restated

Certificate of Incorporation of XRAY-TWOLF HOLDCO CORPORATION]

Annex E

FORM OF

AMENDED AND RESTATED

BYLAWS

OF

XRAY-TWOLF HOLDCO CORPORATION

(as amended and restated on [●], 2020)

E-ii

E-iii

ARTICLE I.

CORPORATE OFFICES

1.1	REGISTERED OFFICE

The registered office of XRAY-TWOLF HoldCo Corporation (the “corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is The Corporation Trust Company.

1.2	OTHER OFFICES

The board of directors of the corporation (the “board of directors”) may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

2.1	PLACE OF MEETINGS

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, or by means of remote communication, as designated by the board of directors. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the corporation.

2.2	ANNUAL MEETING

The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the board of directors upon public notice given prior to the date previously scheduled for such annual meeting of the stockholders. At the meeting, directors shall be elected and any other proper business may be transacted.

2.3	SPECIAL MEETING

A special meeting of the stockholders may be called at any time by the board of directors, or by a majority of the members of the board of directors, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authority, as provided in a resolution of the board of directors or in these bylaws, include the power to call such meetings, but such special meetings may not be called by any other person or persons. Any previously scheduled special meeting of the stockholders may be postponed by resolution of the board of directors upon public notice given prior to the date previously scheduled for such special meeting of the stockholders. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of the meeting.

2.4	NOTICE OF STOCKHOLDERS’ MEETINGS

All notices of meetings with stockholders shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting (unless a different time is specified by law) to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Notices of meetings to stockholders may be given by mailing the same, addressed to the stockholder entitled thereto, at such stockholder’s mailing address as it appears on the records of the corporation and such notice shall be deemed to be given when deposited in the U.S. mail, postage prepaid. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware.

2.5	ADVANCE NOTICE OF STOCKHOLDER NOMINEES

(a)    Proper Nominations; Who May Make Nominations. Only persons who are nominated in accordance with the procedures set forth in this Section 2.5 shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at an annual meeting of stockholders or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the board of directors or other person calling such special meeting in accordance with Section 2.3 hereof) (i) by or at the direction of the board of directors, including by any committee or persons appointed by the board of directors, or (ii) by any stockholder of the corporation who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the corporation) both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 2.5 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the board of directors at an annual meeting or a special meeting.

(b)    Requirement of Timely Notice of Nominations. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing and in proper form to the secretary of the corporation.

(i)    Timely Notice of Nominations for Annual Meeting. To be timely, a stockholder’s notice of nominations to be made at an annual meeting must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made. Any such notice that is delivered to, or mailed and received at, the principal executive offices of the corporation within any of the time periods set forth in the immediately preceding sentence shall be deemed an “Annual Meeting Timely Notice.” In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of Annual Meeting Timely Notice as described above.

(ii)    Timely Notice of Nominations for Special Meeting. To be timely, a stockholder’s notice of nominations to be made at a special meeting at which the election of directors is a matter specified in the notice of meeting must be delivered to, or mailed and received at, the principal executive offices of the corporation not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure (as defined in this Section 2.5) of the date of such special meeting was first made (such notice within such time periods, “Special Meeting Timely Notice”). In no event shall any adjournment of a special meeting or the announcement thereof commence a new time period for the giving of Special Meeting Timely Notice as described above.

(c)    Definition of Public Disclosure. For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”).

(d)    Requirements for Proper Form of Stockholder Notice of Nominations. To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the secretary shall set forth:

(i)    Stockholder Information. As to each Nominating Person (as defined below), (A) the name and address of such Nominating Person (including, if applicable, the name and address that appear on the corporation’s books and records); and (B) the class or series and number of shares of the corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by each Nominating Person as of the date of the stockholder’s notice, except that a Nominating Person shall in all events be deemed to beneficially own any shares of any class or series of the corporation as to which such Nominating Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(ii)    Information About Disclosable Interests. As to each Nominating Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Nominating Person, the purpose or effect of which is to give such Nominating Person economic risk similar to ownership of shares of any class or series of the corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Nominating Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Nominating Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Nominating Person has or shares a right to vote any shares of any class or series of the corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Nominating Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Nominating Person with respect to the shares of any class or series of the corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the corporation (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the corporation owned beneficially by such Nominating Person that are separated or separable from the underlying shares of the corporation, (E) any performance related fees (other than an asset based fee) that such Nominating Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the corporation, or any Synthetic Equity Interests or Short Interests, if any, and (F) any other information relating to such Nominating Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Nominating Person in support of the election of directors at the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Nominating Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner;

(iii)    Information About Nominees. As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5(d) if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”); and

(iv)    Intention on Proxy Delivery. A representation whether the Nominating Person intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination.

(e)    Definition of Nominating Person. For purposes of this Section 2.5, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made and (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these bylaws) of such stockholder or beneficial owner.

(f)    Other Information to be Furnished by Proposed Nominees. The corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation in accordance with the corporation’s Corporate Governance Guidelines or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

(g)    Updates and Supplements. A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or (if practicable or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

(h)    Defective Nominations. No person shall be eligible for election as a director of the corporation at an annual meeting or a special meeting unless nominated in accordance with this Section 2.5. The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the bylaws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(i)    Compliance with Exchange Act. In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

2.6	ADVANCE NOTICE OF STOCKHOLDER BUSINESS

(a)    Business Properly Brought Before a Meeting. At the annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (i) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the corporation) both at the time of giving the notice provided for in this Section 2.6 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.6 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the board of directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders seeking to nominate persons for election to the board of directors at an annual meeting or a special meeting must comply with Section 2.5, and this Section 2.6 shall not be applicable to nominations.

(b)    Requirement of Timely Notice of Stockholder Business. Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Annual Meeting Timely Notice (as defined in Section 2.5 above) thereof in writing and in proper form to the secretary of the corporation. In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of Annual Meeting Timely Notice.

(c)    Requirements for Proper Form of Stockholder Notice of Proposed Business. To be in proper form for purposes of this Section 2.6, a stockholder’s notice to the secretary shall set forth:

(i)    Stockholder Information. As to each Proposing Person (as defined below), the Stockholder Information (as defined in Section 2.5(d)(i), except that for the purposes of this Section 2.6 the term “Proposing Person” shall be substituted for the term “Nominating Person” in all places it appears in Section 2.5(d)(i));

(ii)    Information About Disclosable Interests. As to each Proposing Person, any Disclosable Interests (as defined in Section 2.5(d)(ii), except that for purposes of this Section 2.6 the term “Proposing Person” shall be substituted for the term “Nominating Person” in all places as it appears in Section 2.5(d)(ii) and the disclosures shall be made with respect to the proposal of business to be brought before the meeting rather than to the nomination of directors to be elected at the meeting); and

(iii)    Description of Proposed Business. As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the corporation (including their names) in connection with the proposal of such business by such stockholder, including any anticipated benefit therefrom to such Proposing Person or their affiliates or associates.

(d)    Definition of Proposing Person. For purposes of this Section 2.6, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made and (iii) any affiliate or associate of such stockholder or beneficial owner.

(e)    Updates and Supplements. A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.6 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or (if practicable or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(f)    Business Not Properly Brought Before a Meeting. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with this Section 2.6. The chair of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.6, and if he or she should so determine, he or she so shall so declare at the meeting that any business not properly brought before the meeting shall not be transacted.

(g)    Rule 14a-8; Exchange Act Compliance. This Section 2.6 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 2.6 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.6 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.7	MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware.

2.8	QUORUM

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.9	ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.10	CONDUCT OF BUSINESS

The chair of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

2.11	VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.14 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of the State of Delaware (relating to voting rights of fiduciaries, pledgers and joint owners of stock and to voting trusts and other voting agreements).

Unless otherwise required by law or provided in the certificate of incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock held by such stockholder.

2.12	WAIVER OF NOTICE

Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder waiving notice of a meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

2.13	NO STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action that may be taken at any annual or special meeting of such stockholders, must be taken at an annual or special meeting of stockholders of the corporation, with prior notice and with a vote, and may not be taken by a consent in writing.

2.14	RECORD DATE FOR STOCKHOLDER NOTICE; VOTING

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If the board of directors does not so fix a record date:

(i)    The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii)    The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

2.15	PROXIES

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by (i) a written proxy, signed by the stockholder and filed with the secretary of the corporation, or (ii) to the extent permitted by law, a stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that the electronic transmission either sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A copy, facsimile transmission, or other reliable reproduction of the proxy authorized by this Section 2.15 may be substituted for or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used, provided that such copy, facsimile transmission, or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

ARTICLE III.

DIRECTORS

3.1	POWERS

Subject to the provisions of the General Corporation Law of the State of Delaware and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2	NUMBER OF DIRECTORS

The board of directors shall consist of not less than six (6) and not more than nine (9) directors as fixed from time to time by resolution of a majority of the total number of directors that the corporation would have if there were no vacancies. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification, or removal.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3	ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Directors shall be elected at each annual meeting of the stockholders or special meeting in lieu thereof, and shall serve until their successors are duly elected and qualified. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed.

Each director to be elected by the stockholders shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote therefor at a meeting of the stockholders for the election of directors at which a quorum is present (an “Election Meeting”); provided, however, that if the board of directors determines that the number of nominees exceeds the number of directors to be elected at such meeting (a “Contested Election”), whether or not the election becomes an uncontested election after such determination, each of the directors to be elected at the Election Meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director.

For purposes of this Section 3.3, a “majority of the votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that director (with “abstentions” and “broker non-votes” not counted as votes cast as either “for” or “against” such director’s election). In an election other than a Contested Election, stockholders will be given the choice to cast votes “for” or “against” the election of directors or to “abstain” from such vote and shall not have the ability to cast any other vote with respect to such election of directors. In a Contested Election, stockholders will be given the choice to cast “for” or “withhold” votes for the election of directors and shall not have the ability to cast any other vote with respect to such election of directors. In the event an Election Meeting involves the election of directors by separate votes by class or classes or series, the determination as to whether an election constitutes a Contested Election shall be made on a class by class or series by series basis, as applicable. The board of directors has established procedures under which any director who is not elected shall offer to tender his or her resignation to the board of directors.

Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director, and not by the stockholders. In the event of a vacancy in the board of directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full board of directors until the vacancy is filled. Notwithstanding the foregoing, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal.

Elections of directors need not be by written ballot. There shall be no right with respect to shares of stock of the corporation to cumulate votes in the election of directors.

3.4	PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.5	REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

3.6	SPECIAL MEETINGS; NOTICE

Special meetings of the board for any purpose or purposes may be called at any time by the chair of the board, the president, the secretary or any two directors.

Notice of the time and place of special meetings shall be given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the corporation, facsimile, email, or by other means of electronic transmission. Notice is to be provided at least twenty-four (24) hours before the time of the holding of the meeting, unless the notice is mailed. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

3.7	QUORUM

At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At least twenty-four (24) hours’ notice of any adjourned meeting of the board of directors shall be given to each director whether or not present at the time of the adjournment, unless the notice is mailed, in which case it shall be deposited in the United States mail at least four days before the time of the holding of the meeting.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.8	WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of the State of Delaware or of the certificate of incorporation or these bylaws, a waiver thereof, in writing signed by, or by electronic transmission by, the person entitled to notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any waiver of notice unless so required by the certificate of incorporation or these bylaws.

3.9	ORGANIZATION

At each regular or special meeting of the board of directors, the chair of the board or, in his or her absence, the lead independent director or, in his or her absence, another director or officer selected by the board of directors shall preside. The secretary shall act as secretary at each meeting of the board of directors. If the secretary is absent from any meeting of the board of directors, an assistant secretary of the corporation shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the secretary and all assistant secretaries of the corporation, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

3.10	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission.

3.11	FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

3.12	REMOVAL AND RESIGNATION OF DIRECTORS

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

Any director may resign at any time by notice given in writing or by electronic transmission to the corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.

3.13	APPROVAL OF LOANS TO OFFICERS

The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or any subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Subject to the next sentence, nothing in this Section 3.13 shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute. Notwithstanding anything in this Section 3.13 to the contrary, the corporation shall not, directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any director or executive officer in violation of Section 402 of the Sarbanes-Oxley Act of 2002.

ARTICLE IV.

COMMITTEES

4.1	COMMITTEES OF DIRECTORS

The board of directors may, by resolution passed by a majority of the whole board or as specified in these bylaws, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in these bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of the State of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend these bylaws; and, unless the board resolution establishing the committee, these bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.

4.2	COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3	MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.4 (Place of Meetings; Meetings by Telephone), Section 3.5 (Regular Meetings), Section 3.6 (Special Meetings; Notice), Section 3.7 (Quorum), Section 3.8 (Waiver of Notice) and Section 3.10 (Board Action by Written Consent Without a Meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may make, alter and repeal rules and procedures for the conduct of the business of any committee not inconsistent with the provisions of these bylaws.

4.4	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Subject to this Article IV, the board of directors shall establish a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”) whose principal duties will be to assist the board of directors by identifying individuals qualified to become members of the board of directors consistent with criteria approved by the board of directors, to recommend to the board of directors for its approval the slate of nominees to be proposed by the board of directors to the stockholders for election to the board of directors, to develop and recommend to the board of directors the governance principles applicable to the corporation, as well as such other duties and responsibilities delegated to it by the board of directors and specified for it under applicable law and the rules and requirements of the Nasdaq Stock Market, LLC (the “Nasdaq”).

ARTICLE V.

OFFICERS

5.1	OFFICERS

The officers of the corporation shall be a chief executive officer, a president, one or more vice presidents, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chair of the board, a treasurer, one or more assistant vice presidents, assistant secretaries and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

5.2	APPOINTMENT OF OFFICERS

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

5.3	SUBORDINATE OFFICERS

The board of directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

5.4	REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5	VACANCIES IN OFFICES

Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

5.6	CHAIR OF THE BOARD

The chair of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. The chair of the board shall be determined by the vote of a majority of the directors who qualify as “independent directors” under the listing standards of the Nasdaq and the applicable rules of the Securities and Exchange Commission.

5.7	CHIEF EXECUTIVE OFFICER

The chief executive officer shall, subject to the provisions of these bylaws and the control of the board of directors, have general supervision, direction, and control over the business of the corporation and over its officers. The chief executive officer shall perform all duties incident to the office of the chief executive officer, and any other duties as may be from time to time assigned to the chief executive officer by the board of directors, in each case subject to the control of the board of directors.

5.8	PRESIDENT

The president shall report and be responsible to the chief executive officer. The president shall have such powers and perform such duties as from time to time may be assigned or delegated to the president by the board of directors or the chief executive officer or that are incident to the office of president.

5.9	VICE PRESIDENTS

Each vice president of the corporation shall have such powers and perform such duties as may be assigned to him or her from time to time by the board of directors, the chief executive officer, or the president, or that are incident to the office of vice president.

5.10	SECRETARY

The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. He or she shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

5.11	CHIEF FINANCIAL OFFICER

The chief financial officer shall be the principal financial officer of the corporation and shall have such powers and perform such duties as may be assigned by the board of directors, the chair of the board, or the chief executive officer.

5.12	TREASURER

The treasurer of the corporation shall have the custody of the corporation’s funds and securities, except as otherwise provided by the board of directors, and shall keep full and accurate accounts of receipts and disbursements in records belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the president and the directors, at the regular meetings of the board of directors, or whenever they may require it, an account of all his or her transactions as treasurer and of the financial condition of the corporation.

5.13	AUTHORITY AND DUTIES OF OFFICERS

In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.

ARTICLE VI.

INDEMNITY

6.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of the State of Delaware, indemnify and hold harmless each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, whether civil, criminal, administrative, or investigative, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a “director” or “officer” of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation. Notwithstanding this Section 6.1, the corporation shall be required to indemnify a director or officer in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by the person was authorized in the specific case by the board of directors.

6.2	INDEMNIFICATION OF OTHERS

The corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of the State of Delaware, to indemnify and hold harmless each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an “employee” or “agent” of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.3	PAYMENT OF EXPENSES IN ADVANCE

Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the board of directors shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

6.4	INDEMNITY NOT EXCLUSIVE

The indemnification provided by this Article VI shall not be deemed exclusive of any other rights which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that additional rights to indemnification are authorized in the certificate of incorporation. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advances, to the fullest extent not prohibited by the General Corporation Law of the State of Delaware.

6.5	INSURANCE

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of the State of Delaware.

6.6	CONFLICTS

No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(i)    that it would be inconsistent with a provision of the certificate of incorporation, these bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(ii)    that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

ARTICLE VII.

RECORDS AND REPORTS

7.1	MAINTENANCE AND INSPECTION OF RECORDS

Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 224 of the General Corporation Law of the State of Delaware. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list was provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law. Except as provided by applicable law, the stock ledger of the corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

7.2	INSPECTION BY DIRECTORS

Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

7.3	ANNUAL STATEMENT TO STOCKHOLDERS

The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

7.4	REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The chair of the board, the president, any vice president, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VIII.

GENERAL MATTERS

8.1	CHECKS

From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3	STOCK CERTIFICATES

The shares of a corporation shall be represented by certificates; provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by the chair or vice chair of the board of directors, or the president or vice president, and by the secretary or an assistant secretary, or the treasurer, if there be one, of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

8.4	SPECIAL DESIGNATION ON CERTIFICATES

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5	LOST CERTIFICATES

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6	CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of the State of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.7	DIVIDENDS

The directors of the corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of the State of Delaware. Dividends may be paid in cash, in property or in shares of the corporation’s capital stock.

The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

8.8	FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

8.9	SEAL

The seal of the corporation, if any, shall be such as from time to time may be approved by the board of directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the board of directors.

8.10	TRANSFER OF STOCK

Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.11	STOCK TRANSFER AGREEMENTS

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of the State of Delaware.

8.12	REGISTERED STOCKHOLDERS

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE IX.

AMENDMENTS

9.1	AMENDMENTS

The original or other bylaws of the corporation may be adopted, amended or repealed by the holders of not less than 66-2⁄3% of the shares then entitled to vote at an election of directors; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors; and provided further, that any proposal by a stockholder to amend these bylaws will be subject to the provisions of Article II of these bylaws except as otherwise required by law. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal bylaws.

* * *

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The HoldCo charter and HoldCo bylaws contain provisions that provide for the indemnification of officers and directors to the fullest extent as is permitted by the laws of the State of Delaware, as may be amended from time to time.

As permitted by Section 102(b)(7) of the DGCL, the HoldCo charter contains a provision eliminating the personal liability of its directors to HoldCo or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL, as may be amended from time to time.

The merger agreement requires HoldCo to indemnify and hold harmless every person who is as of December 18, 2019 (or becomes prior to the effective time) a director, officer or employee of Xperi or TiVo or their respective subsidiaries, and every person who was serving as a director, officer or employee of another person at the request of Xperi or TiVo or their respective subsidiaries (each of who we refer to as an “indemnified party”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the effective time (including the merger agreement and the transactions and actions contemplated thereby)), arising out of or pertaining to the fact that such indemnified party is or was an officer or director of Xperi or TiVo, as applicable, or any of their respective subsidiaries or is or was serving at the request of Xperi or TiVo, as applicable, or any of their respective subsidiaries, as a director or officer or employee of another person or in respect of any acts or omissions in their capacities as such directors or officers occurring prior to the effective time, whether asserted or claimed prior to, at or after the effective time, in each case to the same extent as such indemnified parties were indemnified as of the date of the merger agreement pursuant to Xperi’s charter, Xperi’s bylaws or the governing or organizational documents of any subsidiary of Xperi or by TiVo pursuant to TiVo’s charter, TiVo’s bylaws or the governing organizational documents of any subsidiary of TiVo as applicable, or any indemnification agreements in existence as of the date of the merger agreement. HoldCo is required to cooperate (and cause its subsidiaries to cooperate) in the defense of any matters described in the prior sentence.

The merger agreement also requires HoldCo to maintain for six years following the effective time either:

•	the policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by each of Xperi and TiVo and their subsidiaries as of December 18, 2019; or

•

provide substitute policies for not less than the existing coverage and having other terms not less favorable to the insured persons, except that in no event will the annual cost to HoldCo for maintaining those policies exceed 300% of the annual premium paid by Xperi or TiVo, as applicable, which we refer to as the maximum amounts.

Each of Xperi and TiVo may obtain a six-year “tail” policy under that party’s existing directors and officers insurance policy in lieu of the foregoing, in each case for a cost that will not exceed the applicable maximum amount.

Item 21. Exhibits

The following Exhibits are filed as part of, or are incorporated by reference in, this Registration Statement:

Exhibit Number	Title
2.1	Agreement and Plan of Merger and Reorganization, dated December 18, 2019, by and among Xperi Corporation, TiVo Corporation, the Registrant, XRAY Merger Sub Corporation and TWOLF Merger Sub Corporation (included as Annex A-1 to the joint proxy statement/prospectus forming a part of this Registration Statement).**

2.2	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated as of January 31, 2020, by and among Xperi Corporation, TiVo Corporation, the Registrant, XRAY Merger Sub Corporation and TWOLF Merger Sub Corporation (included as Annex A-2 to the joint proxy statement/prospectus forming a part of this Registration Statement).

3.1	Certificate of Incorporation of the Registrant.+

3.2	Form of Amended and Restated Certificate of Incorporation of the Registrant to be adopted upon completion of the mergers (included as Annex D to the joint proxy statement/prospectus forming a part of this Registration Statement).

3.3	Bylaws of the Registrant.+

3.4	Form of Amended and Restated Bylaws of the Registrant to be adopted upon completion of the mergers (included as Annex E to the joint proxy statement/prospectus forming a part of this Registration Statement).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the validity of shares of common stock to be issued by HoldCo.+

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain U.S. federal income tax matters.+

8.2	Opinion of Cooley LLP as to certain U.S. federal income tax matters.+

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).+

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).+

23.3	Consent of Cooley LLP (included in Exhibit 8.2).+

23.4	Consent of PricewaterhouseCoopers LLP relating to Xperi’s financial statements.

23.5	Consent of Ernst & Young LLP relating to TiVo’s financial statements.+

24.1	Powers of Attorney (included on signature page).+

99.1	Opinion of Centerview Partners LLC (included as Annex B to this joint proxy statement/prospectus forming a part of this Registration Statement).

99.2	Consent of Centerview Partners LLC.

99.3	Opinion of LionTree Advisors LLC (included as Annex C to this joint proxy statement/prospectus forming a part of this Registration Statement).

99.4	Consent of LionTree Advisors LLC.

99.5	Form of Proxy Card for Xperi Corporation.

99.6	Form of Proxy Card for TiVo Corporation.+

**

Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments to the Agreement and Plan of Merger have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule and similar attachments to the Securities and Exchange Commission upon request.

+	Previously filed.

**

Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments to the Agreement and Plan of Merger and Reorganization have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, which we refer to as the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)

that, for purposes of determining liability under the Securities Act, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness (provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use).

(6)

that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)

that every prospectus (i) that is filed pursuant to paragraph (6) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that for the purpose of determining liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9)

to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(10)

to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(11)

that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment no. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on April 20, 2020.

XRAY-TWOLF HoldCo Corporation

By:	/s/ Paul Davis
	Name:	Paul Davis
	Title:	Senior Vice President and General Counsel

By:	/s/ Pamela Sergeeff
	Name:	Pamela Sergeeff
	Title:	Treasurer and Secretary

Pursuant to the requirements of the Securities Act, this amendment no. 3 to the registration statement has been signed by the following persons in the capacities indicated on April 20, 2020:

Principal Executive Officer:	Jon Kirchner*
Principal Financial and Accounting Officer:	Robert Andersen*
Authorized Executive Officer:	David Shull*

By:	/s/ Paul Davis
Name: Paul Davis

By:	/s/ Pamela Sergeeff
Name: Pamela Sergeeff

As joint attorneys-in-fact for Mr. Kirchner, Mr. Andersen, Mr. Shull, the Directors, and on their own behalf as Directors.

DIRECTORS: Jon Kirchner* Robert Andersen* David Shull* Wesley Gutierrez* Paul Davis Pamela Sergeeff

* By power of attorney